   As filed with the Securities and Exchange Commission on July 1,  1996.
                                               Registration No. 33-
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                        ----------------

                            FORM S-4
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                        ----------------

                      SC ACQUISITION CORP.
       (Exact name of registrant as specified in charter)


         Delaware                                    6712                          Applied For
(State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)              Classification Code Number)           Identification No.)

             One Pacific Plaza, 7777 Center Avenue
              Huntington Beach, California  92647
                         (714) 895-2929
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ----------------

                        Robert P. Keller
             President and Chief Executive Officer
   SC Acquisition Corp.One Pacific Plaza, 7777 Center Avenue
              Huntington Beach, California  92647
                         (714) 895-2929
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ----------------

                  Copies of communications to:

     Michael K. Krebs, Esquire                   David M. Schachter, Esquire
   Nutter, McClennen & Fish, LLP                   Fried, Bird & Crumpacker
     One International Place                     10100 Santa Monica Boulevard
 Boston, Massachusetts  02110-2699              Los Angeles, California  90067
        (617) 439-2000                                    (310) 551-7400

                        ----------------

    Approximate date of commencement of proposed sale to public: Upon the effective date of the mergers described in this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        ----------------

                CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed             Proposed
                                                                           maximum             maximum               Amount of
Title of each class of securities to be              Amount being    offering price per    aggregate offering       registration
          registered                                  registered          share (2)             price (2)              fee (2)
Common Stock ($.01 par value)............           8,251,410 Shares        $3.96          $32,675,583                $11,268
Common Stock ($.01 par value)............           1,696,732 Shares(1)     $9.75          $16,531,417(3)             $   502
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

(1) The estimated maximum number of shares of Common Stock issuable pursuant to the Reorganization Agreement described herein assuming the maximum Exchange ratio. See "THE CSB ACQUISITION".

(2) The total registration fee is $11,770. The registration fee has been computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the aggregate book value of the shares of Common Stock of SDN Bancorp, Inc. and Commerce Security Bank on March 31, 1996. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

(3) Includes $15,078,000 of cash consideration being paid by the Registrant. See "THE CSB ACQUISITION."

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                       SC ACQUISITION CORP.

                      Cross Reference Sheet

            Pursuant to Rule 501(b) of Regulation S-K

                                                  Information Statement/Prospectus
     Item and Caption of Form S-4                 Caption of Location
     ----------------------------                 --------------------------------
1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus.............................      Facing Page of Registration Statement;
                                                  Cross Reference Sheet; Outside Front
                                                  Cover Page of Information
                                                  Statement/Prospectus.

2.   Inside Front and Outside Back
     Cover Pages of Prospectus..............      Inside Front Cover Page; Available
                                                  Information; Table of Contents.

3.   Risk Factors, Ratio of Earnings to
     Fixed Charges and Other
     Information............................      Summary of Information
                                                  Statement/Prospectus; Solicitation of
                                                  Written Consents of the Shareholders of
                                                  CSB; Information Regarding the Business
                                                  of SDN; Information Concerning the
                                                  Business and Properties of CSB; The CSB
                                                  Acquisition; Description of Holdco; Pro
                                                  Forma Financial Information; Selected
                                                  Consolidated Financial Data of CSB;
                                                  Selected Consolidated Financial Data of
                                                  SDN; Supervision and Regulation of
                                                  Holdco and SDN.

4.   Terms of the Transaction...............      Summary of Information
                                                  Statement/Prospectus; The CSB
                                                  Acquisition;  Solicitation of Written
                                                  Consents of the Shareholders of CSB;
                                                  Description of Holdco Capital Stock.

5.   Pro Forma Financial Information......        Summary of Information
                                                  Statement/Prospectus; Pro Forma Financial
                                                  Information.

6.   Material Contacts with the Company
     Being Acquired......................         The CSB Acquisition.

7.   Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to Be Underwriters............        Not Applicable.

8.   Interests of Named Experts and
     Counsel................................      Experts; Legal Matters.


9.   Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities........................      Not Applicable.

10.  Information with Respect to
     S-3 Registrants.......................       Not Applicable.

11.  Incorporation of Certain
     Information by Reference..............       Not Applicable.

12.  Information with Respect to
     S-2 or S-3 Registrants...............        Not Applicable.

13.  Incorporation of Certain
     Information by Reference...........          Not Applicable.

14.  Information with Respect to
     Registrants Other Than S-3 or
     S-2 Registrants........................      Summary of Information
                                                  Statement/Prospectus; 1995
                                                  Recapitalization and Certain Other Recent
                                                  Developments; Information Regarding the
                                                  Business of SDN; Selected Consolidated
                                                  Financial Data of SDN; SDN's
                                                  Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations; Market for SDN Common
                                                  Stock and Holdco Common Stock and
                                                  Dividend Policy; Pro Forma Financial
                                                  Information; Financial Statements.



15.  Information with Respect to
     S-3 Companies.......................         Not Applicable.

16.  Information with Respect to
     S-2 or S-3 Companies................         Not Applicable.

17.  Information with Respect to
     Companies Other Than S-3 or
     S-2 Companies.......................         Summary of Information
                                                  Statement/Prospectus; Information
                                                  Concerning the Business and Properties of
                                                  CSB; Selected Consolidated Financial Data
                                                  of CSB; Management's Discussion and
                                                  Analysis of Financial Condition and Results
                                                  of Operations of CSB; Market Price of and
                                                  Dividends on CSB Common Stock;
                                                  Financial Statements.

18.  Information if Proxies, Consents
     or Authorizations are to be
     Solicited..............................      Summary of Information
                                                  Statement/Prospectus; Solicitation
                                                  of Written Consents of the
                                                  Shareholders of CSB; Security
                                                  Ownership of Certain Beneficial
                                                  Owners; Security Ownership of
                                                  Certain Beneficial Owners and
                                                  Management of SDN; Executive
                                                  Compensation of Management of
                                                  Holdco and SDN; Directors and
                                                  Executive Officers of Holdco and
                                                  SDN; The CSB Acquisition;
                                                  Comparison of the Rights of holders
                                                  of Holdco Common Stock and
                                                  Holders of CSB Common Stock;
                                                  CSB Director Compensation;
                                                  Executive Compensation of
                                                  Management of CSB.

19.  Information if Proxies, Consents
     or Authorizations are not to be
     Solicited or in an Exchange Offer.....       Not Applicable.

20.  Indemnification of Directors and Officers    Part II

21.  Exhibits and Financial Statement
     Schedules................................    Part II

22.  Undertakings.............................    Part II


[Commerce             INFORMATION STATEMENT               [Holdco
Security Bank      FOR SOLICITATION OF WRITTEN              Logo,
Logo]                CONSENTS TO APPROVE THE              if any]
                         SALE OF COMMERCE
                          SECURITY BANK

                       -------------------

                          PROSPECTUS OF

                      SC ACQUISITION CORP.

                       -------------------

     This Information Statement/Prospectus is being furnished to all of the shareholders of Commerce Security Bank ("CSB") in connection with the solicitation by the Board of Directors of CSB of the written consents of the shareholders of CSB to the Agreement and Plan of Reorganization (the "Reorganization Agreement") entered into as of April 23, 1996, by and between CSB and SDN Bancorp, Inc., a Delaware corporation ("SDN"). SDN is the bank holding company of both San Dieguito National Bank ("San Dieguito"), a national banking association whose principal place of business is located in Encinitas, California, and Liberty National Bank ("Liberty"), a national banking association whose principal place of business is located in Huntington Beach, California. Pursuant to the terms of the Reorganization Agreement, a new bank holding company currently known as SC Acquisition Corp. ("Holdco") will acquire CSB (the "CSB Acquisition") for a combination of approximately $15.1 million in cash and Holdco common stock, par value $.01 ("Holdco Common Stock"), with a pro forma book value at December 31, 1995 of $6.2 million subject to certain possible reductions as described below (collectively, the "CSB Acquisition Price").

     The Reorganization Agreement provides that Holdco will, at the option of each of the CSB shareholders (subject to certain limitations described in this Information Statement/Prospectus and in the Reorganization Agreement), either deliver cash or issue common stock, par value $.01 per share, of Holdco ("Holdco Common Stock"), or a combination thereof, to each of the CSB shareholders (with the exception of shareholders of CSB who properly exercise their dissenters' rights) in exchange for all of the outstanding shares of common stock, no par value, of CSB ("CSB Common Stock"). (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price" herein and the text of the Reorganization Agreement.) Accordingly, this Information Statement/Prospectus also constitutes an offer to each of the CSB shareholders to acquire Holdco Common Stock. A copy of the Reorganization Agreement, which sets forth all of the terms and conditions of the CSB Acquisition, is attached to this Information Statement/Prospectus as Annex 1 and is incorporated herein by this reference and made a part hereof.

     The transaction will be effected by means of two contemporaneous reverse triangular mergers (collectively, the "Transaction"). As discussed in more detail herein, SDN has organized Holdco under Delaware law as a subsidiary of SDN. Holdco will form two wholly-owned interim subsidiaries, one a California corporation ("CSB Merger Sub") and the other a Delaware corporation ("SDN Merger Sub"). The Reorganization Agreement provides that first SDN Merger Sub will merge with and into SDN (the "SDN Merger") and immediately thereafter CSB Merger Sub will merge with and into CSB as part of the CSB Acquisition. As a result of the Transaction, CSB and SDN will become wholly-owned subsidiaries of Holdco, all of the then former SDN shareholders will become shareholders of Holdco and some or all of the then former CSB shareholders will become shareholders of Holdco. (See "THE CSB ACQUISITION
- -- Terms of the Reorganization Agreement -- Structure of the Transaction" herein.)

     Sixty percent (60%) of the outstanding shares of CSB Common Stock will be exchanged for cash equal to approximately 150% of CSB's book value per share at December 31, 1995, and forty percent (40%) of the outstanding shares of CSB Common Stock will be exchanged for a number of shares of Holdco Common Stock having an aggregate pro forma book value, as of December 31, 1995, equal to CSB's book value as of that date (subject to certain possible reductions as described below.) Each CSB shareholder (excluding those who have properly exercised statutory dissenters' rights) will have the right to elect whether to receive cash, Holdco Common Stock, or a combination of cash and Holdco Common Stock, in exchange for his or her CSB Common Stock, subject to possible proration to ensure that, in the aggregate, sixty percent (60%) of the outstanding CSB Common Stock is exchanged for cash and forty percent (40%) of the outstanding CSB Common Stock is exchanged for Holdco Common Stock.

     The CSB Acquisition Price payable by Holdco for all of the outstanding shares of CSB Common Stock is subject to two possible adjustments. The first, which will be resolved prior to the consummation of the CSB Acquisition, is intended to address the potential exposure to CSB which SDN perceived to be inherent in certain pending litigation, recourse loan claims and real estate assets. Those risks, and the manner in which any adjustment to the CSB Acquisition Price will be calculated, are described on Exhibit 1.1-C to the Reorganization Agreement. The maximum effect on the CSB shareholders as a result of this possible adjustment would be a reduction of the CSB Acquisition Price by $400,000. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Potential Adjustments to the CSB Acquisition Price" herein.)

     The second potential adjustment to the CSB Acquisition Price relates to the contingency that a special assessment may be levied against Savings Association Insurance Fund ("SAIF")-insured institutions such as CSB. CSB and SDN expect that shares of Holdco Common Stock will be set aside in an escrow account along with a payment obligation of Holdco to the Escrow Agent (secured by a standby letter of credit), both as of the closing of the CSB Acquisition to address the SAIF contingency. The escrow agreement, which will be substantially in the form of Exhibit 2.11-A to the Reorganization Agreement, sets forth the details regarding the manner in which any adjustment to the CSB Acquisition Price resulting from the SAIF contingency will be calculated. The maximum effect on the CSB shareholders as a result of this contingency would be a reduction of the CSB Acquisition Price by $575,000. (See "THE CSB ACQUISITION -- Terms of the Agreement --Adjustment to the CSB Acquisition Price" herein.)

     The consummation of the Transaction is subject to the receipt of the requisite approvals of applicable regulatory agencies and the shareholders of CSB as well as the fulfillment of certain other conditions, all as more fully described in this Information Statement/Prospectus. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Conditions to the Transaction; Termination" herein.)

     This Information Statement/Prospectus is being first mailed or delivered
to the shareholders of CSB on or about            , 1996.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PROXIES ARE NOT BEING SOLICITED IN CONNECTION WITH THIS WRITTEN CONSENT SOLICITATION. (See "SOLICITATION OF WRITTEN CONSENTS OF THE SHAREHOLDERS OF COMMERCE SECURITY BANK" herein.)

                       -------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -------------------

   The date of this Information Statement/Prospectus is        , 1996.

                      AVAILABLE INFORMATION

     SDN is subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007 and Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

     CSB is not subject to the information requirements of the Exchange Act. However, copies of each quarterly balance sheet and statement of income of CSB filed with the Federal Deposit Insurance Corporation ("FDIC") as part of CSB's call report, as well as audited financial statements of CSB for each of its past five fiscal years can be obtained by contacting Mr. L. Robert Connelly, President of CSB, at 1545 River Park Drive, Suite 200, Sacramento, California 95815, telephone number: (916) 922-9500.

     This Information Statement/Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to SDN and Holdco and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith or incorporated by reference therein. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement, including exhibits, may be obtained from the SEC upon payment of a prescribed fee, or may be examined without charge at the offices of the SEC as described above.

     No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Information Statement/Prospectus, and, if given or made, such information or representation not contained herein must not be relied upon as having been authorized by CSB or Holdco. This Information Statement/Prospectus does not constitute an offer to sell, or the solicitation of an offer to purchase, any of the securities offered by this Information Statement/Prospectus, or the solicitation of written consents, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer, or consent solicitation in such jurisdiction. Neither the delivery of this Information Statement/Prospectus nor the issuance or sale of any securities hereunder shall under any circumstances create any implication that there has been no change in the affairs of CSB or Holdco. since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                        TABLE OF CONTENTS


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . .2

SUMMARY OF INFORMATION STATEMENT/PROSPECTUS. . . . . . . . . . .8
     The Parties . . . . . . . . . . . . . . . . . . . . . . . .8
          SDN and Affiliates . . . . . . . . . . . . . . . . . .8
          CSB. . . . . . . . . . . . . . . . . . . . . . . . . .8
     Purposes of Information Statement/Prospectus. . . . . . . .8
     Vote Required . . . . . . . . . . . . . . . . . . . . . . .8
     Terms of the Reorganization . . . . . . . . . . . . . . . .9
     Recommendation of the CSB Board of Directors and Reasons
       for the CSB Acquisition . . . . . . . . . . . . . . . . 10
     Fairness Opinion of Financial Advisor . . . . . . . . . . 10
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . 10
     Management and Operations of Holdco Following the
       Transaction . . . . . . . . . . . . . . . . . . . . . . 10
     Conditions to the Consummation of the Transaction . . . . 11
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . 11
     Certain Federal Income Tax Consequences . . . . . . . . . 11
     Accounting Treatment. . . . . . . . . . . . . . . . . . . 12
     Termination of the Reorganization Agreement . . . . . . . 12
     Termination Fee and Liquidated Damages. . . . . . . . . . 12
     Waiver and Amendment. . . . . . . . . . . . . . . . . . . 13
     Interests of Certain Persons in the Transaction . . . . . 13
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . 13
     Certain Differences in the Rights of Shareholders . . . . 13

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA . . . . . . . 14

INVESTMENT CONSIDERATIONS RELATING TO
     HOLDCO COMMON STOCK . . . . . . . . . . . . . . . . . . . 16
     Limited Operating History . . . . . . . . . . . . . . . . 16
     Certain Risks Associated with CSB Acquisition . . . . . . 16
     Illiquidity of Holdco Common Stock. . . . . . . . . . . . 16
     Control by Dartmouth Capital Group. . . . . . . . . . . . 17
     Strategic Plan of Holdco. . . . . . . . . . . . . . . . . 17
     Risks Related to Growth Strategy and Integration of
       Operating Banks . . . . . . . . . . . . . . . . . . . . 17
     Dependence on Keller. . . . . . . . . . . . . . . . . . . 17
     Risks Related to Goodwill . . . . . . . . . . . . . . . . 18

THE CSB ACQUISITION. . . . . . . . . . . . . . . . . . . . . . 19
     Background of the CSB Acquisition . . . . . . . . . . . . 19
     SDN's Reasons for the CSB Acquisition . . . . . . . . . . 19
     CSB's Reasons for the CSB Acquisition . . . . . . . . . . 20
     Terms of the Reorganization Agreement . . . . . . . . . . 21
          General. . . . . . . . . . . . . . . . . . . . . . . 21
          Structure of the Transaction . . . . . . . . . . . . 21
          CSB Acquisition Price. . . . . . . . . . . . . . . . 24
          Conversion of the CSB Common Stock.. . . . . . . . . 26
          Election and Exchange Procedure. . . . . . . . . . . 27
          Allocation Procedure.. . . . . . . . . . . . . . . . 27
          Fractional Shares. . . . . . . . . . . . . . . . . . 28
          Interests of Certain Persons in the CSB Acquisition;
            Related Agreements . . . . . . . . . . . . . . . . 28
          Employee Benefits. . . . . . . . . . . . . . . . . . 28
          Financing of Transaction . . . . . . . . . . . . . . 28
          Conditions to the Transaction. . . . . . . . . . . . 28

          Certain Agreements . . . . . . . . . . . . . . . . . 29
          Termination. . . . . . . . . . . . . . . . . . . . . 30
          Expenses.. . . . . . . . . . . . . . . . . . . . . . 31
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . 31
     Dissenting Shareholders' Rights . . . . . . . . . . . . . 31
     Accounting Treatment. . . . . . . . . . . . . . . . . . . 33
     Certain Federal Income Tax Consequences . . . . . . . . . 33
          Exchange of CSB Common Stock Solely for Holdco
            Common Stock . . . . . . . . . . . . . . . . . . . 33
          Exchange of CSB Common Stock Solely for Cash . . . . 34
          Exchange of CSB Common Stock for a Combination of
            Holdco Common Stock and Cash . . . . . . . . . . . 34
          Cash in Lieu of Fractional Shares. . . . . . . . . . 34
          Federal Income Tax Considerations in Making a
            Conditional Election . . . . . . . . . . . . . . . 34
          Effect of Escrow . . . . . . . . . . . . . . . . . . 35
          Reporting Requirements . . . . . . . . . . . . . . . 35
          Tax Opinion. . . . . . . . . . . . . . . . . . . . . 35

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . 37

SOLICITATION OF WRITTEN CONSENTS OF
     THE SHAREHOLDERS OF COMMERCE SECURITY BANK. . . . . . . . 46
     Introduction. . . . . . . . . . . . . . . . . . . . . . . 46
     Matter to Be Considered . . . . . . . . . . . . . . . . . 46
     Record Date; Voting Information . . . . . . . . . . . . . 46
     Submission of Written Consents; Revocability. . . . . . . 46
     Solicitation of Written Consents. . . . . . . . . . . . . 47
     Recommendation. . . . . . . . . . . . . . . . . . . . . . 47

SELECTED CONSOLIDATED FINANCIAL DATA OF CSB. . . . . . . . . . 47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB. . . 49
     Summary of Performance. . . . . . . . . . . . . . . . . . 49

FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . . . . . 50
     Loans and Lease Portfolio . . . . . . . . . . . . . . . . 50
     Nonperforming Assets. . . . . . . . . . . . . . . . . . . 52
     Allowance for Loan and Lease Losses . . . . . . . . . . . 55
     Real Estate Joint Ventures. . . . . . . . . . . . . . . . 58
     Investment Portfolio. . . . . . . . . . . . . . . . . . . 59
     Deposits. . . . . . . . . . . . . . . . . . . . . . . . . 60
     Capital Resources . . . . . . . . . . . . . . . . . . . . 63

RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . 63
     Net Income. . . . . . . . . . . . . . . . . . . . . . . . 63
     Net Interest Income . . . . . . . . . . . . . . . . . . . 64
     Provision for Loan and Lease Losses . . . . . . . . . . . 68
     Noninterest Income. . . . . . . . . . . . . . . . . . . . 69
     Noninterest Expense . . . . . . . . . . . . . . . . . . . 70
     Income Taxes. . . . . . . . . . . . . . . . . . . . . . . 71
     Liquidity and Asset/Liability Management. . . . . . . . . 71

INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF CSB. . . 74
     General . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Banking Services. . . . . . . . . . . . . . . . . . . . . 74
     Competition . . . . . . . . . . . . . . . . . . . . . . . 76
     Employees . . . . . . . . . . . . . . . . . . . . . . . . 77

     Properties. . . . . . . . . . . . . . . . . . . . . . . . 77
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . 80

MARKET PRICE OF AND DIVIDENDS ON CSB COMMON STOCK. . . . . . . 82
          Market Information . . . . . . . . . . . . . . . . . 82
          Holders. . . . . . . . . . . . . . . . . . . . . . . 82

DIRECTORS AND EXECUTIVE OFFICERS OF CSB. . . . . . . . . . . . 83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. . . . . . . . 85

EXECUTIVE COMPENSATION OF MANAGEMENT OF CSB. . . . . . . . . . 86

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS. . . . 86

DIRECTOR COMPENSATION. . . . . . . . . . . . . . . . . . . . . 87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION REGARDING CSB. . 87

DESCRIPTION OF HOLDCO. . . . . . . . . . . . . . . . . . . . . 88
     General . . . . . . . . . . . . . . . . . . . . . . . . . 88
     Special Considerations. . . . . . . . . . . . . . . . . . 88

1995 RECAPITALIZATION AND CERTAIN OTHER RECENT DEVELOPMENTS. . 89
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . 89
     Acquisition of Liberty National Bank. . . . . . . . . . . 89
     1995 Recapitalization . . . . . . . . . . . . . . . . . . 89

SELECTED CONSOLIDATED FINANCIAL DATA OF SDN. . . . . . . . . . 91

SDN MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . 93
     Introduction. . . . . . . . . . . . . . . . . . . . . . . 93
     Potential Effect of Future Acquisitions . . . . . . . . . 94
     Financial Condition . . . . . . . . . . . . . . . . . . . 94
          Loans. . . . . . . . . . . . . . . . . . . . . . . . 94
          Deposits . . . . . . . . . . . . . . . . . . . . . . 94
     Results of Operations . . . . . . . . . . . . . . . . . . 95
          Net Income . . . . . . . . . . . . . . . . . . . . . 95
          Net Interest Income and Net Interest Margin. . . . . 95
          Allowance and Provision for Loan Losses. . . . . . . 99
          Noninterest Income . . . . . . . . . . . . . . . . .100
          Noninterest Expense. . . . . . . . . . . . . . . . .100
          Provision for Income Taxes . . . . . . . . . . . . .100
     Interest Rate Sensitivity . . . . . . . . . . . . . . . .101
     Capital Resources . . . . . . . . . . . . . . . . . . . .102
     Liquidity . . . . . . . . . . . . . . . . . . . . . . . .103
     Inflation . . . . . . . . . . . . . . . . . . . . . . . .104
     Accounting Changes. . . . . . . . . . . . . . . . . . . .104

INFORMATION REGARDING THE BUSINESS OF SDN. . . . . . . . . . .104
     General . . . . . . . . . . . . . . . . . . . . . . . . .104
     Strategic Plan. . . . . . . . . . . . . . . . . . . . . .104
     Historical Distribution of Assets, Liabilities and
        Shareholders' Equity of SDN. . . . . . . . . . . . . .105
     Banking Services. . . . . . . . . . . . . . . . . . . . .106
          General. . . . . . . . . . . . . . . . . . . . . . .106

          Deposits and Services. . . . . . . . . . . . . . . .107
          Borrowings . . . . . . . . . . . . . . . . . . . . .108
          Lending Business . . . . . . . . . . . . . . . . . .108
          Nonaccrual Assets. . . . . . . . . . . . . . . . . .109
          Allowance for Loan Losses. . . . . . . . . . . . . .110
          Investment Securities. . . . . . . . . . . . . . . .112
          Primary Service Area . . . . . . . . . . . . . . . .113
          San Dieguito . . . . . . . . . . . . . . . . . . . .113
          Liberty. . . . . . . . . . . . . . . . . . . . . . .113
          Economic Conditions in the Market Area . . . . . . .114
     Competition . . . . . . . . . . . . . . . . . . . . . . .114
     Effect of Governmental Policies and Legislation . . . . .114
          General. . . . . . . . . . . . . . . . . . . . . . .114
          Reliance on SBA Programs . . . . . . . . . . . . . .115
     Employees . . . . . . . . . . . . . . . . . . . . . . . .115
     Properties. . . . . . . . . . . . . . . . . . . . . . . .116
          San Dieguito Premises. . . . . . . . . . . . . . . .116
          Liberty Premises . . . . . . . . . . . . . . . . . .116
          Effects of Environmental Protection Laws . . . . . .116
          Legal Proceedings. . . . . . . . . . . . . . . . . .117

SUPERVISION AND REGULATION OF HOLDCO AND SDN . . . . . . . . .117
     Overview. . . . . . . . . . . . . . . . . . . . . . . . .118
     Limitations on Bank Holding Company Activities. . . . . .118
     Regulatory Restrictions on Distributions to Shareholders.118
     Transactions with Affiliates. . . . . . . . . . . . . . .119
     Restrictions on Changes of Control. . . . . . . . . . . .119
     Cross-Guarantee and Holding Company Liability . . . . . .120
     Capital Adequacy Requirements . . . . . . . . . . . . . .120
     Prompt Corrective Action Provisions . . . . . . . . . . .121
     Risk Management . . . . . . . . . . . . . . . . . . . . .122
     Safety and Soundness Standards. . . . . . . . . . . . . .122
     Limitations on Deposit Taking . . . . . . . . . . . . . .122
     Premiums for Deposit Insurance. . . . . . . . . . . . . .123
     Consumer Protection Laws and Regulations. . . . . . . . .124
     Certain Other Aspects of Federal and State Law. . . . . .126
     Federal Securities Laws . . . . . . . . . . . . . . . . .126
     Recent and Proposed Legislation . . . . . . . . . . . . .126

TAXATION OF SDN AND HOLDCO . . . . . . . . . . . . . . . . . .129
     General . . . . . . . . . . . . . . . . . . . . . . . . .129
     Federal Tax Laws. . . . . . . . . . . . . . . . . . . . .129
          Corporate Tax Rates; Alternative Minimum Tax . . . .129
          Bad Debt Deduction.. . . . . . . . . . . . . . . . .129
          Interest Incurred for Tax-Exempt Obligations . . . .129
          Net Operating Losses . . . . . . . . . . . . . . . .130
          Amortization of Intangible Assets Including
            Bank Deposit Base  . . . . . . . . . . . . . . . .130
          Mark-to-Market Rules . . . . . . . . . . . . . . . .130
     California Tax Laws . . . . . . . . . . . . . . . . . . .130
          Corporate Tax Rates; Alternative Minimum Tax . . . .130
          Bad Debt Deduction . . . . . . . . . . . . . . . . .130
          Net Operating Losses . . . . . . . . . . . . . . . .130
          Amortization of Intangible Assets Including Bank
            Deposit Base . . . . . . . . . . . . . . . . . . .131
          Market-to-Market Rules . . . . . . . . . . . . . . .131

DESCRIPTION OF HOLDCO SECURITIES . . . . . . . . . . . . . . .131

     General . . . . . . . . . . . . . . . . . . . . . . . . .131
     Common Stock. . . . . . . . . . . . . . . . . . . . . . .131

MARKET FOR SDN COMMON STOCK AND
     HOLDCO COMMON STOCK AND DIVIDEND POLICY . . . . . . . . .132

DIRECTORS AND EXECUTIVE OFFICERS OF HOLDCO AND SDN . . . . . .133

EXECUTIVE COMPENSATION OF MANAGEMENT OF HOLDCO AND SDN . . . .134

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT OF HOLDCO AND SDN. . . . . . . . . . . . .138

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     REGARDING HOLDCO AND SDN. . . . . . . . . . . . . . . . .141
     Sale of SDN Common Stock to Fund Liberty Acquisition. . .141
     Subscription Agreements to Fund CSB Acquisition . . . . .141
     Registration Rights Agreement with Dartmouth
       Capital Group . . . . . . . . . . . . . . . . . . . . .141

COMPARISON OF THE RIGHTS OF HOLDERS OF HOLDCO COMMON STOCK
     AND HOLDERS OF CSB COMMON STOCK . . . . . . . . . . . . .142
     Introduction. . . . . . . . . . . . . . . . . . . . . . .142
     Certain Voting Rights . . . . . . . . . . . . . . . . . .142
     Dividends . . . . . . . . . . . . . . . . . . . . . . . .143
     Election of Directors . . . . . . . . . . . . . . . . . .143
     Removal of Directors; Filling Vacancies on the
       Board of Directors. . . . . . . . . . . . . . . . . . .143
     Special Meetings of Shareholders; Shareholder Action by
       Written Consent. . . . . . . . . . . . . . . . . . . . 143
     Amendment of Bylaws . . . . . . . . . . . . . . . . . . .144
     Amendment of Charter. . . . . . . . . . . . . . . . . . .144
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . .144
     Certain Business Combinations and Reorganizations . . . .145
     Relative Rights of SDN Shareholders and Holdco
       Shareholders. . . . . . . . . . . . . . . . . . . . . .145

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .145

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .146

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . .147

ANNEX 1  AGREEMENT AND PLAN OF REORGANIZATION

ANNEX 2  REPRINT OF CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE --
          RIGHTS OF DISSENTING SHAREHOLDERS

           SUMMARY OF INFORMATION STATEMENT/PROSPECTUS

     The following summary is intended to highlight certain information contained elsewhere in this Information Statement/Prospectus or in documents incorporated herein by reference. This summary is not intended to be a complete statement of all material features of the Transaction and the matters subject to approval by the CSB shareholders, and is qualified in its entirety by the more detailed information contained herein, the Appendices hereto and the documents incorporated by reference herein. Each CSB shareholder is urged to read this Information Statement/Prospectus and the Appendices hereto in their entirety and with care.

The Parties

     SDN and Affiliates. SC Acquisition Corp. ("Holdco") is a Delaware corporation recently formed by SDN Bancorp, Inc. ("SDN") to serve as a holding company for SDN and Commerce Security Bank. SDN, through its banking subsidiaries San Dieguito National Bank ("San Dieguito"), headquartered in Encinitas, California, and Liberty National Bank ("Liberty"), headquartered in Huntington Beach, California, provides banking and financial services to customers, including individuals, corporations, and other institutions, principally in the southern California. SDN is headquartered at 185 Saxony Road, Encinitas, California 92024, telephone (619) 436-6888. Holdco is headquartered at One Pacific Plaza, 7777 Center Avenue, Huntington Beach,
California 92647, telephone (714) 895-2929.   SDN is, and upon consummation
of the Transaction Holdco will be, controlled by Dartmouth Capital Group, L.P. (the "Dartmouth Partnership"). The Dartmouth Partnership and certain related parties (together with the Dartmouth Partnership, the "Dartmouth Capital Group") will beneficially own in the aggregate approximately 82% of the Holdco Common Stock outstanding upon consummation of the Transaction.

     CSB. Commerce Security Bank ("CSB") is a California-chartered commercial bank. CSB provides banking and financial services to customers, including individuals, corporations and other institutions, principally in California and other western states. CSB is headquartered at 1545 River Park Drive, Suite 200, Sacramento, California 95815, telephone (916) 922-9500.

Purposes of Information Statement/Prospectus

     This Information Statement/Prospectus is being furnished to all holders of common stock, no par value, of CSB ("CSB Common Stock") in connection with the solicitation by the Board of Directors of CSB of the written consents of the shareholders of CSB to the Agreement and Plan of Reorganization (the "Reorganization Agreement") entered into as of April 23, 1996, by and between CSB and SDN. Pursuant to the terms of the Reorganization Agreement, Holdco will acquire CSB (the "CSB Acquisition") for a combination of $15.1 million of cash and Holdco common stock, par value $.01 per share ("Holdco Common Stock"), having a pro forma book value at December 31, 1995 of at least $6.2 million (collectively, the "CSB Acquisition Price"). (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price" herein.)

Vote Required

     The affirmative vote of the holders of a majority of the shares of CSB Common Stock outstanding and entitled to vote will be required to approve the Reorganization Agreement and the CSB Acquisition. Approval of the Reorganization Agreement by the requisite vote of the holders of CSB Common Stock is a condition to, and required for, consummation of the CSB Acquisition. (See "SOLICITATION OF WRITTEN CONSENTS OF THE SHAREHOLDERS OF COMMERCE SECURITY BANK" herein.)

     As of July 31, 1996 (the "Record Date"), 861,460 shares of CSB Common Stock were outstanding and entitled to vote, of which approximately 781,500 shares, or approximately 90.72%, were held by directors and executive officers of CSB. Each director of CSB has indicated his or her intention to vote the CSB Common Stock beneficially owned by him or her for approval of the Reorganization Agreement and the consummation of the transactions contemplated thereby. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Interests of Certain Persons; Related Agreements" herein.)

Terms of the Reorganization

     The transaction will be effected by means of two contemporaneous reverse triangular mergers (collectively, the "Transaction"). As discussed in more detail herein, SDN has organized Holdco under Delaware law as a subsidiary of SDN. The Reorganization Agreement provides that Holdco will form two wholly-owned interim subsidiaries, one of which will merge with and into SDN and the other of which will merge with and into CSB. As a result of the Transaction, CSB and SDN will become wholly-owned subsidiaries of Holdco, all of the then former SDN shareholders will become shareholders of Holdco and some or all of the then former CSB shareholders will become shareholders of Holdco. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Structure of the Transaction" herein.)

     Sixty percent (60%) of the outstanding shares of CSB Common Stock will be exchanged for cash equal to approximately 150% of CSB's book value per share at December 31, 1995, and forty percent (40%) of the outstanding shares of CSB Common Stock will be exchanged for a number of shares of Holdco Common Stock having an aggregate pro forma book value, as of December 31, 1995, equal to CSB's book value as of that date (subject to certain possible reductions as described below). Each CSB shareholder (excluding those who have properly exercised statutory dissenters' rights) will have the right to elect whether to receive cash, Holdco Common Stock, or a combination of cash and Holdco Common Stock, in exchange for his or her CSB Common Stock, subject to possible proration to ensure that, in the aggregate, sixty percent (60%) of the outstanding CSB Common Stock is exchanged for cash and forty percent (40%) of the outstanding CSB Common Stock is exchanged for Holdco Common Stock. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price" herein.)

     The CSB Acquisition Price payable by Holdco for all of the outstanding shares of CSB Common Stock is subject to two possible adjustments. The first, which will be resolved prior to the consummation of the CSB Acquisition, is intended to address the potential exposure to CSB which SDN perceived to be inherent in certain pending litigation, recourse loan claims and real estate assets. The maximum effect on the CSB shareholders as a result of this possible adjustment would be a reduction of the CSB Acquisition Price by $400,000, subject to the authority of CSB's Board of Directors to agree to a higher maximum in its sole discretion. The second potential adjustment to the CSB Acquisition Price relates to the contingency that a special assessment may be levied against institutions such as CSB, the deposits of which are insured by the FDIC Savings Association Insurance Fund ("SAIF"). CSB and SDN expect that shares of Holdco Common Stock will be set aside in an escrow account along with a payment obligation (secured by a standby letter of credit), both as of the closing of the CSB Acquisition to address the SAIF contingency. The maximum effect on the CSB shareholders as a result of this contingency would be a reduction of the CSB Acquisition Price by $345,000 of cash and shares having an aggregate pro forma book value at December 31, 1996 of $230,000. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Potential Adjustments to the CSB Acquisition Price" herein.)

     No fractional shares of Holdco Common Stock will be issued in the Transaction. In lieu thereof, each holder of CSB Common Stock who otherwise would have been entitled to a fractional share of Holdco Common Stock will receive cash in an amount equal to the product of (I) the amount of cash payable per share of CSB Common Stock that is exchanged for cash in the CSB Acquisition, multiplied by (ii) the fraction of a share of CSB Common Stock that would otherwise have been converted into a share of Holdco Common Stock.
 (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Fractional Shares" herein.)

     Provided that all of the conditions to the Transaction are met (or waived), the Transaction will become effective on the date and time (the "Effective Time") as set forth in the certificates of merger which will be filed with, respectively, the Secretary of State of Delaware and the Secretary of State of California to effect the mergers between the two interim subsidiaries and, respectively, SDN and CSB. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement --Conditions to the Transaction" and "-- Termination" herein.)

Recommendation of the CSB Board of Directors and Reasons for the CSB Acquisition

     THE CSB BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE CSB SHAREHOLDERS APPROVE AND ADOPT THE REORGANIZATION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE CSB ACQUISITION.

     The CSB Board believes that the terms of the Reorganization Agreement are fair and in the best interests of CSB and its shareholders. The terms of the Reorganization Agreement were reached on the basis of arms' length negotiations between CSB and SDN. In the course of reaching its decision to approve the Reorganization Agreement, the CSB Board consulted with its legal advisors regarding the legal terms of the Reorganization Agreement and the CSB Board's obligations in consideration thereof, and with its financial advisor, Carpenter & Company ("Carpenter"), regarding the financial terms of the Reorganization Agreement and the fairness of the CSB Acquisition Price to the holders of CSB Common Stock from a financial standpoint. (See "THE CSB ACQUISITION -- Background of the CSB Acquisition" and "SOLICITATION OF WRITTEN CONSENTS OF THE SHAREHOLDERS OF COMMERCE SECURITY BANK -- Recommendation" herein.)

Fairness Opinion of Financial Advisor

     Seapower Carpenter Capital Inc dba Carpenter & Company ("Carpenter&Company"), CSB's financial advisor, has rendered its oral opinion as of February 20, 1996, to the CSB Board that the CSB Acquisition Price, taken as a whole, was fair from a financial point of view to the holders of CSB Common Stock. Carpenter rendered financial advisory services to CSB throughout the negotiation of the Transaction. CSB has agreed to pay a fee to Carpenter for those services that is contingent upon consummation of the CSB Acquisition. (See "THE CSB ACQUISITION -- Background of the CSB Acquisition" herein for a further description of the opinion of Carpenter, the fee payable to Carpenter and certain relationships between Carpenter and SDN.)

Risk Factors

     An investment in Holdco, including an investment as a consequence of receiving Holdco Common Stock in the CSB Acquisition, entails certain risks. The SDN Common Stock is not listed on any exchange, is not quoted on Nasdaq, is infrequently traded on the over-the-counter market, and it is expected that the same will be true of the Holdco Common Stock immediately following the CSB Acquisition. Other risks include the fact that Holdco will be substantially controlled by a single shareholder group. (See "INVESTMENT CONSIDERATIONS RELATING TO HOLDCO COMMON STOCK" herein.)

Management and Operations of Holdco Following the Transaction

     From and after the Effective Time, the Holdco Board of Directors will consist of each of the current directors of SDN, together with Peter H. Paulsen, the current Chairman of CSB.

     The executive officers of Holdco after the Transaction will be comprised of SDN's current senior management. Robert P. Keller, the current Chief Executive Officer and President of SDN, will be the Chief Executive Officer and President of Holdco following the Transaction. In addition, the other persons listed under "DIRECTORS AND EXECUTIVE OFFICERS OF HOLDCO AND SDN" will be executive officers of Holdco following the Transaction.

     Immediately following the consummation of the Transaction, Holdco's operations will consist of the current operations of SDN and the current operations of CSB. The total consolidated assets of SDN at March 31, 1996 ($223 million) and of CSB at that date ($216 million) are of approximately equal size. (See "PRO FORMA FINANCIAL INFORMATION" herein.) It is anticipated that SDN and CSB will continue to operate as separate entities in their respective markets, but that certain products will be shared or cross-marketed and that certain common expenses will be eliminated. (See "THE CSB ACQUISITION -- SDN's Reasons for the CSB Acquisition" and "-- "CSB's Reasons for the CSB Acquisition" herein.)

Conversion of CSB Common Stock

     Each CSB shareholder will have the option of conditionally electing to convert each of his or her shares of CSB Common Stock into either Holdco Common Stock (the "Conditional Stock Election") or cash (the "Conditional Cash Election"). A CSB shareholder may also conditionally elect to have a certain number of his shares of CSB Common Stock converted pursuant to a Conditional Stock Election and a certain number converted pursuant to a Conditional Cash Election (the "Conditional Joint Election"). A CSB shareholder may also elect that he or she has no preference as to which type of consideration he or she will receive in exchange for his or her CSB Common Stock ("No Election"). The conditional elections to be made by the CSB shareholders are subject to certain limitations. Such limitations may result in a CSB shareholder who has made a Conditional Stock Election being required to receive a certain portion of his or her consideration in cash or a CSB shareholder who has made a Conditional Cash Election being required to receive a certain portion of his or her consideration in the form of Holdco Common Stock. Holders of 100 or fewer shares of CSB Common Stock will be afforded certain preferential rights in the exercise of their election.
(See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Allocation Procedure" herein.)

Conditions to the Consummation of the Transaction

     Consummation of the Transaction is subject to certain conditions, including the approval of the Reorganization Agreement by the affirmative vote of the holders of a majority of the shares of CSB Common Stock outstanding and entitled to vote thereon; approval of the Transaction by certain federal and state regulatory authorities; receipt by CSB of an opinion of counsel regarding the treatment of the Transaction for federal income tax purposes; and certain other customary closing conditions. There can be no assurance as to when and if such conditions will be satisfied (or, where permissible, waived) or that the Transaction will be consummated. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement--Conditions to the Transaction" and "-- Regulatory Approvals" herein).

Regulatory Approvals

     The Transaction is subject to approval by the Board of Governors of the Federal Reserve System (the "FRB") and to the approval of the Superintendent of Banks of the State of California (the "Superintendent"). Prior to the date of this Information Statement/Prospectus, Holdco has filed applications with the FRB and the Superintendent with respect to the Transaction.

     Assuming the FRB's, the Superintendent's and any other required regulatory approvals for the Transaction are obtained, the Transaction may not be consummated for at least 15 days (and possibly up to 30 days) after such approvals are issued, during which time the United States Department of Justice may challenge the Transaction on antitrust grounds. The Transaction will not proceed until all regulatory approvals required to consummate the Transaction have been obtained, such approvals are in full force and effect and all statutory waiting periods in respect thereof have expired. There can be no assurance that the Transaction will be approved by the appropriate federal and state regulators of whom approval is required. If such approvals are received, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals. (See "THE CSB ACQUISITION -- Regulatory Approvals" herein.)

Certain Federal Income Tax Consequences

     CSB's obligation to consummate the Transaction is conditioned upon CSB receiving, at the time of the Closing, an opinion (the "Tax Opinion") from Nutter, McClennen & Fish, LLP, SDN's counsel, confirming, subject to limitations, exclusions and qualifications contained in the Tax Opinion and summarized in this Information Statement/Prospectus, the tax consequences of the Transaction to the CSB shareholders. Subject to those limitations, exclusions and qualifications, and based on the Tax Opinion, the material aspects of those tax consequences will be as follows: (a) (I) the CSB Acquisition will be treated as a contribution of property to Holdco pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, and (ii) the CSB shareholders will recognize no income for federal income tax purposes as a consequence of the Transaction except to the extent that they receive cash in exchange for their shares of CSB Common Stock, and (b) none of CSB, SDN or Holdco will recognize gain or loss as a consequence of the Transaction. The Tax Opinion will be premised on, among other things, representation letters provided by CSB, SDN, Holdco and certain other persons to SDN's counsel containing statements relating to planned dispositions of Holdco Common Stock by CSB shareholders, plans on the part of Holdco to undertake transactions outside the ordinary course of business, and other requirements. The Tax Opinion will not address the federal income tax implications of the escrow arrangements described herein. (See "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences" herein.)

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION TO HIM OR HER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW. (SEE "THE CSB ACQUISITION -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" HEREIN.)

Accounting Treatment

     The Transaction will be accounted for under the purchase method of accounting for financial reporting purposes. (See "THE CSB ACQUISITION -- Accounting Treatment" herein.)

Termination of the Reorganization Agreement

     The Reorganization Agreement may be terminated by either CSB or SDN prior to the consummation of the CSB Acquisition upon the occurrence of any of the following events: (I) mutual written agreement between the parties;
(ii) a final determination by any regulatory agency denying an application of Holdco, CSB or any of their respective affiliates, the granting of which application is essential to the consummation of the CSB Acquisition; or (iii) any final order, decree or judgment of any court of competent jurisdiction would be violated by the consummation of the Transaction.

     SDN may also unilaterally terminate the Reorganization Agreement prior to the consummation of the CSB Acquisition upon (I) the payment to CSB of a termination fee in the amount of $1.2 million; (ii) certain breaches of the
Reorganization Agreement by CSB;   (iii) the failure of a condition precedent
to SDN's or Holdco's obligations to perform under the Reorganization Agreement to be satisfied as of the Closing Date; (iv) the failure of CSB to reaffirm its intent to proceed with the Transaction following receipt by CSB of a third party acquisition proposal; (v) the imposition by a regulatory agency of a condition to its approval of the Transaction that would require SDN to make a capital contribution to Holdco in excess of the "Maximum Required Capital Contribution", as defined in the Reorganization Agreement; or (vi) the failure of the CSB Acquisition to be consummated on or before December 31, 1996 (unless such failure results from a breach of warranty or covenant of either SDN or Holdco).

     CSB may also unilaterally terminate the Reorganization Agreement prior to consummation of the CSB Acquisition upon the occurrence of any of the following events: (I) the payment to SDN of a termination fee in the amount of $1.2 million; (ii) certain breaches of the Reorganization Agreement by SDN, (iii) the failure of a condition precedent to CSB's obligations to perform under the Reorganization Agreement to be satisfied as of the Closing Date; or (iv) the consummation of the CSB Acquisition has not occurred by December 31, 1996 (unless such failure results from a breach of warranty or covenant of CSB). (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement-- Termination of the Reorganization Agreement" herein.)

Termination Fee and Liquidated Damages

     CSB has agreed to pay to SDN, as liquidated damages, the sum of $1.2 million if CSB unilaterally terminates the Reorganization Agreement without cause or if SDN terminates the Reorganization Agreement because CSB has either breached a fundamental operating covenant, elected to proceed with a third party acquisition proposal (thereby abandoning the Reorganization Agreement) or otherwise failed to consummate the CSB Acquisition despite the fact that all conditions precedent to CSB's obligations to perform have been satisfied. If SDN terminates the Reorganization Agreement because of a breach by CSB of a warranty or covenant that is not deemed a fundamental operating covenant, CSB has agreed to pay SDN, as liquidated damages, the sum of $300,000.

     SDN and Holdco, jointly and severally, have agreed to pay to CSB, as liquidated damages, the sum of $1.2 million if SDN unilaterally terminates the Reorganization Agreement without cause or if CSB terminates the Reorganization Agreement because either SDN or Holdco has breached its warranty or covenant relating to the financing of the CSB Acquisition or SDN or Holdco has failed to consummate the CSB Acquisition despite the fact that all conditions precedent to their respective obligations to perform have been satisfied. If CSB terminates the Reorganization Agreement because of a breach by SDN or Holdco of a warranty or covenant not related to the financing of the CSB Acquisition, SDN and Holdco have agreed to pay CSB, as liquidated damages, the sum of $300,000. Finally, if either party terminates the Reorganization Agreement because of SDN's failure to obtain all requisite regulatory approvals or if SDN terminates the Reorganization

Agreement because such approval is conditioned upon SDN making a capital contribution to Holdco in excess of the Maximum Required Capital
Contribution, SDN and Holdco have agreed to pay CSB, as liquidated damages, the sum of $150,000, provided such denial or conditioning of the regulatory approval was not caused by any action or omission by CSB.

Waiver and Amendment

     Prior to the Effective Time, CSB and SDN, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed,
(I) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Reorganization Agreement;
(ii) waive any inaccuracies in the representations and warranties of the other party contained in the Reorganization Agreement or in any document delivered pursuant to the Reorganization Agreement; (iii) waive compliance by the other party of any of its agreements or conditions contained in the Reorganization Agreement, or (iv) amend the Reorganization Agreement, except that after CSB shareholder approval, no extension or waiver shall reduce the amount or change the form of consideration to be delivered to CSB's shareholders under the Reorganization Agreement without further approval of CSB's shareholders other than as a result of any agreement by CSB to increase the amount of the maximum adjustment to the CSB Acquisition Price. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Potential Adjustments to the CSB Acquisition Price" herein.)

Interests of Certain Persons in the Transaction

      The Reorganization Agreement provides that the directors of CSB immediately prior to the consummation of the CSB Acquisition will be directors of CSB immediately following the consummation of the CSB Acquisition. Peter H. Paulsen, the Chairman of the Board of Directors of CSB, will also become a director of Holdco upon consummation of the CSB Acquisition. Additionally, the officers and other employees of CSB immediately prior to the consummation of the CSB Acquisition will all be employed in substantially the same capacities by CSB immediately following the CSB Acquisition. The CSB Board was aware of those interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby. (See "DIRECTORS AND OFFICERS OF HOLDCO AND SDN" and "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Interests of Certain Persons in the Reorganization Agreement" herein.)

Dissenters' Rights

     Holders of CSB Common Stock who comply with the requirements of Section 1300 et seq. of the California Corporations Code will be entitled to dissenters' rights in connection with the Transaction. A copy of the applicable sections is attached to this Information Statement/Prospectus as Annex 2. (See "THE CSB ACQUISITION -- Dissenting Shareholders' Rights" herein and Annex 2 to this Information Statement/Prospectus.)

Certain Differences in the Rights of Shareholders

     The rights of shareholders of CSB are currently governed by the California Corporations Code, CSB's Articles of Incorporation and CSB's bylaws. Upon consummation of the Transaction, CSB shareholders who receive Holdco Common Stock in the CSB Acquisition will become shareholders of Holdco, and their rights will be governed by the Delaware General Corporation Law, Holdco's Certificate of Incorporation and Holdco's bylaws. (See "COMPARISON OF THE RIGHTS OF HOLDERS OF HOLDCO COMMON STOCK AND HOLDERS OF CSB COMMON STOCK" herein.)

         SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA


     The unaudited information set forth on the following page reflects certain comparative per common share data related to income per share and book value per share (I) on a historical basis for SDN and CSB; (ii) on a pro forma combined basis per share of Holdco Common Stock assuming consummation of SDN's acquisition of Liberty (the "Liberty Acquisition") on January 1, 1995; (iii) on a pro forma combined basis per share of Holdco Common Stock assuming consummation of the CSB Acquisition and the Liberty Acquisition on January 1, 1995; and (iv) on an equivalent pro forma combined basis per share of CSB Common Stock assuming consummation of the CSB Acquisition and the Liberty Acquisition on January 1, 1995. The pro forma per share data for the years ended December 31, 1994 and 1993 do not take into account the effect of the CSB Acquisition or the Liberty Acquisition, because such transactions were or will be accounted for under the purchase method of accounting. The Liberty Acquisition was consummated on March 31, 1996. It is anticipated that the CSB Acquisition will be consummated in the third quarter of 1996.

     The information shown below should be read in conjunction with the consolidated historical financial statements of SDN, and CSB and the historical financial statements of Liberty including the respective notes thereto, which are included elsewhere in this Information Statement/Prospectus and the unaudited pro forma condensed combined financial information, including the notes thereto, which appear elsewhere in this Information Statement/Prospectus. In the opinion of management, such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (which consist solely of normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the periods or as of the dates for which the pro forma data is presented.

     (See "INDEX TO FINANCIAL STATEMENTS", "PRO FORMA FINANCIAL INFORMATION" and "SELECTED CONSOLIDATED FINANCIAL DATA OF CSB and SDN" herein.)

                                                                   AS OF OR FOR
                                                                    THE THREE
                                                                   MONTHS ENDED
                                                                  MARCH 31, 1996      YEAR ENDED DECEMBER 31,
                                                                  --------------  -------------------------------
                                                                                    1995       1994       1993
                                                                                  ---------  ---------  ---------
Holdco Common Stock:
Income (loss) per share before extraordinary item:
  SDN Historical (1)............................................  $       0.02    $   (2.35) $  (18.41) $  (36.78)
  SDN Pro Forma (2).............................................          0.05         0.02     --         --
  Holdco/CSB Pro Forma (3)......................................          0.01         0.04     --         --
Book value per share at period end:
  SDN Historical (1)............................................          3.96         3.95
  SDN Pro Forma (2).............................................          3.96         3.95     --         --
  Holdco/CSB Pro Forma (3)......................................          3.95         3.95     --         --

CSB Common Stock:
Net income (loss) per share:
  Historical....................................................  $      (0.25)   $    0.83  $    1.28  $    2.91
  Holdco/CSB Pro Forma Equivalent (4)...........................          0.05         0.21     --         --
Book value per share at period end:
  Historical....................................................         19.19        19.45      18.60      17.31
  Holdco/CSB Pro Forma Equivalent (4)...........................         18.61        18.61     --         --

(1) As of the date of this Information Statement/Prospectus, Holdco had no assets. SDN historical data is derived from SDN's consolidated financial statements included elsewhere in this Information Statement/Prospectus.

(2) Assumes completion of the Liberty Acquisition as of January 1, 1995. Reflects the issuance of 3,392,405 shares of SDN Common Stock to Dartmouth Capital Group to fund the Liberty Acquisition. SDN pro forma data is not presented for the years ended December 31, 1994 and 1993, because the Liberty Acquisition was accounted for under the purchase method of accounting.

(3) Assumes each of the Liberty Acquisition and the CSB Acquisition was completed as of January 1, 1995. Assumes the issuance of 1,622,278 shares of Holdco Common Stock to CSB shareholders based upon an assumed Exchange Ratio of 4.7079 shares of Holdco Common Stock for approximately 40% of the shares of CSB Common Stock. Also assumes the issuance, prior to the SDN Merger, of 3,873,418 shares of SDN Common Stock to the Dartmouth Capital Group in exchange for cash to fund the acquisition of the remaining 60% of the shares of CSB Common Stock. Holdco/CSB pro forma data is not presented for the years ended December 31, 1994 and 1993, because the Liberty Acquisition was, and the CSB Acquisition will be, accounted for under the purchase method of accounting.

(4) Holdco/CSB Pro Forma Equivalent share amounts are calculated by multiplying the Holdco/CSB Pro Forma per share amounts by the Exchange Ratio of 4.7079. Holdco/CSB Pro Forma Equivalent per share data do not reflect the cash consideration payable to CSB shareholders in addition to Holdco Common Stock. As described elsewhere in this Information Statement/ Prospectus, approximately 60% of the CSB Acquisition Price will be payable in cash.

                      INVESTMENT CONSIDERATIONS RELATING TO
                               HOLDCO COMMON STOCK

          In considering the proposal to approve the CSB Acquisition, as well as in considering whether to exercise dissenters' rights, CSB shareholders should carefully consider, in addition to all other portions of this Information Statement/Prospectus, the following factors regarding Holdco.

Limited Operating History

          Holdco is a Delaware corporation formed in May 1996 as a wholly-owned subsidiary of SDN. As of the date of this Information Statement/Prospectus, it has conducted no business activity and has no significant assets. Upon consummation of the Transaction, Holdco will have two subsidiaries: SDN and CSB. SDN in turn will continue to have two operating bank subsidiaries: San Dieguito and Liberty; CSB will itself continue to be an operating bank. San Dieguito, Liberty and CSB may be collectively referred to in this Information Statement/Prospectus as the "Operating Banks".

          SDN has a limited operating history under current management, and Liberty has been part of SDN's operations only since March 31, 1996. Prior to September 1995, SDN was operated by executive officers unaffiliated with the current executive officers of SDN and, while Liberty's bank-level officers remain substantially the same as those who operated Liberty prior to March 1996, those Liberty officers have operated Liberty under the direction of SDN's executive officers and board of directors only since March 1996.

          (For detailed information regarding SDN (including San Dieguito and Liberty) and CSB, see "INFORMATION REGARDING THE BUSINESS OF SDN" and "INFORMATION REGARDING THE BUSINESS AND PROPERTIES OF CSB" herein.)

Certain Risks Associated with CSB Acquisition

          The CSB Acquisition will produce risks typically associated with the merger of two independent organizations, including the possibility that the integration of the businesses of the companies after the CSB Acquisition may cause interruptions and dislocations which may adversely affect the business and results of operations of the combined company and that the combined resources of the companies may not be adequate to deal successfully with the needs of the combined company. In addition, there can be no assurance that the synergies that the Boards of Directors of SDN and CSB expect to result from the CSB Acquisition will in fact occur.

          The closing of the CSB Acquisition is conditioned upon CSB's receipt of an opinion from SDN's counsel that (a) the CSB shareholders will recognize no gain or loss for federal income tax purposes as a consequence of the CSB Acquisition except to the extent that they receive cash in exchange for their shares of CSB Common Stock, and (b) none of SDN, CSB or Holdco will recognize gain or loss for federal income tax purposes as a consequence of the Transaction. There are, however, no assurances that the Internal Revenue Service ("IRS") will not challenge such treatment and that any such challenge would not be successful. Neither CSB no Holdco intends to seek a ruling from the IRS as to the tax consequences of the Transaction.

          The Boards of Directors of SDN and CSB considered the foregoing possibilities. After such consideration and consideration of the factors listed under "THE CSB ACQUISITION -- Background of the CSB Acquisition," "CSB's Reasons for the CSB Acquisition, and "SDN's Reasons for the CSB Acquisition," the Boards of Directors of SDN and CSB determined that the CSB Acquisition is in the best interests of their respective companies and shareholders and approved the Reorganization Agreement.

Illiquidity of Holdco Common Stock

      No active market currently exists for the SDN Common Stock, and it is not anticipated that an active market will exist for the Holdco Common Stock during the period immediately following the CSB Acquisition. While Holdco will have over 400 shareholders of record, less than 5% of the Holdco Common Stock will be held by persons other than (a) Dartmouth

Capital Group, L.P. (the "Dartmouth Partnership"), SDN's current controlling stockholder, (b) investors in the Dartmouth Partnership (collectively with
the Dartmouth Partnership, the "Dartmouth Capital Group"), or   Peter H.
Paulsen, CSB's current controlling stockholder. The SDN Common Stock is not listed on any exchange, is not quoted on Nasdaq, and is infrequently traded on the over-the-counter market. It is expected that the same will be true of the Holdco Common Stock during the period immediately following the CSB Acquisition. A long-term goal of SDN's management is to increase the trading market in its, and after the Transaction, Holdco's, Common Stock. However, there can be no assurance that such a trading market will develop.

Control by Dartmouth Capital Group

               Currently, less than 1.5% of SDN Common Stock is held by persons other than the Dartmouth Capital Group. Following the consummation of the CSB Acquisition, the Dartmouth Capital Group would continue to hold in excess of 80% of the outstanding Holdco Common Stock. The Dartmouth Partnership has advised SDN that it has no present plans to reduce its interest in SDN or Holdco, as applicable, to less than a majority of the outstanding common stock of the applicable entity. After the CSB Acquisition, the Dartmouth Capital Group will have the power to elect Holdco's Board of Directors, thereby controlling its policy decisions, and to approve any action requiring shareholder consent, including adopting amendments to Holdco's certificate of incorporation and approving or disapproving mergers or sales of all or substantially all of the assets of Holdco. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HOLDCO AND SDN" herein.)

               Mr. Robert P. Keller, Chief Executive Officer and President of SDN and, following the CSB Acquisition, Chief Executive Officer and President of Holdco, is also President and Chief Executive Officer of the general partner of the Dartmouth Partnership. Each member of SDN's current Board of Directors, and all but one member of Holdco's Board of Directors immediately following the CSB Acquisition, are investors in the Dartmouth Partnership. (See "DIRECTORS AND EXECUTIVE OFFICERS OF HOLDCO AND SDN" herein.)

Strategic Plan of Holdco

               Holdco's anticipated strategic plan following the Closing Date, like SDN's current strategic plan, involves active and substantial efforts to acquire or enter into business combinations with other financial institutions. (See "THE CSB ACQUISITION -- SDN's Reasons for the CSB Acquisition" herein.) Such acquisitions entail inherent risks, certain of which are discussed immediately below. In addition, there can be no assurance that Holdco will in fact be able to acquire or combine with any other institution after the Closing Date. SDN's acquisitions to date (including the CSB Acquisition) have been completed or contracted for with the financial support of SDN's controlling shareholder group, the Dartmouth Capital Group. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS REGARDING HOLDCO AND SDN -- Sale of Common Stock to Fund Liberty Acquisition" and "-- Subscription Agreements to Fund CSB Acquisition" herein.) There can be no assurance that the Dartmouth Capital Group will be able or willing to finance any acquisition that Holdco may propose after the consummation of the Transaction.

Risks Related to Growth Strategy and Integration of Operating Banks

               Holdco is subject to various risks associated with its acquisition growth strategy. Among those are the risks that Holdco will be unable to integrate and manage effectively the previously disparate operations of the Operating Banks after the completion of the Transaction, or to integrate and manage effectively the operations of any institution that Holdco may acquire thereafter.

Dependence on Keller

               Holdco will depend heavily on the services of Robert P. Keller, the President and Chief Executive Officer of Holdco. The loss of Mr. Keller's services could adversely affect Holdco.

Risks Related to Goodwill

                Had Holdco completed the Transaction as of March 31, 1996, Holdco would have had pro forma total consolidated assets of approximately $442.2 million and pro forma total consolidated stockholders' equity of $35.3 million, of which approximately $9.3 million, or approximately 26% of stockholders' equity, would have been goodwill. (See "PRO FORMA FINANCIAL INFORMATION" herein.) Goodwill is the excess of cost over the fair value of the net assets of the business acquired. Generally accepted accounting principles require that the assets and liabilities of acquired businesses be stated at fair value. The pro forma combined presentation does not reflect an adjustment of the assets and liabilities of CSB to fair value. At the time the Transaction is completed, those assets and liabilities will be restated at fair value and, as a result, the amount of goodwill will be adjusted to reflect the change in net assets acquired. There can be no assurance that the value of such goodwill will ever be realized by Holdco. The goodwill will be amortized on a straight-line basis over varying periods. Holdco evaluates on a regular basis whether events and circumstances have occurred that indicate all or a portion of the carrying amount of goodwill may no longer be recoverable, in which case an additional charge to earnings would become necessary. Although as of the date of this Information Statement/Prospectus, the net unamortized balance of goodwill on the March 31, 1996 pro forma balance sheet of Holdco was not considered to be impaired, any such future determination requiring the write-off of a significant portion of unamortized goodwill may adversely affect the results of operations of Holdco.

                       THE CSB ACQUISITION

Background of the CSB Acquisition

               In September 1995, CSB commenced preliminary discussions with SDN, culminating in the execution of a letter of intent by those parties on January 24, 1996. Since that date, substantial negotiations have taken place among certain of the executive officers and directors of, and counsel for, CSB and SDN as well as consultations with CSB's accountants for the purpose of negotiating a definitive agreement for effecting the CSB Acquisition. Negotiations were completed and the Reorganization Agreement was executed on April 23, 1996.

              CSB engaged Seapower Carpenter Capital Inc dba Carpenter & Company ("Carpenter&Company") in October 1995 to assist CSB in evaluating and developing proposed transaction which would provide liquidity and fair value for CSB's shareholders. Carpenter & Company, located in Irvine, California, is a registered broker/dealer and member of the NASD that, among other things, provides financial advisory services. Although CSB has not received a written fairness opinion regarding the CSB Acquisition Price, CSB has received an oral opinion from Carpenter & Company, which has previously reviewed CSB's financial statements and certain other materials provided by CSB. Based on that review and in reliance thereon, it is the opinion of Carpenter & Company that, as of the date of the Reorganization Agreement, the terms of the CSB Acquisition, taken as a whole, are fair to the shareholders of CSB from a financial standpoint. Assuming the Transaction is consummated, Carpenter & Company will receive a fee for its services consisting of cash in an amount equal to 3% of the cash payable to the CSB shareholders, plus shares of Holdco Common Stock equal in number to 3% of the aggregate number of shares of Holdco Common Stock delivered to the CSB shareholders. From time to time, both before and after the date of the Reorganization Agreement, Carpenter & Company has provided financial advisory services to SDN and the Dartmouth Partnership, and Carpenter & Company has received customary fees for those services. Recent services include acting as SDN's financial advisor in connection with SDN's March 31, 1996 acquisition of Liberty, for which Carpenter & Company received a fee of approximately $150,000 in cash and 38,300 shares of SDN Common Stock.

          CSB's Board of Directors independently determined that the CSB Acquisition Price is a fair price to the CSB shareholders. In making its determination, CSB's Board of Directors considered a variety of factors, including the sales prices of comparable financial institutions; information and advice provided by Carpenter & Company; the book value, earnings per share and return on equity of SDN; the financial condition, results of operations and prospects of CSB and SDN; and the opportunity for CSB shareholders to participate in the future performance of Holdco, a company whose consolidated assets will be substantially larger than CSB's assets.

SDN's Reasons for the CSB Acquisition

               Strategic Plan of SDN. Since SDN's 1995 Recapitalization (defined below), SDN has embarked on a strategic plan that has included acquisitions of, or strategic combinations with, other financial institutions. SDN consummated its 1995 Recapitalization on September 30, 1995 when it sold shares of its common stock, constituting 94% of the outstanding SDN Common Stock on a pro forma basis, to Dartmouth Capital Group, L.P., a Delaware limited partnership (the "Dartmouth Partnership") and certain of the Dartmouth Partnership's limited partners (collectively, the "Direct Holders" and, together with the Dartmouth Partnership, the "Dartmouth Capital Group"). Such sale of common stock together with other transactions relating to that sale are referred to herein as the "1995 Recapitalization." (For additional information regarding the 1995 Recapitalization, see "1995 RECAPITALIZATION AND CERTAIN OTHER RECENT DEVELOPMENTS -- 1995 Recapitalization" herein.)

               The Dartmouth Partnership and its sole general partner, Dartmouth Capital Group, Inc., a Delaware corporation (the "Dartmouth General Partner"), were organized in May 1995 to acquire or make controlling investments in one or more financial institutions and similar businesses located principally (although not necessarily exclusively) in California.
The Dartmouth Partnership and the Dartmouth General Partner are registered bank holding companies under the Bank Holding Company Act of 1956, as amended. The acquisition of its controlling interest in SDN (and, indirectly, its operating bank subsidiary, San Dieguito) in September 1995 was the Dartmouth Capital Group's first such investment. In March 1996, SDN more than tripled its size by acquiring Liberty with financing provided by the Dartmouth Capital Group. (See "1995 RECAPITALIZATION AND CERTAIN OTHER RECENT DEVELOPMENTS -- Acquisition of Liberty National Bank" herein.)

                     Rationale for the CSB Acquisition. SDN has sought and continues to seek new opportunities to acquire or invest in other financial institutions that complement its existing operations. The CSB Acquisition will substantially diversify SDN's geographic and product concentration. Through San Dieguito and Liberty, SDN currently offers a full range of commercial banking services, catering especially to small businesses. Its products include accounts receivable financing, term loans, commercial notes and short-term commercial real estate financing and construction financing. SDN also generates a significant volume of Small Business Administration-guaranteed loans. CSB's principal business divisions include its commercial banking division, which is focused on conventional commercial loans and deposit production as well as real estate construction lending, its mortgage division, which originates, sells, and services residential real estate loans, and its commercial equipment leasing division, which provides equipment leases on a wholesale basis. CSB's experience with equipment leasing, for example, will provide increased product diversity for both of SDN's existing subsidiaries. In addition, CSB's residential mortgage origination division will enhance the ability of Liberty and San Dieguito to offer a broader array of consumer products. Geographic diversity will be achieved by combining CSB's coverage of markets in northern California and neighboring states with San Dieguito's and Liberty's coverage of southern California markets. The CSB Acquisition also is expected to provide certain operating efficiencies that typically result from such a combination. Those efficiencies include spreading certain non-interest expenses over a larger asset and earnings base.

                     Possible Future Acquisitions. SDN expects that, with the financial support of the Dartmouth Capital Group, Holdco will continue to seek acquisitions of, or controlling investments in, other financial institutions following the Closing Date. In addition, while SDN is not under a definitive agreement to acquire any financial institution other than CSB as of the date of this Information Statement/Prospectus, it is possible that SDN may enter into such an agreement and/or consummate such a transaction prior to the Closing Date. The consideration paid in any such transaction may be cash, Holdco securities (including, without limitation, Holdco Common Stock), any other consideration agreed upon by the parties to such transaction, or any combination of the foregoing. Such an acquisition could be either accretive or dilutive to the per-share earnings of Holdco. If the consideration to be paid includes cash, it is likely that Holdco will raise such cash by selling additional shares of Holdco Common Stock or other Holdco securities, including, without limitation, sales to the Dartmouth Capital Group. Unless such sales are made in public offerings that are registered with the Securities and Exchange Commission, it is not anticipated that Holdco shareholders generally (including the CSB shareholders who acquire Holdco Common Stock in the CSB Acquisition) will have the opportunity to purchase the offered Holdco securities. Whether such securities are issued directly to the financial institution being acquired or its shareholders, or are sold to raise cash needed to fund such an acquisition, it is likely that such issuance would dilute the ownership interest of CSB shareholders who acquire Holdco Common Stock in the CSB Acquisition.

CSB's Reasons for the CSB Acquisition

               The Board of Directors of CSB determined that it needed to pursue a course of action which would provide increased liquidity for the CSB shareholders and enhance the ability of CSB to compete in its existing market areas. The CSB Acquisition achieves both of those objectives. First, upon consummation of the CSB Acquisition, the CSB shareholders will gain liquidity for all or a substantial portion of their investment in CSB. As discussed in more detail herein, sixty percent (60%) of the shares of CSB Common Stock will be converted into cash, and, to the extent that CSB shareholders receive Holdco Common Stock, CSB and SDN expect such security will have substantially greater potential liquidity than the CSB Common Stock currently outstanding. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement" herein.)

               Second, CSB will benefit from the CSB Acquisition because of increased product and geographic diversification and achievement of certain operating efficiencies it would not be able to achieve on its own for the foreseeable future. Additionally, the "cross-selling" or sharing of products among the banks to be owned directly or indirectly by Holdco will create the opportunity to provide additional products and services to CSB's customers.

               Finally, with the probable influx of major out-of-state financial institutions due to interstate banking and branching, the competition for deposits and qualified operating personnel will increase. Smaller independent banks will need to expand or face far more difficult competition in the future. After consummation of the CSB Acquisition, the combined resources of CSB and SDN will enhance CSB's ability to provide customers an attractive alternative to those other financial institutions and better position itself to compete with the existing financial institutions in CSB's service areas.

Terms of the Reorganization Agreement

             General. The Reorganization Agreement provides for the acquisition of CSB by Holdco, a Delaware corporation formed subsequent to the execution of the Reorganization Agreement. As a result of the CSB Acquisition, Holdco will acquire all of the outstanding shares of CSB Common Stock (with the exception of shares as to which dissenters' rights have been properly exercised) in exchange for cash and Holdco Common Stock. Sixty percent (60%) of the outstanding shares of CSB Common Stock will be exchanged for cash of Holdco equal to approximately one hundred fifty percent (150%) of CSB's book value per share at December 31, 1995 and forty percent (40%) of the outstanding shares of CSB Common Stock will be exchanged for a number of shares of Holdco Common Stock having an aggregate pro forma book value, as of December 31, 1995, approximately equal to CSB's book value as of that date. The aggregate purchase price payable by Holdco for all of the outstanding shares of CSB Common Stock (the "CSB Acquisition Price") is estimated at a value of at least $21.3 million (subject to certain possible reductions in the CSB Acquisition Price as described herein). (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price" herein.)

               Consummation of the CSB Acquisition is subject to certain closing conditions, including, without limitation, the accuracy of the representations and warranties contained in the Reorganization Agreement, receipt of all requisite shareholder and regulatory approvals and a requirement that no more than ten percent (10%) of the outstanding shares of CSB Common Stock will dissent from the CSB Acquisition. The CSB Acquisition requires the approval of a majority of the outstanding shares of CSB Common Stock. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Conditions to the Transaction" herein.)

             Structure of the Transaction. In order that the exchange of CSB Common Stock for Holdco Common Stock receive potentially advantageous tax treatment (see "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences" herein), the transaction will be effected by means of two contemporaneous reverse triangular mergers (collectively, the "Transaction"). As illustrated on Diagram No. 1 on the following page, SDN has caused Holdco to be organized under Delaware law and to become a subsidiary of SDN (Step
1). Holdco will form two wholly-owned interim subsidiaries, one a California corporation ("CSB Merger Sub") and the other a Delaware corporation ("SDN Merger Sub") (Step 2). The Reorganization Agreement provides that SDN Merger Sub will merge with and into SDN (the "SDN Merger") and immediately thereafter CSB Merger Sub will merge with and into CSB as a part of the CSB Acquisition (Step 3). As a result of the Transaction, SDN and CSB will become wholly-owned subsidiaries of Holdco, and all of the then former SDN shareholders and some or all of the then former CSB shareholders will become shareholders of Holdco (Step 4).

                          DIAGRAM NO. 1


                             SDN/CSB



                              Step 1

SDN causes Holdco, a new Delaware corporation, to be formed as a wholly-owned subsidiary of SDN.


                           [flow chart]


                              Step 2

Holdco forms two wholly-owned interim subsidiaries in order to effect the reverse triangular mergers.


                           [flow chart]


                              Step 3

SDN Merger Sub will merge with and into SDN, each shareholder of Holdco will receive Holdco Common Stock and SDN will become a wholly-owned subsidiary of Holdco. Immediately thereafter, CSB Merger Sub will merge with and into CSB, each shareholder of CSB will receive cash and/or Holdco Common Stock and CSB will become a wholly-owned subsidiary of Holdco.

                           [flow chart]

                              Step 4

Assuming consummation of the CSB Acquisition and the SDN Merger, the pro forma structure of Holdco and subsidiaries would be as follows:


                           [flow chart]

         CSB Acquisition Price. The CSB Acquisition Price will consist of a combination of $15.1 million in cash and Holdco Common Stock having an aggregate pro forma book value at December 31, 1995 of $6.2 million (each subject to certain potential adjustments as described herein), and will be calculated as delineated below.

         Gross CSB Acquisition Price Prior to Potential Adjustments. Sixty percent (60%) of the outstanding shares of CBS Common Stock will be exchanged for cash from Holdco equal to approximately one hundred fifty percent (150%) of CSB's book value per share, at December 31, 1995, and forty percent (40%) of the outstanding shares of CSB Common Stock will be exchanged for a number of shares of Holdco Common Stock having an aggregate pro forma book value, as of December 31, 1995, approximately equal to CSB's book value as of that date.

         Accordingly, the cash component of the gross CSB Acquisition Price (prior to potential adjustments) equals $15,078,000 and is calculated as follows:

    (1)  CSB 12/31/95 Book Value            =                   $16,753,000
    (2)  150% of $16,753,000                =                   $25,130,000
    (3)  60% of $25,130,000                 =                   $15,078,000
                                                                -----------

    The cash purchase price per share of CSB Common Stock (prior to the effect of the potential adjustments described herein) equals $29.17 and is calculated as follows:

    (1)  Number of shares of CSB Common Stock outstanding      =    861,460
    (2)  60% of 861,460                                        =    516,876
    (3)  $15,078,000 divided by 516,876                        =     $29.17
                                                                    -------
    Thus, each share of CSB Common Stock which is converted into cash will be exchanged for $29.17 (subject to certain potential adjustments as described below).

    The stock portion of the gross CSB Acquisition Price is calculated as follows:

    (1)  Number of shares of CSB Common Stock outstanding = 861,460
    (2)  40% of 861,460                                   = 344,584
    (3)  344,584 multiplied by the Exchange Ratio         = Number of shares of
                                                            Holdco Common Stock
                                                            issuable in the CSB
                                                            Acquisition

    The Exchange Ratio will be determined in accordance with Exhibit 1.1-A of the Reorganization Agreement, a copy of which is included herewith in Annex
1. The Exchange Ratio of shares of Holdco Common Stock to shares of CSB Common Stock is expected to range between 4.637:1 to 4.924:1, depending upon the outcome of certain contingencies as described below. Therefore, the total number of shares of Holdco Common Stock issuable to the CSB shareholders will range from 1,597,836 to 1,696,732 (i.e., 344,584 shares of CSB Common Stock multiplied by 4.637 or 4.924). Accordingly, upon consummation of the CSB Acquisition and resolution of the SAIF contingency described below, the CSB shareholders will ultimately own between 16.7% and 17.1% of the outstanding shares of Holdco Common Stock.

    Potential Adjustments to CSB Acquisition Price. The Reorganization Agreement provides for two potential reductions in the CSB Acquisition Price.
 The first, which will be resolved prior to the consummation of the Transaction, is intended to address the potential exposure to CSB which SDN perceived to be inherent in certain pending litigation, recourse loan claims and real estate assets (collectively, the "Valuation Risks"). Those risks, and the manner in which any adjustment to the CSB Acquisition Price will be calculated, are described on Exhibit 1.1-C to the Reorganization Agreement, a copy of which is included herewith in Annex 1. The possible range of the reduction in the CSB Acquisition Price resulting from the Valuation Risks will be between $0 and a maximum of $400,000, although the CSB Board of Directors has agreed at least to discuss a higher maximum under certain specifically delineated circumstances but is under no obligation to agree to any such increase. Any such reduction will be allocated sixty percent (60%) to the cash component of the CSB Acquisition Price and forty percent (40%) to the stock component of the CSB Acquisition Price.

    The second potential reduction in the CSB Acquisition Price relates to the contingency that a special assessment may be levied against all depository institutions which, like CSB, are insured by the Savings Association Insurance Fund (the "SAIF") rather than the Bank Insurance Fund ("BIF"). Such an assessment has been discussed in Congress for over one year as part of a potential solution to the existing under funding of the SAIF. Subject to the maximum adjustments specified below, 57.5% of the after-tax cost of the SAIF contingency (the "SAIF Allocation"), up to a maximum of $575,000, generally would be allocated pro rata among the cash and Holdco Common Stock payable to the CSB shareholders. The maximum effect of the SAIF Allocation with respect to the cash component of the CSB Acquisition Price would be to reduce such amount by $345,000. The maximum effect on the stock component of the CSB Acquisition Price would be to decrease the number of shares of Holdco Common Stock otherwise distributable to the CSB shareholders by that number of shares which has an aggregate pro forma book value as of December 31, 1995 equal to $230,000. If legislation resolving the SAIF contingency is not enacted prior to the consummation of the Transaction, a stock escrow and cash payment mechanism would be established as of the Closing Date and would remain in existence for up to two (2) years to address that contingency. Holdco Common Stock equal to the maximum amount of the stock portion of the SAIF Allocation (i.e., having a value of pro forma book value at December 31, 1995 of $230,000) (the "Stock Holdback") wouldbe deducted from the stock otherwise payable to the CSB shareholders as of the Closing and placed into escrow at the Closing. Similarly, the cash otherwise payable to the CSB shareholders as of the Closing would be reduced by $345,000, the maximum amount of the cash portion of the SAIF Allocation (the "Cash Holdback"); however, the Cash Holdback would not go into escrow at the Closing but would instead constitute a payment obligation of Holdco, payable to the extent described below. Holdco's obligation to pay some or all of the Cash Holdback to the CSB shareholders through the Escrow Agent would be secured by a standby letter of credit issued by Liberty. Any dividends or other distributions on the stock in the Stock Holdback would be added to the stock otherwise available for distribution to the former CSB shareholders, and interest would be added to the cash otherwise available for distribution to the former CSB shareholders from the Cash Holdback, accrued from the Closing Date to a date shortly prior to distribution at a floating rate equal to the rate paid from time to time by Liberty on its one-year certificates of deposit over $100,000. A CSB shareholder's contingent right to receive cash on account of the Cash Holdback would be transferable to any person upon delivery of a notice and certain other documentation. A CSB shareholder's contingent right to receive Holdco Common Stock on account of the Stock Holdback would be transferable only upon the death of the applicable shareholder.

    If the SAIF contingency is resolved during the two-year period immediately following the consummation of the Transaction, the then-former
CSB shareholders would receive (i) Holdco Common Stock out of the escrow equal to amount, if any, by which the then-current value of the Stock
Holdback (calculated in accordance with procedures contained in the Escrow Agreement) exceeded the stock portion (40%) of the actual SAIF Allocation, and (ii) cash from Holdco (payable through the escrow mechanism) equal to the amount, if any, by which the Cash Holdback exceeded the cash portion (60%) of the actual SAIF Allocation. If the SAIF contingency is not resolved during the two-year period immediately following the consummation of the
Transaction, the amount of stock and cash distributable to the former CSB shareholders would be determined in accordance with a formula contained in the Escrow Agreement which provides, in effect, that Holdco's after-tax cost of the SAIF contingency would be deemed to be 0.51% (0.85% pre-tax)
multiplied by the amount of CSB's deposits, and approximately 43% of that cost would be charged against the Stock Holdback and the Cash Holdback, with the balance, if any, of the Stock Holdback and the Cash Holdback being
released to the former CSB shareholders.   The pre-tax charge of 0.85% of
deposits is approximately the same charge proposed in 1995 legislation before Congress. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Recent and Proposed Legislation -- SAIF Recapitalization" herein.) Regardless of whether the distributions described above are made following an actual resolution of the SAIF contingency or are made under the formula that is to be applied if no resolution is reached within the two-year period, each former CSB shareholder would receive stock and/or cash in the same relative proportions as his or her final allocation of stock and/or cash immediately following the Closing. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement
- -- Allocation Procedure" herein.) Following the distributions to the former CSB shareholders, the remainder, if any, of the stock in the escrow would be delivered to Holdco.

    In sum, the CSB Acquisition Price may be reduced up to a maximum of $975,000 as a result of the two above-described potential adjustments to such price, although the CSB Board of Directors has agreed at least to discuss (but has no obligation to agree to) a higher maximum under certain circumstances. Of that amount, up to $575,000 of the CSB Acquisition Price may be withheld from distribution to the CSB shareholders pending resolution of the SAIF contingency for up to two (2) years following the consummation of the CSB Acquisition. In the event that circumstances dictate that the maximum adjustments to the CSB Acquisition Price are required to be made, (i) the cash purchase price per share payable to the CSB shareholders electing cash consideration would be reduced from $29.17 to approximately $28.04 and
(ii) the number of shares
of Holdco Common Stock issuable for each share of CSB Common Stock would be reduced by 0.287 shares, thereby creating an Exchange Ratio of 4.637 shares of Holdco Common Stock for each share of CSB Common Stock. Management of CSB can provide no assurance that the maximum adjustments to the CSB Acquisition Price will not be required.

    Conversion of the CSB Common Stock. Each share of CSB Common Stock issued and outstanding immediately prior to the consummation of the CSB Acquisition (with the exception of those shares of CSB Common Stock owned by CSB shareholders who properly exercise their dissenters' rights) will, upon consummation of the CSB Acquisition, be automatically canceled and converted into the right to receive a pro rata portion of the CSB Acquisition Price, which may be in the form of either Holdco Common Stock, cash or a combination thereof, subject to the overall constraint that sixty percent (60%) of the outstanding CSB Common Stock be exchanged for cash and forty percent (40%) of the outstanding CSB Common Stock be exchanged for Holdco Common Stock, all as explained in greater detail below. Accordingly, each CSB shareholder will have the option of conditionally electing to convert each of his or her shares of CSB Common Stock into either Holdco Common Stock (the "Conditional Stock Election") or cash (the "Conditional Cash Election"). A CSB shareholder may also conditionally elect to have a certain number of his shares of CSB Common Stock converted pursuant to a Conditional Stock Election and a certain number converted pursuant to a Conditional Cash Election (the "Conditional Joint Election"). A CSB shareholder may also elect that he or she has no preference as to which type of consideration he or she will receive in exchange for his or her CSB Common Stock ("No Election"). The conditional elections to be made by the CSB shareholders are subject to certain limitations. Such limitations may result in a CSB shareholder who has made a Conditional Stock Election being required to receive a certain portion of his or her consideration in cash or a CSB shareholder who has made a Conditional Cash Election being required to receive a certain portion of his or her consideration in the form of Holdco Common Stock. Holders of 100 or fewer shares of CSB Common Stock will be afforded certain preferential rights in the exercise of their election (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Allocation Procedure" herein.)

     Conditional Stock Election. Each CSB shareholder who makes a Conditional Stock Election will be entitled to receive a certain number of shares of Holdco Common Stock (the "Stock Election Conversion Shares") in exchange for each share of CSB Common Stock converted pursuant to his or her Conditional Stock Election, subject to the Cash/Stock Conversion Requirement (defined below). (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Allocation Procedure" herein.) The number of Stock Election Conversion Shares to be exchanged for each share of CSB Common Stock subject to a Conditional Stock Election will be determined by reference to the Exchange Ratio. The Exchange Ratio of shares of Holdco Common Stock to CSB Common Stock is expected to range between 4.637:1 to 4.924:1, depending upon the resolution of certain contingencies. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price" herein.) Accordingly, each share of CSB Common Stock subject to a Conditional Stock Election will be exchanged for between 4.637 and 4.924 shares of Holdco Common Stock.

     Conditional Cash Election. Each CSB shareholder who makes a Conditional Cash Election will be entitled to receive between $28.04 and $29.17 (the "Cash Purchase Price Per Share") (depending upon the resolution of certain contingencies) in exchange for each share of CSB Common Stock converted pursuant to a Conditional Cash Election, subject to the limitations imposed by the Cash/Stock Conversion Requirement. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- CSB Acquisition Price; Allocation Procedure" herein.)

     Conditional Joint Election. Each CSB shareholder who makes a Conditional Joint Election will receive a certain number of Stock Election Conversion Shares for each of his or her shares of CSB Common Stock converted pursuant to a Conditional Stock Election and the Cash Purchase Price Per Share for each such share converted pursuant to a Conditional Cash Election, subject to the limitations imposed by the Cash/Stock Conversion Requirement. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Allocation Procedure" herein.)

     No Election. Each CSB shareholder who has no preference and accordingly makes No Election will receive either Holdco Common Stock, cash or a combination thereof, as determined by the allocation procedure. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Allocation Procedure" herein.)

     Election and Exchange Procedure. To effect the conditional elections to be made by the CSB shareholders, SDN will cause a Conditional Election Statement to be delivered to each CSB shareholder not later that two (2) business days following the receipt of all required regulatory approvals necessary to consummate the Transaction (the "Final Approval Date"), or, in SDN's discretion, prior to the Final Approval Date, but not earlier than the date on which the CSB shareholders have approved the CSB Acquisition. The Conditional Election Statement will request each CSB shareholder to make either a Conditional Stock Election, Conditional Cash Election, Conditional Joint Election or No Election. For the Conditional Election Statement to be effective, it must be properly completed and signed by the CSB shareholder and received by the exchange agent of SDN (the "Exchange Agent") on or before the 21st calendar day following the date of mailing of the Conditional Election Statement (the "Election Deadline"). Any CSB shareholder who has submitted a Conditional Election Statement may amend or revoke the same any time prior to the Election Deadline. Any CSB shareholder who does not return a Conditional Election Statement on or before the Election Deadline, or who properly revoked his or her Conditional Election Statement but does not submit a new statement, will be deemed to have made No Election. After the Election Deadline, all conditional elections by the CSB shareholders will be irrevocable.

    Concurrently with the delivery of a Conditional Election Statement to each of the CSB shareholders, SDN will cause the Exchange Agent to deliver to each holder of record of outstanding shares of CSB Common Stock a letter of transmittal which is to be used by each CSB shareholder to deliver to the Exchange Agent the stock certificates representing the CSB Common Stock owned by him or her, in accordance with instructions contained in that letter of transmittal. As soon as practicable after receiving those stock certificates and such other items as may be specified in the letter of transmittal, but in no event prior to the consummation of the CSB Acquisition, the Exchange Agent will deliver to each such CSB shareholder new certificates evidencing the appropriate number of Stock Election Conversion Shares and/or checks for the appropriate amount of cash, including payment of cash in lieu of fractional shares. All risk of loss in the delivery of the certificates of CSB Common Stock to the Exchange Agent will be borne by the CSB shareholder, and title will pass only upon proper delivery to, and receipt of such stock certificates by, the Exchange Agent. No interest will be paid to the CSB shareholders on the cash or the value of the Stock Election Conversion Shares into which their shares of CSB Common Stock will be converted.

    If the Stock Election Conversion Shares and/or the cash, or any part thereof, are to be delivered to a person other than the record holder of the certificates of CSB Common Stock surrendered in exchange therefor, (I) the certificate(s) so surrendered must be accompanied by certain signatures as described in the letter of transmittal and otherwise be in proper form for transfer, (ii) the transfer must otherwise be proper, and (iii) the person requesting the transfer must pay to the Exchange Agent any transfer or other taxes payable by reason of the transfer or must establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

    Allocation Procedure. The conditional elections to be made by the CSB shareholders in connection with the conversion of their shares of CSB Common Stock will be subject to the requirement that sixty percent (60%) of the total number of shares of CSB Common Stock outstanding (excluding all shares held by CSB shareholders who properly exercise their dissenters' rights) immediately prior to the consummation of the CSB Acquisition must be converted into cash and forty percent (40%) of the total number of shares of CSB Common Stock outstanding must be converted into Holdco Common Stock (the "Cash/Stock Conversion Requirement"). To meet the Cash/Stock Conversion Requirement, each of the shares of CSB Common Stock subject to No Election will be converted into either Holdco Common Stock or cash, as necessary.

    If the Cash/Stock Conversion Requirement has not been met after allocation of such shares subject to No Election, a certain number of shares of CSB Common Stock subject to Conditional Cash Elections may be converted to Holdco Common Stock (with the exception of Small Holders as described below), or a certain number of such shares subject to Conditional Stock Elections may be converted to cash, as the case may be, on a pro rata basis, until the Cash/Stock Conversion Requirement has been met. Thus, as a result of the allocation procedure, a CSB shareholder who has made a Conditional Stock Election with respect to one or more shares of his or her CSB Common Stock may be required to receive a certain portion of his or her consideration in cash, on a pro rata basis, with all others who have made Conditional Stock Elections, or, in the alternative, a CSB shareholder who has made a Conditional Cash Election with respect to one or more of his or her shares of CSB Common Stock may be required to receive a certain portion of his or her consideration in the form of Holdco Common Stock, on a pro rata basis, with all others who have made Conditional Cash Elections (with the exception of Small Holders as described below). Whether and the extent to which such reallocation is required is wholly dependent upon the percentage of shares of CSB Common Stock for which Conditional Stock Elections are made and the degree of reallocation required to satisfy the Cash/Stock Conversion Requirement. Notwithstanding the foregoing, any CSB shareholder who beneficially owns in the aggregate 100 or fewer shares of CSB Common Stock (a "Small Holder") and who makes a Conditional Cash Election with respect to all or any portion of such shares will not have his or her Conditional Cash Election reallocated to satisfy the Cash/Stock Conversion Requirement.

    Fractional Shares. No fractional shares of Holdco Common Stock will be issued in connection with the CSB Acquisition. Each holder of shares of CSB Common Stock who would otherwise be entitled to receive a fractional share of Holdco Common Stock will receive cash equal to the product of (I) the Cash Purchase Price Per Share multiplied by (ii) the fraction of a share of CSB Common Stock that would otherwise have been converted into a share of Holdco Common Stock.

    Interests of Certain Persons in the CSB Acquisition; Related Agreements. The Reorganization Agreement provides that the directors of CSB immediately prior to the consummation of the CSB Acquisition will be directors of CSB upon the consummation of the CSB Acquisition. Peter Paulsen, the Chairman of the Board of Directors of CSB, will also become a director of Holdco upon consummation of the CSB Acquisition. Additionally, the officers and other employees of CSB immediately prior to the consummation of the CSB Acquisition will all be employed in substantially the same capacities by CSB immediately following the CSB Acquisition.

    Each of the directors of CSB has entered into a Voting Agreement with SDN and CSB as of April 23, 1996, in the form of Exhibit 3.1.5 to the Reorganization Agreement (the "Voting Agreement"), a copy of which is included herewith in Annex 1. The Voting Agreement provides that each director of CSB will vote all shares of CSB Common Stock owned by him or her in favor of approval of the Reorganization Agreement and will perform other covenants in accordance with the terms of the Voting Agreement. As of April 30, 1996, the directors of CSB owned beneficially, in the aggregate, approximately 90.7% of the outstanding shares of CSB Common Stock.

    Employee Benefits. All employee benefits and benefit plans of CSB in effect immediately prior to the consummation of the CSB Acquisition will continue to be the employee benefits and benefits plans of CSB immediately following the CSB Acquisition. It is possible, however, that Holdco will cause benefits and benefit plans to be adopted within the foreseeable future following the CSB Acquisition that will cover employees of two or more of CSB, San Dieguito and Liberty or that Holdco will otherwise cause CSB's existing benefits and benefit plans to be altered.

    Financing of Transaction. The cash component of the CSB Acquisition Price will require Holdco to pay approximately $15.1 million in the aggregate to the CSB shareholders, in addition to which Holdco will bear certain expenses in connection with the Transaction. Funding for this cash payment and those expenses will be provided to Holdco through the sale by SDN of shares of SDN Common Stock to the Dartmouth Capital Group, most of the proceeds of which sale will be contributed to the capital of Holdco (the "Capital Contribution"). The Dartmouth Partnership has entered into two Subscription Agreements with SDN obligating the Dartmouth Partnership to purchase up to $16.0 million in SDN Common Stock in connection with the CSB Acquisition. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS REGARDING HOLDCO AND SDN -- Subscription Agreements to Fund the CSB Acquisition" herein.) SDN represented to CSB in the Reorganization Agreement that, as of the time it executed the Reorganization Agreement, it had adequate commitments in place to finance the Transaction, and it covenanted to contribute the necessary portion of the proceeds thereof to the capital of Holdco. SDN's obligations to consummate the Transaction are not conditioned upon its receipt of this or any other financing.

    The Reorganization Agreement also contemplated that, at SDN's election (subject to any necessary regulatory approvals), up to $4.0 million of the cash necessary to consummate the Transaction would be funded by CSB itself, and that the amount of the Capital Contribution would be reduced by a similar amount. However, SDN has indicated that it has elected not to utilize any cash from CSB to fund the Transaction. Accordingly, while the exact amount of the Capital Contribution has not yet been determined, it has been assumed throughout this Information Statement/Prospectus that the actual Capital Contribution will be in the amount of $15.5 million. (See "PRO FORMA FINANCIAL INFORMATION" herein.)

    Conditions to the Transaction. The obligations of each of the parties to the Reorganization Agreement to consummate the Transaction are subject to the satisfaction, on or before the date upon which the CSB Acquisition becomes effective (the "Closing Date"), of the following conditions: (I) all necessary regulatory approvals or consents will have been obtained, and no such approval will have imposed any materially burdensome condition or requirement which would render the consummation of the CSB Acquisition inadvisable and (ii) no legal, administrative or other proceeding by any governmental authority will have been instituted or threatened and, at what would otherwise have been the Closing Date, remain pending by or before a court or any governmental authority to restrain or prohibit the transactions contemplated by the Reorganization Agreement.

    The obligations of SDN and Holdco to consummate the Transaction and of SDN Merger Sub and SDN to consummate the SDN Merger are also subject to the satisfaction, on or before the Closing Date, of the following conditions: (I) CSB's representations and warranties contained in the Reorganization Agreement were true and correct as of the dates made and remain true and correct as of the Closing Date, excepting only those representations and warranties which speak expressly as of an earlier specified date; (ii) CSB has performed, in all material respects, all covenants required by the Reorganization Agreement to be performed by it; (iii) the CSB Acquisition will have been approved by the holders of a majority of the outstanding shares of CSB Common Stock and the holders of no more than 10% of the outstanding shares of CSB Common Stock will have perfected dissenters' rights; (iv) the consents or approvals have been obtained from all persons whose consents or approvals are required to permit consummation of the CSB Acquisition (other than regulatory approvals); (v) SDN will have received a satisfactory legal opinion from counsel to CSB; (vi) CSB will have delivered a schedule to SDN and Holdco, dated not more than three calendar days prior to the Closing Date, detailing CSB's nonperforming assets as of such date;
(vii) SDN and Holdco will have received from CSB an officers' certificate certifying that all conditions in the Reorganization Agreement which are required to be satisfied by CSB have been so satisfied; (viii) all corporate and other proceedings in connection with the Reorganization Agreement and documents and instruments incidental thereto will be reasonably satisfactory to SDN and its counsel; and (ix) if the Escrow Agreement is entered into pursuant to the Reorganization Agreement, CSB will have designated its escrow committee.

    The obligation of CSB to consummate the Transaction is also subject to the satisfaction, on or before the Closing Date, of the following conditions:
(I) SDN's and Holdco's representations and warranties contained in the Reorganization Agreement were true and correct as of the dates made and remain true and correct as of the Closing Date, excepting only those representations and warranties which speak expressly as of an earlier specified date; (ii) SDN and Holdco have performed, in all material respects, all covenants required by the Reorganization Agreement to be performed by each of them; (iii) CSB will have received satisfactory legal opinions from counsel to SDN and Holdco; (iv) SDN will have delivered a schedule to CSB, dated not more than three calendar days prior to the Closing Date, detailing San Dieguito's and Liberty's nonperforming assets as of such date; (v) CSB will have received from each of SDN and Holdco an officers' certificate certifying that all conditions in the Reorganization Agreement which were required to be satisfied by SDN or Holdco, as the case may be, have been so satisfied; (vi) all corporate and other proceedings in connection with the Reorganization Agreement and documents and instruments incidental thereto will be reasonably satisfactory to CSB and its counsel; (vii)(A) SDN will have received the full amount of the Capital Contribution (as defined in the Reorganization Agreement) which, in turn, will have been contributed to Holdco as an investment therein and (B) Holdco will have provided the Exchange Agent with the amount of cash and Holdco Common Stock necessary to consummate the CSB Acquisition; (viii) Holdco will have executed, ratified and joined in the Reorganization Agreement; (ix) if the Escrow Agreement is to be entered into pursuant to the Reorganization Agreement, Holdco and the Escrow Agent will have executed the Escrow Agreement and Holdco will have deposited with the Escrow Agent both the Stock Escrow Deposit (as defined in the Reorganization Agreement) and the standby letter of credit securing Holdco's contingent obligation to pay cash on account of the Cash Holdback; and (x) Peter Paulsen will have been appointed as a director of Holdco immediately following the consummation of the Transaction.

    Certain Agreements. The Reorganization Agreement provides that during the period from the date of the Reorganization Agreement until the consummation of the Transaction (the "Waiting Period"), CSB will do, among other things, the following: (I) terminate any existing discussions with third parties regarding the sale of CSB or any other business combination involving CSB, and thereafter refrain from soliciting any such discussion, and from engaging in such discussion initiated by a third party unless the Board of Directors of CSB shall have determined that the transaction proposed by the third party is financially superior to the Transaction and that their fiduciary duties to the CSB shareholders require them to engage in those discussions; (ii) solicit the written consents of its shareholders to approve the Reorganization Agreement; (iii) prepare jointly with SDN an Information Statement/Prospectus for delivery to the CSB shareholders; (iv) cause each of its affiliates to sign an affiliate letter, in connection with the transfer of Holdco Common Stock, in the form of Exhibit 4.2.6 to the Reorganization Agreement; (v) provide all information regarding CSB reasonably necessary for SDN to obtain any required regulatory approval; (vi) make available or furnish certain information to SDN and provide reasonable access to such information by SDN's representatives; (vii) keep confidential all information regarding SDN and its affiliates made available or furnished to CSB; (viii) confer regularly with SDN representatives regarding CSB's operations; and
(ix) conduct its business only in the normal and customary manner, consistent with past practice.

    Additionally, CSB has agreed, during the Waiting Period, not to take certain actions without the prior consent of SDN including, among other things: (I) declaring or paying any dividend upon, or redeeming, any shares of CSB Common Stock;

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

(ii) issuing any capital stock or bonds or granting any options, warrants or similar rights with respect thereto; (iii) acquiring a substantial equity interest in, or a substantial portion of the assets of, any business (subject to certain exceptions); (iv) entering into any new line of business; (v) changing its methods of accounting; (vi) creating or modifying any contract, or making any type of capital expenditure, in excess of $15,000 or capital expenditures of $50,000 in the aggregate; (vii) selling, leasing or otherwise disposing of any asset (subject to various exceptions); (viii) restructuring or materially changing its investment portfolio; (ix) increasing compensation levels to employees above certain levels; (x) making, renewing or purchasing loans above certain dollar levels (subject to certain exceptions); and (xi) incurring any indebtedness for borrowed money or guaranteeing, endorsing or assuming the obligations of any other individual or entity except in the ordinary course of business, consistent with past practice.

    The Reorganization Agreement also provides that, during the Waiting Period, SDN will, among other things, do the following: (I) prepare jointly with CSB an Information Statement/Prospectus for delivery to the CSB shareholders; (ii) file a Registration Statement with the SEC in the event it does not receive a no-action letter from the SEC regarding reliance upon an exemption from registration of the offer and sale of the Holdco Common Stock to the CSB shareholders; (iii) prepare and file all necessary applications to obtain the requisite regulatory approvals to consummate the Transaction; (iv) make available or furnish certain information to CSB and provide reasonable access to such information by CSB's representatives; (v) keep confidential all information regarding CSB made available or furnished to SDN; (vi) confer regularly with CSB representatives regarding SDN's operations; (vii) conduct its business only in the normal and customary manner, consistent with past practice; (ix) cause Holdco to execute, ratify and join in the Reorganization Agreement; and (x) comply, and cause Holdco to comply, in all material respects, with all applicable federal and state securities laws.

    Termination. The Reorganization Agreement may be terminated by either CSB or SDN prior to the consummation of the CSB Acquisition upon the occurrence of any of the following events: (I) mutual written agreement between the parties; (ii) a final determination by any regulatory agency denying an application of CSB, SDN or any of their respective affiliates, the granting of which application is essential to the consummation of the CSB Acquisition; or (iii) any final order, decree or judgment of any court of competent jurisdiction would be violated by the consummation of the Transaction.

    SDN may also unilaterally terminate the Reorganization Agreement prior to the consummation of the CSB Acquisition upon the occurrence of any of the following events: (I) the payment to CSB of a termination fee in the amount of $1,200,000; (ii) the breach by CSB of any representation or warranty contained in the Reorganization Agreement or the material failure of CSB to perform any of its covenants contained in the Reorganization Agreement if such breach or failure is not cured in a timely manner; (iii) any of the conditions precedent to SDN's or Holdco's obligations to perform under the Reorganization Agreement has not been satisfied as of the Closing Date; (iv) CSB has received a third party acquisition proposal and CSB has not reaffirmed its intent to proceed under the terms of the Reorganization Agreement; (v) a regulatory agency has conditioned its approval on SDN making a capital contribution to Holdco in excess of the Maximum Required Capital Contribution (i.e., an amount equal to approximately $15,078,000 minus the Cash Valuation Adjustment (as defined in the Reorganization Agreement) plus the aggregate expenses incurred by SDN and CSB in connection with the Transaction); or (vi) the consummation of the CSB Acquisition has not occurred by December 31, 1996 (unless such failure results from a breach of warranty or covenant of either SDN or Holdco).

    CSB may also unilaterally terminate the Reorganization Agreement prior to consummation of the CSB Acquisition upon the occurrence of any of the following events: (I) the payment to SDN of a termination fee in the amount of $1,200,000; (ii) the breach by SDN or Holdco of any representation or warranty contained in the Reorganization Agreement or the material failure of either SDN or Holdco to perform any of their respective covenants contained in the Reorganization Agreement if such breach or failure is not cured in a timely manner; (iii) any of the conditions precedent to CSB's obligations to perform under the Reorganization Agreement has not been satisfied as of the Closing Date; (iv) the consummation of the CSB Acquisition has not occurred by December 31, 1996 (unless such failure results from a breach of warranty or covenant of CSB).

    CSB has agreed to pay to SDN, as liquidated damages, the sum of $1,200,000 if CSB unilaterally terminates the Reorganization Agreement without cause or if SDN terminates the Reorganization Agreement because CSB has either breached a fundamental operating covenant, elected to proceed with a third party acquisition proposal (thereby abandoning the Reorganization Agreement) or otherwise failed to consummate the CSB Acquisition despite the fact that all conditions precedent to CSB's obligations to perform have been satisfied. If SDN terminates the Reorganization Agreement because of

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

a breach by CSB of a warranty or covenant that is not deemed a fundamental operating covenant, CSB has agreed to pay SDN, as liquidated damages, the sum of $300,000.

    SDN and Holdco, jointly and severally, have agreed to pay to CSB, as liquidated damages, the sum of $1,200,000 if SDN unilaterally terminates the Reorganization Agreement without cause or if CSB terminates the Reorganization Agreement because either SDN or Holdco has breached its warranty or covenant relating to the financing of the CSB Acquisition or SDN or Holdco has failed to consummate the CSB Acquisition despite the fact that all conditions precedent to their respective obligations to perform have been satisfied. If CSB terminates the Reorganization Agreement because of a breach by SDN or Holdco of a warranty or covenant not related to the financing of the CSB Acquisition, SDN and Holdco have agreed to pay CSB, as liquidated damages, the sum of $300,000. Finally, if either party terminates the Reorganization Agreement because of SDN's failure to obtain all requisite regulatory approvals or if SDN terminates the Reorganization Agreement because such approval is conditioned upon SDN making a capital contribution to Holdco in excess of the Maximum Required Capital Contribution, SDN and Holdco have agreed to pay CSB, as liquidated damages, the sum of $150,000, provided such denial or conditioning of the regulatory approval was not caused by any action or omission by CSB.

    Expenses. Each party will bear its own expenses in connection with the Transaction with the exception that, if either party terminates the Reorganization Agreement because one or more of the conditions precedent to such party's obligations to perform has not been satisfied as of the Closing Date, the non-terminating party will reimburse the terminating party (subject to certain exceptions enumerated in the Reorganization Agreement) for all of its reasonable expenses in an amount not to exceed $200,000.

Regulatory Approvals

    Federal and California law and regulations provide that certain acquisition transactions, such as the CSB Acquisition, may not be consummated unless approved in advance by applicable regulatory authorities. The Reorganization Agreement provides that SDN will file all applications for approvals and consents as may be required to consummate the CSB Acquisition.

    The CSB Acquisition requires the prior approval of the Board of Governors of the Federal Reserve System (the "FRB") under Section 3(a)(1) and Section 3(a)(3) of the Bank Holding Company Act of 1956, as amended (the "BHCA"), and
Section 225.11 of Regulation Y (12 C.F.R. 225.11). (The SDN Merger also requires the prior approval of the FRB.) Additionally, the CSB Acquisition requires the prior approval of the Superintendent under Section 700 et seq. of the California Financial Code and, if the Superintendent so requires, a Stock Permit pursuant to Section 690 et seq. of the California Financial Code. Receipt of all requisite regulatory approvals and consents is a condition precedent to the consummation of the CSB Acquisition. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Conditions to the Transaction" herein.) Furthermore, federal law provides that the CSB Acquisition may not be consummated until at least 15 days (and possibly up to 30 days) have expired following the FRB's preliminary approval in order to provide the United States Attorney General with an opportunity to review any antitrust implications of the CSB Acquisition.

    Although neither CSB nor SDN is aware of any reason why the requisite approvals of, and consents to, the CSB Acquisition would not be granted, there can be no assurance of when or if such approvals and consents will be obtained or that, if obtained, such approvals and consents would not include conditions which would be of a type that would relieve SDN from its obligation to consummate the CSB Acquisition. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Conditions to the Transaction" herein.)

Dissenting Shareholders' Rights

    The following discussion is not a complete statement of the law relating to dissenting shareholders' rights, and is qualified by reference to Annex 2, which sets forth in its entirety Chapter 13 of the California Corporations Code, which is the applicable law relating to dissenting shareholders' rights in this context and which is incorporated herein by reference. This discussion and Annex 2 should be reviewed carefully by each shareholder of CSB who wishes to exercise statutory dissenters' rights because failure to comply with the required procedures may result in the loss of such rights.

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

    Any shares of CSB Common Stock for which dissenters' rights are sought must not be voted in favor of approval of the Reorganization Agreement. Such shares must either be voted against approval of the Reorganization Agreement or not voted at all. Thus, any shareholder of CSB who wishes to dissent ("dissenting CSB Shareholder") and who executes and returns the enclosed written consent form must specify that he or she does not consent to or approve of the Reorganization Agreement or he or she abstains from voting on the proposal to approve the Reorganization Agreement. If a shareholder of CSB signs, dates and returns his or her written consent form but does not indicate a choice thereon or returns the written consent form by indicating that he or she consents to the Reorganization Agreement, his or her shares of CSB Common Stock automatically will be voted in favor of approval of the Reorganization Agreement and such shareholder will lose any and all dissenters' rights with respect to those shares. However, any shareholder who delivers a properly executed written consent has the right to revoke it at any time prior to receipt by CSB of affirmative written consents representing a majority of the outstanding shares of the CSB Common Stock. (See "SOLICITATION OF WRITTEN CONSENTS OF THE SHAREHOLDERS OF COMMERCE SECURITY BANK -- Submission of Written Consents; Revocability" herein.)

    Each dissenting CSB Shareholder who has not voted his shares of Common Stock of CSB in favor of approval of the Reorganization Agreement and who has complied with the procedures of Chapter 13 of the California Corporations Code, as amended (the "Corporations Code"), will be entitled to payment by Holdco, the acquiror in the CSB Acquisition, of the fair market value of his or her shares of CSB Common Stock. Such value will be determined as of the last trading day prior to the first announcement of the terms of the proposed CSB Acquisition (the "Pre-Announcement Date"), excluding any change in such value in consequence of the proposed CSB Acquisition. The Pre-Announcement Date was February 29, 1996 and, in the opinion of the Board of Directors and management of CSB, the fair market value of the CSB Common Stock on the Pre-Announcement Date was $19.07 per share.

    Chapter 13 of the Corporations Code represents the exclusive statutory remedy available to any of the CSB shareholders who elects as a dissenting shareholder to seek payment of the fair market value of his or her shares of CSB Common Stock. The following summary of Chapter 13 of the Corporations Code is qualified in its entirety by reference to the text of Chapter 13, a complete copy of which is reprinted in Annex 2 to this Information Statement/Prospectus.

    CSB is required to mail to each dissenting CSB Shareholder a notice of the approval of the Reorganization Agreement by a majority of the outstanding shares of CSB Common Stock (the "Approval Notice"), within ten (10) days of the date of such approval, accompanied by a copy of Sections 1300-1304 of the Corporations Code, a statement of the price determined by CSB to represent the fair market value of the dissenting shares of CSB Common Stock and a brief description of the procedures to be followed if a CSB shareholder desires to exercise dissenters' rights. To preserve his or her dissenters' rights, a dissenting CSB Shareholder must, within thirty (30) days after the Approval Notice was mailed, make a written demand on CSB at its principal office or at the office of any transfer agent thereof for the purchase of his or her shares of CSB Common Stock and the payment in cash of their fair market value. Such demand is required to state the number of shares of CSB Common Stock which such shareholder demands CSB purchase and must contain a statement of what such shareholder claims to be the fair market value of those shares on the Pre-Announcement Date. CSB suggests that dissenting CSB Shareholders use registered or certified mail, return receipt requested, for this purpose and that correspondence in this regard be directed to the attention of Mr. L. Robert Connelly, President of CSB, at 1545 River Park Drive, Suite 200, Sacramento, California 95815. A properly executed written consent form delivered to CSB which specifies that such shareholder does not consent to the Reorganization Agreement will not constitute such written demand. In addition, within thirty (30) days after the Approval Notice is mailed to the dissenting CSB Shareholder, such shareholder must submit to CSB at its principal office or at the office of any transfer agent thereof such shareholder's certificates representing the shares of CSB Common Stock subject to such demand.

    If CSB and the dissenting CSB Shareholder agree that the shares of CSB Common Stock subject to the demand are "dissenting shares" (as defined in Section 1300(b) of the Corporations Code) and agree upon the price of such shares, the dissenting CSB Shareholder will be entitled to the agreed upon price with interest thereon from the date of such agreement. The purchase price will be paid within thirty (30) days after such agreement or within thirty (30) days after any statutory or contractual conditions to the CSB Acquisition are satisfied, whichever is later. If CSB denies that such shares of CSB Common Stock are "dissenting shares," or CSB and the dissenting CSB Shareholder fail to agree upon the fair market value of such shares, then such dissenting CSB Shareholder may, within six months after the Approval Notice is mailed to him or her, file a complaint in the superior court of the proper county requesting the court to determine whether the shares of CSB Common Stock subject to such demand are "dissenting shares" or to determine the fair market value of such shares, or both, or may intervene in any action pending on such a complaint. The court may determine, or may appoint one or more impartial

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

appraisers to determine, the fair market value of the dissenting shares. If the court appoints an independent appraiser or appraisers, they will promptly make such determination. If the majority of the appraisers fail to file a report of their findings within ten (10) days from the date of their appointment or such further time as the court allows, or if the report is not confirmed by the court, the court will determine the fair market value of the dissenting shares of CSB Common Stock subject to such demand.

    Once the court has determined the fair market value of each of such dissenting shares of CSB Common Stock, the court will enter a judgment requiring CSB (or Holdco, as the acquiror in the CSB Acquisition, in the event the CSB Acquisition has already been consummated) to pay an amount equal to the fair market value of each of those dissenting shares multiplied by the number of dissenting shares that any dissenting CSB Shareholder who is a party to, or has intervened in, the action is entitled to require CSB to purchase, with interest from the date of entry of the judgment.

    Dissenting CSB Shareholders cease to be entitled to require payment for their shares of CSB Common Stock if (I) the CSB Acquisition is abandoned (in which case CSB would pay any dissenting CSB Shareholder who in good faith initiated proceedings for an appraisal all necessary expenses incurred in such action and reasonable attorneys' fees); (ii) the dissenting CSB Shareholder and CSB fail to agree upon the status of such shares as "dissenting shares" or upon the purchase price therefor and neither files a complaint and the dissenting CSB Shareholder fails to intervene in a pending action within six months after the Approval Notice is mailed to all dissenting CSB Shareholders; or (iii) the dissenting CSB Shareholder withdraws the demand for the purchase of his or her shares with the consent of CSB (or Holdco, in the event the CSB Acquisition has already been consummated).

Accounting Treatment

    The CSB Acquisition is expected to be treated using the purchase method of accounting for financial reporting proposes. (For further details regarding the accounting treatment of the CSB Acquisition, see "PRO FORMA FINANCIAL INFORMATION" herein.)

Certain Federal Income Tax Consequences

    None of CSB, SDN or Holdco will recognize gain or loss for federal income tax purposes as a consequence of the Transaction. Similarly, the SDN shareholders, who will receive solely Holdco Common Stock in the SDN Merger portion of the Transaction (see "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Structure of the Transaction" herein), will recognize no gain or loss for federal income tax purposes as a consequence of the Transaction.

    The federal income tax consequences of the Transaction to the CSB shareholders may differ from shareholder to shareholder. The following summary is a general discussion of certain expected federal income tax consequences of the CSB Acquisition arising to CSB shareholders under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice. This summary does not discuss all aspects of federal income taxation which may be relevant to a particular CSB shareholder in light of personal circumstances or certain types of shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax exempt organizations, foreign investors, dealers in securities and taxpayers subject to the alternative minimum tax) and does not discuss the consequences of the CSB Acquisition arising under state, local or foreign tax laws. Furthermore, this summary does not discuss the tax consequences to CSB shareholders who acquired their shares in CSB through the exercise of employee stock options or through any other means that could be deemed compensation for services, or who otherwise hold their shares as other than capital assets.

    The statements made herein are based on interpretations of the Code and of applicable regulations and other authorities to the extent the same exist; however, no rulings have been or will be requested from the Internal Revenue Service (the "IRS") that would confirm those statements. While it is a condition to the Closing that CSB receive at the time of the Closing an opinion from SDN's counsel, confirming certain of the statements made herein (see "THE CSB ACQUISITION --Certain Federal Income Tax Consequences -- Tax Opinion" herein), neither this discussion nor that opinion is or will be binding upon

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

the IRS. There can be no assurance, therefore, that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

    Exchange of CSB Common Stock Solely for Holdco Common Stock. Except as discussed below under "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Cash in Lieu of Fractional Shares" and "--Effect of Escrow", a CSB shareholder who receives solely Holdco Common Stock in exchange for his or her CSB Common Stock will not recognize gain or loss upon such exchange for federal income tax purposes. The aggregate tax basis of the Holdco Common Stock received by such shareholder will be equal to the aggregate tax basis of CSB Common Stock surrendered (excluding any portion of the holder's basis allocable to fractional shares), and the holding period of Holdco Common Stock will include the holding period of CSB Common Stock surrendered.
 A CSB shareholder who is considering making a Conditional Stock Election should note that, because of the possibility of proration, there can be no assurance that a shareholder who makes a Conditional Stock Election will receive solely Holdco Common Stock and, therefore, there can be no assurance that a shareholder who makes such an election will recognize no taxable gain upon such CSB shareholder's exchange of CSB Common Stock. (See "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Federal Income Tax Considerations in Making a Conditional Election" herein.)

    Exchange of CSB Common Stock Solely for Cash. A CSB shareholder who receives solely cash in exchange for his or her CSB Common Stock (including pursuant to the exercise of statutory dissenters' rights) will recognize capital gain or loss upon such exchange equal to the difference between the shareholder's tax basis in the CSB Common Stock surrendered and the amount of cash received in exchange therefor. Such capital gain or loss will constitute long-term gain or loss if the CSB Common Stock surrendered has been held for more than one year as of the Closing Date. Gain or loss must be calculated separately for each block of CSB Common Stock (i.e., each group of shares acquired at the same time in a single transaction).

    Exchange of CSB Common Stock for a Combination of Holdco Common Stock and Cash. Except as discussed below under "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Cash in Lieu of Fractional Shares" and "--Effect of Escrow", a CSB shareholder who receives a combination of Holdco Common Stock and cash in exchange for his or her CSB Common Stock (whether because he or she made a Conditional Joint Election, or because of proration following a Conditional Stock Election or a Conditional Cash Election, or as a consequence of having made No Election) will recognize some or all of the capital gain realized in the exchange, if any, but will not recognize any loss realized in the exchange. The amount of capital gain that is recognized will be calculated separately for each block of CSB Common Stock surrendered.
 The amount of gain recognized with respect to any block will equal the lesser of (I) the amount of gain realized with respect to such block (i.e., the amount by which the cash received plus the fair market value of Holdco Common Stock received exceeds the shareholder's tax basis in CSB Common Stock surrendered), or (ii) the amount of cash received that is allocable to such block. For this purpose, all of the cash and Holdco Common Stock received by the CSB shareholder will be allocated proportionately among the CSB Common Stock surrendered by such shareholder. Any capital gain recognized upon the exchange will constitute long-term capital gain if the applicable block of CSB Common Stock has been held for more than one year as of the Closing Date.
 The holding period of Holdco Common Stock received will include the holding period of the block of CSB Common Stock surrendered in exchange therefor.
The tax basis of Holdco Common Stock received in the exchange will be equal to the tax basis of the surrendered block of CSB Common Stock, decreased by the amount of cash received in respect of such block and increased by the amount of any gain recognized in respect of such block.

    Cash in Lieu of Fractional Shares. A CSB shareholder who receives cash in lieu of fractional shares of Holdco Common Stock will be treated as having received such fractional shares pursuant to the Reorganization Agreement and then as having exchanged such fractional shares for cash in a redemption by Holdco. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the shareholder's tax basis in the CSB Common Stock surrendered that is allocated to such fractional shares, and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term gain or loss if the CSB Common Stock has been held for more than one year as of the Closing Date.

    Federal Income Tax Considerations in Making a Conditional Election. If a CSB shareholder makes a Conditional Stock Election (i.e., conditionally elects to receive Holdco Common Stock in exchange for all of his or her CSB Common Stock (see "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Election and Exchange Procedure" herein)), and that shareholder nonetheless receives some cash as a result of the proration procedures, the federal income tax consequences to that shareholder will be as described above for a CSB shareholder who receives a combination of Holdco Common Stock

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

and cash. Similarly, if a CSB shareholder makes a Conditional Cash Election (i.e., conditionally elects to receive cash in exchange for all of his or her CSB Common Stock), and that shareholder nonetheless receives some Holdco Common Stock as a result of the proration procedures, the federal income tax consequences to that shareholder will be described above for the CSB shareholder who receives a combination of Holdco Common Stock and cash.
Thus, the actual federal income tax consequences to any particular CSB shareholder will not be fully ascertainable at the time the election is made because CSB shareholders will not know at that time if, and to what extent, the proration procedures will affect the consideration that they will actually receive in return for their CSB Common Stock.

    Effect of Escrow. It is unclear whether the CSB shareholders will be treated as owners of the Escrowed Shares for federal income tax purposes prior to the release of such Escrowed Shares from escrow. A transaction involving deferred payment, such as the Transaction, may be governed by the installment sale regulations for some purposes. For example, the IRS has taken the position that a taxpayer may use the installment method of accounting to report the receipt of a note in circumstances such as the Transaction. Under the installment sale regulations, a contingency may prevent a constructive receipt of the escrowed property. By contrast, in the tax-free reorganization context, the IRS's view is that shareholders are considered to be the owners of escrowed shares from the date of issue to the escrow agent if they have the right to vote and to currently receive all dividends on those shares. However, the Transaction may be distinguishable, since the CSB shareholders will not be entitled currently to receive the dividends on the Escrowed Shares. In summary, it is unclear which rules govern, and, if the tax-free reorganization rules apply, whether they are satisfied.

    If the CSB shareholders are treated as the owners of the Escrowed Shares, then any former CSB shareholder who exchanges CSB Common Stock for a combination of Holdco Common Stock and cash could, depending upon the shareholder's basis in the CSB Common Stock exchanged, recognize more capital gain than if he or she were not the owner of the Escrowed Shares. Additional gain could result because the aggregate fair market value of the Holdco Common Stock received would be greater. (See "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Exchange of CSB Common Stock for a Combination of Holdco Common Stock and Cash" herein.)

    CSB shareholders who exchange CSB Common Stock solely for Holdco Common Stock would realize no additional income, and would have the same aggregate basis for their shares of Holdco Common Stock, regardless of whether they are treated as the owners of the Escrowed Shares.

    If the CSB shareholders are treated as owners of the Escrowed Shares for federal income tax purposes prior to their release from escrow and if less than all of the Escrowed Shares were ultimately released to them from escrow, then they would likely recognize a capital gain or loss equal to the difference between the fair market value of the returned shares on the return date and their basis in those returned shares.

    By contrast, if the CSB shareholders are not treated as owning the Escrowed Shares for federal income tax purposes prior to their release from escrow, and if any Escrowed Shares are ultimately released to them from escrow, a portion of the value of such shares may be treated as interest, in which case the value of that portion would be taxable as ordinary income. The value of the balance of the Escrowed Shares released to them would be used to recompute the gain of the CSB shareholders in connection with the transaction as well as their basis in their shares of Holdco Common Stock. (See "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Exchange of CSB Common Stock for a Combination of Holdco Common Stock and Cash" and "-- Exchange of CSB Common Stock Solely for Holdco Common Stock" herein.) Similar treatment would apply with respect to any cash disbursed to the CSB shareholders by the escrow agent.

    Reporting Requirements. Each CSB shareholder who receives Holdco Common Stock will be required to retain records and file with such shareholder's federal income tax return a statement setting forth certain facts relating to the Transaction. Each CSB shareholder will also be asked to indicate, in the letter of transmittal by which he or she will surrender his or her shares of CSB Common Stock, the tax basis of that stock.

    Tax Opinion. It is a condition to the Closing of the Transaction that CSB receive at the time of the Closing an opinion (the "Tax Opinion") from SDN's counsel, Nutter, McClennen & Fish, LLP, confirming (subject to the exclusions noted below, and to the limitations set forth in the introductory paragraphs to this "Certain Federal Income Tax Consequences" section) that the CSB Acquisition will be treated as a contribution of property to Holdco pursuant to Section 351 of the Code, that the CSB shareholders shall recognize no income for federal income tax purposes as a consequence of the Transaction except to the extent that they receive cash in exchange for their shares of CSB Common Stock, and that none of CSB, SDN or Holdco shall recognize gain or loss as a consequence of the Transaction. The Tax Opinion will be premised on, among other things, representation letters provided by CSB, SDN, Holdco and certain other persons to SDN's counsel containing statements relating to planned dispositions of Holdco Common Stock by CSB shareholders, plans on the part of Holdco to undertake transactions outside the ordinary course of business, and other requirements. The Tax Opinion will not, however, address the federal income tax implications of the escrow arrangements described herein. (See "THE CSB ACQUISITION -- TERMS OF THE REORGANIZATION AGREEMENT -- Potential Adjustments to CSB Acquisition Price" and "THE CSB ACQUISITION -- Certain Federal Income Tax Consequences -- Effect of Escrow" herein.)

    THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY. IT MAY NOT APPLY TO ALL HOLDERS OF CSB COMMON STOCK, AND MAY NOT INCLUDE CERTAIN CONSIDERATIONS THAT ARE IMPORTANT TO YOUR PARTICULAR SITUATION, INCLUDING, TO THE EXTENT APPLICABLE, THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE TAX CONSEQUENCES OF THE ESCROW.

                 PRO FORMA FINANCIAL INFORMATION


    The following Unaudited Pro Forma Condensed Combined Statement of Condition as of December 31, 1995 and as of March 31, 1996, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996, give effect to the Liberty acquisition and the CSB Acquisition, each of which has been or will be accounted for using the purchase method of accounting, in each case as if such transaction had occurred on January 1, 1995.

    The pro forma information is based on the historical consolidated financial statements of SDN, Liberty and CSB under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The Pro Forma Condensed Combined Financial Statements do not reflect any cost savings in connection with either the Liberty acquisition or the CSB Acquisition.

    The information shown on the following pages should be read in conjunction with the consolidated historical financial statements of SDN, Liberty and CSB, including the respective notes thereto, which are included elsewhere in this Information Statement/Prospectus. The pro forma data is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the subject acquisitions been consummated during the periods, or as of the dates, for which the pro forma data is presented.

    Pro forma per share amounts for the combined Liberty and SDN entity are based upon issuance of 3,392,405 shares of SDN Common Stock, at a price of
$3.95 per common share, in connection with the acquisition of Liberty.   The
pro forma per share amounts for the CSB and SDN entity (i.e., Holdco) are based upon an exchange ratio of 4.7079 (rounded) (where the range of exchange ratios is between 4.637:1 and 4.924:1) shares of SDN Common Stock for each share of CSB Common Stock, which results in the issuance of 1,622,278 shares of SDN Common Stock. In addition, the pro forma data for Holdco assumes the issuance of 3,873,418 shares of SDN Common Stock for the CSB Acquisition to the Dartmouth Capital Group at a price of $3.95 per common share in connection with funding of the CSB Acquisition. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS REGARDING HOLDCO AND SDN -- Subscription Agreements to Fund CSB Acquisition" herein.)

                                     HOLDCO(1)
            Unaudited Pro Forma Condensed Combined Statement of Condition
                                December 31, 1995
                              (dollars in thousands)

                                  Pro Forma               Pro Forma    Pro Forma
                               Combined SDN     CSB      Adjustments    Combined
                               ------------   --------   -----------   ---------
ASSETS
Cash and due from banks            $ 12,494   $  9,481   $ (1,419)a    $ 20,556
Federal funds sold                    9,450     28,000         --        37,450
Securities                           41,763     18,028         --        59,791
Loans, Gross                        127,907    135,168         --       263,075
Less: allowance for loan loss        (2,325)    (2,396)        --        (4,721)
Premises and equipment, net           1,823      2,431         --         4,254
Goodwill                              3,958         --      5,626 b       9,584
Other assets                          6,843     22,635        748 c      30,226
                                   --------   --------   --------      --------
                 Total assets      $201,913   $213,347   $  4,955      $420,215
                                   --------   --------   --------      --------
                                   --------   --------   --------      --------

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing             $ 35,864   $ 69,326         --      $105,190
  Interest bearing                  146,447    122,329         --       268,776
                                   --------   --------   --------      --------
     Total deposits                 182,311    191,655         --       373,966

Accrued interest payable
 and other liabilities                2,661      4,939         --         7,600
                                   --------   --------   --------      --------
     Total liabilities              184,972    196,594         --       381,566

Common stock                             43      3,446     (3,391) d         98
Additional paid-in capital           20,959      1,035     20,618  d     42,612
Retained earnings (deficit)          (4,061)    12,272    (12,272) d     (4,061)
                                   --------   --------   --------      --------
     Total shareholders' equity      16,941     16,753      4,955        38,649
                                   --------   --------   --------      --------
     Total liabilities and
        shareholders' equity       $201,913   $213,347   $  4,955      $420,215
                                   --------   --------   --------      --------
                                   --------   --------   --------      --------


      See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                              SDN BANCORP, INC.(1)
           Unaudited Pro Forma Condensed Combined Statement of Condition
                               December 31, 1995
                             (dollars in thousands)

                                                        Pro Forma    Pro Forma
                                   SDN       LNB       Adjustments  Combined SDN
                                 -------   --------    -----------  ------------
ASSETS
Cash and due from banks          $ 4,629   $  7,874     $    (9)a    $ 12,494
Federal funds sold                 2,300      9,350      (2,200)a       9,450
Securities                         7,009     34,754          --        41,763
Loans, net                        38,977     88,930          --       127,907
Less: allowance for loan loss       (639)    (1,686)         --        (2,325)
Premises and equipment, net          597      1,226          --         1,823
Goodwill                              --         --       3,958 b       3,958
Other assets                       3,032      3,652         159 c       6,843
                                 -------   --------     -------      --------
                 Total assets    $55,905   $144,100     $ 1,908      $201,913
                                 -------   --------     -------      --------
                                 -------   --------     -------      --------

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing           $13,445   $ 22,419          --      $ 35,864
  Interest bearing                37,986    108,461          --       146,447
                                 -------   --------     -------      --------
     Total deposits               51,431    130,880          --       182,311

Accrued interest payable
 and other liabilities               933      1,728          --         2,661
                                 -------   --------     -------      --------
     Total liabilities            52,364    132,608          --       184,972

Common stock                           9      3,260      (3,226)d          43
Additional paid-in capital         7,593      4,062       9,304 d      20,959
Retained earnings (deficit)       (4,061)     4,170      (4,170)d      (4,061)
                                 -------   --------     -------      --------
     Total shareholders' equity    3,541     11,492       1,908        16,941
                                 -------   --------     -------      --------
     Total liabilities and
        shareholders' equity     $55,905   $144,100     $ 1,908      $201,913
                                 -------   --------     -------      --------
                                 -------   --------     -------      --------

     See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                                     HOLDCO(1)
            Unaudited Pro Forma Condensed Combined Statement of Condition
                                March 31, 1996
                            (dollars in thousands)

                                                        Pro Forma   Pro Forma
                                    SDN        CSB     Adjustments   Combined
                                  --------   --------  -----------  ---------
ASSETS
Cash and due from banks           $ 13,834   $  8,656   $ (1,419)a   $ 21,071
Federal funds sold                  30,800     31,500         --       62,300
Securities                          43,331     11,319         --       54,650
Loans, net                         123,287    143,934         --      267,221
Less: allowance for loan loss       (2,398)    (2,453)        --       (4,851)
Premises and equipment, net          1,790      2,286         --        4,076
Goodwill                             3,780         --      5,850 b      9,630
Other assets                         8,371     20,519        748 c     29,638
                                  --------   --------   --------     --------
                 Total assets     $222,795   $215,761   $  5,179     $443,735
                                  --------   --------   --------     --------
                                  --------   --------   --------     --------

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing            $ 57,236   $ 70,620         --     $127,856
  Interest bearing                 146,234    124,768         --      271,002
                                  --------   --------   --------     --------
     Total deposits                203,470    195,388         --      398,858

Accrued interest payable
 and other liabilities               2,366      3,844         --        6,210
                                  --------   --------   --------     --------
     Total liabilities             205,836    199,232         --      405,068

Common stock                            43      3,446     (3,391)d         98
Additional paid-in capital          20,959      1,035     20,618 d     42,612
Retained earnings(deficit)          (4,043)    12,048    (12,048)d     (4,043)
                                  --------   --------   --------     --------
     Total shareholders' equity     16,959     16,529      5,179       38,677
                                  --------   --------   --------     --------
      Total liabilities and
        shareholders' equity      $222,795   $215,761   $  5,179     $443,735
                                  --------   --------   --------     --------
                                  --------   --------   --------     --------

     See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                                 HOLDCO(1)
        Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Year Ended December 31, 1995
                          (dollars in thousands)

                                            Pro Forma                 Pro Forma   Pro Forma
                                           Combined SDN      CSB     Adjustments   Combined
                                           ------------   --------   -----------  ----------
Interest Income
  Interest and fees on loans and leases     $   15,027    $ 12,204     $  --      $   27,231
  Interest on investment securities              1,653       1,513        --           3,166
  Interest on Federal funds sold                   581         423       (81)a           923
                                            ----------    --------     -----      ----------
       Total interest income                    17,261      14,140       (81)         31,320

Interest Expense
  Deposits                                       7,147       6,502        --          13,649
  Debentures and other                             187         234        --             421
                                            ----------    --------     -----      ----------
       Total interest expense                    7,334       6,736        --          14,070
                                            ----------    --------     -----      ----------
Net interest income                              9,927       7,404       (81)         17,250

Provision for loan losses                          445       1,196        --           1,641
                                            ----------    --------     -----      ----------
Net income after provision for loan losses       9,482       6,208       (81)         15,609

Non-interest income                              3,048      16,802        --          19,850
Non-interest expense                            12,512      21,779       563          34,854
                                            ----------    --------     -----      ----------

Income(loss) before provision for income
  tax and extraordinary item                        18       1,231      (644)            605

Provision(benefit) for income taxes                (54)        517      (270)            193
                                            ----------    --------     -----      ----------
Income(loss) before extraordinary item              72         714      (374)            412

Extraordinary item, net of taxes                   625          --        --             625
                                            ----------    --------     -----      ----------
Net income (loss)                           $      697    $    714     $(374)     $    1,037
                                            ----------    --------     -----      ----------
                                            ----------    --------     -----      ----------

Weighted average common
  shares outstanding                         3,660,603     861,460                 9,156,299

Net income per common share:
    Income before extraordinary item        $     0.02    $   0.83                $     0.04
    Extraordinary item                            0.17           0                      0.07
                                            ----------    --------     -----      ----------
    Income per common share                 $     0.19    $   0.83                $     0.11

           See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                            SDN BANCORP, INC.(1)
         Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the Year Ended December 31, 1995
                          (dollars in thousands)

                                                                   Pro Forma     Pro Forma
                                              SDN        LNB      Adjustments   Combined SDN
                                            --------   --------   -----------   ------------
Interest Income
  Interest and fees on loans and leases     $  4,086   $ 10,941     $  --       $   15,027
  Interest on investment securities              365      1,288                      1,653
  Interest on Federal funds sold                 117        590      (126)a            581
                                            --------   --------     -----       ----------
       Total interest income                   4,568     12,819      (126)          17,261

Interest Expense
  Deposits                                     1,570      5,577        --            7,147
  Debentures and other                           181          6        --              187
                                            --------   --------     -----       ----------
       Total interest expense                  1,751      5,583        --            7,334
                                            --------   --------     -----       ----------
Net interest income                            2,817      7,236      (126)           9,927

Provision for loan losses                        295        150        --              445
                                            --------   --------     -----       ----------
Net income after provision for loan losses     2,522      7,086      (126)           9,482

Non-interest income                              696      2,352        --            3,048
Non-interest expense                           4,291      7,825       396 b         12,512
                                            --------   --------     -----       ----------

Income(loss) before provision for income
 tax and extraordinary item                   (1,073)     1,613      (522)              18

Provision(benefit) for income taxes             (443)       608      (219)             (54)
                                            --------   --------     -----       ----------
Income(loss) before extraordinary item          (630)     1,005      (303)              72

Extraordinary item, net of taxes                 625         --        --              625
                                            --------   --------     -----       ----------
Net income (loss)                           $     (5)  $  1,005     $(303)      $      697
                                            --------   --------     -----       ----------
                                            --------   --------     -----       ----------

Weighted average common
  shares outstanding                         268,198    978,160                  3,660,603

Net income (loss) per common share:
   Income (loss) before extraordinary item  $  (2.35)  $   1.03                 $     0.02
    Extraordinary item                          2.33         --                       0.17
                                            --------   --------     -----       ----------
   Income (loss)  per common share          $  (0.02)  $   1.03                 $     0.19

          See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                                    HOLDCO(1)
            Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the Three Months Ended March 31, 1996
                             (dollars in thousands)

                                             Pro Forma                Pro Forma    Pro Forma
                                            Combined SDN    CSB      Adjustments   Combined
                                            ------------  --------   -----------   ----------
Interest Income
  Interest and fees on loans and leases      $    3,863   $  3,059     $  --       $    6,922
  Interest on investment securities                 560        207        --              767
  Interest on Federal funds sold                    157        359       (22)a            494
                                             ----------   --------     -----       ----------
       Total interest income                      4,580      3,625       (22)           8,183

Interest Expense
  Deposits                                        1,735      1,672        --            3,407
  Debentures and other                               15         18        --               33
                                             ----------   --------     -----       ----------
       Total interest expense                     1,750      1,690        --            3,440
                                             ----------   --------     -----       ----------
Net interest income                               2,830      1,935       (22)           4,743

Provision for loan losses                            65        168        --              233
                                             ----------   --------     -----       ----------
Net income after provision for loan losses        2,765      1,767       (22)           4,510

Non-interest income                                 282      2,702        --            2,984
Non-interest expense                              2,664      4,840       146 b          7,651
                                             ----------   --------     -----       ----------

Income(loss) before provision for
  income tax                                        383       (372)     (168)            (157)

Provision(benefit) for income taxes                 151       (156)      (71)             (76)
                                             ----------   --------     -----       ----------
Net income (loss)                            $      232   $   (216)    $ (97)      $      (81)
                                             ----------   --------     -----       ----------
                                             ----------   --------     -----       ----------

Weighted average common
  shares outstanding                          4,287,872    861,460                  9,783,568
Income(loss) per common share                $     0.05   $  (0.25)                $    (0.01)

           See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                             SDN BANCORP, INC.(1)
         Unaudited Pro Forma Condensed Combined Statement of Operations
                  For the Three Months Ended March 31, 1996
                            (dollars in thousands)

                                                                 Pro Forma      Pro Forma
                                               SDN       LNB     Adjustments   Combined SDN
                                             --------   ------   -----------   ------------
Interest Income
  Interest and fees on loans and leases      $    920   $2,943     $  --       $    3,863
  Interest on investment securities                97      463        --              560
  Interest on Federal funds sold                   49      136       (28)a            157
                                             --------   ------     -----       ----------
       Total interest income                    1,066    3,542       (28)           4,580

Interest Expense
  Deposits                                        292    1,443        --            1,735
  Debentures and other                             15       --        --               15
                                             --------   ------     -----       ----------
       Total interest expense                     307    1,443        --            1,750
                                             --------   ------     -----       ----------
Net interest income                               759    2,099       (28)           2,830

Provision for loan losses                          35       30        --               65
                                             --------   ------     -----       ----------
Net income after provision for loan losses        724    2,069       (28)           2,765

Non-interest income                               162      120        --              282
Non-interest expense                              863    1,706        95 b          2,664
                                             --------   ------     -----       ----------

Income (loss) before provision for
  income tax                                       23      483      (123)             383

Provision(benefit) for income taxes                 5      198       (52)             151
                                             --------   ------     -----       ----------
Net income (loss)                            $     18   $  285     $ (71)      $      232
                                             --------   ------     -----       ----------
                                             --------   ------     -----       ----------


Weighted average common
  shares outstanding                          895,467                           4,287,872
Income per common share                      $   0.02                          $     0.05

          See accompanying notes to the unaudited pro forma condensed combined financial statements.

- --------------------------
   (1) Acquisition of LNB was effective March 31, 1996

                         NOTES TO THE
  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


    a) The pro forma adjustments to these items include the transaction costs incurred in conjunction with the Liberty acquisition and the CSB Acquisition net of additional cash provided by the Dartmouth Partnership in funding the transactions. These items assume also include the $2.2 million redemption of Liberty's capital that was a funding component of the Liberty acquisition. Included in the Pro Forma Condensed Combined Statements of Operations are adjustments to interest on federal funds sold to reflect the foregone income at the prevailing federal funds rates for each period.

    b) The pro forma statements included adjustments for the excess of the cost over the fair value of the net assets acquired in each acquisition, as follows:

                                                      LIBERTY
                                                ------------------
                                                12/31/95   3/31/96
                                                --------   -------

    Purchase price                               $14,477   $14,477
      Historical net tangible assets acquired     11,428    11,655
        Estimated closing adjustments               (973)     (973)
        Estimated fair value adjustments              64        15
                                                 -------   -------
        Estimated fair value of net assets        10,519    10,697
                                                 -------   -------
    Excess cost over net assets acquired         $ 3,958   $ 3,780
                                                 -------   -------
                                                 -------   -------

                                                        CSB
                                                ------------------
                                                12/31/95   3/31/96
                                                --------   -------

    Purchase price                               $21,346   $21,346
      Historical net tangible assets acquired     16,726    16,511
        Estimated closing adjustments             (1,033)   (1,033)
        Estimated fair value adjustments              27        18
                                                 -------   -------
        Estimated fair value of net assets        15,720    15,496
                                                 -------   -------
    Excess cost over net assets acquired         $ 5,626   $ 5,850
                                                 -------   -------
                                                 -------   -------


Included in the Pro Forma Condensed Combined Statements of Operations are adjustments to noninterest expense that reflect the amortization of the excess cost over net assets acquired over a useful life of ten years utilizing the straight line method.

    c) The pro forma adjustment reflects the tax benefit related to the expenses incurred in conjunction with the Liberty acquisition and the CSB Acquisition and the establishment of a valuation reserve for the state deferred tax asset in conjunction with the acquisition of Liberty.

    d) The pro forma shareholders' equity accounts have been adjusted in the Unaudited Pro Forma Condensed Combined Statements of Condition to reflect elimination of the historical shareholders' equity in accordance with purchase method of accounting. The Liberty adjustments reflect the issuance of a total of 3,392,405 shares in connection with the Liberty acquisition. The CSB adjustments reflect the issuance of 1,622,278 shares in exchange for 40% of the outstanding shares of CSB (assuming an exchange ratio of 4.7079 which is based upon the book value of SDN at December 31, 1995 and book value of CSB at December 31, 1995 adjusted for the full Valuation Adjustment and for the SAIF Stock Component assuming an approximate maximum cost of $1.0 million for the SAIF Recapitalization Legislation) and issuance of 3,873,418 shares in exchange for cash provided by the Partnership to acquire the remaining 60% of the outstanding shares of CSB.

    e) Pro Forma combined constitutes Holdco.

               SOLICITATION OF WRITTEN CONSENTS OF
            THE SHAREHOLDERS OF COMMERCE SECURITY BANK


Introduction

    This Information Statement/Prospectus is being furnished to the CSB shareholders in connection with the solicitation by the Board of Directors of CSB of the written consents of the CSB shareholders to the Reorganization Agreement. This Information Statement/Prospectus and the enclosed form of written consent are first being mailed to the CSB shareholders on or about ___________, 1996.

Matter to Be Considered

    The shareholders of CSB will be asked to consent to and approve of the Reorganization Agreement, entered into as of April 23, 1996, by and between SDN and CSB, providing for the acquisition of CSB by Holdco, a Delaware corporation, through a merger of a wholly-owned subsidiary of Holdco with and into CSB. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement" herein.) The Reorganization Agreement in its entirety and all exhibits thereto are set forth in Annex 1.

Record Date; Voting Information

    The close of business on July 31, 1996 was the record date (the "Record Date") for determining which of the CSB shareholders were entitled to receive notice of and to submit written consents in connection with approval of the Reorganization Agreement. On the Record Date, there were 861,460 shares of CSB Common Stock outstanding, held by approximately ____ holders of record. Each share of CSB Common Stock is entitled to one vote on the proposal to approve the Reorganization Agreement. Section 1201 of the Corporations Code requires the Reorganization Agreement to be approved by the holders of a majority of the outstanding shares of CSB Common Stock. On the Record Date, CSB's directors, executive officers and their affiliates owned of record, in the aggregate, 781,500 shares of CSB Common Stock, representing approximately 90.7% of the outstanding shares of CSB Common Stock entitled to submit written consents and thereby vote on approval of the Reorganization Agreement. Each of the directors of CSB has entered into a Voting Agreement with SDN and CSB providing that such director will vote all shares of CSB Common Stock owned by him or her in favor of the approval of the Reorganization Agreement. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Interests of Certain Persons in the CSB Acquisition; Related Agreements" herein.)

Submission of Written Consents; Revocability

    Shareholder approval of the Reorganization Agreement may be given either by vote of the shareholders at a shareholders' meeting or by written consent of the shareholders. The Board of Directors of CSB has elected the latter method of obtaining shareholder approval of the Reorganization Agreement. The shareholders of CSB are therefore requested to complete, sign and date the enclosed written consent form and return it to CSB in the enclosed postage prepaid envelope as soon as possible.

    Any shareholder of CSB may revoke his or her written consent at any time prior the later of (I) the fifth business day after this Information Statement/Prospectus is distributed, and (ii) the receipt by CSB of affirmative written consents representing a majority of the outstanding shares of CSB Common Stock. To effect a revocation prior to that time, CSB must receive a written instrument filed by the CSB shareholder with the President of CSB revoking his or her previously submitted written consent. Any CSB shareholder who signs, dates and returns the written consent form but does not indicate a choice thereon will be deemed to have consented to, and approved of, the Reorganization Agreement.

Solicitation of Written Consents

    This solicitation of the CSB shareholders is being made by the Board of Directors of CSB. The expense of preparing, assembling, printing and mailing this Information Statement/Prospectus to the CSB shareholders and the material used in the solicitation of their written consents will be borne by CSB in accordance with the terms of the Reorganization Agreement. (See "THE CSB ACQUISITION -- Terms of the Reorganization Agreement -- Expenses" herein.) CSB contemplates that the written consents of the CSB shareholders will be solicited principally through the use of the mail, but officers, directors and employees of CSB may solicit written consents personally or by telephone, without receiving any compensation therefor. Although there is no formal agreement to do so, CSB may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement/Prospectus and written consent form to shareholders whose CSB Common Stock is held of record by such entities. In addition, CSB may use the services of individuals or companies it does not regularly employ in connection with the solicitation of written consents if deemed advisable by the Board of Directors.

Recommendation

    The Board of Directors of CSB has carefully reviewed the terms and conditions of the Reorganization Agreement and believes the proposed CSB Acquisition is in the best interests of CSB and the CSB shareholders. Accordingly, the Board of Directors of CSB has unanimously approved the Reorganization Agreement and recommends that the CSB shareholders give their written consents IN FAVOR of approval of the Reorganization Agreement.

           SELECTED CONSOLIDATED FINANCIAL DATA OF CSB

    The table on the following page sets forth certain selected consolidated financial data for CSB as of and for the three-month periods ended March 31, 1996 and 1995 and as of and for each of the years in the five-year period ended December 31, 1995. In the opinion of CSB's management, the unaudited financial statements as of and for the three months ended March 31, 1996 and 1995 which are included in this Information Statement/Prospectus were prepared on the same basis as the audited financial statements and include all adjustments (none of which were other than normal recurring adjustments) necessary to present fairly the information set forth therein. Interim financial statements are not necessarily indicative of results for the entire year. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1995 have been derived from
CSB's  audited financial statements.   Such statements as of and for the
years ended December 31, 1995 and 1994 and for the year ended December 31, 1993 are included herein.

                                                     Unaudited
                                                 As of and for the
                                                 Three Months Ended
                                                      March 31,            As of and For the Years Ended December 31,
                                                -------------------   ---------------------------------------------------
                                                  1996       1995       1995      1994       1993      1992        1991
                                                --------   --------   --------  --------   --------   --------   --------
                                                              (Dollars in thousands, except per share data)
Summary Statement of Income Data
  Interest income. . . . . . . . . . . . . . .  $  3,625   $  3,081   $ 14,140  $ 12,065   $ 12,056   $ 12,906   $ 15,285
  Interest expense . . . . . . . . . . . . . .     1,690      1,467      6,736     4,554      4,816      7,948      9,858
  Net interest income before
   provision for loan losses . . . . . . . . .     1,935      1,614      7,404     7,511      7,240      4,958      5,427
  Provision for loan losses. . . . . . . . . .       168        275      1,196     1,172        910        765      1,442
  Gain on sale of loans and loan servicing . .     2,232      4,122     14,341    12,148     10,929     17,832      8,748
  Servicing fees and other income. . . . . . .       470        779      2,460     4,452      2,793      4,506      1,001
  Non-interest expense . . . . . . . . . . . .     4,841      5,229     21,778    21,040     15,709     17,426     11,859
  Earnings (loss) before income taxes. . . . .      (372)     1,011      1,231     1,899      4,343      9,105      1,875
  Income tax expense/benefit . . . . . . . . .      (156)       425        517       798      1,841      3,810        775
  Net earnings (loss)  . . . . . . . . . . . .  $   (216)  $    586   $    714  $  1,101   $  2,502   $  5,295   $  1,100
Summary Balance Sheet Data (Period End)
  Loans receivable, net. . . . . . . . . . . .  $ 89,569   $ 76,747   $ 94,435  $ 66,081   $ 59,157   $ 59,604   $ 75,095
  Allowance for loan losses  . . . . . . . . .     2,453      1,750      2,396     1,471      2,203      2,280      2,050
  Loans held for sale. . . . . . . . . . . . .    51,912     38,931     38,337    45,340     83,538     54,670     92,927
  Real estate joint ventures, net. . . . . . .     3,811      1,754      3,744     1,705      1,784      2,137      2,111
  Deferred income taxes. . . . . . . . . . . .    (2,047)       248     (2,200)      (51)      (406)       337       (378)
  U.S. Government securities . . . . . . . . .       -0-      6,890      3,000     7,822      2,779        349       __._(2)
  Securities of U.S. governmental agencies . .     5,493      8,486      7,996     5,495        -0-        -0-       __._(2)
  Mortgage-backed securities . . . . . . . . .     5,826      8,361      7,032     8,547      9,051        -0-       __._(2)
  Federal funds sold/repurchase agreements . .    31,500      2,000     28,000     8,200     17,000      3,500      6,000
  Other real estate owned. . . . . . . . . . .     1,799      3,592      1,240     4,185      3,996      5,863      6,900
  Accrued interest receivable. . . . . . . . .       821        859      1,099       839        759        691      1,020
  Other assets and receivables . . . . . . . .    25,030     23,858     28,464    24,506     17,809     14,795     12,826
  Total interest-earning assets. . . . . . . .   185,530    142,597    180,014   145,475    172,648    119,649    175,249
  Total assets . . . . . . . . . . . . . . . .   215,761    171,478    213,347   172,720    195,873    141,609    196,879
  Total interest-bearing liabilities . . . . .   124,767    106,794    122,329   105,083    109,877    122,346    178,879
  Total deposits . . . . . . . . . . . . . . .   195,388    150,502    191,655   151,070    175,950    126,903    185,874
  Total stockholders' equity . . . . . . . . .    16,529     16,591     16,753    16,005     14,884     11,928      6,633
Per Share Data
  Net earnings (loss). . . . . . . . . . . . .  $   (.25)  $    .68   $    .83  $   1.28   $   2.91   $   6.62   $   1.38
  Book value . . . . . . . . . . . . . . . . .     19.19      19.28      19.45     18.60      17.31      14.91       8.29
  Cash dividends . . . . . . . . . . . . . . .       -0-        -0-        -0-       -0-        -0-        -0-        -0-
  Weighted average common shares outstanding .   861,460    860,379    861,460   860,379    859,880    800,000    800,000
Selected Financial Ratios
  Net earnings (loss) to average stockholders'
    equity . . . . . . . . . . . . . . . . . .     (1.30)%     3.87%      4.45%     5.82%     18.38%     57.05%     18.08%
  Net earnings (loss) to average total assets.     (0.11)%     0.37%      0.40%     0.62%      1.44%      3.13%      0.71%
  Net interest spread. . . . . . . . . . . . .      2.40%      3.16%      2.34%     3.96%      2.60%      4.29%      3.21%
  Net interest margin. . . . . . . . . . . . .      4.26%      3.90%      4.11%     4.04%      4.14%      3.50%      2.27%
  Average stockholders' equity
    to average total assets. . . . . . . . . .      8.41%      9.45%      8.99%    10.66%      7.85%      5.48%      3.92%
  Tier 1 capital to adjusted total assets. . .      7.33%      8.99%      7.62%     8.89%      7.70%      7.40%      2.82%
  Tier 1 capital to total risk-weighted assets     13.08%     13.56%     11.93%    14.72%     15.10%     11.90%      4.39%
  Total capital to total risk-weighted assets.     14.33%     14.81%     13.18%    15.97%     16.40%     13.40%      5.89%

Loans and Leases
  Nonperforming loans to total gross portfolio
    loans. . . . . . . . . . . . . . . . . . .      6.43%      2.60%      3.67%     1.61%      3.72%     __.__(2)   __.__(2)
  Nonperforming assets to total gross portfolio
    loans and other real estate owned. . . . .      8.22%      6.86%      4.89%     7.35%      9.60%     __.__(2)   __.__(2)
  Net charge-offs (recoveries) to average loans     0.11%    (0.01)%      0.31%     2.00%      1.56%     __.__(2)   __.__(2)

  Total interest expense to gross interest
    income . . . . . . . . . . . . . . . . . .     46.62%     47.61%     47.64%    37.75%     39.95%     61.58%     64.49%
  Allowance for loan losses
    to net loans at period end . . . . . . . .      2.74%      2.28%      2.54%     2.23%      3.72%      3.83%      2.73%
  Net loans to total deposits at period end. .     45.84      50.99%     49.27%    43.74%     33.62%     46.97%     40.40%

- ------------------------------------------------------

(1)Includes leases.

(2)This data is not available.

(3)Includes FHLB stock and cash and due from banks.

(4)Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(5)Represents net interest income (after provisions for loan losses) as a percentage of average interest-earning assets. 1991 and 1992 are calculated using actual interest-earning assets at year-end, as average balances are not available.

(6)Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more and restructured loans.

(7)Nonperforming assets consist of nonperforming loans (see Footnote no. 6 above) and other real estate owned.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB


         This discussion presents management's analysis of the financial condition and results of operations of CSB as of and for the three months ended March 31, 1996 and 1995 and as of and for the years ended December 31, 1995, 1994 and 1993. The discussion should be read in conjunction with the consolidated financial statements of CSB as of and for the years ended December 31, 1995, 1994, and 1993 and the notes related thereto presented elsewhere in this Information Statement/Prospectus. (See "CONSOLIDATED FINANCIAL STATEMENTS OF CSB" herein.)

Summary of Performance

         CSB's total assets increased by $2.5 million, or 1.2%, to $215.8 million at March 31, 1996 from $213.3 million at December 31, 1995, primarily as the result of increases in loan balances of $8.7 million, and partially offset by a reduction in cash and investments of $4.0 million. Total deposits increased $3.7 million, or 1.9%, to $195.4 million at March 31, 1996 from $191.7 million at December 31, 1995, primarily as the result of increases in both noninterest-bearing and interest-bearing deposits. Total stockholders' equity at March 31, 1996 was $16.5 million as compared to $16.7 million at December 31, 1995, a decrease of $200,000 or 1.3%. CSB's Leverage Capital Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio were 7.33%, 13.08% and 14.33%, respectively, at March 31, 1996, as compared to 7.62%, 11.93%, and 13.18%, respectively, at December 31, 1995. As of March 31, 1996, CSB was considered "Well Capitalized" under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

         Total assets increased to $213.3 million at December 31, 1995 from $172.7 million at December 31, 1994, an increase of $40.6 million or 23.5%. That growth was reflected in both liquidity and lending and reflects the success of CSB in achieving growth in commercial loans and equipment financing (leasing). Liquidity is made up of total cash and cash equivalents, and investment securities. Total cash and cash equivalents increased $19.0 million, or 102.7%, to $37.5 million at December 31, 1995 as compared to $18.5 million at December 31, 1994. That increase in liquidity was partially offset by a $3.8 million or 17.6% decrease in investment securities.

         The loan portfolio is primarily comprised of mortgage loans held for sale, and commercial and real estate loans and equipment leases (portfolio loans and leases). Mortgage loans held for sale decreased by $7.0 million, or 15.5%, to $38.3 million at December 31, 1995 from $45.3 million at December 31, 1994.

         Net portfolio loans and leases increased $28.3 million, or 42.8%, to $94.4 million at December 31, 1995 from $66.1 million at December 31, 1994. In an effort to diversify its core business lines, CSB emphasized its commercial lending and its leasing activities. As a result of that emphasis, at December 31, 1995, commercial loans increased $8.5 million, or 97.1%, to $17.3 million, and leases increased $12.0 million, or 74.4%, to $28.1 million from $8.8 million and $16.1 million, respectively, at December 31, 1994.
That emphasis in turn resulted in the increase in net portfolio loans and leases discussed above.

         Total deposits increased $40.6 million, or 26.9%, to $191.7 million at December 31, 1995 from $151.1 million at December 31, 1994. Noninterest-bearing deposits increased by $23.3, or 50.8%, to $69.3 million at December 31, 1995 from $46.0 million at December 31, 1994. Interest-bearing deposits increased by $17.2 million, or 16.4%, to $122.3 million at December 31, 1995 from $115.1 million at December 31, 1994. Those increases were primarily attributable to increased specialized marketing of business services.

         Total stockholders' equity at December 31, 1995 was $16.8 million, as compared to $16.0 million at December 31, 1994, an increase of $800,000 or 4.7%. CSB's Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio were 7.62%, 11.93% and 13.18%, respectively, at December 31, 1995 as compared to 8.89%, 14.72% and 15.97%, respectively, at December 31, 1994.

         CSB's earnings for 1995 were $714,000 as compared to $1.1 million for 1994. That decrease was primarily due to the $604,000 cost related to the closing of non-profitable loan production offices. The decrease in earnings is also attributable to increases in other real estate owned ("OREO") and joint venture activities and legal expenses, partially offset by decreases in salaries and employee benefits.

         Total assets of CSB decreased $23.2 million, or 11.8%, to $172.7 million at December 31, 1994, from $195.9 million at December 31, 1993. The decrease is primarily attributable to a $31.6 million or 22.1% decrease in total loans, with mortgage loans held for sale decreasing $38.2 million, or 45.7%, to $45.3 million at December 31, 1994 from $83.5 million at December 31, 1993, and portfolio loans increasing $6.6 million, or 11.0%, to $66.1 million at December 31, 1994 from $59.5 million at December 31, 1993. Such decrease in mortgage loans held for sale was primarily the result of significant increases in interest rates which curtailed refinance and new home sale activity. Total cash and cash equivalents decreased $7.1 million, or 27.7%, to $18.5 million at December 31, 1994 from $25.6 million at December 31, 1993. That decrease was offset by the $10.0 million or 84.8% increase in investment securities. Loan servicing and sales increased $2.4 million, or 50.4%, to $7.2 million at December 31, 1994 from $4.8 million at December 31, 1993.

         Total deposits decreased $24.9 million, or 14.1%, to $151.1 million at December 31, 1994 from $176.0 million at December 31, 1993. Noninterest-bearing deposits decreased $20.1 million, or 30.4%, to $46.0 million at December 31, 1994, from $66.1 million at December 31, 1993, and interest-bearing deposits decreased $4.8 million, or 4.4%, to $105.1 million at December 31, 1994 from $109.9 million at December 31, 1993.

         Total stockholders' equity at December 31, 1994 was $16.0 million as compared to $14.9 million at December 31, 1993, an increase of $1.1 million or 7.4%. CSB's Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio were 8.89%, 14.72% or 15.97%, respectively, at December 31, 1994 as compared to 7.70%, 15.10% and 16.40%, respectively, at December 31, 1993.

                               FINANCIAL CONDITION

Loans and Lease Portfolio

         Total mortgage loans held for sale, and loans and leases (net of the allowance for possible loan and lease losses of $2.5 million), increased by $8.7 million, or 6.6%, to $141.5 million at March 31, 1996 from $132.8 million at December 31, 1995. Loans comprised 65.6% of total assets at March 31, 1996, compared with 62.2% at December 31, 1995.

         Mortgage loans held for sale were $51.9 million at March 31, 1996 as compared to $38.3 million at December 31, 1995, an increase of $13.6 million or 35.5%. That increase was a result of a decrease in interest rates which resulted in a resurgence of mortgage loan originations. Total outstanding "forward commitments" and "put options" at March 31, 1996 were $63.5 million.

         Gross loans and leases (excluding loans held for sale) totaled $92.0 million at March 31, 1996 as compared to $96.8 million at December 31, 1995, a decrease of $4.8 million or 5.0%. That decrease was primarily attributable to sales in the leasing portfolio. Real estate and real estate construction loans decreased $2.1 million or 4.0 % to $51.2 million at March 31, 1996 from $53.3 million at December 31, 1995, as the result of increased competition and seasonal weather conditions. Commercial loans increased $1.5 million, or 8.7%, to $18.8 million at March 31, 1996 from $17.3 million at December 31, 1995. Consumer loans and all other loans were relatively flat with a decrease of $500,000 at March 31, 1996. Leases decreased $3.6 million, or 12.8%, to $24.5 million at March 31, 1996 from $28.1 million at December 31, 1995. CSB's Equipment Leasing Division initiated its new sales program in 1996, and, as a result, approximately $7.0 million in leases were sold to other financial institutions during the first quarter of 1996, generating gains of approximately $250,000. During the first quarter of 1996, approximately $6.0 million in new leases were originated. However, with the above-described sale and normal runoff the portfolio declined to $24.5 million, although management of CSB believes the portfolio should grow significantly during the second quarter of 1996.

         Total loans and leases (including loans held for sale and net of the allowance for possible loan and lease losses of $2.4 million and $1.5 million at December 31, 1995 and 1994, respectively) increased by $21.4 million, or 19.2%, to $132.8 million at December 31, 1995 as compared to $111.4 million at December 31, 1994. The December 31, 1994 balance represented a $31.3 million or 21.9% decrease from the $142.7 million balance at December 31, 1993. At December 31, 1995, total loans comprised 62.2% of total assets compared with 64.5% at year-end 1994. The ratio of total average loans and leases to total average deposits was 76.6% and 76.4%, respectively, for the years ended December 31, 1995 and 1994.

         Mortgage loans held for sale were $38.3 million at December 31, 1995, a decrease of $7.0 million, or 15.5%, from the $45.3 million balance at December 31, 1994. That decrease appears to be a trend carried over from 1994 as a result of the uncertain interest rate environment from 1993 to the present. The decrease in 1994 was $38.2 million, or 45.7%, from $83.5 million at December 31, 1993.

         Mortgage loans held for sale are stated at the lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. CSB has mortgage origination offices in five states: California, Nevada, Oregon, Arizona and Colorado. That diversity of market area aids in lessening the negative impact of regional economic fluctuations. CSB originates and sells residential mortgage loans to a variety of secondary market investors, including the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). CSB has an arrangement with the Government National Mortgage Association ("GNMA") whereby loans originated by CSB are securitized by GNMA and sold to others. It is CSB's intention to sell all of the mortgage loans that it originates. CSB originated $879.8 million in loans during 1995 and $1.11 billion in 1994.
 As part of its mortgage operation activities, CSB may sell the servicing rights to loans that it has originated. The sale of servicing rights is accomplished by either selling the servicing to the same company that purchased the loan at the time of sale (servicing-release sale) or selling to third party investors, usually through a broker (bulk sales). The bulk sale of servicing may be subject to recourse and, as a result, CSB sets up reserve for those contingent liabilities. (For a further discussion regarding the sale of CSB's servicing portfolio, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB RESULTS OF OPERATIONS -- Noninterest Income" herein.)

         "Forward commitments" and "put options" on mortgage-backed securities are used to reduce interest rate risk (i.e., hedging) on a portion of loans held for sale and on certain loans anticipated to fund. The resulting gains or losses on forward commitments are deferred and included in the carrying values of the loans. Premiums on "put options" are capitalized and amortized over the option period. Gains or losses on "forward commitments" and "put options" deferred against loans held for sale approximately offset equivalent amounts of unrecognized gains or losses on the related loans. Forward commitments to sell and put options on mortgage-backed securities that hedge anticipated loan funding are off-balance sheet items and not reflected in CSB's Consolidated Statement of Financial Condition. The aggregate outstanding "forward commitments" and "put options" were $46.0 million, $48.0 million and $44.0 million at December 31, 1995, 1994 and 1993, respectively.

         Gross loans and leases (excluding loans held for sale) totaled $96.8 million at December 31, 1995 as compared to $67.6 million at December 31, 1994, an increase of $29.2 million or 43.1%, and, as of December 31, 1994, had increased $5.9 million, or 9.6%, from $61.7 million at December 31, 1993.
 The reasons for those increases are described below.

         Loans for land, residential real estate, commercial real estate and consumer loans were relatively unchanged in 1995 as compared to 1994. In 1995, residential real estate loans increased $1.9 million or 19.0%, commercial real estate decreased $900,000 or 4.4% and land and consumer loans were unchanged. More significant changes occurred in 1994 as compared to 1993. In that regard, for 1994, land loans decreased $3.2 million or 53.7%, residential real estate loans decreased $2.5 million or 20.0%, commercial real estate increased $900,000 or 4.9%, and consumer loans increased $300,000 or 16.4%. The decrease in land loans was due to a conscious deemphasis by CSB on making that type of loan, and the decrease in residential real estate loans was due to the successful sale of those loans.

         Real estate construction loans were $15.9 million at December 31, 1995, an increase of $7.7 million, or 92.9%, from $8.2 million at December 31, 1994 as a result of an increased marketing emphasis on that type of loan.
 That December 31, 1994 balance was a decrease of $900,000, or 9.5%, from the December 31, 1993 balance of $9.1 million. The majority of those loans are short-term, six-to-nine month, "Build to Suit" construction loans taken out by individuals who are building their own homes and using their own contractors. Those "Build to Suit" construction loans are paid off at completion of the construction phase by a preapproved mortgage loan. CSB's risk of loss on those loans depends largely on the accuracy of the estimated construction costs, including interest. Funds are dispersed on a percentage of completion method. Each construction site is inspected by a third party inspector to monitor progress and ensure completion. The lending officer responsible for the loan also makes visits to the site. CSB's underwriting procedures are designed to identify what it believes to be acceptable levels of risk and CSB constantly reviews those standards, taking current economic conditions into consideration.

         CSB has targeted its loan and lease growth in commercial lending and direct financing leases. Its commercial loans are generally short-term, one-to-five years, which have interest rates adjusting in accordance with the Bank of America reference rate. Those loans were generally made to higher net worth customers in the greater metropolitan Sacramento area and adjacent communities. Commercial loans were $17.3 million at December 31, 1995, an increase of $8.5 million, or 96.6%, over the balance for December 31, 1994 of $8.8 million as a result of increased marketing efforts by CSB. The increase was $1.6 million, or 22.6%, to $8.8 million at December 31, 1994 from $7.2 million at December 31, 1993.

         CSB's direct financing leases are generally equipment leases, including office equipment. The average lease size originated in 1995 was approximately $23,000 and for 1994 was approximately $25,000. The leases are generally made through a network of brokers in the mid-west and western
United States. CSB does not take all leases into its portfolio. Those leases that are not within the yield and risk profile of CSB are sold at origination to third party investors. The leases are originated in a wide variety of industries including: agricultural, manufacturing, medical, printing and transportation. Great care is taken to avoid concentrations in any one area, and, as a result, when a concentration level is reached, a block of those leases are sold. In 1995, lease originations were $36.4 million, an increase of $15.9 million, or 77.9%, as compared to lease originations in 1994 of $20.4 million as a result of increased marketing efforts by CSB. Lease originations in 1994 increased $9.4 million, or 138.7%, from 1993 lease originations. The lease portfolio balances at December 31, 1995 and 1994 were $28.1 million and $16.1 million, respectively.

         The following table sets forth the amount of CSB's total loans and leases outstanding in each category as of the dates indicated (dollars in thousands):

                                                   AMOUNT OUTSTANDING            AMOUNT OUTSTANDING
                                                     AS OF MARCH 31,              AS OF DECEMBER 31,
                                                   -------------------     ------------------------------
                                                    1996        1995          1995        1994      1993
                                                   -------     -------      ------      -------    ------
Residential real estate. . . . . . . . . . .       $11,827     $10,790      $11,660     $ 9,798    $12,252
Commercial real estate . . . . . . . . . . .        25,142      26,571       25,166      26,101     25,262
Real estate construction . . . . . . . . . .        14,195      11,409       16,464       8,448      9,110
Commercial . . . . . . . . . . . . . . . . .        18,788      10,491       17,315       9,309      8,167
Consumer . . . . . . . . . . . . . . . . . .         2,155       2,154        2,321       2,325      1,997
Direct financing leases. . . . . . . . . . .        24,509      21,277       28,102      16,115      6,385
All other loans (including overdrafts) . . .         2,446       2,927        2,747       2,719      6,377
                                                   -------     -------      -------     -------    -------
      TOTAL. . . . . . . . . . . . . . . . .       $99,062     $85,619     $103,775     $74,815    $69,550

Deferred loan fees and costs . . . . . . . .           122         227          128         207        276
Participating loans sold . . . . . . . . . .         6,918       6,895        6,816       7,056      7,914
                                                   -------     -------      -------     -------    -------
Total Loans Net of Participation and Fees. .        92,022      78,497       96,831      67,522     61,360
Allowance for loan losses. . . . . . . . . .         2,453       1,750        2,396       1,471      2,203
                                                   -------     -------      -------     -------    -------
      TOTAL NET LOANS. . . . . . . . . . . .       $89,569     $76,747      $94,435     $66,081    $59,157
                                                   -------     -------      -------     -------    -------
                                                   -------     -------      -------     -------    -------

         The following table shows the amounts of CSB's total loans and leases outstanding, as of March 31, 1996, which, based on remaining scheduled repayments of principal, are due within one year, after five years, and in more than five years (dollars in thousands):

                                                               After One
                                                  Within One   But Within     After
                                                     Year      Five Years   Five Years    Totals
                                                  ----------   -----------  ----------   -------
    Residential real estate. . . . . . . . . . .   $ 7,501       $ 1,641      $2,685     $11,827
    Commercial real estate . . . . . . . . . . .     1,327        10,992       6,634      18,953
    Real estate construction . . . . . . . . . .    12,929           539         -0-      13,468
    Commercial . . . . . . . . . . . . . . . . .     5,599        12,505         561      18,665
    Consumer . . . . . . . . . . . . . . . . . .       366         1,702          86       2,154
    Direct financing leases. . . . . . . . . . .    11,271        13,237           1      24,509
    All other loans (including overdrafts) . . .     2,446          -0-         -0-        2,446
                                                   -------       -------      ------     -------
      TOTAL. . . . . . . . . . . . . . . . . . .   $41,439       $40,616      $9,967     $92,022
                                                   -------       -------      ------     -------
                                                   -------       -------      ------     -------


NONPERFORMING ASSETS

         Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, restructured loans, and other real estate owned. CSB considers a loan to be nonperforming when any one of the following events occur: (a) an installment of principal or interest is 90 days past due; (b) the full timely collection of interest or principal becomes uncertain; (c) the loan is classified as "doubtful" by bank examiners; or (d) a portion of its principal balance has been charged off. CSB's policy is to classify loans which are 90 days past due as nonaccrual loans unless management determines that the loan is adequately collateralized and in the process of collection or other circumstances exist which would justify the treatment of the loan as fully collectible.

         Total nonperforming assets were $7.7 million at March 31, 1996, an increase of $2.9 million or 60.4% from $4.8 million at December 31, 1995. That increase was primarily the result of CSB's residential real estate loans. The trend both locally and nationally is an increase in residential loan delinquency, and as those delinquent loans reach 90 days they are placed on nonaccrual. Nonaccrual residential loans were $3.2 million at March 31, 1996 as compared to $1.4 million at December 31, 1995, an increase of $1.8 million or 136.2%. Commercial nonaccrual loans increased approximately $700,000 at March 31, 1996 as the result of one large construction loan. Total OREO increased $600,000 during the first quarter of 1996 primarily due to the addition of four residential OREO properties.

         Total nonperforming assets were $4.8 million at December 31, 1995, a decline of $500,000, or 19.4%, from $5.3 million at December 31, 1994. The primary components of the changes in nonperforming assets in 1995 over 1994 were an increase in nonaccrual loans of $2.4 million, or 255.5%, to $3.4 million, and a decrease in OREO of $2.9 million, or 70.4%, to $1.2 million. In 1994, nonperforming assets decreased by $1.0 million or 16.0% over 1993 levels. Included in the 1994 balance were in-substance foreclosures of $700,000 which were transferred to loans effective January 1, 1995. In 1994, nonaccrual loans decreased $1.2 million, or 56.2%, from 1993 to $1.0 million and OREO increased $200,000, or 4.7%, to $4.2 million from 1993.

         OREO is recorded at its net realizable value at the time the asset is transferred to OREO. Additional write downs in the value of the properties may occur depending upon changes in the market. Of the properties held as OREO at December 31, 1994, 12 properties were sold in 1995 with a book value (net of reserves) of $2.3 million. At December 31, 1995, three pieces of property which were originally commercial loans and commercial real estate loans remained in OREO with a value of $600,000, and eight residential real estate properties remained in OREO with a value of $700,000. Management believes that all of CSB's OREO will ultimately be sold at prices sufficient to recover the values at which they are currently being carried on the books of CSB. However, until each of those properties is actually sold, it is impossible to predict whether such prices will actually recover such values. Additionally, while management believes it has identified all of its classified assets, it cannot guarantee that further deterioration of those assets will not occur resulting in additional assets to be taken into other real estate owned.

The following table provides information with respect to the components of CSB's nonperforming assets as of the dates indicated (dollars in thousands):

                                           March 31,          December 31,
                                       ---------------  ----------------------
                                         1996    1995     1995    1994    1993
                                       -------  ------  -------  ------  -----
Nonaccrual loans and leases(1):
  Residential real estate. . . . . . .  $3,181    $630   $1,347   $470    $498
  Real estate construction . . . . . .   2,390     796    1,687    298    1676
  Commercial . . . . . . . . . . . . .      22     178       25    162     -0-
  Consumer . . . . . . . . . . . . . .      17       1       6     -0-     -0-
  Direct financing leases. . . . . . .     186     217     330      25       6
  Other. . . . . . . . . . . . . . . .     -0-     -0-     -0-     -0-     -0-
                                         -----   -----   -----    ----   -----
  Total. . . . . . . . . . . . . . . .   5,796   1,822   3,395     955   2,180

Loans 90 days or more past
 due and still accruing
 (as to principal or interest):
  Real estate construction . . . . . .     -0-    -0-     -0-      -0-     -0-
  Commercial . . . . . . . . . . . . .     -0-    -0-     -0-      -0-     -0-
  Consumer . . . . . . . . . . . . . .     -0-    -0-     -0-      -0-     -0-
  Other. . . . . . . . . . . . . . . .     -0-    -0-     -0-      -0-     -0-
                                         -----   -----   -----    ----   -----
  Total. . . . . . . . . . . . . . . .     -0-    -0-     -0-      -0-     -0-

Restructured loans and leases,(2,3):
  Direct financing leases. . . . . . .     120     217     161     131     100
  Other. . . . . . . . . . . . . . . .     -0-     -0-     -0-     -0-     -0-
                                         -----   -----   -----    ----   -----
  Total. . . . . . . . . . . . . . . .     120     217     161     131     100
Other real estate owned. . . . . . . .   1,799   3,592   1,240   4,185   3,996
                                         -----   -----   -----    ----   -----
  Total nonperforming assets . . . . .  $7,715  $5,631  $4,796  $5,271  $6,276
                                         -----   -----   -----    ----   -----
                                         -----   -----   -----    ----   -----
Nonperforming loans as a percentage
 of total gross portfolio
   loans and leases. . . . . . . . . .    6.43%  2.60%    3.67%   1.61%   3.72%
                                         -----   -----   -----    ----   -----
                                         -----   -----   -----    ----   -----
Nonperforming assets as a percentage
 of total portfolio gross loans and
  leases and other real estate owned .    8.22%  6.86%    4.89%   7.35%   9.60%
                                         -----   -----   -----    ----   -----
                                         -----   -----   -----    ----   -----
- ------------------------
(1) During the periods ended March 31, 1996 and 1995, no interest income related to these loans was included in net income. During the fiscal year ended December 31, 1995, no interest income related to these loans was included in net income. Additional interest income of approximately $128,000 and $68,000 respectively, would have been recorded during the periods ended March 31, 1996 and 1995 and $125,000 would have been recorded for the year ended December 31, 1995 if thse loans had been paid in accordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

(2) A "restructured loan" is open where the terms of which were renegotiated to provide a reduction or deferral or interest or principal because of a deterioration in the financial position of the borrower.

(3) During the periods ended March 31, 1996 and 1995, approximately $5,000 and $18,000 respectively, of interest income related to these loans included in net income. During the fiscal year ended December 31, 1995, approximately $29,000 of interest income related to these loans was included in net income. No additional interest income would have been recorded during the periods ended March 31, 1996 and 1995 and none would have been recorded in the year ended December 31, 1995 if those loans had been paid inaccordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

ALLOWANCE FOR LOAN AND LEASE LOSSES

    At March 31, 1996 the allowance for loan and lease losses was $2.5 million, an increase of approximately $100,000 or 4.2% from $2.4 million at December 31, 1995. During the three months ended March 31, 1996 CSB charged off through reserves $122,000 in loans and leases, of which $91,000 related to direct financing leases, and recovered $11,000 in prior charge-offs, resulting in net charge-offs of $111,000. Previously, as a result of the reclassification of a commercial loan, $168,000 was added to the allowance for loan and lease losses.

    At December 31, 1995 the allowance for loan and lease losses was $2.4 million, an increase of $925,000 or 61.7% from $1.5 million at December 31, 1994. Charge offs for loans and leases for 1995 were approximately $298,000 with $145,000 relating to residential real estate loans, and recoveries of loans and leases previously charged off were approximately $27,000 for a net charge off of $271,000. For the period ended December 31, 1995 $1.2 million was added to the allowance for loan and lease losses primarily as the result of the increases in classified residential real estate loans, which required an additional $300,000 in allocated reserves, in classified real estate construction loans which required an additional $238,000 in reserves in classified commercial loans which required an additional $164,000, and in classified direct financing leases which required $140,000 in additional reserves.

    At December 31, 1994 the allowance for loan and lease losses was $1.5 million, a decrease of approximately $732,000 or 33.2% from December 31, 1993 balance of $2.2 million. Charge offs for 1994 were approximately $1.9 million of which $312,000 was attributable to residential real estate loans, $225,000 was attributable to real estate permanent loans, $645,000 for real estate construction loans, and $718,000 for commercial loans. Total recoveries for loans and leases charged off in prior periods were approximately $28,000 which produced a net loan and lease charge off of $1.9 million. The large amount of charge-offs in 1994 was the result of management's decision to deal with its portfolio of older classified assets. During 1994 $1.2 million was added to the allowance for loan and lease losses in order to adjust the allowance to an acceptable level after taking those charge offs during the year.

    It is CSB's policy to maintain its allowance for loan and lease losses at a level considered by management to be adequate. Each month, management analyzes the portfolio and calculates the amount necessary to maintain an acceptable allowance for loan and lease losses based upon the risk associated with the various categories of loans and leases. The balance of the various categories are assigned a risk percentage, ranging from 1.0% to 5.0%, that management believes represents the risk potential for each category. Additionally, all loans of $1.0 million and greater and all loans and leases that have been classified (internally or by Regulators (FDIC or state banking regulators) as "watch" or "substandard") are reviewed individually and are assigned, on a percentage basis, a high and low anticipated loss. The loan and lease loss review is performed monthly by management's "Asset Quality Committee" and reported in detail to the Board of Director's Loan Committee. The comments of bank regulators and a third party loan review consultant hired by CSB on an ongoing basis are also considered in assessing the risk classifications. In determining the actual allowance for loan and leases losses to be maintained, management reviews the financial condition of certain borrowers and lessees, as well as general economic conditions. Loans are charged against the allowance when, in management's opinion, they are deemed uncollectible, although CSB continues to aggressively pursue collection.

    Effectively January 1, 1995, CSB adopted SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, AND SFAS NO. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURE. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. The effect of adopting these standards was immaterial.

    At December 31, 1995 CSB's recorded investment in loans and leases for which an impairment has been recognized in accordance with SFAS No. 114 was approximately $8.4 million. The related valuation allowance was $1.1 million. For the year ended December 31, 1995, the average recorded investment in loans and leases for which impairment has been recognized was approximately $6.4 million. CSB uses the cash basis method of income recognition for impaired loans and leases. For the year ended December 31, 1995, CSB recognized $320,000 of income on such loans.

    The allowance for loan and lease losses is based upon estimates given the then current circumstances and ultimate losses may vary from those estimates.
 The continuing evaluation of the loan and lease portfolio and assessment of current economic conditions will dictate future funding levels. Management believes that the allowance for loan and lease losses at March 31, 1996 was adequate to absorb the known and inherent risks in the loan and lease portfolio. However, no assurance can be given that: (I) CSB will not sustain losses in any given period which could be substantial in relation to the size of the allowance for loan and lease losses; (ii) CSB's level of nonperforming loans will not increase; (iii) CSB will not be required to make significant additional provisions to its allowance for loan and lease losses; or (iv) the level of net charge-offs will not increase and possibly exceed applicable reserves.

    The table on the following page summarizes, for the periods indicated, loan balances at the end of each period and the daily averages during the period; changes in the allowance for loan losses arising from loans charged off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expense; and certain ratios relating to the allowance for loan losses (dollars in thousands).(1)

- ------------------------
(1) Data for fiscal year ended December 31, 1991 is not available.

                                                                    Three Months Ended
                                                                         March 31,                 Years Ended December 31,
                                                                    ------------------      -------------------------------------
                                                                      1996      1995          1995     1994      1993      1992
                                                                    --------  --------      -------  --------  --------  --------
                                                                                                  (Dollars in thousands)
BALANCES:
 Average gross portfolio loans and leases outstanding
   during period. . . . . . . . . . . . . . . . . . . . . . . . .    $96,768   $72,752      $87,279   $64,358   $61,794  $69,412
                                                                     -------   -------      -------   -------   -------  -------
                                                                     -------   -------      -------   -------   -------  -------
 Gross portfolio loans and leases outstanding at end
  of period . . . . . . . . . . . . . . . . . . . . . . . . . . .    $92,022   $78,497      $96,831   $67,552   $61,360  $61,884
                                                                     -------   -------      -------   -------   -------  -------
                                                                     -------   -------      -------   -------   -------  -------
ALLOWANCE FOR LOAN AND LEASE LOSSES:
 Balance at beginning of period . . . . . . . . . . . . . . . . .    $ 2,396   $ 1,471      $ 1,471   $ 2,203   $ 2,280  $ 2,050
                                                                     -------   -------      -------   -------   -------  -------
                                                                     -------   -------      -------   -------   -------  -------
 Actual charge-offs:
  Residential real estate . . . . . . . . . . . . . . . . . . . .        -0-         1          145       312       261       88
  Commercial real estate  . . . . . . . . . . . . . . . . . . . .        -0-       -0-          -0-       225       -0-      -0-
  Real estate construction  . . . . . . . . . . . . . . . . . . .         25       -0-           57       645       532      579
  Commercial  . . . . . . . . . . . . . . . . . . . . . . . . . .        -0-       -0-           80       718       174      -0-
  Consumer  . . . . . . . . . . . . . . . . . . . . . . . . . . .          6         3           16        20        50       14
  Direct financing leases . . . . . . . . . . . . . . . . . . . .         91       -0-          -0-        12         9       11
  All other loans . . . . . . . . . . . . . . . . . . . . . . . .        -0-       -0-          -0-       -0-       -0-      -0-
                                                                     -------   -------      -------   -------   -------  -------
      Total . . . . . . . . . . . . . . . . . . . . . . . . . . .        122         4          298     1,932     1,026      692
                                                                     -------   -------      -------   -------   -------  -------
 Recoveries on loans and leases previously charged off:
  Residential real estate . . . . . . . . . . . . . . . . . . . .        -0-       -0-          -0-         7        34        3
  Real estate permanent . . . . . . . . . . . . . . . . . . . . .        -0-       -0-            1       -0-       -0-      -0-
  Real estate construction  . . . . . . . . . . . . . . . . . . .        -0-       -0-          -0-       -0-       -0-      153
  Commercial  . . . . . . . . . . . . . . . . . . . . . . . . . .         10         8           22        21         5      -0-
  Consumer  . . . . . . . . . . . . . . . . . . . . . . . . . . .          1       -0-            4       -0-       -0-        1
                                                                     -------   -------      -------   -------   -------  -------
      Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         11         8           27        28        39      157
                                                                     -------   -------      -------   -------   -------  -------
 Net loan and lease charge-offs (recoveries)  . . . . . . . . . .        111       (4)          271     1,904       987      535
                                                                     -------   -------      -------   -------   -------  -------
 Provision charged to operating expense . . . . . . . . . . . . .        168       275        1,196     1,172       910      765
                                                                     -------   -------      -------   -------   -------  -------
 Balance at end of period . . . . . . . . . . . . . . . . . . . .    $ 2,453   $ 1,750      $ 2,396    $1,471   $ 2,203  $ 2,280
                                                                     -------   -------      -------   -------   -------  -------
                                                                     -------   -------      -------   -------   -------  -------
RATIOS:
 Net loan and lease charge-offs to average loans and leases . . .       0.46%    (0.02)%       0.31%     2.96%     1.60%    0.77%
 Net loan and lease charge-offs to
  loans and leases at end of period . . . . . . . . . . . . . . .       0.48%    (0.02)%       0.28%     2.82%     1.61%    0.86%
 Allowance for loan and lease losses
  to average loans and leases . . . . . . . . . . . . . . . . . .       2.53%     2.41%        2.75%     2.29%     3.57%    3.28%
 Allowance for loan and lease losses to
  loans and leases at end of period . . . . . . . . . . . . . . .       2.67%     2.23%        2.47%     2.18%     3.59%    3.68%
 Net loan and lease charge-offs to allowance for loan and
  lease losses at end of period . . . . . . . . . . . . . . . . .      18.10%    (0.91)%      11.31%   129.44%    44.80%   23.46%
 Net loan and lease charge-offs to provision charged to
  operating expense . . . . . . . . . . . . . . . . . . . . . . .     264.29%    (5.82)%      22.66%   162.46%   108.46%   69.93%

         The following table sets forth management's allocation of the allowance for loan losses as of the ends of the periods indicated (1) (dollars in thousands):

                                                      March 31,
                                        ----------------------------------
                                              1996              1995
                                        ---------------    ---------------
                                                    %                  %
                                                  Total              Total
                                        Amount    Loans    Amount    Loans
                                        ------    -----    ------    -----
 Balance at End of Period
      Applicable to:
- --------------------------
Residential real estate. . . . . . .    $  618    0.67%    $  318    0.41%
Commercial real estate . . . . . . .       728    0.79        547    0.70
Real estate construction . . . . . .       357    0.39        186    0.24
Commercial . . . . . . . . . . . . .       354    0.38        335    0.43
Consumer . . . . . . . . . . . . . .        16    0.02         44    0.06
Direct financing leases. . . . . . .       380    0.41        320    0.41
                                       -------    ----     ------    ----
 Total . . . . . . . . . . . . . . .   $ 2,453    2.66%    $1,750    2.23%
                                       -------    ----     ------    ----
                                       -------    ----     ------    ----


                                                     December 31,
                                        ----------------------------------
                                              1996              1995
                                        ---------------    ---------------
                                                    %                  %
                                                  Total              Total
                                        Amount    Loans    Amount    Loans
                                        ------    -----    ------    -----
 Balance at End of Period
      Applicable to:
- --------------------------
Residential real estate. . . . . . .    $  552    0.57%    $  252    0.37%
Commercial real estate . . . . . . .       634    0.65        530    0.78
Real estate construction . . . . . .       350    0.36        112    0.17
Commercial . . . . . . . . . . . . .       468    0.48        304    0.45
Consumer . . . . . . . . . . . . . .        13    0.01         34    0.05
Direct financing leases. . . . . . .       379    0.39        239    0.35
                                       -------    ----     ------    ----
 Total . . . . . . . . . . . . . . .    $2,396    2.47%    $1,471    2.18%
                                       -------    ----     ------    ----
                                       -------    ----     ------    ----

Real Estate Joint Ventures

         CSB's investment in real estate joint ventures is comprised of its investment in CSB Ventures, Inc., a wholly-owned subsidiary which is consolidated for financial statement presentation. CSB Ventures has invested in certain real estate joint ventures which it accounts for using the equity method. CSB Ventures carries its real estate investments at the lower of cost or estimated fair value. Direct write downs are recorded if total actual or expected costs are in excess of estimated fair value.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") prohibits all insured state banks from engaging in activities which are not permitted for national banks, such as real estate development
activities.   (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN" herein.)
Under FDICIA, CSB has until December 19, 1996 to divest itself of its remaining investment in the real estate development properties of CSB Ventures. As of March 31, 1996, CSB Ventures had two remaining properties in the process of liquidation: CIP Southgate, with an investment of $806,000; and Sierra Meadows, with an investment of $3 million. CIP Southgate is 7.5 acres of undeveloped land on Mack

- -------------------
(1) The allowance for loan losses was not allocated prior to 1994.

Road in Sacramento, California, which is currently being marketed for sale. The joint venture agreement on CIP Southgate calls for CSB Ventures to receive 75% of the sales proceeds and its joint venture partner to receive 25% of the sales proceeds. If CSB is unable to divest itself of CIP Southgate by December 19, 1996, it intends to apply to the FDIC for a divestiture extension in order to obtain additional time to market and sell such property.

         Sierra Meadows is a commercial strip mall in Rocklin, California that has approximately 33,000 square feet of rentable space and, at March 31, 1996, was approximately 85% occupied. The Sierra Meadows joint venture was dissolved on May 31, 1994, with CSB Ventures acting as the servicing entity. CSB Ventures sold such property on June 26, 1996 for $2.7 million to Sierra Meadows Plaza LLC. CSB received cash and took back a note, secured by a first deed of trust in the amount of $2.16 million, due in five years.

         At December 31, 1993, CSB's investment in CIP Southgate was $1.08 million. During 1994, that value was written down to $1.06 million and, in 1995, the property was written down by another $249,000 to $806,000 at December 31, 1995. At December 31, 1993, CSB's investment in Sierra Meadows was $704,000 of cash and other assets and a third party medium-term note of approximately $2.8 million at 9.75%. At December 31, 1994, CSB's investment in Sierra Meadows was $650,000 of cash and other assets and a third party medium term note of approximately $2.8 million. In 1995, the note was paid off by CSB, and that, along with other capital expenditures, increased CSB's investment to approximately $3.6 million. In December of 1995, the investment in Sierra Meadows was written down by $666,000 to $2.9 million at December 31, 1995. CSB's loss of approximately $150,000 on the sale of the Sierra Meadow resulted from sales commissions and closing costs.

         During 1995, CSB was involved in discussions with several prospective buyers who had expressed interest in Sierra Meadows at approximately the price this property was being carried on CSB's books. However, none of the discussions resulted in a completed sales transaction. During the latter part of 1995 it became apparent to CSB that this property would require an adjustment in the sales price to stimulate more productive sales activity. As a result, management decided to adjust the carrying value of the property down by approximately $666,000.

Investment Portfolio

         CSB's investment portfolio includes United States Treasury and other U.S. government agency instruments, and collateralized mortgage obligations. CSB's current investment policy is to invest in securities that have a maturity of not more than five years and are of investment grade as reported by one or more nationally recognized rating agencies.

         In May 1993, the Financial Accounting Standard Board ("FASB") issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." That pronouncement requires that, upon acquisition, an investment security be classified as "held to maturity", "available for sale" or "trading". Generally, investments classified as "held to maturity" are carried at amortized cost; investments classified as "available for sale" are carried at market value, with the unrealized gain or loss reflected as a separate component of stockholders' equity; and investments classified as "trading" are carried at market value, with the unrealized gain or loss reflected in the income statement. Specific rules control the treatment of securities transferred between one category and another. Transfers between the categories are recorded at fair market value. SFAS No. 115 became effective for CSB on January 1, 1994, and, at that time, all of CSB's securities were declared to be "held to maturity". In December 1995, FASB allowed a window period in which companies were allowed to transfer investments from one category to another without penalty. At December 31, 1995, CSB took that one-time opportunity to transfer $7.0 million in investments from "held to maturity" to "available for sale". Those securities had an unrealized gain of $45,800, which, after tax benefits, caused stockholders' equity to increase by $26,600.

         CSB's investment portfolio decreased by $6.7 million, or 37.2%, to $11.3 million at March 31, 1996 from $18.0 million at December 31, 1995.
That decrease was primarily the result of securities maturing or being called as a result of the decline in interest rates. The investment portfolio activity during that time was $3.0 million matured, $3.0 million purchased, $5.5 million called, and $1.2 million in mortgage backed securities pay-downs. During the first quarter of 1996, the short-term fed funds rate was at or above the one-year rate and only 25 to 40 basis points below the two-year rate. Because of that flat yield curve, CSB was unable to purchase securities with maturities that fit CSB's investment strategy, and, as a result, CSB invested those funds in the short-term market (fed funds and repurchase agreements). Of the $11.3 million in the investment securities portfolio at March 31, 1996, $5.8 million were carried as "available for sale" with an unrealized gain, net of taxes, of approximately $18,000.

         Investment securities totaled $18.0 million or 8.5% of total assets at December 31, 1995, a decrease of $3.8 million, or 17.6%, compared to $21.9 million or 12.7% of total assets at December 31, 1994. At December 31, 1994, CSB's investment portfolio increased $10.0 million, or 84.8%, compared to $11.8 million or 6.0% of total assets for 1993. The decrease in the investment portfolio during 1995 was due to maturities and securities being called as the result of the declining interest rate environment. The increase in the investment portfolio during 1994 was primarily due to the decrease in mortgage loans held for sale resulting from a slow down in mortgage loan origination.

         The table below summarizes the book value and market value, and the distribution of CSB's investment securities, as of the dates indicated (dollars in thousands):

                                                      March 31,                                  December 31,
                                        ----------------------------------  ----------------------------------------------------
                                               1996             1995              1995              1994              1993
                                        ----------------  ----------------  ----------------  ----------------  ----------------
                                         Book    Market    Book    Market    Book    Market    Book    Market    Book    Market
                                         Value    Value    Value    Value    Value    Value    Value    Value    Value    Value
                                        -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
U.S. government securities . . . . .    $   -0-  $   -0-  $ 6,890  $ 6,907  $ 3,000  $ 2,999  $ 7,822  $ 7,807  $ 2,779  $ 2,779
Obligations of other U.S.
  government agencies. . . . . . . .      5,493    5,463    8,486    8,472    7,996    8,001    5,495    5,390      -0-      -0-
Mortgage-backed securities . . . . .      5,795    5,826    8,361    8,384    6,986    7,032    8,547    8,300    9,051    9,134
                                        -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
   Total investment securities . . .    $11,288  $11,289  $23,737  $23,763  $17,982  $18,032  $21,864  $21,497  $11,830  $11,913
                                        -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                                        -------  -------  -------  -------  -------  -------  -------  -------  -------  -------


    The table below summarizes the maturity of CSB's investment securities and their weighted average yields at March 31, 1996 (dollars in thousands):

                                                                               (Unaudited)
                                          -----------------------------------------------------------------------------------
                                                            After One But      After Five
                                              Within         Within Five       But Within        After
                                             One Year           Years          Ten Years       Ten Years          Total
                                          --------------   --------------   --------------   --------------   ---------------
                                          Amount   Yield   Amount   Yield   Amount   Yield   Amount   Yield   Amount    Yield
                                          ------   -----   ------   -----   ------   -----   ------   -----   -------   -----
Obligations of other U.S.
  government agencies. . . . . . . . .    $ -0-    0.00%   $5,493   5.83%   $  -0-   0.00%   $  -0-   0.00%   $ 5,493   5.83%
Mortgage-backed securities . . . . . .      -0-    0.00       917   5.96       -0-   0.00     4,878   7.42      5,795    7.19
                                          -----              ----             ----            -----             -----
  Total investment securities. . . . .    $ -0-    0.00%   $6,410   5.84%   $  -0-   0.00%   $4,878   7.42%   $11,288   6.52%
                                          -----              ----             ----            -----             -----
                                          -----              ----             ----            -----             -----


Deposits

         Total deposits increased by $3.7 million, or 1.9%, to $195.4 million at March 31, 1996 from $191.7 million at December 31, 1995. That increase was in both interest-bearing and noninterest-bearing deposits. Noninterest-bearing deposits increased $1.3 million, or 1.87%, to $70.6 million at March 31, 1996 from $69.3 million at December 31, 1995, primarily as the result of title deposits. With increases in mortgage lending activity, CSB's title company deposits increase, and, consequently, such deposits increased by $3.6 million at March 31, 1996. However, this increase was partially offset by a decrease in commercial demand deposits of $2.7 million for the same period. It has been CSB's experience that commercial demand deposits seasonally decrease during the first quarter of the year. Interest-bearing deposits increased $2.4 million, or 2.0%, to $124.8 million at March 31, 1996 from $122.3 million at December 31, 1995, as the result of an increase in savings accounts of $2.7 million or 28.5%. Total savings accounts were $12.0 million at March 31, 1996 as compared to $9.3 million at December 31, 1995. That increase was primarily attributable to new relationships with companies that facilitate property exchange transactions and use savings accounts to enhance the yield until the property transaction is completed.

         Total average deposits remained substantially unchanged over the last several years -- the average balance was $155.8 million for 1995, $155.1 million for 1994, and $155.3 million for 1993. While the total average balances changed little, the components of the portfolio changed and decreased CSB's reliance on more volatile deposits.

         There are three volatile areas in CSB's deposit portfolio -- deposits of title and escrow companies ("Title Deposits"), out-of-area certificates of deposits ("Administrative CDs") and custodial accounts.
Title Deposits are noninterest-bearing deposits, and, while they do not earn interest, CSB provides these depositors with certain specialized customer services, such as data processing, accounting, and courier services. CSB controls its customer service expenses by continuously monitoring the earnings performance of its account relationships and, on that basis, limiting the amount of servicing expense. Title Deposits are volatile because they are sensitive to prevailing interest rates and other general economic factors that affect the demand for real estate. Administrative CDs are out-of-area deposits that are obtained by placing CSB's rates on various rate bulletin boards available at CD investment services. Administrative CDs are volatile because of the inherent interest rate sensitivity. CSB deals directly with the depositor and does not pay a fee or commission for those deposits. Custodial accounts are deposits that result from the servicing of loans and are made up of principal and interest payments as well as tax and insurance impound payments. Custodial accounts are volatile because they are only temporary deposit accounts which leave CSB upon the sale of servicing.

         The average balance of Title Deposits was $21.2 million in 1995 and represented 47.6% of average noninterest-bearing deposits. The average balance of Title Deposits was $23.8 million in 1994 and represented 52.4% of average noninterest-bearing deposits. The average balance of Title Deposits was $24.0 million in 1993 and represented 63.9% of average noninterest-bearing deposits. While the average balance was fairly consistent, the actual balance varied widely throughout each month, with the highest balance usually occurring at the end of the month. The average balance of Administrative CDs was $73.0 million in 1995 and represented 80.8% of the average balance of all certificates of deposit. The average balance of Administrative CDs was $82.5 million in 1994 and represented 90.7% of the average balance of all certificates of deposit. The average balance of Administrative CDs was $93.8 million in 1993 and represented 89.7% of the average balance of all certificates of deposit.

         The total of the average balances of Title Deposits, Administrative CDs and custodial accounts as a percentage of total average deposits was 66.8% at March 31, 1996, 66.6% at December 31, 1995, 76.2% at December 31,
1994, and 79.8% at December 31, 1993. It has been management's goal to reduce that dependency and increase CSB's core business deposits. The average balance of money market and NOW accounts in 1995 was $14.3 million, as compared to $12.9 million in 1994 and $11.2 million in 1993. Average savings deposits increased to $6.7 million in 1995 from $5.9 million in 1994 and $2.1 million in 1993. While CSB's management believes that CSB has made significant progress in attracting non-volatile deposits, CSB is still substantially dependent upon volatile deposits for funding.

         The average balances in custodial accounts are directly related to the amount of mortgage loan servicing CSB has retained; however the actual balance will vary throughout the month as the mortgage payments are received and then are paid out to the holder of the note. The average balances for custodial accounts were $11.5 million for the three month period ending March 31, 1996, and were $9.6 million and $11.9 million for the years ending December 31, 1995 and 1994, respectively. Upon the sale of all of CSB's servicing portfolio, all of the custodial deposits will leave the bank. (For a further discussion regarding the sale of its servicing portfolio, see "MANAGEMENT DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF PERFORMANCE OF CSB -- RESULTS OF OPERATIONS -- Noninterest Income" herein.)

         The following tables summarize the distribution of average deposits and the average rates paid for the periods indicated (dollars in thousands):

                                                 March 31,
                                  ---------------------------------------
                                         1996                 1995
                                  ------------------   ------------------
                                  Average    Average    Average   Average
                                  Balance     Rate      Balance    Rate
                                  --------  --------   --------   -------
Demand, non-interest-bearing . .  $ 56,152     n/a     $ 36,277    n/a
Money market . . . . . . . . . .    12,828    3.18%      11.342    3.35%
NOW and Super NOW. . . . . . . .     2,067    1.94        1,775    2.03
Savings. . . . . . . . . . . . .     7,081    3.67        7,655    3.29
Certificates of deposit(1) . . .    97,855    6.18       82,421    6.31
                                   -------              -------    ----
   Total deposits  . . . . . . .  $175,983    5.64%    $139,470    5.69%
                                   -------    ----      -------    ----
                                   -------    ----      -------    ----

                                                                            December 31,
                                                    -----------------------------------------------------------
                                                           1995                1994               1993
                                                    -----------------   ------------------   ------------------
                                                    Average   Average   Average    Average   Average    Average
                                                    Balance    Rate     Balance     Rate     Balance     Rate
                                                    -------   -------   --------   -------   --------   -------
Demand:
  Non-interest-bearing . . . . . . . . . . .        $44,520      n/a    $ 45,378      n/a    $ 37,512     n/a
Money market . . . . . . . . . . . . . . . .         12,338     3.38%     10,932      3.28%     9,458    3.34%
NOW and Super NOW. . . . . . . . . . . . . .          1,992     2.16       1,929      2.13      1,750    2.11
Savings. . . . . . . . . . . . . . . . . . .          6,667     3.49       5,937      3.15      2,110    2.99
Certificates of deposit. . . . . . . . . . .         90,265     6.69      90,929      4.36    104,511    4.21
                                                    -------              -------              -------
    Total deposits . . . . . . . . . . . . .       $155,782     6.05%   $155,105      4.15%  $155,341    4.14%
                                                   --------     ----    --------      ----   --------    ----
                                                   --------     ----    --------      ----   --------    ----


- -------------------
(1) Information regarding the breakdown of average balances of certificates of deposit of $100,000 or greater and certificates of deposit under $100,000 is not available.
                                      62

         The scheduled maturity of CSB's time deposits in denominations of $100,000 or greater as of March 31, 1996 were as follows:

                                            Deposits Maturing In March 31, 1996
                                            -----------------------------------
                                                  (Dollars in Thousands)
Three months or less . . . . . . . . . . .             $  7,011
Over three months through six months . . .                6,021
Over six months through twelve months  . .                7,229
Over twelve months . . . . . . . . . . . .                1,100
                                                        -------
   Total:  . . . . . . . . . . . . . . . .              $21,361
                                                        -------
                                                        -------

Capital Resources

         Stockholders' equity decreased $224,000, or 1.3%, to $16.5 million at March 31, 1996 from $16.7 million at December 31, 1995, as a result of a $216,000 net loss during the three months ended March 31, 1996, and an $8,000 decrease in unrealized gain on securities classified "available for sale". Stockholders' equity increased $749,000, or 4.7%, in 1995 to 16.7 million from 16.0 million at December 31, 1994. That increase resulted primarily from net income of $714,000 and $27,000 in unrealized gain on securities classified "available for sale". Stockholders' equity was $16.0 million at December 31, 1994, an increase of $1.1 million or 7.5%, from $14.9 million at December 31, 1993. That increase was primarily due to $1.1 million in net income for the year ended December 31, 1994.

         CSB's Leverage Capital Ratio at March 31, 1996 was 8.23%, and at December 31, 1995 and 1994 was 7.62% and 8.89%, respectively. CSB's Tier 1 Risk-Based Capital Ratio at March 31, 1996 was 12.7%, and at December 31, 1995 and 1994 was 11.93% and 14.72%, respectively. CSB's Total Risk-Based Capital Ratio at March 31, 1996 was 13.42%, and at December 31, 1995 and 1994 was 13.18% and 15.97%, respectively.

         Effective February 1994, CSB entered into a Memorandum of Understanding ("MOU") with the FDIC and the State Banking Department. The MOU included, among other things, provisions requiring CSB to (I) reduce classified assets to prescribed amounts by specified dates, (ii) establish a policy for determining the adequacy of its reserve for loan losses, implement a liquidity policy, and (iii) maintain the greater of a Leverage Ratio of 6.5% or total Tier 1 Capital of $12.5 million. Additionally, CSB was restricted from paying cash dividends. CSB was also required to submit a strategic business plan and furnish quarterly progress reports to the FDIC and State Banking Department.

         The MOU was removed contingent upon the Board of Directors adopting a resolution proposed by the FDIC and the State Banking Department. The Board adopted the State Banking Department resolution in January 1996 and the FDIC resolution on March 27, 1996. Those resolutions require CSB to reduce classified assets to specified amounts by specified dates, establish and implement a loan review policy, maintain an adequate reserve for loan losses, and maintain a Leverage Capital Ratio of at least 6.5%. CSB is also required to submit a strategic business plan, and furnish quarterly progress reports to the FDIC and State Banking Department. Management of CSB believes it is in substantial compliance with all aspects of the Board resolutions.

                           RESULTS OF OPERATIONS


Net Income

         For the three months ended March 31, 1996, CSB had a net loss of $215,000 as compared to a net profit of $586,000 for the three months ended March 31, 1995. That loss was primarily due to a decrease in noninterest income of $2.2 million, an increase in provision for loan and lease losses of $400,000 and partially offset by increases in net interest income of $300,000 and a decrease in total noninterest expenses of $400,000.

         For the year ended December 31, 1995, net income was $714,000, a decrease of $387,000 from net income of $1.1 million for the year ended December 31, 1994. Earnings per share decreased by $0.45 to $0.83 in 1995 from $1.28 in 1994. Return on stockholders' equity was 4.46% in 1995 and 7.40 % in 1994. The primary reasons for the decrease in earnings in 1995 were a $452,000 increase in legal expenses, a $455,000 increase in expenses associated with real estate activities (investment in joint ventures and OREO) and costs associated with closing branches of $604,000, partially offset by decreases in salaries and employee benefits of $1.2 million.

         Net income for the year ended December 31, 1994 decreased to $1.1 million from $2.5 million for the year ended December 31, 1993. Earnings per share decreased to $1.28 at December 31, 1994 from $2.97 in 1993. Return on
stockholders' equity was 7.40% in 1994 and 20.98% in 1993.   The primary
reasons for the decrease in earnings in 1994 were (I) an increase in provision for loan and lease losses; (ii) increases in salaries and employee benefits; (iii) increases in occupancy expenses, partially offset by increases in loan servicing income; and (iv) increased gains on sale of mortgage loans and servicing.

Net Interest Income

         Net interest income is the amount by which interest and fees earned on interest-earning assets exceeds the interest paid on deposits and other borrowed funds. Changes in net interest income from period to period result from increases or decreases in the average balances of interest-earning assets and interest-bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities, CSB's ability to manage its earning assets portfolio and the availability of particular sources of funds.

         Net interest income increased $300,000 to $1.9 million for the three-month period ended March 31, 1996 from $1.6 million for the three-month period ended March 31, 1995. That increase was attributable to an increase of total interest income of $500,000 for the first quarter of 1996 as compared to the same period for 1995, and an increase in interest expense of $200,000 for the same comparative periods. Interest income on loans and leases increased $400,000 for the three months ended March 31, 1996 over the same period in 1995 as the result of higher average loan and lease balances during the same comparative periods partially offset by lower yields. The average loan and lease balance for the first quarter of 1996 was $126.0 million with an average yield of 9.71% as compared to an average balance of $104.5 million and a yield of 10.04% for the first quarter of 1995. Interest income on investment securities increased by $100,000 for the three months ended March 31, 1996 over the same period in 1995 as the result of increases in federal funds sold and repurchase agreements. The average balance of securities decreased to $12.0 million with an average yield of 6.41% for the three months ended March 31, 1996 as compared to an average balance of $22.5 million with an average yield of 5.41% for the three months ended March 31, 1995. Because of the interest rate environment, CSB invested in federal funds and repurchase agreements, and, as a result, the average balance of federal funds and repurchase agreements increased to $26.5 million with an average yield of 5.41% for the three months ended March 31, 1996 as compared to $5.7 million with an average yield of 5.56% for the three months ended March 31, 1995.

         Interest expense on deposits increased to $1.7 million for the three months ended March 31, 1996 from $1.4 million for the same period in 1995, primarily as the result of increased average balances between the two comparative periods. The average balance for interest-bearing deposits was $119.8 million with an average rate of 5.64% for the three months ended March 31, 1996 as compared to an average balance of $103.2 million and an average rate of 5.69% for the three months ended March 31, 1995. The increase in the average balance of certificates of deposit was the primary reason for the increase, with average balances increasing $15.4 million to $97.9 million for the three months ended March 31, 1996 from $82.4 million for the comparative period in 1995. One of CSB's primary uses of certificates of deposit is as a funding source for loans held for sale and direct financing leases. The average balance of leases increased $9.5 million which, when coupled with the need to increase liquidity, resulted in additional certificates of deposit being acquired.

         Net interest income decreased $107,000, or 1.4%, to $7.4 million for the year ended December 31, 1995, from $7.5 million for the year ended December 31, 1994. That decrease was primarily due to an increase in average total interest-bearing liabilities, and the increased average cost of those liabilities. Average interest-bearing liabilities increased $1.5 million and the average cost increased 190 basis points on an average balance of $111.3 million. That resulted in total interest expense being $6.7 million at year-end December 31, 1995 as compared to $4.6 million at December 31, 1994. The increase in balances was primarily due to core business deposits increasing in money market, NOW and savings accounts. The increase in the average rate was primarily due to certificates of deposit renewed at higher rates. Total average interest-earning assets decreased by $5.7 million while the average yield increased by 166 basis points on an average balance of $151.2 million in 1995 as compared to $156.8 million in 1994.
This resulted in total interest income being $14.1 million at December 31, 1995 as compared to $12.1 million at December 31, 1994. Average loans and leases increased by $23.0 million to $86.0 million in 1995 from $63.1 million in 1994 and the average yield increased 171 basis points to 11.50% in 1995 from 9.79% in 1994. Average loans held for sale decreased by $22.1 million to $33.3 million in 1995 from $55.4 million in 1994, and their average yield decreased by 89 basis points to 6.82% in 1995 from 7.71% in 1994. The increase in average total yield for interest-earning assets was primarily due to an increase of $14.9 million in the average lease balances to $25.1 million in 1995 from $10.2 million in 1994. Those leases were originated with yields of 11.00% to 13.00% in 1995. CSB's net interest spread (the average taxable equivalent rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities) decreased to 3.30% for 1995 from 3.54% in 1994, and net interest margin (net interest income after provision for loan and lease losses as a percentage of average interest-earning assets) increased to 4.11% in 1995 from 4.04% in 1994.

         Net interest income increased by $271,000, or 3.7%, to $7.5 million for the year ended December 31, 1994 from $7.2 million for the year ended December 31, 1993. That increase was primarily due to a decrease in average total interest-bearing liabilities, which decreased $8.1 million to $109.7 million in 1994 from $117.8 million in 1993. The average cost was relatively unchanged at 4.15% in 1994 and 4.14% in 1993, and interest expense was $4.6 million at December 31, 1994 and $4.8 million at December 31, 1993. The change in the average balance of Administrative CDs was the main reason for that decrease, with a decrease of $11.3 million, or 12.1%, to $82.5 million in 1994 from $93.8 in 1993. The average balance of money market and NOW accounts increased $1.7 million, or 14.8%, to $12.9 million in 1994 from $11.2 million in 1993. Savings account average balances increased $3.8 million, or 181.4%, to $5.9 million in 1994 from $2.1 million in 1993.

         Total average interest-earning assets increased $3.9 million, or 2.5%, to $156.8 million in 1994 from $152.9 million in 1993; the average yield decreased 19 basis points to 7.69% in 1994 from 7.88% in 1993. The decrease in yield combined with an increase in average balance produced interest income of $12.1 million in 1994, which was virtually unchanged from interest income of $12.1 million in 1993. The average balance of loans and leases increased $2.1 million to $63.1 in 1994 from $61.0 million in 1993, and the average yield increased 73 basis points to 9.79% in 1994 from 9.76% in 1993. The increase in both yield and average balance of loans and leases was offset in interest income by a $15.4 million or 21.8% decrease in loans held for sale to $55.4 million in 1994 from $70.8 million in 1993, and an increase in the lower yielding federal funds and repurchase agreements of $7.5 million, or 48.9%, to $23.0 million in 1994 from $15.5 million in 1993.

         CSB's net interest spread decreased to 3.54% in 1994 from 3.74% in 1993, and net interest margin decreased to 4.04% in 1994 from 4.14% in 1993.
 The yield on approximately 37.9% and 32.8% of CSB's loan and lease portfolio at December 31, 1995 and 1994, respectively, moves up or down as CSB adjusts its base lending rate with changes in the Bank of America reference rate, or with changes in other widely used indices. An additional 28.0% and 23.5% of the portfolio at December 31, 1995 and 1994, respectively, consisted of fixed rate loans which mature in one year or less.

         The following two tables show CSB's consolidated average balances of assets, liabilities and stockholders' equity; the amount of interest income or interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated (dollars in thousands):

                                                                As of and for the Three Months Ended March 31,
                                                     --------------------------------------------------------------------------
                                                                      1996                                1995
                                                     ------------------------------------  ------------------------------------
                                                                   Interest     Average                  Interest     Average
                                                       Average     Income/       Rate/      Average      Income/       Rate/
                                                       Balance     Expense       Yield      Balance      Expense       Yield
                                                     -----------  ----------  -----------  ---------  -------------  ----------
                                                                               (Dollars in thousands)
Assets:
- -------
Earning assets:
 Loans receivable, net (1) . . . . . . . . . . .      $ 94,148     $  2,416      10.26%     $ 70,990      $  1,941      10.94%
 Loans held for sale . . . . . . . . . . . . . .        31,876          642       8.06        33,496           681       8.13
 Taxable investment securities:
  U.S. government securities . . . . . . . . . .            66            1       6.06         7,835           121       6.18
  Obligations of other
    U.S. governmental agencies . . . . . . . . .         5,528           87       6.30         6,034           105       6.96
  Mortgage-backed securities . . . . . . . . . .         6,449          105       6.51         8,463           121       5.72
 Federal funds sold/Repurchases. . . . . . . . .        26,455          358       5.41         5,685            79       5.56
 Interest-earning deposits . . . . . . . . . . .            43            1       9.30         3,671            18       1.96
 FHLB stock. . . . . . . . . . . . . . . . . . .         1,178           15       5.09         1,122            15       5.35
                                                     -----------  ----------               ---------  -------------
Total interest-earning assets. . . . . . . . . .       165,743        3,625       8.75       137,296         3,081       8.98
Non-interest-earning assets:
 Cash and due from banks . . . . . . . . . . . .         7,797                                 3,586
 Premises and equipment, net . . . . . . . . . .         2,379                                 3,118
 Other real estate owned . . . . . . . . . . . .         1,445                                 3,701
 Real estate joint ventures, net . . . . . . . .         3,803                                 1,773
 Accrued interest receivable . . . . . . . . . .           792                                   525
 Other assets and receivables. . . . . . . . . .        15,062                                10,161
                                                     -----------                           ---------
Total non-interest-earning assets. . . . . . . .        31,278                                22,864
                                                     -----------                           ---------
  Total assets . . . . . . . . . . . . . . . . .      $197,021                              $160,160
                                                     -----------                           ---------
                                                     -----------                           ---------
Liabilities and Stockholders' Equity:
- -------------------------------------
Interest-bearing liabilities:
 Deposits:
  Money market . . . . . . . . . . . . . . . . .        12,828          102       3.18        11,342             95         3.35
  NOW and Super NOW. . . . . . . . . . . . . . .         2,067           10       1.94         1,775              9         2.03
  Savings. . . . . . . . . . . . . . . . . . . .         7,081           65       3.67         7,655             63         3.29
  Certificates of deposit(2) . . . . . . . . . .        97,855        1,513       6.18        82,421          1,300         6.31
                                                     -----------  ----------                 ---------  -------------
  Total interest-bearing liabilities . . . . . .       119,831        1,690       5.64       103,193          1,467         5.69
Non-interest-bearing liabilities:
 Demand deposits . . . . . . . . . . . . . . . .        56,152                                36,277
 Other liabilities . . . . . . . . . . . . . . .         4,477                                 5,560
                                                     -----------                           ---------
  Total non-interest-bearing liabilities . . . .        60,629                                41,837
Stockholders' equity . . . . . . . . . . . . . .        16,561                                15,130
                                                     -----------                           ---------
  Total liabilities and stockholders' equity . .      $197,021                              $160,160
                                                     -----------                           ---------
                                                     -----------                           ---------
Net interest income. . . . . . . . . . . . . . .                     $1,935                                  $1,614
                                                                  ----------                          -------------
                                                                  ----------                          -------------
Net interest spread(3) . . . . . . . . . . . . .                                  3.11%                                     3.29%
                                                                              -----------                            -----------
                                                                              -----------                            -----------
Net yield on interest earning assets (4). . . . .                                 4.67%                                     4.70%
                                                                              -----------                            -----------
                                                                              -----------                            -----------

- -------------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $19,000 and $48,000 for the periods ended March 31, 1996 and 1995, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs. Loans receivable includes leases.

(2) Information regarding the breakdown of average balances of certificates of deposit of $100,000 or greater and certificates of deposit under $100,000 is not available.

(3) Represents the average rate earned on average interest-earning assets less the average rate paid on average interest-bearing liabilities.

(4) Represents net interest income as a percentage of average interest-- earning assets.

                                                                                Years Ended December 31,
                                                     --------------------------------------------------------------------------
                                                                      1996                                1995
                                                     ------------------------------------  ------------------------------------
                                                                   Interest     Average                  Interest     Average
                                                       Average     Income/       Rate/      Average      Income/       Rate/
                                                       Balance     Expense       Yield      Balance      Expense       Yield
                                                     -----------  ----------  -----------  ---------  -------------  ----------
                                                                               (Dollars in thousands)
Assets:
Earning assets:
 Loans receivable, net (1) . . . . . . . . . . . .     $86,033     $ 9,933       11.50%     $63,068       $6,174         9.79%
 Loans held for sale . . . . . . . . . . . . . . .      33,297       2,271        6.82       55,357        4,268         7.71
 Taxable investment securities:
  U.S. government securities . . . . . . . . . . .       5,137         337        6.56        3.278          136         4.15
  Obligations of other
   U.S. governmental agencies. . . . . . . . . . .       8,695         586        6.74        1,656           99         5.98
  Mortgage-backed securities . . . . . . . . . . .       7,988         505        6.32        9,151          429         4.69
 Federal funds sold/Repurchases. . . . . . . . . .       7,510         423        5.63       23,024          897         3.90
 Interest-earning deposits . . . . . . . . . . . .       1,361          31        2.28          268            8         2.99
 FHLB stock. . . . . . . . . . . . . . . . . . . .       1,142          54        4.73        1,014           54         5.33
                                                     -----------  ----------  -----------  ---------  -------------  ----------
Total interest-earning assets. . . . . . . . . . .     151,163      14,140        9.35      156,816       12,065         7.69

Non-interest-earning assets:
 Cash and due from banks . . . . . . . . . . . . .       6,077                                6,871
 Premises and equipment, net . . . . . . . . . . .       2,865                                2,663
 Other real estate owned . . . . . . . . . . . . .       2,930                                2,999
 Real estate joint ventures, net . . . . . . . . .       3,756                                1,792
 Accrued interest receivable . . . . . . . . . . .         672                                  454
 Other assets and receivables. . . . . . . . . . .      11,138                                5,822
                                                     -----------                           ---------
Total non-interest-earning assets. . . . . . . . .      27,438                               20,601
                                                     -----------                           ---------
  Total assets . . . . . . . . . . . . . . . . . .    $178,601                             $177,417
                                                     -----------                           ---------
                                                     -----------                           ---------
Liabilities and Stockholders' Equity:
- -------------------------------------
Interest-bearing liabilities:
 Deposits:
  Money market . . . . . . . . . . . . . . . . . .      12,338         417        3.38       10,932          359         3.28
  NOW and Super NOW. . . . . . . . . . . . . . . .       1,992          43        2.16        1,929           41         2.13
  Savings. . . . . . . . . . . . . . . . . . . . .       6,667         233        3.49        5,937          187         3.15
  Certificates of deposit. . . . . . . . . . . . .      90,265       6,043        6.69       90,929        3,967         4.36
                                                     -----------  ----------  -----------  ---------  -------------  ----------
  Total interest-bearing liabilities . . . . . . .     111,262       6,736        6.05      109,727        4,554         4.15

Non-interest-bearing liabilities:
 Demand deposits . . . . . . . . . . . . . . . . .      44,520                               45,378
 Other liabilities . . . . . . . . . . . . . . . .       6,759                                3,403
                                                     -----------                           ---------
  Total non-interest-bearing liabilities . . . . .      51,279                               48,781
Stockholders' equity . . . . . . . . . . . . . . .      16,060                               18,909
                                                     -----------                           ---------
  Total liabilities and stockholders' equity . . .    $178,601                             $177,417
                                                     -----------                           ---------
                                                     -----------                           ---------
Net interest income. . . . . . . . . . . . . . . .                  $7,404                                $7,511
                                                                  ----------                          -------------
                                                                  ----------                          -------------
Net interest spread (3). . . . . . . . . . . . . .                                3.30%                                  3.54%
                                                                              -----------                            ----------
Net yield on interest earning assets (4) . . . . .                                4.90%                                  4.79%
                                                                              -----------                            ----------
                                                                              -----------                            ----------






                                                             Years Ended December 31,
                                                       -------------------------------------
                                                                      1995
                                                       -------------------------------------
                                                                     Interest     Average
                                                        Average      Income/       Rate/
                                                        Balance      Expense       Yield
                                                       ---------  -------------  -----------

Assets:
Earning assets:
 Loans receivable, net (1) . . . . . . . . . . . .       $61,014         $5,956         9.76%
 Loans held for sale . . . . . . . . . . . . . . .        70,821          5,435         7.67
 Taxable investment securities:
  U.S. government securities . . . . . . . . . . .         1,330             47         3.53
  Obligations of other
   U.S. governmental agencies. . . . . . . . . . .           -0-            -0-         n/a
  Mortgage-backed securities . . . . . . . . . . .         3,032            139         4.58
 Federal funds sold/Repurchases. . . . . . . . . .        15,461            444         2.87
 Interest-earning deposits . . . . . . . . . . . .           457             13         2.84
 FHLB stock. . . . . . . . . . . . . . . . . . . .           807             22         2.73
                                                       ---------  -------------  -----------
Total interest-earning assets. . . . . . . . . . .       152,922         12,056         7.88

Non-interest-earning assets:
 Cash and due from banks . . . . . . . . . . . . .        5,808
 Premises and equipment, net . . . . . . . . . . .        1,985
 Other real estate owned . . . . . . . . . . . . .        2,846
 Real estate joint ventures, net . . . . . . . . .        2,340
 Accrued interest receivable . . . . . . . . . . .          391
 Other assets and receivables. . . . . . . . . . .        7,244
                                                       ---------
Total non-interest-earning assets. . . . . . . . .       20,614
                                                       ---------
  Total assets . . . . . . . . . . . . . . . . . .     $173,536
                                                       ---------
                                                       ---------
Liabilities and Stockholders' Equity:
- -------------------------------------
Interest-bearing liabilities:
 Deposits:
  Money market . . . . . . . . . . . . . . . . . .        9,458             316         3.34
  NOW and Super NOW. . . . . . . . . . . . . . . .        1,750              37         2.11
  Savings. . . . . . . . . . . . . . . . . . . . .        2,110              6          2.99
  Certificates of deposit (2). . . . . . . . . . .      104,511           4,400         4.21
                                                       ---------  -------------  -----------
  Total interest-bearing liabilities . . . . . . .      117,829           4,816         4.14

Non-interest-bearing liabilities:
 Demand deposits . . . . . . . . . . . . . . . . .      37,512
 Other liabilities . . . . . . . . . . . . . . . .       4,581
                                                      ---------
  Total non-interest-bearing liabilities . . . . .      42,093
Stockholders' equity . . . . . . . . . . . . . . .      13,614
                                                      ---------
  Total liabilities and stockholders' equity . . .    $173,536
                                                      ---------
                                                      ---------
Net interest income. . . . . . . . . . . . . . . .                       $7,240
                                                                  -------------
                                                                  -------------
Net interest spread (3). . . . . . . . . . . . . .                                      3.74%
                                                                                  ----------
                                                                                  ----------
Net yield on interest earning assets(4). . . . . .                                      4.73%
                                                                                 -----------
                                                                                 -----------

- -------------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $376,000 and $428,000 and $326,000 for the years ended December 31, 1995, 1994 and 1993 respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs. Loans receivable includes leases.

(2) Information regarding the breakdown of average balances of certificates of deposit of $100,000 or greater and certificates of deposit under $100,000 is not available.

(3) Represents the average rate earned on average interest-earning assets less the average rate paid on average interest-bearing liabilities.

(4) Represents net interest income as a percentage of average interest-- earning assets.

         The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average balances (volume) or changes in average interest rates (rate).

                                                         Three Months Ended             Year Ended                Year Ended
                                                               March 31,                December 31,             December 31,
                                                             1996 vs. 1995             1995 vs. 1994            1994 vs. 1993
                                                       ------------------------  ------------------------  ----------------------
                                                          Increase (Decrease)      Increases (Decreases)    Increases (Decreases)
                                                           Due to Change In          Due to Change In         Due to Change In
                                                       ------------------------  ------------------------  ----------------------
                                                       Volume    Rate    Total   Volume    Rate    Total   Volume   Rate   Total
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------
                                                                                  (Dollars in thousands)
Earning assets -- Interest income:
 Loans receivable, net (1) . . . . . . . . . .          $ 585   $ (110)   $ 475   $2,518  $1,241   $3,759    $ 201  $ 17  $   218
 Loans held for sale . . . . . . . . . . . . .            (33)      (6)     (39)  (1,549)   (448)  (1,997)  (1,192)   25   (1,167)
 FHLB Stock. . . . . . . . . . . . . . . . . .              0        0        0        0       0        0        7    25       32
   Taxable Investment Securities:
   U.S. government securities. . . . . . . . .           (118)      (2)    (120)      99     102      201       79    10       89
   Obligations of other U.S.
      governmental agencies  . . . . . . . . .             (8)     (10)     (18)     473      14      487       50    49       99
   Mortgage-backed securities. . . . . . . . .            (38)      22      (16)     (43)    119       76      287     3      290
 Federal funds sold/Repurchases. . . . . . . .            281       (2)     279   (1,400)    926     (474)     262   191      453
 Interest-earning deposits . . . . . . . . . .              6      (23)     (17)      24      (1)      23       (6)    1       (5)
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------
   Total . . . . . . . . . . . . . . . . . . .         $  675   $ (131)   $ 544    $ 122  $1,953   $2,075   $ (312) $321  $     9

Deposits and borrowed funds:
Interest expense:
 Money market deposits . . . . . . . . . . . .         $   11   $  (4)    $   7    $  47$     11   $   58    $  49  $ (6) $    43
 NOW and Super NOW deposits. . . . . . . . . .              1       0         1        1       1        2        4     0        4
Savings deposits . . . . . . . . . . . . . . .             (4)      6         2       25      21       46      120     4      124
 Certificates of deposit (2) . . . . . . . . .            238     (25)      213      (29)  2,105    2,076     (601)  168     (433)
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------
   Total . . . . . . . . . . . . . . . . . . .          $ 246   $ (23)    $ 223    $  44  $2,138   $2,182   $ (428) $166   $ (262)
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------
Change in net interest income. . . . . . . . .          $ 429   $(108)    $ 321  $ 78   $ (185)    $ (107)   $ 116  $155   $  271
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------
                                                       -------  ------  -------  -------  ------  -------  -------  ----  -------


Provision for Loan and Lease Losses

         CSB provides for loan and lease losses by a charge to operations based upon management's evaluation of the loan portfolio, past loan and lease loss experience, economic conditions, and other factors. The level of CSB's allowance for loan and lease losses as it relates to the total portfolio and its level of classified assets determines the amount that will be added to the provision.

         The provision for loan and lease losses was $168,000 for the three months ended March 31, 1996 as compared to $275,000 for the same three-month period in 1995. The decline in portfolio loans and leases resulted in a lower general reserve requirement for the unclassified loans and leases. As such, this partially offset the need for the additional reserves required for increases in classified assets and nonperforming assets. Management believes that, as of March 31, 1996, CSB had an adequate allowance for its reserves for portfolio loans and leases.


         For the year ended December 31, 1995, the provision for loan and lease losses increased $24,000, or 2.1%, to $1.2 million as compared to the increase of $262,000, or 28.8%, for a total provision of $1.2 million for the year ended December 31, 1994. In 1994, a provision of $1.2 million was required to maintain the allowance for loan and lease losses at an acceptable level as a result of a $2.6 million increase in average gross loans and leases and net loan and lease charge-offs of $1.9 million. In 1995, net charge-offs were $271,000, and the increase in average gross loans and leases was $22.9 million. Consequently, a provision roughly equal to that of 1994 was required to adequately cover the larger portfolio balance that was generated from the 1995 loan and lease production. In 1993, the provision for loan and lease losses was $910,000, as a result of $1.0 million in net loan and lease charge-offs. As of December 31, 1995, 1994 and 1993, CSB's allowance for loan and lease losses represented 2.8%, 2.3% and 3.6%, respectively, of total loans and leases.

- -------------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $19,000 and $48,000 for the periods ended March 31, 1996 and 1995 and $376,000, $428,000 and $326,000 for the years ended
Decembeer 31, 1995, 1994 and 1993, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs. Loans receivable includes leases.

(2) Information regarding the breakdown of average balances of certificates of deposit of $100,000 or greater and certificates of deposit under $100,000 is not available.

Noninterest Income

         Noninterest income is a material source of income for CSB, and consists of gains on sale of mortgage loans and leases, the sale of servicing on mortgage loans, mortgage loan servicing income, the origination of servicing, and other income. Part of the value of each mortgage loan originated by CSB is the income that can be derived from servicing that loan.
 CSB services a portion of the loans it originates and receives income out of each loan payment. The anticipated cash flow from servicing has a value in the secondary market and can be sold to others who specialize in servicing mortgage loans.

         Total noninterest income decreased $2.2 million, or 44.9%, to $2.7 million for the three months ended March 31, 1996 from $4.9 million for the three months ended March 31, 1995, primarily due to the decrease on gains on sale of servicing. During the first quarter of 1995, CSB had sold $2.5 million in bulk servicing, and, for the first quarter of 1996, CSB had no bulk servicing sales. Primarily for that reason, gains on sale of loans and servicing decreased $1.9 million for the quarter ended March 31, 1996 as compared to the first quarter of 1995. Servicing-released sales increased $200,000 for the three-month period ended March 31, 1996, as compared the same period in 1995, and servicing rights recognized under FAS 122 increased $600,000 to $1.4 million at March 31, 1996 as compared to $800,000 at March 31, 1995, as the result of increased origination. Mortgage loan originations for the first quarter of 1996 were $240.4 million as compared to $160.7 million for the first quarter of 1995. Profit margins on mortgage loans as the result of competition continue to be reduced and, consequently, loss on sale of mortgage loans increased by $100,000 to $1.0 million for the three months ended March 31, 1996 as compared a loss of $900,000 for the same quarter of 1995. Servicing fees and other income decreased $300,000 for the three months ended March 31, 1996 as compared to $800,000 for the same period in 1995. That decrease was the result of management's decision to out source the servicing of its mortgage loans held for sale. Servicing income decreased to $400,000 for the three months ended March 31, 1996 from $500,000 for the comparative period in 1995; direct servicing expense decreased $58,000 for the first quarter of 1996 to $296,000 as compared to $238,000 for the same period in 1995. The savings appear minor due to the cost of conversion and sale of servicing.

         Gains on sale of loans and servicing increased $2.2 million, or 18.1%, to $14.3 million for the year ended December 31, 1995 from $12.1 million for the year ended December 31, 1994. Income from servicing-released sales increased approximately $1.8 million, or 26.5%, to $8.6 million for the year ended December 31, 1995 from $6.8 million for the year ended December 31, 1994, partially as the result of selling a larger percentage of loans servicing-released. Bulk sales of servicing decreased $7.1 million, or 59.1%, to approximately $5.0 million during 1995, from $12.1 million during 1994, primarily as the result of the implementation of FAS 122 which allowed CSB to recognize the value of servicing rights without actually selling the servicing. Virtually all of the bulk servicing sold in 1995 was on loans that were originated in prior years. The value of originated servicing rights was approximately $7.2 million at March 31, 1996 and $5.8 million at December 31, 1995; FAS 122 was not in effect for years prior to January 1, 1995. Loss on sale of mortgage loans decreased by approximately $1.6 million, or 22.8%, to $5.5 million in 1995 from $7.1 million in 1994. Servicing income and fees decreased $1.8 million, or 42.6%, to $2.4 million for the year ended December 31, 1995, from $4.3 million for the year ended December 31, 1994. The primary reason for the decrease in servicing income was the bulk sales of servicing in December 1994 and March 1995; additional smaller sales took place in May, September, and November 1995.

         Gains on sales of loans and loan servicing increased $1.2 million, or 11.2%, to $12.1 million for the year ended December 31, 1994, from $10.9 million for the year ended December 31, 1993. That increase was primarily due to total servicing sales of approximately $18.9 million in 1994, as compared to sales of approximately $10.1 million in 1993 (an increase of $8.8 million or 86.9%). Such increase was a conscious decision by management to supplement net income. That increase in total servicing sales was partially offset by loss on sale of mortgage loans of approximately $7.1 million in 1994 as compared to gains on sale of mortgage loans of approximately $600,000 in 1993. Interest rates in general were lower in 1993 than in 1994 which caused a slowdown in mortgage origination and affected the price of mortgage loans adversely. However, CSB's servicing portfolio benefited from that increase in interest rates in 1994 because of the general perception that prepayments on mortgage loans serviced would decrease, thus assuring a longer cash flow, thereby increasing the value of servicing in general. Servicing-released gains increased by $1.5 million, or 27.8%, to $6.8 million in 1994, from $5.3 million in 1993. To offset the loss on sale of mortgage loans (net of hedging gains or losses), blocks of servicing were sold generating an increase in gains on bulk servicing sales of approximately $7.3 million, or 151.9%, to $12.1 million in 1994 from $4.8 million in 1993. Servicing income increased by approximately $1.5 million, or 85.5%, to $3.3 million in 1994 from $1.8 million in 1993. This occurred as a result of the build-up of CSB's servicing portfolio that began in 1993 and continued into 1994 notwithstanding bulk sales.

         In April 1996, CSB management received approval from its Board of Directors to sell all of its servicing portfolio, and, on a go-forward basis, sell all of its mortgage loans held for sale servicing released. It is anticipated that the sale of the remaining servicing (both originated and purchased servicing) will generate a gain above the current valuation carried in the financial statements. It is impossible to estimate the gain, if any, on the sale of servicing until the sale actually takes place.

Noninterest Expense

         Total noninterest expense for the three months ended March 31, 1996 was $4.8 million as compared to $5.2 million for the same period in 1995, a decrease of $400,000 or 7.4%. Salaries and benefits decreased $400,000, or 13.4%, to $2.5 million for the three months ended March 31, 1996 from $2.9 million for the comparative three-month period in 1995. That decrease was primarily attributable to the cost reduction measures initiated in prior periods. Actual salaries and commissions decreased $200,000 for the three months ended March 31, 1996 as compared to the three-month period ended March 31, 1995, and deferred origination cost increased $200,000 to $1.1 million for the first quarter of 1996 as compared to $900,000 for the first quarter of 1995. Occupancy expenses decreased $100,000, or 13.4%, to $700,000 for the three months ended March 31, 1996 from $800,000 for the three months ended March 31, 1995, as the result of cost reduction achieved by the closing of offices. Legal expenses were $500,000 for the three months ended March 31, 1996 as compared to $200,000 for the three months ended March 31, 1995, as a result of ongoing litigation. (See "INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF CSB -- Legal Proceedings" herein.)

         Real estate activity (consisting of investments in joint ventures, and OREO) had a gain of approximately $12,000 for the three months ended March 31, 1996 as compared to an expense of $127,000 for the same period in 1995, as the result of decreases in OREO losses of $100,000 for the three months ended March 31, 1996, as compared to the same period in 1995. Outside service fees relate to expenses associated with Title Deposits, and, the $64,000 increase in such fees to $167,000 for the three months ended March 31, 1996, as compared to the same period for 1995, was the result of increased activity from the title companies. Average Title Deposits were $26.8 million for the first quarter of 1996 as compared to $15.0 million for the first quarter of 1995, an increase of $11.8 million or 78.7%. All other expenses decreased $100,000, or 10.4%, to $1.0 million for the three months ended March 31, 1996 as compared to $1.2 million for the three months ended March 31, 1995.

         Total noninterest expense increased $700,000, or 3.5%, to $21.8 million for the year ended December 31, 1995 from $21.0 million for the year ended December 31, 1994. That increase was primarily attributable to branch closing costs of $604,000, increases in occupancy expense of $272,000, legal expenses of $452,000 and real estate activities of $455,000, which were partially offset by a salaries and benefits decrease of $1.2 million in 1995.
 Salaries and employee benefits decreased $1.2 million, or 10.9%, to $9.9 million for the year ended December 31, 1995 from $11.1 million at December 31, 1994, primarily because of restructuring that occurred as the result of declining volumes and related commissions in CSB's Mortgage Division.
Certain of the mortgage lending officers of CSB have compensation packages that are tied to production, and, as a result of the drop in mortgage loan production, their compensation decreased as well. In addition, the general downsizing of the back office and branch operation of CSB resulted in fewer employees. Occupancy and equipment expenses increased $272,000, or 9.5%, to $3.1 million for the year ended December 31, 1995, from $2.8 million for the year ended December 31, 1994, primarily due to of the addition of two new out-of-state offices in Colorado and Oregon, as well as the normal CPI cost increases on existing leases. Additionally, future lease payments for the closed offices with unexpired leases were recorded as occupancy expense for 1995. For the year ended December 31, 1995, $604,000 of closing costs were incurred as the result of the closing of five offices. The future years anticipated rental expense (net of anticipated sublease revenues) were written off along with any fixed asset or equipment leases.

         Legal expenses increased $452,000, or 41.5%, to $1.5 million for the year ended December 31, 1995, from $1.1 million for the year ended December 31, 1994. That increase was primarily the result of a judgment against CSB, which is currently under appeal, for which $425,000 was set aside as a reserve pending the outcome of the appeal. (See "INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF CSB -- Legal Proceedings" herein.) Real estate activities expense increased $455,000, or 59.2%, to $1.2 million for the year ended December 31, 1995 from $800,000 for the year ended December 31, 1994. That increase in expense was primarily attributable to $915,000 in write-downs of investment in real estate joint ventures held for sale, which was partially offset by an increase in income on the joint venture, and a decrease in OREO expense of $315,000 in 1995. In 1994, the joint venture incurred a loss of approximately $118,000, and in 1995 the joint venture was profitable with approximately $34,000 in net income. All lease payments or rental expenses that were applicable to 1995 were recorded as lease or rental expense. All other expenses increased $168,000, or 3.2%, to $5.4 million for the year ended December 31, 1995 from $5.3 million for the year ended December 31, 1994.

         Noninterest expense increased $5.3 million, or 33.9%, to $21.0 million for the year ended December 31, 1994 from $15.7 million for the year ended December 31, 1993, primarily as the result of increases in salaries and benefits of $3.6 million and occupancy expense which increased by $800,000. Salaries and benefits increased $3.6 million, or 48.6%, to $11.1 million for the year ended December 31, 1994 from $7.4 million for the year ended December 31, 1993. That increase was primarily due to decreases in deferred costs, which were partially offset by lower commissions, all of which are related to mortgage loan origination volume. Mortgage loan origination volume decreased $1.07 billion, or 48.3%, to $1.14 billion in 1994 from $2.21 billion in 1993 as a result of rising interest rates in the mortgage loan market. As a direct result, commissions paid to commissioned loan officers dropped by $3.4 million, or 51.3%, to $3.3 million in 1994 from $6.7 million in 1993. Under FAS 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," CSB is required to defer all fees (net of expenses) over the life of a loan or until such loan is sold. The deferred cost must be the direct cost associated with the individual loan originated. CSB uses a standard cost method to arrive at the cost to be deferred, and, with respect to CSB, the deferred employee costs are offset against compensation expense. Because of the large drop in mortgage origination volume, deferred cost associated with compensation decreased by $6.7 million, or 56.9%, to $5.1 million in 1994 from $11.7 million in 1993.

         Occupancy expense increased $800,000, or 37.6%, to $2.8 million for the year ended December 31, 1994 from $2.1 million for the year ended December 31, 1993. During 1994, additional office space was added to accommodate the Mortgage Division's expansion of loan servicing programs, as well as expansions in the Commercial Banking Division to increase the services in its cash management area. Legal expenses for the year ended December 31, 1994 increased approximately $266,000 or 32.2% due to new legal actions initiated against CSB in its normal course of business. Real estate activities expense increased $141,000, or 22.5%, to $800,000 for the year ended December 31, 1994 from $600,000 for the year ended December 31, 1993. That increase was primarily attributable to increased OREO expenses of approximately $165,000, increases in charge-off of OREO of approximately $40,000, and offset by decreased loss in investment in real estate joint ventures of approximately $60,000. All other expense increased $526,000, or 11.1%, for the year ended December 31, 1994 of which the largest contributor was communication expense which increased $212,000, or 34.4%, to $800,000 for the year ended December 31, 1994 from $600,000 for the year ended December 31, 1993.

Income Taxes

         For the three months ended March 31, 1996, a tax benefit of $156,000 was recorded at an effective rate of 42.0% as compared to an expense provision of $424,000 for the three months ended March 31, 1995. CSB anticipates having a profit for the year ending December 1996 and, as a result, will recover the tax benefit in future periods.

         For the years ended December 31, 1995, 1994 and 1993, CSB's tax provision was $517,000, $798,000, and $1.8 million, respectively, and the combined effective tax rate was 42.0%, 42.0%, and 42.4%, respectively. The expected statutory federal tax rate was 35.0% for 1995, 1994 and 1993. The expected state franchise and other tax rate, net of federal tax rate, was 7.0%, 7.0% and 6.0% for 1995, 1994 and 1993, respectively.

         At December 31, 1995, CSB had federal net operating losses of approximately $3.4 million, which will be carried back against prior years' taxable income, and California net operating loss carry forwards ("NOLs") of approximately $1.2 million, which will expire in the year 2000.

         State tax laws impose substantial restrictions on the use of NOLs under section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), which restricts the use of NOLs in the event of significant changes in ownership interests of individual shareholders and defined shareholder groups. Consequently, if the CSB Acquisition is consummated, CSB will be limited in the use of its NOLs to reduce future taxable income. The annual limitations may be increased to the extent of any applicable "built-in gains" as defined by the Code section 382. Subsequent ownership changes could further restrict NOLs.

Liquidity and Asset/Liability Management

         The liquidity of a banking institution reflects its ability to provide funds to meet customer credit needs, to accommodate possible outflows in deposits, to provide funds for day-to-day operations and to take advantage of interest rate market opportunities. Funding of loan requests, providing for liability outflows and management of interest rate risk require continuous analysis in order to match the maturities of categories of loans and investments with the maturities of deposits and bank-related borrowings. Bank liquidity is thus normally considered in terms of the nature of the banking institution's sources and uses of funds. CSB's asset liquidity is provided by cash, interest-bearing deposits with other financial institutions, federal funds, repurchase agreements, maturing investments, mortgage loans held for sale, federal funds lines of credit, a secured line of credit with the FHLB and loan maturities and repayments. Liquid assets (consisting of cash, federal funds repurchase agreements, interest-bearing deposits in other banks, investment securities, and mortgage loans held for sale) comprised 44.0%, 49.6%, and 61.7% of CSB's total assets at December 31, 1995, 1994 and 1993, respectively. Liquidity management also includes the management of unfunded commitments to make loans and undisbursed amounts under lines of credit. At December 31, 1995, those commitments totaled $24.1 million in loans and $800,000 in standby letters of credit. CSB's average federal funds sold was $4.2 million in 1995, $4.3 million in 1994, and $7.9 million in 1993.

         CSB also has several secondary sources of liquidity. Many of CSB's real estate mortgage loans are originated pursuant to underwriting standards which make them readily marketable to other financial institutions or investors in the secondary market. In addition, in order to meet liquidity needs on a temporary basis, CSB has unsecured lines of credit in the amount of $8.0 million for the purchase of federal funds with other financial institutions and may borrow funds at the Federal Reserve discount window, subject to CSB's ability to supply collateral. Average federal funds and repurchase agreements purchased were $2.4 million, $200,000, and $200,000 in 1995, 1994 and 1993, respectively.

         As shown in CSB's Consolidated Statement of Cash Flows, CSB's primary source and use of funds from financing activities is through changes in the deposit portfolio. Total average deposits remained substantially unchanged over the last several years. The average balances for 1995, 1994 and 1993 were $155.8 million, $155.1 million and $155.3 million, respectively. While the total average balances changed little, the components of the portfolio changed and decreased CSB's reliance on more volatile deposits, Title Deposits and Administrative CDs. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONSOLIDATED CONDITION AND RESULTS OF OPERATIONS OF CSB -- FINANCIAL CONDITION -- Deposits" herein.)

         Asset/liability management also involves minimizing the impact of interest rate changes on CSB's earnings through the management of the amount, composition and repricing periods of rate-sensitive assets and rate-sensitive liabilities. Emphasis is placed on maintaining a rate-sensitivity position within CSB's policy guidelines to avoid wide swings in spreads and to minimize risk due to changes in interest rates. At March 31, 1996, December 31, 1995 and December 31, 1994, approximately 37.5%, 37.9% and 32.8%, respectively, of CSB's total loans and 18.5%, 20.4% and 17.4% respectively, of CSB's total interest-earning assets were tied to CSB's base lending rate (generally 100 to 200 basis points over the Bank of America reference rate). Nearly all (94.4%, 93.2% and 99.9%, as of March 31, 1996, December 31, 1995
and December 31, 1994, respectively) of CSB's interest-bearing liabilities will reprice immediately or mature in one year or less.

         The following table sets forth the interest rate sensitivity of CSB's interest-earning assets and interest-bearing liabilities as of March 31, 1996, the interest rate sensitivity gap (interest rate-sensitive assets less interest rate-sensitive liabilities), cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (interest rate-sensitive assets divided by interest rate-sensitive liabilities) and the cumulative interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within such period in accordance with its contractual terms.

                                                                 After          After One
                                                  Within     Three Months        Year But
                                                  Three       But Within          Within           After
                                                  Months       One Year         Five Years      Five Years        Total
                                                --------------------------------------------------------------------------
                                                                          (Dollars in thousands)
Interest-earning assets:
    Loans receivable, net. . . . . . . . . .    $  88,416      $  33,194       $  15,750         $ 4,121        $ 141,481
    Federal funds sold . . . . . . . . . . .       31,500            -0-             -0-             -0-           31,500
    Interest-earning deposits. . . . . . . .           43            -0-             -0-             -0-               43
    Investment securities. . . . . . . . . .        3,984          3,338           3,997             -0-           11,319
    FHLB stock . . . . . . . . . . . . . . .        1,187            -0-             -0-             -0-            1,187
                                                ----------   -----------       -----------       ---------      ---------
         Total . . . . . . . . . . . . . . .      125,130         36,532          19,747           4,121          185,530
Interest-bearing liabilities:
    Savings deposits . . . . . . . . . . . .       11,955            -0-             -0-             -0-           11,955
    Money market . . . . . . . . . . . . . .       14,577            -0-             -0-             -0-           14,577
    NOW and Super NOW. . . . . . . . . . . .        2,780            -0-             -0-             -0-            2,780
    Certificates of deposit of
         $100,000 or greater . . . . . . . .        7,011         13,250           1,100             -0-           21,361
    Other certificates of deposit. . . . . .       15,587         50,243           8,264             -0-           74,094
                                                ----------   -----------       -----------       ---------      ---------
         Total . . . . . . . . . . . . . . .       51,910         63,493           9,364             -0-          124,767

Interest rate sensitivity gap. . . . . . . .       73,220        (26,961)          10,383           4,121          60,763
Cumulative interest rate sensitivity gap . .       73,220         46,259           56,642          60,763          60,763
Cumulative interest rate sensitivity
    gap ratio based on total assets  . . . .        33.94%         21.44%           26.25%          28.16%          28.16%


         Interest rate risk occurs due to the vulnerability of future market conditions combined with a financial institution's interest-earning assets and interest-bearing liabilities being mismatched in terms of the respective repricing periods. In a declining interest rate environment a financial institution's earnings will be enhanced by a liability sensitive portfolio (rate-sensitive liabilities exceed rate-sensitive assets) because a larger volume of liabilities than assets will reprice. Conversely, in a rising interest rate environment earnings will be enhanced by an asset sensitive portfolio (rate-sensitive assets exceed rate-sensitive liabilities).

         As of March 31, 1996, CSB was asset-sensitive for all time periods except "after three months but within one year." However, the foregoing table does not necessarily indicate the impact of general interest rate movements on CSB's net interest yield, because the repricing of various categories of assets and liabilities is discretionary and is subject to competition and other pressures. As a result, various assets and liabilities indicated as repricing within the same period may in fact price at different times and at different rate levels. Management attempts to minimize the impact of interest rate changes on CSB's earnings through the management of the amount, composition and repricing periods of rate-sensitive assets and rate-sensitive liabilities. Emphasis is placed on maintaining a rate-sensitivity position within CSB's policy guidelines to avoid wide swings in spreads and to minimize risk due to changes in interest rates. In addition to managing its asset/liability position, CSB has taken steps to mitigate the impact of changing interest rates by generating non-interest income through service charges and through the sale and servicing of mortgage loans.

        INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF CSB

General

    CSB is a California-chartered commercial bank formed in 1984. As a California state-chartered bank, CSB is subject to primary supervision, examination and regulation by the California State Banking Department. CSB is also subject to certain federal laws and regulations. The deposits of CSB are insured under the FDIC's Savings Association Insurance Fund up to the applicable limits of the Federal Deposit Insurance Act. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Deposit Insurance" herein.) CSB is not a member of the Federal Reserve System. CSB presently has no corporate parent, and only has one subsidiary, CSB Ventures, Inc. At March 31, 1996, CSB had approximately $215.8 million in assets, $141.5 million in net loans and $195.4 million in deposits.


Banking Services


    Overview. CSB's current principal business units are a Commercial Banking Division, which focuses on generating loans and raising deposits primarily in the greater Sacramento area, a Mortgage Division, which generates residential mortgage loans (directly and through brokers and correspondents) and sells them in the secondary market, and a Leasing Division, which generates equipment leases through wholesale sources, services those leases and (beginning recently) sells blocks of leases to other institutions.

    A majority of CSB's deposits consist of Title Deposits, Administrative CD's and custodial accounts, all of which tend to be volatile. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB -- FINANCIAL CONDITION -- Deposits" herein.)

    The principal sources of CSB's revenues during recent periods have been
(i) interest and fees on loans, (ii) gain on sales of loans and leases, (iii) interest on investments, (iv) service charges on deposit accounts and other charges and fees, and (v) interest on Federal funds sold (funds loaned on short-term basis to other banks).

    The Mortgage Division has historically provided a substantial amount of CSB's earnings. The Division remains an important source of earnings, although CSB's increasing emphasis on its Commercial Banking and Leasing Divisions has led to diversification of revenue sources over the last two years. During 1993, the gross revenues of the Mortgage, Commercial Banking and Leasing Divisions were $16.3 million, $4.0 million, and $1.6 million, respectively. During 1994, revenues of the three divisions were $17.5 million, $4.1 million, and $2.2 million, respectively, and during 1995, revenues of the three divisions were $21.3 million, $5.5 million, and $4.4 million, respectively.

    There is little seasonal fluctuation in CSB's commercial banking or equipment finance business. There are, however, normal cyclical fluctuations in its residential mortgage business caused by changes in interest rates, job creation in the market place and the economy in general. Furthermore, there has been a reduction in new home construction in certain areas due to certain recently enacted environmental laws.

    Commercial Banking Division. CSB's Commercial Banking Division operates a commercial banking business in the Greater Sacramento area. Commercial and real estate lending and deposit gathering from business customers of CSB are the primary focus of the Division, although the Division also engages in substantially all of the other business operations customarily conducted by independent commercial banks in California, including the acceptance of checking, savings and time deposits, the provision of cash management services, and the making of commercial, real estate, personal, home improvement and other installment loans and term extensions of credit.

    CSB's in-market deposits are attracted primarily from small and medium-sized businesses and related sources as well as individuals. As of March 31, 1996, CSB had approximately 2,408 deposit accounts, including approximately 593 non-interest-bearing (demand) accounts with balances totaling approximately $70.6 million for an average balance per account of approximately $119,000, 836 savings, interest-bearing demand and money market accounts with balances totaling approximately $29.3 million for an average balance per account of approximately $35,000, and 979 time certificate of deposit accounts with balances totaling approximately $95.5 million, for an average balance per account of approximately $98,000. A substantial majority of CSB's time deposits are Administrative CDs. (See "MANAGEMENT'S DISCUSSION AND

ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB
- -- FINANCIAL CONDITION -- Deposits" herein.)

    A significant portion of CSB's deposits are from title companies, which utilize CSB's specialized deposit accounting services, including cash management and sub-accounting systems. For the three months ended March 31, 1996, Title Deposits averaged $26.8 million, or 47.6% of non-interest bearing deposits (15.2% of total deposits). CSB's deposit gathering from title companies is enhanced because of the Mortgage Division's activities, and CSB has made a consistent marketing effort to those title companies that work with the Mortgage Division to assure that reciprocal deposit business flows to CSB. CSB's specialized deposit accounting services also enable CSB to attract deposits from home owners' associations, property managers and similar depositors. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- FINANCIAL CONDITION -- Deposits" herein.)

    A total of $8.5 million in deposits were held in custodial accounts as of March 31, 1996, which also reflects CSB's Mortgage Division activities. However, CSB will lose all or a substantial portion of these deposits shortly after it completes the contemplated sale of its mortgage servicing portfolio.
 (See "INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF CSB -- Banking Services -- Mortgage Division" herein.)

    The largest segment of the Commercial Banking Division's lending consists of commercial real estate loans and real estate construction loans, which together aggregated $32.4 million, or 35.2% of CSB's gross loans and leases and 17.5% of CSB's total earning assets, at March 31, 1996. Loans of all types held by the Commercial Banking Division totaled $55.7 million at March 31, 1996, or approximately 30.0% of CSB's total earning assets.

    CSB also invested in several real estate joint ventures through a subsidiary, CSB Ventures, Inc., prior to the adoption of the Federal Deposit Insurance Corporation Improvement Act of 1991 (which substantially limited banks' authority to make such investments). CSB Ventures currently retains two such investments, having an aggregate net value as of March 31, 1996 of $3.8 million, both of which it was actively marketing for sale. As of June 26, 1996, the larger of those two investments was sold for a gross purchase price of $2.7 million. Net charge-offs on real estate joint venture investments during 1995, 1994 and 1993 were $915,000, $25,000 and $-0-, respectively. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB -- FINANCIAL CONDITION
- --Real Estate Joint Ventures" herein.)

    Mortgage Division. CSB entered the mortgage banking business in 1988. The Mortgage Division (sometimes referred to as the Residential Division) originates (directly and through brokers), acquires and sells first lien mortgage loans secured by single family residences. As a matter of normal practice the Mortgage Division sells all of the loans it originates. Loans have historically been sold in the secondary mortgage market on both a servicing retained basis (in which CSB would continue to service the loan after sale) and a servicing released basis (in which CSB would transfer the servicing of the loan to the loan buyer). The Mortgage Division has historically from time to time also purchased servicing rights on loans it did not originate.

    The primary sources of revenue from the Mortgage Division have historically been bulk sales of servicing, loan origination fees, net interest income earned during the period that the loans are held for sale, gains from the sale of loans, loan servicing fee income, brokerage fees and gains from capitalization of loan servicing rights.

    Beginning July 1, 1996, however, CSB has undertaken to sell all loans generated by the Mortgage Division either on a servicing released basis or, if the loans are sold on a servicing retained basis, to sell the servicing rights to third parties. This change is motivated in part by changes in the required accounting for retained loan servicing rights. Those accounting changes have the potential of causing volatile fluctuations in a mortgage lender's shareholders' equity. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS --RESULTS OF OPERATIONS -- Non-Interest Income" herein.)

    The Mortgage Division originates loans through two primary sources: (a) retail, which represents loans generated by a network of branch offices staffed with commission based loan officers who solicit loans directly from real estate brokers, home builders, and personal referral; and (b) wholesale, which represents loans generated through a network of approved mortgage brokers. All loans originated from these two sources are underwritten and closed by CSB. These sources are located throughout the Pacific Coast and Rocky Mountain regions of the United States.

    The Division sells the majority of conventional loans originated under programs offered by the Federal Home Loan Mortgage Corporation (FHLMC or "Freddie Mac") or the Federal National Mortgage Association (FNMA or "Fannie Mae"). The Division also originates loans insured by the Federal Housing Administration (FHA) or guaranteed by the Veterans Administration (VA).
Those loans are sold either under a private sale agreement or pooled to form Government National Mortgage Association (GNMA) securities. These securities are then sold to investment banking firms. In addition, CSB originates loans that are eligible for sale to private investors. These loans are underwritten to conform to the individual guidelines of these private investors.

    The Division's principal assets are the residential loans held in portfolio prior to sale in the secondary market. As of March 31, 1995, those loans totaled $51.9 million on a gross basis. Repurchase agreements, also known as "gestation repos", are used by the CSB as a supplemental source of financing to augment deposits generated by the Commercial Banking Division. The Division also holds $11.8 million in residential loans held in portfolio.

    Leasing Division. CSB entered the leasing market in 1990. The Leasing Division remained small from 1990 until 1993, when the slowdown in residential mortgage originations that prevailed throughout the industry enabled CSB to place more emphasis on the Leasing Division. The Division's equipment lease portfolio has grown substantially since 1993, increasing from $9 million at December 31, 1993 to $28.1 million at December 31, 1995, although that amount declined to $24.5 million at March 31, 1996, largely as a result of CSB's new program of selling blocks of leases on a servicing-retained basis. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB -- FINANCIAL CONDITION -- Loan and Lease Portfolio" herein.)

    The production of new leases now comes exclusively from the wholesale sector through a network of brokers. CSB believes that the use of its wholesale distribution network provides both risk diversification and costs efficiencies. As of January 1, 1995, CSB ceased to accept lease applications directly from customers; in 1994, leases made directly to customers made up 8% of production. The wholesale sources of leases on which CSB now relies are primarily located throughout the mid-western and western United States.

    CSB makes no consumer leases and no automobile leases, either to consumers or businesses. The average size of CSB's leases originated during 1995 was $23,000.

Competition

    The banking business in California generally, and specifically in the market area served by CSB, is highly competitive for both loans and deposits, and is dominated by a relatively small number of major banks with many offices operating over a wide geographical area and more than ten independent banks in the greater Sacramento area. CSB competes for deposits and loans primarily with other commercial banks, including many which are much larger than CSB, as well as with non-bank financial institutions, including savings and loan associations, credit unions, thrift and loan companies, mortgage companies and other financial institutions. In addition, other entities (both governmental and private industry) seeking to raise capital through the issuance and sale of debt instruments or equity securities provide competition for CSB in the acquisition of deposits.

    Among the advantages certain of these institutions have over CSB are their ability to finance wide-ranging and effective advertising campaigns and to allocate their investment resources to regions of highest yield and demand. Many of the major commercial banks operating in the area offer certain services (such as international banking and trust and investment services) which are not offered directly by CSB. By virtue of their greater total capitalization, such banks have substantially higher lending limits than does CSB.(1) In addition, as a result of recently enacted legislation, there is increased competition among banks, savings and loan associations and credit unions for the deposit and loan business of individuals. It cannot presently be predicted what effect the increased competition will have on CSB's ability to attract the banking business of its primary service areas' residents, business persons and professionals.

- ----------
(1) Legal lending limits to each customer are restricted to a percentageof CSB's real stockholders' equity, the exact percentage depending upon the nature of the loan transaction.

    CSB's primary service areas consist of the greater Sacramento area for commercial loans and deposits and the western United States for residential mortgage and the mid-western and western states for equipment leasing transactions. In order to compete effectively with the other financial institutions in its primary service areas, CSB relies primarily upon local promotional activities, personal contacts by its officers, directors, employees and shareholders, automated 24-hour banking, and the individualized service which it can provide through its flexible policies. In competing for loans, CSB has arranged for loans on a participation basis with correspondent banks for customers whose loan demand exceeds CSB's lending limit, and CSB intends to continue to do so in the future.

Employees

    As of April 30, 1996, CSB had a total of 230 salary-based full time equivalent employees and 57 commission-based only full time equivalent employees. The management of CSB believes its employee relations are satisfactory.

Properties

    CSB does not own in fee any real property other than OREO properties.
CSB Ventures, Inc., a wholly-owned subsidiary of CSB, owns certain real property through a real estate joint venture. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSB -- FINANCIAL CONDITION -- Real Estate Joint Ventures" herein.) The table on the following pages detail the CSB leases of its office facilities.



                                 Use of         Square Feet of      Monthly Rent          Term of
Location                        Facilities       Office Space       as of 5/31/96           Lease
- --------                        ----------      --------------      -------------          ------

Bellevue                       Leasing Office         1,293              $1,350        4/1/96 to 3/31/97
    515 116th Avenue, N.E.
    Suite 220
    Bellevue, Washington

Denver                         Residential             2,721             $3,345        6/1/94 to 5/31/97
    8400 East Prentice Avenue    Mortgage
    Suite 545                     Office
    Englewood, Colorado

Fairfield                       Residential            1,500             $2,250        Month-to-Month
    2420 Martin Road             Mortgage
    Fairfield, California         Office

Fresno                         Leasing Office           1,084            $1,192        2/1/93 to 3/31/97
    5070 N. Sixth Street
    Suite 189
    Fresno, California

Phoenix                           Residential           1,000            $  781        5/1/96 to 10/31/96
    4105 N. 20th Street             Mortgage
    Suite 200                       Office
    Phoenix, Arizona

Portland                          Residential           2,719            $4,305        3/15/94 to 10/31/96
    10300 SW Greenburg Road         Mortgage
    Suite 535                       Office
    Portland, Oregon

Reno                              Residential           2,147            $3,010        9/1/91 to 8/31/96
    350 South Center Street        Mortgage
    Suite 150                        Office
    Reno, Nevada

Sacramento(1)                     Main Office           5,157            $8,579        5/1/93 to 4/30/00
    1545 River Park Drive
    Suite 200, 204
    Sacramento, California

Sacramento(1)                   Commercial Banking      5,156            $8,577        5/1/93 to 4/30/00
    1545 River Park Drive
    Suite 200, 204
    Sacramento, California

Sacramento(1)                      Retail Branch        3,319            $5,521        5/1/93 to 4/30/00
    1545 River Park Drive
    Suite 101
    Sacramento, California


- ----------
(1) All of these offices are included in a single lease agreement for 1545 River Park Drive.



                                 Use of           Square Feet of      Monthly Rent        Term of
Location                        Facilities         Office Space       as of 5/31/96        Lease
- --------                        ----------        --------------      -------------        ------

Sacramento(1)                  Cash Management/         2,500/          $4,159/       10/1/94 to 4/30/00
    1545 River Park Drive    Residential Constr./        542/           $  902/
    Suite 325                 Builder Department        5,000           $8,300
    Sacramento, California

Sacramento                          Leasing             4,343            $5,863        10/1/94 to 9/30/98
    1451 River Park Drive       Administration
    Suite 130
    Sacramento, California

Sacramento                          Leasing             1,386            $1,871        10/1/95 to 9/30/98
    1451 River Park Drive         Accounting
    Suite 146
    Sacramento, California

Sacramento                    Residential Mortgage     20,953            $29,334       4/15/94 to 3/31/99
    1515 River Park Drive        Administration/
    Sacramento, California         Operations

Sacramento(2)                      Residential          8,216           $10,680       8/1/94 to 12/31/99
    2033 Howe Avenue                Servicing
    Suites 150, 160, 170
    Sacramento, California

Santa Ana(3)                       Residential          2,821            $3,757        9/12/94 to 9/12/98
    3 Hutton Center                 Mortgage
    Suite 890                        Office
    Santa Ana, California

Stockton                           Residential          3,048            $4,877        6/1/96 to 5/31/01
    1776 W. March Lane              Mortgage
    Suite 120                        Office
    Stockton, California

Walnut Creek(3)                    Residential          3,214            $6,126        5/1/94 to 4/30/97
    500 Ygnacio Valley Road         Mortgage
    2nd Floor                        Retail
    Walnut Creek, California

Walnut Creek                    Residential Mortgage -  4,002          $7,155          11/1/93 to 10/31/97
    1981 N. Broadway              Retail/Wholesale
    Suite 240
    Walnut Creek, California


- ----------

(1) All of these offices are included in a single lease agreement for 1545 River Park Drive.
(2) This office is currently being marketed for sublease.
(3) These offices are ccurrently being subleased to third parties.

Legal Proceedings

    CSB is a party in the following litigation:

         i. Commerce Security Bank v. Thomas Ruemmler (and related cross-action).

    This action, filed by CSB in January, 1994, seeks, among other things, to restrain a former branch manager, Thomas Ruemmler ("Ruemmler") from engaging in activities harmful to both CSB and its employees. A Temporary Restraining Order ("Order") was obtained on January 25, 1994, preventing Ruemmler from, among other things, entering any CSB facilities or contacting its Board members or employees, which Order remains in full force and effect.

    In June, 1994, Ruemmler filed a Cross-Complaint against CSB and certain individual employees alleging, among other things, conspiracy, wrongful termination, breach of contract, negligent and intentional infliction of emotional distress, invasion of privacy, fraud, defamation and various labor code banking violations.

    In August, 1994, a mediation was conducted at which the parties attempted settlement of the matter. However, the proceedings were eventually terminated due to Ruemmler's settlement demands in excess of $1 million. CSB offered to settle the matter for $50,000 to avoid the time and expense of further litigation. Ruemmler later reduced his demand to $500,000, which demand was also rejected.

    On February 6, 1996, CSB filed a motion for summary judgment seeking dismissal of Ruemmler's Cross-Complaint on the grounds that no genuine issue of material fact still existed in the case. On March 28, 1996, the Court issued its Findings and Statement of Intended Decision in which CSB was granted summary adjudication as to the majority of claims in Ruemmler's Cross-Complaint, including conspiracy, wrongful termination in violation of public policy, intentional and negligent infliction of emotional distress, invasion of privacy, conversion, fraud and deceit. Ruemmler's claims for breach of contract, defamation and labor code violations were found to contain triable issues of fact that must be determined by a jury. The Court has now set a trial date of August 20, 1996.

    It is CSB's position that Ruemmler was terminated as a result of gross insubordination in failing to follow instructions regarding an employee who complained of harassment. (See discussion below under Junco v. Commerce Security Bank). Should the matter go to trial, CSB will have substantial defenses it can raise as to the remaining causes of action. At present, it is too early to determine whether the likelihood of an unfavorable outcome is probable or remote.

         ii.       Martha E. Junco v. Commerce Security Bank, et al.

    This action was filed on June 16, 1994 by a former employee of CSB's Stockton branch. The Complaint named as defendants CSB and Ruemmler, alleging sexual harassment and retaliation under the California Fair Employment and Housing Act. Specifically, Martha E. Junco ("Junco") alleged that she was terminated in retaliation for her having filed a sexual harassment complaint against Ruemmler.

    CSB alleged that it undertook effective and responsive remedial action with regard to Junco's harassment complaint and that it terminated her employment in response to prevailing economic conditions. At trial, the jury returned a verdict against Junco on her claim of sexual harassment, but also against Ruemmler on the claim of retaliation ($40,000) and against CSB on the claim of retaliatory termination ($136,000). The jury also awarded punitive damages in the amount of $176,000 against CSB.

    Motions for New Trial and for Judgment Notwithstanding the Verdict, filed on behalf of CSB of October 12, 1995, were denied and Plaintiff's motion for attorneys' fees was granted in the amount of $100,000.

    A Notice of Appeal was filed on behalf of CSB on December 18, 1995. By this appeal, CSB seeks to overturn the jury's ruling that CSB retaliated against Junco in terminating her from her position in 1994. A cross-appeal was also filed by Junco, seeking to overturn the denial of her sexual harassment claim against CSB. CSB intends to vigorously pursue the appeal, seeking reversal of the jury's verdict. At present, it is too early to determine whether the likelihood of an unfavorable outcome is probable or remote.

         iii.      Russell, Priest, Garcia v. Commerce Security Bank, et al.

    This action was served on CSB on May 12, 1995, alleging, among other things, wrongful termination in violation of public policy for CSB's alleged termination of former Stockton branch employees in 1994. The Complaint alleges, among other things, that plaintiffs were terminated as a result of their having reported alleged illegal loan activities engaged in by the Stockton branch manager.

    Discovery is presently ongoing and given the various issues in the case, counsel for CSB is unable to estimate the potential damages sought by plaintiffs. No trial date has been set by the Court. At present, it is too early to determine whether the likelihood of an unfavorable outcome is probable or remote.

         iv.       Kim Conti a.k.a. Kim Dusky v. Commerce Security Bank, et al.

    This action, served upon CSB in March, 1996, was filed by a former loan processor of the Sacramento branch office and alleges, among other things, breach of contract, breach of the covenant of good faith and fair dealing, sexual harassment, negligent and intentional infliction of emotional distress and negligent hiring and retention of personnel. Specifically, plaintiff alleges that co-defendant Craig Townsend, a former loan officer at CSB, subjected her to a hostile and offensive work environment by making repeated statements of an offensive nature. Plaintiff alleges she complained to CSB management, and, in particular, her supervisor, co-defendant Don Starelli, but that CSB ignored her complaints and then retaliated against her for seeking redress through CSB's internal complaint process.

    No trial or arbitration date has been set by the court. Prior to the onset of litigation, plaintiff's counsel demanded settlement in the amount of $350,000. CSB offered the sum of $5,000, which was not accepted.

    With regard to the allegations of harassment, Mr. Townsend has denied the majority of the claims. With regard to the issues of retaliation, Mr. Starelli denies that plaintiff complained about sexual harassment in regard to Mr. Townsend. Further, at the time plaintiff's concerns about Mr. Townsend were brought to the attention of CSB'S management, CSB conducted an investigation to the satisfaction of plaintiff and considered the matter closed. Accordingly, CSB intends to vigorously prosecute the defense of this action. At present, it is too early to determine whether the likelihood of an unfavorable outcome is probable or remote.

    While it is not possible to predict with certainty the outcome of the litigation against CSB, it is the opinion of CSB's management, based in part upon opinions of counsel, that the liability of CSB, if any, arising from such lawsuits will not have a material adverse effect on the financial condition of CSB.

    From time to time, CSB is a party to other claims and legal proceedings arising in the ordinary course of business. After taking into consideration information furnished by counsel to CSB as to the current status of those claims or proceedings to which CSB is a party, management is of the opinion that the ultimate aggregate liability represented thereby, if any, will not have a material adverse affect on the financial condition of CSB.

        MARKET PRICE OF AND DIVIDENDS ON CSB COMMON STOCK

    Market Information. The CSB Common Stock is not traded in any established market and trading in such stock has been extremely infrequent heretofore. Moreover, since March 1985, over ninety percent (90%) of the outstanding shares of CSB Common Stock have been subject to substantial restrictions on transferability as required under that certain Stock Purchase Agreement entered into by and among CSB and certain shareholders of CSB. Management of CSB is not aware of any trades in the CSB Common Stock in either 1994, 1995 or the first quarter of 1996.

    Holders. As of the Record Date the CSB Common Stock was held of record by 36 shareholders.

    Dividends. CSB did not pay any cash dividends during 1994, 1995 or the first quarter of 1996 and does not intend to declare any cash dividends in the foreseeable future.

             DIRECTORS AND EXECUTIVE OFFICERS OF CSB

         The table on the following page sets forth certain information, as of April 30, 1996, with respect to each of the directors and executive officers(1) of CSB and the directors and executive officers as a group:

                                                             Common Stock
                                                          Beneficially Owned
                                                         On April 30, 1996d
                                         Year First   -------------------------
                                         Elected or                Percentage
Name and Offices                         Appointed     Number of    of Shares
 Held With CSB                   Age      Director     Shares(2)    Outstanding
- ----------------                 ---      ---------    ----------   -----------

David Adams                      52          n/a            -0-          n/a
 Chief Financial Officer

Kevin Cochrane                   40          n/a            -0-          n/a
 Executive Vice President/
 Equipment Leasing Division

L. Robert Connelly               58          1994           -0-          n/a
 President, Chief Executive
 Officer and Director

Frank Denby                      53          1989          10,250       1.19%
 Director

John Dowdell                     59          1992           9,000       1.04%
 Director

Peggy Grenz                      59          1984           8,000       0.93%
 Director

John Kay                         48          n/a            -0-          n/a
 Executive Vice President/
 Banking Division

Robert Medearis                  64          1992           5,500       0.64%
 Director

Peter H. Paulsen(3)              62          1984         738,500      85.73%
 Chairman of the
 Board of Directors

Carl Shubert                     59          1984          10,250       1.19%
 Director

Directors and Executive                                   781,500      90.72%
 Officers as a Group
 (10 persons)(4)

- ---------
(1) As used throughout this Informative Statement/Prospectus, the term "execuive offices" means President/Chief Executive Officer, Chief Financial Officer, Executive Vice President/Banking Division, Executive Vice President/Equipment Leasing Division or Senior Vice President/Residential Mortgage Division.

(2) Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same house; shares held by a family or retirement trust or to which such person is a beneficiary and trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

(3) Mr. Paulsen's business address is 114 West Magnolia, Suite 400, Bellingham, Washington 98225.

 * Does not include James Banks, the former Senior Vice President/Residential Mortgage Division, who resigned from his office as of April 30, 1996.

    All present directors of CSB serve for a term of one year and hold office until the 1997 Annual Meeting of Shareholders of CSB or until their successors are duly elected and qualified. The executive officers of CSB are elected annually by the Board of Directors of CSB following the Annual Meeting of Shareholders and serve at the pleasure of the Board of Directors.

    The following provides information on the principal occupation or employment during the past five years of each of CSB's directors and executive officers.

    David Adams has served as Senior Vice President and Chief Financial Officer of CSB since 1994. Prior to joining CSB he served as Senior Vice President and Chief Financial Officer for Pacific Valley National Bank from 1990 to 1993. From 1988 to 1990, Mr. Adams was the Chief Financial Officer and a Senior Vice President of Community First Bank. From 1971 to 1988, Mr. Adams served in various financial administration and accounting roles at Guarantee Financial Corporation, concluding as First Vice President in Financial Administration.

    Kevin Cochrane is Executive Vice President of the Equipment Leasing Division. He has been employed by CSB since 1990 when he joined CSB to establish the division. From 1987 to 1990, Mr. Cochrane founded and operated Gold River Financial Corporation, an equipment finance subsidiary of Gold River Savings Bank and served as that subsidiary's President and Chief Operating Officer. From 1981 to 1987, Mr. Cochrane was President and Chief Executive Officer of Citiwest Financial, a company he founded to provide lease financing and consulting services to business and industry. Mr. Cochrane dissolved Citiwest to form Gold River Financial Corporation. From 1979 to 1981, Mr. Cochrane served as Assistant Vice President and Controller of the Dowdell Corporation, a private equipment leasing company with operations in 14 states. Mr. Cochrane holds an undergraduate degree in economics from Whitman College and a masters degree in economics from the University of California at Davis. He is past Chairman of the Northeast Sacramento YMCA and a past member of Active 20/30 International.

    L. Robert Connelly has served as President and CEO of CSB since April 1994 after serving as Special Assistant to the Chairman beginning in February 1994. Mr. Connelly has served as a director of CSB since June 1994. Prior to his employment with CSB, Mr. Connelly served as the Chief Operating Officer and Chief Financial Officer of Comerica Bank -California. Mr. Connelly spent 27 years with Union Bank and Standard Chartered Bank serving in several positions related to the United States and California operations and the bank's property management. He has been active in professional and community organizations including the American Bankers Association and the California Bankers Association.

    Frank Denby is President of Denby & Associates and has had a 25-year career in tax and financial planning for business owners, executives and professionals. He is a California certified public accountant who graduated cum laude from the University of Southern California with a bachelor of science degree in business administration. He is a California licensed real estate broker, a certified financial planner and a registered investment adviser. Mr. Denby is Vice Chairman of CSB and has been a director since the commencement of operations of CSB in 1985.

    John Dowdell is a President and Chief Executive Officer of Dowdell Financial Services, a company engaged in assisting its clients in securing tax-exempt faculties and taxable equipment financing throughout the western United States. Mr. Dowdell is a member of the American Hospital Association, the Healthcare Financial Management Association and the California Association of Hospitals and Health Systems. He has served as a trustee, officer or director of various organizations including the local Rotary and YMCA foundations. Mr. Dowdell has been a director of CSB since 1992.

    Peggy Grenz is owner-broker of Peggy Grenz Realty. Mrs. Grenz has been active in industry organizations such as the Sacramento Board of Realtors; the California Association of Realtors; the Sacramento Area Commerce and Trade Organization; the Sacramento Metropolitan, Fair Oaks and Citrus Heights Chambers of Commerce; and the Labor and Business Alliance. Mrs. Grenz has been involved in the Building Association of Superior, the Comstock Club, the 20/30 International, the Sacramento Children's Home Guild, the Cerebral Palsy Guild, Republican Associates, Sacramento Republican Women Federated and the Sacramento County Republican Central Committee. Mrs. Grenz has been a Director of CSB since its commencement of operations in 1985.

    John Kay has served as Executive Vice President of the Commercial Banking Division of CSB since 1992. From 1981 to 1992, Mr. Kay served as Senior Vice President and Senior Credit Officer for Imperial Bank. Mr. Kay was employed by First Interstate Bank in lending and commercial banking functions from 1971 to 1981. Mr. Kay earned his juris doctorate at the University of the Pacific's McGeorge Law School and bachelor of arts and masters in business administration degrees from California State University at Fullerton. He is an active member of the California Bar Association. Mr. Kay has served as a Trustee for the Sutter Community Hospital Foundation and Chairman of the Corporations Fund Raising Committee for the New Sutter General Hospital. Mr. Kay was nominated by the Sacramento Chamber of Commerce for the Sacramento Distinguished Businessman of the Year in 1992. Mr. Kay is Chairman of the Board of the Sutter Medical Foundation and serves as Vice President of the Sacramento Metropolitan YMCA and is First Vice President of C.A.R.E.S., an outpatient AIDS clinic.

    Robert Medearis is a consulting professor in the School of Engineering at Stanford University and the University of California at Davis. Mr. Medearis has also taught entrepreneurship and the free market system to senior managers and government officials in the former Soviet Union. He is currently engaged in joint ventures and consulting with the Republic of Georgia. Mr. Medearis is President of Chalice Investment, Inc. Mr. Medearis was a founder and is a director emeritus of the Silicon Valley Bank in San Jose, California. Mr. Medearis has been a director of CSB since 1992.

    Peter H. Paulsen is the founder and has been the Chairman of the Board and the principal stockholder of CSB since its inception in 1984. Mr. Paulsen has been active in real estate development, first as a construction foreman and mason contractor, then as a builder of homes and apartment buildings. Mr. Paulsen was also a founding director of California Business Bank in San Jose, California.

    Carl Schubert is a structural engineer and is President/Chief Executive Officer of Cole, Yee & Schubert Associates, Inc. Mr. Schubert is involved in local professional, political, philanthropic and civic organizations including the Sacramento City Planning Commission, the Consulting Engineers Association, the Active 20/30 Club of Sacramento, the Sacramento Rotary Club and the United Cerebral Palsy Telethon. Mr. Schubert has been a director of CSB since its commencement of operations in 1985.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Management knows of no person who owned beneficially more than five percent (5%) of the outstanding CSB Common Stock, as of April 30, 1996, except for Peter H. Paulsen, the Chairman of the Board of Directors of CSB. (See "DIRECTORS AND EXECUTIVE OFFICERS OF CSB" herein.)

                      EXECUTIVE COMPENSATION OF MANAGEMENT OF CSB

    The table below sets forth certain summary compensation information for the President/Chief Executive Officer of CSB and for CSB's four most highly compensated other executive officers (collectively, the "Named Executive Officers").

                            SUMMARY COMPENSATION TABLE


                                         Annual Compensation
Name and                                                        All Other
Principal Position              Year     Salary     Bonus     Compensation(1)
- ------------------              ----     ------     -----     ---------------
L. Robert Connelly              1995    $175,000   $175,000        $4,620
 President and                  1994(2) $148,526   $ 87,500        $1,313
 Chief Executive Officer

Kevin Cochrane                  1995    $120,000   $129,424        $4,620
 Executive Vice President/      1994    $105,000   $ 74,771        $4,620
 Equipment Leasing Division     1993    $ 94,026   $ 37,536          -0-

James Banks(3)                  1995    $132,000   $ 66,000        $4,620
 Senior Vice President/         1994    $121,500     -0-           $4,620
 Mortgage Division              1993    $ 90,000    $92,852          -0-

John Kay                        1995    $117,000   $ 51,800          -0-
 Executive Vice President/      1994    $112,000   $ 49,440          -0-
 Banking Division               1993    $104,500   $ 22,083          -0-

David Adams                     1995    $ 95,000      -0-             -0-
 Chief Financial Officer        1994(4) $ 83,856      -0-             -0-


               EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    On August 3, 1995, CSB entered into an Employment Agreement with John Kay, an executive officer of CSB who holds the office of Executive Vice President/Banking Division. The agreement is for approximately a two-year term terminating on July 31, 1997. Under the agreement, Mr. Kay is paid a base salary of $9,750 per month ($117,000 annually) plus variable compensation of up to an additional fifty percent (50%) of annual base salary based upon a prescribed formula which takes into account both quantitative and qualitative factors. In the event that Mr. Kay's employment is terminated for a reason other than for cause, disability or death, Mr. Kay will be entitled to receive a severance payment equal to 12 months base salary and continuation of medical benefits for 12 months following termination.

    On April 10, 1995, CSB entered into an Employment Agreement with Kevin Cochrane, an executive officer of CSB who holds the office of Executive Vice President/Equipment Leasing Division. The agreement is for a three-year term terminating on April 10, 1998. Under the agreement, Mr. Cochrane is paid a base salary of $10,417 per month ($125,000 annually) plus unlimited variable compensation calculated in accordance with a performance-based formula tied to the Equipment Leasing Division's pre-tax earnings. In the event that Mr. Cochrane's employment is terminated for a reason other

- ----------

(1) Represents CSB's contributions to the amounts of these executive officers in connection with CSB's 401(k) Plan.

(2) The compensation figures for Mr. Connelly for 1994 represent partial year compensation. Mr. Connelly's employment with CSB commenced on February 23, 1994.

(3) Mr. Banks resigned from his office as of April 30, 1996.

(4) The compensation figures for Mr. Adams for 1954 repreent partial year compensation. Mr. Adams' employment with CSB commenced on February 14, 1994. Additionally, Mr. Adams received a perquisite of $13,659 from CSB in 1994 in the form of an apartment allowance.

than for cause, disability or death, Mr. Cochrane will be entitled to receive a severance payment equal to 12 months base salary and continuation of medical benefits for 12 months following termination.

    On April 24, 1996, CSB entered into a Transition Agreement with each of
L. Robert Connelly, President and Chief Executive Officer of CSB; David Adams, Chief Financial Officer of CSB; and James Banks, the former Senior Vice President/Mortgage Division of CSB. Each of such agreements provides that in the event such executive officer is removed from his position at any time during the six-month period following the consummation of the CSB Acquisition, that officer will be entitled to receive a severance payment equal to 12 months base salary and continuation of medical benefits for 12 months following termination. Mr. Banks' Transition Agreement was terminated without payment of severance benefits when he resigned from his office on April 30, 1996. Mr. Connelly's and Mr. Adams' Transition Agreements remain in full force and effect.

                           DIRECTOR COMPENSATION

    Each director of CSB (with the exception of the President and the Chairman of the Board) is currently paid a flat fee of $1,400 per month for attendance at Board meetings. Members of the Board (with the exception of the President and the Chairman of the Board) are also paid fees for attendance at meetings of committees on which they serve as follows: Audit Committee -- $400 per meeting (chairman of committee receives $500); Compensation Committee -- $400 per meeting (chairman of committee receives $500); Loan Committee -- $1,600 per month; and CRA/Compliance Committee -- $400 per quarterly meeting. Additionally, the Chairman of the Board receives a flat fee of $5,000 per month for attendance at all meetings of the Board and committees on which the Chairman of the Board serves. The President does not receive compensation as a director.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTION REGARDING CSB

    Some of the directors and executive officers of CSB and the companies with which they are associated have been customers of, and have had banking transactions with, CSB in the ordinary course of CSB's business and CSB expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and, in the opinion of management of CSB, did not involve more than the normal risk of collectibility or present other unfavorable features.

                             DESCRIPTION OF HOLDCO


    Holdco is a Delaware corporation formed in May 1996 as a wholly-owned subsidiary of SDN. As of the date of this Information Statement/Prospectus, it has conducted no business activity and has no significant assets, and it is not expected to conduct any business activity prior to the Closing Date other than ministerial activity necessary to consummate the Transaction. The address of Holdco's principal office is One Pacific Plaza, 7777 Center Avenue, Huntington Beach, California 92647, and its telephone number is (714) 897-2929.

    Upon consummation of the Transaction, Holdco will have two subsidiaries:
SDN and CSB. SDN in turn will continue to have two operating bank subsidiaries: San Dieguito and Liberty; CSB will itself continue to be an operating bank. San Dieguito, Liberty and CSB may be collectively referred to in this Information Statement/Prospectus as the "Operating Banks". (For detailed information regarding SDN (including San Dieguito and Liberty) and CSB, see "INFORMATION REGARDING THE BUSINESS OF SDN" and "INFORMATION REGARDING THE BUSINESS AND PROPERTIES OF CSB" herein.)

   1995 RECAPITALIZATION AND CERTAIN OTHER RECENT DEVELOPMENTS

Overview

    During the 12 months preceding the date of this Information Statement/Prospectus, SDN has undertaken a significant change in its strategic direction, embarking on a plan of growth through acquisitions and other business combinations. The first such transaction was SDN's acquisition of Liberty, completed on March 31, 1996. The CSB Acquisition will constitute the second such acquisition. SDN's ability to pursue such a strategic plan is a consequence of the 1995 Recapitalization by Dartmouth Capital Group, as well as subsequent capital commitments provided by the Dartmouth Capital Group. The 1995 Recapitalization restored SDN to a "well capitalized" level after several years of losses. The terms of the Liberty transaction and the 1995 Recapitalization are described below and elsewhere in this Information Statement/Prospectus. (See also "THE CSB ACQUISITION -- SDN's Reasons for the CSB Acquisition" herein.)

Acquisition of Liberty National Bank

    On October 26, 1995, SDN and the Dartmouth Partnership entered into a definitive agreement for SDN to acquire Liberty for a total of approximately $15.1 million in cash. SDN consummated its acquisition of Liberty as of March 31, 1996. That acquisition increases SDN's consolidated assets as of that date (net of cash deposits that subsequently were paid to Liberty shareholders) from $58.0 million to $208.3 million and its stockholders' equity from $4.7 million to $17.0 million.

    The acquisition of Liberty was funded largely through SDN's sale of 3,392,405 shares of its common stock to Dartmouth Capital Group in consideration of an aggregate investment in SDN of $13.4 million. At the Dartmouth Partnership's direction, SDN issued 1,764,000 of those shares to certain of the Direct Holders and the remaining 1,628,405 shares of SDN Common Stock directly to the Dartmouth Partnership. Giving effect to the issuance of those shares, the Dartmouth Partnership owns 48.0% of the outstanding SDN Common Stock and the Direct Holders own, in the aggregate, 50.7% of the outstanding SDN Common Stock. The balance of the consideration paid to Liberty's shareholders was funded through the use of Liberty's excess capital.

1995 Recapitalization

    Reincorporation and Sale of Shares to Dartmouth Capital Group. On September 30, 1995, SDN completed the 1995 Recapitalization contemplated by the Stock Purchase Agreement dated July 21, 1995 (the "1995 Stock Purchase Agreement") between SDN and the Dartmouth Partnership. Pursuant to the 1995 Stock Purchase Agreement, and as a condition imposed by the Dartmouth Partnership, SDN (which was previously a California corporation) reincorporated under Delaware law on September 28, 1995. Through that reincorporation, SDN also effected a reduction in the number of shares of its common stock outstanding prior to the Dartmouth Capital Group's investment, as the exchange ratio utilized in the reincorporation resulted in each SDN shareholder receiving one share of SDN common stock, $.01 par value per share (the "SDN Common Stock") for each 21 shares of common stock of the predecessor California corporation. All per-share financial data presented in this Information Statement/Prospectus has been restated to give effect to that 1:21 reduction in shares outstanding, which is sometimes referred to in this Information Statement/Prospectus as the "Reverse Stock Split."

    Subsequently, on September 30, 1995, SDN sold an aggregate of 841,739 shares of SDN Common Stock, representing 94% of the SDN Common Stock outstanding immediately following the 1995 Recapitalization, to Dartmouth Capital Group in return for an investment by the Dartmouth Capital Group of $4.9 million. As a result of the 1995 Recapitalization, SDN became 94% owned by the Dartmouth Capital Group. At the Dartmouth Partnership's direction, shares representing 48% of the SDN Common Stock outstanding were issued to the Dartmouth Partnership in its own name and shares representing 46% of the SDN Common Stock outstanding were issued to Direct Holders. Each of the Direct Holders was, and continues to be as of the date of this Information Statement/Prospectus, a shareholder (or an affiliate of a shareholder) of the Dartmouth General Partner. As a result of the infusion of the net proceeds of that offering (together with the forgiveness of a portion of SDN's debt, as discussed below), both SDN and San Dieguito were rendered "well capitalized" for regulatory purposes.

    Escrowed Shares and Stock Rights. After reincorporating under Delaware law but prior to the issuance of shares to the members of the Dartmouth Capital Group, SDN transferred to an escrow agent additional newly issued SDN Common Stock (the "Escrowed Shares") representing 3.0% of the total shares of SDN Common Stock outstanding following the 1995 Recapitalization. The Escrowed Shares are held by the escrow agent primarily for the benefit of those persons (the "Record Date SDN Shareholders") who held SDN Common Stock as of September 28, 1995 and their transferees, and secondarily for the benefit of the Dartmouth Partnership and its transferees. Through an instrument known as a Series A (Primary) Stock Right (each a "Primary Stock Right"), each Record Date SDN Shareholder has a beneficial interest in a pro rata portion of the Escrowed Shares. The Escrowed Shares may be distributed out of escrow to the holders of the Primary Stock Rights based upon the outcome of two separate sets of contingencies as of two future dates: March 31, 1997 (the "First Determination Date") and September 30, 1998 (the "Second Determination Date"). The number of shares distributed following the First Determination Date to holders of Primary Stock Rights will be based on the net losses actually suffered (and an estimate of future losses still to be suffered) by San Dieguito as of the First Determination Date with respect to all of San Dieguito's assets that were "adversely classified" as of the date of the 1995 Recapitalization. The number of shares distributed following the Second Determination date to holders of Primary Stock Rights will be based on the amount of losses and expenses, if any, that SDN has suffered (including accruals for future losses it expects to suffer) as of the Second Determination Date arising out of any claims asserted against SDN or San Dieguito based on facts or circumstances that occurred prior to the 1995 Recapitalization.

    Following, respectively, the First Determination Date and the Second Determination Date and the distribution, if any, of Escrowed Shares to the Primary Stock Right holders, any portion of the Escrowed Shares in the applicable distribution pool that was not required to be distributed to the Primary Stock Right holders will be distributed to the Dartmouth Partnership pursuant to a "Series A (Residual) Stock Right" (the "Residual Stock Right") issued to the Dartmouth Partnership at the time of the 1995 Recapitalization.

    The Primary Stock Rights and the Residual Stock Right and the related escrow agreement provide that, upon a transaction (such as the SDN Acquisition) in which SDN Common Stock is converted into or exchanged for any other securities, the Escrowed Shares shall be converted into or exchanged for such securities, with the result that the securities distributable to the holders of the Primary Stock Rights and the Residual Stock Right shall be those new securities. Consequently, upon the completion of the SDN Acquisition, the SDN Common Stock that currently constitutes the Escrowed Shares will be exchanged for Holdco Common Stock, and the securities ultimately distributed to the holders of the Primary Stock Rights and/or the Residual Stock Right will be Holdco Common Stock.

    The Primary Stock Rights are currently "attached to" and tradeable only in conjunction with the Record Date SDN Shareholders' shares of SDN Common Stock. The holders of the Primary Stock Rights effectively hold the voting and dividend rights on the Escrowed Shares while those shares remain in escrow. The Escrowed Shares constitute issued and outstanding shares for all purposes, including for purposes of all per-share financial data presented in this Information Statement/Prospectus.

    Partial Forgiveness of Debt. Prior to entering into the 1995 Stock Purchase Agreement, SDN had outstanding approximately $975,000 in principal amount of senior debt (including $300,000 owed to San Dieguito) and approximately $1.2 million in principal amount of Mandatory Convertible Debentures (collectively, the "Debentures"). As a condition to its investment in SDN, the Dartmouth Partnership required that a substantial portion of the Debentures be canceled without payment and that an additional portion be sold by the holders to the Dartmouth Partnership for a nominal sum (which the Dartmouth Partnership then forgave). In addition, the Dartmouth Partnership required the holders of SDN's senior debt (other than San Dieguito) to accept payment of their senior debt at a discount of approximately $170,000 in order to offset a portion of the interest costs associated with the Debentures that were not canceled. That discount was calculated to have the effect of reducing the effective interest rate on the remaining Debentures to a rate modestly below the prime rate.

    Subject to the discount noted above, all of SDN's senior debt was paid off at the time of the 1995 Recapitalization. The principal amount of the Debentures remaining outstanding is approximately $537,000; the interest on those Debentures (which was previously delinquent) was brought current shortly after the 1995 Recapitalization. The Debentures mature on May 31, 1998. At that time, unless the holder of that Debenture has taken certain steps that would entitle him or her to receive cash equal to the face amount of the applicable Debenture, each Debenture will be converted mandatorily into SDN Common Stock at a conversion ratio equal to the lesser of the then-fair market value of that SDN Common Stock or the conversion price of $52.50, which has been adjusted to reflect the 1995 Recapitalization. SDN expects to take appropriate action prior to the maturity of the Debentures either to cause the Debentures to be convertible into Holdco Common Stock (in lieu of SDN

Common Stock) or to redeem the Debentures. The Debentures constitute "Equity Contract Notes" and are included in Tier 2 capital for regulatory purposes. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Capital Adequacy Requirements" and "-- Prompt Corrective Action Provisions" herein.)

           SELECTED CONSOLIDATED FINANCIAL DATA OF SDN

    The table on the following page sets forth certain selected consolidated financial data for SDN as of and for the three-month periods ended March 31, 1996 and 1995 and as of and for each of the years in the five-year period ended December 31, 1995. In the opinion of SDN's management, the unaudited financial statements as of and for the three months ended March 31, 1996 and 1995 which are included in this Information Statement/Prospectus were prepared on the same basis as the audited financial statements and include all adjustments (none of which were other than normal recurring accruals) necessary to present fairly the information set forth therein. Interim financial statements are not necessarily indicative of results for the entire year.

                                        As of and for the
                                     Quarters Ended March 31,     As of and for the Years Ended December 31,
                                     ------------------------  -----------------------------------------------
                                              (Dollars in Thousands, Except for Per Share Amounts)

                                         1996        1995      1995      1994      1993      1992      1991
                                         ----        ----      ----      ----      ----      ----      ----
Summary of Operations

Net interest income before
  provision for possible loan loss    $      759   $   719   $  2,817   $ 2,861   $ 2,994   $ 4,079   $ 4,094
Provision for possible loan loss              35        60        295       583     1,085       350     1,125
                                      ----------   -------   --------   -------   -------   -------   -------
Net interest income after provision
  for possible loan loss                     724       659      2,522     2,278     1,909     3,729     2,969
Net noninterest expense                      701       789      3,595     3,267     3,885     3,960     4,318
                                      ----------   -------   --------   -------   -------   -------   -------
Income (loss) before income taxes
  and extraordinary item                      23      (130)    (1,073)     (989)   (1,976)     (231)   (1,349)
Income taxes (benefit)                         5        --       (443)       --        --        --      (274)
                                      ----------   -------   --------   -------   -------   -------   -------
Loss before extraordinary item                18      (130)      (630)     (989)   (1,976)     (231)   (1,075)
Extraordinary item:  forgiveness of
  indebtedness net of $443,000
  income taxes                                --        --        625        --        --        --        --
                                      ----------   -------   --------   -------   -------   -------   -------
Net income (loss)                     $       18   $  (130)  $     (5)  $  (989)  $(1,976)  $  (231)  $(1,075)
                                      ----------   -------   --------   -------   -------   -------   -------
                                      ----------   -------   --------   -------   -------   -------   -------

Per share data:

Income (loss) before
  extraordinary item                  $      .02   $ (2.42)  $  (2.35)  $(18.41)  $(36.78)  $ (0.41)  $ (1.91)
Extraordinary item                            --        --       2.33        --        --        --       --
Income (loss) per share               $      .02   $ (2.42)  $  (0.02)  $(18.41)  $(36.78)  $ (4.30)  $(20.02)

Average shares outstanding             1,005,223    53,728    268,198    53,728    53,728    53,728    53,684

Financial Position

Assets                                $  222,795   $59,068   $ 55,905   $57,686   $61,916   $80,200   $91,749
Loans, net                               120,889    42,935     38,338    45,492    48,179    55,789    70,473
Deposits                                 203,470    57,535     51,431    55,876    59,651    76,149    87,180
Shareholders' equity (deficit)            16,959    (1,078)     3,541      (948)       41     2,017     2,248

Selected Financial Ratios

Return on average equity(1)                 0.79%     nm         nm       nm      (201.43)%  (10.32)%  (39.67)%
Return on average assets                    0.06%    (0.12)%    (0.01)%   (1.61)%   (2.97)%   (0.28)%   (1.28)%
Average equity to average assets            7.00%    (4.34)%    (0.14)%   (0.09)%    1.47 %    2.74 %    3.24 %
Dividend payout ratio                         --        --         --        --        --        --        --

- -----------------------------------------
(1)Return on average equity is not meaningful at the average equity for 1994 and 1995, and for the first quarter of 1995, was negative.

            SDN MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Introduction

     The following discussion is intended to provide information to facilitate the understanding and assessment of the financial condition and results of operations of SDN, and the significant changes and trends affecting that financial condition and those operations. This discussion and analysis should be read in conjunction with the SDN Financial Statements, the Pro Forma Financial Information and the respective Notes thereto included elsewhere in this Information Statement/Prospectus.

     As of the date of this Information Statement/Prospectus, SDN owns 100% of San Dieguito and 100% of Liberty, and has no significant business activities independent from San Dieguito and Liberty. Prior to March 31, 1996, the date on which it acquired Liberty, SDN had no significant business activities independent from San Dieguito. Accordingly, the following discussion relates primarily to the operating results and financial condition of San Dieguito and Liberty.

     In reading this discussion and analysis and the other information regarding SDN contained elsewhere in this Information Statement/Prospectus, it is important to note that, for the reasons described below and elsewhere in this Information Statement/Prospectus, certain historical SDN financial data presented herein, including, without limitation, information regarding average balances, may not be indicative of the financial condition of SDN as of the date of this Information Statement/Prospectus. Similarly, the results of SDN's operations during the periods discussed herein may not be indicative of the results of operations that can be expected for any subsequent period.
 Effective September 30, 1995, SDN completed the 1995 Recapitalization, in which the capital structure of SDN and the capital levels of both SDN and San Dieguito (then SDN's sole subsidiary) were fundamentally altered. That transaction also resulted in the Dartmouth Capital Group becoming SDN's controlling stockholder group, in the election of a board of directors and management affiliated with the Dartmouth Capital Group, and in a fundamental change in SDN's strategic direction, as discussed in the following paragraph.
 On March 31, 1996, SDN completed its acquisition of Liberty, thereby increasing SDN's consolidated assets by approximately $150 million or approximately 260%. (See "1995 RECAPITALIZATION AND CERTAIN RECENT
DEVELOPMENTS" herein.)   The Liberty acquisition was accounted for as a
purchase. (See "PRO FORMA FINANCIAL INFORMATION" herein.) Accordingly, the portions of the following discussion that relate to periods prior to March 31, 1996 relate primarily to the operating results and financial condition of San Dieguito alone. Only those portions of the following discussion that relate to the financial condition of SDN on March 31, 1996 include the effects of SDN's acquisition of Liberty.

     The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words "believes", "anticipates", "contemplates", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in interest rates generally, changes in real estate values and other economic conditions in Southern California, SDN's principal market area, and changes in laws and regulations affecting the banking industry. SDN undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information on potential factors which could affect SDN's financial results is included elsewhere in this Information Statement/Prospectus. (See "INFORMATION CONCERNING THE BUSINESS OF SDN" and "SUPERVISION AND REGULATION OF HOLDCO AND SDN" herein.)

Potential Effect of Future Acquisitions

     As noted elsewhere in this Information Statement/Prospectus, since September 1995, SDN has sought, and continues to seek as of the date of this Information Statement/Prospectus, to acquire or enter into business combinations with other financial institutions, principally in the California market. (See "THE CSB ACQUISITION -- SDN's Reasons for the CSB Acquisition" and "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS" herein.) While SDN is not, as of the date of this Information Statement/Prospectus, under a definitive agreement to acquire or combine with any other financial institution, discussions with a view toward such transactions are ongoing with one or more institutions, and there can be no assurance that SDN will not have completed or entered into a definitive agreement relating to such a transaction (whether through SDN, through Holdco or otherwise) as of the time of the Closing. As of the Closing Date, the Dartmouth Capital Group will be Holdco's controlling shareholder group and will be able to elect the directors of Holdco. The Dartmouth

Partnership expects that those directors will cause Holdco to continue to seek acquisitions of or business combinations with other financial institutions after the Closing Date. Accordingly, the discussion in this section of certain trends in SDN's financial condition, including its capital resources and liquidity, may not be indicative of SDN's or Holdco's prospective financial condition.

Financial Condition

     Earning Assets. Average interest-earning assets of SDN for the first three months of 1996 were approximately $48.0 million, a decrease of $3.7 million, or 7.2%, from the average for the comparable three-month period in 1995. Excluding the addition of Liberty's assets, total assets of SDN at March 31, 1996 were $72.5 million compared to total assets of $55.9 million at December 31, 1995 and $59.1 million at March 31, 1995. The increase in total assets since December 31, 1995 is attributable primarily to a temporary increase in deposits due to the escrow account established with approximately $14.5 million related to the cash purchase of the shares of Liberty shareholders. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- Acquisition of Liberty National Bank" herein.) Total assets at March 31, 1996 including the effect of the Liberty acquisition were $222.8 million.

     Average interest-earning assets in 1995 were approximately $50.3 million, a decrease of $3.6 million, or 6.7%, from the 1994 average. Total assets were $55.9 at December 31, 1995 compared to total assets of $57.7 at December 31, 1994. Total assets of $55.9 million at December 31, 1995 are inclusive of the $3.2 million received (net of debts repaid) as a result of the 1995 Recapitalization.

     Average interest-earning assets decreased approximately $4.8 million, or 8.2% between 1993 and 1994, from $58.7 million in 1993 to $53.9 million in 1994. Total assets at December 31, 1994 represent a reduction of $4.2 million, or 6.8%, from SDN's total assets of $61.9 million at December 31, 1993.

     Loans. Average loans of SDN for the first three months of 1996 were approximately $38.3 million, a decrease of $6.9 million, or 15.2%, from the average for the comparable three month period in 1995. Excluding the addition of Liberty's loans, total loans of SDN at March 31, 1996 were $37.2 million compared to $39.0 million at December 31, 1995 and $43.7 million at March 31, 1995. Total loans at March 31, 1996 including those of Liberty were $123.3 million. SDN's four largest lending categories are: (I) commercial real estate loans; (ii) other loans secured by real estate; (iii) commercial loans and (iv) loans to individuals, accounting for approximately 58.0%, 17.0%, 13.0 and 12.0%, respectively, of SDN's total loan portfolio at March 31, 1996.

     Average loans for 1995 were approximately $42.3 million, a decrease of $4.7 million, or 10.0%, from the average for 1994. Total loans at December 31, 1995 were $39.0 million compared to $46.3 million at December 31, 1994. This $7.3 million decrease was primarily a result of a $2.7 million decrease in commercial loans and a $2.9 million decrease in real estate and construction loans. Average loans decreased approximately $2.2 million, or 4.5% between 1993 and 1994, from $49.2 million in 1993 to $47.0 million in 1994.

     Deposits. Average deposits of SDN for the first three months of 1996 were approximately $51.4 million, a decrease of $5.9 million, or 10.2%, from the average for the comparable three-month period in 1995. Excluding the addition of Liberty's deposits, total deposits increased to $68.3 million at March 31, 1996 compared to $51.4 million at December 31, 1995 and $57.5 million at March 31, 1995. The increase in total deposits since December 31, 1995 is attributable primarily to the temporary increase in deposits due to the escrow account established at San Dieguito with approximately $14.5 million related to the cash purchase of the shares of Liberty shareholders. Total deposits at March 31, 1996 (including those of Liberty) were $203.5 million.

     Average deposits in 1995 were approximately $54.5 million (excluding SDN's deposit account which is eliminated in consolidation), a decrease of $4.7 million, or 7.9%, from the average for 1994. Total deposits decreased to $51.4 million at December 31, 1995 compared to $55.9 million at December 31, 1994. This $4.5 million decrease is primarily due to a $3.1 million decrease in savings deposits (including money market) and a $2.6 million decrease in certificates of deposits, partially offset by a $1.3 million increase in demand deposits.

     Average deposits decreased approximately $3.8 million, or 6.0%, between 1993 and 1994, from $62.9 million in 1993 to $59.2 million in 1994. Demand deposits decreased approximately $2.1 million, or 15.1%, between 1993 and 1994, from

$13.9 million in 1993 to $11.8 million in 1994. Interest-bearing deposits decreased approximately $1.7 million, or 3.4%, from $49.0 million in 1993 to $47.3 million in 1994. Total deposits at December 31, 1994 were $55.9 million, a decrease of $3.8 million, or 6.3%, from total deposits at December 31, 1993.

Results of Operations

     Net Income. For the three months ended March 31, 1996, SDN had net income of $18,000 compared to a net loss of $130,000 for the same period in 1995. The improvement in 1996 earnings over the same period in 1995 resulted from a combination of an improvement in net interest income of approximately $40,000, a reduction in loan loss provision of $25,000, an improvement in noninterest income of approximately $28,000 and a reduction in noninterest expense of $60,000, partially offset by an increased provision for income taxes of $5,000.

     In 1995, SDN had a consolidated net loss of $5,000 for the year ended December 31, 1995, compared to a consolidated net loss of $989,000 for the same period in 1994. Included in the $5,000 net loss for 1995 was an extraordinary gain of approximately $1.1 million from extinguishment of debt in connection with the 1995 Recapitalization. SDN's loss before extraordinary item for 1995 was $1.1 million before taxes ($625,000 after taxes) versus the net loss of $989,000 for the same period in 1994. The increase in the loss before extraordinary item in 1995 is due to a $358,000 increase in noninterest expense, and a $44,000 decrease in net interest income, partially offset by a $288,000 decrease in the provision for loan losses and a $30,000 increase in non-interest income. Net loss per share (including the effects of the extraordinary item) was $.02 in 1995, compared to a net loss per share of $18.41 in 1994.

     The net loss before extraordinary items of $989,000 in 1994 is a decrease of $987,000, or 49.9%, from the net loss of $2.0 million in 1993. Loss per share was $18.41 in 1994 compared to a loss per share of $36.78 in 1993, adjusted for the Reverse Stock Split and stock dividends which occurred on September 27, 1995 and September 28, 1995, respectively. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- 1995 Recapitalization" herein.)

     Net Interest Income and Net Interest Margin. Net interest income was approximately $759,000 for the three months ended March 31, 1996, an increase of $40,000 over the same period in 1995. A reduction in interest expense of $151,000 largely offset by reduced interest income by $111,000 contributed to this earnings improvement.

     Loans, the largest component of SDN's earning assets, declined to an average balance of $38.3 million for the first three months of 1996 from $45.1 million for the first three months of 1995, with average yields of 9.7% and 9.6%, respectively. Investments in securities and federal funds sold rose to an average of $10.3 million for the first three months of 1996 from an average of $7.5 million for the first three months of 1995, with an average yield of 5.7% earned during both periods. Further, loan fee income decreased $8,000 for the first three months of 1996 compared to 1995. The average yield on all earning assets declined to 8.8% for the first three months of 1996 from 9.1% for the same period in 1995. The decline in yield on earning assets can largely be attributed to a shift in the mix of earning assets, as the amount of loans as a percent of average earning assets declined during the first three months of 1996 to 78.7% of all earning assets from 85.7% for the same period in 1995.

     The average rate paid on interest-bearing liabilities was 3.2% for the first three months of 1996 compared to 3.9% for the same period in 1995. Average interest-bearing deposits decreased to $38.3 million for the three months ended March 31, 1996 from $45.8 million for the same period in 1995. Additionally, the average rate paid on those deposits declined to 3.1% during the first three months in 1996 from 3.6% during the first three months in 1995. That decrease represented an overall decrease in rates paid on deposit liabilities and a change in the mix of interest-bearing products. Further, as a result of the 1995 Recapitalization, other borrowing declined in September 1995 to $537,000 (consisting solely of the Debentures) with an average rate of 11.5% from $1.9 million at an average rate of 11.3%. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- 1995 Recapitalization -- Partial Forgiveness of Debt" herein.) As a result of all of the foregoing factors, SDN's net yield on earning assets increased to 6.3% for the first three months of 1996 from 5.5% for the same period in 1995.

     In 1995, SDN's net interest income decreased $44,000 from 1994 net interest income due to an increase of $222,000 in interest expense, partially offset by an increase of $178,000 in interest income. Interest expense increased primarily due to an increase in the average rate paid on interest-bearing liabilities which rose from 3.10% in 1994 to 3.88% in 1995, partially offset by a decrease in total interest-bearing liabilities. Interest income increased primarily due to an increase in the average yield earned on interest-earning assets, which rose to 9.08% in 1995 from 8.15% in 1994, partially offset by a decrease in total interest-earning assets. In addition, loan fee income decreased by $26,000 to $104,000 in 1995 from $130,000 in 1994. This decrease reflects the decline in real estate and construction lending, [the principal source of loan fees,] in SDN's market area. As a result of those factors, the net yield earned on interest-earning assets increased from 5.31% in 1994 to 5.60% in 1995.

     In 1994, SDN's net interest income decreased $133,000 from 1993 net interest income due to a $165,000 decrease in interest income partially offset by a $32,000 decrease in interest expense. The decrease in interest income was primarily due to a reduction in loan volume and overall earning assets and was partially offset by higher rates earned on earning assets, which increased from an average of 7.76% in 1993 to an average of 8.15% in 1994. Interest expense decreased primarily due to a decrease in interest-bearing liabilities, and was partially offset by an increase in rates paid on interest-bearing liabilities, which rose from an average of 3.07% in 1993 to an average of 3.10% in 1994. Loan fee income decreased from $238,000 in 1993 to $130,000 in 1994; as in the 1995 period, this principally reflected the decline in real estate and construction lending in SDN's market area.

     The tables on the following pages set forth the average amount outstanding for each major category in the statements of condition for, respectively, the three-month periods ended March 31, 1996 and March 31, 1995, and for each of the past two years. They also indicate the total amount of interest earned, or paid, for the periods covered and the average rates earned or paid during those periods for each such category. SDN has not engaged in foreign activities in any of the periods represented. Nonaccrual loans are included in total loans outstanding while non-accrued interest thereon is excluded from the computation of rates earned.

                                             March 31, 1996                  March 31, 1995
                                      -----------------------------   -----------------------------
                                                Interest    Average             Interest    Average
                                      Average   Income or    Yield    Average   Income or    Yield
                                      Balance    Expense    or Cost   Balance    Expense    or Cost
                                      -------   ---------   -------   -------   ---------   -------
                                                          (Dollars in Thousands)
ASSETS
Interest-earning assets:
  Loans(1) . . . . . . . . . . . .    $37,523    $  920       9.86%   $44,239    $1,070       9.81%
  Taxable investment securities. .      5,641        86       6.12      4,494        64       5.75
  Federal funds sold . . . . . . .      3,914        49       5.08      1,968        28       5.68
  Interest-bearing deposits
    with financial institutions. .        961        11       5.60      1,079        15       5.70
                                      -------    ------               -------    ------
Total interest-earning asset           48,039     1,066       8.96     51,780     1,177       9.22

Other assets:
  Cash and demand
    deposits with banks                 4,218                           3,904
  Other assets                          3,814                           3,403
                                      -------                         -------
      Total Assets                    $56,071                         $59,087
                                      -------                         -------
                                      -------                         -------

LIABILITIES AND
SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Deposits
    Interest-bearing demand. . . .    $11,246        28       1.00%    10,382        38       1.49%
    Money market . . . . . . . . .      8,745        56       2.57     10,020        64       2.56
    Savings. . . . . . . . . . . .      4,754        26       2.18      5,798        32       2.22
    Time . . . . . . . . . . . . .     13,513       184       5.49     19,565       271       5.62
                                      -------  --------               -------    ------
      Total interest-bearing
        deposits . . . . . . . . .     38,258       294       3.09     45,765       405       3.59
Fed Funds Purchased. . . . . . . .        -0-       -0-        -0-        174       -0-        -0-
Long-Term Debt . . . . . . . . . .        543        15      11.38      1,894        53      11.35
                                      -------  --------               -------    ------
      Total interest-bearing
        liabilities. . . . . . . .     38,801       307       3.19     47,833       458       3.88
Other liabilities:
  Non interest-bearing
    demand deposits. . . . . . . .     13,054                          11,459
  Other liabilities. . . . . . . .        431                             713
                                      -------                         -------
  Total liabilities. . . . . . . .     52,286                          60,005
Shareholders' equity . . . . . . .      3,785                            (918)
                                      -------                         -------
      Total liabilities and
        Shareholders' equity . . .    $56,071                         $59,087
                                      -------                         -------
                                      -------                         -------

Net interest income: . . . . . . .               $  759                          $  719
                                                 ------                          ------
                                                 ------                          ------
  Net yield on interest-earning
    assets . . . . . . . . . . . .                            6.35%                           5.63%
                                                              ----                            ----
                                                              ----                            ----

- ----------------------------------
(1)Includes the deduction of the average balance in the allowance for loan losses of $695,000 in 1996 and $844,000 in 1995. Loan fees on $22,000 in
   1996 and $30,000 in 1995 are included in the computations.

                                              December 31, 1995              December 31, 1994
                                       ------------------------------   -----------------------------
                                                  Interest    Average              Interest   Average
                                       Average    Income or    Yield    Average   Income or    Yield
                                       Balance     Expense    or Cost   Balance    Expense    or Cost
                                       -------    ---------   -------   -------   ---------   -------
                                                           (Dollars in Thousands)
ASSETS
Interest-earning assets:
  Loans(1) . . . . . . . . . . . . .   $42,272      $4,086      9.67%   $46,979     $4,044     8.61%
  Taxable investment securities. . .     5,061         311      6.15      4,578        247     5.40
  Federal funds sold . . . . . . . .     2,128         117      5.50      1,337         56     4.19
  Interest-bearing deposits
    with financial institutions. . .       868          54      6.22        979         43     4.39
                                       -------      ------              -------     ------
Total interest-earning asset            50,329       4,568      9.08     53,873      4,390     8.15

Other assets:
  Cash and demand
    deposits with banks                  3,757                            4,667
  Other assets                           2,909                            2,772
                                       -------                          -------
      Total Assets                     $56,995                          $61,312
                                       -------                          -------
                                       -------                          -------


LIABILITIES AND
SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Deposits
    Interest-bearing demand. . . . .    $10,492         149     1.42%    11,333       167      1.47%
    Money market . . . . . . . . . .      9,176         231     2.52     12,230       316      2.58
    Savings. . . . . . . . . . . . .      5,235         115     2.20      6,049       135      2.23
    Time . . . . . . . . . . . . . .     18,394       1,075     5.84     17,740       727      4.10
                                       -------      ------              -------     ------
      Total interest-bearing
        deposits . . . . . . . . . .     43,297       1,570     3.63     47,352      1,345     2.84
Fed Funds Purchased. . . . . . . . .        -0-         -0-      -0-        -0-        -0-      -0-
 Long-term debt. . . . . . . . . . .      1,776         181    10.19      1,895        184     9.71
                                       --------     -------             -------     ------
      Total interest-bearing
        liabilities. . . . . . . . .     45,073       1,751     3.88     49,247      1,529     3.10
Other liabilities:
  Non interest-bearing
    demand deposits. . . . . . . . .     11,197                          11,822
  Other liabilities. . . . . . . . .        806                             770
                                       --------                         -------
  Total liabilities. . . . . . . . .     57,076                          61,839
Shareholders' equity . . . . . . . .        (81)                           (527)
                                       -------                          -------
      Total liabilities and
        Shareholders' equity . . . .    $56,995                         $61,312
                                       --------                         -------
                                       --------                         -------

Net interest income: . . . . . . . .               $ 2,817                          $2,861
                                                   -------                          ------
                                                   -------                          ------
  Net yield on interest-earning
    assets . . . . . . . . . . . . .                            5.60%                          5.31%
                                                                ----                           ----
                                                                ----                           ----

- ----------------------------------
(1)Includes the deduction of the average balance in the allowance for loan losses of $639,000 in 1995 and $821,000 in 1994. Loan fees on $104,000 in
   1995 and $130,000 in 1994 are included in the computations.

    The following table sets forth changes in interest income and interest expense on the basis of allocation to changes in rates and changes in volume of the various components. Nonaccrual loans are included in total loans outstanding while non-accrued interest thereon is excluded from the computation of rates earned. Loan fees in the following amounts are included in the computations: $22,000 in the first three months of 1996; $30,000 in the first three months of 1995; $104,000 in calendar year 1995; and $130,000 in calendar year 1994.

              For the Three Months Ended    For the Year Ended      For the Year Ended
                    March 31, 1996           December 31, 1995       December 31, 1994
                     Compared to                Compared to             Compared to
                    March 31, 1995           December 31, 1994       December 31, 1993
              --------------------------  ----------------------  -----------------------
                 Increase (Decrease)        Increase (Decrease)     Increase (Decrease)
                  Due to Change In:          Due to Change In:       Due to Change In:
                                          (Dollars in Thousands)
                                  Net                      Net                      Net
                                 Change   Rate   Volume   Change   Rate   Volume   Change   Rate   Volume
                                 ------   ----   ------   ------   ----   ------   ------   ----   ------
INTEREST EARNING
ASSETS
  Loans                          $(150)   $ 14   $(164)   $  42    $498   $(456)   $ (65)   $124   $(189)
  Investment Securities             22       5      17       64      34      30      (43)    (36)     (7)
  Federal Funds Sold                22      (3)     25       61      18      43      (31)     18     (49)
  Interest-bearing deposits
    with financial institutions     (4)      0      (4)      11      18      (7)     (26)      2     (28)
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----
      Total interest-earning
        assets                    (110)     16    (126)     178     568    (390)    (165)    108    (273)
INTEREST BEARING
LIABILITIES
  Deposits
    Interest-bearing demand         10      12      (2)     (18)     (6)    (12)     (10)    (15)      5
    Money Market                     7      (1)      8      (85)     (7)    (78)     (74)    (12)    (62)
    Savings                          6       0       6      (20)     (2)    (18)     (28)    (18)    (10)
    Time                            87       5      82      348     309      39       57      28      29
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----
      Total interest-bearing
        deposits                   110      16      94      225     294     (69)     (55)    (17)    (38)
    Fed funds purchased and
      securities sold under
      agreements to repurchase       0       0       0        0       0       0        0       0       0
    Long-term debt                  37      (1)     38       (3)      9     (12)      23      18       5
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----
        Total interest-bearing
          liabilities              147      15     132      222     303     (81)     (32)      1     (33)
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----

  Net Interest income            $(257)    $ 1   $(258)    $(44)   $265   $(309)   $(133)   $107   $(240)
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----
                                 -----    ----   -----    -----    ----   -----    -----    ----   -----


    Allowance and Provision for Loan Losses. The allowance for loan losses represents the amounts which have been set aside for the specific purpose of absorbing losses which may occur in a bank's loan portfolio. The provision for loan losses is an expense charged against operating income and added to the allowance for loan losses. Management of SDN continues to carefully monitor the allowance for loan losses of each of its operating banks in relation to the size of the bank's loan portfolio and known risks or problem loans.

    During the first three months of 1996, the provision for loan losses was $25,000, loan charge-offs were $35,000 and recoveries were $12,000. During the corresponding period of 1995, the provision for loan losses was $60,000, loan charge-offs were $83,000 and recoveries were $4,000. Excluding Liberty's allowance, the allowance for loan losses at SDN was approximately $641,000 at March 31, 1996 compared to approximately $639,000 at December 31, 1995. The allowance for loan losses (excluding Liberty) represented 1.7% of gross loans at March 31, 1996, 1.6% at December 31, 1995 and 1.8% at March 31, 1995. Including the allowance for loan losses at Liberty, the aggregate allowance for loan losses at March 31, 1996 was approximately $2.4 million, which represents 1.9% of gross loans of both banks.

    The allowance for loan losses was $639,000, or 1.6% of gross loans, at December 31, 1995, compared to $821,000, or 1.8%, of gross loans at December 31, 1994 and $823,000, or 1.7%, of gross loans at December 31, 1993. The provision for loan losses for the year ended December 31, 1995 was $295,000, compared to $583,000 for calendar year 1994 and $1,085,000 for calendar year 1993.

    Nonperforming loans and other real estate owned ("OREO") at December 31, 1995 and December 31, 1994 are summarized as follows:

                                     December 31, 1995  December 31, 1994
                                     -----------------  -----------------
                                             (dollars in thousands)

    Loans past due 90 days and           $   46             $  826
       still on accrual
    Loans on nonaccrual                   1,574              1,666
                                         ------             ------
    Total nonperforming loans             1,620              2,492

       As a percent of total loans          4.2%               5.4%

    OREO                                  1,411              1,288
                                         ------             ------

    Total nonperforming assets            3,031              3,780

       As a percent of total assets         5.4%               6.5%


    The $4.6 million in loans on nonaccrual at March 31, 1996 consisted of 36 loans, of which 98.9% of the total amount was secured by real estate, and the largest of which was approximately $1.1 million. The $1.6 million in loans on nonaccrual at December 31, 1995 consisted of 26 loans, of which 93% of the total amount was secured by real estate, and the largest of which was $476,000. The $1.7 million in loans on nonaccrual at December 31, 1994 consisted of 16 loans, of which 88% of the total amount was secured by real estate, and the largest of which was $731,000.

    SDN's ratio of its allowance for loan losses to nonperforming loans was 32.3% at March 31, 1996. This is a decrease from 39.4% at December 31, 1995.
 The ratio of the allowance to nonperforming loans was 36.6% at March 31, 1995. As of December 31, 1995, nonperforming loans as a percentage of total loans was 4.2%. Nonperforming loans as a percentage of total loans as of December 31, 1994 and December 31, 1993 were 5.4% and 4.9%, respectively.

    Noninterest Income. Noninterest income increased by $28,000 for the first three months of 1996 compared to the same period in 1995. This increase was a result of increases in deposit service charges by approximately $5,000 and other service charges by $23,000.

    Noninterest income increased by $30,000 in 1995 compared to 1994. This was primarily due to $60,000 of legal costs reimbursed from a loan recovery. Noninterest income increased in 1994 by $11,000, or 1.7%, from $655,000 in 1993 to $666,000 in 1994, due to an increase in gain on sale of OREO, partially offset by a decrease in deposit service charges.

    Noninterest Expense. Noninterest expense for the first three months of 1996 decreased approximately $60,000 compared to the first three months of 1995. The majority of this improvement occurred in the area of salaries and benefits, with a $54,000 decrease for the first quarter, a function of the reorganization of SDN. Occupancy expense also decreased $8,000 but was partially offset by other noninterest expenses.

    Noninterest expense increased $358,000 in 1995 compared to 1994. That increase was largely comprised of a $309,000 increase in losses and carrying costs of OREO, $86,000 of other expense recorded in June 1995 as a result of the May 1995 OCC examination, and $50,000 of accrued operational expenses relating to changes contemplated as a part of the 1995 Recapitalization. A writedown of the carrying value of five OREO properties by $453,000 contributed significantly to the increase in losses on OREO. Those increases in noninterest expense were partially offset by a $94,000 decrease in salaries and employee benefits and a $16,000 decrease in occupancy and equipment expenses. Noninterest expense decreased $607,000 from 1993 to 1994. A primary factor for that decrease was the closing of the La Costa office in August 1993.

    Provision for Income Taxes. As a result of the earnings for the first three months of 1996, a provision for income taxes was made where there was no provision for income tax made in the first three months of 1995. As a result of a net operating loss for 1995, no provision for federal or California income tax was made during 1995 (other than the intraperiod allocation of taxes to the extraordinary gain). Prior to the 1995 Recapitalization, SDN had a substantial federal net operating loss carry forward ("NOL") available to offset income earned in future periods. As expected, the sale of SDN Common Stock to the Dartmouth Capital Group in September 1995 resulted in an "ownership change" for federal income tax purposes under Section 382 of the Internal Revenue Code, which substantially limits SDN's ability to utilize that NOL against future income and will result in higher tax costs during future periods than would have been incurred had the sale of that stock not taken place. Because of the change in SDN's ownership resulting from the 1995 Recapitalization, an annual limitation of approximately $300,000 has been placed on the amount of net operating loss carry forward generated prior to the ownership change which can be utilized for federal and California State taxes.

Interest Rate Sensitivity

    The table on the following page analyzes the assets and liabilities of Liberty and San Dieguito at March 31, 1996, by interest rate sensitivity, showing the amount of each category which is subject to repricing over specified time horizons. Floating rate categories reprice on a daily basis except for savings accounts which require 15 days notice before a change in rates. By definition, rate-sensitive assets less rate-sensitive liabilities equals the gap for that time horizon. The gap is negative if liabilities exceed the assets that are subject to repricing in a given time horizon. SDN's policy is to control the rate sensitivities in order that the one year cumulative gap does not exceed a positive or negative 10% of total assets.

                                                  Over 3
                                                  Months     Over 1
                                        3 Months  to 12      Year to    Over      Zero
                             Floating   Or Less   Months     5 Years   5 Years   Rate(1)    Total
                             --------   --------  ------     -------   -------   -------    -----
                       (Dollars in Thousands)
ASSETS
  Cash and due from banks    $    --    $    --   $     --   $    --   $    --   $ 13,834   $ 13,834
  Interest-bearing deposits
    w/financial institutions      --      1,386        497        --        --         --      1,883
  Investment securities           --     13,655     21,909     6,148        73         --     41,785
  Federal funds sold          30,800         --         --        --        --         --     30,800
  Loans                       67,635     33,622      4,255     9,082     5,789      4,641    125,024
  Premises and equip, net         --         --         --        --        --      1,790      1,790
  Other assets (2)                --         --         --        --        --      8,844      8,844
                             -------    -------   --------   -------   -------   --------   --------
    Total assets             $98,435    $48,663   $ 26,661   $15,230   $ 5,862   $ 29,109   $223,960

LIABILITIES AND
SHAREHOLDERS EQUITY
  Non-interest bearing
    demand deposits          $    --    $    --   $     --   $    --   $    --   $ 53,550   $ 53,550
  Interest-bearing demand     25,584         --         --        --        --         --     25,584
  Money market and savings    36,706         --         --        --        --         --     36,706
  Time under $100,000             --     18,185     51,455    10,943        --         --     80,583
  Time of $100,000 or more        --      3,726      4,038       342        --         --      8,106
  Other liabilities               --         --         --        --        --      3,417      3,417
  Shareholders' equity            --         --         --        --        --     16,014     16,014
                             -------    -------   --------   -------   -------   --------   --------
    Total liabilities &
      shareholders' equity   $62,290    $21,911   $ 55,493   $11,285   $    --   $ 72,981   $223,960
                             -------    -------   --------   -------   -------   --------   --------
                             -------    -------   --------   -------   -------   --------   --------

  Gap                        $36,145    $26,752   $(28,832)  $ 3,945   $ 5,862   $(43,872)
  % of Total assets            16.14%     11.94%    -12.87%     1.76%     2.62%
  Cumulative Gap (3)          36,145    $62,897   $ 34,065   $38,010   $43,872
  % of Total assets            16.14%     28.08%     15.21%    16.97%    19.59%

Capital Resources

    Prior to September 30, 1995, San Dieguito was considered "significantly undercapitalized" under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and would have been considered "critically undercapitalized" if its ratio of tangible equity to total assets had been equal to or less than 2%. At August 31, 1995, such ratio was 2.04%. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN --Prompt Corrective Action Provisions" herein.) As discussed elsewhere in this Information Statement/Prospectus, SDN completed its 1995 Recapitalization as of September 30, 1995, including the raising of $4.9 million from its sale of SDN Common Stock and the forgiveness of a total of $1.1 million in principal and accrued interest with respect to Debentures and senior debt. Of the proceeds from that sale of stock, SDN contributed approximately $3.2 million of capital to San Dieguito. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- 1995 Recapitalization" herein.) As a consequence of the completion of the 1995 Recapitalization, San Dieguito's ratio of tangible equity to assets as of September 30, 1995 was 6.5%, and the bank was considered "well capitalized" under the prompt corrective action provisions of FDICIA, as of that date.

    As of March 27, 1996, the Dartmouth Capital Group invested approximately $13.4 million in SDN to fund the acquisition of Liberty. In exchange for that investment, SDN issued a total of 3,392,405 additional shares of SDN Common Stock at a price per share of $3.95, SDN's book value per share as of December 31, 1995.

    As discussed more fully elsewhere in this Information Statement/Prospectus, current risk-based regulatory capital standards generally require banks and holding companies to maintain a ratio of "core" or "Tier 1" capital (consisting principally of common equity) to adjusted total assets (leverage ratio) of at least 4.0% to 5.0%, a ratio of Tier 1 capital to risk-weighted assets of at least 4.0%, and a ratio of total capital (which includes Tier 1 capital plus certain forms of subordinated debt, a portion of the allowance for loan losses and preferred stock) to risk-weighted assets of at least 8.0%. (See "SUPERVISION

- -----------------------------------------
(1)Assets or liabilities which are not interest rate-sensitive.
(2)Allowance for possible loan losses of $2.4 million as of March 31, 1996 is included in other assets.
(3)The cumulative gap in Floating Rate (Federal Funds sold) and Zero Rate (noninterest-bearing demand deposits) is usually effected dur to the significant deposits made by SDN's title and escrow customers at year end.

AND REGULATION OF HOLDCO AND SDN -- Capital Adequacy Requirements" herein.) Risk-weighted assets are calculated by multiplying the balance in each category of assets according to a risk factor which ranges from zero for cash assets and certain government obligations to 100% for some types of loans, and adding the products together.

    The following is a summary of SDN's, Liberty's and San Dieguito's capital ratios at March 31, 1996:

                                         March 31, 1996
                                  ----------------------------    Minimum
                                  SDN    Liberty  San Dieguito   Requirement
                                  ---    -------  ------------   -----------
    Total Risk-Based Capital     10.8%    10.0%       9.8%           8.0%

    Tier 1 Risk-Based Capital     9.2%     8.8%       8.5%           4.0%

    Leverage Ratio                6.4%     6.0%       7.0%        4.0% - 5.0%


    As reflected in the preceding table, as of March 31, 1996, SDN and Liberty were "well capitalized" and San Dieguito was "adequately capitalized" under the prompt corrective action provisions of FDICIA. San Dieguito's classification would have been "well capitalized" at March 31, 1996 had its assets not included the escrow account totaling $14.5 million relating to the acquisition of Liberty. On a pro forma basis excluding that escrow account, San Dieguito's total risk-based capital ratio, tier 1 risk-based capital ratio and leverage ratio would have been 10.4%, 9.1% and 7.1%, respectively.

    SDN has agreed to fund the CSB Acquisition in part by raising not less than $11.1 million of additional equity through the sale of SDN Common Stock.
 The Dartmouth Partnership has agreed to purchase up to $16.1 million of SDN Common Stock at a price per share of $3.95 in connection with the CSB Acquisition. It is expected that a portion of the shares purchased will be issued to the Direct Holders.

Liquidity

    The asset/liability management process determines the size and composition of the balance sheet and focuses on the management of liquidity and interest rate risk. The purpose of liquidity and balance sheet management is to ensure that funds are available to meet customer needs, to meet the financial commitments of the operating banks, and to reduce the operating banks' exposure to changing interest rates.

    SDN manages liquidity from both sides of the balance sheet through the coordination of the relative maturities of their respective assets and liabilities. Management attempts to maintain a loan-to-deposit ratio of not greater than 80% and a liquidity ratio (liquid assets, including cash and due from banks, federal funds sold and investment securities to deposits) of approximately 20%. The average loan-to-deposit ratio of SDN was 73% during the first three months of 1996 and 77% during the first three months of 1995, and was 78% for calendar year 1995, 79% for calendar year 1994 and 76% for calendar year 1993. The average liquidity ratio of SDN was 28% during the first three months of 1996 and 20% during the first three months of 1995, and was 22% for calendar year 1995, 20% for calendar year 1994, and 23% for calendar year 1993. At March 31, 1996, SDN's liquidity ratio was 43%, largely as a result of the cash infusion to fund the acquisition of Liberty. At December 31, 1995, SDN's liquidity ratio was 28%, reflecting the residual effects of the cash infused in the 1995 Recapitalization.

    SDN enhances its liquidity with the ability of San Dieguito and Liberty to raise additional funds in money markets through federal funds lines, repurchase agreements and selling of a specified portion of their securities (securities available for sale). Liquid assets include cash and due from banks, federal funds sold, and securities available for sale. SDN maintains a level of liquidity that is considered adequate to meet current needs and, while fluctuations in the balances of a few large depositors cause temporary increases and decreases in liquidity from time to time, SDN has not experienced difficulty in dealing with such fluctuations from existing liquidity sources. At March 31, 1996, liquid assets (including both San Dieguito and Liberty) totaled approximately $80.2 million, or 36.0% of total assets, which compares to liquid assets (including only San Dieguito) of $5.9 million, or 10.6% of total assets, at December 31, 1995 and $6.9 million, or 11.7% of total assets, at March 31, 1995. As noted above, the high percentage of liquid assets at March 31, 1996 reflects in part the cash infused to fund the acquisition of Liberty. Excluding cash which was due to be paid to Liberty shareholders, liquid assets at March 31, 1996 would have been $65.7 million, or 29.5% of total assets.

    SDN's liquidity needs as a holding company are primarily limited to debt service. SDN has sufficient funds in order meet its debt service requirements.

Inflation

    The majority of SDN's assets and liabilities are monetary items held by San Dieguito and Liberty, the dollar value of which is not affected by inflation. Only a small portion of total assets is in premises and equipment. The lower inflation rate of recent years did not have the positive impact on banks that was felt in many other industries. The small fixed asset investment of SDN minimizes any material misstatement of asset values and depreciation expenses which may result from fluctuating market values due to inflation. A higher inflation rate may, however, increase operating expenses or have other adverse effects on borrowers of San Dieguito and Liberty, making collection more difficult for the banks. Rates of interest paid or charged generally rise if the marketplace believes inflation rates will increase.

Accounting Changes

    In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 prescribes the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled debt restructurings. SFAS No. 114 states that a loan is impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contracted terms of the loan agreement. A creditor is required to measure impairment by discounting expected future cash flows at the loan's effective interest rate, or by reference to an observable market price, or by determining that foreclosure is probable. SFAS No. 114 also clarifies the existing accounting for in-substance foreclosures by stating that a collateral-dependent real estate loan would be reported as real estate owned only if the lender had taken possession of collateral.

    SFAS No. 118 amended SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS No. 118 also amends the disclosure requirements in SFAS No. 114 to require information about the recorded investments in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. SFAS No. 114 is effective for financial statements issued for fiscal years beginning after December 15, 1994. SFAS No. 118 is effective concurrent with the effective date of SFAS No. 114. SDN adopted SFAS No. 114 and SFAS No. 118 in 1995. The effect of adoption of SFAS 114 is not considered by management to be significant to SDN's consolidated financial position or results of operations.

    Federally supervised banks are currently required to report deferred tax assets in accordance with SFAS No. 109, "Accounting for Income Taxes." The federal banking agencies issued final rules governing banks and bank holding companies, effective April 1, 1995, which limit the amount of deferred tax assets that may be included in Tier 1 capital for risk-based and leverage capital purposes. This standard had been in effect on an interim basis since March 1993. Under the final rule, deferred tax assets that can only be realized if an institution earns taxable income in the future are limited for regulatory capital purposes to the amount that the institution expects to realize within one year of the quarter-end report date, based on its projection of taxable income, or 10% of Tier 1 capital, whichever is less. However, deferred tax assets which can be realized through carrybacks to taxes paid on income earned in prior periods and from the reversal of existing taxable temporary differences generally will not be limited.

    In 1995, FASB issued SFAS No. 123 "Accounting for Stock-Based
Compensation" effective for fiscal years beginning after December 15, 1995. SFAS No. 123 establishes a fair value-based method for accounting for employee stock-based compensation plans, but also allows companies to continue to apply the intrinsic value-based method currently included in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued for Employees."

            INFORMATION REGARDING THE BUSINESS OF SDN

General

    SDN's predecessor, SDN Bancorp ("SDN-CA") was incorporated under the laws of the State of California on October 19, 1981. SDN-CA became a bank holding company on March 22, 1983, when it acquired 100% of the outstanding shares of San Dieguito pursuant to a reorganization in which each outstanding share of San Dieguito's common stock was converted into one share of SDN-CA common stock, and all of the outstanding shares of San Dieguito's common stock were transferred to SDN-CA.

    In September 1995, SDN-CA completed the 1995 Recapitalization, in connection with which SDN-CA reincorporated under Delaware law through its merger with and into SDN Bancorp, Inc., a newly formed corporation under Delaware law ("SDN"). As a consequence of the 1995 Recapitalization, SDN also came substantially under the control of the Dartmouth Capital Group, which collectively owns 98.7% of SDN's outstanding common stock as of the date of this Information Statement/Prospectus. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS" and "PRO FORMA FINANCIAL INFORMATION" herein.)

    As of March 31, 1996, SDN acquired 100% of Liberty for approximately $15.1 million in cash. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- Acquisition of Liberty National Bank" herein.)

    SDN's only significant assets are the stock of San Dieguito and Liberty. As the sole shareholder of San Dieguito and Liberty, the primary function of SDN is to coordinate the general policies and activities of those operating subsidiaries, and to pursue the strategic plan summarized below.

    As discussed elsewhere in this Information Statement/Prospectus, the 1995 Recapitalization (which fundamentally changed SDN's capital structure and capital levels, and brought new management) and the acquisition of Liberty (which increased SDN's assets more than three-fold) may cause the historical information and data provided herein not to be indicative of future facts and results. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Introduction" herein.)

Strategic Plan

    Since the 1995 Recapitalization, SDN has embarked upon a new strategic plan that includes active and substantial efforts to acquire or enter into business combinations with other financial institutions. (See "THE CSB ACQUISITION --SDN's Reasons for the CSB Acquisition" herein.) Including the recently completed acquisition of Liberty, the CSB Acquisition contemplated by this Information Statement/Prospectus would be the second such acquisition. SDN and the Dartmouth Capital Group anticipate that Holdco will continue that strategic plan after the Closing Date. There can be no assurance, however, that Holdco will in fact acquire or enter into any business combination with any other institution. (See "DESCRIPTION OF HOLDCO
- -- Special Considerations" herein.)

Historical Distribution of Assets, Liabilities and Shareholders' Equity of SDN

    The following schedules set forth (for SDN on a consolidated basis) the annual average amount outstanding for each major category in the statements of condition for the periods stated. They also indicate the total amount of interest earned, or paid, for the periods covered and the average rates earned or paid during those years for each such category. SDN did not engage in foreign activities in either period. Nonaccrual loans are included in total loans outstanding while non-accrued interest thereon is excluded from the computation of rates earned.


                                      For the Three Months Ended March 31,               For the Year Ended December 31,
                                      ------------------------------------               -------------------------------
                                           1996                     1995                 1995                1994
                                           ----                     ----                 ----                ----
                                    Average     Percent       Average    Percent    Average   Percent   Average   Percent
                                    Balance     of Total      Balance    of Total   Balance   of Total  Balance   of Total
                                    -------     --------      -------    --------   --------  --------  -------   --------
ASSETS
Cash and due from banks             $ 4,218        7.52%       $3,904       6.61%    $3,757     6.59%     $4,667     7.61%
Federal funds sold                    3,914        6.98         1,968       3.33      2,128     3.73       1,337     2.18
Time deposits with other banks          961        1.71         1,079       1.83        868     1.52         979     1.60
Securities                            5,641       10.06         4,494       7.61      5,061     8.88       4,578     7.47
Loans (net of allowances for
possible loan losses)                37,523       66.93        44,239      74.86     42,272    74.17      46,979    76.62
Property and equipment                  582        1.04           762       1.29        693     1.22         863     1.41
Other real estate owned               1,475        2.63         1,263       2.14      1,364     2.39       1,119     1.82
Other assets                          1,757        3.13         1,378       2.33        852     1.50         790     1.29
                                    -------      -------      -------     -------   -------   -------    -------   -------
 Total Assets                       $56,071      100.00%      $59,087     100.00%   $56,995   100.00%    $61,312   100.00%
                                    -------      -------      -------     -------   -------   -------    -------   -------
                                    -------      -------      -------     -------   -------   -------    -------   -------

LIABILITIES:
Deposits
  Demand, noninterest-bearing       $13,054       23.28%      $11,459      19.39%   $11,197    19.65%    $11,822    19.28%
  Demand, interest-bearing           19,991       35.65        20,402      34.53     19,668    34.51      23,563    38.43
  Savings                             4,753        8.48         5,798       9.81      5,235     9.18       6,049     9.87
   Time certificates                 13,514       24.10        19,565      33.11     18,394    32.27      17,740    28.93
                                    -------      -------      -------     -------   -------   -------    -------   -------
   Total Deposits                    51,312       91.51        57,224      96.84     54,494    95.61      59,174    96.51
Federal funds purchased                -            -             174        .29        -        -           -        -
Long-term debt                          543         .97         1,894       3.21      1,776     3.12       1,895     3.09
Other liabilities                       431        0.77           713       1.21        806     1.41         770     1.26
                                    -------      -------      -------     -------   -------   -------    -------   -------
Total Liabilities                    52,286       93.25        60,005     101.55     57,076   100.14      61,839   100.86

SHAREHOLDERS' EQUITY
Common Stock                             11         .02         2,203       3.73      2,203     3.87       1,438     2.34
Surplus                               7,871        14.4         2,510       4.25      2,510     4.40       2,511     4.10
Undivided Profits                    (4,097)      (7.31)       (5,631)     (9.53)    (4,794)   (8.41)     (4,476)   (7.30)
                                    -------      -------      -------     -------   -------   -------    -------   -------
Total Shareholders' Equity            3,785        6.75          (918)     (1.55)       (81)    (.14)       (527)    (.86)
                                    -------      -------      -------     -------   -------   -------    -------   -------
Total Liabilities and Equity        $56,071      100.00%      $59,087     100.00%   $56,995   100.00%    $61,312   100.00%
                                    -------      -------      -------     -------   -------   -------    -------   -------
                                    -------      -------      -------     -------   -------   -------    -------   -------


Banking Services

         General. Through San Dieguito and Liberty, SDN offers a full range of commercial banking services, catering especially to small businesses. SDN's products include various types of commercial, consumer and real estate loans, a full range of deposit products, and other non-deposit banking services. In its marketing, it emphasizes commercial and professional clients, but balances its loan portfolio and deposit mix by offering a full range of consumer financial services to retail clients within its trade area and to its business client base. While the business of SDN may vary with local and national economic conditions, management does not believe that the business is or may be seasonal in nature.

         San Dieguito commenced operations as a national banking association in 1980. Its main banking office and administrative offices are located at 135 Saxony Road in Encinitas, California. In December 1990, it opened its full-service office at 675 Carlsbad Village Drive, Carlsbad, California, in the downtown area of Carlsbad. San Dieguito has no subsidiaries.

         Liberty commenced operations as a national banking association in 1982. Its main banking office and administrative offices are located at One Pacific Plaza, 7777 Center Avenue, Huntington Beach, California. In June 1992, Liberty opened its full-service South Orange County branch office at 34206 Doheny Park Road, Dana Point, California, and in June 1996, Liberty opened a third full-service branch office, at 17011 Beach Boulevard, Huntington Beach California. Between 1984 and 1995, Liberty also had a full-service Commercial Banking Center branch office at 345 South Figueroa Street, Los Angeles, California. Liberty has no subsidiaries.

         In February, 1985, Liberty also opened a limited service Loan Production Office ("LPO") in San Francisco, at 44 Montgomery Street, Suite 500, San Francisco, California, primarily to produce and process loans guaranteed by the U.S. Small Business Administration ("SBA loans"); that office was relocated to 3 Altarinda Road, Suite 308, Orinda, California in January, 1991. Current our San Francisco office is now located at 12-A Orinda Way, Orinda, California.

         As discussed in greater detail below, a substantial portion of SDN's business consists of origination and servicing of SBA loans, and a substantial portion of its net income is generated from that business. There have from time to time been proposals in the U.S. Congress to curtail or otherwise modify the SBA loan guarantee programs. A significant reduction in SDN's ability to originate new SBA loans as a result of such legislative changes would have a material and adverse impact on SDN's asset generation and earnings. (See "INFORMATION REGARDING THE BUSINESS OF SDN -- Effect of Governmental Policies and Legislation" herein.)

         Deposits and Services. Through San Dieguito and Liberty, SDN offers a full range of deposit products, including business and personal checking, savings, time deposits and money market accounts. It also offers a range of business-oriented financial services, including international (through correspondent banks) and domestic letters of credit and night deposit facilities, as well as other services used by business and consumer customers including safe deposit services, postage paid bank-by-mail, and transfer services such as wire transfers, travelers' checks, cashier's checks and money orders. It operates 24-hour automated teller machines ("ATM") at its banking offices, and has drive-through banking at San Dieguito's main office.

         In addition, SDN offers specialized services including cash management services (i.e. payroll, remittance banking and consolidated accounts) and courier service to qualifying clients, and appoints personal account officers to key relationship clients in order to better support their specific banking requirements. It also offers 24-hour banking by telephone and banking through the use of personal computers. Its consumer services complement its business emphasis by offering a range of personal and private banking financial services such as interest-bearing checking, fee-based checking, savings, money market accounts, tailored time certificates of deposit, and personal investment referral.

         SDN does not operate a trust department or provide international banking services directly; however, it can arrange with correspondent institutions to offer trust and international services to its customers from time to time upon request. SDN does not issue VISA or MasterCard credit cards, but is a merchant depository for cardholder drafts under both types of credit cards.

         The following table shows the average amount and average rate paid on the categories of deposits for the three months ended March 31, 1996, and for each of the past two calendar years:


                                Quarter Ending March 31,       Year Ending December 31,
                             -----------------------------  -------------------------------
                               1996              1995          1995                 1994
                             -----------------------------  -------------------------------
                              (Dollars in Thousands)
                           Amount   Rate    Amount    Rate   Amount   Rate    Amount   Rate
                          -------   -----   -------   -----  -------  -----  -------   -----
Nonint.-bearing demand    $13,102   0.00%   $11,460   0.00%  $11,198  0.00%  $11,822   0.00%
Interest-bearing demand    11,246   1.00%    10,382   1.49%   10,492  1.42%   11,333   1.47%
Money Market                8,745   2.57%    10,020   2.56%    9,176  2.52%   12,230   2.58%
Savings                     4,754   2.18%     5,798   2.22%    5,235  2.20%    6,049   2.23%
Time                       13,513   5.49%    19,565   5.62%   18,394  5.84%   17,740   4.10%
     Total                $51,360   2.30%   $57,225   2.87%  $54,495  2.88%  $59,174   2.27%


    The following table shows the maturities of time certificates of deposits of $100,000, or more, as of March 31, 1996 and December 31, 1995:


                                                        At March 31,    At December 31,
                                                                1996               1995
                                                                ----               ----
                                                                   (Dollars in Thousands)
    Due in three months or less                               $1,205             $1,952
    Due in over three months through six months                1,104                300
    Due in over six months through twelve months                 500                200
    Due in over twelve months                                    -                  100
                                                              ------            -------
        Total                                                 $2,809             $2,552
                                                              ------            -------
                                                              ------            -------

    Borrowings. While SDN has not had need in recent periods for short-term borrowings to provide liquidity, if necessary SDN is eligible, through San Dieguito and Liberty, to borrow at the Federal Reserve discount window. As of March 31, 1996, it had pledged an aggregate of $1.0 million in commercial mortgage loans to the Federal Reserve Bank of San Francisco as collateral for such borrowings, enabling it to borrow up to $510,000.

    Overnight borrowings may also be effected through purchases of federal funds from correspondent banks. SDN has had little need of such borrowings during recent periods. During the first three months of 1996, SDN made no such purchases. In 1995, an average of $6,300 was borrowed at a weighted average interest rate of 5.98%. During 1994, $200,000 was borrowed at 5.7% for one day.

    Lending Business. Through San Dieguito and Liberty, SDN offers a full range of commercial loans specifically designed to support the banking needs of small businesses in their market areas. Its products include accounts receivable financing, term loans, commercial notes, short term commercial real estate financing and construction financing, including both term and revolving loans, which generally are secured by business assets of various types. SDN also offers SBA loans, and a significant portion of its originations consist of such loans. Since 1995, Liberty has qualified as a "Preferred Lender" under the SBA's programs, allowing it to originate SBA loans based on its own underwriting and without prior approval of the SBA. Finally, SDN offers some types of consumer loans such as automobile loans, overdraft lines of credit and home equity loans to retail clients within its trade area and to its business client base.

    At March 31, 1996, real estate loans and construction loans were approximately 37.6% of the loan portfolio. Such loans (other than SBA loans) are generally secured by a first trust deed and are for a period of five years or less with a floating interest rate. Approximately 72% of the real estate loans were secured by commercial properties, most of which are owner-occupied, with a maximum loan-to-value (appraised) ratio of 75%. An additional 19% of the real estate loans are secured by improved single family residential properties.

    SDN, like other lenders, also makes a number of unsecured loans, based upon the cash flow, income, character and/or net worth of the borrower. Collectibility of those loans is solely dependent upon the borrower's financial capability at maturity. Unsecured loans, in many cases, are more risky than secured loans. At March 31, 1996, the portfolio included $57.5 million in commercial loans and $20.5 million in installment loans which were considered to be unsecured, for a total of $78.2 million (62.4% of the loan portfolio). However, a majority of those loans are collateralized by junior liens on real estate, by personal property or by governmental agency guarantees.

    As noted above, SDN conducts a substantial business originating SBA loans. Those loans are guaranteed by the United States Government to the extent of 75% to 90% of the principal and interest due on such loans. SDN generally sells the government guaranteed portion of its SBA loans to participants in the secondary market and retains servicing responsibilities and the unguaranteed portion of the loans. Insofar as the borrower's participation in an SBA program often indicates an inability of the borrower to obtain credit without a partial government guarantee, and therefore indicates a weaker credit profile, those unguaranteed portions generally bear a higher than normal risk of loss than other commercial loans of comparable size. SDN may in the future retain a greater portion of those loans, as more loans may be made for construction purposes for which SDN holds the entire loan until completion of the project and then sells the government guaranteed portion. At March 31, 1996, SDN had approximately $35.8 million of the retained unguaranteed portion of SBA loans.

    The government guaranteed portion of the SBA loans are sold at a premium, a portion of which is immediately recognized as income. The remaining portion of the premium, representing estimated normal servicing fees or a yield adjustment on the portion of the SBA loan retained by SDN, is deferred and recognized as income over the estimated life of the loan. Deferred SBA servicing fees were approximately $1.8 million at March 31, 1996. The total SBA loan portfolio serviced by Liberty at March 31, 1996 was approximately $145.3 million; included in this amount is approximately $35.8 million that represents the portion of the SBA loans retained by SDN.

    The following table sets forth the amount of domestic loans outstanding for SDN at March 31, 1996 and March 31, 1995, and at the end of each of the past two calendar years, according to type of loan. SDN has no foreign loans or energy-related loans.


                                             March 31,                             December 31,
                                       ----------------------------            ------------------------
                                        1996                   1995              1995                1994
                                      --------              -------           --------              --------
                                              % of                 % of                 % of             % of
                                             Total                 Total                Total           Total
                                  Amount     Loans       Amount    Loans    Amount     Loans   Amount   Loans
                                --------    -------   --------   -------  --------    ------  -------   ------
                                                                (Dollars in Thousands)
Commercial                       $57,450     45.94%    $18,346    41.61%   $16,188    41.48%  $18,936   40.84%
Real estate-construction           4,325      3.46         446     1.01        599     1.54     1,170    2.52
Real estate-other                 42,751     34.18      17,623    39.98     15,710    40.26    18,060   38.95
Installment                       20,541     16.42       7,671    17.40      6,525    16.72     8,201   17.69
                                 -------    -------    -------   -------   -------  -------   -------  -------
Total                            125,067    100.00%     44,086   100.00%    39,022   100.00%   46,367  100.00%
Less: allowance for loan losses   (2,398)   -------       (802)  -------      (639)  -------     (821) -------
Deferred loan fees                (1,781)   -------        (49)  -------       (45)  -------      (54)  ------
                                 -------               -------             -------            -------
Net Loans                        120,888               $43,235             $38,338            $45,492
                                 -------               -------             -------            -------
                                 -------               -------             -------            -------



    The following table shows the amounts of certain categories of loans outstanding as of March 31, 1996 and as of December 31, 1995, which, based on remaining scheduled repayments of principal, were due in one year or less, more than one year through five years, and more than five years. The amounts due after one year are classified according to the sensitivity to changes in interest rates. Demand or other loans having no stated maturity and no stated schedule of repayments are reported as due in one year or less.


                                                    March 31, 1996            December 31, 1995
                                                    --------------           --------------------
                                                              Real Estate                Real Estate
                                                  Commercial  Construction   Commercial  Construction
                                                  ----------  ------------   ----------  ------------
                                                                (Dollars in Thousands)
Aggregate maturities of loans which are due:
 In one year of less (1)                            $17,946      $2,321        $ 4,497      $  599
After one year through five years:
 Interest rates are floating or adjustable            6,026           -          5,551           -
 Interest rates are fixed or predetermined              638           -            296           -

After 5 years:
 Interest rates are floating or adjustable           30,872       2,004          5,308           -
 Interest rates are fixed or predetermined            1,968           -            536           -
                                                    -------      ------        -------      ------
 Total                                              $57,450      $4,325        $16,188      $  599
                                                    -------      ------        -------      ------
                                                    -------      ------        -------      ------


     Nonaccrual Assets. SDN's current policy is to stop accruing interest on loans which are past due as to principal or interest 90 days or more, except in circumstances where the loan is well-secured and in the process of collection. When a loan is placed on nonaccrual, previously accrued and unpaid interest is generally reversed out of income unless adequate collateral appears to be available from which to collect the amounts due.
The following table shows the total aggregate principal amount of nonaccrual and other nonperforming loans (accruing loans on which interest or principal is past due 90 days or more) as of March 31, 1996, and as of the end of each of the past two years. For the three months ended March 31, 1996, additional gross interest income of $35,000 would have been recorded on nonaccrual loans, and for calendar year 1995

- -----------------------

(1) In certain cases, for loans with contractual maturities of one year or less, SDN is willing to entertain requests for extension from the borrower. Although SDN is not obligated to do so, such requests are generally honored if there has been no deterioration in the borrower's financial condition and current market rates are applied.

additional gross interest income of $195,000 would have been recorded on nonaccrual loans, in each case had the loans been current. No accrued but unpaid interest income on such loans was in fact included in SDN's net income.


                                                    At March 31,       At December 31,
                                                  ----------------   ------------------
                                                    1996     1995       1995      1994
                                                    ----     ----       ----      ----
                                                             (Dollars in Thousands)
Loans on a nonaccrual basis, not restructured     $4,641   $2,189     $1,492    $  616
  Accruing loans past due 90 days or more            155      594         46       826
  Restructured loans                               2,421    1,042         82     1,050
                                                  ------   ------     ------   -------
     Total                                        $7,217   $3,825     $1,620    $2,492
                                                  ------   ------     ------   -------
                                                  ------   ------     ------   -------
     As a percent of outstanding loans              5.8%     9.8%       4.2%      5.4%
                                                  ------    -----      -----     ------
                                                  ------    -----      -----     ------

     Loans aggregating $4.6 million at March 31, 1996 have been designated as impaired in accordance with SFAS 114 as amended by SFAS 118. SDN's method used to measure the amount of impairment on these loans is to compare the loan amount to the fair value of collateral. The total allowance for loan losses related to these loans was $248,000 at March 31, 1996.

     As of the end of the most recent period, management was not aware of any loans that had not been placed on nonaccrual status as to which there were serious doubts as to the ability of the respective borrowers to comply with present loan repayment terms.

     As of December 31, 1995, in management's judgment, a concentration of loans existed in the commercial loan area and real estate loans. At that date, approximately 41% of SDN's loans were commercial loans, many of which are secured by real estate collateral. At that date, approximately 42% of SDN's loans were real estate and construction loans, and 30% of those loans are secured by single family residential properties in San Diego County. While management believes such concentrations to have no more than the normal risk of collectibility, a substantial decline in real estate values could have an adverse impact on collectibility, increase the level of real estate-related nonperforming loans, or have other adverse impact. At December 31, 1995, SDN's operations were geographically very limited, and as a result economic problems (such as localized unemployment, drops in personal income, or declines in the value of real property) that caused substantial adverse effects on the San Diego County market would likely have had an adverse effect on SDN's loan portfolio by decreasing the ability of borrowers to meet their debt service requirements and by reducing the value of collateral held by SDN. While San Dieguito and Liberty remain separate banks and therefore cannot freely transfer funds between one another, the acquisition of Liberty on March 31, 1996 reduces SDN's reliance on the narrower San Diego County market. Nonetheless, economic difficulties that prevail throughout the broader Southern California market would be likely still to have an adverse effect on SDN's loan portfolio. (See "INFORMATION REGARDING THE BUSINESS OF SDN -- Primary Service Area -- Economic Conditions in the Market Area" herein.)

     As of March 31, 1996, 36 real estate loans totaling $4.6 million were on nonaccrual status. Fourteen of the loans, totaling $2.4 million, were secured by commercial property, three of the loans, totaling $1.7 million, were secured by residential land, and 19 of the loans, totaling $515,000, were secured by secured by single-family owner-occupied property.

     At March 31, 1996, SDN had 18 OREO properties with an aggregate carrying value of $3.1 million, of which 13 were acquired in the acquisition of Liberty, which had a total carrying value of $1.6 million. During the first three months of 1996, two properties with a total carrying value of $150,000 were added to OREO as a result of foreclosure and one property was written down by $10,000. During calendar year 1995, three properties with a total carrying value of $1.1 million were added to OREO, three properties with a total carrying value of $476,000 were sold and five properties were written down by $453,000. All of the OREO properties are recorded by SDN at amounts which are equal to or less than the market value based on current independent appraisals reduced by estimated selling costs.

     Allowance for Loan Losses. SDN maintains an allowance for loan and lease losses, intended to absorb losses that may occur in its loan portfolio.
 SDN's aggregate allowance for loan losses at March 31, 1996 was approximately $2.4 million, or approximately 1.9% of gross loans. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Allowance and Provision for Loan Losses" herein.)

     In determining the adequacy of the allowance for loan losses, management considers such factors as historical loan loss experience, known problem loans, evaluations made by regulatory agencies and SDN's outside loan reviewer, assessment of economic conditions, and other appropriate data to identify the risks in the portfolio. In determining the amount of the allowance, a specific allowance amount is assigned to those loans with identified special risks, and the remaining loan portfolio is reviewed by category and assigned a specific allowance percentage for inherent losses. The allocation process does not necessarily measure anticipated future credit losses; rather, it reflects management's assessment at a certain date of perceived credit risk exposure and the impact of current and anticipated economic conditions, which may or may not result in future credit losses.

     In December 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by such policy statement is the sum of (i) assets classified loss; (ii) 50% of assets classified doubtful;
(iii) 15% of assets classified substandard; and (iv) estimated credit losses on other assets over the upcoming 12 months. At March 31, 1996, SDN's allowance constituted 107% of the benchmark amount suggested by the federal banking agencies' policy statement.

     The table below summarizes average loans outstanding for the three-month periods ended March 31, 1996 and March 31, 1995, and for each of the last two calendar years, and changes in the allowance for possible loan losses arising from loan losses and additions to the allowance from provisions charged to operating expense:


                                                March 31                 December 31,
                                                --------                 ------------
                                              1996        1995       1995           1994
                                              ----       -----       ----          -----
                                                       (Dollars in Thousands)
Average loans outstanding                   $37,523     $44,239      $42,272     $46,979
                                            -------     --------    --------      ------
                                            -------     --------    --------      ------
Allowance for loan losses
  Balance at beginning of period              $ 639     $   821       $  821       $ 823
  Loans charged off during period
     Commercial, financial and agricultural       5          13          258         532
     Real estate--mortgage                       22           -          115          25
     Installment                                  8          70          329         114
                                            -------     --------    --------      ------
       Total                                     35          83          702         671
Recoveries during period
  Commercial, financial and agricultural          3           4          121          33
  Real estate--mortgage                           4           -            2           -
  Installment                                     5           -          102          53
                                            -------     --------    --------      ------
        Total                                    12            4         225          86
                                            -------     --------    --------      ------
  Net loans charged off during period            23           79         477         585
Additions charged to operations                  25           60         295         583
                                            -------     --------    --------      ------
Allowance acquired from LNB acquisition       1,757            -           -           -
  Balance at end of period                  $ 2,398     $    802    $    639       $ 821
                                            -------     --------    --------      ------
                                            -------     --------    --------      ------
Loan loss and quality ratios:
  Net charge-offs to average loans (1)        0.24%        0.71%       1.13%       1.25%
  Provision for loan losses to average
    loans (1)                                 0.26%        0.54%       0.70%       1.24%
  Allowance at end of period to gross loans
  outstanding at end of period                1.92%        2.06%       1.64%       1.77%
Allowance as % of non-performing loans       33.23%       20.97%      39.44%      32.95%




- ----------------------

(1) Charge-offs and provisions for loan losses annualized for interim period computations.

         The following table indicates management's allocation of the allowance for each of the past two calendar years:


                                               Year Ended December 31,
                            ------------------------------------------------------
                                             (Dollars in Thousands)
                                       1995                           1994
                                       ----                           ----
                                             Percentage                   Percentage
                            Amount of          of Total      Amount of     of Total
                            Allowance         Allowance      Allowance     Allowance
                            ---------       -----------     ----------    -----------
Commercial, financial
and agricultural              $ 260              40.7%            $330        40.2%
Real estate & construction      184               28.8             205        25.0
Consumer                         63                9.8               89       10.8
Unallocated                     132               20.7              197       24.0
                              -----             -------         -------      ------
   Total                      $ 639              100.0%         $   821      100.0%
                              -----             -------         -------      ------
                              -----             -------         -------      ------


    The calculation of the adequacy of the allowance for loans losses requires the use of management estimates. These estimates are inherently uncertain and depend on the outcome of future events. Management's estimates are based upon previous loan loss experience and current economic conditions as well as the volume, growth and composition of the loan portfolio, the estimated value of collateral and other relevant factors. SDN's lending is concentrated in southern California, which has experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrowers' ability to repay loans. Although management believes the level of the allowance is adequate to absorb losses inherent in the loan portfolio, an additional decline in the local economy may result in increasing losses that cannot reasonably be predicted at this date. Given the current economic conditions in SDN's market area (particularly that of San Dieguito) and the importance of real estate values to SDN's loan portfolio, it is possible the level of nonperforming loans may increase until the local economy improves significantly. The possibility of increased costs of collection, nonaccrual of interest on those which are or may be placed on nonaccrual, and further charge-offs could have an adverse impact on SDN's financial condition in the future. (See "INFORMATION REGARDING THE BUSINESS OF SDN -- Primary Service Area -- Economic Conditions in the Market Area" herein.)

    Although no assurance can be given that actual losses will not exceed the amount provided for in the allowance, management believes that the allowance for loan losses is adequate in light of all known relevant factors. Even if it is adequate, however, increased costs of collection on some of these loans, nonaccrual of interest on those which are or may be placed on nonaccrual, and the possibility of further charge-offs could have an adverse impact on San Dieguito's profitability in the near future. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Allowance and Provision for Loan Losses" herein for additional information.)

    Investment Securities. SDN maintains a portion of its assets in investment securities to balance risk and to ensure adequate liquidity. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity" herein.) At March 31, 1996, approximately $5.6 million, or 7%, of SDN's investment securities were classified as held-to-maturity and the remaining $35.6 million, or 93%, were classified as available-for-sale. The amortized cost and estimated market value of SDN's investments at March 31, 1996 were as follows:


                                              At March 31, 1996
                                              -----------------
                                            (Dollars in thousands)
                                         Gross       Gross   Estimated
                         Amortized  Unrealized  Unrealized      Market
                              Cost        Gain        Loss       Value
                         ---------  ----------  ----------   ---------
U.S. Treasury              $35,078        $ 17     $     -     $35,095
U.S. Government Agencies     4,698           -         (15)      4,683
Municipal Bonds              1,577          21           -       1,598
Mortgage-backed securities      73           9           -          82
                           -------        ----      ------     -------
  Total                    $41,426        $ 47      $  (15)    $41,458
                           -------        ----      ------     -------
                           -------        ----      ------     -------

    The following tables show the maturities of investment securities at March 31, 1996 and 1995, and at December 31, 1995 and 1994, and the weighted average yields of such securities:

                                                                                         March 31,
                                                                 ------------------------------------------------------------
                                                                           1996                             1995
                                                                 ------------------------------------------------------------
                                                                                     Weighted                       Weighted
                                                                 Book      Market    Average     Book      Market   Average
                                                                 Value     Value      Yield      Value     Value     Yield
                                                                --------  --------  ---------  ---------  --------  ---------
                                                                                  (Dollars in Thousands)
U.S. Government agencies and Municipal Bonds
Within one year............................................      $32,286   $32,286     5.03%     $1,599     $1,590    4.81%
  After one year but within five years.....................        9,067     9,090     5.94       2,741      2,706    6.36
  After five years (Mortgage-backed securities)............           73        82     8.63          89         97    9.47
                                                                 -------   -------               ------     ------
  Total....................................................      $41,426   $41,458     5.14%     $4,429     $4,393    5.87-%

Federal Reserve Bank Stock:
  No stated maturity.......................................      $   332   $   332     6.00%     $  113     $  113    6.00%
                                                                 -------   -------               ------     ------
     Total Federal Reserve Bank stock......................      $   332   $   332     6.00%     $  113     $  113    6.00%
                                                                 -------   -------               ------     ------
Total investment portfolio.................................      $41,758   $41,790     5.24%     $4,542     $4,506    5.88%
                                                                 -------   -------               ------     ------
                                                                 -------   -------               ------     ------




                                                                                         December  31,
                                                                 ------------------------------------------------------------
                                                                           1996                             1995
                                                                 ------------------------------------------------------------
                                                                                     Weighted                       Weighted
                                                                 Book      Market    Average     Book      Market   Average
                                                                 Value     Value      Yield      Value     Value     Yield
                                                                --------  --------  ---------  ---------  --------  ---------
                                                                                  (Dollars in Thousands)
U.S. Government agencies and Municipal Bonds
Within one year...........................................       $3,980    $ 4,013     6.15%     $1,997     $1,983    4.55%
  After one year but within five years....................        2,949      2,954     5.85       2,447      2,369    6.15
  After five years (Mortgage-backed securities)...........           80         90     9.44          91         98    9.72
                                                                 ------    -------               ------     ------
  Total...................................................       $7,009    $ 7,057     6.06%     $4,535     $4,450    5.61%

Federal Reserve Bank Stock:
  No stated maturity......................................       $  113    $   113     6.00%     $   51     $   51    6.00%
                                                                 ------    -------               ------     ------
     Total Federal Reserve Bank stock.....................       $  113    $   113     6.00%     $   51     $   51    6.00%
                                                                 ------    -------               ------     ------
Total investment portfolio................................       $7,122    $ 7,170     6.06%     $4,586     $4,501    5.52%
                                                                 ------    -------               ------     ------
                                                                 ------    -------               ------     ------


PRIMARY SERVICE AREA

    SAN DIEGUITO. San Dieguito's Head Office Branch is located in Encinitas, California approximately 25 miles north of San Diego. Its Carlsbad Branch is located in downtown Carlsbad, California, approximately 10 miles north of Encinitas. Together, the Head Office Branch and the Carlsbad Branch provide service primarily to the north coastal section of San Diego County.

    LIBERTY. Liberty's Head Office Branch is located near the intersection of the I-405 (San Diego) Freeway and Beach Boulevard, within Huntington Beach, California. The primary service area of Liberty's Head Office Branch includes the cities of Huntington Beach, Westminster, Fountain Valley, Mid Way City, South West Santa Ana, Costa Mesa, Newport Beach, West Irvine, East Seal Beach, and Garden Grove, California, from which Liberty attracts approximately 40% of its business. As the result of Liberty's active direct mail marketing, Liberty's Head Office Branch also attracts clients from the secondary service areas of Anaheim, Santa Ana and Irvine, California.

    Liberty's South Orange County Branch is located in Capistrano Beach on Doheny Park Road close to Pacific Coast Highway. The primary service area of the branch includes the cities of Dana Point, Capistrano Beach, San Juan Capistrano and San Clemente. The branch attracts, through its direct mail advertising, a strong secondary service area from the cities of Monarch Beach, Mission Viejo and Laguna Niguel.

    Liberty maintains an LPO in the San Francisco Bay area of California to better meet the credit needs and deliver quality customer service to customers in that area. The LPO is located in Orinda, California and attracts, by direct mail advertising and direct sales calls, SBA loan clients from throughout the San Francisco Bay area.

    Liberty's Business Banking and SBA Loan Departments are located at its Head Office. Primary target areas for SBA are Orange, Los Angeles, Riverside and San Bernardino Counties as well as Northern California. Corporate financing primarily emphasizes the Huntington Beach and Orange County areas for business loans.

    ECONOMIC CONDITIONS IN THE MARKET AREA. The financial condition of SDN has been, and is expected to continue to be, affected by overall general economic conditions and the real estate market in California. As noted above, SDN concentrates on serving the needs of small and medium-sized businesses, professionals and individuals located principally in the San Diego, Orange, Los Angeles, Riverside and San Bernadino Counties of California, and to a lesser extent in the San Francisco Bay Area. During the past several years, the general economy in this market area, and particularly the real estate market, has been recovering from the effects of a prolonged recession that has adversely affected the ability of certain borrowers to perform their obligations. In addition, problems with the Mexican peso may continue to adversely affect cross-border traffic, which also will adversely affect the ability of certain borrowers to perform their obligations.

    The future success of SDN is dependent, in large part, upon the quality of its banks' assets. Although management has devoted substantial time and resources to the identification, collection and workout of nonperforming assets, the real estate markets and the overall economy in California are likely to have a significant effect on the banks' assets in future periods and, accordingly, on SDN's financial condition and results of operations.


COMPETITION

    The banking and financial services business in California generally, and in SDN's market area specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace
of consolidation among financial services providers.   The market is
dominated by a relatively small number of major banks which have many offices operating over wide geographic areas. SDN competes for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than SDN. In order to compete with the other financial services providers, SDN principally relies upon local promotional activities, personal relationships established by officers, directors and employees with their respective customers, and specialized services tailored to meet their customers' needs.

    SDN has developed its business through the services it offers and through an aggressive program of referrals, advertising and officer solicitation. In the early years, both San Dieguito and Liberty experienced their initial growth through director-referred business and direct officer calls on prospective business clients. As the banks matured, their marketing emphasis switched to newspaper advertising, direct mail promotion and aggressive officer sales calling programs. More recently, Liberty's marketing mix has also included telemarketing and cable television advertising. As previously noted, SDN's key clients are assigned personal account officers who are primarily responsible for their various client relationships.

EFFECT OF GOVERNMENTAL POLICIES AND LEGISLATION

    GENERAL. Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by SDN on their deposits and their other borrowings and the interest rate received by SDN on loans extended to their customers and securities held in their respective portfolios comprise the major portion of SDN's earnings. These rates are highly sensitive to many factors that are beyond the control of SDN. Accordingly, the earnings and growth of SDN is subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

    Approximately 84% of SDN's loan portfolio at March 31, 1996 consisted of short-term leases and loans tied to a floating interest rate which changes at least annually (54% is tied to a daily floating prime rate). This loan portfolio mix enables SDN to adjust its yields quickly in a changing interest rate environment. SDN's assets are more sensitive to interest rate changes than its liabilities. This is partly because it has more noninterest-bearing liabilities (demand deposits and capital) than noninterest earning assets. Given these circumstances and absent other factors, declining market rates of interest will generally have a negative impact on SDN's net interest income, while rising interest rates will have a positive effect. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Interest Rate Sensitivity" herein.)

    The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the FRB. The FRB can and does implement national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by its control of the discount rates applicable to borrowings by depository institutions, and by adjusting the required level of reserves for financial institutions subject to its reserve requirements. The actions of the FRB in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. As demonstrated over the past year by the FRB's actions regarding interest rates, its policies have a significant effect on the operating results of commercial banks, and are expected to continue to do so in the future. The nature and impact of any future changes in monetary policies is not predictable.

    From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions frequently are made in Congress, in the California legislature and before various bank regulatory and other professional agencies. For example, legislation was introduced in Congress which would repeal the current statutory restrictions on affiliations between commercial banks and securities firms. Under the proposed legislation, bank holding companies would be allowed to control both a commercial bank and a securities affiliate, which could engage in the full range of investment banking activities, including corporate underwriting. The likelihood of any major legislative changes and the impact such changes might have on SDN are impossible to predict. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN" herein.)

    RELIANCE ON SBA PROGRAMS. As noted above, with the acquisition of Liberty in March 1996, a significant portion of SDN's business now consists of originating and servicing loans under the programs of the U.S. Small Business Administration. Significant cuts in SBA programs would likely have a material adverse impact on SDN.

    Various items of legislation were introduced in U.S. Congress in 1995 that would have curtailed or otherwise modified the SBA's programs to varying degrees, many of which were premised on the broad goal of federal government debt reduction. Ultimately, Congress passed and the President signed the Small Business Lending Enhancement Act of 1995 (the "Act"). The Act reduced the amount of the subsidy to borrowers inherent in the SBA's guaranty of loans under its various programs, thus causing the SBA to increase the fees it charges for its guarantee. (The actual payments by the SBA on its guaranties plus the cost of program administration have historically exceeded the aggregate guarantee fees collected by the SBA.) At the same time, however, by reducing the per-loan subsidy by an amount greater than the reduction in the SBA's budget, the Act sought to increase the total number and dollar amount of loans that the SBA would guarantee. While management has not discerned a material decrease in the number or quality of borrowers seeking SBA loans as a result of the increase in the guarantee fees charged to borrowers, it is possible that such a decrease will occur over the long term.

    In addition, while Congress' consideration of the SBA's programs and its passage of the Act in 1995 may suggest that the SBA is not likely to be discontinued in its entirety in the foreseeable future, to the extent that Congress and/or present or future Presidential Administrations make deficit reduction a priority, all federal programs, including the SBA loan programs, may face funding reductions.

EMPLOYEES

    Collectively, SDN, San Dieguito and Liberty employed 113 full-time equivalent individuals as of May 31, 1996. SDN has no employees of its own except its President, Robert P. Keller, who is also an employee of San Dieguito and its Treasurer and Chief Financial Officer, Curt A. Christianssen, who is also an employee of Liberty. Of the above-mentioned individuals, 20 were a Vice President (or above) of either San Dieguito or Liberty. These officers have been specifically recruited for their banking background and experience in working with small businesses and professionals.
 With the exception of a separate written employment contract entered into with Robert P. Keller, President and Chief Executive Officer of both SDN and San Dieguito, neither SDN nor San Dieguito is subject to a written employment contract with any employee. (See "DIRECTORS AND EXECUTIVE OFFICERS OF MANAGEMENT OF HOLDCO AND SDN -- Executive Compensation" herein.) The only employees of Liberty as to whom Liberty is subject to written employment contracts are Philip S. Inglee, President and Chief

Operating Officer; Richard I. Ganulin, Senior Executive Vice President and Credit Administrator; Curt A. Christianssen, Executive Vice President, Chief Financial Officer and Cashier (as well as Chief Financial Officer of SDN and San Dieguito); and Catherine C. Clampitt, Senior Vice President. SDN believes its and its operating banks' employee relations are excellent. None of SDN's, San Dieguito's or Liberty's employees is represented by a union or covered under a collective bargaining agreement.

PROPERTIES

    As national banks, San Dieguito and Liberty are precluded from engaging in real estate development activities other than as lenders. Each bank owns and leases properties for use as bank premises and otherwise owns real estate taken in foreclosure. In management's opinion, each bank has adequate insurance to cover its interest in its premises and other real estate owned.

    SAN DIEGUITO PREMISES. San Dieguito presently operates two full-service banking offices in San Diego County. Its principal market area is the northern coastal area of San Diego County. SDN maintains its office at the same location as San Dieguito's main and administration offices in Encinitas, California; it is possible, however, that SDN will move its headquarters office to the location of Liberty's main and administration offices in Huntington Beach, California in the foreseeable future.

    San Dieguito's main banking office and administration offices are located at 135 Saxony Road in Encinitas, California. This is a two-story, freestanding building that San Dieguito occupies pursuant to a 20-year, triple net lease which commenced March 1982, with an option to extend for an additional 10 years. Increases in rent will occur in May of 1997 as well as during the option period.

    San Dieguito's branch banking office at 675 Carlsbad Village Drive, Carlsbad, California, opened in December 1990. This office is a one-story, freestanding building that San Dieguito occupies pursuant to a 15-year lease with options to extend for two five-year periods. The rent increases 4.0% per year for each new lease year through December 2000, at which time rent will be adjusted to fair market rent as of that time, determined in accordance with procedures provided in the lease. Thereafter, the rent increases 4.0% per year from that new base through the remaining original term of the lease.

    In December 1995, San Dieguito renewed and amended the lease for its service center at 6354 Corte del Abeto, Suite F, Carlsbad, California. San Dieguito occupies the premises pursuant to a short-term lease expiring on August 31, 1996.

    LIBERTY PREMISES. Liberty's main banking office and administration offices occupy substantially all of the first floor and a portion of the fourth floor of the building located at One Pacific Plaza, 7777 Center Avenue, Huntington Beach, California. The lease of the first floor of the building, where Liberty's Head Office Branch and most of its administration offices are located, is for a term of 20 years commencing on October 1, 1981, with four consecutive renewal options of five years each. The lease for the fourth floor of the building is on a month-to-month basis.

    The base rent for the first floor of the building adjusts periodically to the fair market rental value of such premises commencing on the tenth anniversary of the lease. In addition, the base rent for the first floor of this building will be increased every three years during the lease by an amount equal to the lesser of: (i) 8.5% times the current base rent; or (ii) and amount equal to 75% of the percentage adjustment in the Consumer Price
Index.   The base rent for the fourth floor of the building is not subject to adjustment.

    Liberty owns the property at 34206 Doheny Park Road, Dana Point, at which its South Orange County branch is located. Office space of the building is 1,488 square feet.

    Liberty leases the property located at 17011 Beach Boulevard, Huntington Beach at which its Beach Boulevard branch is located. The lease is for a term of 62 months commencing on June 1, 1996 with two consecutive renewal options of five years each.

    Liberty also leases the office housing its Northern California LPO. That office is located at 12 Orinda Way, Orinda, California, which is leased on a month-to-month basis.

    EFFECTS OF ENVIRONMENTAL PROTECTION LAWS. SDN, to the best of its knowledge, is not aware of any facts relating to its properties or loan portfolio that reasonably indicate that compliance with federal, state or local provisions relating to the protection of the environment will have a material adverse effect on its capital expenditures, earnings and competitive position.

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No assurance can be given, however, that future facts, circumstances and developments relating to SDN's or its operating banks' obligations to comply with such environmental laws will not have a material adverse effect on the capital expenditures, earnings or competitive position of SDN.

LEGAL PROCEEDINGS

    SDN is from time to time subject to various legal actions which are deemed to be part of its normal course of business. Management, after consultation with legal counsel, believes that the ultimate liability, if any, arising from such actions will not have a material adverse affect on the financial condition or results of operations of SDN.

            SUPERVISION AND REGULATION OF HOLDCO AND SDN

OVERVIEW

    Holdco, SDN and the Operating Banks are subject to extensive regulation and supervision under various federal and state laws. SDN is and, upon completion of the CSB Acquisition, Holdco will be, a bank holding company subject to regulation and supervision by the FRB pursuant to the BHCA. Bank holding companies must file with the FRB an annual report and such additional reports as the FRB may require and are subject to periodic examinations by the FRB.

    Liberty and San Dieguito are national banks, having been chartered by the Office of the Comptroller of the Currency (the "OCC") under the National Bank Act, and therefore are subject to regulation, supervision and periodic examination by the OCC. CSB, as a California-chartered commercial bank that is not a member of the Federal Reserve System, is subject to regulation, supervision and periodic examination by the California State Banking Department (the "Banking Department") and the FDIC.

    Each Operating Bank's deposits are (and, upon consummation of the Transaction, will continue to be) insured by the FDIC to the maximum extent permitted by law, which is currently $100,000 per depositor in most cases. The deposits of San Dieguito and Liberty are insured under the FDIC's Bank Insurance Fund ("BIF"), while the deposits of CSB are insured under the FDIC's Savings Association Insurance Fund ("SAIF").

    The regulations of the FRB, the OCC, the FDIC and the Banking Department will govern most aspects of SDN's, Holdco's and the Operating Banks' business and operations, including, but not limited to, the scope of their respective businesses, investments, reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities. The Operating Banks are also subject to requirements and restrictions of various consumer laws and regulations.

    The federal and state banking agencies have broad enforcement powers over depository institutions, including the power to impose substantial fines and other civil and criminal penalties, to terminate deposit insurance, and to appoint a conservator or receiver under a variety of circumstances. The FRB also has broad enforcement powers over bank holding companies, including the power to impose substantial fines and other civil and criminal penalties.

    At the direction of the FDIC and the Banking Department, CSB's Board of Directors adopted a resolution in March 1996 requiring CSB to, among other things, (i) maintain a leverage capital ratio of at least 6.5%; (ii) reduce classified assets to prescribed amounts by specified dates; (iii) establish policies for identifying problem assets; (iv) increase CSB's allowance for loan losses and thereafter maintain its allowance at such levels determined to be adequate by its Board of Directors; and (v) periodically report on certain matters to the FDIC and the Banking Department until further notice from those regulators. (For discussions of capital ratios and other bases upon which banks are evaluated by banking regulators, see "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Capital Adequacy Requirements" and "-- Safety and Soundness Standards" herein.) Prior to the adoption of those resolutions, CSB had operated under a Memorandum of Understanding entered into with the FDIC and the Banking Department in 1994 that contained substantially similar requirements. The FDIC and the Banking Department have terminated their interests in the Memorandum of Understanding, conditioned on CSB's Board's adoption of the resolutions described above.

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    The following description of statutory and regulatory provisions and proposals, which is not intended to be a complete description of those provisions or their effects on Holdco, SDN or the Operating Banks, and is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

LIMITATIONS ON BANK HOLDING COMPANY ACTIVITIES

    With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the FRB before undertaking any of the following activities: (i) acquiring direct or indirect ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of any class of voting shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. The FRB will not approve any acquisition, merger or consolidation that would have a substantially anticompetitive result, unless the anticompetitive effects of the proposed transaction are clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The FRB also considers capital adequacy and other financial and managerial factors, as well as compliance with the Community Reinvestment Act of 1977 (the "CRA"), in reviewing proposed acquisitions or mergers. (See "SUPERVISION OF REGULATION OF HOLDCO AND SDN -- Consumer Protection Laws and Regulations -- The Community Reinvestment Act" herein.)

    With certain exceptions, the BHCA also prohibits a bank holding company from acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to those prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or of managing or controlling banks. In making that determination, the FRB considers whether the performance of such activities by a bank holding company can be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency, which can be expected to outweigh the risks of possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

    Furthermore, under the BHCA and certain regulations of the FRB, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. For example, in general, none of the Operating Banks may condition the extension of credit to a customer upon the customer obtaining other services from Holdco or any of its other subsidiaries, or upon the customer promising not to obtain services from a competitor.

REGULATORY RESTRICTIONS ON DISTRIBUTIONS TO SHAREHOLDERS

    STOCK REDEMPTIONS. Bank holding companies are required to give the FRB notice of any purchase or redemption of their outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. The FRB may disapprove such a purchase or redemption if it determines that the proposal would violate any law, regulation, FRB order, directive, or any condition imposed by, or written agreement with, the FRB. Bank holding companies whose capital ratios exceed the thresholds for "well capitalized" banks on a consolidated basis are exempt from the foregoing requirement if they were composite CAMEL-rated 1 or 2 in their most recent inspection and are not the subject of any unresolved supervisory issues.

    DIVIDENDS. FRB policies declare that a bank holding company should not pay cash dividends on its common stock unless its net income is sufficient to fund fully each dividend, and its prospective rate of earnings retention after the payment of such dividend appears consistent with its capital needs, asset quality and overall financial condition. Other policies forbid the payment by bank subsidiaries to their parent companies of management fees which are unreasonable in amount or exceed the fair market value of the services rendered.

    One of the principal sources of revenue for Holdco and SDN will be the dividends received from their respective subsidiary banks and other subsidiaries, if any, and interest earned on short-term investments and advances to subsidiaries. Federal law restricts the amount of dividends that national banks such as Liberty and San Dieguito may lawfully pay. In general, a national

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bank may not pay a dividend that would impair its capital.  In addition, a dividend may not be paid if the total of all dividends declared by a national bank in any calendar year is in excess of the current year's net profits combined with the retained net profits of the two preceding years (less any required transfers to surplus), unless the bank obtains the prior approval of the OCC. A dividend also may not be paid in excess of a bank's undivided profits then on hand, after deducting bad debts in excess of the reserve for loan losses. Under the more restrictive of those limitations, as of March 31, 1996, neither Liberty or SDN could have declared dividends.

    Under California law, CSB may only declare a cash dividend out of CSB's net profits up to the lesser of CSB's retained earnings or net income for the last three fiscal years (less any distributions to shareholders made during such period). In the event that CSB has no retained earnings or net income for the prior three fiscal years, cash dividends may be paid in an amount not exceeding the greatest of (i) net income for CSB's previous fiscal year, (ii) net income for CSB's current fiscal year or (iii) retained earnings of CSB, upon obtaining the prior approval of the Superintendent. Limitations on each Operating Bank's ability to pay dividends to its corporate parent may impact SDN's and Holdco's ability to meet obligations incurred by the respective holding companies.

    The payment of dividends on capital stock by Holdco and the Operating Banks may also be limited by other factors, including applicable regulatory capital requirements and broad enforcement powers of the federal regulatory agencies. Both the federal banking agencies and, in the case of a state-chartered bank, the Banking Department, have broad authority to prohibit a bank (or, where applicable, a bank holding company) from engaging in banking practices which the banking agency considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank or holding company in question and other factors, that the applicable regulator may assert that the payment of dividends or other payments by the bank or holding company is considered an unsafe or unsound banking practice and, therefore, implement corrective action to address such a practice.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized" for regulatory purposes.

    Those regulations and restrictions may limit Holdco's ability to obtain funds from the Operating Banks for its cash needs, including funds for payment of interest and operating expenses and dividends, if any.

TRANSACTIONS WITH AFFILIATES

    The Operating Banks are subject to restrictions under federal law which limit certain transactions by each of them with Holdco and its nonbanking subsidiaries, including extensions of credit, investments or asset purchases.
 Extensions of credit by any subsidiary bank with any one affiliate are limited in amount to 15% of such subsidiary bank's unimpaired capital and surplus or 25% of unimpaired capital and surplus if the extensions of credit are fully secured in accordance with applicable regulations. Federal law also provides that extensions of credit to affiliates must be made on substantially the same terms as, and following credit underwriting procedures that are no less stringent than, those prevailing at the time for comparable transactions involving other nonaffiliates, or, in the absence of comparable transactions, on terms and under circumstances, including credit standards, that in good faith would be offered to, or would apply to, affiliates. The purchase of low quality assets from affiliates is generally prohibited.

RESTRICTIONS ON CHANGES OF CONTROL

    Subject to certain limited exceptions, no company (as defined in the BHC
Act) or individual can acquire control of a bank holding company, such as Holdco, without the prior approval or non-disapproval, as the case may be, of the FRB. Prior approval of the FRB would be required for an acquisition of control of Holdco by a "company" as defined in the BHCA. In general, FRB regulations provide that "control" means the power to vote 25% or more of any class of voting stock, the power to control in any manner the election of a majority of the board of directors, or the power to exercise, directly or indirectly, a controlling influence over management or policies as determined by the FRB. As part of such acquisition, the company would be required to register as a bank holding company (if not already so registered) and have its business activities limited to those activities which the FRB determines to be so closely related to banking as to be a proper incident thereof. (See
 "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Limitations on Bank Holding Company Activities" herein.) FRB regulations also provide that there

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is a presumption that any company which owns less than 5% of any class of voting securities of a bank holding company does not have control over that company.

    Any individual (or group of individuals acting in concert) who intends to acquire control of a bank holding company, such as Holdco, generally must give 60 days prior notice to the FRB under regulations promulgated pursuant to the Change in Bank Control Act of 1978. Control for the purpose of those regulations is presumed to exist if, among other things, an individual owns, controls or has the power to vote 25% or more of a class of voting stock of the bank or bank holding company, or an individual owns, controls or has the power to vote 10% or more of a class of voting stock of the bank or bank company and (i) the company's shares are registered pursuant to Section 12 of the Exchange Act, or (ii) such person would be the largest shareholder of the institution. The statute and underlying regulations authorize the FRB to disapprove the proposed transaction based on the evaluation of certain specified factors, including, without limitation, competition, management and financial condition.

CROSS-GUARANTEE AND HOLDING COMPANY LIABILITY

    Any FDIC-insured depository institution may be liable for any loss incurred by the FDIC, or any loss which the FDIC reasonably anticipates incurring, in connection with the default of any commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any such institution in danger of default. Any obligation or liability owed by a subsidiary depository institution to its parent company is subordinate to the subsidiary institution's cross-guarantee liability. If any of Holdco's direct or indirect subsidiary banks were placed into conservatorship or receivership, because of the cross-guarantee provisions, Holdco would likely lose its investment in all of its subsidiary banks.

    The FDIC may provide federal assistance to a "troubled institution" without placing the institution into conservatorship or receivership. In such case, pre-existing debtholders and shareholders may be required to make substantial concessions and the FDIC may succeed to some or all of their interests.

    FRB policy requires bank holding companies to serve as a source of financial strength to their subsidiary banks by standing ready to use available resources to provide adequate capital funds to subsidiary banks during periods of financial stress or adversity.

    In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for a subsequent breach of such obligation will generally have priority over most other unsecured claims. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN --Prompt Corrective Action Provisions" herein.)

CAPITAL ADEQUACY REQUIREMENTS

    SDN and Holdco are subject to regulations of the FRB governing capital adequacy. The Operating Banks are subject to similar regulations of the OCC (in the case of San Dieguito and Liberty) and the FDIC (in the case of CSB). In each case, those regulations incorporate both risk-based and leverage capital requirements. As noted below, the federal banking agencies have proposed regulations which would impose additional capital requirements on banks and bank holding companies based on the market risk in foreign exchange and commodity activities and in the trading of debt and equity investments.

    Each of the federal regulators has established risk-based and leverage capital guidelines for the banks or bank holding companies it regulates, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital and "supplemental capital elements," or Tier 2 capital. Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain intangibles. The following items are defined as core capital elements: (i) common shareholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and
(iii) minority interests in the equity accounts of consolidated subsidiaries. Supplementary capital elements include: (i) allowance for loan and lease losses (but not more than 1.25% of an institution's risk weighted assets);
(ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt instruments; and (iv) term subordinated debt and intermediate-term preferred stock and related surplus. The maximum amount of supplemental capital elements which qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill.

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    Each of the Operating Banks is required to maintain a minimum ratio of qualifying total capital to total risk-weighted assets of 8.0%, at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets, and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance sheet items. Under the risk-based capital guidelines, the nominal dollar amounts of assets and credit-equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

    Banks that have received the highest composite regulatory CAMEL rating and are not anticipating or experiencing any significant growth must maintain a ratio of Tier 1 capital to adjusted total assets ("Leverage Capital Ratio") of at least 3.0%. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3.0% minimum, for a minimum of 4.0% to 5.0%.

    Recently adopted regulations by the federal banking agencies have revised the risk-based capital standards to take adequate account of concentrations of credit and the risks of non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type.
 Non-traditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

    Further, the banking agencies recently have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates.
 While interest risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners will consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management. The federal banking agencies recently considered adopting a uniform supervisory framework for all institutions to measure and assess each bank's exposure to interest rate risk and establish an explicit capital charge based on the assessed risk, but ultimately elected not to adopt such a uniform framework. Even without such a uniform framework, however, each Operating Bank's interest rate risk exposure is assessed by its primary federal regulator on an individualized basis, and it may be required by the regulator to hold additional capital for interest rate risk if it has a significant exposure to interest rate risk or a weak interest rate risk management process.

    In certain circumstances, a federal banking agency may determine that the capital ratios for a regulated bank must be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations.
 A bank which does not achieve and maintain the required capital levels may be issued a capital directive by the agency to ensure the maintenance of required capital levels. In addition, each of the Operating Banks is required to meet guidelines of the FDIC concerning maintenance of an adequate allowance for loan and lease losses.

PROMPT CORRECTIVE ACTION PROVISIONS

    FDICIA amended the Federal Deposit Insurance Act ("FDIA") to establish a format for closer monitoring of insured depository institutions and to enable prompt corrective action by regulators when an institution begins to experience difficulty. The general thrust of those provisions is to impose greater scrutiny and more restrictions on institutions as they have decreasing levels of capitalization. FDICIA establishes five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulations, a "well capitalized" institution has a ratio of total capital to total risk-weighted assets ("Total Risk-Based Capital Ratio") of at least 10.0%, a ratio of Tier 1 capital to total risk-weighted assets ("Tier 1 Risk-Based Capital Ratio") of at least 6.0%, a Leverage Capital Ratio of at least 5.0% and is not subject to any written order, agreement, or directive; an "adequately capitalized" institution has a Total Risk-Based Capital Ratio of at least 8.0%, a Tier 1 Risk-Based Capital Ratio of at least 4.0% and a Leverage Capital Ratio of at least 4.0% (3.0% or more if given the highest regulatory rating and not experiencing significant growth), but does not otherwise qualify as "well capitalized."

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An "undercapitalized" institution fails to meet one of the three minimum capital requirements for "adequately capitalized" banks. A "significantly undercapitalized" institution has a Total Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0% and/or a Leverage Capital Ratio of less than 3.0%. A "critically undercapitalized" institution has a ratio of tangible equity to assets of 2.0% or less. Under certain circumstances, a "well capitalized," "adequately capitalized" or "undercapitalized" institution may be required to comply with supervisory actions as if the institution was in the next lowest capital category.

    Undercapitalized depository institutions are subject to restrictions on borrowing from the FRB. In addition, undercapitalized depository institutions are subject to growth and activity limitations and are required to submit "acceptable" capital restoration plans. Such a plan will not be accepted unless, among other things, the depository institution's holding company, if any, guarantees the capital plan, up to an amount equal to the lesser of 5.0% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized and ultimately may be placed into conservatorship or receivership.

    Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized; more stringent requirements to reduce total assets; cessation of receipt of deposits from correspondent banks; further activity restrictions; prohibitions on dividends to the holding company; and requirements that the holding company divest its bank subsidiary, in certain instances. Subject to certain exceptions, critically undercapitalized depository institutions must have a conservator or receiver appointed for them within a certain period after becoming critically undercapitalized.

RISK MANAGEMENT

    Beginning in 1996, FRB examiners are instructed to assign a formal supervisory rating to the adequacy of an institution's risk management processes, including its internal controls. The five ratings are strong, satisfactory, fair, marginal and unsatisfactory. The specific rating of risk management and internal controls will be given significant weight when evaluating management under the bank (CAMEL) and bank holding company (BOPEC) rating systems.

SAFETY AND SOUNDNESS STANDARDS

    In February 1995, the federal banking agencies adopted final safety and soundness standards for all insured depository institutions. The standards, which were issued in the form of guidelines rather than regulations, relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit an acceptable compliance plan may result in enforcement proceedings. In addition, the agencies have reissued asset quality and earnings standards for public comment, as the Riegle Community Development and Regulatory Improvement Act of 1994 gave the agencies flexibility to issue broader standards and the agencies determined that the ratios previously proposed were too restrictive. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Recent and Proposed Legislation -- Riegle Community Development and Regulatory Improvement Act of 1994" herein.)

LIMITATIONS ON DEPOSIT TAKING

    FDICIA provides that a bank may not accept, renew or roll over brokered deposits unless (i) it is "well capitalized," or (ii) it is adequately capitalized and receives a waiver from the FDIC permitting it to accept brokered deposits paying an interest rate not in excess of 75 basis points over certain prevailing market rates. FDIC regulations define brokered deposits to include any deposit obtained, directly or indirectly, from any person engaged in the business of placing deposits with, or selling interests in deposits of, an insured depository institution, as well as any deposit obtained by a depository institution that is not "well capitalized" for regulatory purposes by offering rates significantly higher (generally more than 75 basis points) than the prevailing interest rates offered by depository institutions in such institution's normal market area. In addition, FDICIA provides that

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institutions which are ineligible to accept brokered deposits are ineligible for pass-through deposit insurance or employee benefit plan deposits.

PREMIUMS FOR DEPOSIT INSURANCE

    The FDIC has adopted final regulations implementing a risk-based premium system, as required by federal law. Under the regulations, insured depository institutions are required to pay insurance premiums depending on their risk classification. Under the FDIC's risk-based insurance system, institutions insured by BIF, such as San Dieguito and Liberty, currently subject to premiums of between 0 to 27 cents per $100 of deposits. Institutions insured by SAIF, such as CSB, pay premiums on a risk-related basis of 23 cents per $100 to 31 cents per $100.

    To arrive at a risk-based assessment for each depository institution, the FDIC places it in one of nine risk categories using a two-step process based first on capital ratios and then on relevant supervisory information. Each institution is assigned to one of three capital categories: "well capitalized," "adequately capitalized," or "undercapitalized." A well capitalized institution is one that has a Total Risk-Based Capital Ratio of at least 10.0%, a Tier 1 Risk-Based Capital Ratio of at least 6.0% and a Leverage Capital Ratio of at least 5.0%. An adequately capitalized institution has at least an Total Risk-Based Capital Ratio of at least 8.0%, a Tier 1 Risk-Based Capital Ratio of at least 4.0% and a Leverage Capital Ratio of at least 4.0%. An undercapitalized institution is one that does not meet either of the above definitions. The FDIC also assigns each institution to one of three supervisory subgroups based on an evaluation of the risk posed by the institution (group "A" institutions being perceived to present the least risk and group "C" institutions being perceived to present the greatest risk). The FDIC makes this evaluation based on reviews by the institution's primary federal or state regulator, statistical analyses of financial statements, and other information relevant to gauging the risk posed by the institution. Those supervisory evaluations modify premium rates within each of the three capital groups, resulting in a matrix of nine separate assessment categories.

    The deposit assessment matrix for BIF-insured depository institutions, such as Liberty and San Dieguito, is as follows (in cents of $100 of deposits):

                                                SUPERVISORY SUBGROUP
                                           ----------------------------
                                             A            B          C
                                           -----         ---        ---
    MEETS NUMERICAL STANDARDS FOR:
    Well capitalized . . . . . . . . . .    0(1)          3          17
    Adequately capitalized . . . . . . .    3            10          24
    Undercapitalized . . . . . . . . . .   10            24          27



  The deposit assessment matrix for SAIF-insured depository institutions, such as CSB, is as follows (in cents of $100 of deposits):

                                                SUPERVISORY SUBGROUP
                                           -----------------------------
                                             A            B          C
                                           -----         ----       ----
    MEETS NUMERICAL STANDARDS FOR:
    Well capitalized . . . . . . . . . .     23           26         29
    Adequately capitalized . . . . . . .     26           29         30
    Undercapitalized . . . . . . . . . .     29           30         31

  For purposes of the assessments of FDIC insurance premiums that will be paid during the second half of 1996, which will be based on capital levels as of December 31, 1995, each of San Dieguito, Liberty and CSB was "well capitalized". FDIC regulations prohibit disclosure of the "supervisory subgroup" to which an insured institution is assigned. The insurance assessments paid during the three months ended March 31, 1996 (which were based on capital levels as of June 30, 1995) were $37,000, $5,000 and $117,000, respectively, for San Dieguito, Liberty and CSB.

- -------------------
(1) Subject to a statutory minimum annual assesment of $2,000.

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

  During both 1995 and 1996, various proposals have been made in Congress that would impose a one-time charge on SAIF-insured institutions in order to recapitalize SAIF. In general, such proposal also would reduce the disparity between the BIF and SAIF assessment rates. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Recent Legislation and Proposals -- SAIF Recapitalization Proposals" herein.)

Consumer Protection Laws and Regulations

     The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and their implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to monitor carefully compliance with various consumer protection laws and their implementing regulations. Each of the Operating Banks is subject to many federal consumer protection statutes and regulations including, but not limited to, the Community Reinvestment Act (the "CRA"), the Truth in Lending Act (the "TILA"), the Fair Housing Act (the "FH Act"), the Equal Credit Opportunity Act (the "ECOA"), the Real Estate Settlement Procedures Act ("RESPA"), and the Home Mortgage Disclosure Act (the "HMDA"). Due to heightened regulatory concern related to compliance with the CRA, TILA, FH Act, ECOA and HMDA generally, the Operating Banks may incur additional compliance costs or be required to expend additional funds for investments in its local community.

  The Community Reinvestment Act. The CRA, enacted into law in 1977, is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations.

  In April 1995, the agencies adopted new, interagency regulations implementing CRA. The 1995 final rule changed the objective criteria for evaluation. The final rule seeks to take into account the unique characteristics and needs of each institution's community, as well as the capacity and relevant constraints upon institutions for meeting the credit needs of the assessment area. The evaluations can be completed under a small institution performance standard for those institutions whose total assets are $250 million or under. Large institution performance criteria covers all institutions with assets of $250 million or more and for multiple-bank holding companies with total bank and thrift assets in excess of $1 billion. There are also performance criteria for wholesale, limited purpose institutions.

  The agencies use the CRA assessment factors in order to provide a rating to the financial institution. The ratings range from a high of "outstanding" to a low of "substantial noncompliance". Each Operating Bank was last examined for CRA compliance by its primary regulator within the past 12 months and received a "satisfactory" CRA Assessment Rating.

  The Equal Credit Opportunity Act. The ECOA, enacted into law in 1974, prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In addition to prohibiting outright discrimination on any of the impermissible bases listed above, an effects test has been applied to determine whether a violation of the ECOA has occurred. This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable -- even when there is no intent to discriminate. In addition to actual damages, the ECOA provides for punitive damages of up to $10,000 in individual lawsuits and up to the lesser of $500,000 or 1.0% of the creditor's net worth in class action suits. Successful complainants may also be entitled to an award of court costs and attorneys' fees.

  The Fair Housing Act. The FH Act, enacted into law in 1968, regulates many practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are: declining a loan for the purposes of racial discrimination; making excessively low appraisals of property based on racial considerations; pressuring, discouraging, or denying applications for credit on a prohibited basis; using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants;

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imposing on minority loan applicants more onerous interest rates or other terms, conditions, or requirements; and racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

  The FH Act provides that aggrieved persons may sue anyone who they believe has discriminated against them. The FH Act provides that the Attorney General of the United States may sue for an injunction against any pattern or practice that denies civil rights granted by the FH Act. The FH Act allows a person to file a discrimination complaint with the Department of Housing and Urban Development ("HUD"). Penalties for violation of the FH Act include actual damages suffered by the aggrieved person and injunctive or other equitable relief. The courts also may assess civil penalties.

  The Truth in Lending Act. The TILA, enacted into law in 1968, is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total of payments and the payment schedule.

  Under certain circumstances involving extensions of credit secured by the borrower's principal dwelling, the TILA and FRB Regulation Z provide a right of rescission. The consumer cannot be required to pay any amount in the form of money or property either to the creditor or to a third party as a part of the transaction in which a consumer exercises the right of rescission. Any amount of this nature already paid by the consumer must be refunded. Such amounts include finance charges already accrued and paid, as well as other charges such as application and commitment fees or fees for a title search or appraisal.

  The TILA requirements are complex, however, and even inadvertent non-compliance could result in civil liability or the extension of the rescission period for a mortgage loan for up to three years from the date the loan was made. Recently, a significant number of individual claims and purported consumer class action claims have been commenced against a number of financial institutions, their subsidiaries, and other mortgage lending companies, seeking civil statutory and actual damages and rescission under the TILA, as well as remedies for alleged violations of various state unfair trade practices acts and restitution or unjust enrichment with respect to mortgage loan transactions.

  The Home Mortgage Disclosure Act. The HMDA, enacted into law in 1975, grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of the HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. The HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. The HMDA requires institutions to report data regarding applications for one-to-four family loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of such types of loans. Federal bank regulators rely, in part, upon data provided under the HMDA to determine whether depository institutions engage in discriminatory lending practices.

  Compliance with the HMDA and implementing regulations is enforced by the appropriate federal banking agency, or in some cases, by HUD. Administrative sanctions, including civil money penalties, may be imposed by supervisory agencies for violations. The HMDA requires depository institutions to compile and disclose certain information with respect to mortgage loans, including the census tract, income level, racial characteristics and gender of the borrower or potential borrower. In addition, the HMDA data may have a material effect on the regulators' assessment of an institution, particularly in connection with an institution's application to enter into a merger or to acquire one or more branches.

  The Real Estate Settlement Procedures Act. RESPA, enacted into law in 1974, requires lenders to provide borrowers with disclosures regarding the nature and cost of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts. Violations of RESPA may result in imposition of the following penalties: (1) civil liability equal to three times the amount of any charge paid for the settlement services; (2) the possibility that court costs and attorneys' fees can be recovered; and (3) a fine of not more than $10,000 or imprisonment for not more than one year, or both. Recently, a significant number of individual claims and purported consumer class action claims have been commenced against a number of financial institutions, their subsidiaries, and other mortgage lending companies alleging violations of RESPA's escrow account rules and seeking civil damages, court costs, and attorneys' fees.

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

Certain Other Aspects of Federal and State Law

  Each Operating Bank is also subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider transactions, management interlocks, loan interest rate limitations, electronic funds transfers, funds availability, and truth-in-savings disclosures.

Federal Securities Laws

  SDN is, and after the Transaction Holdco will be, obligated to file periodic reports with the Securities and Exchange Commission pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Recent and Proposed Legislation

  Federal and state laws applicable to financial institutions have undergone significant changes in recent years. The most significant recent federal legislative enactments are the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 and the Riegle Community Development and Regulatory Improvement Act of 1994, which are discussed below. In addition, several items of legislation are pending before the United States Congress that would, among other things, impose a one-time charge on depositary institutions, such as CSB, whose deposits are insured by SAIF, and enable some or all depository institutions to engage in businesses (such as securities underwriting and insurance) from which such institutions are now substantially or wholly barred. Some of those businesses entail risks that are different from, and potentially greater than, the risks to which banks have traditionally been subject. Other legislation which has been or may be proposed to the Congress or the California Legislature and regulations which may be proposed by the FRB, the OCC, the FDIC and the Banking Department may affect the business of SDN, Holdco and one or more of the Operating Banks.
It cannot be predicted whether any pending or proposed legislation or regulations will be adopted or the effect such legislation or regulations may have upon the business of SDN, Holdco or one or more of the Operating Banks; however, because of the significance of its impact on CSB and manner in which it is addressed under the Reorganization Agreement, the proposals to impose a one-time charge on SAIF-insured institutions are discussed collectively and in general terms below.

  Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994.

  On September 29, 1994, President Clinton signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"). The Interstate Banking Act regulates the interstate activities of banks and bank holding companies and establishes a framework for nationwide interstate banking and branching. The most salient features of the Interstate Banking Act are set forth below.

  Interstate Bank Mergers. Commencing June 1, 1997, a bank in one state generally will be permitted to merge with a bank located in another state without the need for explicit state law authorization. However, states can prohibit interstate mergers involving state banks they have chartered, or national banks having a main office in such state, if they "opt-out" of this portion of the federal legislation (i.e., enact state legislation that prohibits merger transactions involving out-of-state banks) prior to June 1, 1997. Such state legislation must apply equally to all out-of-state banks. Alternatively, interstate bank mergers can be approved under the Interstate Banking Act prior to June 1, 1997, if the home state of each bank involved in the subject transaction has enacted legislation prior to the time of such approval that expressly permits the interstate merger and such legislation applies equally to all out-of-state banks.

  Bank Holding Company Acquisitions. Commencing September 29, 1995, bank holding companies were permitted to acquire banks located in any state, provided that the bank holding company is both adequately capitalized and adequately managed. This new law is subject to two exceptions: first, any state may still prohibit bank holding companies from acquiring a bank which is less than five years old; and second, no interstate acquisition can be consummated by a bank holding company if the acquiror would control more then 10.0% of the deposits held by insured depository institutions nationwide or 30.0% percent or more of the deposits held by insured depository institutions in any state in which the target bank has branches.

  De Novo Branching. A bank may establish and operate de novo branches in any state in which the bank does not maintain a branch if that state has enacted legislation to expressly permit all out-of-state banks to establish branches in that state.

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

  Other Provisions. Among other things, the Interstate Banking Act amends the Community Reinvestment Act to require that in the event a bank has interstate branches, the appropriate federal banking regulatory agency must prepare for such institution a written evaluation of (i) the bank's record of performance; and (ii) the bank's performance in each applicable state. Commencing June 1, 1997, interstate branches will be prohibited from being used as deposit production offices; foreign banks will be permitted to establish branches in any state other than its home state to the same extent that a bank chartered by the foreign bank's home state may establish such branches; and certain procedural safeguards have been imposed upon the OCC prior to preempting state laws regarding community reinvestment, consumer production, fair lending and establishment of interstate branches, whether or not related to interstate branching. It is impossible to ascertain at this time with any degree of certainty what impact the Interstate Banking Act will have on the banking industry in general or the Operating Banks in particular.

  Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995.

  On September 28, 1995, California Governor Pete Wilson signed into law the Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995 (the "Caldera Weggeland Act"). The Caldera Weggeland Act, which became effective on October 2, 1995, is designed to implement important provisions of the Interstate Banking Act (see "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Recent and Proposed Legislation -- The Riegle Neal Interstate Banking and Branching Act of 1994" herein) and repeal or modify provisions of the California Financial Code which are obsolete or impose undue regulatory burdens. A summary of the most significant provisions of the Caldera Weggeland Act is set forth below.

  Repeal of the California Interstate Banking Act of 1986. The California Interstate (National) Banking Act of 1986 (the "1986 Act"), which was adopted to permit and regulate interstate banking in California, was largely preempted by the Interstate Banking Act. Consequently, the Caldera Weggeland Act repealed the 1986 Act in its entirety. Under the 1986 Act, among other things, an out-of-state bank holding company was not permitted to establish a de novo California bank except for the purpose of taking over the deposits of a closed bank. The repeal of the 1986 Act eliminates this restriction.

  Interstate Banking. The Interstate Banking Act provides that bank holding companies are permitted to acquire banks located in any state so long as the bank holding company is both adequately capitalized and adequately managed (subject to certain minimum age requirements of the target bank) and, provided that, if the acquisition would result in a deposit concentration in excess of 30.0% in the state in which the target bank has branches, the responsible federal banking agency may not approve such acquisition unless, among other alternatives, the acquisition is approved by the state bank supervisor of that state. The Caldera Weggeland Act authorizes the California Superintendent of Banks (the "Superintendent") to approve such an interstate acquisition if the Superintendent finds that the transaction is consistent with public convenience and advantage in California.

  Interstate Branching. Effective June 1, 1997, the Interstate Banking Act permits a bank, which is located in one state (the "home state") and which does not already have a branch office in a second state (the "host state"), to establish a branch office in the host state through acquisition by merging with a bank located in the host state. The Interstate Banking Act also permits each state to either "opt-out" from this legislation, i.e., prohibit all interstate mergers, or "opt-in-early," i.e., enact a law authorizing interstate branching in advance of the June 1, 1997 effective date of the Interstate Banking Act. Additionally, the Interstate Banking Act permits a host state to authorize interstate entry by acquisition of a branch office of a host state bank or by establishment of a de novo branch office in the host state.

  By means of the Caldera Weggeland Act, the State of California has elected to "opt-in-early" to interstate branching by permitting a foreign (other state) bank to acquire an entire California bank by merger or purchase and thereby establish one or more California branch offices. The Caldera Weggeland Act expressly prohibits a foreign (other state) bank which does not already have a California branch office from (i) purchasing a branch office of a California bank (as opposed to the entire bank) and thereby establishing a California branch office or (ii) establishing a California branch office on a de novo basis.

  Agency. The Caldera Weggeland Act permits California state banks, with the approval of the Superintendent, to establish agency relationships with FDIC-insured banks and savings associations. While the Interstate Banking Act authorizes agency relationships only between subsidiaries of a bank holding company, the Caldera Weggeland Act is more expansive in that it permits California state banks to establish agency relationships with both affiliated and unaffiliated depository institutions. Additionally, the list of authorized agency activities was expanded by this California statute to include, in addition to the activities listed in the Interstate Banking Act, evaluating loan applications and disbursing loan funds. The general law

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

on agency applies to these relationships and the Superintendent is authorized to promulgate regulations for the supervision of such activities.

  The changes effected by Interstate Banking Act and Caldera Weggeland Act may increase the competitive environment in which any of the Operating Banks operates in the event that out-of-state financial institutions directly or indirectly enter any of the Operating Banks' market areas. It is expected that the Interstate Banking Act will accelerate the consolidation of the banking industry as a number of the largest bank holding companies attempt to expand into different parts of the country that were previously restricted. However, at this time, it is not possible to predict what specific impact, if any, the Interstate Banking Act and the Caldera Weggeland Act will have on SDN, Holdco or the Operating Banks, the competitive environment in which each of them operates, or the impact on any of them of any regulations to be proposed under the Interstate Banking Act and Caldera Weggeland Act.

  Riegle Community Development and Regulatory Improvement Act of 1994.

  On September 23, 1994, President Clinton signed into law the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act provides regulatory relief for both large and small banks by, among other things, reducing the burden of regulatory examinations, streamlining bank holding company procedures and establishing a formal regulatory appeals process. The Regulatory Improvement Act also addresses a variety of other topics, including, but not limited to, mortgage loan settlement procedures, call reports, insider lending, money laundering, currency transaction reports, management interlocks, foreign accounts, mortgage servicing and credit card receivables. Although the Regulatory Improvement Act should reduce the regulatory burden currently imposed on banks, it is not possible to ascertain the precise effect its various provisions will have on Holdco, SDN or the Operating Banks.

  SAIF Recapitalization Proposals. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") established two deposit insurance funds administered by the FDIC -- the Bank Insurance Fund ("BIF") to replace the then-existing FDIC Permanent Insurance Fund, and the Savings Association Insurance Fund ("SAIF") to replace the Federal Savings and Loan Insurance Corporation Insurance Fund. With very limited exceptions, institutions cannot transfer from one insurance fund to the other. The deposits of Liberty and San Dieguito are insured by BIF; the deposits of CSB are insured by SAIF.

  Under FIRREA, the premium assessments made on insured institutions for deposit insurance were increased, with rates set separately for institutions insured under each fund, subject to statutory restrictions. FIRREA also specified a "designated reserve ratio" of 1.25% of insured deposits for each fund (measured independently of one another), and fixed a minimum assessment that the FDIC must charge institutions insured by the applicable fund until the actual reserve ratio in that fund is raised to 1.25%.
  The BIF achieved the designated reserve ratio in mid-1995, and institutions whose deposits are insured by BIF have paid dramatically reduced deposit insurance assessments since that time. Unless steps are taken to recapitalize SAIF, SAIF is not expected to achieve the designated reserve ratio until approximately 2002. As a consequence, if no such recapitalization is undertaken, SAIF-insured institutions will pay higher insurance assessments than BIF-insured institutions until that time, placing SAIF-insured institutions at a competitive disadvantage.

  During both 1995 and 1996, various proposals have been made in Congress that would (i) impose a one-time charge on SAIF-insured institutions in order to recapitalize SAIF and (ii) thereafter merge BIF and SAIF into a single fund, allowing all institutions to be subject to the same assessment schedule. One such proposal was passed by Congress during 1995 as part of the Balanced Budget Act of 1995 (the "Budget Act Proposal"). The Budget Act Proposal failed to become law when the Balanced Budget Act of 1995 was vetoed by President Clinton. In relevant part, the Budget Act Proposal would have charged each such SAIF-insured institution a one-time assessment, estimated to be 0.85%, on the deposits held by that institution as of March 31, 1995. For CSB, that charge would have equaled approximately $1.2 million ($707,600 on an after-tax basis).

  Similar proposals have been made during the 1996 session of Congress and, at least in concept, appear to have bipartisan support. Other aspects of the legislation with which those proposals have been introduced are more controversial, however, making it uncertain whether any such recapitalization proposal will be enacted into law within the foreseeable future, if at all. It is anticipated that any such proposal, if passed, would impose a significant one-time charge on CSB, but would also substantially reduce CSB's annual assessment for deposit insurance for future periods.

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  With the passage of time, the regular assessments paid into SAIF by insured institutions tend to increase its reserve ratio. At the same time, certain institutions have begun taking concerted efforts to move SAIF-insured deposits into their BIF-insured affiliates, thereby reducing the deposit base against which assessments (including any special recapitalization assessment) are charged and reducing the total assessments collected by the FDIC for addition to SAIF's reserves. CSB's own insured deposits have increased by approximately 27.3% since the March 31, 1995 measurement date used in the Budget Act Proposal. For all of these reasons, it is not possible to predict whether the recapitalization assessment which would be levied on CSB under any proposal that may be enacted would be more or less than the assessment that would have been levied under the Budget Act Proposal.

                          TAXATION OF SDN AND HOLDCO

General

  SDN files a consolidated federal income tax return and a combined California franchise tax return with its subsidiaries. Holdco will similarly file on a consolidated basis for federal purposes and on a combined basis for California purposes after the Closing Date. Income taxes are provided for on
a separate-company basis.   A tax-sharing policy is currently in effect for
SDN and San Dieguito setting out the basis for allocating tax benefits in the event one or more of the companies has a tax loss. It is anticipated that, after the Closing Date, such tax-sharing policy will be amended, or a new tax sharing policy or agreement will be adopted, to include Holdco, SDN and each of the Operating Banks as parties thereto.

  For financial accounting purposes, income taxes are provided for on substantially all income and expense items included in earnings, regardless of the period in which such items are recognized for tax purposes. Under this approach, deferred tax assets and liabilities representing the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities are recognized currently. A valuation allowance is provided against deferred tax assets when their realization is not considered "more likely than not."

  The following are some of the more significant federal and California income tax provisions affecting commercial banks and their holding companies.
 This discussion does not purport to be complete, and there exist other provisions that may, in light of the actual future operations and assets of SDN, Holdco and the Operating Banks, prove to be as significant or more significant than those summarized here.

Federal Tax Laws

  Corporate Tax Rates; Alternative Minimum Tax. The federal corporate tax rate is 34% for up to $10 million of taxable income, and 35% for taxable income over $10 million. The 1% differential is phased out between $15 million and approximately $18.3 million so that corporations with over approximately $18.3 million of taxable income are taxed at a flat rate of 35%. In addition, a corporation will be subject to an alternative minimum tax ("AMT") to the extent its "tentative minimum tax" exceeds its regular tax liability. Significantly, a corporation's ability to use net operating losses is limited for AMT purposes, with the result that a corporation with current year taxable income will almost always pay some tax.

  Bad Debt Deduction. A bank with average adjusted bases of all assets exceeding $500 million, or which is a member of a parent-subsidiary controlled group which meets such test (a "large bank"), is required to compute its bad debt deduction using the specific charge-off method. Under the method required of large banks, a deduction is taken at the time the debt becomes partially or wholly impaired. While none of the Operating Banks is currently a "large bank" under the foregoing definition, and none will be a "large bank" immediately after the Closing Date, it is possible that all of the Operating Banks will become large banks within the foreseeable future following the Closing Date. A bank not meeting the definition of a large bank may use either the specific charge-off method or the "experience" reserve method, under which the addition to bad debt reserve is based on the bank's actual loss experience for the current year and five preceding years. The U.S. Treasury has promulgated regulations which permit a bank to elect to establish a conclusive presumption that a debt is worthless, based on applying a single set of standards for both regulatory and tax accounting purposes.

  Interest Incurred for Tax-Exempt Obligations. Generally, taxpayers are not allowed to deduct interest on indebtedness incurred to purchase or carry tax-exempt obligations. This rule applies to a bank, to the extent of its interest expense that is allocable to tax-exempt obligations acquired after
August 7, 1986.   However, interest expense incurred to carry

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"qualified tax-exempt obligations," which include any tax-exempt obligation that (a) is not a private activity bond and (b) is issued after August 7, 1986 by an issuer that reasonably anticipates it will issue not more than $10 million of tax-exempt obligations (other than certain private activity bonds) during the calendar year is deductible, although it is subject to a 20% disallowance under special rules applicable to financial institutions.

  Net Operating Losses. Generally, a bank or bank holding company is permitted to carry a net operating loss ("NOL") back to the prior three tax years and forward to the succeeding 15 tax years. Prior to the 1995 Recapitalization, SDN had a substantial federal NOL carryforward available to offset income earned in future periods. As expected, the sale of SDN Common Stock in the 1995 Recapitalization resulted in an "ownership change" for federal income tax purposes under Section 382 of the Internal Revenue Code, which substantially limits SDN's ability to utilize that NOL against future income and can result in higher tax costs during future periods than would have been incurred had the sale of that stock not taken place. (See "SDN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RESULTS OF OPERATIONS -- Provision for Income Taxes" herein.)

  Amortization of Intangible Assets Including Bank Deposit Base. Prior to the Revenue Reconciliation Act of 1993 (the "1993 Act"), there was considerable controversy regarding the amortization (depreciation) of certain intangible assets, such as customer lists and similar items. The 1993 Act clarifies that certain intangible property acquired by a taxpayer must be amortized over a 15-year period. For this purpose, acquired assets required to be amortized include goodwill and the deposit base or any similar asset acquired by a financial institution (such as checking and savings accounts, escrow accounts and similar items).

  Mark-to-Market Rules. The 1993 Act introduced certain "mark-to-market" tax accounting rules for "dealers in securities." Under these rules, certain "securities" held at the close of a taxable year must be marked to fair market value, and the unrealized gain or loss inherent in the security must be recognized in that year for federal income tax purposes. Under the definition of a "dealer," a bank or financial institution that regularly purchases and sells loans may be subject to the new rules.

  Certain securities are excepted from the mark-to-market rules provided the taxpayer timely complies with specified identification rules. The principal exceptions affecting banks are for (i) any security held for investment and
(ii) any note, bond, or other evidence of indebtedness acquired or originated in the ordinary course of business and which is not held for sale. If a taxpayer timely and properly identifies loans and securities as being excepted from the mark-to-market rules, these loans and securities will not be subject to these rules.

California Tax Laws

  Corporate Tax Rates; Alternative Minimum Tax. A commercial bank is subject to the California franchise tax at a special bank tax rate based on the general corporate (non-financial) rate plus 2%. The rate for calendar income year 1995 was 11.3%. Any income allocable to a bank's holding company is taxed at the general corporate rate, currently 9.3%. The applicable tax rate is higher than that applied to general corporations because it includes an amount "in lieu" of many other state and local taxes and license fees payable by such corporations but generally not payable by banks and financial corporations. California has also adopted an alternative minimum tax, based on the federal AMT with certain modifications.

  Bad Debt Deduction. California permits a bank to compute its deduction for bad debt losses either under the specific charge-off method or under the experience reserve method.

  Net Operating Losses. California has incorporated the federal NOL provisions, subject to significant modifications for most corporations. First, NOLs arising in income years beginning before 1987 are disregarded. Second, no carryback is permitted, and for most corporations NOLs may be carried forward only five years. Third, in most cases, only 50% of the NOL for any income year may be carried forward. Fourth, NOL carryover deductions were suspended for income years beginning in calendar years 1991 and 1992, although the carryover period was extended by one year for losses sustained in income years beginning in 1991 and by two years for losses sustained in income years beginning before 1991. The special federal NOL rules regarding bad debt losses of commercial banks do not apply for California purposes.

  Amortization of Intangible Assets Including Bank Deposit Base. In 1994, California enacted legislation conforming to the federal tax treatment of amortization of intangibles and goodwill, with certain modifications.

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

  Market-to-Market Rules. California has recently ruled that the federal mark-to-market rules may be applied at the discretion of the taxpayer. If the taxpayer chooses to apply those rules, it must do so in a manner consistent with the manner in which those rules were applied on its federal tax return.
  The various laws discussed herein contain other provisions that could have a significant impact on the banking industry. In addition, there are tax proposals currently pending before Congress which could have an impact on the banking industry. As of the date of this Information Statement/Prospectus, it is uncertain whether these bills will be enacted and what impact those bills will have on the Operating Banks, SDN or Holdco.

                         DESCRIPTION OF HOLDCO SECURITIES

General

  The following summary of the terms of the Holdco Common Stock does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of the Holdco's Certificate of Incorporation, a copy of which will be provided upon request. Prior to the Closing of the Transaction, the SDN Certificate of Incorporation will be substantially identical to the Holdco Certificate of Incorporation. Therefore, the following summary applies equally to the SDN Common Stock.

  Upon the consummation of the Transaction, Holdco's Certificate of Incorporation will authorize, and SDN's Certificate of Incorporation currently authorizes, the issuance of up to 12,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Holdco's board of directors will have the power to issue from time to time additional shares of Common Stock or Preferred Stock authorized by the Certificate of Incorporation without obtaining approval of Holdco's shareholders. The rights, qualifications, limitations and restrictions on the Preferred Stock (or of each series of Preferred Stock, if issued in more than one series) issued by Holdco will be determined by Holdco's board of directors at the time of the issuance, and may include, among other things, rights in liquidation, rights to participating dividends, voting rights and rights to convert to Holdco Common Stock. The capital stock of Holdco will represent, and the capital stock of SDN now represents, withdrawable capital, is not an account of an insurable type and is not insured by the FDIC or any other government agency.

Common Stock

  Dividends. Holdco may pay dividends as declared from time to time by its board of directors out of funds legally available therefor. With certain exceptions, a Delaware corporation (such as Holdco) may pay dividends only out of (i) its surplus (as defined under Delaware law), or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Regulatory Restrictions on Distributions to Shareholders -- Dividends" herein for a discussion of certain regulatory restrictions on the payment of dividends.)

  Voting Rights. Except as may be provided with respect to any Preferred Stock that may hereafter be issued, the holders of the Holdco Common Stock will possess exclusive voting rights. Each holder of Holdco Common Stock will be entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders will not be permitted to cumulate votes in elections of directors.

  Liquidation. Subject to any prior rights that may be granted to the holders of any shares of Preferred Stock that may be outstanding as of the applicable time, in the event of any liquidation, dissolution or winding up of Holdco, the holders of the Holdco Common Stock would be entitled to receive, after payment of all debts and liabilities of Holdco (including all deposit accounts and accrued interest thereon), all assets of Holdco that are available for distribution.

  Preemptive Rights. Holders of the Holdco Common Stock will not have any preemptive rights with respect to any shares which may be issued by Holdco at any time after the Closing. Holdco may therefore sell shares of its capital stock without first offering them to its then shareholders.

  Special Shareholders' Meetings. Special meetings of the shareholders may be called at any time by the board of directors, the Chief Executive Officer or the Chairman of the Board and shall be called by the Chief Executive Officer or the Secretary upon the written request of the holders of 10.0% of the outstanding shares of Holdco capital stock entitled to notice thereof.

                         MARKET FOR SDN COMMON STOCK AND
                     HOLDCO COMMON STOCK AND DIVIDEND POLICY

  No active market currently exists for the SDN Common Stock. While SDN has approximately 400 shareholders of record as of the date of this Information Statement/Prospectus, less than 1.5% of the SDN Common Stock is held by persons other than Dartmouth Capital Group or investors in Dartmouth Capital Group. The SDN Common Stock is not listed on any exchange, is not quoted on NASDAQ, and is infrequently traded in the over-the-counter market. While SDN's management has received certain inquiries regarding purchases of SDN Common Stock by unrelated persons, the last trade in SDN Common Stock known to management is [a transfer of 1,575 shares on December 10, 1992.] A long-term goal of SDN's management is to increase the trading market in its, and after the Closing Date, Holdco's, common stock. However, there can be no assurance that such a trading market will develop.

  SDN has never paid cash dividends on its capital stock. It is not expected that Holdco will pay cash dividends at any time within the foreseeable future following the Transaction. Holdco's legal ability to pay dividends to shareholders is further restricted by limitations on the ability of the Operating Banks to transfer funds to Holdco sufficient to provide Holdco cash to pay such dividends. (See "SUPERVISION AND REGULATION OF HOLDCO AND SDN -- Regulatory Restrictions on Distributions to Shareholders -- Dividends" herein.)

                  DIRECTORS AND EXECUTIVE OFFICERS OF HOLDCO AND SDN

Directors and Executive Officers of Holdco and SDN

  Each of the current directors of SDN will be a director of Holdco as of and following the Closing. In addition, the Reorganization Agreement provides that Peter H. Paulsen, the Chairman and principal shareholder of CSB, will become a director of SDN immediately prior to the Transaction, and that he will thereby become a director of Holdco upon the consummation of the SDN Merger. As of the date of this Information Statement/Prospectus, the directors and executive officers of SDN are:

Name                       Age            Position
- ----                       ---            ---------
Edward A. Fox               60            Director
Charles E. Hugel            68            Director
Robert P. Keller            58            Director, President and
                                          Chief Executive Officer
K. Thomas Kemp              55            Director
Jefferson W. Kirby          34            Director
Peter H. Paulsen            --            Director Nominee
Curt A. Christianssen       35            Senior Vice President, Treasurer
                                          and Chief Financial Officer

    Edward A. Fox served as Dean of the Amos Tuck School of Business at Dartmouth College in Hanover, New Hampshire from 1990 until his retirement in September 1994. Prior to 1990, Mr. Fox was founding President and Chief Executive Officer of the Student Loan Marketing Association (Sallie Mae) in Washington, D.C. Mr. Fox currently serves as a director of College Construction Loan Insurance Corp. (Connie Lee), Delphi Financial Corp., Greenwich Capital Management Corp., New England Mutual Life Insurance Company and Choate Rosemary Hall. Mr. Fox has agreed to serve as the non-executive Chairman of Holdco following the Closing if so elected by Holdco's Board of Directors.

    Charles E. Hugel served as Chairman and Chief Executive Officer of Combustion Engineering, Inc. in Stamford, Connecticut from 1982 to 1990. Prior to joining Combustion Engineering, Inc., he spent 30 years with AT&T, most recently as an Executive Vice President. Mr. Hugel also served as a director of Nabisco, Inc. and its corporate successor, RJR/Nabisco, Inc., from 1978 to 1986. Mr. Hugel presently serves on the boards of directors of Eaton Corp. and Pitney-Bowes, Inc.

    Robert P. Keller is the President and Chief Executive Officer of SDN and of the Dartmouth General Partner. From 1994 to 1995, Mr. Keller was President and Chief Executive Officer of Independent Bancorp of Arizona, Inc., a Nasdaq-listed bank holding company with assets of $1.8 billion, which was acquired by Norwest Corporation in February 1995. From October 1991 to June 1994, Mr. Keller served as President and Chief Executive Officer of New Dartmouth Bank, a privately owned financial institution with assets of $1.7 billion, located in Manchester, New Hampshire, which was acquired by Shawmut National Corporation in 1994. From 1989 to 1991, he served as Chief Operating Officer of Dartmouth Bancorp, Inc., also Manchester, New Hampshire.
 During 1988 and 1989, Mr. Keller served as Executive Vice President and Chief Operating Officer of American Federal Bank in Dallas, Texas, which was created through the merger of 12 independent thrifts under the Southwest Plan and which gave Mr. Keller extensive experience in bank consolidation. Prior to 1988, he served for 13 years as an officer of Indian Head Banks Inc. of New Hampshire (acquired by the Fleet/Norstar Group Inc. in 1988), most recently as Executive Vice President and Chief Financial/Administrative Officer. Mr. Keller also serves on the boards of directors of Centricut, LLC, Pennichuck Corporation, Source One Mortgage Services Corporation and White Mountain Holdings, Inc.

    K. Thomas Kemp currently serves as Executive Vice President of Fund American Enterprises Holdings, Inc. (formerly Fireman's Fund Corporation) and President and Chief Executive Officer of White Mountain Holdings, Inc. Mr. Kemp serves on the boards of directors of Fund American, White Mountain, Valley Insurance Co., Financial Security Assurance, LTD., Main Street America Holdings and Centricut, LLC.

    Jefferson W. Kirby has been employed since 1992 by Alleghany Corporation and was appointed Vice President in 1994. From 1987 to 1990, he was an employee of Bankers Trust Corporation, and from 1990 to 1992, he was an employee of BT Securities Corp., both affiliates of Bankers Trust New York Corporation. Mr. Kirby is also a director of Connecticut Surety Corporation, The Covenant Group, Inc. and F.M. Kirby Foundation, Inc., a charitable organization.

    Peter H. Paulsen's background is described elsewhere in this Information Statement/Prospectus. (See "DIRECTORS AND EXECUTIVE OFFICERS OF CSB" herein.)

    Curt A. Christianssen currently is the Senior Vice President, Treasurer and Chief Financial Officer of SDN and each of its operating banks, and Chief Financial Officer of the General Partner. Prior to its acquisition by SDN in March 1996, Mr. Christianssen served as Chief Financial Officer of Liberty from October 1993. From October 1991 to April 1993, Mr. Christianssen served as an Executive Vice President and Chief Financial/Administrative Officer of Olympic National Bank. Previously Mr. Christianssen was employed by the Resolution Trust Company as a Vice President responsible for general accounting and data processing for Gibraltar Savings and Loan Association, a $15 billion institution, and as the Chief Financial Officer for the receiver for Unity Savings and Loan Association.

    Each of the current SDN directors also serves as a director of the Dartmouth General Partner. There are no family relationships between any of SDN's directors or executive officers or Mr. Paulsen.

    Audit Committee. The current members of SDN's Audit Committee are Jefferson W. Kirby (Chairman), Edward A. Fox and K. Thomas Kemp. The Audit Committee functions include reviewing the financial Statement/Prospectuss of SDN and its subsidiaries and the scope of the annual audit by SDN's independent certified public accountants, and appointing the independent certified public accountant on an annual basis. The Committee also monitors SDN's internal financial and accounting controls.

    Compensation Committee The current members of SDN's Compensation Committee are K. Thomas Kemp (Chairman), Edward A. Fox and Charles E. Hugel. The Compensation Committee reviews and makes recommendations to the Board of Directors on matters concerning the salaries and other employee benefits for SDN's executive officers.

Director Compensation

    Since the 1995 Recapitalization, SDN directors have not received any compensation for serving on the Board of Directors or any committee or attending meetings thereof. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

Executive Compensation Summary

    Mr. Keller is the only current SDN executive officer who received compensation from SDN during the fiscal year ended December 31, 1995. Mr. Keller commenced his employment as SDN's Chief Executive Officer on October 1, 1995. The table set forth below contains a summary of the annual and other compensation paid to Mr. Keller during the quarter ended December 31, 1995. As of the date of this Information Statement/Prospectus, Mr. Keller's annual base salary is $200,000, and upon consummation of the Transaction, his base salary will increase to $250,000. (See "DIRECTORS AND OFFICERS OF HOLDCO AND SDN -- Keller Employment Agreement" herein.) Mr. Christianssen's current annual base salary is $97,000. See "DIRECTORS AND OFFICERS OF HOLDCO AND SDN
- -- Christianssen Employment Agreement" herein.)


                                      Annual                 Long Term Compensation
                                  Compensation                       Awards
                     -------------------------------------    ------------------------
                                                             Restricted    Securities
Name and                     Base              Other Annual    Stock       Underlying       All Other
principal position    Year   Salary    Bonus   Compensation    Awards        Options       Compensation
- ------------------    ----  ---------  -----   ------------  -----------    ----------     -------------
Robert P. Keller      1995  $37,500(1)   --         --            --             --           3,918(2)
 President and Chief
 Executive Officer


- ----------
(1) Period from October 1, 1995 to December 31, 1995
(2) Includes reimbursement for moving expenses.


Keller Employment Agreement

    Capacity and Term. In June 1996, SDN entered into an employment agreement with Mr. Keller that was effective retroactive as of October 1, 1995. SDN has agreed to employ Mr. Keller as SDN's senior most executive officer, to nominate Mr. Keller to serve as a director of SDN, and to cause Mr. Keller to be elected as a director of each of SDN's subsidiaries that is a depository institution or otherwise a "significant subsidiary," as defined under SEC regulations. Mr. Keller's employment agreement has a three-year term, ending on September 30, 1998, and will be renewed automatically for successive one-year periods unless either SDN or Mr. Keller gives the other notice at least one year prior to the end of the term or any extension thereof. Upon consummation of SDN Merger, Holdco will assume SDN's obligations under Mr. Keller's employment agreement.

    Base Salary. Mr. Keller's base salary under the employment agreement will depend upon SDN's (or Holdco's) consolidated assets. Mr. Keller's annual salary currently is $200,000. If SDN's consolidated assets increase to more than $400 million (but not greater than $800 million), Mr. Keller's annual salary will be $250,000, and if SDN's consolidated assets increase to more than $800 million (but not greater than $1.2 billion), Mr. Keller's annual salary will be $300,000. If SDN's consolidated assets exceed $1.2 billion, Mr. Keller's annual salary will be $350,000.

    For purposes of Mr. Keller's employment agreement, SDN's consolidated assets are calculated as of the end of each of SDN's fiscal quarters and are equal to the SDN's average consolidated assets for the quarter then ended and the immediately preceding quarter calculated on a daily basis in accordance with generally accepted accounting principles ("Average Consolidated Assets"), except that if SDN's consolidated assets as of the end of a fiscal quarter vary by more than 20 percent from the Average Consolidated Assets for the two consecutive quarters ended as of that date, SDN's consolidated assets as of that date are used for purposes of determining any adjustment to Mr. Keller's salary. If, subsequent to an increase in Mr. Keller's salary, SDN's Average Consolidated Assets as of the end of any fiscal quarter are less than the most recently applied asset threshold for determining Mr. Keller's salary, Mr. Keller's salary will be decreased, effective as of the beginning of the quarter next following the measurement date, in accordance with the salary schedule described above. If SDN's Average Consolidated Assets exceed $1.8 billion, Mr. Keller may request that the Compensation Committee of SDN's Board of Directors (the "Committee") consider and make a recommendation to SDN's Board of Directors whether it is appropriate to increase his annual salary. Mr. Keller's annual salary, as so determined, is hereinafter referred to as his "Base Salary."

    Restricted Stock Awards. Mr. Keller's employment agreement generally obligates SDN (or Holdco) to issue shares of restricted SDN Common Stock (the "Restricted Stock") to Mr. Keller whenever, during the term of the agreement, SDN issues Common Stock or a Common Stock Equivalent (as defined in the employment agreement), including shares of Common Stock issued in the CSB Acquisition. Mr. Keller will not be entitled to receive any Restricted Stock as a consequence of the sale of Common Stock or a Common Stock Equivalent to the Dartmouth Partnership or director qualifying shares to any director of a subsidiary of SDN or the award of employee stock options or the issuance of Common Stock upon the exercise thereof.

    The number of shares of Restricted Stock that will be issued to Mr. Keller will be equal to 3.0 percent of the sum of (x) the number of shares of Common Stock then issued by SDN or, in the case of the issuance of a Common Stock Equivalent, the number of shares of Common Stock which such Common Stock Equivalent may be converted into or exchanged for, and (y) the number of shares of Restricted Stock to be issued to Mr. Keller at that time. Subject only to restrictions on transferability and forfeiture conditions described below, Mr. Keller will have all the rights of a shareholder with respect to the Restricted Stock, including, without limitation, the right to vote the Restricted Stock and to receive any dividend or other distribution with respect thereto. Prior to the end of Restricted Period (as defined in Mr. Keller's employment agreement), Mr. Keller may not sell, assign, transfer, pledge, hypothecate or otherwise encumber or transfer the Restricted Stock, except as permitted by the Committee. If Mr. Keller's employment under the employment agreement is terminated for cause (as defined in the employment agreement) prior to the end of the Restricted Period, or if Mr. Keller resigns from SDN during the Restricted Period without the consent of the Board of Directors of SDN, any Restricted Stock then outstanding will be forfeited to SDN without any payment to Mr. Keller.

    In general, the "Restricted Period" will expire upon the earliest to occur of the following events: (a) a Change in Control (as defined in Mr. Keller's employment agreement) of SDN; (b) Mr. Keller's retirement from SDN after attaining age 62; (c) the effective date of Mr. Keller's resignation from SDN with the consent of the Board of Directors; (d) the effective date of the expiration of Mr. Keller's employment agreement pursuant to notice of non-renewal given by SDN; (e) the effective date of Mr. Keller's termination of his employment agreement for cause (as defined in the agreement); (f) the effective date of the termination of Mr. Keller's employment by SDN due to a "disability" (as defined in the employment agreement); or (g) Mr. Keller's death. In the case of Restricted Stock that is issued to Mr. Keller as a consequence of SDN's issuance of a Common Stock Equivalent, the restricted period will terminate on the later of (x) the date on which such Common Stock Equivalent first becomes convertible into or exchangeable for shares of Common Stock and (y) the earliest to occur of the events specified in the immediately preceding sentence. If any Common Stock Equivalent is redeemed in whole or in part by SDN prior to the date such Common Stock Equivalent is convertible into or exchangeable for shares of Common Stock, upon such redemption there shall be forfeited to SDN, without any payment to Mr. Keller, a pro rata portion of the shares of Restricted Stock issued as a consequence of SDN's sale of such Common Stock Equivalent.

    Stock Option Awards. Mr. Keller's employment agreement obligates SDN's Board of Directors to adopt by October 1, 1996 a stock option plan (the "Option Plan") pursuant to which the Board of Directors or the Committee may grant stock options to Mr. Keller and other officers of SDN or any of its subsidiaries. Mr. Keller's employment agreement specifies that the number of shares of Common Stock reserved for issuance under the Option Plan (the "Option Pool") will not be less than 6.0% of the sum of (x) the number of shares of Common Stock that the Board of Directors estimates in good faith will be outstanding on December 31, 1996, taking into account any proposed issuance of securities then pending, and (y) the shares reserved for issuance under the Option Plan.

    Mr. Keller's employment agreement provides that promptly following the adoption of the Option Plan, SDN will grant to Mr. Keller an option exercisable for a number of shares of Common Stock equal to 50.0% of the shares in the Option Pool, and that if SDN thereafter increases the number of shares in the Option Pool, SDN will promptly grant to Mr. Keller an option exercisable for a number of shares of Common Stock equal to 50.0% of the amount by which SDN increases the Option Pool. Mr. Keller's employment agreement also specifies that the exercise price, vesting schedule and other terms of any stock option granted to him under the Option Plan will be substantially similar to the terms of any other contemporaneously granted stock option under the Option Plan, except that any stock option granted to Mr. Keller will (a) not have an exercise price less than the fair market value of the Common Stock at the time of grant; (b) to the extent the stock option has an escalating exercise price or a fixed exercise price with a premium over the then fair market value of the Common Stock, reflect an annual percentage increase of not greater than the then current yield to maturity of the most recently auctioned 5-year U.S. Treasury Notes; (c) vest over a period of not more than four years from the date of grant; (d) provide that if Mr. Keller's employment is terminated by SDN other than for cause (as defined Mr. Keller's employment agreement), the stock option will continue to be exercisable until such date as it would have expired if Mr. Keller had continued to be employed by SDN; and (e) provide that upon a Change in Control of SDN (as defined in Mr. Keller's employment agreement), any stock option then outstanding will become fully exercisable.

    Supplemental Retirement Program. Mr. Keller's employment agreement obligates SDN to provide supplemental retirement benefits through a non-qualified, unfunded arrangement equal up to 35% of Mr. Keller's Average Base Salary after seven years of service. The supplemental retirement benefit accrues and vests annual at the rate of 5% per year. The supplemental retirement benefit will be paid monthly for ten years commencing upon (a) the later of Mr. Keller's retirement date or age 65 or (b) Mr. Keller's death. Any retirement benefits remaining unpaid at Mr. Keller's death will be paid to his designated beneficiary.

    Benefits Upon Termination. Mr. Keller's employment agreement provides that if his employment is terminated by SDN without cause or by him due to a material change in the nature or scope of his responsibilities or duties, or a material breach by SDN of the employment agreement, SDN generally will be obligated to pay Mr. Keller his Base Salary for the remainder of the term of his employment agreement or 18 months, whichever is greater. During such period, SDN also would be obligated to continue certain employee benefits, such as life, health, accident and disability insurance coverage, which Mr. Keller was receiving immediately preceding his termination. In addition, upon the events described above, Mr. Keller's supplemental retirement benefits would become fully vested, and upon his attainment of age 65, SDN would be obligated to pay him an amount sufficient to assure that he receives the amount to which he would have been entitled under the Supplemental Retirement Program had he been employed by SDN for three years, and all options granted to Mr. Keller to purchase Common Stock will become fully vested and exercisable.

    If Mr. Keller's employment is terminated by SDN because Mr. Keller becomes disabled (as defined in the employment agreement), Mr. Keller will be entitled to receive not less than 50.0% of his then Base Salary. In addition, all of his options to purchase SDN Common Stock will immediately become fully vested and exercisable.

    If Mr. Keller's employment agreement expires following a notice of non-renewal given by SDN, Mr. Keller would be entitled to the continuance for a period of six months of his Base Salary and the employee benefits which Mr. Keller was receiving immediately prior to such termination.

    Payments to which Mr. Keller would be entitled upon termination will be reduced by amounts earned by Mr. Keller for services provided to another
party after such termination.   Mr. Keller would have no duty, however, to
mitigate such payments by seeking to provide services to another party. Mr. Keller's employment agreement also provides that under certain circumstances involving a Change in Control, the amount of benefits provided under his employment agreement would be reduced if, after applying the excise tax provisions to the payments under the Internal Revenue Code of 1986, as amended, the net economic benefit to Mr. Keller would be increased by effecting such a reduction.

Christianssen Employment Agreement

    In October 1993, Liberty entered into an employment agreement with Mr. Christianssen to serve as Liberty's Executive Vice President and Chief Financial Officer. The agreement provides for a base salary of $91,500 per year, fixed bonuses of $6,700 on Mr. Christianssen's six month, first year, second year, and third year anniversaries of his employment by Liberty. Liberty may terminate this agreement at any time with or without cause, provided that if terminated without cause Mr. Christianssen would be entitled to severance pay equal to three months' salary plus any unpaid installments of the fixed bonuses.

Stock Option Plan

    As described elsewhere in this Information Statement/Prospectus, Mr. Keller's employment agreement obligates SDN to adopt by the Option Plan by October 1, 1996 pursuant to which the SDN Board of Directors or the Committee may grant stock options to Mr. Keller and other officers of SDN or any of its subsidiaries. Mr. Keller's employment agreement specifies that the number of shares of Common Stock available in the Option Pool will not be less than 6.0% of the sum of (x) the number of shares of Common Stock that the Board of Directors estimates in good faith will be outstanding on December 31, 1996, taking into account any proposed issuance of securities then pending, and (y) the shares reserved for issuance under the Option Plan. Mr. Keller's employment agreement also provides that promptly following the adoption of the Option Plan, SDN will grant to Mr. Keller an option exercisable for a number of shares of Common Stock equal to 50.0% of the shares in the Option Pool, and that if SDN thereafter increases the number of shares in the Option Pool, SDN will promptly grant to Mr. Keller an option exercisable for a number of shares of Common Stock equal to 50.0 percent of the amount by which SDN increases the Option Pool. As of the date of this Information Statement/Prospectus, the exercise price, vesting schedule and other terms of stock options to be granted under the Option Plan have not been determined.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND MANAGEMENT OF HOLDCO AND SDN

Security Ownership of Certain Beneficial Owners

    General. The following table sets forth, in accordance with the Securities and Exchange Commission's beneficial ownership rules, certain information about the only persons known by SDN to be the beneficial owners of more than 5% of the outstanding shares of SDN Common Stock as of May 31, 1996, and/or expected to be the beneficial owners of more than 5% of the outstanding shares of Holdco Common Stock on a pro forma basis as of the Closing. This information has been furnished by the persons listed in the table. Unless otherwise indicated, each of the beneficial owners has sole voting and investment power with respect to its or his shares. The number of shares of Holdco Common Stock beneficially owned on a pro forma basis is presented assuming that (a) SDN sells $15.5 million of shares of SDN Common Stock to the Dartmouth Capital Group to fund the CSB Acquisition, (b) the amount of the potential Valuation Adjustment is zero, and (c) the Stock
Escrow relating to the SAIF Allocation is utilized and the related shares of Holdco Common Stock are issued as of the Closing. (See "THE CSB ACQUISITION
- -- CSB Acquisition Price -- Potential Adjustments; Financing of Transaction" herein.)


                                   ACTUAL AT MAY 31, 1996          PRO FORMA AT CLOSING
                                   (SDN COMMON STOCK)              (HOLDCO COMMON STOCK)
                                   ----------------------------------------------------------------

Name and Address                    Number of Shares     Percent     Number of Shares      Percent
of Beneficial Owners                Beneficially Owned   of Class    Beneficially Owned    of Class
- --------------------                ------------------   --------    ------------------    --------
Dartmouth Capital Group, L.P.           2,058,144          47.6%          4,825,195          48.0%
Dartmouth Capital Group, Inc.(1)
c/o SDN Bancorp, Inc.
135 Saxony Road
Encinitas, CA  92024-0905

Ernest J. Boch(2)                         794,000          18.4%          1,184,000          11.8%
Subaru of New England, Inc.
95 Morse Street
Norwood, MA  02062

Edward A. Fox(2)                          259,000           6.0%            396,000           3.9%
R.R . 67-15
Ames Cove Road
Harborside, ME  04642

Jefferson W. Kirby(2)                     240,000           5.5%            396,000           3.9%
Alleghany Corporation
375 Park Avenue
New York, NY  10152

Shareholders of General Partner         2,177,185          50.3%          3,388,226          33.7%
  as a Group(3)(4)
(11 shareholders)

Peter H. Paulsen                            --               --           1,454,304         14.5%
2746 E. Smith Road
Bellingham, WA  98226


- ----------

(1) As the sole general partner of the Partnership, the General Partner exercises sole control over the voting and disposition of the shares of Common Stock held of record by the Partnership.

(2) Excludes shares beneficially owned by the General Partner. Each of Messrs. Boch, Fox and Kirby is a principal shareholder and director of the General Partner and, pursuant to the terms of a shareholder agreement among such shareholders (the "DCG Shareholder Agreement") each has a right to designate a director of the General Partner. Messrs. Boch, Fox and Kirby disclaim beneficial ownership of shares of Common Stock beneficially owned by the General Partner.

(3) Includes, in one case, shares held by an affiliate of the shareholder.

(4) In the case of Robert P. Keller, a shareholder of the Dartmouth General Partner, includes 55,226 of Restricted Stock, respectively, that will be issued to Mr. Keller pursuant to the terms of his employment agreement, but excludes shares that will be subject to an option that SDN has agreed to grant to Mr. Keller promptly following the adoption of the Option Plan. (See "MANAGEMENT OF HOLDCO AND SDN -- Keller Employment Agreement" and "--Stock Option Plan" herein.)


    Dartmouth Capital Group. Dartmouth Capital Group and the Dartmouth General Partner were organized in May 1995 to identify, evaluate and, if and when appropriate, acquire controlling or substantial equity positions in, or certain assets and liabilities of, one or more financial institutions located principally in California. Both are registered bank holding companies under the BHCA. As of the date of this Information Statement/Prospectus, Dartmouth Capital Group's sole investment and principal asset is a controlling equity investment in SDN, which it acquired in the 1995 Recapitalization. In connection with SDN's March, 1996 acquisition of Liberty, Dartmouth Capital Group invested an additional $13.4 million in SDN Common Stock. (See "1995 RECAPITALIZATION AND CERTAIN OTHER RECENT DEVELOPMENTS" herein.)

    The Dartmouth General Partner has complete control of the management and conduct of the Dartmouth Capital Group, including all actions pertaining to its investment in SDN. Ultimate control over Dartmouth Capital Group rests with the shareholders of the Dartmouth General Partner. The DCG Shareholder Agreement provides that each shareholder (or, in the case of two affiliated shareholders, the affiliates as a group) has a right to designate a director of the Dartmouth General Partner. Rights to designate directors may from time to time also be granted to third parties, including limited partners of Dartmouth Capital Group who are not shareholders of the Dartmouth General Partner. As of the date of this Information Statement/Prospectus, there are 11 shareholders of the Dartmouth General Partner, each of whom is a limited partner (or an affiliate of a limited partner) of Dartmouth Capital Group. As of the date of this Information Statement/Prospectus, the Dartmouth General Partner has eight directors.

    As described elsewhere in this Information Statement/Prospectus, SDN has agreed to register with the Securities and Exchange Commission the shares of SDN common stock held by Dartmouth Capital Group and certain related parties on demand and under certain other circumstances. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS REGARDING HOLDCO AND SDN -- Registration Rights Agreement with Dartmouth Capital Group" herein.)

Security Ownership of Management

    The following table sets forth certain information as of May 31, 1996, and on a pro forma basis as of the Closing, with respect to each executive officer and director of SDN and Holdco, and all officers and directors as a group. The number of shares of Holdco Common Stock beneficially owned on a pro forma basis is presented assuming that (a) SDN sells $15.5 million of shares of SDN Common Stock to the Dartmouth Capital Group to fund the CSB Acquisition, (b) the amount of the potential Valuation Adjustment is zero, and (c) the Stock Escrow relating to the SAIF Allocation is utilized and the related shares of Holdco Common Stock are issued as of the Closing. (See "THE CSB ACQUISITION -- CSB Acquisition Price --Potential Adjustments; Financing of Transaction" herein.) This information has been furnished by the persons listed in the table.


                                   ACTUAL AT MAY 31, 1996          PRO FORMA AT CLOSING
                                   (SDN COMMON STOCK)              (HOLDCO COMMON STOCK)
                                   ----------------------------------------------------------------

Name and Address                    Number of Shares     Percent     Number of Shares      Percent
of Beneficial Owners                Beneficially Owned   of Class    Beneficially Owned    of Class
- --------------------                ------------------   --------    ------------------    --------
Robert P. Keller(1)(2)                   17,185              *%             79,226              *%
Director, President and
Chief Executive Officer

Edward A. Fox(1)                        259,000            6.0%             396,000           3.9%
Director

Charles E. Hugel(1)                     206,000            4.8%             308,000           3.1%
Director

K. Thomas Kemp(1)                        18,000              *%              30,000             *%
Director

Jefferson W. Kirby(1)                   240,000            5.6%             396,000           3.9%
Director

Curt A. Christianssen                      --                --                --               --
Senior Vice President and
Chief Financial Officer

Peter H. Paulsen                           --                --           1,454,304          14.5%
Director - post-Closing only

All Directors and Officers              740,185           17.1%           2,663,530          26.5%
   as a Group (1 2 3)
(6 persons pre-Closing;
7 persons post-Closing)

- ------------------
* Less than 1%.

(1) Excludes shares beneficially owned by the General Partner. Each of Messrs. Keller, Fox, Hugel, Kemp and Kirby is a principal shareholder and director of the General Partner and, pursuant to the terms of the DCG Shareholder Agreement each has a right to designate a director of the General Partner. Messrs. Keller, Fox, Hugel, Kemp and Kirby disclaim beneficial ownership of shares of Common Stock beneficially owned by the General Partner.

(2) Includes 55,226 shares of Restricted Stock that will be issued to Mr. Keller pursuant to the terms of his employment agreement. (See "MANAGEMENT OF HOLDCO AND SDN -- Keller Employment Agreement" herein.)

(3) Excludes shares of Common Stock that will be reserved for issuance to SDN's executive officers in connection with the Option Plan. (See "MANAGEMENT OF HOLDCO AND SDN -- Stock Option Plan" herein.)

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                             REGARDING HOLDCO AND SDN

Sale of SDN Common Stock to Fund Liberty Acquisition

    In order to fund the acquisition of Liberty, on March 27, 1996 Dartmouth Capital Group purchased an aggregate of 3,392,405 newly-issued shares of SDN Common Stock. (See "1995 RECAPITALIZATION AND CERTAIN RECENT DEVELOPMENTS -- Acquisition of Liberty National Bank" herein.) The price received for those shares was $3.95 per share, SDN's per-share book value at December 31, 1995. Of the shares purchased, 1,628,405 shares were issued in the name of Dartmouth Capital Group and an aggregate of 1,764,000 shares were issued in the names of Direct Holders.

Subscription Agreements to Fund CSB Acquisition

    SDN has entered into two Common Stock Subscription Agreements with Dartmouth Capital Group to provide funding for the CSB Acquisition. The first of those agreements (the "Primary Subscription Agreement") obligates Dartmouth Capital Group to purchase additional shares of SDN Common Stock shortly prior to the Closing Date. Substantially all of the proceeds of such sale will be paid to the CSB shareholders in connection with the CSB Acquisition. The maximum amount of SDN Common Stock that Dartmouth Capital Group is obligated to purchase under such agreement is $16.0 million. Prior to the Closing Date, SDN will deliver to Dartmouth Capital Group a funding notice specifying the actual number of shares to be purchased and the aggregate purchase price therefor. The purchase price for the shares sold under the Primary Subscription Agreement will be $3.95 per share, SDN's per-share book value at December 31, 1995. It is anticipated that a portion of the shares sold will be issued in the names of Direct Holders.

    The second such Common Stock Subscription Agreement (the "Contingent Subscription Agreement") obligates Dartmouth Capital Group, under certain circumstances, to purchase shares of Holdco Common Stock after the Closing. Holdco Common Stock would be sold under such agreement solely if one or more CSB shareholders have exercised their statutory dissenters' rights with regard to the CSB Acquisition, and Holdco requires, in the judgment of its management, additional capital in order to pay those dissenting CSB shareholders such amount as may be determined to be payable for their shares.
 The maximum amount of Holdco Common Stock that Dartmouth Capital Group is obligated to purchase under such agreement is the lesser of (i) the amount of additional capital required to pay the dissenting CSB shareholders, and (ii) the difference between $16.0 million and the aggregate purchase price paid for the SDN Common Stock purchased under the Primary Subscription Agreement. As in the Primary Subscription Agreement, the purchase price for the shares sold under the Contingent Subscription Agreement will be $3.95 per share. It is possible that a portion of the shares sold will be issued in the names of Direct Holders.

    Dartmouth Capital Group expects to obtain the funds to be paid under the Primary Subscription Agreement and the Contingent Subscription Agreement from its existing limited partners. Dartmouth Capital Group has subscription agreements with certain of its limited partners that require those limited partners, upon demand, to provide funds to Dartmouth Capital Group in excess of the maximum amount that Dartmouth Capital Group could be required to fund under the Primary Subscription Agreement and the Contingent Subscription Agreement.

Registration Rights Agreement with Dartmouth Capital Group

    As part of the terms of Dartmouth Capital Group's 1995 purchase of SDN Common Stock in the 1995 Recapitalization, SDN entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which it agreed to file, at Dartmouth Capital Group's request, a registration statement with the Securities and Exchange Commission in order to permit Dartmouth Capital Group and the Direct Holders to sell all or a portion of their respective shares of SDN Common Stock. In addition SDN agreed, if requested, to include some or all shares of SDN Common Stock owned by Dartmouth Capital Group or the Direct Holders in any registration statement it otherwise files (other than registration statements relating to employee stock options). SDN, Dartmouth Capital Group and the Direct Holders also agreed to indemnify each other for certain liabilities that may arise in connection with any such registration statements.

    SDN intends to take steps prior to the Closing Date to amend the Registration Rights Agreement to provide that the registrable securities under such agreement will include, after the Closing, Dartmouth Capital Group's and the Direct Holders'

Holdco Common Stock. Holdco will become a party to the Registration Rights Agreement in connection with such amendment.

            COMPARISON OF THE RIGHTS OF HOLDERS OF HOLDCO COMMON STOCK
                         AND HOLDERS OF CSB COMMON STOCK

Introduction

    CSB is a banking corporation incorporated under the laws of the State of California in accordance with the provisions of the California Corporations Code (the "California Code"). Holdco is a business corporation organized under the Delaware General Corporation Code (the "Delaware Code"). Upon the consummation of the CSB Acquisition, those CSB shareholders receiving Holdco Common Stock will become shareholders of an issuer (Holdco) organized under the Delaware Code.

    Differences between the California Code and the Delaware Code, and between the respective charters and Bylaws of CSB and Holdco, will result in several changes in the rights of the CSB shareholders if the CSB Acquisition is effected. Certain differences between the rights of holders of shares of Holdco Common Stock and shares of CSB Common Stock are summarized below.

    The following summary does not purport to be a complete statement of the rights of shareholders under the California Code and CSB's charter and Bylaws as compared with the rights of the shareholders of Holdco under the Delaware Code and Holdco's charter and Bylaws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summary is qualified in its entirety by reference to the Delaware Code and the California Code and the governing corporate instruments of Holdco and CSB, to which CSB shareholders are referred. Copies of the charter and Bylaws of, respectively, CSB and Holdco may be obtained from CSB upon request.

Certain Voting Rights

    The California Code generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation by the affirmative vote of the holders of a majority (unless the charter requires a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. The CSB charter does not require a higher percentage. Under the Delaware Code, any merger, consolidation or sale of all or substantially all of the assets of a corporation requires the approval of the holders of a majority (unless the charter requires a higher percentage) of the outstanding shares of such corporation entitled to vote thereon. The Holdco charter does not require a higher percentage.

    In general, under the California Code, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the parent of each of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent. The CSB charter does not require shareholder authorization for mergers of the type described in the preceding sentence unless the level of dilution described above has occurred. The Delaware Code provides that (unless required by the certificate of incorporation) no authorization by shareholders of a surviving or acquiring corporation is necessary for a merger if (i) the merger does not amend the certificate of incorporation of the corporation, (ii) each share of stock of the corporation outstanding prior to the merger remains identical after the merger, and (iii) the authorized unissued shares or the treasury shares of common stock of the corporation to be issued or delivered under the merger plus shares issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the merger do not exceed 20% of the shares of common stock of the corporation outstanding prior to the merger. The Holdco charter does not require shareholder authorization for mergers of the type described in the preceding sentence.

    Under the California Code, a parent corporation may, without shareholder approval, merge into itself any subsidiary of which it owns at least 90%-of the outstanding shares of each class of stock. Similarly, the Delaware Code permits a merger of a 90%-owned subsidiary corporation into its parent without shareholder approval so long as the resolution of the board of directors of the parent providing for the merger states the terms and conditions of the merger, including the consideration to be given by the parent in exchange for the subsidiary shares not owned by the parent.

Dividends

    Generally, under California law, a bank may only declare a cash dividend out of a bank's net profits up to the lesser of a bank's retained earnings or a bank's net income for the last three fiscal years (less any distributions to shareholders made during such period). In the event that a bank has no retained earnings or net income for the prior three fiscal years, cash dividends may be paid in an amount not exceeding the greatest of (i) net income for such bank's last preceding fiscal year, (ii) net income for such bank's current fiscal year or (iii) retained earnings of such bank, upon obtaining the prior approval of the Superintendent.

    Under the Delaware Code, a corporation may pay dividends out of surplus or out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preference shares.

Election of Directors

    Under the California Code, with limited exceptions inapplicable to CSB, any shareholder of a corporation is entitled to cumulate his votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes. Cumulative votes may only be cast for candidates who have been nominated before the voting. Accordingly, CSB shareholders are entitled to cumulative votes for the election of directors.

    The Delaware Code permits cumulative voting in the election of directors of a corporation only if the charter of such corporation provides for cumulative voting. Holdco's charter does not provide for cumulative voting.

Removal of Directors; Filling Vacancies on the Board of Directors

    Under the California Code, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the directors' most recent election were then being elected.

    Under the Delaware Code and the Holdco charter, any or all directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

    Under the California Code (unless otherwise provided in the charter or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors may be filled by approval of the board. The CSB charter and Bylaws contain no provisions to the contrary. In addition, any vacancy not filled by the directors and any vacancies on the board resulting from the removal of directors may be filled by the vote of the majority of shares entitled to vote.

    Under the Delaware Code and Holdco's Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office.

Special Meetings of Shareholders; Shareholder Action by Written Consent

    Under the California Code, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting, or by such additional persons as may be provided in the charter or bylaws. Neither the CSB charter nor its Bylaws permit any other person to call a special meeting.

    Under the Delaware Code, a special meeting may be called by the board of directors or such other persons as may be authorized by the charter or bylaws. The Holdco Bylaws provide that a special meeting may also be called by the president, and shall be called by the secretary at the request in writing of shareholders owning at least 10% of the outstanding shares entitled to vote at the meeting.

    Under the California Code and CSB's Bylaws, any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that the election of directors by written consent generally requires the unanimous consent of all shares entitled to vote.

    Under Delaware Code (unless otherwise provided in the charter), any action which is required to be taken or may be taken at a meeting of shareholders, including the election of directors, may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. Holdco's charter contains no provisions to the contrary.

Amendment of Bylaws

    Under the California Code and CSB's Bylaws, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the charter or bylaws) by the approval of the board of directors, except that amendments to the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares.

    Under Delaware Code, the power to adopt, amend or repeal bylaws is vested in the shareholders unless the charter confers the power to adopt, amend or repeal bylaws upon the directors as well. Holdco's charter confers such powers on Holdco's board of directors except with regard to bylaws that, by their express terms, may be altered or repealed only by the shareholders.

Amendment of Charter

    Under both the California Code and the Delaware Code, unless the charter requires a greater vote, amendments to the charter of a corporation generally require approval by vote of the board of directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter. CSB's charter does not require any vote greater than that required under the California Code. Holdco's charter does not require any vote greater than that required under the Delaware Code.

Dissenters' Rights

    Under the California Code, in connection with the merger of a corporation for which the approval of outstanding shares is required, dissenting shareholders of such corporation who follow prescribed statutory procedures are entitled to receive payment of the fair market value of their shares. No such rights are available, however, if the shares are listed on a national securities exchange certified by the California Commissioner of Corporations or appear on the FRB list of over-the-counter margin stocks unless (i) such shares are subject to certain restrictions on transfer or (ii) the holders of at least 5% of such shares elect dissenters' rights.

    Under the Delaware Code, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation; however, no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders.
Furthermore, no appraisal rights are available to shareholders of the surviving corporation (or, in limited circumstances, to shareholders of the non-surviving corporation if the merger is between a parent and its subsidiary) if the merger did not require shareholder approval. Appraisal rights are, however, available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing.

Certain Business Combinations and Reorganizations

    Under the California Code, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (a) an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation and (b) such shareholders must be (x) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons and (y) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal.

    In addition, in connection with any merger transaction, the California Code generally requires that, unless all shareholders of a class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. The California Code also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent.

    Unless otherwise provided in the corporation's charter, the Delaware Code would prevent an "Interested Stockholder" (defined as a person beneficially owning 15% or more of a corporation's voting stock) from engaging in a Business Combination (as defined in Section 203 of the Delaware Code) with a corporation for three years following the date such person became an Interested Stockholder unless: (i) before such person became an Interested Stockholder, the board of directors of such corporation approved the transaction in which the Interested Stockholder became an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and employee stock ownership plans that do not provide for confidential voting by plan participants); or (iii) following the transaction in which such person became an Interested Stockholder, the Business Combination is (x) approved by the board of directors of such corporation and (y) authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of such corporation not owned by the Interested Stockholder. Holdco's charter provides that Holdco shall not be governed by the provisions of Section 203 of the Delaware Code.

Relative Rights of SDN Shareholders and Holdco Shareholders

    SDN and Holdco are both organized under the Delaware Law, and the respective charters and Bylaws of each are substantially identical. The rights of a Holdco shareholder therefore will be identical in all material respects to the rights of an SDN shareholder.

                             EXPERTS

    The financial statements included in this prospectus of SDN as of December 31, 1995, have been audited by Price Waterhouse LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements included in this prospectus of SDN as of December 31, 1994 and 1993, and for each of the two years ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements included in this prospectus of SDN as of December 31, 1994 and 1993 and for each of the two years ended have been audited by Deloitte & Touceh, LLP, independent auditors, as stated in their report appearing herein (which report disclaims an opinion on the consolidated financial statements for 1994 and includes explanatory paragraph referring to the inability of SDN's wholly-owned subsidiary to meet minimum regulatory capital requirements which raises substantial doubt about SDN's ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

    The financial statements included in this prospectus of Liberty as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements included in this prospectus of CSB as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         LEGAL MATTERS

    The validity of the Holdco Common Stock will be passed upon for Holdco and SDN by Nutter, McClennen & Fish, LLP, Boston, Massachusetts. Certain legal matters will be passed upon for CSB by Fried, Bird & Crumpacker, P.C., Los Angeles, California.

                           INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of SDN                           Page
- ----------------------------------------                           ----
Condensed Consolidated Statements of Condition
  at March 31, 1996 and December 31, 1995. . . . . . . . . . . . . .  F-1

Condensed Consolidated Statements of Operations
  for the three months ended March 31, 1996 and 1995 . . . . . . . .  F-3

Condensed Consolidated Statements of Cash Flows
  for the three months ended March 31, 1996 and 1995 . . . . . . . .  F-4

Notes to Consolidated Financial Statements . . . . . . . . . . . . .  F-5
  as of and for the three months ended March 31, 1996 and 1995

Report of Independent Accountants. . . . . . . . . . . . . . . . . .  F-8

Consolidated Statements of Condition
  at December 31, 1995 and 1994. . . . . . . . . . . . . . . . . . .  F-9

Consolidated Statements of Operations
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-10

Consolidated Statements of Shareholders' Equity (Deficit)
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-11

Consolidated Statements of Cash Flows
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-12

Notes to Consolidated Financial Statements as of and for the years ended December 31, 1995, 1994 and 1993 . . F-13

Report of Independent Accountants. . . . . . . . . . . . . . . . . .  F-30

Consolidated Statements of Condition
  at December 31, 1994 and 1993. . . . . . . . . . . . . . . . . . .  F-32

Consolidated Statements of Operations
  for the years ended December 31, 1994, 1993 and 1992 . . . . . . .  F-33

Consolidated Statements of Shareholders' Equity (Deficit)
  for the years ended December 31, 1994, 1993 and 1992 . . . . . . .  F-34

Consolidated Statements of Cash Flows
  for the years ended December 31, 1994, 1993 and 1992 . . . . . . .  F-35

Notes to Consolidated Financial Statements as of and for the years ended December 31, 1994, 1993 and 1992 . . F-36

Financial Statements of Liberty
- -------------------------------

Report of Independent Public Accountants . . . . . . . . . . . . . .  F-51

Balance Sheets at December 31, 1995 and 1994 . . . . . . . . . . . .  F-52

Statement of Operations
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-53

Statements of Cash Flows
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-55

Statement of Changes in Shareholders' Equity
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-57

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .  F-58


Consolidated Financial Statements of CSB
- ----------------------------------------

Consolidated Statements of Financial Condition
  at March 31, 1996 and December 31, 1995 and 1994 . . . . . . . . .  F-70

Consolidated Statements of Operations
  for the three months ended March 31, 1996 and 1995 . . . . . . . .  F-71

Consolidated Statements of Cash Flows
  for the three months ended March 31, 1996 and 1995 . . . . . . . .  F-72

Notes to Consolidated Financial Statements as of and for the three months ended March 31, 1996 and 1995 . . . F-73

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . .  F-78

Consolidated Statements of Financial Condition
  at December 31, 1995 and 1994. . . . . . . . . . . . . . . . . . .  F-79

Consolidated Statements of Operations
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-80

Consolidated Statements of Shareholders' Equity
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-81

Consolidated Statements of Cash Flows
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-81

Notes to Consolidated Financial Statements
  for the years ended December 31, 1995, 1994 and 1993 . . . . . . .  F-83

                      SDN BANCORP, INC. AND SUBSIDIARIES
                Condensed Consolidated Statements of Condition
                     March 31, 1996 and December 31, 1995

                                                    March 31,     December 31,
                                                         1996            1995
                                                  (Unaudited)
                                                 ------------     -----------
ASSETS
Cash and due from banks                          $ 13,834,000     $ 3,640,000
Federal funds sold                                 30,800,000       2,300,000
                                                 ------------     -----------
  Total cash and cash equivalents                  44,634,000       5,940,000

Interest bearing deposits in other
  financial institutions                            1,890,000         989,000
Held-to-maturity investment securities at
  amortized cost approximate fair value
  March 31, 1996 $5,863,000;
  December 31, 1995 $7,057,000                      5,858,000       7,009,000
Available-for-sale investment securities           35,583,000            -

Loans                                             123,287,000      38,977,000
  Less allowance for loan loss                      2,398,000         639,000
                                                 ------------     -----------
    Loans, net                                    120,889,000      38,338,000

Premises and equipment, net                         1,790,000         597,000
Real estate acquired through foreclosure, net       3,123,000       1,411,000
Goodwill                                            3,780,000            -
Accrued interest receivable and other assets        5,248,000       1,621,000
                                                 ------------     -----------
Total assets                                     $222,795,000     $55,905,000
                                                 ============     ===========

               See notes to consolidated financial statements.

                      SDN BANCORP, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Condition (Continued)
                     March 31, 1996 and December 31, 1995

                                                    March 31,     December 31,
                                                         1996            1995
                                                  (Unaudited)
                                                 ------------     -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand:
    Non-interest bearing                         $ 57,236,000     $13,445,000
    Interest bearing                               20,839,000      10,582,000
  Savings:
    Regular                                        24,581,000       4,714,000
    Money market                                   12,125,000       8,558,000
  Time:
    Under $100,000                                 80,583,000      11,580,000
    $100,000 or more                                8,106,000       2,552,000
                                                 ------------     -----------
      Total deposits                              203,470,000      51,431,000

Accrued expenses and other liabilities              1,829,000         396,000
Mandatory Convertible Debentures                      537,000         537,000
                                                 ------------     -----------
      Total liabilities                           205,836,000      52,364,000

Shareholders' equity:
  Common stock, $.01 par value, 12,000,000
    shares authorized 4,287,872 issued and
    outstanding at March 31, 1996                      43,000           9,000
  Additional paid-in capital                       20,959,000       7,593,000
  Accumulated deficit                              (4,043,000)     (4,061,000)
                                                 ------------     -----------
Total shareholders' equity                         16,959,000       3,541,000
                                                 ------------     -----------
Total liabilities and shareholders' equity       $222,795,000     $55,905,000
                                                 ============     ===========

               See notes to consolidated financial statements.

                      SDN BANCORP, INC. AND SUBSIDIARIES
               Condensed Consolidated Statements of Operations
                  Three months ended March 31, 1996 and 1995
                                 (Unaudited)

                                              Three Months Ended March 31,
                                              ----------------------------
                                                    1996              1995
                                              ----------        ----------
Interest Income:
  Interest and fees on loans                  $  920,000        $1,070,000
  Interest on Federal funds sold                  49,000            28,000
  Interest on deposits with financial
    institutions                                  11,000            15,000
  Interest on investment securities,
    substantially all taxable                     86,000            64,000
                                              ----------        ----------
      Total interest income                    1,066,000         1,177,000
Interest Expense:
  Deposits                                       292,000           405,000
  Other borrowed funds                            15,000            53,000
                                              ----------        ----------
      Total interest expense                     307,000           458,000
                                              ----------        ----------
        Net interest income                      759,000           719,000

Provision for loan losses                         35,000            60,000
                                              ----------        ----------
  Net interest income after
    provision for loan losses                    724,000           659,000

Non-interest income                              162,000           134,000
Non-interest expense                             863,000           923,000
                                              ----------        ----------
Net income (loss) before taxes                    23,000          (130,000)
Income tax                                        (5,000)             -
                                              ----------        ----------
Net income (loss)                             $   18,000        $ (130,000)
                                              ==========        ==========
Income (loss) per common and common
  equivalent share                                $ 0.02           $ (2.42)

Average share and common stock equivalent        895,467            53,728

               See notes to consolidated financial statements.

               SDN BANCORP, INC. AND SUBSIDIARIES
        Condensed Consolidated Statements of Cash Flows
       For the Three Months Ended March 31, 1996 and 1995
                          (Unaudited)

                                                         For three months ended
                                                                March 31,
                                                       ------------------------
                                                              1996         1995
                                                       -----------   ----------
Operating Activities:
  Net income (loss)                                    $    18,000   $ (130,000)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Provision for loan losses and real
        estate acquired through foreclosure                 35,000       60,000
      Depreciation and amortization                         35,000       50,000
      Increase in other assets                          (1,428,000)    (242,000)
      Increase (decrease) in other liabilities               4,000     (147,000)
                                                       -----------   ----------
        Net cash used by operating activities           (1,336,000)    (409,000)
Investing Activities:
  Decrease in interest bearing deposits with
    other financial institutions                          (304,000)        -
  Purchases of investment securities                    (2,500,000)    (501,000)
  Proceeds from sales and maturities of
    investment securities                                3,657,000      606,000
  Net decrease in loans                                  1,773,000    2,497,000
  Purchases of premises and equipment                         -          (1,000)
  Proceeds from sale of real estate acquired
    through foreclosures                                      -         213,000
  Capital expenditures for other real estate owned        (154,000)        -
  Purchase of Liberty National Bank, net of
    cash received                                        7,283,000         -
                                                       -----------   ----------
        Net cash provided by investing activities        9,755,000    2,814,000
Financing Activities:
  Net increase in deposits                              16,875,000    1,659,000
  Issuance of common stock                              13,400,000         -
                                                       -----------   ----------
        Net cash provided by financing activities       30,275,000    1,659,000
                                                       -----------   ----------
        Net Increase in cash and cash equivalents       38,694,000    4,064,000
Cash and cash equivalents at beginning of period         5,940,000    2,842,000
                                                       -----------   ----------
Cash and cash equivalents at end of period             $44,634,000   $6,906,000
                                                       ===========   ==========

               See notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION

     Noncash transactions-
       Other real estate sold and financed
         by the bank                                      -          $115,000

Notes to Consolidated Financial Statements
- ------------------------------------------

NOTE 1 - BASIS OF PRESENTATION
- ------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting
period. Actual results could differ from those estimates.   The accompanying
financial information has been prepared in accordance with the Securities and Exchange Commission rules and regulations for quarterly reporting and therefore does not necessarily include all information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles. This information should be read in conjunction with Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995.

NOTE 2 - EARNINGS PER SHARE
- ---------------------------

     Earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year and dilutive common stock equivalents by using the treasury stock method. The weighted average number of common shares used to compute earnings per share was 895,497 for the three months ended March 31, 1996 and 53,728 for the three months ended March 31, 1995. All per share amounts for the three months ended March 31, 1995 have been restated to give effect to the one for twenty-one reverse stock split and the 26,864 common stock dividend declared during September 1995.

     The assumed conversion of the mandatory convertible debentures ("Debentures") is anti-dilutive for the periods ending March 31, 1996 and 1995. Therefore, primary income and loss per share and income and loss per share assuming full dilution are the same for both periods.

NOTE 3 - MERGER
- ---------------

     On March 31, 1996, SDN Bancorp, Inc. ("Bancorp" or the "registrant") completed its acquisition (the "Liberty Acquisition") of Liberty National Bank ("Liberty") for approximately $15.1 million in cash as contemplated by the October 26, 1995 Agreement and Plan of Merger by and among the registrant, Liberty, and Dartmouth Capital Group, L.P., a Delaware limited partnership ("the Partnership") and the registrant's controlling shareholder. Liberty is headquartered in Huntington Beach, California and had total assets of approximately $149 million prior to the Liberty Acquisition.

     As of March 27, 1996, the Partnership invested approximately $13.4 million in the registrant to fund the Liberty Acquisition. In exchange for that investment, the registrant issued a total of 3,392,405 additional shares of Common Stock at a price per share of $3.95, the registrant's book value per share as of December 31, 1995. At the Partnership's direction the registrant issued 1,764,000 of those shares of Common Stock, in the aggregate, to certain limited partners of the Partnership (the "Direct Holders") and the remaining 1,628,405 shares of Common Stock directly to the Partnership. Giving effect to the issuance of those shares to fund the Liberty Acquisition, the Partnership owns 48.0% of the Common Stock and the Direct Holders own, in the aggregate 50.75% of the Common Stock.

     The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". Under this method of accounting, the purchase price was allocated to the assets acquired and deposits and liabilities assumed based on their fair values as of the acquisition date. The consolidated financial statements include the operations of Liberty from the date of acquisition. Goodwill arising from the transaction totaled approximately $3,780,000 and is being amortized over ten years on a straight line basis.

     The following table sets forth selected unaudited pro forma combined financial information of Bancorp and Liberty for three months ended March 31, 1996 and 1995. The pro forma operating data reflects the effect of the acquisition of Liberty as if it was consummated at the beginning of each period presented. The pro forma results are not necessarily indicative of the results that would have occurred had the acquisition been in effect for the full years presented, nor are they necessarily indicative of the results of future operations.

                                             Pro Forma Combined for
                                          Three Months Ended March 31,
                                         -----------------------------
                                                1996              1995
                                         (Unaudited)       (Unaudited)
                                         -----------       -----------
Interest Income                           $4,580,000        $4,158,000
Interest Expense                           1,750,000         1,653,000
                                          ----------        ----------
Net interest income                        2,830,000         2,505,000
Provision for loan losses                     65,000           210,000
                                          ----------        ----------
Net interest income after
  provision for loan losses                2,765,000         2,295,000
Non-interest income                          282,000           714,000
Non-interest expense                       2,664,000         3,122,000
                                          ----------        ----------
Net income before taxes                      383,000          (113,000)
Income tax(benefit)                          151,000            (4,000)
                                          ----------        ----------
Net income                                $  232,000        $ (109,000)
                                          ==========        ==========

NOTE 4 - LONG LIVED ASSETS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (FAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which Bancorp adopted as required on January 1, 1996. Pursuant to this Statement, companies are required to investigate potential impairments of long-lived assets, certain identifiable intangibles, and associated goodwill, on an exception basis, when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The adoption of FAS 121 did not have a significant impact on Bancorp's financial position or results of operations.

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of SDN Bancorp, Inc. and Subsidiary

In our opinion, the accompanying consolidated statement of condition and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of SDN Bancorp, Inc. (formerly known as SDN Bancorp) and its subsidiary at December 31, 1995, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of SDN Bancorp and subsidiary for the years ended December 31, 1994 and 1993 were audited by other independent accountants whose report dated February 3, 1995, did not express an opinion on the statements for the year ended December 31, 1994 because of substantial doubt about SDN Bancorp's subsidiary's ability to continue as a going concern and expressed an unqualified opinion on the statements for the year ended December 31, 1993.

/s/ Price Waterhouse LLP

San Diego, California
February 2, 1996,
except as to Note 18,
which is as of February 29, 1996

SDN BANCORP, INC AND SUBIDIARY

CONSOLIDATED STATEMENTS OF CONDITION
- --------------------------------------------------------------------------------

                                                            DECEMBER 31,
                                                         1995          1994
ASSETS
Cash and due from banks (Note 3)                      $ 3,640,000   $ 2,842,000
Federal funds sold                                      2,300,000            -
                                                      -----------   -----------
  Total cash and cash equivalents                       5,940,000     2,842,000

Interest-bearing deposits in other
  financial institutions                                  989,000     1,078,000
Held-to-maturity investment securities,
  at amortized cost,  approximate fair value:
  1995 - $7,057,000;  1994 - $4,450,000; (Note 4)       7,009,000     4,535,000

Loans                                                  38,977,000    46,313,000
  Less allowance for loan losses                          639,000       821,000
                                                      -----------   -----------
    Loans, net (Notes 5, 6 and 7)                      38,338,000    45,492,000

Premises and equipment, net (Note 8)                      597,000       779,000
Real estate acquired through foreclosure,
  net (Note 9)                                          1,411,000     1,288,000
Accrued interest receivable and other assets            1,621,000     1,672,000
                                                      -----------   -----------
                                                      $55,905,000   $57,686,000
                                                      ===========   ===========

LIABILITIES AND SHAREHOLDERS'  EQUITY (DEFICIT)
Deposits (Note 10):
  Demand:
    Non-interest-bearing                              $13,445,000   $12,570,000
    Interest-bearing                                   10,582,000    10,206,000
  Savings:
    Regular                                             4,714,000     6,110,000
    Money market                                        8,558,000    10,234,000
  Time:
    Under $100,000                                     11,580,000    12,212,000
    $100,000 or more                                    2,552,000     4,544,000
                                                      -----------   -----------
      Total deposits                                   51,431,000    55,876,000

Accrued expenses and other liabilities                    396,000       864,000
Notes payable (Note 2)                                         -        675,000
Mandatory convertible debentures (Notes 2 and 11)         537,000     1,219,000
                                                      -----------   -----------
      Total liabilities                                52,364,000    58,634,000

Commitments and contingencies (Note 16)

Shareholders' equity (deficit)(Note 2):
  Preferred stock; $.01 par value; 1,000,000 shares
    authorized; no shares issued and outstanding at
    December 31, 1995 and 1994                                 -             -
  Common stock, $.01 par value; 5,000,000 shares
    authorized 895,467 issued and outstanding at
    December 31, 1995                                       9,000            -
  Common stock, no par value; 10,000,000 shares
    authorized; 564,145 issued and outstanding at
    December 31, 1994                                          -             -
  Additional paid-in capital                            7,593,000     2,951,000
  Accumulated deficit                                  (4,061,000)   (3,899,000)
                                                      -----------   -----------
      Total shareholders' equity (deficit)              3,541,000      (948,000)
                                                      -----------   -----------
                                                      $55,905,000   $57,686,000
                                                      ===========   ===========

               See notes to consolidated financial statements.

SDN BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
- --------------------------------------------------------------------------------

                                             FOR THE YEARS ENDED DECEMBER 31,
                                              1995        1994         1993
Interest income:
  Interest and fees on loans              $4,086,000   $4,044,000   $ 4,109,000
  Interest on investment securities,
    substantially all taxable                311,000      247,000       290,000
  Interest on Federal funds sold             117,000       56,000        87,000
  Interest on deposits in financial
    institutions                              54,000       43,000        69,000
                                          ----------   ----------   -----------
      Total interest income                4,568,000    4,390,000     4,555,000
                                          ----------   ----------   -----------
Interest expense:
  Demand deposits                            149,000      167,000       176,000
  Savings deposits                           346,000      451,000       554,000
  Time deposits (Note 10)                  1,075,000      727,000       670,000
  Debentures and other                       181,000      184,000       161,000
                                          ----------   ----------   -----------
    Total interest expense                 1,751,000    1,529,000     1,561,000
                                          ----------   ----------   -----------

Net interest income                        2,817,000    2,861,000     2,994,000
Provision for loan losses (Note 7)           295,000      583,000     1,085,000
                                          ----------   ----------   -----------
  Net interest income after provision
    for loan losses                        2,522,000    2,278,000     1,909,000
                                          ----------   ----------   -----------
Non-interest income:
  Service charges                            464,000      464,000       494,000
  Other income                               232,000      202,000       161,000
                                          ----------   ----------   -----------
    Total non-interest income                696,000      666,000       655,000
                                          ----------   ----------   -----------
Non-interest expenses:
  Salaries and employee benefits           1,811,000    1,905,000     2,052,000
  Professional, regulatory and
    other services                           346,000      335,000       434,000
  Occupancy and equipment (Note 16)          861,000      877,000       988,000
  Legal                                      113,000      124,000       244,000
  Insurance                                  114,000      117,000       128,000
  Losses and carrying costs of real
    estate acquired through foreclosure
    (Note 9)                                 531,000      222,000       182,000
  Other                                      515,000      353,000       512,000
                                          ----------   ----------   -----------
    Total non-interest expenses            4,291,000    3,933,000     4,540,000
                                          ----------   ----------   -----------
Loss before income tax benefit and
  extraordinary item                      (1,073,000)    (989,000)   (1,976,000)
Income tax benefit (Note 15)                 443,000           -             -
                                          ----------   ----------   -----------
Loss before extraordinary item (Note 2)     (630,000)    (989,000)   (1,976,000)

Extraordinary Item:
 Gain from forgiveness of indebtness,
   net of $443,000 income taxes (Note 2)     625,000           -             -
                                          ----------   ----------   -----------

    Net loss                              $   (5,000)  $ (989,000)  $(1,976,000)
                                          ===========  ==========   ===========
Net income (loss) per common share:
  Loss before extraordinary item          $   ( 2.35)  $   (18.41)  $    (36.78)
  Extraordinary item - gain from
    forgiveness of  indebtness, net             2.33           -             -
                                          ----------   ----------   -----------

    Net loss                              $     (.02)  $   (18.41)  $    (36.78)
                                          ==========   ==========   ===========

               See notes to consolidated financial statements.

SDN BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

                                                             ADDITIONAL
                                 NUMBER OF      COMMON        PAID-IN       ACCUMULATED
                                  SHARES        STOCK         CAPITAL         DEFICIT           TOTAL
Balance at December 31, 1992      564,145     $2,951,000     $       -      $  (934,000)     $ 2,017,000

  Net loss                             -              -              -       (1,976,000)      (1,976,000)
                                 --------     ----------     ----------     -----------      -----------

Balance at December 31, 1993      564,145      2,951,000             -       (2,910,000)          41,000

  Net loss                             -              -              -         (989,000)        (989,000)
                                 --------     ----------     ----------     -----------      -----------
Balance at December 31, 1994      564,145      2,951,000             -       (3,899,000)        (948,000)

  Merger and reverse stock
    split (1 for 21)(Note 12)    (537,281)    (2,951,000)     2,951,000              -                -

  Stock dividend (Note 2)          26,864          1,000        156,000        (157,000)              -

  Issuance of common stock        841,739          8,000      4,486,000              -         4,494,000

   Net  loss                           -              -              -           (5,000)          (5,000)
                                 --------     ----------     ----------     -----------      -----------

Balance at December 31, 1995      895,467     $    9,000     $7,593,000     $(4,061,000)     $ 3,541,000
                                 ========     ==========     ==========     ===========      ===========

               See notes to consolidated financial statements.

SND BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                 1995             1994              1993
Operating activities:
  Net loss                                    $    (5,000)     $  (989,000)     $ (1,976,000)
  Adjustments to reconcile net loss
    to net cash provided (used) by
    operating activities:
      Provision for loan losses and
        real estate acquired through
        foreclosure                               678,000          715,000         1,171,000
      Depreciation and amortization               201,000          204,000           227,000
      Decrease (increase) in accrued
        interest receivable                        15,000          (43,000)           70,000
      Increase (decrease) in accrued
        interest payable                         (183,000)         146,000            33,000
      Extraordinary item - gain on
        forgiveness of indebtness, net           (625,000)              -                 -
      Deferred income tax benefit                (443,000)              -                 -
      Other - net                                 188,000          223,000            79,000
                                              -----------      -----------      ------------

        Net cash (used) provided by
          operating activities                   (174,000)         256,000          (396,000)
                                              -----------      -----------      ------------
Investing activities:
  Net decrease in interest-bearing
    deposits in other financial
    institutions                                   89,000          191,000           389,000
  Purchases of held-to-maturity
    investment securities                      (5,890,000)      (3,110,000)         (250,000)
  Proceeds from maturities of
    held-to-maturity investment securities      3,416,000        2,945,000           676,000
  Net decrease in loans                         5,807,000          923,000         4,902,000
  Net purchases of premises and equipment         (19,000)         (62,000)          (73,000)
  Proceeds from sales of real estate
    acquired through foreclosure                  476,000        1,277,000           844,000
                                              -----------      -----------      ------------
         Net cash provided by investing
           activities                           3,879,000        2,164,000         6,488,000
                                              -----------      -----------      ------------

Financing activities:
  Net decrease in deposits                     (4,445,000)      (3,775,000)      (16,498,000)
  Repayment of notes payable                     (656,000)              -           (100,000)
  Net proceeds from issuance of
    notes payable                                      -            14,000           211,000
  Proceeds from issuance of common stock        4,494,000               -                 -
                                              -----------      -----------      ------------
        Net cash used by financing
          activities                             (607,000)      (3,761,000)      (16,387,000)
                                              -----------      -----------      ------------
Net increase (decrease) in cash and
  cash equivalents                              3,098,000       (1,341,000)      (10,295,000)
Cash and cash equivalents at
  beginning of year                             2,842,000        4,183,000        14,478,000
                                              -----------      -----------      ------------
Cash and cash equivalent at
  end of year                                 $ 5,940,000      $ 2,842,000      $  4,183,000
                                              ===========      ===========      ============
Supplemental Disclosure of Cash Flow
  Activities:
    Cash paid for income taxes                $     2,000      $     2,000      $      2,000
                                              ===========      ===========      ============

    Cash paid for interest                    $ 1,673,000      $ 1,384,000      $  1,528,000
                                              ===========      ===========      ============
Supplemental Disclosure of Non-Cash
  Flow Activities:
    Loans transferred to real estate
      acquired through foreclosure            $   982,000      $ 1,251,000      $  1,537,000
                                              ===========      ===========      ============
    Other real estate sold and financed
      by Bank                                 $   371,000      $   377,000      $         -
                                              ===========      ===========      ============


               See notes to consolidated financial statements.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

SDN Bancorp, Inc., a Delaware corporation, is sole owner of San Dieguito National Bank ("Bank"), a federally-chartered commercial bank.

NATURE OF OPERATIONS

The Bank operates two branches in a suburban community of San Diego County, California. The Bank's primary source of revenue is providing commercial banking services to customers, who are predominately small and middle-market businesses and individuals.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The accounting and reporting policies of SDN Bancorp, Inc. and subsidiary ("Bancorp") are in accordance with generally accepted accounting principles and conform to prevailing practices within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of the significant accounting policies used in the preparation of these financial statements follows.

RISKS AND UNCERTAINTIES

In the normal course of its business, the Bank encounters two significant types of risk: economic and regulatory. Economic risk is comprised of three components - interest rate risk, credit risk and market risk. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature and reprice at different speeds, or on a different basis, than its interest-bearing assets. Credit risk is the risk of default on the Bank's loan portfolio that results from the borrower's inability or unwillingness to make contractually required payments. Market risk results from changes in the value of assets and liabilities which may impact, favorably or unfavorably, the realizability of those assets and liabilities.

The Bank is subject to regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Bank also undergoes periodic examinations by the regulatory agencies, which may subject it to changes in asset valuations, in amounts of required loss allowances and in operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the SDN Bancorp, Inc. include the accounts of the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES

During 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), which requires investments to be classified into three categories: held-to-maturity, trading, or available-for-sale. SFAS 115 requires that debt securities that the Bank has the positive intent and ability to hold to maturity be classified as held to maturity. At December 31, 1995 and 1994, the Bank classified all of its investment securities as held-to-maturity.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

Held-to-maturity investment securities are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Premiums and discounts are amortized and accreted to operations using the straight-line method which management believes approximates the interest method.
Management has the intent and the Bank has the ability to hold these assets as long-term investments until their expected maturities. Under certain circumstances (including the significant deterioration of the issuer's credit worthiness or a significant change in tax-exempt status or statutory or regulatory requirements), securities held to maturity may be sold or transferred to another classification.

Gains and losses realized on sales of investment securities are generally determined on the specific identification method and are included in other income.

LOANS AND LOAN FEES

Loans are stated at the principal amount outstanding, net of unearned discounts and fees. Loan origination fees and certain direct costs are deferred and recognized as an element of interest income over the life of the related loans. Net deferred loan origination fees were $45,000 and $54,000 at December 31, 1995 and 1994, respectively.

ALLOWANCE FOR LOAN LOSSES

A provision for possible losses on loans is charged to expense when, in the opinion of management, such losses are expected to be incurred or are inherent in the portfolio. Losses on loans secured by real estate are usually indicated when the fair value of the underlying security is estimated to be less than the carrying value of the loan.

The accompanying consolidated financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and their accuracy dependson the outcome of future events. Management's estimates are based upon previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, the value of collateral, and other relevant factors. The Bank's lending is concentrated in Southern California which has recently experienced adverse economic conditions including declining real estate values. These factors have adversely affected borrowers' ability to repay loans. Although management believes the level of the allowance as of December 31, 1995 and 1994 is adequate to absorb losses inherent in the loan portfolio, additional decline in the local economy may result in increasing losses that cannot reasonably be predicted at this time. Such losses may also result in unanticipated reduction of the Bank's capital.

During 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114") as amended by SFAS 118, "Accounting for Loan Impairment-Income Recognition and Disclosures" ("SFAS 118"). Under SFAS 114, a loan is deemed to be impaired when, based on current information and events, it is probable that a creditor may not collect amounts due according to the original contractual terms of, and as scheduled in, the original loan agreement. SFAS 114 requires that impaired loans be measured using one of the following methods:
(i) the present value of expected cash flows discounted at the loan's effective interest rate; (ii) the observable value of the loan's market price; or (iii) the fair value of the collateral if the loan is collateral dependent. The effect of adoption of SFAS 114 on the Bank's financial position and results of operations was not considered by management to be significant. Cash receipts from impaired loans placed on non-accrual status are first applied to reduce principal.

NONPERFORMING LOANS AND PAST DUE LOANS

Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual, because collection of interest is doubtful, and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

PREMISES AND EQUIPMENT

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation on furniture,fixtures, and equipment is computed using the straight-line method over the estimated useful lives, which range from two to fifteen years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments and major repairs are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

REAL ESTATE ACQUIRED THROUGH FORECLOSURE

The Bank records real estate acquired through foreclosure or "deed in lieu of" as the lesser of the outstanding loan amount or fair value less estimated costs to sell, at the time of foreclosure. Any resulting loss on foreclosure is charged to the valuation allowance for loan losses and a new basis is established in the property. A valuation allowance is established to reflect declines in value subsequent to foreclosure, if any, below the new basis. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other non-interest expenses.

INCOME TAXES

The Bancorp provides for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109). Under the liability method which is prescribed by SFAS 109, a deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 also requires the establishment of a valuation allowance, if necessary, to reflect the likelihood of realization of deferred tax assets. The effect of tax rate changes are to be reflected in income in the period such changes are enacted.

Deferred income taxes are provided by applying statutory tax rates in effect at the balance sheet date to temporary differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates. The deferred tax assets have been fully reduced by a valuation allowance as management believes that it is more likely than not that the deferred tax assets will not be realized.

CASH EQUIVALENTS

Cash and cash equivalents include cash, amounts due from banks, and Federal funds sold. Generally, Federal funds are sold for a one-day period.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

EARNINGS PER SHARE

Earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year and dilutive common stock equivalents. The weighted average number of common shares used to compute earnings per share was 268,198 for the year ended December 31, 1995 and 53,728 for both the years ended 1994 and 1993. All per share amounts have been restated to give effect to the one for twenty-one reverse stock split and the 26,864 common stock dividend declared during September 1995.

The assumed conversion of the mandatory convertible debentures ("Debentures") is anti-dilutive for the years ended December 31, 1995, 1994 and 1993. Therefore, primary loss per share and loss per share assuming full dilution are the same for those years.

NOTE 2 - MERGER AND RECAPITALIZATION

On September 27, 1995, SDN Bancorp ("Bancorp-CA"), a California corporation, reincorporated under Delaware law through a merger ("Merger") with SDN Bancorp, Inc. ("Bancorp"), a Delaware corporation and wholly-owned subsidiary of Bancorp-CA, with Bancorp constituting the surviving corporation. In connection with the Merger, each Bancorp-CA shareholder received one share of common stock (the "Common Stock") of Bancorp for twenty-one shares of common stock of Bancorp-CA.

On September 28, 1995, in accordance with the Stock Purchase Agreement as defined below, Bancorp placed an additional 26,864 shares into escrow, to be distributed, either partially or entirely, to the holders of the shares of Common Stock outstanding as of September 28, 1995, or to the New Investors, as defined below, depending upon the outcome of certain contingencies. The rights to receive the additional shares in escrow are not detachable from the shares of common stock. The placing of these shares into escrow has been accounted for as a stock dividend.

On September 30, 1995, Bancorp issued and sold a total of 841,739 shares (the "Shares") of Common Stock to a Partnership ("Partnership") and certain investors in the Partnership (collectively, "New Investors") in accordance with a Stock Purchase Agreement dated July 21, 1995 ("Stock Purchase Agreement"). The aggregate consideration paid for the Shares was $4,900,000 in cash. After transaction costs of $406,000, Bancorp realized net proceeds of $4,494,000. The Shares represent, in the aggregate, 94% of the shares of Common Stock outstanding immediately after such issuance. If the New Investors ultimately receive all of the additional shares of Common Stock held in escrow, their interest will increase to 97% of the outstanding shares of common stock.

As contemplated by the Stock Purchase Agreement, the purchase of the Shares was conditioned upon, among other things, the prior consummation of the Merger and forgiveness of indebtness of $1,068,000, net of tax of $443,000. Debt forgiven consisted of $682,000 of debentures, $19,000 of notes payable and $367,000 of accrued interest and advances from directors. The aggregate amount of forgiven debt has been reflected as an extraordinary gain in the Statement of Operations. In addition, between September 30, 1995 and October 12, 1995, $656,000 in principal plus $102,000 of accrued interest on notes payable was repaid from the recapitalization proceeds. The forgiveness of indebtness together with the sale of the shares to the New Investors represents the Recapitalization ("Recapitalization").

Prior to September 30, 1995, the Bank was considered "significantly undercapitalized" under the Prompt Corrective Action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). As part of the Recapitalization, Bancorp contributed approximately $3.2 million of capital to the Bank on September 30, 1995. As a result Bancorp and the Bank were considered "well capitalized" for Federal regulatory purposes as of that date.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

The Bank was operating under an agreement (the "OCC Agreement") entered into during September 1992, with the Office of the Comptroller of the Currency ("OCC") which, among other matters, required the Bank to achieve and maintain certain capital ratios. On October 23, 1992, Bancorp signed a Memorandum of Understanding ("MOU") with the Federal Reserve Bank ("FRB"), which confirmed a plan to address certain concerns. Upon completion of the Recapitalization as described above, the OCC terminated the OCC Agreement and the FRB terminated the MOU.

NOTE 3 - CASH AND DUE FROM BANKS

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. Included in cash and due from banks in the consolidated statements of condition are restricted amounts aggregating $468,000 at December 31, 1995 and $490,000 at December 31, 1994.

NOTE 4 - INVESTMENT SECURITIES

All investment securities are classified as held-to-maturity by the Bank. The amortized cost and estimated market value of investments are as follows:


                                              DECEMBER 31, 1995
                               ------------------------------------------------
                                              GROSS        GROSS      ESTIMATED
                               AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                  COST        GAINS         LOSS        VALUE

U.S. Treasury                  $1,403,000     $16,000     $     -     $1,419,000
U.S. Government agencies        4,839,000      15,000       (3,000)    4,851,000
Municipal bonds                   687,000      10,000           -        697,000
Mortgage-backed securities         80,000      10,000           -         90,000
                               ----------     -------     --------    ----------

  Total                        $7,009,000     $51,000     $ (3,000)   $7,057,000
                               ==========     =======     ========    ==========



                                              DECEMBER 31, 1994
                               ------------------------------------------------
                                              GROSS        GROSS      ESTIMATED
                               AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                  COST        GAINS         LOSS        VALUE

U.S. Treasury                  $2,396,000     $    -      $(19,000)   $2,377,000
U.S. Government agencies        1,255,000          -       (74,000)    1,181,000
Municipal bonds                   793,000       1,000           -        794,000
Mortgage-backed securities         91,000       7,000           -         98,000
                               ----------     -------     --------    ----------
  Total                        $4,535,000     $ 8,000     $(93,000)   $4,450,000
                               ==========     =======     ========    ==========

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                  ESTIMATED
                                                   AMORTIZED        FAIR
                                                      COST          VALUE

  Due in one year or less                          $3,980,000     $4,013,000
  Due after one year through five years             2,949,000      2,954,000
                                                   ----------     ----------

  Total                                             6,929,000      6,967,000
  Mortgage-backed securities                           80,000         90,000
                                                   ----------     ----------

  Total                                            $7,009,000     $7,057,000
                                                   ==========     ==========

Investment securities with an amortized cost of $4,522,000 and $4,535,000 and an estimated market value of $4,560,000 and $4,450,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 5 - LOANS

The loan portfolio consists of the various types of loans made principally to borrowers located in San Diego County. All loans in the Bank's loan portfolio are classified as held to maturity and are classified by major type as follows:

                                                         DECEMBER 31,
                                                     1995            1994

  Commercial                                      $16,188,000     $18,936,000
  Real estate - mortgage                           15,710,000      18,060,000
  Real estate - construction                          599,000       1,170,000
  Consumer                                          6,525,000       8,201,000
                                                  -----------     -----------

                                                   39,022,000      46,367,000
  Less:
    Allowance for loan losses                        (639,000)       (821,000)
    Unearned fees                                     (45,000)        (54,000)
                                                  -----------     -----------

  Total                                           $38,338,000     $45,492,000
                                                  ===========     ===========

As of December 31, 1995 and 1994, loans outstanding to directors, officers and entities with which these individuals are associated, which in aggregate exceed $60,000 per individual, were $173,000 and $317,000, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are in the ordinary course of business, and made on the same terms and conditions consistent with the Bank's general lending policies similar to transactions with unaffiliated persons.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

An analysis of activity with respect to these related party loans is as follows:

                                        FOR THE YEARS ENDED DECEMBER 31,
                                        1995          1994         1993

  Beginning balance                   $ 317,000     $422,000     $ 453,000
  New loans                              61,000       56,000        74,000
  Repayments/reductions                 (23,000)     (86,000)     (105,000)
  Other - no longer related party      (182,000)     (75,000)           -
                                      ---------     --------     ---------
  Ending balance                      $ 173,000     $317,000     $ 422,000
                                      =========     ========     =========

NOTE 6 - NONPERFORMING LOANS AND PAST DUE LOANS

The following table presents information relating to nonperforming loans and past due loans:

                                                            DECEMBER 31,
                                                         1995          1994

  Nonaccrual loans, not restructured                   $1,492,000    $  616,000
  90 days or more past due loans, not on nonaccrual        46,000       826,000
  Restructured loans                                       82,000     1,050,000
                                                       ----------    ----------

  Total                                                $1,620,000    $2,492,000
                                                       ==========    ==========

Loans aggregating $1,361,000 at December 31, 1995 have been designated as impaired in accordance with SFAS 114 as amended by SFAS 118. The total allowance for loan losses related to these loans was $196,500 at December 31, 1995. The average balance of impaired loans during 1995 was $1,985,000. Interest income on impaired loans of $10,000 was recognized for cash payments received in 1995. Loans having carrying values of $982,000 were transferred to foreclosed real estate in 1995. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

With respect to the above nonperforming loans, the following table presents interest income actually earned and additional interest income that would have been earned under the original terms of the loans:

                                                    YEAR ENDED
                                                    DECEMBER 31,
                                                  1995        1994
  Nonaccrual loans:
    Income recognized                           $ 10,000     $  3,000
    Foregone income                              192,000       74,000
  Restructured loans:
    Income recognized                                 -        16,000
    Foregone income                                3,000       74,000

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 7 - ALLOWANCE FOR LOAN LOSSES

An analysis of activity in the allowance for loan losses is as follows:

                                      FOR THE YEARS ENDED DECEMBER 31,
                                      1995         1994           1993

  Balance at beginning of year      $ 821,000    $ 823,000     $   771,000
  Provision for loan losses           295,000      583,000       1,085,000
  Loans charged off                  (702,000)    (671,000)     (1,095,000)
  Loan recoveries                     225,000       86,000          62,000
                                    ---------    ---------     -----------

  Balance at end of year            $ 639,000    $ 821,000     $   823,000
                                    =========    =========     ===========

NOTE 8 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1995 and 1994 are summarized as follows:

                                               1995            1994

  Furniture, fixtures, and equipment        $ 1,424,000     $ 1,423,000
  Leasehold improvements                      1,323,000       1,319,000
                                            -----------     -----------
                                              2,747,000       2,742,000
  Less accumulated depreciation and
    amortization                             (2,150,000)     (1,963,000)
                                            -----------     -----------
  Premises and equipment, net               $   597,000     $   779,000
                                            ===========     ===========

NOTE 9 - REAL ESTATE ACQUIRED THROUGH FORECLOSURE

An analysis of activity in the allowance for credit losses on other real estate is as follows:

                                                  1995         1994

  Balance at beginning of year                  $  3,000     $  65,000
  Provision charged to expense                   383,000       132,000
  Charge-offs                                    (66,000)     (194,000)
                                                --------     ---------
  Balance at end of year                        $320,000     $   3,000
                                                ========     =========

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 10 - DEPOSITS

Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1995 and 1994 are as follows:

                                                   DECEMBER 31,
                                                1995           1994

  Three months or less                       $1,952,000     $2,204,000
  Four through six months                       300,000      1,450,000
  Seven through twelve months                   200,000        790,000
  Thereafter                                    100,000        100,000
                                             ----------     ----------

  Total                                      $2,552,000     $4,544,000
                                             ==========     ==========

Interest expense for certificates of deposit in amounts of $100,000 or more was $218,000 and $155,000 for the years ended December 31, 1995 and 1994, respectively.

NOTE 11 - MANDATORY CONVERTIBLE DEBENTURES

The mandatory convertible debentures bear interest at Wall Street Journal prime plus 3.0%, payable quarterly. The debentures are mandatorily convertible at May 30, 1998 into Bancorp common stock, at a rate equal to the lower of: (i) $52.50 per share (subject to certain anti-dilutive adjustments and the power of the Bancorp's Board of Directors to reduce the conversion price), or (ii) the then current fair market value per share of Bancorp common stock. Prior to May 30, 1998, the Debentures are convertible, at the option of the holder, between April 15 and June 15 of each calendar year, or within 60 days after the date of any Notice of Redemption by the Bancorp, at a price of $52.50 per share (subject to anti-dilutive adjustments and the power of the Bancorp's Board of Directors to reduce the conversion price).

The Debentures are not subject to any sinking fund requirements and are subordinated in right of payment to the obligations of the Bancorp under any other indebtedness. At the Bancorp's option, the Debentures are redeemable, subject to FRB approval, on 70 days notice at 105% of par if the notice is sent prior to March 1, 1996, and at 100% of par if the notice is sent thereafter. The indenture does not provide for a right of acceleration of Debentures upon a default in payment of interest or principal or in the performance of any covenant in the Debentures or the indenture, and no trustee is appointed under the indenture to enforce the rights of Debenture holders. Prior to conversion of the Debentures, a Debenture holder has none of the rights or privileges of a shareholder of the Bancorp.

NOTE 12 - INTEREST RATE RISK

The Bank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and short-term, variable-rate real estate loans. These loans are primarily funded through short-term demand deposits and certificates of deposit with fixed rates. At December 31, 1995, the Bank had interest-earning assets of $49,189,000 having a weighted average effective yield of 8.71% and interest-bearing liabilities of $38,080,000 with a weighted average rate of 3.19%.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

During 1995, the bank adopted Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), which requires disclosure of estimated fair values about financial instruments, whether or not recognized in the statement of financial condition, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair value estimates are based on the present value of expected future cash flows, or other valuation techniques, all of which are significantly affected by the assumptions used therein. Accordingly, most fair value estimates cannot be substantiated by comparison to independent market quotes and could not be realized from offering for sale the Bancorp's entire holdings of a particular financial instrument at one time. Furthermore, management does not intend to dispose of significant portions of all of its financial instruments and, thus, any aggregate unrealized gain or loss should not be interpreted as a forecast of future earnings and cash flows.

SFAS 107 excludes certain financial instruments from its disclosure requirements, such as equity investments in consolidated subsidiaries, and obligations for pension and other postretirement benefits and deferred compensation arrangements, among others. In addition, fair value estimates do not attempt to estimate the value of anticipated future business, such as trust and core deposit relationships, and the value of assets and liabilities that are not considered financial instruments such as deferred tax assets, intangibles, and premises and equipment.

The fair values of financial instruments are derived using numerous subjective assumptions and may not be necessarily indicative of the net realizable or liquidation value of these instruments. These fair value estimates involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The fair values are also influenced by the estimation methods, including discount rates and cash flow assumptions, chosen from acceptable alternatives. Comparisons of fair value information among companies are limited by variability in estimations and judgments in responding to the requirements of SFAS 107.

In accordance with SFAS 107, the following methods and assumptions were used to estimate the fair value of each material class of financial instruments at a specific point in time:

CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD, INTEREST-BEARING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS, ACCRUED INTEREST RECEIVABLE, ACCRUED EXPENSES AND OTHER LIABILITIES AND MANDATORILY CONVERTIBLE DEBENTURES

The carrying amount of these financial instruments reasonably approximates fair value.

INVESTMENT SECURITIES

The fair value of investment securities is based upon quoted market prices.

LOANS

The fair value of loans is based upon the aggregate estimated fair values of each product type, giving effect to credit quality and time to maturity. The fair value of fixed rate loans is estimated by discounting expected future cash flows, using risk-free rates adjusted by estimated credit risk. The carrying amount of variable rate loans reasonably approximates fair value.

DEPOSITS

The fair value of demand and savings deposits is the amount payable on demand at the reporting date. The carrying amount for variable rate time deposit accounts reasonably approximates fair value. The fair value of fixed rate time deposits is estimated using a discounted cash flow calculation. The discount rate on such deposits is based upon rates offered as of the reporting date for deposits with similar remaining maturities.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

The fair value of commitments to extend credit and letters of credit is estimated to be the cost to terminate or otherwise settle such obligations with counterparties. The fair value of such items at the reporting date is not considered to be material in relation to the financial statements taken as a whole (Note 14).

The carrying amount and fair value of the Bancorp's financial instruments at December 31, 1995 and 1994 are as follows:

                                              DECEMBER 31, 1995
                                            CARRYING       FAIR
                                             AMOUNT        VALUE

Financial assets:
  Cash and due from banks                $ 3,640,000     $ 3,640,000
  Federal funds sold                       2,300,000       2,300,000
  Interest-bearing deposits in other
    financial institutions                   989,000         989,000
  Held-to-maturity investment
    securities held-to-maturity            7,009,000       7,057,000
  Loans, net                              38,338,000      38,281,000
  Accrued interest receivable                391,000         391,000

Financial liabilities:
  Deposits                                51,431,000      51,327,000
  Accrued expenses and
    other liabilities                        396,000         396,000
  Mandatory convertible
    debentures                               537,000         537,000

NOTE 14 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.
These financial instruments include loan commitments and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment, and other income-producing commercial properties.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

The Bank's lending activities are concentrated in San Diego County, California. The Bank's commercial loan portfolio is diverse as to the industries represented. The real estate portfolio includes credits to many different borrowers for a variety of projects and for residential real estate.

Undisbursed loan commitments amount to approximately $5,783,000 and $7,098,000 at December 31, 1995 and 1994, respectively. Standby letters of credit aggregate approximately $154,000 and $237,000 at December 31, 1995 and 1994, respectively.

NOTE 15 - INCOME TAXES

The income tax (benefit) from continuing operations is summarized as follows:

                                  FOR THE YEARS ENDED DECEMBER 31,
                                   1995         1994         1993

  Current
   Federal                      $      -      $      -     $      -
   State                               -             -            -
                                ---------     ---------    ---------

                                       -             -            -
  Deferred
   Federal                       (322,000)           -            -
   State                         (121,000)           -            -
                                ---------     ---------    ---------

                                 (443,000)           -            -
                                ---------     ---------    ---------

                                $(443,000)    $      -     $      -
                                ==========    =========    =========

The income tax expense from extraordinary item is summarized as follows:

                                  FOR THE YEARS ENDED DECEMBER 31,
                                   1995         1994         1993

  Current
   Federal                      $      -      $      -     $      -
   State                               -             -            -
                                ---------     ---------    ---------
                                       -             -            -
  Deferred
   Federal                        322,000            -            -
   State                          121,000            -            -
                                ---------     ---------    ---------

                                  443,000            -            -
                                ---------     ---------    ---------

                                $ 443,000    $       -     $      -
                                =========    ==========    =========

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

Deferred taxes are provided for the temporary differences which caused them. Deferred tax assets at December 31, 1995 and 1994, are as follows:

                                                        DECEMBER 31,
                                                    1995           1994

  Deferred tax assets:
    Net operating loss carryforwards             $ 1,376,000     $ 1,257,000
    Differences between book and tax basis
      of premises and equipment                      157,000          77,000
    Real estate acquired through foreclosure         133,000              -
    State taxes                                           -          120,000
    Allowance for loan losses                        113,000         261,000
    General business credit carryforward              77,000              -

    Alternative minimum tax credit                    12,000          12,000
    Other                                             86,000          81,000
                                                 -----------     -----------

                                                   1,954,000       1,808,000
  Less valuation allowance                        (1,954,000)     (1,808,000)
                                                 -----------     -----------
  Net deferred tax asset                         $        -      $        -
                                                 ===========     ===========

The provision (benefit) for federal income taxes differs from the amount computed by applying the federal income tax statutory rate as follows:

                                           FOR THE YEARS ENDED DECEMBER 31,
                                            1995         1994         1993

  Loss from continuing operations:
    Taxes calculated at statutory rate $(365,000) $(336,000) $(672,000) Increase (decrease) resulting from:
      State tax, net of federal
        tax effect                          (80,000)     (72,000)    (145,000)
      Tax-exempt interest                   (15,000)     (22,000)     (23,000)
      Officer's life insurance               (9,000)      (9,000)      (9,000)
      Deferred benefit write-off             12,000           -            -

      General business credit               (77,000)          -            -
      Other                                 (55,000)      53,000       68,000
      Valuation allowance                   146,000      386,000      781,000
                                          ---------    ---------    ---------

  Total                                   $(443,000)   $      -     $      -
                                          =========    =========    =========

At December 31, 1995, tax loss carryforwards and tax credit carryforwards of approximately $5,289,000 and $90,000, respectively, are available to offset future taxable income. The tax loss carryforwards expire in 2007 through 2010. As a result of the passage of the Tax Reform Act of 1986, there may be certain limitations which could prohibit the Bank from fully utilizing the benefits of the above credit carryforwards. Because of a substantial change in Bancorp's ownership resulting from the Recapitalization on September 30, 1995, the annual amount of net operating loss carryforwards, generated prior to the ownership change, that may be utilized is limited to approximately $300,000. Subsequent significant changes in ownership could result in additional limitations on the utilization of net operating loss carryforwards.

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 16 - COMMITMENTS AND CONTINGENCIES

LEASES

A summary of noncancelable future operating lease commitments follows:

   1996                                         $404,000
   1997                                          399,000
   1998                                          405,000
   1999                                          410,000
   2000                                          416,000
   Thereafter                                  1,271,000
                                              ----------
   Total                                      $3,305,000
                                              ==========

It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other property or equipment.

Rent expense under all noncancelable operating lease obligations aggregated $417,000, $421,000, and $474,000 for 1995, 1994 and 1993, respectively. Most of the leases provide that the Bank pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased premises in addition to the monthly minimum payments.

LITIGATION

From time to time the Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes that the ultimate liability, if any, arising from such actions will not have a material effect on the Bank's financial position.

PENDING ACQUISITION

Bancorp, the Partnership and Liberty National Bank ("Liberty") entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 26, 1995, providing for the acquisition of Liberty by Bancorp. Liberty is based in Huntington Beach, California and at September 30, 1995 had total assets of $146 million and total deposits of $130 million (unaudited). The acquisition will be affected through a consolidation of Liberty and a subsidiary of Bancorp in which Liberty's stockholders receive cash for their shares. The Partnership intends to infuse most of the additional capital necessary to affect the transaction for Bancorp. The Merger Agreement provides that Liberty stockholders will receive the greater of $14.80 per share or 130% of Liberty's book value (subject to certain adjustments) shortly prior to the closing, calculated on a fully diluted basis, in each case subject to possible small upward adjustments depending upon the timing of the closing. There are currently 978,160 shares of Liberty common stock outstanding, resulting in a minimum aggregate purchase price of approximately $14.5 million (unaudited).

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY INFORMATION

The following are condensed financial statements of SDN Bancorp, Inc. (Parent company only) as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995:

                                            1995            1994
  Condensed Statements of Condition
  ---------------------------------

  ASSETS
  Cash in subsidiary                     $    80,000     $     3,000
  Interest bearing deposits                  198,000       1,526,000
  Investment in subsidiary                 3,832,000              -
  Receivables and other assets                88,000              -
                                         -----------     -----------
  Total assets                           $ 4,198,000     $ 1,529,000
                                         ===========     ===========

  Liabilities and Shareholders'
    Equity (Deficit)

  Accrued expenses                       $   120,000     $   283,000
  Mandatory convertible debentures           537,000       1,219,000
  Due to subsidiary                               -               -
  Notes payable to subsidiary                     -          300,000
  Notes payable to shareholders                   -          675,000
                                         -----------     -----------

  Total liabilities                          657,000       2,477,000
                                         -----------     -----------

  Shareholders' equity (deficit):
   Common stock                                9,000       2,951,000
   Additional paid-in capital              7,593,000              -
   Accumulated deficit                    (4,061,000)     (3,899,000)
                                         -----------     -----------
  Total shareholders'
     equity (deficit)                      3,541,000        (948,000)
                                         -----------     -----------
  Total liabilities and
    shareholders' equity
    (deficit)                            $ 4,198,000     $ 1,529,000
                                         ===========     ===========

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

  Condensed Statements of Operations      1995           1994          1993
  ----------------------------------

  Interest income                       $     4,000    $      -     $        -
  Expenses:
    Interest expense                        205,000      211,000        185,000
    Other expense                             9,000           -           7,000
                                        -----------    ---------    -----------
  Total expenses                            214,000      211,000        192,000
                                        -----------    ---------    -----------

  Loss before income tax benefit,
    extraordinary item and
    undistributed net loss of
    subsidiary                             (210,000)    (211,000)      (192,000)
  Income tax benefit                         91,000           -              -
                                        -----------    ---------    -----------

  Income (loss) before extraordinary
    item and undistributed net loss
    of subsidiary                          (119,000)    (211,000)      (192,000)
  Extraordinary item - gain on
    extinguishment of debt, net             625,000           -              -
                                        -----------    ---------    -----------

  Income (loss) before undistributed
    net loss of subsidiary                  506,000     (211,000)      (192,000)
  Undistributed net loss of subsidiary     (511,000)    (778,000)    (1,784,000)
                                        -----------    ---------    -----------

  Net loss                              $    (5,000)   $(989,000)   $(1,976,000)
                                        ===========    =========    ===========


  Condensed Statements of Cash Flows      1995           1994          1993
  ----------------------------------
  Operating activities:
    Net loss                            $    (5,000)   $(989,000)   $(1,976,000)
    Adjustments to reconcile net loss
      to net cash used by operating
      activities:
        Extraordinary item - gain from
          extinguishment of debt, net      (625,000)          -              -
        Undistributed net loss of
          subsidiary                        511,000      778,000      1,784,000
        Other - net                          26,000      199,000         52,000
                                        -----------    ---------    -----------
  Net cash used by operating
    activities                              (93,000)     (12,000)      (140,000)
                                        -----------    ---------    -----------
  Investing activities:
    Investment in subsidiary             (3,170,000)          -              -
    Net increase in interest
      bearing deposits                     (198,000)          -              -
                                        -----------    ---------    -----------
  Net cash used by investing
    activities                           (3,368,000)          -              -
                                        -----------    ---------    -----------
  Financing activities:
    Repayment of notes payable             (956,000)          -        (100,000)
    Proceeds from issuance of notes
      payable                                    -        14,000        211,000
    Proceeds from issuance of common
      stock                               4,494,000           -              -
                                        -----------    ---------    -----------
  Net cash provided by financing
    activities                            3,538,000       14,000        111,000
                                        -----------    ---------    -----------
  Net increase (decrease) in cash
    in subsidiary                            77,000        2,000        (29,000)
  Cash in subsidiary at beginning
    of year                                   3,000        1,000         30,000
                                        -----------    ---------    -----------
  Cash in subsidiary at end of year     $    80,000    $   3,000    $     1,000
                                        ===========    =========    ===========

SDN BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1994, AND 1993
- --------------------------------------------------------------------------------

There are legal limitations restricting the extent to which the Bank can lend or dividend funds to the Bancorp. Any such extensions of credit are subject to strict collateral requirements. Dividends declared by the Bank in any calendar year may not, without the approval of the OCC, exceed net earnings, as defined, for that year combined with its retained net earnings for the preceding two years, less any required transfers to surplus. Federal banking law also prohibits the Bank from extending credit to the Parent in excess of 10% of the Bank's capital stock and surplus, as defined, or approximately $447,000 at December 31, 1995.

NOTE 18 - SUBSEQUENT EVENT

On February 29, 1996, Bancorp executed a letter of intent for a business combination with Commerce Security Bank ("Commerce"). Commerce is headquartered in Sacramento, California with offices in five western states and at December 31, 1995 had total assets of $213 million and total deposits of $192 million (unaudited). The acquisition, if consummated, is expected to be affected through the creation of a new holding company which would acquire 100% of the stock of Commerce and Bancorp. The letter of intent provides that the Commerce stockholders will receive 90% (150% of 60% of Commerce's book value) of Commerce's December 31, 1995 book value in cash, which approximates $14.8 million, and 40% of Commerce's book value in stock. The Partnership intends to infuse most of the additional capital necessary to affect the transaction for Bancorp.

                                  [LETTERHEAD]



INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of SDN Bancorp and Subsidiary:

We have audited the accompanying consolidated statements of condition of SDN Bancorp and subsidiary as of December 31, 1994 and 1993, and the related statements of operations, shareholders' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Bancorp's management. Our responsibility is to express (or disclaim) an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our report.

In our opinion, the accompanying 1993 and 1992 consolidated financial statements present fairly, in all material respects, the financial position of SDN Bancorp and subsidiary at December 31, 1993, and the results of their operations and cash flows for each of the two years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that SDN Bancorp and its wholly-owned subsidiary, San Dieguito National Bank, (the "Bank") will continue as going concerns. As described in
Note 2 to the consolidated financial statements, at December 31, 1994, the Bank did not meet the minimum capital requirements prescribed by the Office of the Comptroller of the Currency (OCC). The Bank is operating under an agreement with the OCC that requires it to meet prescribed capital requirements. If the Bank is unable to comply with the terms of the agreement, one or more regulatory sanctions may result, including restrictions as to the source of deposits and the appointment of a conservator or receiver. These matters raise substantial doubt about the Bank's (and, consequently, SDN Bancorp's) ability to continue as a going concern. It is the opinion of management that the future of the Bank will depend on its ability to obtain additional capital in a timely manner. If such additional capital is not obtained, it is likely that there will be some form of regulatory intervention (including placing the Bank in conservatorship) in the operations of the Bank. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because of the possible material effects of the uncertainty referred to in the preceding paragraph, we are unable to express, and we do not express, an opinion on the consolidated financial statements for 1994.

/s/ Deloitte & Touche LLP

February 3, 1995

SDN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31, 1994 AND 1993
- ------------------------------------------------------------------------------

ASSETS                                                    1994          1993

Cash and due from banks (Note 3)                      $ 2,842,000   $ 2,383,000
Federal funds sold                                         -          1,800,000
                                                      -----------   -----------
       Total cash and cash equivalents                  2,842,000     4,183,000

Interest bearing deposits in other financial
 institutions                                           1,078,000     1,269,000
Held to maturity investment securities, at amortized
 cost, approximate fair value: 1994-$4,450,000;
 1993-$4,471,000 (Note 4)                               4,535,000     4,370,000

Loans                                                  46,313,000    49,002,000
 Less allowance for loan losses                           821,000       823,000
                                                      -----------   -----------
  Loans, net (Notes 5, 6 and 7)                        45,492,000    48,179,000
Premises and equipment, net (Note 8)                      779,000       921,000
Real estate acquired through foreclosure,
 net (Note 9)                                           1,288,000     1,446,000
Accrued interest receivable and other assets            1,672,000     1,548,000
                                                      -----------   -----------
                                                      $57,686,000   $61,916,000
                                                      -----------   -----------
                                                      -----------   -----------

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Deposits (Note 10)
 Demand:
  Non interest-bearing                                $12,570,000   $12,134,000
  Interest-bearing                                     10,206,000    10,661,000
 Savings:
  Regular                                               6,110,000     6,133,000
  Money market                                         10,234,000    12,844,000
 Time:
  Under $100,000                                       12,212,000    14,604,000
  $100,000 or more                                      4,544,000     3,275,000
                                                      -----------   -----------
   Total deposits                                      55,876,000    59,651,000

Accrued expenses and other liabilities                    864,000       344,000
Notes payable (Note 11)                                   675,000       661,000
Mandatory Convertible Debentures (Note 12)              1,219,000     1,219,000
                                                      -----------   -----------
   Total liabilities                                   58,634,000    61,875,000

Commitments and contingencies (Note 17)

Shareholders' (deficit) equity (Note 16):
 Preferred stock; 10,000,000 shares authorized;
  none issued
 Common stock, no par value; 10,000,000
  shares authorized; 564,145 issued and outstanding
  in 1994 and 1993                                      2,951,000     2,951,000
 Accumulated deficit                                   (3,899,000)   (2,910,000)
                                                      -----------   -----------
   Total shareholders' (deficit) equity                  (948,000)       41,000
                                                      -----------   -----------
                                                      $57,686,000   $61,916,000
                                                      -----------   -----------
                                                      -----------   -----------

See notes to consolidated financial statements.

SDN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ------------------------------------------------------------------------------

                                            1994          1993         1992
Interest income:
  Interest and fees on loans             $4,044,000   $ 4,109,000   $6,167,000
  Interest on investment securities         247,000       290,000      286,000
  Interest on federal funds sold             56,000        87,000      105,000
  Interest on deposits in financial
   institutions                              43,000        69,000       89,000
                                         ----------   -----------   ----------
      Total interest income               4,390,000     4,555,000    6,647,000
                                         ----------   -----------   ----------

Interest expense:
  Demand deposits                           167,000       176,000      242,000
  Savings deposits                          451,000       554,000      831,000
  Time deposits (Note 10)                   727,000       670,000    1,325,000
  Debentures and other                      184,000       161,000      170,000
                                         ----------   -----------   ----------
      Total interest expense              1,529,000     1,561,000    2,568,000
                                         ----------   -----------   ----------
Net interest income                       2,861,000     2,994,000    4,079,000
Provision for loan losses (Note 7)          583,000     1,085,000      350,000
                                         ----------   -----------   ----------
      Net interest income after
       provision for loan losses          2,278,000     1,909,000    3,729,000
                                         ----------   -----------   ----------
Non-interest income:
  Service charges                           464,000       494,000      448,000
  Other income                              202,000       161,000      132,000
                                         ----------   -----------   ----------
      Total non-interest income             666,000       655,000      580,000
                                         ----------   -----------   ----------
Non-interest expenses:
  Salaries and employee benefits          1,905,000     2,052,000    2,292,000
  Professional, regulatory and other
   services                                 335,000       434,000      520,000
  Occupancy and equipment (Note 17)         877,000       988,000      984,000
  Legal                                     124,000       244,000       94,000
  Insurance                                 117,000       128,000      114,000
  Losses and carrying costs of real
   estate acquired through foreclosure
   (Note 9)                                 222,000       182,000       33,000
  Other                                     353,000       512,000      503,000
                                         ----------   -----------   ----------
      Total non-interest expenses         3,933,000     4,540,000    4,540,000
                                         ----------   -----------   ----------
      Loss before income taxes             (989,000)   (1,976,000)    (231,000)
Income tax benefit (Note 15)                  -             -            -
                                         ----------   -----------   ----------
      Net loss                             (989,000)   (1,976,000)  $ (231,000)
                                         ----------   -----------   ----------
                                         ----------   -----------   ----------
Net loss per share                       $    (1.75)  $     (3.50)  $     (.41)
                                         ----------   -----------   ----------
                                         ----------   -----------   ----------

See notes to consolidated financial statements.

SDN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ------------------------------------------------------------------------------

                                        COMMON      ACCUMULATED
                                        STOCK          DEFICIT        TOTAL

Balance at January 1, 1992            $2,951,000    $  (703,000)   $ 2,248,000
  Net loss                                -            (231,000)      (231,000)
                                      ----------    -----------    -----------
Balance at December 31, 1992           2,951,000       (934,000)     2,017,000
  Net loss                                -          (1,976,000)    (1,976,000)
                                      ----------    -----------    -----------
Balance at December 31, 1993           2,951,000     (2,910,000)        41,000
  Net loss                                -            (989,000)      (989,000)
                                      ----------    -----------    -----------
Balance at December 31, 1994          $2,951,000    $(3,899,000)   $  (948,000)
                                      ----------    -----------    -----------
                                      ----------    -----------    -----------

See notes to consolidated financial statements.

SDN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ------------------------------------------------------------------------------

                                                           1994          1993          1992
Operating activities:
  Net loss                                            $   (989,000)  $ (1,976,000)  $   (231,000)
  Adjustments to reconcile net loss to net cash
   provided (used) by operating activities:
   Allowance for loan losses and real estate
    acquired through foreclosure                           715,000      1,171,000        350,000
   Depreciation and amortization                           204,000        227,000        250,000
   (Increase) decrease in accrued interest
    receivable                                             (43,000)        70,000        132,000
   Increase (decrease) in accrued interest payable         146,000         33,000        (55,000)
   Other - net                                             223,000         79,000          9,000
                                                      ------------   ------------   ------------
      Net cash provided (used) by operating
       activities                                          256,000       (396,000)       455,000
                                                      ------------   ------------   ------------

Investing activities:
  Net decrease in interest bearing deposits in
   other financial institutions                            191,000        389,000        107,000
  Purchases of held to maturity investment securities   (3,110,000)      (250,000)    (1,298,000)
  Proceeds from maturities of held to maturity
   investment securities                                 2,945,000        676,000        393,000
  Net decrease in loans                                    923,000      4,902,000     12,169,000
  Net purchases of premises and equipment                  (62,000)       (73,000)      (167,000)
  Proceeds from sales of real estate acquired through
   foreclosure                                           1,277,000        844,000      1,412,000
                                                      ------------   ------------   ------------
      Net cash provided by investing activities          2,164,000      6,488,000     12,616,000
                                                      ------------   ------------   ------------
Financing activities:
  Net decrease in deposits                              (3,775,000)   (16,498,000)   (11,031,000)
  Repayment of notes payable                                 -           (100,000)      (671,000)
  Net proceeds from issuance of notes payable               14,000        211,000        475,000
                                                      ------------   ------------   ------------
      Net cash used by financing activities             (3,761,000)   (16,387,000)   (11,227,000)
                                                      ------------   ------------   ------------
Net (decrease) increase in cash and cash equivalents    (1,341,000)   (10,295,000)     1,844,000
Cash and cash equivalents at beginning of year           4,183,000     14,478,000     12,634,000
                                                      ------------   ------------   ------------
Cash and cash equivalents at end of year              $  2,842,000   $  4,183,000   $ 14,478,000
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------
Supplemental Disclosure of Cash Flow Activities:
  Cash paid for income taxes                          $      2,000   $      2,000   $      2,000
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------
  Cash paid for interest                              $  1,384,000   $  1,528,000   $  2,623,000
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------

Supplemental Disclosure of Non-Cash Flow Activities:
  Loans transferred to real estate acquired through
   foreclosure                                        $  1,251,000   $  1,537,000   $  1,806,000
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------
  Other real estate sold and financed by Bank         $    377,000   $     -        $      -
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------

See notes to consolidated financial statements.

SDN BANCORP AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1994, 1993 AND 1992
- --------------------------------------------------------------------------------


1.  Summary of Significant Accounting Policies

The accounting and reporting policies of SDN Bancorp and subsidiary (the Bancorp) conform to generally accepted accounting principles and to prevailing practices within the banking industry. The following is a description of the more significant policies.

PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements of the Bancorp include the accounts of its wholly-owned subsidiary, San Dieguito National Bank (the Bank), after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES -- In May 1993 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This statement requires that only debt securities that the Bank has the positive intent and ability to hold to maturity be classified as held to maturity and reported at amortized cost; all other debt securities are reported at fair value. Securities not classified as held to maturity or trading account assets as defined below are classified as available for sale, with the related unrealized gains and losses excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. The Bank adopted SFAS No. 115 effective January 1, 1994.
In accordance with the provisions of this pronouncement, prior years' financial statements were not restated. At January 1, 1994, adopting SAFS No. 115 resulted in no financial statement impact.

Held to maturity investment securities are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Premiums and discounts are amortized and accreted to operations using the straight-line method. Management has the intent and the Bank has the ability to hold these assets as long-term investments until their estimated maturities. Under certain circumstances (including the significant deterioration of the issuer's credit worthiness or a significant change in tax-exempt status or statutory or regulatory requirements), securities held to maturity may be sold or transferred to another portfolio.

Available for sale investment securities are carried at fair value. Unrealized gains and losses are excluded from earnings and reported net of tax, as a separate component of shareholders' equity until realized. Securities within the available for sale portfolio may be used as part of the Bank's assets/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic factors. The Bank has no securities classified in this category.

Trading account securities generally comprise securities that are actively and frequently bought and sold with the objective of generating income on short-term differences in price. The Bank has no securities classified in this category.

LOANS AND LOAN FEES -- Loans are stated at the principal amount outstanding, net of unearned discount and fees. Loan origination fees and certain direct costs are deferred and recognized as an element of interest income over the life of the related loans. Net deferred loan origination fees were $54,000 and $82,000 at December 31, 1994 and 1993, respectively.

ALLOWANCE FOR LOAN LOSSES -- A provision for possible losses on loans is charged to expense when, in the opinion of management, such losses are expected to be incurred or are inherent in the portfolio. Losses on loans secured by real estate are usually indicated when the fair value of the underlying security is estimated to be less than the carrying value of the loan.

The accompanying consolidated financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and depend on the outcome of future events. Management's estimates are based upon previous loan loss experience, current economical conditions, volume, growth, and composition of the loan portfolio, the value of collateral and other relevant factors. The Bank's lending is concentrated in Southern California, which has recently experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrowers' ability to repay loans. Although management believes the level of the allowance as of December 31, 1994 is adequate to absorb losses inherent in the loan portfolio, additional decline in the local economy may result in increasing losses that cannot reasonably be predicted at this time. Such losses may also result in unanticipated reduction of the Bank's capital.

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", and No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures", which address the accounting and reporting by creditors for impairment of certain loans. The Bank has not adopted the new standards for the current year but must adopt the new requirements during the year ending December 31, 1995. Management has not completed an evaluation of the impact of these statements; however, they do anticipate a material effect on earnings or financial position in the year of adoption.

NONPERFORMING LOANS AND PAST DUE LOANS -- Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on a nonaccrual status, interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

PREMISES AND EQUIPMENT -- Furniture, fixtures, and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives, which range from two to fifteen years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments and major repairs are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

REAL ESTATE ACQUIRED THROUGH FORECLOSURE -- The Bank records real estate acquired through foreclosure or "deed in lieu of" as the lesser of the outstanding loan amount or fair value less estimated costs to sell, at the time of foreclosure. Any resulting loss on foreclosure is charged to the valuation allowance for loan losses and a new basis is established in the property. A valuation allowance is established to reflect declines in value subsequent to acquisition, if any, below the new basis. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other noninterest expenses.

INCOME TAXES -- Deferred income taxes are provided by applying statutory tax rates in effect at the balance sheet data to temporary differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates.

The Bancorp adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), effective January 1, 1993. This statement supersedes Accounting Principals Board Opinion No 11, "Accounting for Income Taxes". Adopting SFAS No. 109 resulted in no cumulative effect on the Bancorp's financial statements for the year ended December 31, 1993.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Bancorp's net deferred tax asset as of January 1, 1993 are as follows:

     Deferred tax assets:
       Allowance for loan losses                     $ 162,000
       Differences between book and tax basis of
         premises and equipment                        161,000
       State taxes                                      91,000
       Net operating loss                              181,000
       Other                                            46,000
                                                     ---------

     Less valuation allowance                          641,000
                                                      (641,000)
                                                     ---------

     Net deferred tax asset                          $     -
                                                     ----------
                                                     ----------

The deferred tax assets have been reduced by a valuation allowance as management believes that it is more likely than not that the deferred tax assets will not be realized.

CASH EQUIVALENTS -- Cash equivalents include cash and federal funds sold; generally, federal funds are sold for a one-day period.

EARNINGS PER SHARE -- Earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year and dilutive common stock equivalents. The weighted average number of common shares used to compute earnings per share was 564,145 for 1994, 1993 and 1992.

Stock options, which are common stock equivalents, were not dilutive for 1994, 1993 or 1992 and have not been included in the calculation of earnings per share for 1994, 1993 or 1992. The Mandatory Convertible Debentures (the Debentures) are not common stock equivalents. In fiscal years 1994, 1993 and 1992, the effect of the Debentures was anti-dilutive. Therefore, primary loss per share and loss per share assuming full dilution are the same for the years ended December 31, 1994, 1993 and 1992.

2.  Regulatory Matters

On September 21, 1992, the Bank entered into an agreement with the Office of the Comptroller of the Currency (the "OCC Agreement") to address certain matters arising from an examination of the Bank's condition conducted by the OCC as of January 31, 1992.

Under the terms of the OCC Agreement, the Bank was required, among other things, to: (1) infuse not less than $500,000 of Tier 1 capital to achieve and maintain Tier 1 capital at least equal to 6.7% of risk-weighted assets and Tier 1 capital at least equal to 5.1% of actual adjusted total assets (leverage ratio) by December 31, 1992; (2) achieve and maintain Tier 1 capital at least equal to 9.5% of risk-weighted assets and a leverage ratio of at least equal to 6% by March 31, 1993 (revised to March 31, 1994);
(3) pay no dividends without the prior written approval of the OCC;
(4) adopt and implement a strategic plan which includes a three-year capital program and objectives for growth, earnings and reduction in nonperforming assets; (5) revise the Bank's liquidity and funds management policy; (6) formulate written policies and procedures governing the use of funds obtained through a deposit broker; (7) adopt and implement a written program to collect or strengthen criticized assets; (8) develop and implement a written loan administration program; (9) modify the Bank's loan review program to assure timely identification and categorization of problem loans; and (10) modify the Bank's program to review the adequacy of the allowance for loan losses to be in accordance with recent regulatory pronouncements.

The OCC conducted another examination of the Bank as of March 31, 1993.
The OCC conclusions in connection with this examination were that the Bank had satisfied the requirements of above items 1 and 3 through 10 under the OCC Agreement and was in non-compliance only with item 2, minimum capital levels; as a result certain reporting requirements were eliminated. In January 1994, the OCC advised the Bank its growth in average assets would be restricted. Management believes it has complied with this requirement.

On April 18, 1994, the OCC commenced its 1994 annual examination. The OCC concluded that the Bank continues to be in non-compliance with above item 2, minimum capital levels, and in partial compliance with above items 7 and 8. Management believes it is now in substantial compliance with items 7 and 8.

The following is a summary of the Bank's risk weighted capital and leverage ratios at December 31, 1994:

                                                                   MINIMUM
                                                        ACTUAL     REQUIRED

         Bank Only:
            Total Capital vs. Risk Adjusted Assets        4.5%        9.5%
            Tier 1 Capital vs. Risk Adjusted Assets       3.2%        9.5%
            Tier 1 Capital vs. Adjusted Total Assets
              (Leverage)                                  2.6%        6.0%

The Bank is considered "significantly undercapitalized" under the Prompt Corrective Action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and would be considered "critically undercapitalized" if its ratio of Tier 1 capital to adjusted total assets (leverage ratio) should equal or be less than 2%. Subject to certain exceptions, in the case of critically undercapitalized depository institutions, the appropriate Federal banking agency is required to appoint a conservator or receiver, generally within 90 days.

As of December 31, 1994, all of the Bancorp's capital ratios are negative. The difference in the Bank's and Bancorp's capital ratios is because Bancorp has borrowed funds which do not qualify as Tier 1 capital and has placed most of such funds into the Bank as additional Tier 1 Capital.

In 1992 and 1993, the Bank submitted and the OCC approved written plans to achieve adequate capital. An updated Capital Restoration Plan and Strategic Plan were submitted to the OCC in February 1994. In March 1994, the OCC approved such plans. In December 1994, the Bank submitted an amendment to its Capital Restoration Plan to update certain target dates. As of February 3, 1995, the OCC has not approved the revised plan.

On October 23, 1992, Bancorp signed a Memorandum of Understanding ("MOU") with the Federal Reserve Bank ("FRB") to confirm a plan to correct concerns arising from their inspection of the condition of the Bancorp as of March 31, 1992. Bancorp agreed not to pay dividends, add or replace a director or executive officer, and incur additional debt without the prior approval of the FRB. In accordance with the MOU, Bancorp submitted a plan to the FRB by December 30, 1992 which set forth its plan to increase the capital of Bancorp and address other procedural matters. Revised plans to increase capital are submitted to the FRB as such plans are submitted to the OCC. In addition, Bancorp reports quarterly on its progress to correct matters contained in the MOU. As of December 31, 1994 management of Bancorp believed it was in compliance with the MOU, except for those items related to increased capital.

If the Bank is unable to comply with the terms of the OCC Agreement or the MOU, one or more regulatory sanctions may result, including the possible termination of the Bank's Federal Deposit Insurance Corporation's insured status. Bancorp has total notes payable of $975,000 at December 31, 1994 (including $300,000 due to the Bank) all with maturities in 1995 and Mandatory Convertible Debentures of $1,219,000 (see Notes 11 and 12). Bancorp has not been able to make full and timely interest payments on the notes or the Debentures during 1994 and does not have current liquidity to repay the notes as scheduled during 1995. These uncertainties and the net losses incurred during 1994, 1993 and 1992, among others, may indicate that the Bancorp and the Bank will be unable to continue as a going concern. The financial statement impact, if any, from the outcome of these uncertainties cannot presently be determined. Accordingly, no adjustment that may result from the resolution of these matters has been made in the accompanying financial statements.

Management and the directors are taking a number of steps to increase the capital of both the Bancorp and the Bank or otherwise satisfy the requirements of the OCC Agreement and the MOU and to provide funds required to service future debt payments on the Debentures and other Bancorp debt. This includes many active discussions and negotiations with potential investors or purchasers. The Bancorp is also using industry professionals for advice and to provide assistance in locating investors or purchasers. No assurance can be given as to the eventual outcome of these efforts.

3.  Cash and Due from Banks

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and due from banks" in the consolidated statements of condition included amounts so restricted of $490,000 at December 31, 1994 and $543,000 at December 31, 1993.

4.  Investment Securities

All investment securities are classified as held to maturity by the Bank. The amortized cost and estimated market value of investments are as follows:

                                                  DECEMBER 31, 1994
                               -----------------------------------------------------------
                                              GROSS      GROSS      ESTIMATED
                                AMORTIZED  UNREALIZED  UNREALIZED    MARKET      CARRYING
                                  COST        GAINS      LOSSES       VALUE       VALUE
    U.S. Treasury              $2,396,000               $(19,000)  $2,377,000   $2,396,000
    U.S. government agencies    1,255,000                (74,000)   1,181,000    1,255,000
    Municipal bonds               793,000    $1,000          -        794,000      793,000
    Mortgage-backed securities     91,000     7,000          -         98,000       91,000
                               ----------    ------     --------   ----------   ----------
    Total                      $4,535,000    $8,000     $(93,000)  $4,450,000   $4,535,000
                               ----------    ------     --------   ----------   ----------
                               ----------    ------     --------   ----------   ----------

                                          DECEMBER 31, 1993
                                ------------------------------------
                                              GROSS        ESTIMATED
                                           UNRECOGNIZED     MARKET
                                  COST         GAIN          VALUE

    U.S. Treasury               $2,522,000   $ 10,000     $2,532,000
    U.S. Government agencies       452,000      8,000        460,000
    Municipal bonds              1,104,000     54,000      1,158,000
    Mortgage-backed securities     292,000     29,000        321,000
                                ----------   --------     ----------
    Total                       $4,370,000   $101,000     $4,471,000
                                ----------   --------     ----------
                                ----------   --------     ----------

The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         ESTIMATED
                                          AMORTIZED         FAIR
                                             COST          VALUE

Due in one year or less                   $1,997,000     $1,983,000
Due after one year through five years      2,447,000      2,369,000
                                          ----------     ----------
Total                                      4,444,000      4,352,000
Mortgage-backed securities                    91,000         98,000
                                          ----------     ----------
Total                                     $4,535,000     $4,450,000
                                          ----------     ----------
                                          ----------     ----------

Investment securities with an amortized cost of $4,535,000 and $3,870,000 and an estimated market value of $4,450,000 and $3,961,000 at December 31, 1994 and 1993, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

5.   Loans

The loan portfolio consists of the various types of loans made principally to borrowers located in San Diego County. All loans in the Bank's loan portfolio are classified as held to maturity and are classified by major type as follows:

                                              DECEMBER 31,
                                       --------------------------
                                          1994           1993

Commercial                             $18,936,000    $19,883,000
Real estate - other                     18,060,000     18,034,000
Real estate - construction               1,170,000      2,137,000
Consumer                                 8,201,000      9,030,000
                                       -----------    -----------

Total                                   46,637,000     49,084,000
Less:
  Allowance for loan losses               (821,000)      (823,000)
  Unearned fees                            (54,000)       (82,000)
                                       -----------    -----------

  Total                                $45,492,000    $48,179,000
                                       -----------    -----------
                                       -----------    -----------

Loan maturities and rate sensitivity of the loan portfolio, excluding consumer and real estate - other loans before unearned income at December 31, 1994, are as follows:

                                         WITHIN          ONE-           AFTER
                                        ONE YEAR      FIVE YEARS     FIVE YEARS        TOTAL

Commercial                              $6,872,000     $5,743,000     $6,321,000    $18,936,000
Real estate - construction                 370,000          -            800,000      1,170,000
                                        ----------     ----------     ----------    -----------

Total                                   $7,242,000     $5,743,000     $7,121,000    $20,106,000
                                        ----------     ----------     ----------    -----------
                                        ----------     ----------     ----------    -----------

Loans at fixed interest rates           $  525,000     $  187,000     $  751,000    $ 1,463,000
Loans at variable interest rates         6,717,000      5,556,000      6,370,000     18,643,000
                                        ----------     ----------     ----------    -----------

Total                                   $7,242,000     $5,743,000     $7,121,000    $20,106,000
                                        ----------     ----------     ----------    -----------
                                        ----------     ----------     ----------    -----------


As of December 31, 1994 and 1993, loans outstanding to directors, officers and entities with which these individuals are associated under terms consistent with the Bank's general lending policies, which in aggregate exceed $60,000 per individual, were $317,000 and $422,000, respectively.
In the opinion of management, all transactions entered into between the Bank and such related parties have been, and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

An analysis of activity with respect to these related party loans is as follows:


                                                  YEAR ENDED
                                                 DECEMBER 31,
                                     --------------------------------------
                                       1994           1993           1992

Beginning balance                    $422,000       $453,000       $646,000
New loans                              56,000         74,000        169,000
Repayments/reductions                 (86,000)      (105,000)      (362,000)
Other - no longer related party       (75,000)         -              -
                                      --------       --------       --------

Ending balance                       $317,000       $422,000       $453,000
                                     --------       --------       --------
                                     --------       --------       --------

The Bank acquired through foreclosure certain other real estate during 1994. The unpaid balance on the related defaulted loans was approximately $1,300,000.

6.   Nonperforming Loans and Past Due Loans

The following table presents information relating to nonperforming loans and past due loans:


                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                    1994           1993
Nonaccrual loans, not restructured                               $  616,000     $  637,000
90 days or more past due loans, not on nonaccrual                   826,000        150,000
Restructured loans                                                1,050,000      1,605,000
                                                                 ----------     ----------

Total                                                            $2,492,000     $2,392,000
                                                                 ----------     ----------
                                                                 ----------     ----------


With respect to the above nonperforming loans, the following table presents interest income actually earned and additional interest income that would have been earned under the original terms of the loans:

                                            YEAR ENDED
                                           DECEMBER 31,
                                      ----------------------
                                        1994           1993

Nonaccrual loans:
  Income earned                       $ 3,000        $16,000
  Foregone income                      74,000         32,000
Restructured loans:
  Income earned                        16,000         39,000
  Foregone income                      74,000         91,000

7.   Allowance for Loan Losses

An analysis of activity in the allowance for loan losses is as follows:


                                                 YEAR ENDED
                                                 DECEMBER 31,
                                  -----------------------------------------
                                      1994           1993           1992

Balance at beginning of year      $   823,000    $   771,000    $ 1,128,000
Provision for loan losses             583,000      1,085,000        350,000
Loans charged off                    (671,000)    (1,095,000)      (749,000)
Loan recoveries                        86,000         62,000         42,000
                                  -----------    -----------    -----------

Balance at end of year            $   821,000    $   823,000    $   771,000
                                  -----------    -----------    -----------
                                  -----------    -----------    -----------

8.   Premises and Equipment

Premises and equipment at December 31, 1994 and 1993 are summarized as follows:

                                                    1994           1993

Furniture, fixtures, and equipment               $ 1,423,000    $ 1,419,000
Leasehold improvements                             1,319,000      1,288,000
                                                 -----------    -----------
                                                   2,742,000      2,707,000
Less accumulated depreciation and amortization    (1,963,000)    (1,786,000)
                                                 -----------    -----------
Premises and equipment, net                      $   779,000    $   921,000
                                                 -----------    -----------
                                                 -----------    -----------

9.   Real Estate Acquired through Foreclosure

An analysis of activity in the allowance for credit losses on other real estate is as follows:

                                                     1994           1993

Balance, beginning of year                       $    65,000    $      -
Provision charged to expense                        (132,000)        86,000
Charge-offs                                         (194,000)       (21,000)
                                                 -----------    -----------
Balance, end of year                             $     3,000    $    65,000
                                                 -----------    -----------
                                                 -----------    -----------

10.  Deposits

Included in interest-bearing deposits are certificates of deposits in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1994 and 1993 are as follows:

                                                         DECEMBER 31,
                                                 --------------------------
                                                     1994           1993

Three months or less                             $ 2,204,000    $ 1,601,000
Four through six months                            1,450,000      1,202,000
Seven through twelve months                          790,000        372,000
Thereafter                                           100,000        100,000
                                                 -----------    -----------

Total                                            $ 4,544,000    $ 3,275,000
                                                 -----------    -----------
                                                 -----------    -----------
interest expense for certificates of deposit in amounts of $100,000 or more was $155,000 and $123,000 for the years ended December 31, 1994 and 1993, respectively.

The Bank has no brokered deposits and there are no major concentrations of deposits.

11. Notes Payable

At December 31, 1994, the Bancorp had a line of credit with a director in the amount of $250,000. The interest on this line is at Wall Street Journal prime (8.5% at December 31, 1994) plus 2.5%. At December 31, 1994, the Bancorp had borrowed $250,000 under this line. The outstanding principal balance, plus any accrued interest, is due on December 30, 1995. (See Note
12).

Bancorp has promissory notes payable to directors aggregating $300,000 and promissory notes payable to three shareholders totalling $125,000. The proceeds of these notes were used to pay down a promissory note from another bank and meet debt service requirements of Bancorp. These notes bear interest at Wall Street Journal prime plus 2.0% and are due during the first quarter of 1995. (See Note 12). Management is currently negotiating the extension of these notes.

At December 31, 1994, Bancorp has two promissory notes totaling
$300,000 payable to the Bank, both of which bear interest at Wall Street Journal prime plus 2.0%. Both of these notes are due on June 30, 1995. The proceeds from these notes were used to pay down promissory notes from another bank by $232,000, and $68,000 was used to pay net interest expenses of Bancorp. The notes are collateralized by certain real property owned by two of Bancorp's directors. In the accompanying consolidated statements of condition, these Bancorp notes payable and the Bank notes receivable have been eliminated.

12. Mandatory Convertible Debentures

The Bancorp's $1,219,000 aggregate principal amount Debentures bear interest at Wall Street Journal prime (8.5% at December 31, 1994) plus 3.0%, payable quarterly. At May 30, 1998, the Debentures will be mandatorily converted into Bancorp common stock, no par value, at a rate equal to the lower of: (i) $5.00 per share (subject to certain anti-dilutive adjustments and the power of the Bancorp's Board of Directors to reduce the conversion price), or (ii) the then current fair market value per share of Bancorp common stock. Prior to May 30, 1998, the Debentures may be converted, at the option of the holder, between April 15 and June 15 of each calendar year, or within 60 days after the date of any Notice of Redemption by the Bancorp, but only at a price of $5.00 per share (subject to the anti-dilutive adjustments and the power of the Bancorp's Board of Directors to reduce the conversion price).

The Debentures are not subject to any sinking fund requirements and are subordinated in right of payment to the obligations of the Bancorp under any other indebtedness. At the Bancorp's option, the Debentures are redeemable, subject to FRB approval, on 70 days notice at 105% of par if the notice is sent prior to March 1, 1996, and at 100% of par if the notice is sent thereafter. The indenture does not provide for a right of acceleration of Debentures upon a default in payment of interest or principal or in the performance of any covenant in the Debentures or the indenture, and no trustee is appointed under the indenture to enforce the rights of Debenture holders. Prior to conversion of the Debentures, a Debenture holder has none of the rights or privileges of a shareholder of the Bancorp.

The directors agreed to waive payment of all interest and principal due on all outstanding indebtedness payable to them through March 31, 1996. Three non-director shareholders agreed to defer payment of interest and principal on notes payable to them, aggregating $125,000. In January 1994, certain directors began making cash advances to Bancorp to provide the funds necessary to pay debt service on $700,500 in principal of Debentures owned by non-directors and on three notes totaling $550,000, of which $300,000 is payable to the Bank under two notes due June 30, 1995 and $250,000 is a line of credit payable to a director due December 30, 1995. Effective April 1, 1994, the directors continued to advance additional funds sufficient to service only the debt requirements of these three notes totaling $550,000. The total of all additional advances was $66,000 as of December 31, 1994. The aggregate accrued unpaid interest on all notes and Debentures is $217,000 as of December 31, 1994.

In July 1994, the non-director debentureholders were notified that Bancorp no longer had the funds to continue paying interest on the Debentures; and therefore, the quarterly interest payments due for the second, third, and fourth quarters of 1994 were not made. This constituted a payment default under Section 8.02 of the Indenture. Debentureholders were asked to waive the quarterly payment defaults. According to the Indenture, such a default in the payment of interest can be waived by a majority of the principal amount of the Debentures outstanding, not including the amount owed by Bancorp directors and officers. Signed waivers have been received from a sufficient number of debentureholders thus waiving Bancorp's default in the above mentioned quarterly payments under the Debentures.

As of February 3, 1995, Bancorp did not have the funds available to meet future debt service requirements of the notes and Debentures. No assurance can be given that Bancorp ultimately will be successful in obtaining a source of funds to meet Bancorp's debt service requirements or that advances from the directors will continue. Failure to meet the debt service requirements could force Bancorp to seek bankruptcy protection which would result in a significant adverse impact to Bancorp noteholders, debentureholders and shareholders.

13. Interest Rate Risk

The Bank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and short-term, variable-rate real estate loans. These loans are primarily funded through short-term demand deposits and certificates of deposit with fixed rates. At December 31, 1994, the Bank had interest-earning assets of $51,926,000 having a weighted average effective yield of 8.87% and interest-bearing liabilities of $43,306,000 with a weighted average rate of 3.08%.

14. Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to various financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest risk in excess of the amounts recognized in the consolidated balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to standby letters of credit is represented by the contractual amount of those instruments.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing agreements. Standby letters of credit are generally written for a term of one year. At December 31, 1994, the Bank had obligations under standby letters of credit of $237,000.

The Bank uses the same credit policies in making commitments and conditional commitments as it does for extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The agreements with the customers normally require collateral. Such collateral held varies but may include accounts receivable; inventory; property, plant and equipment; and real estate.

15. Income Taxes

Deferred taxes are provided for the temporary differences which caused them. Deferred tax assets at December 31, 1994 and 1993, are as follows:

                                                   DECEMBER 31,
                                           ----------------------------
                                              1994              1993
Deferred tax assets:
 Allowance for loan losses                 $   261,000     $   177,000
 Differences between book and tax
   basis of premises and equipment              77,000         152,000
 State taxes                                   120,000         168,000
 Net operating loss                          1,257,000         861,000
 Other                                          81,000          64,000
 Alternative Minimum Tax Credit                 12,000              --
                                           -----------     -----------
                                             1,808,000       1,422,000
Less valuation allowance                    (1,808,000)     (1,422,000)
                                           -----------     -----------
Net deferred tax asset                     $        --     $        --
                                           -----------     -----------
                                           -----------     -----------

For the year ended December 31, 1992, deferred income taxes resulted from the recognition of the income tax on timing differences in reporting transactions for financial statement and income tax reporting purposes. The sources and tax effect of these timing differences are as follows:

Provision for credit losses                      $ 179,000
Depreciation                                       (13,000)
Effect of net operating losses
   and investment tax credits                     (166,000)
Other                                                   --
                                                 ---------
Deferred tax provision                           $      --
                                                 ---------
                                                 ---------

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on income (operations) as follows:

                                                 YEAR ENDED
                                                DECEMBER 31,
                                     --------------------------------
                                        1994        1993        1992

Taxes calculated at statutory rate   $ 336,000   $ 672,000   $ 79,000
Increase (decrease) resulting from:
  Tax-exempt interest                  (22,000)    (23,000)   (24,000)
  Officer's life insurance              (8,600)     (8,700)    (6,800)
  Other                                    400         200        500
  Valuation allowance                 (305,800)   (640,500)   (48,700)
                                     ---------   ---------   --------
Total                                $      --   $      --   $     --
                                     ---------   ---------   --------
                                     ---------   ---------   --------

At December 31, 1994 tax loss carryforwards and tax credit carryforwards of approximately $3,700,000 and $12,000, respectively, are available to offset future taxable income. The tax loss carryforwards expire in 2007 through 2009. As a result of the passage of the Tax Reform Act of 1986, there may be certain limitations which could prohibit the Bank from fully utilizing the benefits of the above credit carryforwards.

16. Stock and Stock Options

At December 31, 1994 and 1993, there were 10,000,000 shares of common stock without par value authorized, of which 564,145 shares were issued and outstanding. In addition, at December 31, 1994 and 1993 there were 10,000,000 shares of preferred stock authorized without par value, none of which had been issued.


The Bancorp has granted stock options to key employees at exercise prices not less than the fair market value of the common stock at the date of grant. Options are exercisable for a period not to exceed ten years from the date of the grant in installments to be determined at the time of grant by the Board of Directors. The stock option plan expired on February 12, 1992, and such termination does not affect any options granted before the termination date. As of December 31, 1994 and 1993, options for 43,000 and 74,750 shares were outstanding. No stock options were exercised during 1994, 1993 and 1992. At December 31,
1994, options for 42,400 shares were exercisable at prices ranging from $3.00 to $5.50 per share.

17. Commitments and Contingencies

LEASES - A summary of noncancelable future operating lease commitments follows:

        1995               $  405,000
        1996                  388,000
        1997                  402,000
        1998                  407,000
        1999                  412,000
        Thereafter          1,694,000
                            ---------

        Total              $3,708,000
                            ---------
                            ---------


It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other property or equipment.

Rent expense under all noncancelable operating lease obligations aggregated $421,000, $474,000, and $470,000 for 1994, 1993, and 1992,
respectively. Most of the leases provide that the Bank pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased premises in addition to the monthly minimum payments.

DEFERRED COMPENSATION PLAN - The Bancorp and Bank have also entered into an Executive Salary Continuation Agreement with an officer of the Bank dated June 7, 1990 (and amended on September 2, 1993), which provides for certain additional benefits. Upon retirement at age 65, the Bank will pay $65,000 per year for fifteen years in monthly installments. It also provides for such benefits under certain conditions if the officer dies prior to retirement. The monthly or optional lump sum payments to be made in accordance with the Executive Salary Continuation Agreement are partially funded by a life insurance policy in which the officer is the insured and the Bank is the beneficiary and owner.

LITIGATION - From time to time the Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes that the ultimate liability, if any, arising from such actions will not have an adverse effect on the Bank's financial position. As of December 31, 1994, neither the Bank nor the Bancorp had any asserted lawsuits against it.

18. Parent Company Information

The following are condensed financial statements of SDN Bancorp (parent company only) as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994:

CONDENSED STATEMENTS OF CONDITION

                                                   1994           1993
ASSETS

Cash in subsidiary                             $    3,000      $    1,000
Investment in subsidiary                        1,526,000       2,304,000
Receivables and other assets                        --             --
                                               ----------      ----------

Total assets                                   $1,529,000      $2,305,000
                                               ----------      ----------
                                               ----------      ----------


LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Accrued expenses                              $   283,000     $    84,000
Mandatory Convertible Debentures                1,219,000       1,219,000
Due to subsidiary                                   --             --
Notes payable to subsidiary                       300,000         300,000
Notes payable to shareholders                     675,000         661,000
                                               ----------      ----------
Total liabilities                               2,477,000       2,264,000
                                               ----------      ----------

Shareholders' equity:
Common stock                                    2,951,000       2,951,000
Accumulated deficit                            (3,899,000)     (2,910,000)
                                               ----------       ---------
Total shareholders' (deficit) equity             (948,000)         41,000
                                               ----------       ---------
Total liabilities and shareholders'
  (deficit) equity                            $ 1,529,000     $ 2,305,000
                                                ---------       ---------
                                                ---------       ---------

 CONDENSED STATEMENTS OF OPERATIONS        1994         1993         1992


Interest income                       $     --    $      --      $  50,000
Expenses:
Interest expense                        211,000       185,000      181,000
other expense                               --          7,000        3,000
                                      ---------    ----------    ---------

Total expenses                          211,000       192,000      184,000
                                      ---------    ----------    ---------

Loss before income tax benefit and
 undistributed net loss of subsidiary  (211,000)     (192,000)    (134,000)
Income tax benefit                          --            --           --
                                      ---------    ----------    ---------
Loss before undistributed net loss
 of subsidiary                         (211,000)     (192,000)    (134,000)
Undistributed net loss of subsidiary   (778,000)   (1,784,000)     (97,000)
                                      ---------    ----------    ---------

Net loss                              $(989,000)  $(1,976,000)   $(231,000)
                                      ---------    ----------    ---------
                                      ---------    ----------    ---------


CONDENSED STATEMENTS OF CASH FLOWS        1994         1993         1992

Operating activities:
Net loss                              $(989,000)  $(1,976,000)   $(231,000)
Adjustments to reconcile net loss
 to net cash used by operating
 activities:
 Undistributed net loss of subsidiary   778,000     1,784,000       97,000
 Other - net                            199,000        52,000       28,000
                                      ---------    ----------    ---------

Net cash used by operating activities   (12,000)     (140,000)    (106,000)
                                      ---------    ----------    ---------

Financing activities:
Repayment of notes payable                  --       (100,000)    (671,000)
Proceeds from issuance of notes
 payable                                 14,000       211,000      775,000
Proceeds from issuance of common stock      --            --           --
                                      ---------    ----------    ---------

Net cash provided by financing
 activities                              14,000       111,000      104,000
                                      ---------    ----------    ---------

Net increase (decrease) in cash in
 subsidiary                               2,000       (29,000)      (2,000)
Cash in subsidiary at beginning of
 year                                     1,000        30,000       32,000
                                      ---------    ----------    ---------

Cash in subsidiary at end of year     $   3,000    $    1,000    $  30,000
                                      ---------    ----------    ---------
                                      ---------    ----------    ---------


There are legal limitations restricting the extent to which the Bank can lend or dividend funds to the Bancorp. Any such extensions of credit are subject to strict collateral requirements. Dividends declared by the Bank in any calendar year may not, without the approval of the OCC, exceed net earnings, as defined, for that year combined with its retained net earnings for the preceding two years, less any required transfers to surplus. As a result of losses exceeding profits during the relevant period, at December 31, 1994, the Bank could not declare dividends without the approval of the OCC. The agreement with the OCC also prohibits the Bank from paying dividends without the consent of the OCC (see Note 2). The Bancorp also has an agreement with the FRB which prohibits the payment of dividends without its approval (see Note
2). Federal banking law also restricts the Bank from extending credit to the Parent in excess of 10% of the Bank's capital stock and surplus, as defined, or approximately $235,000 at December 31, 1994. When the Bank extended the existing $300,000 in loans to its Parent in 1992, such limit was approximately $500,000. (See Note 11).

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



To the Shareholders and the
  Board of Directors of
  Liberty National Bank:

We have audited the accompanying balance sheets of LIBERTY NATIONAL BANK (a national banking association) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty National Bank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                       ARTHUR ANDERSEN LLP

Orange County, California
January 31, 1996

                                   LIBERTY NATIONAL BANK
                                   ---------------------

                        BALANCE SHEETS - DECEMBER 31, 1995 AND 1994
                        -------------------------------------------

                                                      1995           1994
                                                  ------------   ------------
ASSETS:
  Cash and due from banks (Notes 2 and 11)        $  7,185,677   $  7,320,487
  Time deposits with other banks (Note 11)             689,000      2,077,245
  Federal funds sold (Note 11)                       9,350,000      1,700,000
  Securities available for sale (at approximate
    market value) (Notes 3 and 11)                  34,753,608     15,890,316
  Securities held to maturity (approximate
    market value of $2,059,212 in 1994)
    (Notes 3 and 11)                                       -        2,054,845
  Loans                                             88,929,644     95,538,560
    Less--Allowance for loan losses                  1,686,000      2,527,671
                                                  ------------   ------------
  Loans, net (Notes 4, 6 and 11)                    87,243,644     93,010,889
  Property and equipment, net (Note 5)               1,226,187      1,253,249
  Other real estate owned                            1,169,486      5,303,401
  Accrued interest receivable and other
    assets (Note 8)                                  2,482,350      3,185,968
                                                  ------------   ------------
          Total assets                            $144,099,952   $131,796,400
                                                  ============   ============
LIABILITIES:
  Deposits (Note 11):
    Demand deposits                               $ 22,419,422   $ 20,659,699
    Savings deposits                                29,096,858     41,303,787
    Time deposits, $100,000 and over                 8,787,581     11,011,674
    Other time deposits                             70,576,077     48,281,794
                                                  ------------    -----------
          Total deposits                           130,879,938    121,256,954
                                                 -------------    -----------
  Accrued interest payable and other liabilities     1,727,984        205,953
                                                  ------------   ------------
          Total liabilities                        132,607,922    121,462,907
                                                  ------------   ------------
COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (Notes 1 and 7):
  Common stock, $3.33-1/3 par value:
    Authorized--1,750,000 shares;
    Issued and outstanding--
      978,160 shares in 1995 and 1994                3,260,493      3,260,493
  Surplus                                            4,062,204      4,062,204
  Undivided profits                                  4,105,246      3,100,460
  Unrealized gains (losses) on securities
    available for sale, net of taxes
    (Notes 3 and 8)                                     64,087        (89,664)
                                                  ------------   ------------
          Total shareholders' equity                11,492,030     10,333,493
                                                  ------------   ------------
          Total liabilities and shareholders'
            equity                                $144,099,952   $131,796,400
                                                  ============   ============

      The accompanying notes are an integral part of these balance sheets.

                              LIBERTY NATIONAL BANK
                              ---------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
              ----------------------------------------------------

                                        1995        1994         1993
                                    ----------- -----------  -----------
REVENUE FROM EARNING ASSETS:
   Interest and fees on loans       $10,941,005 $ 9,781,451  $11,455,556
   Interest on securities (Note 3)    1,202,720     728,170      538,340
   Interest on time deposits with
     other banks                         85,025     390,893      742,626
   Interest on federal funds sold       590,340     142,748       72,237
                                    ----------- -----------  -----------
       Total revenue from earning
         assets                      12,819,090  11,043,262   12,808,759
                                    ----------- -----------  -----------
COST OF FUNDS:
  Interest on savings deposits        1,048,291   1,366,666    1,546,127
  Interest on time deposits,
    $100,000 and over                   691,397     544,383      582,613
  Interest on other time deposits 3,837,887 2,229,252 2,659,531 Interest on federal funds
    purchased                               322      11,387       11,249
  Interest on securities sold under
    agreements to repurchase              5,519      43,805       -
                                    ----------- -----------  -----------
       Total cost of funds            5,583,416   4,195,493    4,799,520
                                    ----------- -----------  -----------
       Net revenue from earning
         assets before provision
         for loan losses              7,235,674   6,847,769    8,009,239

PROVISION FOR LOAN LOSSES  (Note 4)     150,000   1,315,000    4,781,500
                                    ----------- -----------  -----------
       Net revenue from earning
        assets                        7,085,674   5,532,769    3,227,739
                                    ----------- -----------  -----------
OTHER REVENUE:
  Service charges and fees              327,946     414,169      601,850
  Other revenue                       2,024,059   2,029,864    1,836,209
                                    ----------- -----------  -----------
       Total other revenue            2,352,005   2,444,033    2,438,059
                                    ----------- -----------  -----------

      The accompanying notes are an integral part of these statements.

                                        1995        1994         1993
                                    ----------- -----------  ----------
OPERATING EXPENSES:
   Salaries and related benefits    $ 3,362,330 $ 3,426,346  $3,344,048
   Occupancy expense (Notes 5 and 6)  1,122,420   1,227,741     992,045
   Other operating expenses
     (Note 9)                         3,339,777   5,432,623   4,008,394
                                    ----------- -----------  -----------
       Total operating expenses       7,824,527  10,086,710   8,344,487
                                    ----------- -----------  -----------
       Income (loss) before provision
         for (benefit from) income
         taxes                        1,613,152  (2,109,908) (2,678,689)

PROVISION FOR (BENEFIT FROM) INCOME
  TAXES (Note 8)                        608,366    (803,117) (1,161,000)
                                    ----------- -----------  ------------
       Net income (loss)            $ 1,004,786 $(1,306,791)$(1,517,689)
                                    =========== ============ ============
EARNINGS (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE (Note 1): $      1.03  $    (1.34)$     (1.55)
                                    =========== ============ ============

      The accompanying notes are an integral part of these statements.

                              LIBERTY NATIONAL BANK
                              ---------------------

                             STATEMENTS OF CASH FLOWS
                             ------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
             ----------------------------------------------------

                                          1995        1994             1993
                                      -----------   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                   $ 1,004,786   $(1,306,791)   $(1,517,689)
  Adjustments to reconcile net
   income (loss) to net cash provided
   by operating activities:
     Depreciation and amortization        216,803       215,857        253,095
     (Gain) loss on sales of
       equipment                           19,682        (3,785)         5,902
    Provision for loan losses             150,000     1,315,000      4,781,500
    Provision (benefit) for deferred
       taxes                              607,566       532,338       (953,336)
    Increase (decrease) in deferred
      loan fees                           (93,994)      469,045         45,839
    (Increase) decrease in other real
      estate owned                      4,133,915    (1,596,943)    (1,488,086)
    (Increase) decrease in accrued
      interest receivable and other
      assets                              (15,284)     (120,704)        27,833
    Increase (decrease) in accrued
      interest payable and other
      liabilities                       1,522,031      (668,029)        26,518
                                     ------------   -----------   ------------
           Net cash provided by
            (used in) operating
            activities                  7,545,505    (1,164,012)     1,181,576
                                     ------------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in time deposits
    with other banks                    1,388,245    11,462,988      3,342,735
  Proceeds from sales and maturities
    of securities                      55,130,000    13,931,983      2,075,000
  Purchases of securities             (71,673,360)  (16,963,427)    (8,290,350)
  Net decrease in loans                 5,711,239    13,521,157     17,143,212
  Proceeds from disposition of
    property and equipment                 16,650        42,603         43,984
  Purchases of property and equipment    (226,073)     (149,670)       (77,021)
                                     ------------   -----------   ------------
         Net cash provided by (used
          in) investing activities     (9,653,299)   21,845,634     14,237,560
                                     ------------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in demand and
    savings deposits                  (10,447,206)  (10,588,312)    (2,567,101)
  Decrease in time deposits,
    $100,000 and over                  (2,224,093)   (3,726,430)    (8,336,307)
  Increase (decrease) in other time
    deposits                           22,294,283   (10,053,309)    (2,146,383)
                                     ------------   -----------   ------------
        Net cash provided by (used
          in) financing activities      9,622,984   (24,368,051)   (13,049,791)
                                     ------------   -----------   ------------

                                         1995           1994           1993
                                      -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                      7,515,190    (3,686,429)     2,369,345

CASH AND CASH EQUIVALENTS, beginning
  of year                               9,020,487    12,706,916     10,337,571
                                      -----------   -----------    -----------
CASH AND CASH EQUIVALENTS,
  end of year                         $16,535,677   $ 9,020,487    $12,706,916
                                      ===========   ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the year for-
     Interest                         $ 5,583,416   $ 4,195,494    $ 4,851,183
     Income taxes                      (1,234,640)     (811,871)       539,005

      The accompanying notes are an integral part of these statements.

                            LIBERTY NATIONAL BANK
                            ---------------------

                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 --------------------------------------------

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
             ----------------------------------------------------

                                         Common Stock                                       Unrealized
                                     ---------------------                                Gains (Losses)
                                     Number                                               on Securities
                                       of                                 Undivided         Available
                                     Shares       Amount      Surplus      Profits           for Sale          Total
                                     -------    ----------   ----------   ----------      --------------    -----------
BALANCE, December 31, 1992           978,160    $3,260,493   $4,062,204   $5,924,940         $     --       $13,247,637

  Unrealized gain on
    securities available for
    sale, net of deferred taxes           --            --           --           --          107,339           107,339
  Net loss                                --            --           --   (1,517,689)              --        (1,517,689)
                                     -------    ----------   ----------   ----------         --------       -----------
BALANCE, December 31, 1993           978,160     3,260,493    4,062,204    4,407,251          107,339        11,837,287

  Unrealized gain on
    securities available for
    sale, net of deferred taxes           --            --           --           --         (197,003)         (197,003)
  Net loss                                --            --           --   (1,306,791)            --          (1,306,791)
                                     -------    ----------   ----------   ----------         --------       -----------
BALANCE, December 31, 1994           978,160     3,260,493    4,062,204    3,100,460          (89,664)       10,333,493

  Unrealized gain on
    securities available for
    sale, net of deferred taxes           --            --           --           --          153,751           153,751
  Net loss                                --            --           --    1,004,786               --         1,004,786
                                     -------    ----------   ----------   ----------         --------       -----------
BALANCE, December 31, 1995           978,160    $3,260,493   $4,062,204   $4,105,246         $ 64,087       $11,492,030
                                     =======    ==========   ==========   ==========         ========       ===========


        The accompanying notes are an integral part of these statements.

                              LIBERTY NATIONAL BANK
                              ---------------------

                           NOTES TO FINANCIAL STATEMENTS
                           -----------------------------

                                 DECEMBER 31, 1995
                                 -----------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liberty National Bank (the Bank) is a nationally chartered bank. The Bank primarily accepts deposits from and makes loans to individuals and businesses in Orange County and Los Angeles County, California.

On October 26, 1995, the Bank signed an Agreement and Plan of Merger (the "Agreement") under which SDN Bancorp, Inc., a Delaware corporation ("SDN"), headquartered in Encinitas, California, will acquire the Bank through a cash merger (the "Merger"). Also party to the transaction is Dartmouth Capital Group, L.P., a Delaware limited partnership (the "Partnership") and SDN's largest shareholder, which is expected to fund the transaction.

Under the terms of the Agreement, all of the outstanding shares of the Bank's common stock (except shares as to which dissenters' rights have been exercised and, with limited exceptions, shares beneficially owned by the parties to the Agreement), will be converted into cash at the greater of $14.80 per share or 130% of the Bank's book value (subject to certain adjustments) per share at the month end next preceeding the closing, calculated on a fully diluted basis, in each case subject to possible small upward adjustments depending upon the timing of the closing. The Agreement further provides that, prior to the closing, the Bank will have canceled all outstanding stock options to acquire its common stock, in each case in return for a payment to the holder of the stock option equal to the spread between the exercise price of the option and the price per share to be paid by SDN.

The consummation of the Merger is subject to certain standard conditions, including but not limited to the approval of the Agreement by the holders of not less than two-thirds of the Bank's common stock and the receipt of all required regulatory approvals. All of the Directors of the Bank have entered into a Voting Agreement in which they have agreed to vote all of their respective shares of common stock in favor of the Merger and against any comparable transaction with a third party. The merger is expected to be completed in March, 1996.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those statements.

The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practice within the banking industry. The following are descriptions of the more significant of those policies.

  SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

  During 1993, the Financial Accounting Standards Board issued Statement of Financial Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires that investments in equity securities that have readily determinable fair values and for all investments in debt securities are to be classified as held to maturity, trading or available for sale. SFAS No. 115 had to be adopted in 1994, but earlier adoption was permitted. The Bank adopted this statement during 1993. During 1993, the Bank changed its intent of holding all securities to maturity to having a portion of the securities available for sale. Under SFAS
  No. 115, securities held to maturity are reported at amortized cost, and securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred taxes. Securities available for sale may be held for indefinite periods of time and may be sold in response to changes in interest rates and/or significant prepayment risk.

  The Bank's calculation of cost is increased by accretion of discounts and decreased by amortization of premium, both computed on the straight-line method that approximates the effective interest method. Such amortization and accretion are reflected in interest on securities. Gains and losses on the sale of securities are based upon the adjusted cost and computed on the specific identification method.

  LOANS

  Loans are carried at face value, less payments collected and net of the allowance for loan losses and deferred loan fees. Interest on loans is accrued monthly on a simple interest basis. Net loan fees and related direct costs are deferred and recognized as interest income over the term of the loan on a level yield basis.

  The allowance for loan losses is maintained at a level considered adequate by management to provide for losses that can be reasonably anticipated. Management considers current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance. The allowance is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs.

  On January 1, 1995 the Bank adopted the FASB Statement of Financial Account Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (FASB 114). This statement generally requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is discontinued on such loans and no income is recognized until all recorded amounts of principal have been recovered in full. The adoption of this statement did not have a material impact upon the results of operations or the financial position of the Bank, taken as a whole.

  The Bank excludes from their loan impairment calculations smaller balance, homogeneous loans such as consumer installment loans and lines of credit. In determining whether a loan is impaired or not, the Bank applies its normal loan review procedures in making that judgement. Loans for which an insignificant delay, i.e., 45 days past due, or insignificant shortfall in amount of payments is anticipated, but the Bank expects to collect all amounts due, are not considered for impairment. The Bank measures impairment on a loan-by-loan basis using either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral dependent.

  OTHER REAL ESTATE OWNED

  Real estate acquired by foreclosure or deed in lieu of foreclosure is carried at the lower of the recorded investment in the property or its fair value, less estimated carrying costs and costs of disposition. At foreclosure, the value of the underlying loan is written down to the fair value of the real estate acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged to other operating expenses. Operating expenses of such properties, net of related income and gains or losses on their disposition, are recorded in other operating expenses.

  PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Amortization is computed on the straight-line method over the useful lives of the leasehold improvements or the term of the lease, whichever is shorter.

  Income Taxes

  The Bank accounts for income taxes using the liability method for financial reporting purposes, pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for
  Income Taxes.

  EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

  Earnings (loss) per common and common equivalent share (stock options) were computed based on the weighted average number of shares and common stock equivalents outstanding during each period. If all stock options were exercised, they would not have a material dilutive effect in 1995 and would have been antidilutive in 1994 and 1993; therefore, stock options have been excluded from the calculations. The weighted average number of shares was approximately 978,160 in 1995, 1994 and 1993, respectively.

  STATEMENT OF CASH FLOWS

  For purposes of this statement, cash and cash equivalents includes cash on hand, amounts due from correspondent banks and federal funds sold.

  RECLASSIFICATIONS

  Certain amounts have been reclassified in the prior years to conform to classifications followed in 1995.

2.   AVERAGE FEDERAL RESERVE BALANCES

During 1995 and 1994, the Bank had average cash reserve requirements to be maintained at the Federal Reserve Bank of approximately $172,000 and $236,000, respectively.

3.   SECURITIES

During 1995, implementation guidelines were issued with respect to SFAS No.
115. These guidelines allowed an entity to reassess the classification of its securities held to maturity and make a one time transfer on or before December 31, 1995 of all or a portion of these securities to available for sale without impacting the accounting treatment for held to maturity securities. Accordingly, the Bank transferred the remainder of its held to maturity portfolio in the amount of $894,892 into the available for sale category. At the same time, the Bank recorded gross unrealized gains of $12,946, relating to the transferred securities.

The cost and estimated fair values of securities available for sale as of December 31, 1995 are as follows:

                                                   1995
                              ----------------------------------------------
                                              Gross     Gross    Estimated
                                           Unrealized Unrealized    Fair
                                  Cost        Gains     Losses      Value
                               -----------   --------  --------  -----------
Securities available for sale:
  U.S. Government agency
    securities                 $ 1,000,932  $ 12,198  $    -     $ 1,013,130
  U.S. Treasury securities      32,747,289    85,351       -      32,832,640
  State and municipal
    securities                     894,892    12,946       -         907,838
                               -----------  --------  --------   -----------
                               $34,643,113  $110,495  $    -     $34,753,608
                               ===========  ========  ========   ===========

The cost and estimated fair values of securities available for sale and securities held to maturity as of December 31, 1994 are as follows:

                                                   1994
                              ----------------------------------------------
                                              Gross     Gross    Estimated
                                           Unrealized Unrealized    Fair
                                   Cost       Gains     Losses      Value
                               -----------   --------  --------  -----------
  Securities available for sale:
    U.S. Government agency
      securities               $ 1,003,169  $  5,271   $    -    $ 1,008,440
    U.S. Treasury securities    15,041,739     1,517    161,380   14,881,876
                               -----------  --------   --------  -----------
                               $16,044,908  $  6,788   $161,380  $15,890,316
                               ===========  ========   ========  ===========
  Securities held to maturity:
    State and municipal
      securities               $ 2,054,845  $ 12,442   $  8,075  $ 2,059,212
                               ===========  ========   ========  ===========

The cost and estimated fair value of securities available for sale and securities held to maturity at December 31, 1995, by contractual maturity, are shown below:

                          Securities Available        Securities Held To
                                For Sale                   Maturity
                        -------------------------   ------------------------
                                      Estimated                  Estimated
                                        Fair                        Fair
                            Cost        Value         Cost          Value
                        -----------  -----------  -----------   -----------
  Due in one year or
    less                $29,811,882  $29,855,640  $     -       $      -
  Due after one year
    through five years    4,831,231    4,897,968        -              -
  Due after five years
    through 10 years          -          -              -              -
  Due after 10 years          -          -            219,700       219,700
                        -----------  -----------  -----------   -----------
                        $34,643,113  $34,753,608  $   219,700   $   219,700
                        ===========  ===========  ===========   ===========

At December 31, 1995 and 1994, securities with a fair value of approximately $721,313 and $3,214,000, respectively, were pledged to secure public deposits, as required by law.

Proceeds from sales of securities during 1995, 1994 and 1993 were $0, $8,177,983 and $0, respectively. Proceeds from maturities or calls of securities during 1995, 1994 and 1993 were $ 55,130,000, $5,754,000 and
$2,075,000, respectively. Gross gains and (losses) on sales and called securities were $7,000 and $0 in 1995 and $475 and $(89,737) in 1994, respectively. There were no gains or losses on sold or called securities in 1993.

Included in interest on securities in 1995, 1994 and 1993, is $88,657, $119,878 and $162,037 respectively, of interest from nontaxable obligations of states and municipalities.

4.   LOANS

The loan portfolio consists of the following at December 31, 1995 and 1994:

                                           1995             1994
                                       ------------     ------------
      Commercial                       $ 44,439,240     $ 40,861,374
      Real estate-construction            3,646,270        6,400,817
      Real estate-other                  28,832,975       36,486,422
      Installment loans                  13,799,771       13,672,554
        Deferred loan fees               (1,788,612)      (1,882,607)
                                       ------------     ------------
                                         88,929,644       95,538,560
      Less--Allowance for loan losses     1,686,000        2,527,671
                                       ------------     ------------
      Net loans                        $ 87,243,644     $ 93,010,889
                                       ============     ============

The Bank sells the government-guaranteed portion of Small Business Administration (SBA) loans which it originates to participants in the secondary market and retains servicing responsibilities. Such loans are sold at a premium, a portion of which is immediately recognized as income. The remaining premium, representing estimated normal servicing fees and/or a yield adjustment on the portion of the SBA loan retained by the Bank, is deferred and recognized as income in future periods as long as the loans are serviced. The total SBA loan portfolio being serviced by the Bank at December 31, 1995 and 1994, is $142,899,605 and $140,284,425, respectively.
The portion of the SBA loans retained by the Bank totaled $33,580,173 and $31,904,579 at December 31, 1995 and 1994, respectively.

An analysis of the activity with respect to aggregate loan balances involving related parties (officers, directors and their affiliates) is as follows:

      Balance at         New Loans                      Balance at
  December 31, 1994    and Additions    Repayments    December 31, 1995
  -----------------    -------------    ----------    -----------------
      $2,956,990        $  231,199      $1,287,362        $1,900,827

All related party loans were current as to principal and interest as of December 31, 1995 and 1994. In management's opinion, these loans were made in the ordinary course of business at prevailing rates and terms.

At December 31, 1995, the Bank had $3,615,707 in impaired loans, all of which have a related loss allowance, aggregating $160,103. Of the $3,615,707 of impaired loans, all were measured using the fair value of collateral. The average principal balance of impaired loans during 1995 was $4,908,095. The Bank recognized $93,141 of interest income related to impaired loans during the year ended December 31, 1995.

Loans on which the accrual of interest has been discontinued amounted to $3,710,000, $4,496,000 and $13,647,000 at December 31, 1995, 1994, and 1993,
respectively. If these loans had been current throughout their terms, interest income would have increased approximately $363,651, $1,061,000 and $780,000 for 1995, 1994, and 1993, respectively.

The activity in the allowance for loan losses account for the years ended December 31, 1995, 1994 and 1993, is as follows:

                                  1995       1994       1993
                                ---------- ---------- ----------
Balance, beginning of period    $2,527,671 $4,900,946 $2,873,380

  Loans charged off             (1,467,929)(4,106,588)(2,870,139)
  Recoveries on loans
    previously charged off         476,258    418,313    116,205
  Provision for loan losses        150,000  1,315,000  4,781,500
                                ---------- ---------- ----------
Balance, end of period          $1,686,000 $2,527,671 $4,900,946
                                ========== ========== ==========

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1995 and 1994:

                                            1995        1994
                                         ----------  ----------
      Land                               $  204,022  $  204,022
      Bank premises                         360,791     325,906
      Furniture, fixtures and equipment   1,851,103   1,951,570
      Leasehold improvements                787,769     903,921
                                         ----------  ----------
                                          3,203,685   3,385,419
      Less--Accumulated depreciation
        and amortization                  1,977,498   2,132,170
                                         ----------  ----------
                                         $1,226,187  $1,253,249
                                         ==========  ==========

The amount of depreciation and amortization included in operating expenses was $216,803, $215,857 and $253,095 in 1995, 1994 and 1993, respectively, and is based on the following estimated asset lives:

      Bank premises                      31.5 years
      Furniture, fixtures and equipment  3 to 15 years
      Leasehold improvements             Useful life or life of lease,
                                           whichever is shorter

6.   COMMITMENTS AND CONTINGENCIES

In the normal course of business to meet the financing needs of its customers, the Bank is a party to financial instruments with "off-balance sheet" risk. Financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The Bank does not enter into any interest rate swaps or caps or forward or future contracts.

The nature of the off-balance sheet risk inherent in these instruments is the possibility of accounting loss from (1) the failure of another party to perform according to the terms of a contract that would cause a draw on a standby letter of credit, or (2) changes in market rates of interest for those few commitments and undisbursed loans which have fixed rates of interest. To minimize this risk, the Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The decision as to whether collateral should be required is based on the circumstances of each specific commitment or conditional obligation.

Loan commitments are not usually made for more than one year. If rates are quoted, they are generally stated in relation to the prime rate.


These financial instruments involve, to varying degrees, exposure to credit risk in excess of the amounts recognized in the statements of financial condition. This exposure is represented by the contractual notional amount of those instruments. At December 31, 1995 and 1994, the contractual notional amount of these instruments was approximately $14,839,560 and $11,454,817 for undisbursed loans and loan commitments and approximately $1,186,371 and $987,300 for commitments under standby letters of credit, respectively. There were no standby letters of credit to related parties at December 31, 1995 and December 31, 1994.

Since many of the commitments are expected to expire without being drawn upon, the amounts above do not necessarily represent future cash requirements.

The Bank has concentrated its lending activity almost exclusively to customers within the Los Angeles, Orange, Riverside and San Bernardino counties of California. Commercial and real estate loans to small and medium size companies in widely diversified industries represent the largest component of the portfolio. The next single largest grouping of loans is that to individuals for household, family and other personal expenditures.

The Bank has various types of real estate loans both for development and long-term financing. As of December 31, 1995 and 1994, the Bank's real estate loan portfolio was as follows:

                                           1995        1994
                                       ----------- -----------
     Construction and land development $ 3,646,270 $ 6,400,817
     Mortgage - commercial              21,047,073  23,289,649
     Mortgage - residential              7,785,902  13,196,773
                                       ----------- -----------
           Total                       $32,479,245 $42,887,239
                                       =========== ===========

The construction and land development sector of the loan portfolio is widely diversified in a number of projects with an emphasis on loans for the construction of single family residential properties in Orange County and in the Los Angeles basin. Substantially all the real estate loans are concentrated within a close proximity to the Bank's locations. It is judged that none of these lending activities expose the Bank to undue credit risk; however, economic conditions and real estate markets in Southern California may effect the Bank's loan portfolio and underlying collateral values.

The Bank is a defendant in various pending lawsuits that arose in the ordinary course of business. It is management's opinion that the litigation will not result in any material adverse effect on the Bank's financial position and results of operations.

As of December 31, 1995, minimum annual future lease commitments under noncancellable operating leases for premises are as follows:

            Year ending December 31:
              1996                               $  304,284
              1997                                  304,284
              1998                                  304,284
              1999                                  304,284
              2000                                  304,284
              Thereafter                            228,213
                                                 -----------
                                                 $1,749,633
                                                 ===========

Total rent expense for premises included in occupancy expenses for 1995, 1994 and 1993, was $385,266, $424,788 and $444,785,respectively.

7.   SHAREHOLDERS' EQUITY

The Bank had a stock option plan that expired on March 17, 1992, which authorized the issuance of up to 274,144 shares of its common stock. Options were granted at an exercise price of not less than the fair market value of the common stock at the date of grant. Options that have been granted are exercisable in cumulative 20 percent installments and expire 10 years after the date of grant. Options that have been granted to directors were exercisable at date of grant. As of December 31, 1995, 80,112 shares were exercisable under this plan.

During 1992, the Bank adopted a new stock option plan that expires in 2002, which authorizes the issuance of up to 189,000 additional shares of its common stock. Options are granted at an exercise price of not less than the fair market value of the common stock at the date of grant. Options that have been granted vest annually in 20 percent increments and expire 5 and 10 years from the date of grant for directors and employees, respectively. As of December 31, 1995, 19,414 shares were exercisable under this plan.

The following information is presented concerning the stock option plans as of December 31, 1995:

       Number of    Number
        Shares        of
        Subject     Options
       to Option  Exercisable  Exercise Prices  Expiration Dates
       ---------  -----------  ---------------  ----------------
        121,743      99,526    $6.25 to $13.00        05/12/1996
                                                   to 06/21/2004

During 1995, no options were granted, 3,859 options were canceled at $8.13 - $10.13 per share and no options were exercised.

Under national banking law, the Bank is limited in its ability to declare dividends to its shareholders to the total of its net income for the year, combined with its retained net income for the preceding two years less any required transfers to surplus and any dividends declared during the period. The effect of this law is such that the Bank may not declare dividends at December 31, 1995.

8.   INCOME TAXES

The current and deferred amounts of the provisions for (benefit from) income taxes for the years ended December 31, 1995, 1994 and 1993, consisted of the following:

                            1995          1994           1993
                       ------------   -----------    -----------
           Current:
             Federal   $        -     $(1,336,255)   $  (207,664)
             State              800           800            -
                       ------------   -----------    -----------
                                800    (1,335,455)      (207,664)
                       ------------   -----------    -----------
           Deferred:
             Federal        425,431       597,524       (633,532)
             State          182,135       (65,186)      (319,804)
                       ------------   -----------    -----------
                            607,566       532,338       (953,336)
                       ------------   -----------    -----------
                       $    608,366   $  (803,117)   $(1,161,000)
                       ============   ===========    ===========

Total tax expense (benefit) differs from the amount computed using the federal statutory rate as follows:

                       1995                    1994                    1993
                 -------------------    --------------------    ------------------

                            Percent                 Percent                  Percent
                              of                      of                       of
                            Pretax                  Pretax                    Pretax
                  Amount    Income      Amount      Income        Amount      Income
                 ---------  ------    ----------    ------     -----------    ------
  Tax expense
    at federal
    statutory
    rate         $ 548,282   34.00%   $(717,358)    (34.00)%   $(910,090)    (34.00)%
  State income
    taxes, net
    of federal
    income tax
    benefit        120,737    7.49      (42,495)     (2.01)      (211,071)     (7.89)
  Interest on
    state and
    municipal
    securities     (25,130)  (1.56)     (35,954)     (1.70)        (49,482)    (1.85)
  Other            (35,523)  (2.20)      (7,310)      (.35)          9,643       .30
                 ---------   -----    ---------     ------     -----------    ------
                 $ 608,366   37.73%   $(803,117)    (38.06)%   $(1,161,000)   (43.44)%
                 =========   =====    =========     ======     ===========    ======


Deferred taxes arise from temporary differences between income reported for financial reporting purposes and that reported for federal income tax purposes. The tax effects of the principal temporary differences resulting in deferred taxes were:

                                              1995               1994                 1993

                                            ---------          ----------           ---------
    Provision for loan losses              $  394,371          $1,016,768           $(725,747)
    Write-down of other real estate owned     123,502              57,387            (265,821)
    Depreciation                                  (97)             (8,833)            (31,821)
    Net operating loss                        (15,411)           (304,662)            (24,752)
    Other                                     105,201            (228,322)             94,805
                                            ---------          ----------           ---------
                                            $ 607,566          $  532,338           $(953,336)
                                            =========          ==========           =========


At December 31, 1995 and 1994, the components of the net deferred asset which is included in accrued interest receivable and assets on the accompanying balance sheets are as follows:

                                                         1995          1994
                                                      ---------     ----------
    Depreciation                                      $ (59,614)    $  (59,711)
    Allowance for loan losses                           202,402        596,773
    Other real estate owned                             138,253        261,755
    Net operating loss                                  344,826        329,415
    Other non-deductible accruals                       (12,902)        92,299
                                                      ---------     ----------
    Unrealized (gain) loss on securities                612,965      1,220,531
      available for sale                                (46,408)        64,929
                                                      ---------     ----------
                                                        566,557      1,285,460
  Less: Valuation Allowance                                -              -
                                                      ---------     ----------
                                                      $ 566,557     $1,285,460
                                                      =========     ==========

9.   OTHER OPERATING EXPENSES

Other operating expenses include the following:

                                               1995             1994           1993
                                            ----------      ----------     ----------
      Legal and professional fees           $  833,138      $1,146,827     $  856,773
      Insurance and FDIC assessments           504,258         596,672        546,663
      Business development and
        referral expenses                       530,90         562,049        446,271
      Stationary and office supplies            322,42         302,396        288,507
      Data processing expenses                 416,271         342,076        375,268
      Messenger services                       114,537         111,333        139,466
      Other real estate owned expenses         319,337       1,803,208        823,128
      Other operating expenses                 298,857         568,062        532,318
                                            ----------      ----------     ----------
                                            $3,339,777      $5,432,623     $4,008,394
                                            ==========      ==========     ==========

10.  REGULATORY MATTERS

The Bank is subject to regulation by the Office of the Comptroller of the Currency (OCC). Representatives of the OCC completed an examination of the Bank in the fourth quarter of 1992. As a result of their examination, the OCC established a formal agreement (the Agreement) dated June 7, 1993, which among other provisions requires the Bank to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 9.5 percent and a leverage ratio of at least 6.5 percent, improve the Bank's asset quality and make various changes in loan policies and procedures. During the fourth quarter of 1994, the OCC completed another examination of the Bank as of June 30, 1994. Their results indicated full compliance with most of the articles of the Agreement, and partial compliance for the remaining articles. As a result of the OCC examination conducted as of June 30, 1995, the Bank was released from the Agreement effective September 18, 1995.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires that the Bank disclose estimated fair values for its financial instruments.

The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no active market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, prepayment assumptions, future expected loss experience, and such other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

In addition, the fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of existing and anticipated future customer relationships and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the branch network, the value of core deposits, deferred tax assets and liabilities, other real estate owned and property and equipment.

Additionally, the Bank intends to hold the majority of all its assets and liabilities to their stated maturities. Therefore, the Bank does not intend to realize any significant differences between carrying value and fair value through sale or other disposition. No attempt should be made to adjust shareholders' equity to reflect the following fair value disclosures.

Fair value estimates, methods, and assumptions are set forth below for the Bank's financial instruments as of December 31, 1994 and 1993:

  CASH, DUE FROM BANKS AND FEDERAL FUNDS SOLD

  For cash, due from Banks and federal funds sold (short-term investments), the carrying amount (book value) is a reasonable estimate of fair value.

  TIME DEPOSITS WITH OTHER BANKS

  The fair value of fixed maturity certificates of deposit is estimated at the carrying amount based on the short term maturities (within eight months) of the certificates.

  SECURITIES

  The fair value of securities held for sale and investment securities equal quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices of similar securities.

  LOANS

  For certain homogeneous categories of loans, such as residential mortgages, auto loans, and other consumer loans, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For loans which are immediately repriceable, the carrying value is a reasonable estimate of fair value. The allowance for loan losses is considered to be a reasonable market estimate of the credit risks inherent in the portfolio.

  DEPOSITS

  The fair value of demand deposits, savings deposits, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

  COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

  The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account remaining terms of the agreements. For fixed-rate loan commitments, fair value also considered the difference between current levels of interest rates and the committed rates. The fair value of these unrecorded financial instruments is not material to the Bank's financial position or fair value disclosures at December 31, 1995 and 1994 (see
  Note 6, Commitments and Contingencies, for the contractual notional amounts of these unrecorded financial instruments).

  The estimated fair values of the Bank's financial instruments at December 31, 1995 and 1994, are as follows:

                                                  December 31, 1995
                                              -------------------------
                                                Carrying       Fair
                                                 Amount        Value
                                              -----------   -----------
       Financial Assets:
        Cash, due from banks and              $16,535,677   $16,535,677
          federal funds sold
        Time deposits with other banks            689,000       689,000
        Securities available for sale          34,643,113    34,753,608
        Securities held to maturity               219,700       219,700
       Loans, net                              87,243,645    87,210,866

       Financial Liabilities:
        Deposits                              130,879,938   131,214,788


                                                  December 31, 1994
                                              -------------------------
                                                Carrying       Fair
                                                 Amount        Value
                                              -----------   -----------
       Financial Assets:
        Cash, due from banks and              $ 9,020,487   $ 9,020,487
          federal funds sold
        Time deposits with other banks          2,077,245     2,067,333
        Securitites available for sale         15,890,316    15,890,316
        Securities held to maturity             2,274,545     2,278,912
        Loans                                  93,010,889    92,846,724

       Financial Liabilities:
        Deposits                              121,256,954   121,253,003

COMMERCE SECURITY BANK AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                        UNAUDITED
                                                                         MARCH 31       DECEMBER 31
                                                                       ------------     ------------
                                                                           1996            1995
                                                                       ------------     ------------
ASSETS

Cash and cash equivalents:
  Cash and due from banks                                              $  8,613,467     $  9,438,041
  Federal funds sold                                                      5,500,000       21,000,000
  Reserve repurchase agreements                                          26,000,000        7,000,000
  Interest bearing deposits in other banks                                   42,706           42,652
                                                                       ------------     ------------
    Total cash and cash equivalents                                      40,156,173       37,480,693

Investment securities:
  Available for sale at fair value                                        5,826,324        7,032,087
  Held to maturity, at amortized cost
   approxmiate fair value:
   March 31, 1996 $5,462,917
   December 31, 1995 $11,000,295                                          5,492,856       10,995,607
                                                                       ------------     ------------
     Total investment securities                                         11,319,180       18,027,694

Mortgage loans held for sale, at the lower of cost or market             51,912,170       38,336,858
Loans and leases, net of allowance for loan and lease losses of
  $2,452,873 and $2,395,775 as of March 31, 1996 and                     89,569,063       94,435,087
  December 31, 1995
Accrued interest receivable                                                 821,192        1,099,365
Loan and servicing sales receivable                                       2,733,225        4,611,625
Mortgage servicing rights                                                 7,380,404        6,327,677
Other real estate owned                                                   1,799,458        1,239,707
Investment in real estate joint ventures held for sale                    3,811,408        3,744,409
Premises and equipment, net                                               2,286,407        2,430,559
FHLB stock                                                                1,187,000        1,171,852
Other assets as prepaid expenses                                          2,785,321        4,441,721
                                                                       ------------     ------------

TOTAL ASSETS                                                           $215,761,001     $213,347,250
                                                                       ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest bearing                                                  $ 70,620,324     $ 69,325,380
  Interest bearing                                                      124,767,264      122,329,251
Repurchase agreements                                                         --               --
Accrued expenses and other liabilities                                    3,843,973        4,939,162
                                                                       ------------     ------------

  Total Liabilities                                                     199,231,561      196,593,792
                                                                       ------------     ------------

SHAREHOLDERS' EQUITY:
Common stock, $4 par value, 10,000,000 shares
  authorized; 861,460 and 860,379 shares
  outstanding in 1995 and 1994                                            3,445,840        3,445,840
Additional paid-in capital                                                1,035,560        1,035,560
Retained earnings                                                        12,030,004       12,245,490
Net unrealized gain on avaliable-for-sale securities                         18,036           26,567
                                                                       ------------     ------------

  Total Shareholders' Equity                                             16,529,440       16,753,457
                                                                       ------------     ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $215,761,001     $213,347,250
                                                                       ============     ============


* March 31, 1995 numbers restated in accordance with FAS 122

COMMERCE SECURITY BANK AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   UNAUDITED
                                                                             FOR THE THREE MONTHS
                                                                                  ENDED MARCH 31
                                                                         ---------------------------
                                                                             1996           1995
                                                                         ----------       ----------
INTEREST INCOME:
Loans                                                                    $2,199,525       $1,940,390
Investment securities                                                      $565,650          456,647
Leasing financing                                                          $859,850          683,795
                                                                         ----------       ----------
Total interest income                                                     3,625,025        3,080,832
                                                                         ----------       ----------
INTEREST EXPENSE:
Deposits                                                                  1,672,295        1,415,241
Short-term borrowings                                                       $17,731           51,724
                                                                         ----------       ----------
  Total interest expense                                                  1,690,026        1,466,965
                                                                         ----------       ----------

NET INTEREST INCOME                                                       1,934,999        1,613,867
                                                                         ----------       ----------

PROVISION FOR LOAN AND LEASE LOSS                                           168,451          275,425
                                                                         ----------       ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN AND
 LEASE LOSSES                                                             1,766,548        1,338,442
                                                                         ----------       ----------
NONINTEREST INCOME:
Gain on sale of loans, leases, and loan servicing                         2,231,756        4,121,525
Servicing and fee income                                                    469,612          769,625
Other income                                                                  1,107           10,018
                                                                         ----------       ----------
  Total noninterest income                                                2,702,475        4,901,168
                                                                         ----------       ----------
NONINTEREST EXPENSE:
Salaries and employee benefits                                            2,465,179        2,846,171
Occupancy and equipment                                                     678,815          783,785
Printing and communication                                                  352,793          313,553
Legal and professional                                                      475,262          176,143
Office supplies                                                             108,048          118,342
Real estate activities                                                      (12,940)         127,800
Insurance                                                                   152,879          134,582
Other outside service fees                                                  166,761          103,249
Other expense                                                               453,752          625,012
                                                                         ----------       ----------
  Total noninterest expense                                               4,840,549        5,228,637
                                                                         ----------       ----------
INCOME BEFORE PROVISION FOR
 INCOME TAXES                                                              (371,526)       1,010,973
                                                                         ----------       ----------
PROVISION FOR INCOME TAXES                                                 (156,041)         424,509
                                                                         -----------      ----------
NET INCOME                                                               $ (215,485)      $  586,464
                                                                         ==========       ==========

*March 31, 1995 numbers restated in accordance with FAS 122

COMMERCE SECURITY BANK AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   UNAUDITED
                                                                       FOR THE THREE MONTHS ENDED MARCH 31
                                                                       -----------------------------------
                                                                             1996              1995
                                                                           --------         --------
OPERATING ACTIVITIES:
Net income
  Adjustments to reconcile net income to net cash                       $  (215,485)     $   586,464
    (used in) provided by operating activities:
  Provision for loan and lease losses                                       168,451          275,425
  Provision for loss on other real estate owned                                   0           25,000
  Depreciation and amortization                                             587,479          288,147
  Accretion of premium on investments                                         5,631          (69,317)
  (Gain) loss on sale of real estate owned                                    5,507          (19,719)
  Mortgage loans originated for sale                                   (238,182,035)    (161,164,184)
  Mortgage servicing rights purchased and originated                     (1,458,988)      (1,967,889)
  Equity in (Income) loss of real estate joint venture                      (66,999)         (48,874)
  Proceeds from sales of loans and servicing                            223,652,924      169,211,898
  (Gain) loss on sale of loans and servicing                                953,799       (1,638,531)
  Net effect of changes in:
    Deferred loan origination fees                                           (6,793)         $21,040
    Accrued interest receivable                                             278,173          (19,268)
    Loan and servicing sales receivable                                   1,878,400          911,224
    FHLB stock                                                              (15,148)         (13,800)
    Other assets and prepaid expenses                                     1,656,400       (2,425,265)
    Accrued expenses and other liabilities                               (1,089,009)         377,389
                                                                        -----------       ----------
Net cash (used in) provided by operating activities                     (11,847,693)       4,329,740

INVESTING ACTIVITIES:
Proceeds from sale of real estate owned                                     105,870          779,834
Loans originated from portfolio net of principal repayments               4,033,238      (11,153,507)
Purchase of investment securities                                        (3,000,000)      (2,990,469)
Maturities of investment securities                                       9,688,174        1,186,310
Purchase of premises and equipment                                          (37,066)        (116,474)
                                                                        -----------       ----------
Net cash used in investing activities                                    10,790,216      (12,294,306)

FINANCING ACTIVITIES:
Net effect of changes in:
  Noninterest bearing deposits                                            1,294,944       (2,279,642)
  Interest bearing deposits                                               2,438,013        1,711,378
Other borrowings                                                                  0       (1,638,000)
                                                                        -----------       ----------
Net cash provided (used) by financing activities                          3,732,957       (2,206,264)
                                                                        -----------       ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          2,675,480      (10,170,830)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                    37,480,693        18,538,492
                                                                        -----------       -----------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                         $40,156,173        $8,367,662
                                                                        ===========       ===========
Supplemental disclosures of cash flow information:
Cash paid for the year for:
  Interest                                                               $1,690,026        $1,439,109
  Income taxes                                                                    0           215,000

Supplemental disclosures of noncash investing
  and financing activities:
  Real estate acquired through foreclosure                                 $671,128         $191,818
  Net unrealized gain on securities                                           8,531                0
                                                                          ---------        ---------







COMMERCE SECURITY BANK AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 1996
- -------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

     Commerce Security Bank and subsidiary (the "Bank"), is a state chartered commercial bank. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying condensed consolidated financial statements as of March 31, 1996 and for the periods ended March 31, 1996 and 1995 have been prepared by Commerce Security Bank (the "Bank") without audit.
     In the opinion of management, all adjustments (which consist of normal and recurring adjustments) have been made to present fairly the financial position, results of operations, and cash flows for all periods presented.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements to read in conjunction with the Bank's audited financial statements and notes thereto included elsewhere in this Prospectus. The results of operations for the three-month periods ended March 31, 1996 and 1995, are not necessarily indicative of the operating results for the full fiscal years.

     BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Commerce Security Bank and its wholly-owned subsidiary, CSB Ventures, which invests in real estate joint ventures. All significant intercompany balances and transactions have been eliminated in consolidation.

     NATURE OF OPERATIONS - The Bank's primary sources of revenue are from the origination and sale of residential mortgage loans and equipment leases, and interest income or loans and leases. The Bank's administrative offices and branch are located in Sacramento, California. It also operates three loan production offices (LPOs) in California, and one each in Nevada, Arizona, Colorado, and Oregon for the purpose of originating residential mortgage loans. In addition, the Bank has three leasing offices, two in California and one in Washington for the purpose of originating and acquiring equipment leases.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash and due from banks, interest-bearing deposits in financial institutions, federal funds sold and reverse repurchase agreements. Generally, federal funds are sold for one-day periods. Reverse repurchase agreements are generally for one to three day periods.

     INVESTMENT IN FEDERAL HOME LOAN BANK STOCK - As a member of the Federal Home Loan Bank (FHLB) of San Francisco, the Bank is required to invest in stock of the FHLB in the amount of 1% of its outstanding home loans, 5% of its outstanding FHLB advances, or 0.3% of total assets, whichever is highest. At March 31, 1996 and December 31, 1995, the Bank owned 11,720 and 11,570 shares of the FHLB $100 par value capital stock, respectively, which is stated at cost, plus accrued dividends.

     INVESTMENT SECURITIES - At January 1, 1994, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The effect of the adoption on the Bank's financial position and results of operations was not material. The Bank has classified its investment securities as held to maturity or available for sale. Securities held to maturity are carried at cost adjusted by the accretion of discounts and amortization of premiums. The Bank has the ability and positive intent to hold these investment securities to maturity. Securities available for sale may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates, prepayment rates and similar factors. These securities are recorded at their fair value. Unrealized gains or losses are included in shareholders' equity, net of tax. Gain or loss on the sale of available-for-sale securities is based on the specific identification method.

     LOANS AND LEASES - Loans are stated at the principal amount outstanding, net of unearned income, including deferred loan fees and costs. The net deferred fees and costs are generally amortized into interest income over the loan term using a method which approximates the interest method. Other credit-related fees, such as standby letter of credit fees, loan placement fees and annual credit card fees are recognized as noninterest income over the commitment period or over the period the related service is performed.

     Direct financing leases, which include estimated residual values of leased equipment, are carried net of unearned income. Income from these leases is recognized on a basis which produces a level yield on the outstanding net investment in the lease.

     Effective January 1, 1995, the Bank adopted Statements of SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and SFAS NO. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURE. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practice expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. The effect of adopting these standards was immaterial

     ALLOWANCE FOR LOAN AND LEASE LOSSES - The allowance for loan and lease losses is established through a provision charged to expense. Loans and leases are charged-off against the allowance for loan and lease losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and leases based on evaluations of collectibility or prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan and lease concentrations, specific problem loans and leases, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to evaluate the adequacy of its allowance, future adjustments to the allowance may be necessary if actual experience differs from the assumptions used in making the evaluations.

     The Bank's policy is to place substantially all loans and leases that are delinquent 90 days or more as to principal or interest on a nonaccural of interest basis (unless the loan is adequately secured and the process of collection). Cash payments subsequently received on loans are recognized as income only where the future as to both principal and interest is considered by management to be probable.

     MORTGAGE BANKING ACTIVITIES - The Bank originates and sells residential mortgage loans to a variety of secondary market investors, including the Federal Home Loan Mortgage corporation (FHLMC), the Federal National Mortgage Association (FNMA) and others. The Bank has an arrangement with the Government National Mortgage Association (GNMA) whereby loans originated by the Bank are securitized by GNMA and sold to others.
     Gains or losses on the sale of mortgage loans are recognized upon delivery based on the difference between the selling price and the carrying value of the related mortgage loans sold. Deferred origination fees and expenses are recognized at the time of the sale in the determination of the gain or loss. The Bank may also sell the servicing for such loans to either the purchaser of the loans or to a third party.
      The Bank recognizes the gain or loss on servicing sold when all risks and rewards of ownership have transferred.

     Mortgage loans held for sale are stated at lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. Valuation adjustments are charged against noninterest income.

     Forward commitments to sell, and put options on, mortgage-backed securities are used to reduce interest rate risk on a portion of loans held for sale and anticipated loan fundings. The resulting gains or losses on forward commitments are deferred and included in the carrying values of loans held for sale. Premiums on put options are capitalized and amortized over the option period. Gains or losses on forward commitments and put options deferred against loans held for sale approximately offset equivalent amounts of unrecognized gains or losses on the related loans. Forward commitments to sell and put options on mortgage-backed securities that hedge anticipated loan fundings are not reflected in the statement of financial condition. Gains or losses on these instruments are not recognized until the actual sale of loans held for sale. Loans generally fund in 10 to 30 days.

     Effective January 1, 1995, the Bank adopted SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. The statement is required to be adopted for fiscal years beginning after December 15, 1995. As a result of the early adoption, originated mortgage servicing rights of $5,815,000, were capitalized during 1995, which increased income before income taxes by a similar amount.

     The Bank capitalizes the cost of acquiring mortgage servicing rights through either the purchase or origination of mortgage loans if it sells or securitizes those loans, and retains the servicing. The Bank allocates the cost of the mortgage loans to the mortgage servicing rights and the loans (without the servicing rights) based on their relative fair values. The fair value of the mortgage servicing rights is estimated based on observable market prices. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. The Bank evaluates and measures impairment of capitalized servicing rights at least quarterly. In performing its impairment analysis, the Bank stratifies the servicing portfolio based on the relevant risk characteristics of the underlying loans; including loan type (e.g., conventional/government), loan term, and interest rate structure (fixed/adjustable). Valuation allowances, if any, are established for each risk stratum to carry the servicing rights at the lower of cost or market.

     Loan servicing income represents fees earned for servicing real estate and construction loan participations owned by investors, net of amortization expense. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when collected.

     PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the period of the lease or the estimated useful life, whichever is shorter.

     OTHER REAL ESTATE OWNED - Property acquired by the Bank through foreclosure is initially recorded in the consolidated statements of financial condition at the lower of estimated fair value less selling costs ("fair value") or cost. Immediately upon foreclosure, if the fair value is less than the loan amounts outstanding, any difference is charged against the allowance for possible loan losses. After acquisition, valuations are periodically performed and, if the carrying value of the property exceeds the fair value, a valuation allowance is established by a charge to operations. Subsequent increases in the fair value may reduce or eliminate the allowance. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition, are included in noninterest expenses.

     INVESTMENT IN REAL ESTATE JOINT VENTURES HELD FOR SALE - The Bank's investments in real estate joint ventures is comprised of the Bank's investment in CSB Ventures, a wholly-owned subsidiary which is consolidated for financial statement presentation. CSB Ventures has invested in certain real estate joint ventures (Ventures) which it accounts for using the equity method. The Ventures each carry real estate investments at the lower of cost or estimated fair value. Direct writedowns are recorded if total actual or expected costs are in excess of estimated fair value.

     INCOME TAXES - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE - The calculation of primary earnings per common and common equivalent share is based on the weighted average number of common and common equivalent shares including the dilative effects of stock options computed under the treasury stock method. The Bank's stock is not traded on any exchange and there is not an active market in the Bank's stock. Accordingly, the dilative effect of outstanding stock options is computed using the greater of the estimated closing price or the estimated average price of the common stock for the period. Fully diluted earnings per common and common equivalent share did not differ significantly from primary earnings per common and common equivalent share. The estimated price of the Bank's common stock was calculated based on management's estimates.

     FAS 121 - In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF", which CSB adopted as required on January 1, 1996. Pursuant to this Statement, companies are required to investigate potential impairments of long-lived assets, certain identifiable intangibles, and associated good will, on an exception basis, when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. The adoption of FAS 121 did not have a material impact on CSB's financial position or results of operations.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Commerce Security Bank
Sacramento, California

We have audited the accompanying consolidated statements of financial condition of Commerce Security Bank and subsidiary (the "Bank"), as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS, as of January 1, 1995.


DELOITTE & TOUCHE LLP
Sacramento, California
February 27, 1996, except for Note 15,
as to which the date is March 27, 1996

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

ASSETS                                                      1995           1994
Cash and cash equivalents:
   Cash and due from banks                               $  9,438,041  $   7,466,795
   Federal funds sold                                      21,000,000      8,200,000
   Reverse repurchase agreements                            7,000,000             --
   Interest bearing deposits in other banks                    42,652      2,871,697
                                                         ------------   ------------
   Total cash and cash equivalents                         37,480,693     18,538,492

Investment securities:
   Available for sale at fair value                         7,032,087             --
   Held to maturity                                        10,995,607     21,863,977
                                                         ------------   ------------
   Total investment securities                             18,027,694     21,863,977

Mortgage loans held for sale, at the lower of cost or
   market                                                  38,336,858     45,340,152
Loans and leases, net of allowance for loan and lease
   losses of $2,395,775 and $1,471,443                     94,435,087     66,081,297
Accrued interest receivable                                 1,099,365        839,297
Loan and servicing sales receivable                         4,611,625      7,185,048
Mortgage servicing rights                                   6,327,677      1,101,200
Other real estate owned                                     1,239,707      4,185,200
Investment in real estate joint ventures held for sale      3,744,409      1,705,465
Premises and equipment, net                                 2,430,559      3,143,250
FHLB stock                                                  1,171,852      1,118,300
Other assets and prepaid expenses                           4,441,721      1,618,418
                                                         ------------   ------------

TOTAL ASSETS                                             $213,347,250   $172,720,096
                                                         ------------   ------------
                                                         ------------   ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Noninterest bearing                                   $ 69,325,380   $ 45,987,058
   Interest bearing                                       122,329,251    105,083,025
Repurchase agreements                                              --      1,638,000
Accrued expenses and other liabilities                      4,939,162      4,007,473
                                                         ------------   ------------

   Total liabilities                                      196,593,792    156,715,556
                                                         ------------   ------------

SHAREHOLDERS' EQUITY:
Common stock, $4 par value, 10,000,000 shares
   authorized; 861,460 and 860,379 shares
   outstanding in 1995 and 1994                             3,445,840      3,441,516
Additional paid-in capital                                  1,035,560      1,031,752
Retained earnings                                          12,245,490     11,531,272
Net unrealized gain on available-for-sale securities           26,567             --
                                                         ------------   ------------

   Total shareholders' equity                              16,753,457     16,004,540
                                                         ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $213,347,250   $172,720,096
                                                         ------------   ------------
                                                         ------------   ------------

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- ------------------------------------------------------------------------------

                                                              1995           1994         1993
INTEREST INCOME:
Loans                                                    $ 8,826,237    $ 8,795,171    $ 10,350,318
Investment securities                                      1,936,100      1,623,426         665,266
Lease financing                                            3,378,072      1,646,898       1,040,867
                                                         -----------    -----------    ------------
   Total interest income                                  14,140,409     12,065,495      12,056,451
                                                         -----------    -----------    ------------

INTEREST EXPENSE:
Deposits                                                   6,502,164      4,422,689       4,712,736
Short-term borrowings                                        233,701        131,594         103,311
                                                         -----------    -----------    ------------

   Total interest expense                                  6,735,865      4,554,283       4,816,047
                                                         -----------    -----------    ------------

NET INTEREST INCOME                                        7,404,544      7,511,212       7,240,404

PROVISION FOR LOAN AND LEASE LOSSES                        1,196,090      1,172,000         910,000
                                                         -----------    -----------    ------------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN AND LEASE LOSSES                                   6,208,454      6,339,212       6,330,404
                                                         -----------    -----------    ------------

NONINTEREST INCOME:
Gain on sale of loans, leases, and loan servicing         14,341,386     12,147,570      10,929,213
Servicing and fee income                                   2,440,478      4,252,005       2,624,146
Other income                                                  19,751        200,375         168,879
                                                         -----------    -----------    ------------
   Total noninterest income                               16,801,615     16,599,950      13,722,238
                                                         -----------    -----------    ------------

NONINTEREST EXPENSE:
Salaries and employee benefits                             9,850,516     11,059,656       7,443,276
Occupancy and equipment                                    3,121,520      2,849,963       2,071,678
Printing and communication                                 1,456,890      1,414,486       1,146,859
Legal and professional                                     1,544,548      1,091,939         826,234
Office supplies                                              446,333        526,296         585,874
Real estate activities                                     1,224,747        769,439         628,257
Insurance                                                    556,170        612,984         479,627
Other outside service fees                                   616,889        450,310         357,486
Branch closure costs                                         603,881             --              --
Other expense                                              2,357,165      2,264,776       2,170,131
                                                         -----------    -----------    ------------
   Total noninterest expense                              21,778,659     21,039,849      15,709,422
                                                         -----------    -----------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                   1,231,410      1,899,313       4,343,220

PROVISION FOR INCOME TAXES                                   517,192        797,700       1,841,125
                                                         -----------    -----------    ------------

NET INCOME                                               $   714,218    $ 1,101,613     $ 2,502,095
                                                         -----------    -----------    ------------
                                                         -----------    -----------    ------------

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                $0.83          $1.28           $2.97
                                                               ------         -----           -----
                                                               ------         -----           -----

SHARES USED IN COMPUTATION                                    860,982       863,175         842,583
                                                              -------       -------         -------
                                                              -------       -------         -------

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------

                                                                       NET
                                                                    UNREALIZED
                                                                      GAIN ON
                                                                    AVAILABLE-
                                                                     FOR-SALE
                       NUMBER OF           ADDITIONAL               SECURITIES     TOTAL
                         SHARES    COMMON    PAID-IN      RETAINED    (NET OF  SHAREHOLDERS'
                      OUTSTANDING   STOCK    CAPITAL      EARNINGS      TAX)       EQUITY
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 January 1, 1993        800,000  $3,200,000  $  800,000  $ 7,927,564           $11,927,564
Net income                                                 2,502,095             2,502,095
Options exercised        59,880     239,520     215,040                            454,560
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1993      859,880   3,439,520   1,015,040   10,429,659            14,884,219
Net income                                                 1,101,613             1,101,613
Options exercised           499       1,996          79                              2,075
Tax benefit of
 options exercised                               16,633                             16,633
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1994      860,379   3,441,516   1,031,752   11,531,272            16,004,540
Net income                                                   714,218               714,218
Options exercised         1,081       4,324       3,808                              8,132
Net unrealized gain
 on available-for
 sale securities (net
 of taxes of $19,240                                                  $26,567       26,567
                        -------  ----------  ----------  -----------  -------  -----------
Balance at
 December 31, 1995      861,460  $3,445,840  $1,035,560  $12,245,490  $26,567  $16,753,457
                        -------  ----------  ----------  -----------  -------  -----------
                        -------  ----------  ----------  -----------  -------  -----------


See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------

                                             1995             1994               1993
                                         -------------   ---------------   ---------------
OPERATING ACTIVITIES:
Net income                               $     714,218   $     1,101,613   $     2,502,095
Adjustments to reconcile net income
  to net cash (used in) provided by
  operating activities:
 Provision for loan and lease losses         1,196,090         1,172,000           910,000
 Provision for loss on other
   real estate owned                           189,840           260,000           317,600
 Provision for loss on real estate
   joint venture                               915,000                --                --
 Depreciation and amortization               1,588,750           746,965           631,650
 Accretion of premium on investments          (169,645)           45,052            68,673
 (Gain) loss on sale of premises and
   equipment                                    17,453               273           (12,469)
 (Gain) loss on sale of real estate owned     (108,468)          112,857            50,438
 Mortgage loans originated for sale       (946,580,833)   (1,142,044,286)   (2,208,378,000)
 Mortgage servicing rights purchased
   and originated                           (7,680,727)         (843,374)          (76,150)
 Distribution of income from real estate
   joint venture                                    --                --            16,007
 Equity in (income) loss of real estate
   joint venture                              (153,012)           78,276           337,348
 Proceeds from sales of loans
   and servicing                           969,623,956    1,192,389,213     2,190,439,573
(Gain) loss on sale of loans and servicing (14,341,386)     (12,147,570)      (10,929,213)
 Net effect of changes in:
  Deferred loan origination fees               (77,937)          (69,881)          (47,487)
  Accrued interest receivable                 (260,068)          (80,114)          (68,149)
  Loan and servicing sales receivable        2,573,423        (2,407,202)        1,875,126
  FHLB stock                                   (53,555)         (390,600)          403,900
  Other assets and prepaid expenses         (2,823,305)         (312,643)          618,971
  Accrued expenses and other liabilities       931,688        (1,397,267)        2,260,155
                                         -------------   ---------------   ---------------
Net cash (used in) provided by
 operating activities                        5,501,482        36,213,312       (19,079,932)

INVESTING ACTIVITIES:
Proceeds from sale of real estate owned      4,483,829         3,315,956         2,621,115
Additions to other real estate owned                --           (21,048)          (15,794)
Capital contributions to real estate
   joint ventures                           (2,800,932)               --                --
Loans originated for portfolio net
   of principal repayments                 (31,091,651)      (11,517,337)       (1,522,141)
Purchases of held-to-maturity
   investment securities                   (13,494,011)      (14,329,722)               --
Maturities of held-to-maturity
   investment securities                    17,526,506         4,251,006                --
Decrease (increase) in investment
   securities                                       --                --       (11,146,340)
Purchases of premises and equipment           (312,608)       (1,796,124)         (777,006)
Proceeds from sale of premises and
   equipment                                   174,906             5,045           192,012
                                         -------------   ---------------   ---------------
Net cash used in investing activities      (25,513,961)      (20,092,224)      (10,648,154)

FINANCING ACTIVITIES:
Net effect of changes in:
 Noninterest bearing deposits               23,338,322       (20,086,272)       61,515,864
 Interest bearing deposits                  17,246,226        (4,793,668)      (12,468,840)
Other borrowings                            (1,638,000)        1,638,000                --
Proceeds from exercise of stock options          8,132            18,708           322,302
                                         -------------   ---------------   ---------------
Net cash provided (used) by
   financing activities                     38,954,680       (23,223,232)       49,369,326
                                         -------------   ---------------   ---------------
INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                         18,942,201        (7,102,144)       19,641,240
CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                        18,538,492        25,640,636         5,999,396
                                         -------------   ---------------   ---------------
CASH AND CASH EQUIVALENTS,
   END OF YEAR                           $  37,480,693   $    18,538,492   $    25,640,636
                                         -------------   ---------------   ---------------
                                         -------------   ---------------   ---------------
SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest                                    6,725,010   $     4,451,248   $     4,714,593
 Income taxes                                  341,874           700,000         1,305,595
SUPPLEMENTAL DISCLOSURES OF NONCASH
   INVESTING AND FINANCING ACTIVITIES:
 Real estate acquired through foreclosure    2,273,311         5,166,638   $     3,601,949
 Other real estate owned transferred
    to loans                                   653,603                --                --
 Transfer of securities from held to
    maturity to available for sale           6,986,280                --                --
 Loans made to finance sale of other
    real estate owned                               --         1,309,454         2,495,475
 Tax benefit on exercise of stock options           --            16,633           132,258

See notes to consolidated financial statements.

COMMERCE SECURITY BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Commerce Security Bank and subsidiary (the "Bank"), is a state chartered commercial bank. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of significant accounting policies is as follows:

BASIS OF PRESENTATION -- The consolidated financial statements include the accounts of Commerce Security Bank and its wholly-owned subsidiary, CSB Ventures, which invests in real estate joint ventures. All significant intercompany balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS -- The Bank's primary sources of revenue are from the origination and sale of residential mortgage loans and equipment leases, and interest income on loans and leases. The Bank's administrative offices and branch are located in Sacramento, California. It also operates three loan production offices (LPOs) in California, and one each in Nevada, Arizona, Colorado, and Oregon for the purpose of originating residential mortgage loans. In addition, the Bank has three leasing offices, two in California and one in Washington for the purpose of originating and acquiring equipment leases.

CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash and due from banks, interest-bearing deposits in financial institutions, federal funds sold and reverse repurchase agreements. Generally, federal funds are sold for one-day periods. Reverse repurchase agreements are generally for one to three day periods.

INVESTMENT IN FEDERAL HOME LOAN BANK STOCK -- As a member of the Federal Home Loan Bank (FHLB) of San Francisco, the Bank is required to invest in stock of the FHLB in the amount of 1% of its outstanding home loans, 5% of its outstanding FHLB advances, or 0.3% of total assets, whichever is highest. At December 31, 1995 and 1994, the Bank owned 11,570 and 11,008 shares of the FHLB $100 par value capital stock, respectively, which is stated at cost, plus accrued dividends.

INVESTMENT SECURITIES -- At January 1, 1994, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The effect of the adoption on the Bank's financial position and results of operations was not material. The Bank has classified its investment securities as held to maturity or available for sale. Securities held to maturity are carried at cost adjusted by the accretion of discounts and amortization of premiums. The Bank has the ability and positive intent to hold these investment securities to maturity. Securities available for sale may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates, prepayment rates and similar factors. These securities are recorded at their fair value. Unrealized gains or losses are included in shareholders' equity, net of tax. Gain or loss on the sale of available-for-sale securities is based on the specific identification method.

LOANS AND LEASES -- Loans are stated at the principal amount outstanding, net of unearned income, including deferred loan fees and costs. The net deferred fees and costs are generally amortized into interest income over the loan term using a method which approximates the interest method. Other credit-related fees, such as standby letter of credit fees, loan placement fees and annual credit card fees are recognized as noninterest income over the commitment period or over the period the related service is performed.

Direct financing leases, which include estimated residual values of leased equipment, are carried net of unearned income. Income from these leases is recognized on a basis which produces a level yield on the outstanding net investment in the lease.

Effective January 1, 1995, the Bank adopted Statements of SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN -- INCOME RECOGNITION AND DISCLOSURE. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. The effect of adopting these standards was immaterial.

ALLOWANCE FOR LOAN AND LEASE LOSSES -- The allowance for loan and lease losses is established through a provision charged to expense. Loans and leases are charged-off against the allowance for loan and lease losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and leases based on evaluations of collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan and lease concentrations, specific problem loans and leases, commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to evaluate the adequacy of its allowance, future adjustments to the allowance may be necessary if actual experience differs from the assumptions used in making the evaluations.

The Bank's policy is to place substantially all loans and leases that are delinquent 90 days or more as to principal or interest on a nonaccrual of interest basis (unless the loan is adequately secured and in the process of collection). Cash payments subsequently received on nonaccrual loans are recognized as income only where the future collection as to both principal and interest is considered by management to be probable.

MORTGAGE BANKING ACTIVITIES -- The Bank originates and sells residential mortgage loans to a variety of secondary market investors, including the Federal Home Loan Mortgage Corporation (FHLMC), the Federal National Mortgage Association (FNMA) and others. The bank has an arrangement with the Government National Mortgage Association (GNMA) whereby loans originated by the Bank are securitized by GNMA and sold to others. Gains or losses on the sale of mortgage loans are recognized upon delivery based on the difference between the selling price and the carrying value of the related mortgage loans sold. Deferred origination fees and expenses are recognized at the time of sale in the determination of the gain or loss. The Bank may also sell the servicing for such loans to either the purchaser of the loans or to a third party. The Bank recognizes the gain or loss on servicing sold when all risks and rewards of ownership have transferred.

Mortgage loans held for sale are stated at lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. Valuation adjustments are charged against noninterest income.

Forward commitments to sell, and put options on, mortgage-backed securities are used to reduce interest rate risk on a portion of loans held for sale and anticipated loan fundings. The resulting gains or losses on forward commitments are deferred and included in the carrying values of loans held for sale. Premiums on put options are capitalized and amortized over the option period. Gains or losses on forward commitments and put options deferred against loans held for sale approximately offset equivalent amounts of unrecognized gains or losses on the related loans. Forward commitments to sell and put options on mortgage-backed securities that hedge anticipated loan fundings are not reflected in the statement of financial condition.
Gains or losses on these instruments are not recognized until the actual sale of loans held for sale. Loans generally fund in 10 to 30 days.

Effective January 1, 1995, the Bank adopted SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. The statement is required to be adopted for fiscal years beginning after December 15, 1995. As a result of the early adoption, originated mortgage servicing rights of $5,815,000, were capitalized during 1995, which increased income before income taxes by a similar amount.

The Bank capitalizes the cost of acquiring mortgage servicing rights through either the purchase or origination of mortgage loans if it sells or securitizes those loans, and retains the servicing. The Bank allocates the cost of the mortgage loans to the mortgage servicing rights and the loans (without the servicing rights) based on their relative fair values. The fair value of the mortgage servicing rights is estimated based on observable market prices. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. The Bank evaluates and measures impairment of capitalized servicing rights at least quarterly. In performing its impairment analysis, the Bank stratifies the servicing portfolio based on the relevant risk characteristics of the underlying loans; including loan type (e.g., conventional/government), loan term, and interest rate structure (fixed/adjustable). Valuation allowances, if any, are established for each risk stratum to carry the servicing rights at the lower of cost or market.

Loan servicing income represents fees earned for servicing real estate and construction loan participations owned by investors, net of amortization expense. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when collected.

PREMISES AND EQUIPMENT -- Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the period of the lease or the estimated useful life, whichever is shorter.

OTHER REAL ESTATE OWNED -- Property acquired by the Bank through foreclosure is initially recorded in the consolidated statements of financial condition at the lower of estimated fair value less selling costs ("fair value") or cost. Immediately upon foreclosure, if the fair value is less than the loan amounts outstanding, any difference is charged against the allowance for possible loan losses. After acquisition, valuations are periodically performed and, if the carrying value of the property exceeds the fair value, a valuation allowance is established by a charge to operations. Subsequent increases in the fair value may reduce or eliminate the allowance. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on their disposition, are included in noninterest expenses.

INVESTMENT IN REAL ESTATE JOINT VENTURES HELD FOR SALE -- The Bank's investments in real estate joint ventures is comprised of the Bank's investment in CSB Ventures, a wholly-owned subsidiary which is consolidated for financial statement presentation. CSB Ventures has invested in certain real estate joint ventures (Ventures) which it accounts for using the equity method. The Ventures each carry real estate investments at the lower of cost or estimated fair value. Direct writedowns are recorded if total actual or expected costs are in excess of estimated fair value.

INCOME TAXES -- Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE -- The calculation of primary earnings per common and common equivalent share is based on the weighted average number of common and common equivalent shares including the dilutive effects of stock options computed under the treasury stock method. The Bank's stock is not traded on any exchange and there is not an active market in the Bank's stock. Accordingly, the dilutive effect of outstanding stock options is computed using the greater of the estimated closing price or the estimated average price of the common stock for the period. Fully diluted earnings per common and common equivalent share did not differ significantly from primary earnings per common and common equivalent share. The estimated price of the Bank's common stock was calculated based on management's estimates.

STOCK OPTIONS -- In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The new standard defines a fair value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation cost is measured based on the fair value of the stock award when granted and is recognized as an expense over the service period, which is usually the vesting period.

The new standard permits companies to continue to account for equity transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the company had applied the new method of accounting. The Bank's stock option plan expired during 1995. As the Bank has no plans to develop another stock option plan this standard will have no effect on the Bank.

RECLASSIFICATIONS -- Certain prior year amounts have been reclassified to conform with the 1995 presentation.

2.  CASH AND DUE FROM BANKS

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. Cash and due from banks in the consolidated statement of financial condition included amounts so restricted of $1,439,000 and $863,000 at December 31, 1995 and 1994.

3.  INVESTMENT SECURITIES

Investment securities have been classified in the statement of financial position in accordance with management's intent. At December 31, 1994, all investment securities were classified as held to maturity. At December 31, the amortized cost of securities and their approximate fair value were as follows:


                                                GROSS           GROSS
                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                  COST          GAINS           LOSSES             VALUE
AVAILABLE FOR SALE:

DECEMBER 31, 1995:
Mortgage-backed securities      $ 6,986,280    $45,807        $   --            $ 7,032,087
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------


                                                GROSS           GROSS
                                AMORTIZED     UNREALIZED      UNREALIZED           FAIR
                                  COST          GAINS            LOSS              VALUE

HELD TO MATURITY:

DECEMBER 31, 1995:
U.S. Treasury securities        $ 3,000,000                   $    720          $ 2,999,280
U.S. Agency securities            7,995,607    $ 5,408                            8,001,015
                                -----------    -------        --------          -----------
Total                           $10,995,607    $ 5,408        $    720          $11,000,295
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------
DECEMBER 31, 1994:
U.S. Treasury securities        $ 7,821,909    $  --          $ 15,355          $ 7,806,554
U.S. Agency securities            5,494,657       --           104,524            5,390,133
Mortgage-backed securities        8,547,411       --           247,719            8,299,692
                                -----------    -------        --------          -----------
Total                           $21,863,977    $  --          $367,598          $21,496,379
                                -----------    -------        --------          -----------
                                -----------    -------        --------          -----------


In November 1995, the FASB issued additional implementation guidance regarding the previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held-to-maturity category that resulted from this one-time reassessment did not call into question the intent to hold other securities to maturity in the future. Accordingly, the Bank transferred approximately $6,986,280 of securities from held to maturity to available for sale to allow the Bank greater flexibility in managing its interest rate risk and liquidity. The transferred securities were adjusted to fair value and stockholders' equity was increased by $26,567, net of income taxes of $19,240.

The amortized cost and estimated fair value of debt securities available for sale and held to maturity at December 31, 1995, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrower's may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             AVAILABLE FOR SALE
                                      -------------------------------
                                      AMORTIZED
                                        COST               FAIR VALUE

After 1 year but within 5 years       $  917,559          $  915,735
After 10 years                         6,068,721           6,116,352
                                      ----------          ----------
                                      $6,986,280          $7,032,087
                                      ----------          ----------
                                      ----------          ----------

                                             HELD TO MATURITY
                                      -------------------------------
                                      AMORTIZED
                                        COST               FAIR VALUE

Within 1 year                         $ 3,000,000         $ 2,999,280
After 1 year but within 5 years         7,995,607           8,001,015
After 5 years but within 10 years         --                   --
After 10 years                            --                   --
                                      -----------         -----------
                                      $10,995,607         $11,000,295
                                      -----------         -----------
                                      -----------         -----------

No sales of debt securities occurred during each of the three years ended December 31, 1995.

At December 31, 1995 and 1994, investment securities with amortized costs of $1,329,565 and $3,502,151, respectively, and estimated market values of $1,301,746 and $3,446,770, respectively, were pledged as collateral for borrowings and other purposes required or permitted by law.

4.  LOANS AND LEASES

The loan and lease portfolio consists of various types of loans and leases made principally to borrowers located in Northern California. These loans and leases are classified by major type as follows:

                                                  DECEMBER 31,
                                          -----------------------------
                                              1995            1994


Land                                       $ 2,746,933      $ 2,718,897
Residential real estate                     11,660,466        9,797,920
Commercial real estate                      18,916,916       19,777,594
Real estate construction                    15,896,907        8,241,476
Commercial                                  17,315,268        8,783,720
Consumer                                     2,320,702        2,324,551
Direct financing leases                     28,102,065       16,114,914
                                           -----------      -----------
                                            96,959,257       67,759,072
Less:
 Allowance for loan and lease losses        (2,395,775)      (1,471,443)
 Deferred loan fees and costs                 (128,395)        (206,332)
                                           -----------      -----------
Loans and leases, net                      $94,435,087      $66,081,297
                                           -----------      -----------
                                           -----------      -----------

At December 31, 1995 and 1994, approximately $57,400,000 or 75%, and $38,850,000 or 57%, respectively, of outstanding loans and leases were secured by real estate in Northern California. These loans and leases are expected to be repaid from cash flows of the borrower's employment or from the sale or operation of the collateral. The repayment of the loans may be affected by the condition of the local real estate market. The Bank normally lends funds up to a certain percentage of the collateral's value as stated in the Bank's underwriting policies based on the type of real estate. The types of real estate collateral securing the Bank's loan portfolio are single family residences, apartment complexes, undeveloped land and other real estate. The Bank's exposure to credit loss, if any, is the difference between the fair value of the collateral and the outstanding loan balance.

At December 31, 1995, the Bank's recorded investment in loans and leases for which an impairment has been recognized in accordance with SFAS No. 114 was approximately $8,352,699. The related valuation allowance was $1,137,597. For the year ended December 31, 1995, the average recorded investment in loans and leases for which impairment has been recognized was approximately $6,411,159. The Bank uses the cash basis method of income recognition for impaired loans and leases. For the year ended December 31, 1995, the Bank recognized $320,273 of income on such loans.

As of December 31, 1995 and 1994, there were $4,384,970 and $958,481, respectively, of loans classified as nonaccrual. Interest income that would have been recognized on nonaccrual loans if they had performed in accordance with the terms of the loans was $173,885, $142,905, and $152,791 for the years ended December 31, 1995, 1994 and 1993, respectively. During 1995, the Bank received $124,458 in payments on nonaccrual loans all of which was used to reduce principal. During 1995 and 1994, there were no leases classified as nonaccrual.

At December 31, 1995, there were no loans or leases past due 90 days or more and still accruing interest. At December 31, 1994, the Bank had $207,977 in loans past due 90 days or more in interest or principal and still accruing interest. These loans were collateralized and in process of collection.

As of December 31, 1995 and 1994, there were no loans or leases outstanding to directors, officers and their affiliates. During the year ended December 31, 1994, $44,000 in loans to such parties were paid off in full. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business and made on the same terms and conditions as similar transactions with unaffiliated persons.


5. ALLOWANCE FOR LOAN AND LEASE LOSSES

A summary of the activity in the allowance for loan and lease losses is as follows:

                                             YEAR ENDED DECEMBER 31,
                                    ------------------------------------------
                                       1995           1994           1993

Balance, beginning of year          $1,471,443     $2,202,576     $2,280,347

Provision for loan and lease
  losses                             1,196,090      1,172,000        910,000
Loans and leases charged off          (298,806)    (1,925,108)    (1,026,224)
Recoveries                              27,048         21,975         38,453
                                    ----------     ----------     ----------
Balance, end of year                $2,395,775     $1,471,443     $2,202,576
                                    ----------     ----------     ----------
                                    ----------     ----------     ----------

6. MORTGAGE BANKING ACTIVITIES

As part of its mortgage banking activities, the Bank sells a portion of its mortgage loans to investors subject to certain recourse provisions. The Bank had recorded a reserve of $186,837 and $146,000 in connection with such sales at December 31, 1995 and 1994.

As part of its mortgage banking activities, the Bank may sell the servicing rights to loans it originates and sells to third party investors. To increase the fees received from such sales, the Bank may sell the servicing rights subject to recourse provisions. At December 31, 1995, the Bank had sold loan servicing rights with recourse on loans with an unpaid principal balance of approximately $668,000,000, subject to specific limitations on its liability. The Bank has recorded a reserve of $190,014 relating to these recourse provisions as of December 31, 1995. At December 31, 1994, the Bank had no sales of loan servicing rights subject to recourse.

At December 31, 1995 and 1994, the Bank serviced loans and participations for others as follows:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994
Mortgage loan portfolio serviced for:
   FHLMC                                     $350,553,500      $  405,835,200
   FNMA                                       278,975,200         276,548,300
   GNMA                                       176,869,000         364,428,600
   Other                                      128,395,800         104,790,500
                                            -------------      --------------
                                              934,793,500       1,151,602,600
Less:
   Loans subserviced for others pending
     transfer of servicing rights             397,541,300         489,981,300
                                            -------------      --------------
Total                                        $537,252,200      $  661,621,300
                                            -------------      --------------
                                            -------------      --------------

The Bank services mortgage loans and participating interests in mortgage loans owned by investors. Escrow funds held in trust for loans serviced and included in noninterest bearing deposits were $7,915,816 and $6,424,012 at December 31, 1995 and 1994, respectively.

The following table provides a summary of the Bank's mortgage servicing rights portfolio:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994

Balance at beginning of year                 $1,101,200       $   289,522
Purchases                                     1,865,719           843,374
Originations                                  5,815,008                --
Sales                                        (1,698,440)               --
Amortization                                   (755,810)          (31,696)
                                             ----------        ----------
Balance at end of year                       $6,327,677        $1,101,200
                                             ----------        ----------
                                             ----------        ----------

7. LEASES RECEIVABLE

The components of the Bank's leases receivable are summarized below:

                                                       DECEMBER 31,
                                            -------------------------------
                                                1995              1994

Future minimum lease payments                 $32,464,310       $18,355,178
Residuals                                         786,284           867,063
Initial direct costs                              917,632           481,266
Unearned income                                (6,066,161)       (3,588,593)
                                              -----------       -----------
                                              $28,102,065       $16,114,914
                                              -----------       -----------
                                              -----------       -----------

Future minimum lease payments receivable are as follows:

1996                                         $12,655,574
1997                                           9,860,449
1998                                           6,063,785
1999                                           3,034,705
2000                                             849,797
                                             -----------
Total                                        $32,464,310
                                             -----------
                                             -----------

There are no contingent rental payments included in income for each of the three years in the period ended December 31, 1995.

8. OTHER REAL ESTATE OWNED

The balance of other real estate owned (OREO) was $1,239,707 and $4,185,200 net of valuation allowances of $34,640 and $136,500 at December 31, 1995 and 1994, respectively. Included in this balance are in-substance foreclosures of $653,603 at December 31, 1994, which were transferred to loans effective January 1, 1995.

An analysis of activity in the valuation allowance for other real estate owned is as follows:

                                             YEAR ENDED DECEMBER 31,
                                  --------------------------------------------
                                        1995           1994           1993

Balance at beginning of year        $ 136,500      $ 275,272      $ 697,380

Provision charged to operations       189,840        260,000        317,600
Balances related to OREO sold        (291,700)      (398,772)      (739,708)
                                    ---------      ---------       --------
Balance at end of year              $  34,640      $ 136,500       $ 275,272
                                    ---------      ---------       --------
                                    ---------      ---------       --------

9.  INVESTMENTS IN REAL ESTATE JOINT VENTURES HELD FOR SALE

The Bank's investment in real estate is comprised of the Bank's investment in CSB Ventures, a wholly-owned subsidiary, which is consolidated for financial statement presentation. Subject to certain conditions under FDIC regulations, complete divestiture of real estate investments is required by December 19, 1996. The Bank has listed all real estate investments for sale. The Bank is in process of filing a request to extend the mandatory time period in which it must divest of its real estate investments.

An analysis of activity in real estate joint ventures is as follows:

                                                   YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995         1994         1993
Balance at beginning of year                $1,705,465   $1,783,741   $2,137,096
Contributions                                2,800,932
Distributions                                                            (16,007)
Equity in earnings/losses and writedowns      (761,988)     (78,276)    (337,348)
                                            ----------   ----------   ----------
Balance at end of year                      $3,744,409   $1,705,465   $1,783,741
                                            ----------   ----------   ----------
                                            ----------   ----------   ----------

In December 1995, CSB Ventures recorded a provision of $915,000 to reflect estimated excess costs of land and commercial real estate over the expected future sales prices.

Contributions to real estate joint ventures included advances of $2,786,997 made by the Bank to reduce CBS Ventures debt to a third party.

10. PREMISES AND EQUIPMENT

Premises and equipment are summarized below:

                                                        DECEMBER 31,
                                    ESTIMATED    -------------------------
                                      LIVES          1995          1994

Furniture, fixtures and equipment   3-15 years   $ 5,025,883   $ 5,249,875
Leasehold improvements              5-10 years       510,191       481,616
Work-in-progress                                      37,088        44,065
                                                 -----------   -----------
                                                   5,573,162     5,775,556
Less accumulated depreciation
  and amortization                                (3,142,603)   (2,632,306)
                                                 -----------   -----------
Total                                            $ 2,430,559   $ 3,143,250
                                                 -----------   -----------
                                                 -----------   -----------

11. DEPOSITS

A summary of deposits is as follows:

                                                  DECEMBER 31,
                                         -----------------------------
                                             1995             1994
Noninterest bearing:
   Checking                               $ 18,831,834     $  8,169,907
   Bank controlled                           2,612,085        2,136,687
   Title and escrow                         39,698,314       27,559,672
   Custodial                                 8,183,147        8,120,792
                                          ------------     ------------
                                          $ 69,325,380     $ 45,987,058
                                          ------------     ------------
                                          ------------     ------------
 Interest bearing:
    Passbook                              $  9,305,475     $ 10,289,479
    NOW and Super NOW accounts               2,148,866        1,541,088
    Money market accounts                   13,483,236       11,273,115
    Certificates $100,000 or greater        22,812,398       18,805,955
    Other certificates                      74,579,276       63,173,388
                                          ------------     ------------
                                          $122,329,251     $105,083,025
                                          ------------     ------------
                                          ------------     ------------

A summary of certificate account maturities is as follows:

                                            YEAR ENDED DECEMBER 31,
                                         ---------------------------
                                             1995            1994

Three months or less                     $42,203,889     $32,223,209
Four through twelve months                46,882,296      49,621,128
Thereafter                                 8,305,489         135,006
                                         -----------     -----------
                                         $97,391,674     $81,979,343
                                         -----------     -----------
                                         -----------     -----------

The Bank has no brokered deposits as of December 31, 1995 and 1994.

12. OTHER BORROWINGS

The Bank has pledged real estate loans with a book value of $33,315,321 and $2,174,168 at December 31, 1995 and 1994, respectively, as collateral for advances from the FHLB of San Francisco. The amount of advances available to the Bank at December 31, 1995 was approximately $16,070,031.

Securities sold under repurchase agreements at December 31, 1994 have maturities ranging from one to seven days and are secured by U.S. government and mortgage-backed securities.

The following table represents the maximum month-end outstandings, average daily outstanding and average rates paid during the year for the two categories of short-term borrowings.


                                                   YEAR ENDED DECEMBER 31,
                                                 ---------------------------
                                                     1995           1994

Securities sold under repurchase agreements:
   Daily average balance                         $ 1,642,164     $  167,405
   Daily average rate                                   5.56%          5.56%
    Maximum month-end balance                    $15,014,000     $4,500,000
   Year-end balance                              $         0     $1,638,000

 Advances from other banks:
    Daily average balance                        $   715,890     $   38,052
    Daily average rate                                  6.58%          4.13%
    Maximum month-end balance                    $ 5,000,000     $1,600,000
    Year-end balance                             $         0            -


13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the ordinary course of business, the Bank enters into various types of transactions which involve financial instruments with off-sheet risk. These financial instruments include commitments to extend credit and sell loans, standby letters of credit, forward commitments to sell mortgage-backed securities and put options to sell mortgage-backed securities and are not reflected in the accompanying statements of financial condition. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instrument.

The following is a summary of the notional amounts of various off-balance sheet financial instruments entered into by the Bank as of December 31, 1995:

                                                           NOTIONAL AMOUNT

Commitments to extend credit                                 $24,089,023
Standby letters of credit                                        770,925
Commitments to sell loans                                     21,281,444
Forward commitments to sell mortgage-backed securities        28,733,500
Put options to sell mortgage-backed securities                14,000,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other terminal clauses and may require payment of a fee. The Bank experiences interest rate risk on commitments to extend credit which are at fixed rates. Such commitments total $14,527,024 at December 31, 1995. The Bank uses the same credit policies in making commitments to extend credit as it does for originating loans. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank uses the same underwriting policies as if a loan were made.

Commitments to sell loans are agreements to sell loans originated by the Bank to investors. These commitments may be optional or mandatory. Under an optional commitment, a commitment fee is paid and the Bank carries no risk in excess of the loss of such fee in the event that the Bank is unable to deliver mortgage loans into the commitment. Mandatory commitments may entail possible financial risk to the Bank if it is unable to deliver mortgage loans in sufficient quantity or at sufficient rates to meet the terms of the commitments. The Bank may also experience interest rate risk for commitments which are at a fixed rate. Such commitments total $24,733,500 at December 31, 1995.

The Bank's policy is to hedge a portion of loans held for sale and its commitments to originate mortgage loans against interest rate risk with forward commitments to sell, or put options on, mortgage-backed securities. Forward commitments are contracts for delayed delivery of securities in which the Bank agrees to make delivery at a specified future date of a specified security, at a specified price or yield. Put options convey to the Bank the right, but not the obligation, to sell the securities at a contractual specified price. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates. The Bank tries to minimize these risks by dealing with only primary brokers and maintaining correlation with the asset or commitment being hedged. The Bank monitors its exposure through the use of valuation models provided by a financial advisory service. The unrealized losses on open forward commitments to sell mortgage-backed securities were $154,676 and $64,793 as of December 31, 1995 and 1994, respectively. There were no unrealized losses on open put options to sell mortgage-backed securities as of December 31, 1995 and 1994, respectively.

14. INCOME TAXES

The components of the provision for income taxes for the years ended December 31 are as follows:

                                     1995           1994          1993

Currently payable (benefit):
   Federal                       $(1,461,231)    $  810,574    $  775,110
   State                            (170,576)       342,126       323,616
                                 -----------     ----------    ----------

Total                             (1,631,807)     1,152,700     1,098,726
                                 -----------     ----------    ----------

Deferred debit (credit):
     Federal                       1,761,056       (235,000)      622,773
     State                           387,943       (120,000)      119,626
                                 -----------     ----------    ----------

Total                              2,148,999       (355,000)      742,399
                                 -----------     ----------    ----------

Total                            $   517,192     $  797,700    $1,841,125
                                 -----------     ----------    ----------
                                 -----------     ----------    ----------

The amount of deferred tax assets (liabilities) resulting from each type of temporary difference were as follows:


                                         1995          1994         1993

Provision for loan losses            $   776,191    $ 258,487   $  725,952
FHLB stock dividends                    (136,800)    (108,075)     (81,641)
Gain on excess servicing rights              -        159,839       81,578
Deferred loan fees                           -            -       (996,484)
Deferred loan costs                     (708,413)
Real estate activities                  (184,532)    (185,225)    (216,840)
Gain on sale of loans                 (2,427,298)         -            -
California franchise tax                 111,739       94,753      159,609
Hedging losses                           (15,855)     (17,018)     (42,852)
Accrued expenses                          32,506       73,434       22,554
Other reserves                           170,714       89,121      238,030
REO loss reserve                         430,187       62,067      124,167
Depreciation                            (250,474)    (177,161)    (125,678)
California NOL carryforward              153,076          -            -
Advance payments on leases               139,677
Unrealized gain on securities available
  for sale                               (19,300)
Other                                      8,602       (1,903)      49,994
                                      -----------    ---------   ----------

                                     $(1,919,980)   $ 248,319   $  (61,611)
                                      -----------   ---------   ----------
                                      -----------   ---------   ----------


                                                      1995    1994    1993

Statutory federal expected tax rate                   35.0%   35.0%   35.0%
Increase in income taxes resulting from:
   State franchise tax (net of federal tax benefit)    7.5     7.5     6.7
   Other                                              (0.5)   (0.5)    0.7
                                                      ----    ----    ----
ADJUSTED TAX RATE                                     42.0%   42.0%   42.4%
                                                      ----    ----    ----
                                                      ----    ----    ----


At December 31, 1995 the Bank had Federal net operating losses of approximately $3,398,000 which will be carried back against prior year's taxable income. California net operating loss carryforwards of approximately $1,155,000 will expire in 2000.

State tax laws impose substantial restrictions on the use of NOLs under many circumstances including Internal Revenue Code (IRC) Section 382, which restricts the use of NOLs in the event of significant changes in ownership interests of individual shareholders and defined shareholder groups. As a result if such changes in the Bank's ownership interests take place as discussed in Note 19, the Bank is limited in the use of its NOLs to reduce future taxable income. The annual limitation may be increased to the extent of any applicable "built-in gains" as defined by IRC Section 382. Subsequent ownership changes could further restrict NOLs.

15. REGULATORY MATTERS

Although the Bank converted its charter to that of a commercial bank and is insured by the FDIC, it continues to be subject to the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 (Act).

Subject to certain conditions under FDIC regulations, the Bank must divest its investment in real estate joint ventures which are held for sale at December 31, 1995 by December 19, 1996. The Bank is in the process of filing a request to extend the mandatory time period in which it must divest of its real estate investments.

Effective February 1994, the Bank entered into a memorandum of understanding (Memorandum) with the FDIC and the State Banking Department. The Memorandum included provisions requiring the Bank to reduce classified assets to specified amounts by specified dates, establish a policy for determining the adequacy of the reserve for loan losses, implement a liquidity policy, and maintain the greater of a leverage ratio of 6.5% or total Tier 1 capital of $12,500,000. Additionally, the Bank was restricted from paying cash dividends. The Bank was also required to submit a strategic business plan, and furnish quarterly progress reports to the FDIC and State Banking Department.

The Memorandum was removed contingent upon the Board of Directors adopting a resolution proposed by the FDIC and the State Banking Department. The Board adopted the State Banking Department resolution in January 1996 and the FDIC resolution March 27, 1996. The resolution requires the Bank to reduce classified assets to specified amounts by specified dates, establish and implement a loan review policy, maintain an adequate reserve for loan losses, and maintain a leverage ratio of at least 6.5%. The Bank is also required to submit a strategic business plan, and furnish quarterly progress reports to the FDIC and State Banking Department.

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandates and possible additional discretionary actions by regulators that, if undertaken, could have a material direct effect on the Bank's financial statements. Capital adequacy guidelines and the regulatory framework for prompt corrective action require that the Bank meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1995, the Bank meets all capital adequacy requirements which it is subject to.

As of December 31, 1995, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total and Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since the notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table:

                                                                                                 TO BE WELL
                                                                                             CAPITALIZED UNDER
                                                                  FOR CAPITAL                PROMPT CORRECTIVE
                                        ACTUAL                 ADEQUACY PURPOSES             ACTION PROVISIONS
                              --------------------------  ----------------------------  ---------------------------
                                 AMOUNT         RATIO          AMOUNT         RATIO         AMOUNT       RATIO
AS OF DECEMBER 31, 1995:
   Total capital (to risk
     weighted assets)         $18,508,551       13.18%      $11,232,600       8%          $14,040,750       10%
   Tier I capital (to risk
     weighted assets)          16,753,457       11.93%        5,616,300       4%            8,424,450        6%
   Tier I capital (to
      average assets) -
      leverage ratio           16,753,457        7.62%        7,792,306       4%            9,740,382        5%

AS OF DECEMBER 31, 1994:
   Total capital (to risk
      weighted assets)         17,363,414       15.97%        8,698,016       8%           10,872,520       10%
   Tier I capital (to risk
      weighted assets)         16,004,540       14.72%        4,349,060       4%            6,523,590        6%
   Tier I capital (to
      average assets) -
      leverage ratio           16,004,540        8.89%        7,201,143       4%            9,001,429        5%


16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each material class of financial instruments at December 31, 1995.

CASH AND FEDERAL FUNDS SOLD--The carrying amount of cash and due from banks and federal funds sold approximates the fair value.

INVESTMENT SECURITIES--The fair value of securities held as investments is based on quoted market prices or dealer quotes.

LOANS AND LEASES--The fair value of loans and leases is based upon the aggregate estimated fair values of homogeneous loan groups, giving effect to time and maturity. The fair value of fixed rate loans is estimated by discounting estimated future cash flows, using a discount rate adjusted by estimated credit risk for each loan group. The fair value of variable rate loans is estimated to approximate carrying value. Where credit deterioration has occurred, management has reduced estimated cash flows to give effect to estimated future losses.

LOANS HELD FOR SALE--The fair value of loans held for sale is estimated using current rates on outstanding commitments from investors or current investor yield requirements.

MORTGAGE SERVICING RIGHTS--The fair value of mortgage servicing rights is estimated using quoted market prices for similar servicing products.

DEPOSITS--The carrying amount of demand and savings deposits is the amount payable on demand which approximates fair value. The carrying amount for variable rate, fixed term time deposit accounts approximates fair value. The fair value of fixed rate time deposits is estimated using a discounted cash flow calculation. The discount rate on such deposits is based upon rates currently offered for deposits of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT--The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments to extend credit and standby letters of credit is not material.

COMMITMENTS TO SELL LOANS AND FORWARD COMMITMENTS TO SELL MORTGAGE-BACKED SECURITIES--The fair value estimated is based on quoted prices for financial instruments with identical or similar terms.

PUT OPTIONS TO SELL MORTGAGE-BACKED SECURITIES--The estimated fair value is derived from active exchange quotations. The fair value of options is not material.

The estimated fair values of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                            CARRYING              FAIR
                                             VALUE                VALUE
Financial assets:
   Cash and federal funds sold           $ 37,480,693         $ 37,480,693
   Investments securities                  18,027,694           18,032,382
   Loans and leases receivable             94,435,087           94,468,502
   Loans held for sale                     38,336,858           38,475,974
   Mortgage servicing rights                6,327,677            6,729,910
                                         ------------         ------------
                                         $194,608,009         $195,187,461
                                         ------------         ------------
                                         ------------         ------------
Financial liabilities:
   Deposits                              $191,654,631         $192,203,407
                                         ------------         ------------
                                         ------------         ------------

Off balance sheet assets (liabilities):
   Commitments to sell loans                                  $(21,438,293)
   Forward commitments to sell mortgage-backed
      securities                                                  (154,676)

17. EMPLOYEE BENEFIT

On June 7, 1985, the Bank adopted an incentive stock option plan (the Plan). The Plan authorized the issuance of up to 110,000 shares of the Bank's authorized, but unissued common stock. Qualified options were granted only to full-time employees of the Bank. The exercise price of options granted under the Plan were set to be not less than the fair market value of the Bank's common stock on the granting date as determined by the Board of Directors. The Plan expired June 7, 1995. All outstanding options expired at that date.

Changes in options are as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                     COMMON       EXERCISE PRICE        OPTION
                                      STOCK          PER SHARE          PRICE

Outstanding, January 1, 1993          68,160      $5.00-$11.11          $5.86
   Options exercised                 (59,880)     $5.00-$11.11          $5.38
   Expired or canceled                (1,520)     $6.00-$11.11          $7.49
                                     -------

Outstanding, December 31, 1993         6,760      $6.00-$11.11          $9.71
   Options exercised                    (940)     $6.00-$11.11          $9.95
   Expired or canceled                  (635)     $8.00-$11.11         $10.97
                                     -------

Outstanding, December 31, 1994         5,185      $6.00-$11.11          $9.56
                                     -------
   Options exercised                  (1,081)     $6.00-$11.11          $7.52
   Expired or canceled                (4,104)     $6.00-$11.11         $10.52
                                     -------
Outstanding, December 31, 1995             0
                                     -------

The Bank has also established the Commerce Security Bank 401(k) Savings Plan which qualifies under the Internal Revenue Code Section 401(k). Employee contributions to the Plan may be matched by the Bank at the discretion of the Board of Directors. Employee contributions to the Plan are immediately vested while any matching contributions made by the Bank vest at different percentages based on years of service. For the years ended December 31, 1995, and 1994, the Bank contributed approximately $264,000 and $271,000, respectively, to the Plan. The Bank did not make a contribution for the year ended December 31, 1993.

18. COMMITMENTS AND CONTINGENCIES

LITIGATION--The Bank is also involved in certain legal proceedings arising in the normal course of its business. Bank management, after reviewing these matters with outside counsel, considers that the aggregate liabilities, if any, will not be material to the financial statements.

LEASES--A summary of noncancellable future operating lease commitments at December 31, 1995 follows:

1996                             $1,415,056
1997                              1,286,082
1998                              1,130,184
1999                                703,443
Thereafter                          158,289
                                 ----------
                                 $4,693,054
                                 ----------
                                 ----------

It is expected that in the normal course of business, expiring leases will be renewed or replaced.

Rent expense under all noncancellable operating lease obligations aggregated $1,500,446, $1,325,245 and $937,868 for the years ended December 31, 1995,
1994 and 1993, respectively.

19. SUBSEQUENT EVENT

On January 24, 1996, the Bank signed a letter of intent with agreement to be acquired by SDN Bancorp, Inc. to form a business combination and created a Bank Holding Company subject to shareholder and regulatory approval.

                                  ANNEX 1

                   AGREEMENT AND PLAN OF REORGANIZATION

                   AGREEMENT AND PLAN OF REORGANIZATION


                              by and between


                             SDN BANCORP, INC.

                                    and

                          COMMERCE SECURITY BANK





                        Dated as of April 23, 1996


                               ANNEX 1 - 1

                             TABLE OF CONTENTS

ARTICLE  I.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.2  Rules of Construction. . . . . . . . . . . . . . . . . . . . . .9

ARTICLE  II. Holdco, the Merger Subsidiaries and the Merger. . . . . . . 10

     2.1  Holdco and the Merger Subsidiaries . . . . . . . . . . . . . . 10

     2.2  Capital Contribution . . . . . . . . . . . . . . . . . . . . . 11

     2.3  The SDN Merger . . . . . . . . . . . . . . . . . . . . . . . . 11

               2.3.1  Effecting the Merger . . . . . . . . . . . . . . . 11

               2.3.2  Treatment of SDN Common Stock and Holdco

                        Common Stock . . . . . . . . . . . . . . . . . . 11

     2.4  The CSB Merger . . . . . . . . . . . . . . . . . . . . . . . . 12

               2.4.1  Effecting the Merger . . . . . . . . . . . . . . . 12

               2.4.2  Treatment of CSB Common Stock. . . . . . . . . . . 12

     2.5  Elections by CSB Shareholders. . . . . . . . . . . . . . . . . 13

               2.5.1  Election Procedure . . . . . . . . . . . . . . . . 13

               2.5.2  Shares Held for Third Parties. . . . . . . . . . . 14

               2.5.3  Effectiveness of Election Statement. . . . . . . . 14

               2.5.4   Amendment and Revocation of Election

                         Statement . . . . . . . . . . . . . . . . . . . 14

               2.5.5  Fractional Shares. . . . . . . . . . . . . . . . . 15

     2.6  Proration and Allocation of Stock Consideration and
            Cash Consideration . . . . . . . . . . . . . . . . . . . . . 15

     2.7  Dissenting CSB Shares. . . . . . . . . . . . . . . . . . . . . 17

     2.8  Exchange of Certificates . . . . . . . . . . . . . . . . . . . 17


                                   (i)

                               ANNEX 1 - 2

               2.8.1  CSB Common Stock Exchange Procedures . . . . . . . 17

               2.8.2  SDN Common Stock Exchange Procedures . . . . . . . 18

               2.8.3  Transfers; Certain Taxes . . . . . . . . . . . . . 19

               2.8.4  Lost, Stolen or Destroyed Certificates . . . . . . 19

               2.8.5  Unclaimed Monies . . . . . . . . . . . . . . . . . 19

               2.8.6  Exchange Agent to have no Voting or

                        Other Rights . . . . . . . . . . . . . . . . . . 19

     2.9  Closing of Transfer Books. . . . . . . . . . . . . . . . . . . 20

     2.10 Securities Law Matters . . . . . . . . . . . . . . . . . . . . 20

     2.11 Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . 20

               2.11.1  . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE  III.  Representations and Warranties. . . . . . . . . . . . . . 21

     3.1  By CSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

               3.1.1  Organization, Standing and Power . . . . . . . . . 21

               3.1.2  Capital Structure. . . . . . . . . . . . . . . . . 22

               3.1.3  Interests in Other Entities. . . . . . . . . . . . 23

               3.1.4  Authority and Related Matters. . . . . . . . . . . 23

               3.1.5  Certain Agreements by Shareholders . . . . . . . . 23

               3.1.6  Conflicts. . . . . . . . . . . . . . . . . . . . . 24

               3.1.7  Consents . . . . . . . . . . . . . . . . . . . . . 24

               3.1.8  Financial Statements . . . . . . . . . . . . . . . 24

               3.1.9  Regulatory Filings and Agreements. . . . . . . . . 25

               3.1.10  Undisclosed Liabilities . . . . . . . . . . . . . 25


                                   (ii)

                               ANNEX 1 - 3

               3.1.11  Classified and OLEM Assets, Reserves and
                         Certain Other Assets. . . . . . . . . . . . . . 25

               3.1.12  Investment Securities; Derivatives. . . . . . . . 26

               3.1.13  Absence of Certain Changes or Events. . . . . . . 26

               3.1.14  Compliance with Applicable Laws . . . . . . . . . 27

               3.1.15  Litigation and Other Disputes . . . . . . . . . . 27

               3.1.16  Administration of Fiduciary Accounts. . . . . . . 27

               3.1.17  Taxes . . . . . . . . . . . . . . . . . . . . . . 27

               3.1.18  Certain Agreements. . . . . . . . . . . . . . . . 28

               3.1.19  Employees and Employee Benefit Plans. . . . . . . 30

               3.1.20  Properties. . . . . . . . . . . . . . . . . . . . 31

               3.1.21  Environmental . . . . . . . . . . . . . . . . . . 32

               3.1.22  Intellectual Property . . . . . . . . . . . . . . 32

               3.1.23  Brokers . . . . . . . . . . . . . . . . . . . . . 32

               3.1.24  Disclosure of All Material Matters. . . . . . . . 33

     3.2  By SDN . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

               3.2.1  Organization, Standing and Power . . . . . . . . . 33

               3.2.2  Capital Structure. . . . . . . . . . . . . . . . . 34

               3.2.3  Interests in Other Entities. . . . . . . . . . . . 35

               3.2.4  Authority and Related Matters. . . . . . . . . . . 35

               3.2.5  Conflicts. . . . . . . . . . . . . . . . . . . . . 35

               3.2.6  Consents . . . . . . . . . . . . . . . . . . . . . 36

               3.2.7  Financial Statements . . . . . . . . . . . . . . . 36


                                   (iii)

                               ANNEX 1 - 4

               3.2.8  Regulatory Filings and Agreements. . . . . . . . . 36

               3.2.9  Undisclosed Liabilities. . . . . . . . . . . . . . 37

               3.2.10 Classified and OLEM Assets, Reserves and
                        Certain Other Assets . . . . . . . . . . . . . . 37

               3.2.11  Investment Securities; Derivatives. . . . . . . . 38

               3.2.12  Absence of Certain Changes or Events. . . . . . . 38

               3.2.13  Compliance with Applicable Laws . . . . . . . . . 38

               3.2.14  Litigation and Other Disputes . . . . . . . . . . 39

               3.2.15  Administration of Fiduciary Accounts. . . . . . . 39

               3.2.16  Taxes . . . . . . . . . . . . . . . . . . . . . . 39

               3.2.17  Certain Agreements. . . . . . . . . . . . . . . . 40

               3.2.18  Employees and Employee Benefit Plans. . . . . . . 42

               3.2.19  Properties. . . . . . . . . . . . . . . . . . . . 43

               3.2.20  Environmental . . . . . . . . . . . . . . . . . . 44

               3.2.21  Intellectual Property . . . . . . . . . . . . . . 45

               3.2.22  Brokers . . . . . . . . . . . . . . . . . . . . . 45

               3.2.23  Financing of Reorganization . . . . . . . . . . . 45

               3.2.24  Disclosure of All Material Matters. . . . . . . . 46

     3.3  By Holdco. . . . . . . . . . . . . . . . . . . . . . . . . . . 46

               3.3.1  Organization, Standing and Power . . . . . . . . . 46

               3.3.2  Holdco Common Stock. . . . . . . . . . . . . . . . 46

               3.3.3  Authority and Related Matters. . . . . . . . . . . 46

               3.3.4  No Conflicts . . . . . . . . . . . . . . . . . . . 47


                                   (iv)

                               ANNEX 1 - 5

               3.3.5  Consents . . . . . . . . . . . . . . . . . . . . . 47

               3.3.6  Capital Resources. . . . . . . . . . . . . . . . . 47

               3.3.7  Securities Law Compliance. . . . . . . . . . . . . 47

               3.3.8  Litigation and Other Disputes. . . . . . . . . . . 48

ARTICLE  IV.  Additional Agreements. . . . . . . . . . . . . . . . . . . 48

     4.1  Discussions with Third Parties . . . . . . . . . . . . . . . . 48

     4.2  Shareholder Approval; Information and Registration Statements. 49

               4.2.1  Shareholder Approval . . . . . . . . . . . . . . . 49

               4.2.2  Information Statement. . . . . . . . . . . . . . . 50

               4.2.4  Letter of CSB's Accountants. . . . . . . . . . . . 51

               4.2.5  Letter of SDN's Accountants. . . . . . . . . . . . 51

               4.2.6  Affiliates . . . . . . . . . . . . . . . . . . . . 51

               4.2.7  Effect of Qualifying Strategic Transaction
                        Proposal . . . . . . . . . . . . . . . . . . . . 51

     4.3  Regulatory Approvals and Related Matters . . . . . . . . . . . 52

               4.3.1  Responsibility for Bank Regulatory Matters . . . . 52

               4.3.2  Cooperation by CSB . . . . . . . . . . . . . . . . 52

     4.4  Financial Statements . . . . . . . . . . . . . . . . . . . . . 52

     4.5  Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

     4.6  Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . 53

     4.7  Advice of Changes. . . . . . . . . . . . . . . . . . . . . . . 54

     4.8  Current Information. . . . . . . . . . . . . . . . . . . . . . 54

     4.9  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 55


                                   (v)

                               ANNEX 1 - 6

     4.10 Negative Covenants of CSB. . . . . . . . . . . . . . . . . . . 55

     4.11 Negative Covenants of SDN. . . . . . . . . . . . . . . . . . . 59

     4.12 Consultation by SDN. . . . . . . . . . . . . . . . . . . . . . 59

     4.13 Ratification of Agreement by Holdco. . . . . . . . . . . . . . 60

ARTICLE  V.  Conditions to Closing . . . . . . . . . . . . . . . . . . . 60

     5.1  Conditions to Obligations of Both Parties. . . . . . . . . . . 60

               5.1.1  Regulatory Approvals . . . . . . . . . . . . . . . 60

               5.1.2  No Pending or Threatened Claims. . . . . . . . . . 60

     5.2  Conditions to the Obligations of SDN and Holdco. . . . . . . . 61

               5.2.1  Accuracy of Representations and Warranties;
                        Compliance with Covenants. . . . . . . . . . . . 61

               5.2.2  Bringdown of Representations and Warranties. . . . 61

               5.2.3  Approval by CSB Shareholders;
                        Dissenting Shares. . . . . . . . . . . . . . . . 61

               5.2.4  Third Party Consents . . . . . . . . . . . . . . . 61

               5.2.5  Receipt of Legal Opinion . . . . . . . . . . . . . 61

               5.2.6  Updated Schedule of Classified and OLEM Assets . . 62

               5.2.7  Certificates and Documents . . . . . . . . . . . . 62

               5.2.8  Documents and Instruments in Satisfactory Form . . 62

               5.2.9  Escrow of CSB Redemption Amount. . . . . . . . . . 62

               5.2.10  Appointment of Committee Under Escrow
                         Agreement . . . . . . . . . . . . . . . . . . . 62

     5.3  Conditions to the Obligations of CSB . . . . . . . . . . . . . 62

               5.3.1  Accuracy of Representations and Warranties;
                       Compliance with Covenants . . . . . . . . . . . . 62


                                   (vi)

                               ANNEX 1 - 7

               5.3.2  Bringdown of Representations and Warranties. . . . 62

               5.3.3  Receipt of Legal Opinions. . . . . . . . . . . . . 63

               5.3.4  Updated Schedule of Classified and
                        OLEM Assets. . . . . . . . . . . . . . . . . . . 63

               5.3.5  Receipt of SDN Closing Certificate . . . . . . . . 63

               5.3.6  Receipt of Holdco Closing Certificate. . . . . . . 63

               5.3.7  Documents and Instruments in Satisfactory Form . . 64

               5.3.8  Receipt of Capital Contribution and
                        Funding of Exchange Agent. . . . . . . . . . . . 64

               5.3.9  Holdco Ratification. . . . . . . . . . . . . . . . 64

               5.3.10 Execution and Funding of Escrow Agreement. . . . . 64

               5.3.11 Appointment of Paulsen . . . . . . . . . . . . . . 64

ARTICLE  VI.  Termination. . . . . . . . . . . . . . . . . . . . . . . . 64

     6.1  By Mutual Agreement. . . . . . . . . . . . . . . . . . . . . . 65

     6.2  Regulatory Impediment. . . . . . . . . . . . . . . . . . . . . 65

     6.3  By SDN . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

     6.4  By CSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

     6.5  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 66

ARTICLE  VII. Termination Fee; Liquidated Damages; Expenses. . . . . . . 66

     7.1  Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . 67

     7.2  Liquidated Damages Payable by CSB. . . . . . . . . . . . . . . 67

     7.3  Liquidated Damages Payable by SDN. . . . . . . . . . . . . . . 67

     7.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

               7.4.1  Generally. . . . . . . . . . . . . . . . . . . . . 68


                                   (vii)

                               ANNEX 1 - 8

               7.4.2  Payment of Expenses upon Certain
                        Termination Events . . . . . . . . . . . . . . . 68

ARTICLE  VIII. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 69

     8.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

     8.2  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 69

     8.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

     8.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 70

     8.5  Non-Survival of Representations, Warranties
            and Agreements . . . . . . . . . . . . . . . . . . . . . . . 70

     8.6  Benefits; Binding Effect; Assignment and Designation . . . . . 71

     8.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

     8.8  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . 71

     8.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 71

     8.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 71

     8.11 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . 71

     8.12 Applicable Law; Consent to Jurisdiction. . . . . . . . . . . . 72

     8.13 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 72


                                   (viii)

                               ANNEX 1 - 9

EXHIBITS

Exhibit   1.1-A    Exchange Ratio  (Part E omitted)
Exhibit 1.1-B Pro Forma Balance Sheet for SDN (consolidated with Liberty) (omitted)
Exhibit   1.1-C    Valuation Adjustment
Exhibit   2.11-A   Escrow Agreement
Exhibit   2.11-B   Stock Escrow Deposit
Exhibit   3.1.5    Voting Agreement (omitted)
Exhibit   4.2.6    Affiliate Letter (omitted)
Exhibit   5.2.5    Form of Opinion of CSB Counsel (omitted)
Exhibit   5.3.3    Form of Opinion of SDN Counsel (omitted)

SCHEDULES  (omitted)

     CSB Disclosures
     ---------------

Schedule  3.1.3     Subsidiaries
Schedule  3.1.7     Governmental Approvals
Schedule  3.1.9     Regulatory Agreements and related matters
Schedule  3.1.10    Undisclosed Liabilities; Letters of Credit
Schedule  3.1.11    Classified Assets; Loans to Directors
Schedule  3.1.12    Investment Securities; Derivatives
Schedule  3.1.13    Adverse Changes; Increases in Executive
                      Compensation
Schedule  3.1.14    Compliance with Laws
Schedule  3.1.15    Litigation
Schedule  3.1.18    Certain Agreements
Schedule  3.1.19    Employee Benefits Matters
Schedule  3.1.20    Real Property
Schedule  3.1.23    Brokers

     SDN Disclosures
     ---------------

Schedule  3.2.2     Registration Rights Agreements
Schedule  3.2.6     Governmental Approvals
Schedule  3.2.8     Regulatory Agreements and related matters
Schedule  3.2.9     Undisclosed Liabilities; Letters of Credit
Schedule  3.2.10    Classified Assets; Loans to Directors
Schedule  3.2.11    Investment Securities
Schedule  3.2.12    Adverse Changes; Increases in Executive
                      Compensation
Schedule  3.2.14    Litigation
Schedule  3.2.16    Tax Matters
Schedule  3.2.17    Certain Agreements
Schedule  3.2.18    Employee Benefits Matters
Schedule  3.2.19    Real Property

     General

Schedule  4.10.11   Contemplated Changes in CSB Securities Portfolio


                                   (ix)

                               ANNEX 1 - 10

                 AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 23, 1996, by and between SDN BANCORP, INC., a Delaware business corporation
("SDN"), and COMMERCE SECURITY BANK, a California banking corporation
("CSB").

                               Recitals

     A. The Boards of Directors of SDN and CSB have deemed it advisable and in the best interests of their respective companies and shareholders to consummate the transactions contemplated herein (the "Reorganization"), pursuant to which SDN shall cause a new corporation, Holdco (as hereinafter defined), to be formed which will then acquire, through the SDN Merger (as hereinafter defined), all of the shares of SDN Common Stock in exchange for Holdco Common Stock and acquire, through the CSB Merger (as hereinafter defined), all of the shares of CSB Common Stock in exchange for Holdco Common Stock and/or cash.

     B. For federal income tax purposes, it is intended that (i) the SDN Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and/or as an exchange under Section 351 of the Code, and that (ii) the CSB Merger qualify as an exchange under Section 351 of the Code, and that as a consequence the CSB Shareholders will not recognize income or loss for federal income tax purposes except to the extent they receive cash in exchange for their respective shares of CSB Common Stock in the CSB Merger.

     C. SDN and CSB desire to make certain representations, warranties, covenants and agreements in connection with the Reorganization, as contained herein.

                              Agreement

     NOW THEREFORE, in consideration of the mutual undertakings and the representations, warranties, covenants and agreements contained herein, SDN and CSB hereby agree as follows:


                              ARTICLE I.
                             Definitions
                             -----------

     1.1 Definitions. Capitalized terms contained in this Agreement and not defined in the preamble or the recitals above shall have the meanings set forth in this Section 1.1:

     "Agreement" means this Agreement and Plan of Reorganization, including all Schedules and Exhibits hereto, as the same may be hereafter amended.


                               ANNEX 1 - 11

     "Aggregate Cash Pool" means $15,078,111 minus the Cash Valuation
Adjustment.

     "Balance Sheet Date" means December 31, 1995.

     "Bank Regulators" means any and all Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

     "Benefit Plan" means any employee benefit plan (including any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the applicable entity.

     "Borrower Group Obligations" means all loans from CSB to, and other obligations to CSB of, (a) the applicable borrower, (b) all guarantors of such borrower, and (c) all affiliates and associates of such borrower and guarantors.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks in Los Angeles, California are not required by Law to be closed.

     "Capital Contribution" means an amount which either is (a) the arithmetic difference resulting from the Maximum Required Capital Contribution minus the CSB Redemption Amount, if any, or (b) such amount of capital greater than that required under clause (a) of this subsection as SDN may determine, in its sole discretion, is desirable under the circumstances; provided, however, that in no event shall the amount of the Capital Contribution be less than the Minimum Required Capital Contribution; and provided, further, that in no event shall SDN have any obligation to raise more capital in connection with the Reorganization than the Maximum Required Capital Contribution, subject to the remedies of CSB set forth in Section 7.3.3.

     "Cash Consideration" shall have the meaning given that term in
Section 2.4.2.

     "Cash Escrow Deposit" means (a) the Cash Escrow Deposit as defined in the Escrow Agreement, equal to $345,000, if SAIF Recapitalization Legislation has not been enacted or adopted prior to the Closing Date, and (b) zero, if SAIF Recapitalization Legislation has been enacted or adopted prior to the Closing Date.

     "Cash Valuation Adjustment" means a dollar amount equal to (i) the product of the Valuation Adjustment multiplied by 60%, minus (ii) the product of the Valuation Adjustment multiplied by a fraction consisting of the total number of Dissenting CSB Shares over the total number of shares of CSB Common Stock issued and outstanding immediately prior to the Closing.

                               ANNEX 1 - 12

     "Classified Asset" means (a) any loan or lease asset that is classified on the books and records of the applicable entity as "Substandard", "Doubtful" or "Loss", and (b) any property classified on the books and records of the applicable entity as OREO.

     "Closing" means the closing of the Reorganization, to be held on the Closing Date at a location fixed pursuant to Section 8.1.

     "Closing Date" shall mean the date as of which the Closing of the Reorganization occurs, as the same may be fixed pursuant to Section 8.1.

     "CSB" means CSB including, unless the context clearly indicates otherwise, all direct and indirect subsidiaries of CSB as of the applicable time.

     "CSB Common Stock" means the common stock of CSB, no par value per share.

     "CSB Governmental Approvals" means the approvals listed on
Schedule 3.1.7.

     "CSB Merger" means the merger of CSB and CSB Merger Sub, as more particularly described in Section 2.4.

     "CSB Merger Sub" means a wholly-owned subsidiary of Holdco, whose type of entity and jurisdiction of organization shall be determined by SDN in its discretion, to be formed for the sole purpose of completing the CSB Merger.

     "CSB Merger Agreement" means an Agreement and Plan of Merger, in a form to be mutually agreed upon by SDN and CSB, pursuant to which CSB Merger Sub will merge with and into (or consolidate with) CSB at the Effective Time.

     "CSB Redemption Amount" means the amount of cash, if any, that CSB contributes to the Exchange Agent, as approved by all applicable Bank Regulators, if any, to fund a portion of the Distributable Cash Pool, which amount shall not be greater than Four Million Dollars
($4,000,000).

     "CSB Shareholder" means a holder of CSB Common Stock.

     "CSB Shareholder Agreement" means that certain Stock Purchase Agreement dated March 8, 1985 by and among CSB and certain stockholders of CSB.

                               ANNEX 1 - 13

     "Dissenting CSB Shares" means all shares of CSB Common Stock whose holders have perfected dissenters' rights under Section 1300 et seq. of the California Corporations Code (as incorporated by Section 101 of the California Financial Code).

     "Distributable Cash Pool" means the arithmetic difference resulting from Aggregate Cash Pool minus the product of the number of Dissenting CSB Shares multiplied by $17.50 (the latter being the product of $29.17 multiplied by 60%).

     "Distributable Stock Pool" means a number of authorized but unissued shares of Holdco Common Stock equal to the product of the Exchange Ratio multiplied by the number of Net Stock Consideration Shares.

     "Effective Time" means the time as of which the Reorganization is deemed to have become effective, as agreed upon by the Parties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" shall have the meaning given that term in
Section 2.11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means an unaffiliated, independent banking institution, corporate trust company or entity regularly engaged in a stock transfer business that SDN shall appoint, after consultation with CSB, to act as exchange agent hereunder.

     "Exchange Ratio," means the number of shares of Holdco Common Stock, rounded to the nearest thousandth, into which each of the Net Stock Consideration Shares is to be converted in connection with the Reorganization, such Exchange Ratio to be determined in accordance with the methodology set forth on Exhibit 1.1-A.

     "Expenses" means all legal, accounting, consulting, investment banking and other fees and expenses incurred by the applicable Party in connection with the Reorganization (including expenses incurred in connection with the preparation of this Agreement and all negotiations, due diligence and other activities conducted prior hereto, and including all broker's, finder's and similar fees and expenses. The Expenses of SDN shall include the Expenses, if any, of Holdco and the Merger Subsidiaries.

     "FDIC" means the Federal Deposit Insurance Corporation.

                               ANNEX 1 - 14

     "Final Approval Date" means the later of (a) the date on which the final Regulatory Approval is received, and (b) the date on which the CSB Shareholders approve the Reorganization.

     "Final Financial Statements" means the applicable entity's audited balance sheet, income statement, cash flow statement and statement of shareholders' equity, with footnotes, prepared in accordance with GAAP, as at December 31, 1995 and for the year then ended, as certified by the applicable entity's independent auditors.

     "GAAP" means Generally Accepted Accounting Principles as in effect in the United States, consistently applied.

     "Governmental Approval" means the approval of a Governmental
Entity necessary or desirable for the consummation of the Reorganization (including the expiration of any waiting period imposed thereby), including the CSB Governmental Approvals and the SDN Governmental
Approvals.

     "Governmental Entity" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law.

     "Hazardous Material" means any pollutant, contaminant, waste or hazardous or toxic substance regulated by Law as such, and petroleum or petroleum products.

     "Holdco" means a corporation formed under the Delaware General Corporation Law which, prior to the Effective Time, shall be a wholly-owned subsidiary of SDN and which, as of and following the Effective
Time, shall be the parent corporation and holding company of SDN and CSB.

     "Holdco Common Stock" means the common stock of Holdco, par value $.01 per share.

     "Holdco Ratification Date" means the date, which shall be no later than two Business Days prior to the Closing Date, on which Holdco ratifies, accepts and joins in this Agreement.

     "Information Statement" means an information or proxy statement (including any offering materials contained therein) by which CSB will solicit either written consents to the Reorganization by the CSB Shareholders or proxies from the CSB Shareholders to vote such CSB Shareholders' shares in favor of the Reorganization in a meeting of CSB Shareholders held for such purpose, and describing Holdco, the members of the SDN Group, and the Holdco Shares.

                               ANNEX 1 - 15

     "IRS" means the United States Internal Revenue Service.

     "Law" means any statute, law, ordinance, rule or regulation of any Governmental Entity that is applicable to the referenced Person.

     "Letter of Intent" means that certain letter dated as of January 24, 1996 from SDN to CSB, accepted and agreed to by CSB as of the same date, as supplemented by that certain letter dated as of February 29, 1996 from SDN to CSB, accepted and agreed to by CSB as of the same date, together describing certain anticipated terms of the Reorganization.

     "Liberty" means Liberty National Bank, a national banking association formed under the laws of the United States of America, or any successor thereto.

     "Major Covenant" means any of the agreements set forth in Section 4.1, Section 4.2.1, Section 4.3.2, Section 4.9, Sections 4.10.1 through
4.10.6 inclusive, Section 4.10.9, and Section 4.10.16.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, properties, assets, liabilities, prospects, results of operations or financial condition of such Person (including such an effect caused indirectly through any of its Subsidiaries), or on the ability of such Person to consummate the Reorganization on the terms hereof; provided, however, that a Material Adverse Effect does not include a change with respect to, or effect on, such Person resulting from a change in Law, GAAP, RAP, or a change with respect to, or effect on, such Person resulting from any other matter affecting financial institutions or their holding companies generally.

     "Maximum Required Capital Contribution" means the sum of the Aggregate Cash Pool plus the aggregate amount of Expenses incurred by SDN and CSB.

     "Merger Subsidiaries" means, collectively, CSB Merger Sub and SDN
Merger Sub.

     "Minimum Required Capital Contribution" means Eleven Million
Ninety Thousand Dollars ($11,090,000).

     "Net Cash Consideration Shares" means a number of shares of CSB Common Stock equal to the arithmentic difference resulting from (a) 516,879 (i.e., 60% of 861,465, the maximum number of shares of CSB Common Stock outstanding as of the date of this Agreement) minus (b) the product of the number of Dissenting CSB Shares multiplied by 60%.

                               ANNEX 1 - 16

     "Net Stock Consideration Shares" means a number of shares of CSB Common Stock equal to the arithmentic difference resulting from (a) 344,586 (i.e., 40% of 861,465, the maximum number of shares of CSB Common Stock outstanding as of the date of this Agreement) minus (b) the product of the number of Dissenting CSB Shares multiplied by 40%.

     "OCC" means the Office of the Comptroller of the Currency.

     "OLEM Asset" means any loan or lease asset of the applicable entity classified on the books and records of the applicable entity as "Other Loans Especially Mentioned", "Special Mention", "Criticized", "Credit Risk Assets", "Concerned Loans" or by words of similar import.

     "OREO" means real property (i) acquired by the applicable entity, in the ordinary course of the applicable entity's banking business, through purchase at a foreclosure sale conducted on a lien in favor of the applicable entity (or a comparable sale by a trustee under a deed of trust) or by acceptance of a deed in lieu of foreclosure or (ii) any asset of the applicable entity classified as "in-substance foreclosure" on the books and records of the applicable entity.

     "Parties" means, collectively, CSB, SDN and, following its acceptance and ratification of this Agreement, Holdco.

     "Person" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, governmental body, or agency or political subdivision of any government.

     "Principal Stockholder" means a holder of five percent (5%) or more of the outstanding common stock of the referenced entity.

     "Pro Forma SDN/Liberty Balance Sheet" means the pro forma balance sheet as at December 31, 1995 for SDN and Liberty, assuming that SDN's acquisition of Liberty had been consummated as of such date, which balance sheet is attached as Exhibit 1.1-B.

     "Qualifying Strategic Transaction Proposal" shall have the meaning given that term in Section 4.1.2.

     "RAP" means Regulatory Accounting Principles, as interpreted by the applicable entity's principal Federal Bank Regulator.

     "Record Date" shall have the meaning given that term in Section
2.8.1.

                               ANNEX 1 - 17

     "Registration Statement" shall have the meaning given that term in Section 2.10.

     "Regulatory Agreement" means any regulatory agreement, memorandum of understanding or similar agreement with, any cease and desist or similar order or directive entered or issued by, commitment letter or similar undertaking to, any extraordinary supervisory letter from, any Bank Regulator.

     "Representatives" means each of the applicable Person's directors, officers, employees, agents, representatives and advisors.

     "Requested Cash Consideration" shall have the meaning given that term in Section 2.5.2.

     "San Dieguito" means San Dieguito National Bank, a national banking association organized under the laws of the United States of America, or any successor thereto.

     "SAIF Recapitalization Legislation" means any Law enacted by the United States Government, including any final regulation adopted by any federal Bank Regulator, that imposes one or more special assessments on depository institutions that have deposits insured by the Savings Association Insurance Fund.

     "SDN" means SDN including, unless the context clearly indicates otherwise, all direct and indirect subsidiaries of SDN as of the applicable time.

     "SDN Common Stock" means the common stock of SDN, par value $.01 per share.

     "SDN Governmental Approvals" means the approvals listed on
Schedule 3.2.6.

     "SDN Group" means, collectively, SDN, San Dieguito and Liberty.

     "SDN Merger" means the merger of SDN Merger Sub and SDN, as more particularly described in Section 2.3.

     "SDN Merger Agreement" means an Agreement and Plan of Merger, in a form to be mutually agreed upon by SDN and CSB, pursuant to which SDN Merger Sub will merge with and into SDN at the Effective Time.

     "SDN Merger Sub" means a wholly-owned subsidiary of Holdco to be organized under the Delaware General Corporation Law for the sole purpose of completing the SDN Merger.

                               ANNEX 1 - 18

     "SDN Shareholder" means a holder of SDN Common Stock.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Small Holder" means a CSB Shareholder beneficially owning an aggregate of one hundred (100) or fewer shares of CSB Common Stock.

     "Stock Consideration" shall have the meaning given that term in
Section 2.4.2.

     "Stock Escrow Deposit" means (a) the Stock Escrow Deposit as defined in the Escrow Agreement, as calculated in accordance with
Exhibit 2.11-B, if SAIF Recapitalization Legislation has not been enacted or adopted prior to the Closing Date, and (b) zero, if SAIF Recapitalization Legislation has been enacted or adopted prior to the Closing Date.

     "Strategic Transaction" means any acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of, or a significant equity interest in, CSB, or any merger or other business combination involving CSB or any recapitalization involving CSB resulting in an extraordinary dividend or distribution to CSB's shareholders or a self-tender for or the redemption of some or all of the CSB Common Stock.

     "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction.

     "Tax" means, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     "Valuation Adjustment" means a dollar amount calculated in accordance with Exhibit 1.1-C, which amount shall not be less than zero and shall not be more than the maximum amount provided in such
Exhibit 1.1-C, subject to the exceptions contained therein.

     1.2 Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:

          1.2.1 Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its Subsidiaries taken as a whole.

                               ANNEX 1 - 19

          1.2.2 Disclosure of any matter in the Schedules hereto shall not be deemed to imply that such matter is or is not material, and shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

          1.2.3 Whenever used in this Agreement, the word "including" shall be non-exclusive and shall mean "including without limitation."

          1.2.4 All references to Sections, Articles and Schedules shall, unless another agreement is expressly referenced, mean the applicable sections or articles of, or schedules to, this Agreement.

          1.2.5 The section titles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          1.2.6 The terms "herein", "hereunder", and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used.

          1.2.7 This Agreement is the joint product of SDN and CSB and each provision hereof has been subject to the mutual consultation, negotiation and agreement of SDN and CSB, and shall not be construed for or against any Party.

                               ANNEX 1 - 20

                             ARTICLE II.
            Holdco, the Merger Subsidiaries and the Merger

     2.1 Holdco and the Merger Subsidiaries. Prior to the Closing, SDN shall cause to be formed Holdco, SDN Merger Sub and CSB Merger Sub. Subject to the other terms of this Agreement, Holdco's Certificate of Incorporation (including the authorized capital provided thereunder) and By-laws shall be substantially identical to the Certificate of Incorporation and By-laws of SDN as in effect immediately prior to the Closing. Each of the Merger Subsidiaries' charters and By-laws shall be in such forms as SDN may reasonably determine. Subject only to the receipt of all necessary approvals of Governmental Entities with respect to such persons (which approvals SDN shall use all reasonable efforts to obtain), the directors and officers of Holdco as of immediately prior to the Effective Time shall consist of all of the directors and officers of SDN duly elected, qualified and in office as of such time, one of whom shall be Peter H. Paulsen. The initial directors and officers of each of the Merger Subsidiaries shall consist of one or more persons, each of whom shall be designated by SDN.

     2.2 Capital Contribution. On or before the Closing Date, SDN shall (a) raise through the issuance of SDN common stock (or other means mutually agreeable to SDN and CSB) the amount of the Capital Contribution, and (b) take all actions necessary to ensure that Holdco has cash in Holdco not less than the amount of the Capital Contribution less SDN's Expenses. Subject to the terms and conditions hereof, immediately prior to the Closing, Holdco shall deliver or cause to be delivered (and SDN agrees to cause Holdco to deliver or cause to be delivered) to the Exchange Agent an amount of cash not less than the Distributable Cash Pool less the CSB Redemption Amount.

     2.3  The SDN Merger.

          2.3.1 Effecting the Merger. Subject to the terms and conditions of this Agreement and the terms and conditions of the SDN Merger Agreement, at the Effective Time, SDN Merger Sub shall merge with and into SDN pursuant to
Section 251(g) of the Delaware General Corporation Law, with SDN as the surviving entity. As a consequence of the SDN Merger, at the Effective Time, each share of common stock of SDN Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of SDN Common Stock, and from and after the Effective Time, SDN shall be a wholly-owned subsidiary of Holdco.

          2.3.2 Treatment of SDN Common Stock and Holdco Common Stock. At the Effective Time, each share of SDN Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the SDN Merger and without any action on the part of the holder thereof, be converted into the right to receive from Holdco one share of Holdco

                               ANNEX 1 - 21

          Common Stock. At the Effective Time, all shares of Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash in the amount of One Dollar ($1.00) per share.

     2.4  The CSB Merger.

          2.4.1 Effecting the Merger. Subject to the terms and conditions of this Agreement and the terms and conditions of the CSB Merger Agreement, at the Effective Time, CSB Merger Sub shall merge with and into CSB pursuant to
Section 1100 et seq. of the California Corporations Code, with CSB as the surviving entity. As a consequence of the CSB Merger, at the Effective Time each share of common stock of CSB Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of CSB Common Stock, and from and after the Effective Time, CSB shall be a wholly-owned subsidiary of Holdco. At and after the Effective Time, each of the members of the Board of Directors and each of the officers of CSB, in each case as of immediately prior to the Effective Time, shall continue to hold the same office of CSB following the CSB Merger, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with CSB's Articles of Incorporation and By-laws and applicable law.

          2.4.2 Treatment of CSB Common Stock. Subject to the provisions of Section 2.5 and Section 2.6 and except as provided in Section 2.7, at the Effective Time, each share of CSB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted in the CSB Merger, without any action on the part of the holder thereof, into a right to receive either cash ("Cash Consideration") or newly-issued Holdco Common Stock ("Stock Consideration"), as follows:

               (a) the holder of each share of CSB Common Stock to be converted into Cash Consideration shall be entitled to receive, for each such share, cash in the amount of the arithmetic difference resulting from (i) $29.17, minus (ii) a pro rata portion of the Cash Valuation Adjustment, minus (iii) a pro rata portion of the Cash Escrow Deposit (each such pro rata amount being determined in proportion to all shares of CSB Common Stock to be exchanged for cash pursuant to this Section 2.4.2), and

               (b) each CSB shareholder who holds one or more shares of CSB Common Stock to be converted into Stock Consideration shall be entitled to receive a number of shares of Holdco Common Stock equal to the arithmetic difference resulting from (i) the product of the Exchange Ratio multiplied by the number of shares of CSB Common Stock to be so converted, minus (ii) a pro rata portion of the Stock Escrow Deposit (such pro rata portion being determined in proportion to all shares of CSB

                               ANNEX 1 - 22

     Common Stock to be exchanged for Holdco Common Stock pursuant to this
     Section 2.4.2).

     2.5 Elections by CSB Shareholders. Each holder of record of shares of CSB Common Stock as of the Record Date will have the right, subject to proration in accordance with Section 2.6, the treatment of fractional shares set forth in Section 2.5.5 and the other terms of this Agreement, to specify such holder's election to have his or her shares of CSB Common Stock converted in whole or in part into Holdco Common Stock or in whole or in part into cash, or to specify that such holder has no election, in accordance with the procedures set forth in this
Section 2.5; provided, however, that in no event shall the aggregate Cash Consideration paid in respect of all CSB Common Stock (excluding Dissenting CSB Shares) be greater than the Distributable Cash Pool, and in no event shall the aggregate Stock Consideration paid in respect of all CSB Common Stock be greater than the Distributable Stock Pool.

          2.5.1 Election Procedure. Not later than two (2) Business Days following the Final Approval Date (including, in SDN's discretion, prior to the Final Approval Date but not earlier than the date on which the CSB shareholders have approved the Reorganization), SDN shall cause to be distributed the each CSB Shareholder a form of letter of transmittal and election statement, in a form mutually agreed upon by CSB and SDN, providing for such CSB Shareholder's specification of election to receive Cash Consideration and/or Stock Consideration and for the tender to the Exchange Agent of the related share certificates (an "Election Statement"). CSB will also make such form available at its executive offices and such other places as it deems appropriate. Each CSB Shareholder may specify, in an Election Statement meeting the requirements of Section 2.5.3, that, as to all shares of CSB Common Stock covered by such Election Statement:

               (a)  All such shares shall be converted to Stock
     Consideration ("Stock Election Shares"); or

               (b)  All such shares shall be converted to Cash
     Consideration ("Cash Election Shares"); or

               (c) A designated number of such shares shall be converted to Cash Consideration as Cash Election Shares and the remaining shares shall be converted to Stock Consideration as Stock Election Shares; or

               (d) The CSB Shareholder has no preference and accordingly makes no election; or

                               ANNEX 1 - 23

               (e) The CSB Shareholder has previously dissented from the Reorganization and intends to perfect his or her dissenter's rights under applicable law.

          2.5.2 Shares Held for Third Parties. Any CSB Shareholder who is holding such shares for a beneficial owner, or as a nominee for one or more beneficial owners, may submit an Election Statement on behalf of each such beneficial owner. Any beneficial owner of CSB Common Stock on whose behalf a record owner of CSB Common Stock has submitted an Election Statement in accordance with this Section will be considered a separate holder of CSB Common Stock with respect to such shares.

          2.5.3 Effectiveness of Election Statement. An Election Statement will be effective only if a properly completed and signed copy thereof shall have been actually received by the Exchange Agent no later than the deadline (the "Election Deadline") fixed by SDN and CSB by mutual agreement and specified in the form of letter of transmittal and Election Statement, which deadline shall be (i) not earlier than the twenty-first (21st) calendar day after the mailing of the Election Statements to the CSB Shareholders and (ii) not later than the last Business Day prior to the Closing Date. An Election Statement which meets the requirements of this Section 2.5.3 is hereinafter referred to as an "Effective Election Statement." Holdco and CSB, acting by agreement, will have the right to make rules governing the form, terms and conditions of Election Statement, the validity and effectiveness of Election State-ments and the manner and extent to which they are to be taken into account in prorating the Stock Consideration and the Cash Consideration pursuant to Section 2.5.5, the issuance and delivery of certificates evidencing Holdco Common Stock and cash into which shares of CSB Common Stock are converted in the CSB Merger pursuant to Section 2.4.2. Shares of CSB Common Stock as to which a record holder makes no election pursuant to an Effective Election Statement, or as to which no Effective Election Statement is filed, are hereinafter referred to as "No Election Shares."

          2.5.4 Amendment and Revocation of Election Statement. Any CSB Shareholder who has submitted an Effective Election Statement may at any time until the Election Deadline amend such Election Statement if the Exchange Agent actually receives, no later than the Election Deadline, a later-dated, properly completed and signed, amended Effective Election Statement, or may at any time prior to the Election Deadline revoke his Election Statement by written notice actually received by the Exchange Agent no later than the Election Deadline. Any notice of withdrawal will be effective only if it is executed and specifies the record holder of the shares to be withdrawn and, if the certificates representing such shares have previously been tendered to the Exchange Agent, if it specifies the serial numbers shown on the certificates representing the shares to be withdrawn. If for any reason this Agreement is terminated and the Reorganization is not consummated, any Election Statement previously submitted shall be

                               ANNEX 1 - 24
deemed withdrawn and any certificate for CSB Common Stock previously deposited with the Exchange Agent shall be returned to the applicable CSB Shareholder.

          2.5.5 Fractional Shares. The Exchange Agent shall treat each Election Statement that requests to exchange any shares of CSB Common Stock for Stock Consideration (including those requesting to exchange 100% of the holder's shares for Stock Consideration) as an election to exchange the closest number of whole or fractional shares of CSB Common Stock to the number actually requested as will result in the number of shares of Holdco Common Stock so issued being a whole number. Any fractional share of CSB Common Stock remaining after giving effect to the preceding sentence (including a fractional share so held by a CSB Shareholder requesting to exchange 100% of his or her CSB Common Stock for Stock Consideration) shall be deemed to be a fractional Cash Election Share and exchanged for the applicable amount of Cash Consideration.

     2.6 Proration and Allocation of Stock Consideration and Cash Consideration. The allocation of the Stock Consideration and the Cash Consideration among holders of CSB Common Stock (other than holders of Dissenting CSB Shares) shall be effected as follows:

          2.6.1 If the number of shares of CSB Common Stock that are Stock Election Shares is less than the number of Net Stock Consideration Shares, an allocation of the Distributable Stock Pool and the Distributable Cash Pool will be made as follows:

               (a) First, all Stock Election Shares shall be exchanged for Stock Consideration;

               (b) Second, the Exchange Agent shall convert all No Election Shares to Stock Election Shares ("Additional Stock Election Shares") and exchange the same for Stock Consideration, provided that the aggregate number of Stock Election Shares (including Additional Stock Election Shares) is equal to or less than the number of Net Stock Consideration Shares; in the event that conversion of all No Election Shares to Additional Stock Election Shares would cause the aggregate number of Stock Election Shares (including Additional Stock Election Shares) to exceed the number of Net Stock Consideration Shares, the number of No Election Shares converted to Additional Stock Election Shares and exchanged for Stock Consideration shall be reduced so that the aggregate number of Stock Election Shares (including Additional Stock Election Shares) equals the number of Net Stock Consideration Shares, with the aggregate Additional Stock Election Shares created upon the conversion of No Election Shares being allocated pro rata to each holder of No Election Shares in the proportion that the total No Election Shares of such holder bear to the total number of No Election Shares of all CSB Shareholders;

                               ANNEX 1 - 25

               (c) Third, in the event that conversion of all No Election Shares to Additional Stock Election shares pursuant to clause (c) of this Section 2.6.1 would cause the aggregate number of Stock Election Shares (including Additional Stock Election Shares) to be less than the number of Net Stock Consideration Shares, in addition to all No Election Shares, the Exchange Agent shall convert a number of Cash Election Shares (excluding shares tendered by Small Holders, as provided below) to Additional Stock Election Shares and exchange the same for Stock Consideration such that the aggregate number of Stock Election Shares and Additional Stock Election Shares shall equal the number of Net Stock Consideration Shares, with the aggregate Additional Stock Election Shares that are to be created upon the conversion of Cash Election Shares being allocated pro rata to each holder of Cash Election Shares in the proportion that the total Cash Election Shares of such holder bear to the total number of Cash Election Shares of all CSB Shareholders; provided, however, that no Small Holder who filed an Effective Election Statement for Cash Election Shares shall have such Cash Election Shares converted to Additional Stock Election Shares; and

               (d)  Fourth, after the allocation in clauses (a) through
     (d) of this Section 2.6.1 have been made, all remaining shares of CSB Common Stock (other than Dissenting CSB Shares) shall be converted into Cash Consideration.

          2.6.2 If the number of shares of CSB Common Stock that are Stock Election Shares is greater than the number of Net Stock Consideration Shares, an allocation of the Distributable Stock Pool and the Distributable Cash Pool will be made as follows:

               (a) First, all Cash Election Shares will be exchanged for Cash Consideration;

               (b) Second, the Exchange Agent shall convert all No Election Shares to Cash Election Shares ("Additional Cash Election Shares") and exchange the same for Cash Consideration, provided that the aggregate number of Cash Election Shares (including Additional Cash Election Shares) is equal to or less than the number of Net Cash Consideration Shares; in the event that conversion of all No Election Shares to Additional Cash Election Shares would cause the aggregate number of Cash Election Shares (including Additional Cash Election Shares) to exceed the number of Net Cash Consideration Shares, the number of No Election Shares converted to Additional Cash Election Shares and exchanged for Cash Consideration shall be reduced so that the aggregate number of Cash Election Shares (including Additional Cash Election Shares) equals the number of Net Cash Consideration Shares, with the aggregate Additional Cash Election Shares created upon the conversion of No Election shares being allocated pro rata to each holder of No Election Shares in the proportion that the total No Election

                               ANNEX 1 - 26

     Shares of such holder bear to the total number of No Election Shares of all CSB Shareholders;

               (c) Third, in the event that conversion of all No Election Shares to Additional Cash Election Shares pursuant to clause (c) of this Section 2.6.2 would cause the aggregate number of Cash Election Shares (including Additional Cash Election Shares) to be less than the number of Net Cash Consideration Shares, in addition to all No Election Shares, the Exchange Agent shall convert a number of Stock Election Shares to Additional Cash Election Shares and exchange the same for Cash Consideration such that the aggregate number of Cash Election Shares (including Addi-tional Cash Election Shares) shall equal the number of Net Cash Consideration Shares, with the aggregate Additional Cash Election Shares that are to be created upon the conversion of Stock Election Shares being allocated pro rata to each holder of Stock Election Shares in the proportion that the total Stock Election Shares of such holder bear to the total number of Stock Election Shares of all CSB Shareholders; and

               (d) Fourth, any No Election Shares not converted to Additional Cash Election Shares pursuant to clause (c) of this
     Section 2.6.2 and any Stock Election Shares not converted to Additional Cash Election Shares pursuant to clause (d) of this
     Section 2.6.2 shall be converted into Stock Consideration.

     2.7 Dissenting CSB Shares. Notwithstanding Section 2.4.2, Dissenting CSB Shares shall not be converted into the right to receive, or be exchangeable for, Cash Consideration or Stock Consideration, but instead the holders thereof shall be entitled to payment, by Holdco on behalf of CSB, of the value of such Dissenting CSB Shares as agreed upon or determined in accordance with the provisions of Section 1300 et seq. of the California Corporations Code (as incorporated by Section 101 of the California Financial Code).

     2.8  Exchange of Certificates.

          2.8.1 CSB Common Stock Exchange Procedures. Immediately following the Effective Time, each holder of a certificate or certificates theretofore representing shares of issued and outstanding CSB Common Stock (other than Dissenting CSB Shares) shall, upon the surrender of such certificates to the Exchange Agent (whether such tender is made before or after the Effective
Time), be entitled to receive in exchange therefor the consideration into which the certificate or certificates so surrendered shall have been converted as provided under Section 2.4.2 (subject in all events to Section 2.6), without interest and subject to any required withholding of taxes. The holder of a certificate that prior to the Reorganization represented issued and outstanding shares of CSB Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate in exchange for the

                               ANNEX 1 - 27
consideration provided under Section 2.4.2 without interest thereon or, if applicable, to perfect the rights as a holder of Dissenting CSB Shares that such holder may have pursuant to the applicable provisions of Section 1300 et seq. of the California Corporation Code. By the date set forth in Section 2.5.1, SDN will send, or will cause the Exchange Agent to send, to each holder of record of CSB Common Stock as of the last Business Day prior to the date of such mailing (the "Record Date") a letter of transmittal in a form mutually agreed upon by SDN and CSB for use in such exchange. Upon surrender to the Exchange Agent of one or more certificates formerly representing shares of CSB Common Stock for exchange accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Closing Date in the case of certificates surrendered prior to the Closing Date, and promptly after surrender in the case of certificates surrendered after the Closing Date, deliver to the holder of such surrendered certificates one or more new certificates representing the appropriate number of shares of Holdco Common Stock and/or one or more checks for the appropriate amount of cash, as determined in accordance with Section 2.6. In the case of the CSB Common Stock to be exchanged for Stock Consideration, until the applicable holder surrenders for exchange his or her certificates formerly representing such CSB Common Stock, no dividend payable to holders of record of Holdco Common Stock shall be paid thereon; however, upon the surrender of any such outstanding certificate there shall be paid to the holder, without interest, the full amount of any such dividends or distributions.

          2.8.2 SDN Common Stock Exchange Procedures. After the Effective Time, each holder of a certificate or certificates theretofore representing shares of issued and outstanding SDN Common Stock shall, upon the surrender of such certificates to the Exchange Agent, be entitled to receive in exchange therefor a like number of shares of Holdco Common Stock as provided under Section 2.3.2, without interest and subject to any required withholding of taxes. The holder of a certificate that prior to the Reorganization represented issued and outstanding shares of SDN Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate in exchange for shares of Holdco Common stock as provided under Section 2.3.2 without interest thereon. As soon as practicable after the Effective Time, Holdco will send, or will cause the Exchange Agent to send, to each Person who was a SDN Shareholder at the Effective Time a letter of transmittal for use in such exchange. Promptly after the surrender to the Exchange Agent of one or more certificates formerly representing shares of SDN Common Stock for exchange, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall deliver to the holder of such surrendered certificates one or more new certificates representing the appropriate number of shares of Holdco Common Stock. Until a holder surrenders for exchange his or her certificate formerly representing SDN Common Stock, no dividend payable to holders of record of Holdco Common Stock shall be paid thereon; however, upon the surrender of any such outstanding certificate there shall be paid to the holder, without interest, the full amount of any such dividends or distributions.

                               ANNEX 1 - 28

          2.8.3 Transfers; Certain Taxes. If any Holdco Common Stock or cash consideration to be issued or paid in exchange for shares of CSB Common Stock or SDN Common Stock is to be issued or made in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such payment and/or issuance that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent, in advance, any transfer or other taxes required by reason of the payment and/or issuance to a person other than the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          2.8.4 Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such person of a bond in such amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof pursuant to this Agreement.

          2.8.5 Unclaimed Monies. Any portion of the cash or Holdco Common Stock delivered to the Exchange Agent by or on behalf of Holdco (together with any investment income earned thereon) that remains unclaimed by CSB Shareholders or SDN Shareholders, as applicable, pursuant to the provisions of Section 2.3 or Section 2.4 six months after the Closing Date shall be returned to Holdco upon demand, and any CSB Shareholder or SDN Shareholder who has not exchanged his, her or its shares of CSB Common Stock or SDN Common Stock for the consideration provided therefor in accordance with
Section 2.3 or Section 2.4 prior to that time shall thereafter look solely to Holdco for payment of cash and/or issuance of Holdco Common Stock in respect of such shares, as applicable. Notwithstanding the foregoing, none of Holdco, SDN or CSB shall be liable to any CSB Shareholder or SDN Shareholder for any funds or shares (including dividends or distributions thereon) delivered to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by CSB Shareholders or SDN Shareholders, as applicable six years after the Closing Date (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of Holdco free and clear of any claims or interest of any Person previously entitled thereto.

          2.8.6 Exchange Agent to have no Voting or Other Rights. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Holdco Common Stock, CSB Common Stock or SDN Common Stock held by it from time to

                                   ANNEX 1 - 29
time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

     2.9 Closing of Transfer Books. At the close of business on the Record Date, the transfer books for CSB Common Stock shall be closed, and no transfer of shares of CSB Common Stock shall thereafter be made on such books. At the Effective Time, the transfer books for SDN Common Stock shall be closed, and no transfer of shares of SDN Common Stock shall thereafter be made on such books. If, after the CSB Record Date, certificates representing shares of CSB Common Stock are presented for transfer to the Exchange Agent, they shall be held until the Effective Time and thereupon cancelled and exchanged for the consideration provided therefor in this Article II; provided, however, such certificates shall promptly be returned if the Closing shall not occur for any reason. If, after the Effective Time, certificates representing shares of SDN Common Stock, are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the consideration provided therefor in this Article II.

     2.10 Securities Law Matters. The Parties agree that the CSB Merger will, if permitted under applicable Law, be consummated under an exemption from the registration requirements of the Securities Act. SDN represents and CSB acknowledges that SDN expects to request a so-called No Action Letter from the SEC confirming the availability of an exemption for the issuance of the Holdco Common Stock in the CSB Merger under Section 3(a)(10) of the Securities Act, and that failing the availability of such exemption such stock will be registered with the Securities and Exchange Commission under the Securities Act pursuant to registration statement (the "Registration Statement") duly filed with the SEC. If any filing, registration or other action under any Law relating to securities or the registration thereof is legally required under federal or state Law to consummate the Reorganization (including the Registration Statement, if applicable), SDN shall prepare and file all such filings and registrations and take such other actions, and thereafter shall use all reasonable efforts to prosecute the same.

     2.11 Escrow Agreement.

          2.11.1 If no SAIF Recapitalization Legislation has been enacted or adopted prior to the Closing Date, at the Closing, Holdco and the Escrow Agent shall enter into, and SDN shall take appropriate action prior to the Closing to cause Holdco and the Escrow Agent to enter into, an Escrow Agreement (the "Escrow Agreement") substantially in the form of Exhibit 2.11-A, which Escrow Agreement is intended to serve as an adjustment to the aggregate amount of consideration payable to the CSB Shareholders in connection with the CSB Merger. In such event, at the Closing, Holdco shall deposit with the Escrow Agent cash in the amount of the Cash Escrow Deposit and one or more stock certificates representing newly-issued shares of Holdco Common Stock equal to the number of shares in the Stock Escrow Deposit, which number of shares shall be calculated in accordance with Exhibit 2.11-B. If the Escrow

                                  ANNEX 1 - 30

Agreement has been entered into, from and after the Closing for so long as the Escrow Agreement shall remain in effect, Holdco shall use all reasonable efforts (consistent in all events with applicable Law and with good business judgment) to cause deposits of CSB to become insured by the FDIC Bank Insurance Fund and to cease to be insured by the FDIC Savings Association Insurance Fund, whether by migration of such deposits to a Bank Insurance Fund-insured subsidiary of Holdco or otherwise; provided, however, that the foregoing shall not require Holdco to convert such deposits to the Bank Insurance Fund if such conversion would cause Holdco or any of its subsidiaries to incur any so-called exit fees, entrance fees or other special assessments or cause the imposition of a higher premium rate for Bank Insurance Fund deposit insurance, or if the aggregate administrative, legal, accounting and other expense required to effect such conversion would be material to Holdco.

          2.11.2 SDN and CSB agree that, at SDN's request, prior to the Closing Date the parties will modify the Escrow Agreement to provide that (a) in lieu of a Cash Escrow Deposit delivered to the Escrow Agent, Holdco will be obligated to deliver to the Escrow Agent prior to the Notification Date an amount of cash equal the arithmetic difference between (x) the amount of cash that would have been in the Cash Escrow Fund as of the Notification Date had the Cash Escrow Deposit been delivered to the Escrow Agent as of the Closing and (y) the amount of the SAIF Cash Allocation or SAIF Imputed Cash Allocation, as the case may be, and (b) such obligation of Holdco would be secured by a standby letter of credit from Liberty National Bank to the Escrow Agent in an amount of not less than $400,000, which letter of credit would be delivered to the Escrow Agent prior to the Closing. Notwithstanding the immediately preceding sentence, CSB shall have no obligation to agree to any change in the Escrow Agreement if in the reasonable opinion of Deloitte & Touche, CSB's tax advisors, there is a potential that such a change would result in adverse tax consequences for the CSB Shareholders. If and to the extent that the parties change the Escrow Agreement under the circumstances contemplated by this Section 2.11.2, SDN and CSB agree to amend the terms of this Agreement to conform to such changes.

                               ARTICLE III.
                    Representations and Warranties

     3.1  By CSB.   Except where a different date is expressly specified, CSB
makes the representations and warranties set forth below as of the date of this Agreement:

           3.1.1 Organization, Standing and Power. CSB is a commercial banking corporation duly organized, validly existing and in good standing under the laws of the State of California. The deposit accounts of CSB are insured by the FDIC through the Savings Association Insurance Fund, and all premiums and assessments required in connection therewith

                                  ANNEX 1 - 31
have been paid by CSB as the same have become due. CSB has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect on CSB. Copies of the Articles of Incorporation and By-Laws of CSB, including all amendments thereto as of the date of this Agreement, have been delivered to SDN and are complete and correct. The minute books of CSB accurately reflect in all material respects all corporate actions held or taken by CSB's shareholders and Board of Directors, including all committees of such Board of Directors.

          3.1.2     Capital Structure.

               (a) Capital Stock of CSB. As of the date hereof, the authorized capital stock of CSB consists of 10,000,000 shares of CSB Common Stock, no par value, of which not more than 861,465 shares are issued and outstanding, no shares are held in treasury by CSB and no shares are reserved for future issuance. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (subject to Section 662 of the California Financial Code) and are not subject to preemptive rights. All of the issued and outstanding shares of CSB Common Stock have been offered, issued and sold by CSB in compliance with applicable federal and state securities laws and regulations and in compliance with any preemptive right held by any Person. There are no dividends which have accrued or been declared but are unpaid on the CSB Common Stock. CSB has no contractual obligation to register any shares of Common Stock under the Securities Act except those obligations under the CSB Shareholder Agreement, which obligations shall have been terminated at the Effective Time. CSB has delivered to SDN a true and correct list of all holders of CSB Common Stock as of March 31, 1996.

               (b) Other Securities. There are no options, warrants, calls, rights, commitments or agreements of any character, including any stock option or equity incentive plan, outstanding or in existence as of the date hereof to which CSB is a party or by which CSB is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of CSB or obligating CSB to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The only options previously granted by CSB were granted pursuant CSB's 1985 incentive stock option plan, all of which either have expired pursuant to their terms or have previously been exercised. There are no outstanding contractual obligations of CSB to repurchase, redeem or otherwise acquire any shares of capital stock of CSB. There are no bonds, debentures, notes or other instruments evidencing indebtedness of CSB issued or outstanding that entitle the holders thereof to vote on any matters on which CSB Shareholders may vote.

                                  ANNEX 1 - 32

          3.1.3  Interests in Other Entities.  Except as set forth on Part
A of Schedule 3.1.3, CSB has no subsidiaries and does not otherwise hold more than 1% of the outstanding equity securities of any corporation or other entity, is not a member of any partnership, joint venture or similar entity or collectivity, and is not a party to any partnership agreement or joint venture agreement, however named. Except as set forth on Part B of Schedule 3.1.3, CSB does not hold any "Acquisition, Development and Construction" ("ADC") loans, as that term is used under GAAP. CSB holds no shares of SDN Common Stock, other than shares owned in a fiduciary capacity or as a result of debts previously contracted.

          3.1.4 Authority and Related Matters. Subject only to the approvals of the holders of the Common Stock as specified in the immediately following sentence, CSB (a) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Reorganization), and (b) has duly authorized the execution and delivery of this Agreement and the consummation of such transactions (including the Reorganization) by all necessary corporate action on the part of CSB (including approval by its Board of Directors). The only vote of the holders of any class or series of CSB's securities necessary to approve this Agreement or the consummation of the Reorganization is the affirmative vote of the holders of a majority of the outstanding shares of CSB Common Stock entitled to vote thereon approving the Reorganization, and the Board of Directors has directed the officers of CSB to submit the Reorganization and this Agreement to the CSB Shareholders for approval at a meeting of such shareholders or by solicitation of written consents of such
shareholders.   No other corporate proceedings on the part of CSB not
heretofore taken are necessary to approve this Agreement or to consummate the Reorganization. This Agreement has been duly executed and delivered by CSB and, subject to such approval by the CSB Shareholders and assuming due authorization, execution and delivery by SDN, constitutes the valid and binding obligation of CSB, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization moratorium or otherwise affecting creditors' rights generally, and to the application of general principles of equity (whether considered in a proceeding in law or at equity).

          3.1.5     Certain Agreements by Shareholders.

               (a) Directors of CSB who (i) constitute not less than one-half in number of the total number of CSB Directors and (ii) own, in the aggregate, more than 50% of the outstanding shares of CSB Common Stock, have executed and delivered to CSB, and CSB has executed and delivered to SDN, a valid and binding agreement in the form of Exhibit 3.1.5 (a "Voting Agreement"), whereby each such Person has irrevocably agreed to vote all shares of CSB Common Stock directly or beneficially owned by such Person (including shares held as community property) or over which such Person has voting

                                  ANNEX 1 - 33
     control, in favor of any facet of the Reorganization that may require approval by the CSB Shareholders and against any competing transaction.

               (b) Each party to the CSB Shareholder Agreement has entered into a valid and binding agreement, in form and substance satisfactory to SDN, terminating the CSB Shareholder Agreement (which termination may, in the discretion of the parties thereto, be made effective immediately prior to the Effective Time). A counterpart original of such termination agreement has been delivered to SDN and remains in full force and effect.

          3.1.6 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, result in any conflict with or violation of any provision of the Articles of Incorporation or By-laws of CSB. Subject only to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings included among the CSB Governmental Approvals, the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not result in any violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit under any Law or under any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order or decree, applicable to CSB or its properties or assets which violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit would have a Material Adverse Effect on CSB.

          3.1.7  Consents.  Except as disclosed on Schedule 3.1.7
(collectively, the "CSB Governmental Approvals"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with CSB's execution and delivery of this Agreement or its consummation of the Reorganization, as to which the failure to obtain the same would have a Material Adverse Effect on CSB or materially interfere with CSB's ability to consummate the Reorganization.

          3.1.8 Financial Statements. CSB has provided to SDN the CSB Final Financial Statements, certified by Deloitte & Touche, LLP, as well as audited financial statements for CSB for the years ended December 31, 1994 and December 31, 1993. The CSB Final Financial Statements and the prior two years' audited financial statements comply, in all material respects, with applicable accounting requirements and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the financial position of CSB (consolidated with any subsidiaries then in existence) as of the dates thereof and the results of its (their) operations and cash flows for the periods then ended. The books and records of CSB have been, and are being, maintained in all material respects in accordance with GAAP and reflect only actual transactions.

                                   ANNEX 1 - 34

          3.1.9  Regulatory Filings and Agreements.  Except as disclosed on
Schedule 3.1.9, CSB has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1992 with any Bank Regulator as to which a failure to file the same could reasonably be expected to have a Material Adverse Effect on CSB, including any such report or statement required to be filed pursuant to the Laws of the United States (including regulations of the FDIC and the Board of Governors of the Federal Reserve) or the State of California (including the State Banking Department), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Bank Regulator in the regular course of the business of CSB, and except as disclosed on
Schedule 3.1.9, no Bank Regulator has initiated any proceeding or investigation or, to the best knowledge of CSB, has threatened to initiate any proceeding or investigation, into the business or operations of CSB since December 31, 1992. Except as disclosed on Schedule 3.1.9, CSB is not a party to or subject to, and since December 31, 1992 has not been a party to or subject to, any Regulatory Agreement with or from, and has not adopted any board resolutions at the request of, any Bank Regulator that restricts the conduct of CSB's business or in any manner relates to its capital adequacy, credit policies, loan origination practices or management nor, to the knowledge of CSB, is any Bank Regulator contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such Regulatory Agreement. Except as disclosed on Schedule 3.1.9, there is no material unresolved violation, criticism, or exception by any Bank Regulator with respect to any report or statement relating to any examination of CSB.

          3.1.10 Undisclosed Liabilities. Except as and to the extent reflected in CSB's Final Financial Statements or on Part A of Schedule 3.1.10, CSB does not have any liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities that may become known or arise after the date hereof and which relate to transactions entered into, or any state of facts existing, on or before the Balance Sheet Date and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, other than (a) obligations (including guarantees and letters of credit) not required by GAAP to be reflected, reserved against or disclosed in CSB's Final Financial Statements, all of which are set forth on Part B of Schedule 3.1.10 and none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CSB and (b) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          3.1.11 Classified and OLEM Assets, Reserves and Certain Other Assets. As of the date hereof, the only assets of CSB that are (a) Classified Assets or OLEM Assets on CSB's books and records, or (b) over 90 days delinquent in payment of principal or interest whether or not the same are Classified Assets or OLEM Assets, are those listed on Part A of Schedule
3.1.11 hereto (which schedule identifies the asset by loan number or other designation

                                   ANNEX 1 - 35
and sets forth the original principal amount, the current book balance, the amount of any reserve (or portion of the general reserve) allocated thereto, and the loan classification). The loan and other asset classification procedures utilized by CSB are in accordance with RAP and prudent banking practice, and are consistently applied. Part B of Schedule 3.1.11 hereto sets forth all loans of CSB outstanding as of the date hereof (whether or not they are Classified Assets, OLEM Assets or are otherwise in default) to any director, executive officer or Principal Stockholder of CSB, or to CSB's knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

          3.1.12  Investment Securities; Derivatives.  Part A of Schedule
3.1.12 describes all of the investment securities (including mortgage backed securities, and whether actively traded, available for sale or held to maturity) owned by CSB as of the date hereof, including identification of the type of security, CUSIP numbers, pool face values (where applicable), book values, market values, coupon rates, paydown speeds, book yields, durations, weighted average life and weighted average coupons, in each case as of March 31, 1996 (or as of the date of acquisition, if later acquired). Except as identified on Part B of Schedule 3.1.12, since December 31, 1993, CSB has not engaged in any transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments. To the knowledge of CSB, none of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a loan held by CSB, would be a Classified Asset or OLEM Asset. The financial position of CSB under or with respect to each such instrument has been reflected in the books and records of CSB in accordance with GAAP, and each such derivative security was entered into as a hedge against financial risks then inherent in CSB's assets, liabilities and commitments.

          3.1.13 Absence of Certain Changes or Events. Except as disclosed on Schedule 3.1.13, since the Balance Sheet Date, (a) there has been no material adverse change in the business, property, assets (including loan and servicing portfolios), liabilities (whether absolute, contingent or otherwise) prospects, operations, liquidity, income or condition (financial or otherwise) of CSB (other than as a result of changes in banking laws or regulations of general applicability or interpretation thereof), and (b) CSB has carried on its business in the ordinary and usual course consistent with its past practices. Except as disclosed on Schedule 3.1.13, between the Balance Sheet Date and the date hereof, CSB has not increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any employment contract, salary continuation (or similar) contract or any contract to make or grant any severance or termination pay, or paid any bonus, in each case except for normal increases and payments for or to persons other than directors or senior officers of CSB in the ordinary course of business consistent with past practice or except as required by applicable law.

                                  ANNEX 1 - 36

          3.1.14  Compliance with Applicable Laws.  Except as set forth in
Schedule 3.1.14, (a) the business of CSB is, and at all times since December 31, 1992 has been, conducted in compliance with all Laws (including those relating to equal credit, fair lending, fair housing and community reinvestment), except where a failure to so comply would not have a Material Adverse Effect on CSB, and (b) CSB holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the business of CSB, and is in compliance with the terms of the same except where the failure so to comply would not have a Material Adverse Effect on CSB. Except as disclosed on Schedule 3.1.9 or
Schedule 3.1.14, no investigation by any Governmental Entity with respect to CSB is pending or, to CSB's knowledge, contemplated.

          3.1.15  Litigation and Other Disputes.  Except as disclosed on
Schedule 3.1.15, there is no suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of CSB, threatened, against or affecting CSB or any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CSB the obligations under which have not heretofore been fully performed. Except as set forth on Schedule 3.1.15, CSB has not accrued nor set aside any reserves relating to any suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of CSB, threatened, against or affecting CSB or any of its assets. Except as disclosed on Schedule 3.1.15, since December 31, 1992, CSB has not been a defendant, either directly or as defendant-in-counterclaim or cross-claim, in any litigation in which any "lender liability" cause of action was asserted against CSB.

          3.1.16 Administration of Fiduciary Accounts. CSB has properly administered in all material respects all accounts for which it acts as a fiduciary (including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor) in accordance with the terms of the governing documents and applicable Law, including state and federal common law. To the knowledge of CSB, neither CSB nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on CSB, and the accounting for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

          3.1.17  Taxes.

               (a) CSB has filed all federal, state and, to the best of CSB's knowledge, material local tax returns and information returns required to be filed by it, and all such returns have been accurate and complete. CSB has paid or has set up an adequate reserve for the payment of all Taxes required to be paid as shown on such returns, and CSB's Final Financial Statements reflect an adequate reserve for all Taxes

                                  ANNEX 1 - 37
     payable by CSB accrued through the date of such financial statements.
     No deficiencies for any Taxes have been proposed, asserted or assessed against CSB that are not adequately reserved for in the reasonable judgment of CSB's independent auditors. The federal income tax returns of CSB have been examined by and settled with the IRS, or the statute of limitations with respect to each such year has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1991. The federal income tax returns of CSB for the years 1992 through 1994 are currently open to IRS examination but no audit is pending for any of such years and, to CSB's knowledge, no challenge or deficiency is contemplated by the IRS with regard to any of such years. CSB has not been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. CSB has not (i) filed any consent to the application of Section 341(f) of the Code, (ii) filed any election under Section 338(g) or 338(h)(10) of the Code or caused or permitted any deemed election under Section 338(e) of the Code,
     (iii) applied for any revenue ruling, private letter ruling or other ruling relating to Taxes, (iv) entered into any closing agreement with any Governmental Entity relating to Taxes, (v) been required to include in income any adjustment pursuant to Section
     481 of the Code by reason of a voluntary change in accounting method initiated by CSB and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method, (vi) except as set forth on Schedule 3.1.17, entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code which would be reasonably likely to have a Material Adverse Effect on CSB, or (vii) been, at any time, a member of any affiliated group filing any consolidated tax return except the existing affiliated group consisting of CSB and CSB Ventures, Inc.

               (b) No employee, officer or director of CSB or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement, or CSB Benefit Plan currently in effect, would receive as a result of the Reorganization any amount which would be characterized as an "excess parachute payment" as such term is defined in Section 280G(b)(1) of the Code.

          3.1.18 Certain Agreements. Except as disclosed on Schedule 3.1.18, CSB is not party to (nor are any of its assets bound by) any oral or written contract, lease or other agreement of any name or nature, in effect as of the date hereof:

               (a) that would be required to be filed as an exhibit to an annual report on Form 10-K filed with the SEC (assuming CSB were a reporting company under the Exchange Act),

                                   ANNEX 1 - 38

               (b) the benefits of which (to either party) will accrue or be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Reorganization (either alone or upon the occurrence of any additional acts or events), or the value of any of the benefits of which will be calculated on the basis of the Reorganization or any portion or aspect thereof (including any so-called retention or similar bonuses),

               (c) relating to employment, salary continuation, severance, consulting, collective bargaining or otherwise relating to the provision of personal services or payment therefor
     (including data processing, software programming and licensing contracts),

               (d) which, upon the consummation of the Reorganization, will result in any payment (whether of severance pay or otherwise) becoming due from CSB, SDN or Holdco to any officer or employee of CSB,

               (e)   relating to non-competition or secrecy,

               (f) that materially restricts the conduct of any line of business by CSB, or

               (g) that was entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which CSB is entitled to receive financial assistance or indemnification from any Governmental Entity.

CSB is not materially in default under, conflict with, violation of, nor has CSB, to its knowledge, through any act or omission created a material right of termination under, cancellation of, acceleration of any obligation under, loss of material benefit under, or created any material lien, pledge, security interest or other encumbrance on its assets under any contract, lease or other agreement described by any of the foregoing clauses (a) through (g), and to its knowledge, no other party to any such contract, lease or other agreement has committed (by act or omission) any such material default or violation of the same. CSB has previously delivered to SDN true and correct copies of all employment, consulting and deferred compensation agreements that are in writing to which CSB is a party, and has delivered to SDN complete and accurate summaries of all employment, consulting and deferred compensation agreements that are not in writing to which CSB is a party. Except as disclosed on Schedule 3.1.18, CSB is not a party to, and since December 31, 1992 has not been a party to (nor are any of its assets bound by), any oral or written contract, lease or other agreement of any name or nature with a Person who was, as of or within one year prior to the date of such agreement, a director, officer or Principal Stockholder of CSB.

                                   ANNEX 1 - 39

          3.1.19  Employees and Employee Benefit Plans.

               (a)  Except as disclosed on Schedule 3.1.19(a) or on
     Schedule 3.1.18, no employee of or consultant retained by CSB shall have the right to receive from CSB, Holdco or SDN any severance payment or other payment in the nature thereof (including so-called salary continuation payments, golden parachute payments, severance benefits or unemployment compensation), in the event his or her employment is terminated by CSB, Holdco or SDN at or after the Effective Time, whether such right arises as a matter of contract, past policy or understanding, by operation of Law, or otherwise.

               (b) Schedule 3.1.19(b) sets forth a true and complete list of each material Benefit Plan of CSB. CSB has made available to SDN true and correct copies of (i) each such CSB Benefit Plan,
     (ii) the most recent annual report (Form 5500) filed with IRS with regard to each CSB Benefit Plan requiring such a filing, (iii) each trust agreement relating to any CSB Benefit Plan, (iv) the most recent summary plan description for each CSB Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation for each CSB Benefit Plan subject to Title IV of ERISA, (vi) the most recent determination letter issued by the IRS in the case of CSB Benefit Plans qualified under Section 401(a) of the Code, and (vii) all personnel policies and manuals of CSB.

               (c) Except as disclosed on Schedule 3.1.19(c), (i) each of the CSB Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; (ii) with respect to each CSB Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such CSB Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such CSB Benefit Plan's actuary with respect to such CSB Benefit Plan, did not, as of its latest valuation date, exceed the then-current value of the assets of such CSB Benefit Plan allocable to such accrued benefits; and (iii) no CSB Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of CSB or any affiliate of CSB beyond such employees' retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) retirement benefits or death benefits under a Benefit Plan qualified under Section 401(k) of the Code, (C) or benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                                  ANNEX 1 - 40

               (d) With respect to the CSB Benefit Plans, individually and in the aggregate, to the knowledge of CSB, no event has occurred and there exists no condition or set of circumstances in connection with which CSB could be subject to any liability that could have a Material Adverse Effect on CSB (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable Law.

               (e) Except as disclosed on Schedule 3.1.19(e), there are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of CSB, threatened by or between any of CSB's employees and CSB. CSB has complied in all material respects with all Laws relating to the employment of labor and has no liability for any arrears of wages or employment-related taxes, or penalties for failure to comply with any such Law, or for any severance or termination payments of any type. No election or proceeding relating to CSB's labor relations is pending or, to CSB's knowledge, contemplated. To the knowledge of CSB, CSB has had no union activity or any material labor trouble (including any strike, work stoppage, slow-down, or similar disturbance) of any kind, nature or description at any time.

          3.1.20 Properties. Except as disclosed on Part A of Schedule 3.1.20, CSB does not hold title to or a beneficial interest in any real property other than OREO. Disclosed on Part B of Schedule 3.1.20 are the only real properties leased by, otherwise occupied by, or in the possession of CSB (excluding OREO and property occupied only as lender in possession, in each case provided that CSB is conducting no business in such property, and excluding the owned properties disclosed on Part A of Schedule 3.1.20). Except for assets disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date, CSB has good and valid title to all of the tangible personal property and assets which are used in and material to the operation of its business and which it owns or purports to own, including all assets reflected as owned by CSB in its Final Financial Statements, and has good and valid title to all of the leasehold interests in all leases of real or personal property which it leases or purports to lease (in each case, as lessee), including all assets reflected as leased by CSB in its Draft Financial Statements, in each case free and clear of any liens, encumbrances or other imperfections of title other than such liens, encumbrances or imperfections as (a) are reflected, reserved against or otherwise disclosed in CSB's Final Financial Statements, (b) arise out of Taxes not yet due or payable, or (c) relate to immaterial properties or assets or otherwise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CSB. CSB enjoys peaceful and undisturbed possession of the applicable leased asset under all leases of real or personal property under which it is operating or to which it is a party excepting only those properties noted on Part B of Schedule 3.1.20 as subleased to third parties, as to which CSB's sublessee enjoys peaceful and undisturbed possession. All of such leases are valid, subsisting and in full force and effect and there are no existing defaults or events which,

                                  ANNEX 1 - 41
with the passage of time or the giving of notice, or both, would constitute defaults by CSB or, to the knowledge of CSB, by any other party thereto, except for such defaults, if any, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CSB. All items of real or personal property owned or used by CSB and material to its business have been properly maintained and, to CSB's knowledge, are in good operating order and repair.

          3.1.21 Environmental. To the knowledge of CSB, CSB and all real property (including OREO) in the possession of CSB or over which CSB exercises control are, and at all times while in the possession or control of CSB each property at any time owned, possessed or controlled by CSB has been, in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material), except for any violations of Law that, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on CSB. To the knowledge of CSB, there has not occurred any release of Hazardous Material on, under or affecting any real property during the period of CSB's ownership, possession or operation of such property (including its participation in the management of any business located on such property) or during any prior period. To the knowledge of CSB, neither CSB nor any property now or heretofore in its possession is or has ever been a defendant in or the subject of any suit, claim, action, proceeding, investigation or notice before any Governmental Entity or other forum relating to an alleged violation (including by any predecessor) of any environmental Law or any Law relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by CSB.

          3.1.22 Intellectual Property. CSB owns, or possesses valid and binding licenses and other rights to use without payment, all material trademarks, trade names, servicemarks, copyrights, trade secrets and patents used in its businesses, and CSB has not received any challenge of the same by any Person or any notice of alleged conflict between the same and the rights of any other Person. CSB has, in all material respects, performed all of its obligations under, is not materially in default under, and has not created any right of termination under, cancellation of, acceleration of any obligation under, or loss of a material benefit under, any contract, agreement, arrangement or commitment relating to any of the foregoing.

          3.1.23 Brokers. Except as set forth on Schedule 3.1.23, CSB has not employed any broker, finder, investment banker or similar Person in connection with the Reorganization, and has not incurred and will not incur any broker's, finder's, investment banker's or similar fees, commissions or expenses payable by CSB in connection with the Reorganization. Schedule
3.1.23 summarizes the material terms of all agreements required to be disclosed thereon.

                                  ANNEX 1 - 42

     3.1.24 Disclosure of All Material Matters. No statement of fact set forth in (a) this Agreement (including all information in the Schedules and Exhibits hereto), (b) CSB's Final Financial Statements, (c) CSB's audited financial statements as at and for the periods ended December 31, 1994 and December 31, 1993, (d) CSB's Reports of Condition and Income filed with the FDIC between the date hereof and the Closing Date (when the same are filed),
(e) the Information Statement (when the same is distributed to CSB Shareholders) and (f) any application, petition or similar document filed by CSB with any Governmental Entity in connection with the Reorganization (when the same are filed), excepting in the case of clauses (e) and (f) statements made in reliance upon, and in conformity with, information provided by SDN, is or will be, as of the date delivered, false or misleading in any material respect; nor does any of the materials referenced in this Section 3.1.24 omit to state any material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

     3.2 By SDN. Except where a different date is expressly specified, SDN makes the representations and warranties set forth below regarding itself and the other members of the SDN Group, as of the date of this
Agreement:

          3.2.1     Organization, Standing and Power.

                    (a) SDN is a business corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SDN has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect on SDN. Copies of the Certificate of Incorporation and By-Laws of SDN, including all amendments thereto as of the date of this Agreement, have been delivered to CSB and are complete and correct. The minute books of SDN accurately reflect in all material respects all corporate actions held or taken by SDN's shareholders and Board of Directors, including all committees of such Board of Directors.

                    (b) San Dieguito and Liberty are national banking associations duly organized, validly existing and in good standing under the laws of the United States of America. San Dieguito and Liberty are both wholly-owned subsidiaries of SDN. The deposit accounts of San Dieguito and Liberty are insured by the FDIC through the Bank Insurance Fund, and all premiums and assessments required in connection therewith have been paid by San Dieguito and Liberty, respectively, as the same have become due. San Dieguito and Liberty have no current or future liability (whether contingent or fixed) to the Savings Association Insurance Fund or any predecessor thereto for "exit fees" or otherwise, and no current or future liability (whether contingent or fixed) to the Bank

     Insurance Fund for "entrance fees." Each of San Dieguito and Liberty has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect on it.

          3.2.2     Capital Structure.

                    (a) Capital Stock of SDN. As of the date hereof, the authorized capital stock of SDN consists of 12,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value, of which not more than 4,287,910 shares of SDN Common Stock are issued and outstanding, no shares of SDN preferred stock are issued and outstanding, no shares of SDN Common Stock are held in treasury by SDN and no shares of SDN Common Stock are reserved for future issuance other than (A) an adequate but indefinite number required to be issued upon the conversion of the SDN Debentures, and (B) an undetermined number (estimated to be no more than 40 shares) required to be issued on account of fractional shares in connection with SDN's September 27, 1995 redomiciliation merger. All outstanding shares of SDN Common Stock have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights. All of the issued and outstanding shares of SDN Common Stock have been duly offered, issued and sold by SDN in compliance with applicable Federal and state securities laws and regulations and in compliance with any preemptive right held by any Person. There are no dividends which have accrued or been declared but are unpaid on the SDN Common Stock. Except as disclosed on Schedule 3.2.2, SDN has no contractual obligation to register any shares of SDN Common Stock under the Securities Act.
     SDN has delivered to CSB a true and correct list of all holders of SDN Common Stock as of a date on or after January 1, 1996.

               (b) Other Securities. Excepting only SDN Debentures in the aggregate face amount of $537,451, there are no options, warrants, calls, rights, commitments or agreements of any character, including any stock option or equity incentive plan, outstanding or in existence as of the date hereof to which SDN is a party or by which SDN is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of SDN or obligating SDN to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of SDN to repurchase, redeem or otherwise acquire any shares of capital stock of SDN. There are no bonds, debentures, notes or other instruments evidencing indebtedness of SDN issued or outstanding that entitle the holders thereof to vote on any matters on which SDN Shareholders may vote.

                    (c) Holdco Common Stock. The offer and sale of the Holdco Common Stock to the CSB Shareholders in the CSB Merger will not violate in any material respect any applicable federal or state Law relating to the sale or issuance of securities.

          3.2.3 Interests in Other Entities. Excepting only San Dieguito and Liberty, SDN has no subsidiaries and does not otherwise hold more than 1% of the outstanding equity securities of any corporation or other entity, is not a member of any partnership, joint venture or similar entity or collectivity, and is not a party to any partnership agreement or joint venture agreement, however named. Neither San Dieguito nor Liberty has any subsidiaries or otherwise holds more than 1% of the outstanding equity securities of any corporation or other entity, is a member of any partnership, joint venture or similar entity or collectivity, or is a party to any partnership agreement or joint venture agreement, however named. No member of the SDN Group holds any "Acquisition, Development and Construction" ("ADC") loans, as that term is used under GAAP. No member of the SDN Group holds any shares of CSB Common Stock, other than shares owned in a fiduciary capacity or as a result of debts previously contracted.

          3.2.4 Authority and Related Matters. SDN has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Reorganization), and has duly authorized the execution and delivery of this Agreement and the consummation of such transactions (including the Reorganization) by all necessary corporate action on the part of SDN (including approval by its Board of Directors). No other corporate proceedings on the part of SDN not heretofore taken are necessary to approve this Agreement or to consummate the Reorganization. This Agreement has been duly executed and delivered by SDN and (assuming due authorization, execution and delivery by CSB) constitutes the valid and binding obligation of SDN, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization moratorium or otherwise affecting creditors' rights generally, and to the application of general principles of equity (whether considered in a proceeding in law or at equity).

          3.2.5 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, result in any conflict with or violation of any provision of the Certificate of Incorporation or By-laws of SDN. Subject only to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings included among the SDN Governmental Approvals, the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, result in any violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit under any Law or under any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order or decree, applicable to any member of the SDN Group or any of their properties or assets, which violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit would have a Material Adverse Effect on the SDN Group or any member thereof.

          3.2.6 Consents. Except as disclosed on Schedule 3.2.6 (collectively, the "SDN Governmental Approvals"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with SDN's or Holdco's execution and delivery of this Agreement or either of their consummation of the Reorganization, as to which the failure to obtain the same would have a Material Adverse Effect on SDN or Holdco or materially interfere with SDN's or Holdco's ability to consummate the Reorganization.

          3.2.7 Financial Statements. SDN has provided to CSB copies of SDN's consolidated Final Financial Statements as audited by Price Waterhouse, LLP, Liberty's Final Financial Statements as audited by Arthur Anderson LLP, and audited financial statements for SDN and for Liberty for the years ended December 31, 1994 and December 31, 1993. The foregoing financial statements comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the financial position of SDN and Liberty, as applicable, (consolidated in each case with any subsidiaries then in existence) as of the dates thereof and the results of their operations and cash flows for the periods then ended. The books and records of each of SDN and Liberty have been, and are being, maintained in all material respects in accordance with GAAP and reflect only actual transactions.

          3.2.8 Regulatory Filings and Agreements. Each member of the SDN Group has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1992 with any Bank Regulator as to which a failure to file the same could reasonably be expected to have a Material Adverse Effect on such entity, including any report or statement required to be filed pursuant to the Laws of the United States (including regulations of the Board of Governors of the Federal Reserve, the OCC and the
FDIC), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Bank Regulator in the regular course of the business of SDN Group, and except as disclosed on
Schedule 3.2.8, no Bank Regulator has initiated any proceeding or investigation or, to the best knowledge of SDN, has threatened to initiate any proceeding or investigation, into the business or operations of any member of the SDN Group since December 31, 1992. Except as disclosed on
Schedule 3.2.8, no member of the SDN Group is a party to or is subject to, and since December 31, 1992 no member of the SDN Group has been a party to or subject to, any Regulatory Agreement with or from, and has adopted any board resolutions at the request of, any Bank Regulator that restricts the conduct of such SDN Group member's business or in any manner relates to its capital adequacy, credit policies, loan origination practices or management nor, to the knowledge of SDN, is any Bank Regulator contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such Regulatory Agreement. Except as disclosed on Schedule 3.2.8, there is no material unresolved violation, criticism, or exception by any Bank Regulator with respect to any report or statement relating to any examination of any member of the SDN Group.

          3.2.9 Undisclosed Liabilities. Except as and to the extent reflected in each of SDN's and Liberty's Final Financial Statements or on Part A of Schedule 3.2.9, no member of the SDN Group has any liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities that may become known or arise after the date hereof and which relate to transactions entered into, or any state of facts existing, on or before the Balance Sheet Date and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, other than (a) obligations (including guarantees and letters of credit) not required by GAAP to be reflected, reserved against or disclosed in the applicable Final Financial Statements, all of which are set forth on Part B of Schedule 3.2.9 and none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the SDN Group or any member thereof and (b) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          3.2.10 Classified and OLEM Assets, Reserves and Certain Other Assets. As of the date hereof, the only assets of San Dieguito that are (a) Classified Assets or OLEM Assets on the books and records of San Dieguito, or
(b) over 90 days delinquent in payment of principal or interest whether or not the same are Classified Assets or OLEM Assets, are those listed on Part A of Schedule 3.2.10 hereto (which schedule identifies the asset by loan number or other designation and sets forth the original principal amount, the current book balance, the amount of any reserve (or portion of the general reserve) allocated thereto, and the loan classification). As of the date hereof, the only assets of Liberty that are (a) Classified Assets or OLEM Assets on the books and records of Liberty, or (b) over 90 days delinquent in payment of principal or interest whether or not the same are Classified Assets or OLEM Assets, are those listed on Part B of Schedule 3.2.10 hereto (which schedule identifies the asset by loan number or other designation and sets forth the original principal amount, the current book balance, the amount of any reserve (or portion of the general reserve) allocated thereto, and the loan classification). The loan and other asset classification procedures utilized by each member of the SDN Group are in accordance with RAP and prudent banking practice, and are consistently applied. Part C of
Schedule 3.2.10 hereto sets forth all loans of any member of the SDN Group outstanding as of the date hereof (whether or not they are Classified Assets, OLEM Assets or are otherwise in default) to any director, executive officer or Principal Stockholder of that or any other member of the SDN Group, or to SDN's knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

          3.2.11    Investment Securities; Derivatives.  Part A of Schedule
3.2.11 describes all of the investment securities (including mortgage backed securities and whether actively traded, available for sale or held to maturity) owned by SDN or San Dieguito as of the date hereof, and Part B of
Schedule 3.2.11 describes all of the investment securities (including mortgage backed securities and whether actively traded, available for sale or held to maturity) owned by Liberty as of the date hereof, including in each case identification of the type of security, CUSIP numbers, pool face values (where applicable), book values, market values, coupon rates, paydown speeds, book yields, durations, weighted average life and weighted average coupons, in each case as of March 31, 1996 (or as of the date of acquisition, if later acquired). Since December 31, 1993, no member of the SDN Group has engaged in any transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments.

          3.2.12 Absence of Certain Changes or Events. Except as disclosed on Schedule 3.2.12, since the Balance Sheet Date, (a) there has been no material adverse change in the business, property, assets (including loan and servicing portfolios), liabilities (whether absolute, contingent or otherwise) prospects, operations, liquidity, income or condition (financial or otherwise) of any member of the SDN Group (other than as a result of changes in banking laws or regulations of general applicability or interpretation thereof), and (b) each member of the SDN Group has carried on its business in the ordinary and usual course consistent with its past practices. Except as disclosed on Schedule 3.2.12, between the Balance Sheet Date and the date hereof, no member of the SDN Group has increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any employment contract, salary continuation (or similar) contract or any contract to make or grant any severance or termination pay, or paid any bonus, in each case except for normal increases and payments for or to persons other than directors or senior officers of the applicable member of the SDN Group in the ordinary course of business consistent with past practice or except as required by applicable law.

          3.2.13 Compliance with Applicable Laws. The business of each member of the SDN Group is, and at all times since December 31, 1992 has been, conducted in compliance with all Laws (including those relating to equal credit, fair lending, fair housing and community reinvestment), except where a failure to so comply would not have a Material Adverse Effect on the SDN Group. Each member of the SDN Group holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of its business, and is in compliance with the terms of the same except where the failure so to comply would not have a Material Adverse Effect on the SDN Group. Except as disclosed on Schedules 3.2.8, no investigation by any Governmental Entity with respect to any member of the SDN Group is pending or, to SDN's knowledge, contemplated.

          3.2.14    Litigation and Other Disputes.  Except as disclosed on
Schedule 3.2.14, there is no suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of the applicable member of the SDN Group, threatened, against or affecting any member of the SDN Group or any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any member of the SDN Group the obligations under which have not heretofore been fully performed. Except as set forth on Schedule 3.2.14, no member of the SDN Group has accrued or set aside any reserves relating to any suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of SDN, threatened, against or affecting any member of the SDN Group or any of their respective assets. Except as disclosed on Schedule 3.2.14, since December 31, 1992, no member of the SDN Group has been a defendant, either directly or as defendant-in-counterclaim or cross-claim, in any litigation in which any "lender liability" cause of action was asserted against it.

          3.2.15 Administration of Fiduciary Accounts. Each member of the SDN Group has properly administered in all material respects all accounts for which it acts as a fiduciary (including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor) in accordance with the terms of the governing documents and applicable Law, including state and federal common law. To the knowledge of SDN, neither any member of the SDN Group nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on the SDN Group, and the accounting for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

          3.2.16    Taxes.

                    (a) Each member of the SDN Group has filed (either individually or as a part of a consolidated group) all federal, state and, to the best of SDN's knowledge, material local tax returns and information returns required to be filed by it, and all such returns have been accurate and complete. The applicable entity has paid or has set up an adequate reserve for the payment of all Taxes required to be paid as shown on such returns, and SDN's Final Financial Statements reflect an adequate reserve for all Taxes payable by SDN and Liberty, respectively, accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against any member of the SDN Group that are not adequately reserved for in the reasonable judgment of the applicable entity's independent auditors. The federal income tax returns of SDN have been examined by and settled with the IRS, or the statute of limitations with respect to each such year has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1992. The federal income tax returns of SDN for the years 1993 through 1994 are currently open to IRS examination but no audit is pending for any of such years and, to SDN's knowledge, no challenge or deficiency is contemplated by the IRS with regard to any of such years. The federal income tax returns of Liberty have been examined by and settled with the IRS, or the statute of limitations with respect to each such year has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1991. The federal income tax returns of Liberty for the years 1992 through 1994 are currently open to IRS examination but except as disclosed on Part A of
     Schedule 3.2.16, no audit is pending for any of such years, and to SDN's knowledge, no challenge or deficiency is contemplated by the IRS with regard to any of such years. No member of the SDN Group has not been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period.
     No member of the SDN Group has (i) filed any consent to the application of Section 341(f) of the Code, (ii) filed any election under Section 338(g) or 338(h)(10) of the Code or caused or permitted any deemed election under Section 338(e) of the Code,
     (iii) applied for any revenue ruling, private letter ruling or other ruling relating to Taxes, (iv) entered into any closing agreement with any Governmental Entity relating to Taxes, (v) been required to include in income any adjustment pursuant to Section
     481 of the Code by reason of a voluntary change in accounting method initiated by SDN and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method, (vi) except as set forth on Part B of Schedule 3.2.16, entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code which would be reasonably likely to have a Material Adverse Effect on the SDN
     Group or (vii) been, at any time, a member of any affiliated group filing any consolidated tax return other than (x) the existing group consisting of SDN and San Dieguito, and (y) as of immediately prior to the Effective Time, the group consisting of Holdco, SDN, San Dieguito and Liberty.

                    (b) No employee, officer or director of SDN or any affiliates of SDN who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement, or SDN Benefit Plan currently in effect, would receive as a result of the Reorganization any amount which would be characterized as an "excess parachute payment" as such term is defined in Section 280G(b)(1) of the Code.

          3.2.17 Certain Agreements. Except as disclosed on Schedule 3.2.17, no member of the SDN Group is a party to (nor are any of their respective assets bound by) any oral or written contract, lease or other agreement of any name or nature in effect as of the date hereof:

                    (a) that would be required to be filed as an exhibit to an annual report on Form 10-K filed with the SEC (assuming such entity were a reporting company under the Exchange Act),

                    (b) the benefits of which (to either party) will accrue or be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Reorganization (either alone or upon the occurrence of any additional acts or events) or the value of any of the benefits of which will be calculated on the basis of the Reorganization or any portion or aspect thereof
     (including any so-called retention or similar bonuses),

                    (c) relating to employment, salary continuation, severance, consulting, collective bargaining or otherwise relating to the provision of personal services or payment therefor
     (including data processing, software programming and licensing contracts),

                    (d) which, upon the consummation of the Reorganization, will result in any payment (whether of severance pay or otherwise) becoming due from CSB, any member of the SDN Group or Holdco to any officer or employee of any member of the SDN Group,

                    (e)   relating to non-competition or secrecy,

                    (f) that materially restricts the conduct of any line of business by any member of the SDN Group, or

                    (g) that was entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which any member of the SDN Group is entitled to receive financial assistance or indemnification from any Governmental Entity.

The applicable member of the SDN Group is not materially in default under, conflict with, violation of, nor has it, to its knowledge, through any act or omission created any material right of termination under, cancellation of, acceleration of any obligation under, loss of material benefit under, or created any material lien, pledge, security interest or other encumbrance on its assets under any contract, lease or other agreement described by any of the foregoing paragraphs (a) through
(g), and to its knowledge, no other party to any such contract, lease or other agreement has committed (by act or omission) any such material default or violation of the same. SDN has previously delivered or caused to be delivered to CSB true and correct copies of all employment, consulting and deferred compensation agreements that are in writing and to which any member of the SDN Group is a party, and has delivered to CSB complete and accurate summaries of all employment, consulting and deferred compensation agreements that are not in writing and to which any member of the SDN Group is a party. Except as disclosed on Schedule 3.2.17, no member of the SDN Group is a party to, and since December 31, 1992 no member of the SDN Group has been a party to (nor are any of their respective assets bound by), any oral or written contract, lease or other agreement of any name or nature with a Person who was, as of, or within one year prior to, the date of such agreement a director, officer or Principal Stockholder of the applicable entity or its corporate parent.

          3.2.18    Employees and Employee Benefit Plans.

                    (a)  Except as disclosed on Schedule 3.2.18(a) or on
     Schedule 3.17, no employee of or consultant retained by any member of the SDN Group shall have the right to receive from Holdco, CSB or such member of the SDN Group any severance payment or other payment in the nature thereof (including so-called salary continuation payments, golden parachute payments, severance benefits or unemployment compensation), in the event his or her employment is terminated by Holdco, CSB or such member of the SDN Group at or after the Effective Time, whether such right arises as a matter of contract, past policy or understanding, by operation of law, or otherwise.

                    (b) Schedule 3.2.18(b) sets forth a true and complete list of each material Benefit Plan of each member of the SDN Group. SDN has made available to CSB true and correct copies of (i) each such SDN Group Benefit Plan, (ii) the most recent annual report
     (Form 5500) filed with IRS with regard to each SDN Group Benefit
     Plan requiring such a filing, (iii) each trust agreement relating to any SDN Group Benefit Plan, (iv) the most recent summary plan description for each SDN Group Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation for each SDN Group Benefit Plan subject to Title IV of ERISA, and (vi) the most recent determination letter issued by the IRS in the case of SDN Group Benefit Plans qualified under Section 401(a) of the Code, and (vii) all personnel policies and manuals of each member of the SDN Group.

                    (c) (i) Each of the SDN Group Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; (ii) with respect to each SDN Group Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such SDN Group Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such SDN Group Benefit Plan's actuary with respect to such SDN Group Benefit Plan, did not, as of its latest valuation date, exceed the then-current value of the assets of such SDN Group Benefit Plan allocable to such accrued benefits; and (iii) no SDN Group Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the applicable member of the SDN Group or any affiliate of such entity beyond such employees' retirement or other termination of service other than (A) coverage mandated by applicable law, (B) retirement benefits or death benefits under a Benefit Plan qualified under
     Section 401(k) of the Code, or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                    (d) With respect to the SDN Group Benefit Plans, individually and in the aggregate, to the knowledge of SDN, no event has occurred and there exists no condition or set of circumstances in connection with which the applicable member of the SDN Group could be subject to any liability that could have a Material Adverse Effect on the SDN Group (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable Law.

                    (e) There are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of SDN, threatened by or between any employees of any member of the SDN
     Group and such employer. Each member of the SDN Group has complied in all material respects with all Laws relating to the employment of labor and has no liability for any arrears of wages or employment-related taxes, or penalties for failure to comply with any such Law, or for any severance or termination payments of any type. No election or proceeding relating to the labor relations of any member of the SDN Group is pending or, to SDN's knowledge, contemplated. To the knowledge of SDN, no member of the SDN Group has had union activity or any material labor trouble (including any strike, work stoppage, slow-down, or similar disturbance) of any kind, nature or description at any time.

          3.2.19 Properties. Except as disclosed on Part A of Schedule 3.2.19, no member of the SDN Group holds title to or a beneficial interest in any real property other than OREO. Disclosed on Part B of Schedule 3.2.19 are the only real properties leased by, otherwise occupied by, or in the possession of any member of the SDN Group (excluding OREO and property occupied only as lender in possession, in each case provided that SDN is conducting no business in such property, and excluding the owned properties disclosed on Part A of Schedule 3.2.19). Except for assets disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date, the applicable member of the SDN Group has good and valid title to all of the tangible personal property and assets which are used in and material to the operation of its business and which it owns or purports to own, including all assets reflected as owned by members of the SDN Group in SDN's Final Financial Statements, and has good and valid title to all of the leasehold interests in all leases of real or personal property which it leases or purports to lease, including all assets reflected as leased by members of the SDN Group in SDN's Final Financial Statements, in each case free and clear of any liens, encumbrances or other imperfections of title other than such liens, encumbrances or imperfections as (a) are reflected, reserved against or otherwise disclosed in SDN's Final Financial Statements, (b) arise out of Taxes not yet due or payable, or (c) relate to immaterial properties or assets or otherwise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the SDN Group or any member thereof. The applicable member of the SDN Group enjoys peaceful and undisturbed possession of the applicable leased asset under all leases of real or personal property under which it is operating or to which it is a party. All of such leases are valid, subsisting and in full force and effect and there are no existing defaults or events which, with the passage of time or the giving of notice, or both, would constitute defaults by the applicable member of the SDN Group or, to the knowledge of SDN, by any other party thereto, except for such defaults, if any, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the SDN Group or any member thereof. All items of real or personal property owned or used by members of the SDN Group and material to their collective business have been properly maintained and, to SDN's knowledge, are in good operating order and repair.

          3.2.20 Environmental. To the knowledge of SDN, each member of the SDN Group and all real property (including OREO) in the possession of any member of the SDN Group or over which any such member exercises control are, and at all times while in the possession or control of a member of the SDN Group each property at any time owned, possessed or controlled by a member of the SDN Group has been, in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material), except for any violations of Law that, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on the SDN Group. To the knowledge of SDN, there has not occurred any release of Hazardous Material on, under or affecting any real property during the period of any member of the SDN Group's ownership, possession or operation of such property (including its participation in the management of any business located on such property) or, to SDN's knowledge, during any prior period. To the knowledge of SDN, neither the members of the SDN Group nor any property now or heretofore in the possession of any of them is or has ever been a defendant in or the subject of any suit, claim, action, proceeding, investigation or notice before any Governmental Entity or other forum relating to an alleged violation (including by any predecessor) of any environmental Law, rule or regulation or relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a member of the SDN Group.

          3.2.21 Intellectual Property. Each member of the SDN Group owns, or possesses valid and binding licenses and other rights to use without payment, all material trademarks, trade names, servicemarks, copyrights, trade secrets and patents used in its businesses, and no member of the SDN Group has received any challenge of the same by any Person or any notice of alleged conflict between the same and the rights of any other Person. Each member of the SDN Group has, in all material respects, performed all of its obligations under, and is not in material conflict with, violation of, default under, creation of a right of termination under, cancellation of, acceleration of any obligation under, loss of a material benefit under, any contract, agreement, arrangement or commitment relating to any of the foregoing.

          3.2.22 Brokers. No member of the SDN Group has employed any broker, finder, investment banker or similar Person in connection with the Reorganization, or has incurred or will incur any broker's, finder's, investment banker's or similar fees, commissions or expenses payable by any member of the SDN Group in connection with the Reorganization.

          3.2.23 Financing of Reorganization. SDN has received one or more valid and binding subscription agreements providing for investments in SDN, payable on or before the Closing Date, that, in the aggregate, will provide SDN with the full amount of the Maximum Required Capital Contribution (or such lesser amount as SDN may take down thereunder consistent with its obligations under Section 2.2). SDN has also received one or more valid and binding subscription agreements, assignable to Holdco, providing for investments in Holdco, payable within a reasonable time following demand made on or after the Closing Date, that, in the aggregate, will provide Holdco with the lesser of (a) the excess of (i) such amount as may become payable to holders of Dissenting CSB Shares in consideration of such shares over (ii) the arithmetic difference resulting from the Aggregate Cash Pool minus the Distributable Cash Pool, or (b) the arithmetic difference resulting from the Maximum Required Capital Contribution minus the actual Capital Contribution, or such amount lesser than the amount specified in clause (i) or clause (ii), as applicable, as Holdco may take down thereunder, in consideration of which investments Holdco shall issue to such subscriber(s) Holdco Common Stock at a price per share calculated such that the shares issued shall equal the number of shares of Holdco Common Stock that such subscriber(s) would have received in the SDN Merger had such investments been part of the Capital Contribution.
 Each of the foregoing subscription agreements has been executed by a Person that, to SDN's knowledge after reasonable investigation, has the financial capacity to perform thereunder. Notwithstanding the foregoing, the obligations of SDN hereunder are not conditioned upon SDN's obtaining financing.

          3.2.24 Disclosure of All Material Matters. No statement of fact (which shall be deemed to exclude any projection, estimate or pro forma financial statement) set forth in (a) this Agreement (including all information in the Schedules and Exhibits hereto), (b) SDN's Final Financial Statements, (c) the audited financial statements of SDN and Liberty as at and for the periods ended December 31, 1994 and December 31, 1993, (d) San Dieguito's and Liberty's Reports of Condition and Income filed with the OCC between the date hereof and the Closing Date (when the same are filed), (e) the Registration Statement, if applicable (when the same becomes effective), and (f) any application, petition or similar document (excepting the Registration Statement) filed by any member of the SDN Group with any Governmental Entity in connection with the Reorganization (when the same are filed), excepting in the case of clauses (e) and (f) statements made in reliance upon, and in conformity with, information provided by CSB, is or will be, as of the date delivered, false or misleading in any material respect; nor does any of the materials referenced in this Section 3.2.24 omit to state a material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading. Notwithstanding the foregoing, the unaudited pro forma balance sheet included as Exhibit 1.1-B has been prepared on a reasonable basis and based on SDN position that GAAP does not require SDN to use purchase accounting to account for its 1995 recapitalization,
Exhibit 1.1-B reflects all adjustments necessary to present fairly in all material respects the pro forma balance sheet of SDN as December 31, 1995 giving effect to SDN's acquisition of Liberty.

     3.3 By Holdco. Holdco makes the following representations and warranties as of the Holdco Ratification Date:

          3.3.1 Organization, Standing and Power. Holdco is a business corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary. As of the Closing Date, Holdco will be a Bank Holding Company duly registered under the Bank Holding Company Act.

          3.3.2 Holdco Common Stock. As of the Holdco Ratification Date, SDN is the sole holder of Holdco Common Stock. At the Effective Time, (a) all outstanding shares of Holdco Common Stock will have been duly authorized, validly issued, and will be fully paid and non-assessable and not subject to preemptive rights, and (b) Holdco will be the sole holder of SDN Common Stock.

          3.3.3 Authority and Related Matters. Holdco has all requisite power and authority to enter into this Agreement and to consummate the Reorganization. The execution and delivery of this Agreement and the consummation of the Reorganization have been duly authorized by all necessary action on the part of Holdco. This Agreement has been duly executed and delivered by Holdco and (assuming due authorization, execution and delivery by CSB and SDN) constitutes the valid and binding obligation of Holdco, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization moratorium or otherwise affecting creditors' rights generally, and to the application of general principles of equity (whether considered in a proceeding in law or at equity).

          3.3.4 No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, result in any conflict with or violation of any provision of the Certificate of Incorporation or By-laws of Holdco. Subject only to the receipt or completion of the consents, approvals, orders, authorizations, registrations, declarations and filings included among the CSB Governmental Approvals and the SDN Governmental Approvals, the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, result in any violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit under any Law or under any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order or decree, applicable to Holdco or its properties or assets which violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit would have a Material Adverse Effect on Holdco.

          3.3.5 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Holdco in connection with Holdco's execution and delivery of this Agreement or Holdco's consummation of the Reorganization, including the offer, sale or issuance of the Holdco Common Stock upon the consummation of the SDN Merger and the CSB Merger, respectively, as to which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect on Holdco or materially interfere with Holdco's ability to consummate the Reorganization (including the SDN Merger and the CSB Merger), except (a) those matters included in the SDN Governmental Approvals or the CSB Governmental Approvals, (b) such filings as have been made prior to the Closing, and (c) such post-closing filings as may be required under applicable state securities Laws, all of which shall be filed within the applicable periods therefor.

          3.3.6 Capital Resources. As of the Effective Time, Holdco will have funds not less than the arithmetic difference between the amount of the Capital Contribution minus the amount of SDN's Expenses.

          3.3.7 Securities Law Compliance. The offer and sale of Holdco Common Stock to the CSB Shareholders in the CSB Merger and the issuance of Holdco Common Stock to the

SDN Shareholders in the SDN Merger will not violate in any material respect any applicable federal or state Law relating to the sale or issuance of securities.

          3.3.8 Litigation and Other Disputes. There is no suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of SDN or Holdco, threatened, against or affecting Holdco or any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Holdco the obligations under which have not heretofore been fully performed. Holdco has not accrued or set aside any reserves relating to any suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of SDN or Holdco, threatened, against or affecting Holdco or any of its assets. Holdco has not at any time been a defendant, either directly or as defendant-in-counterclaim or cross-claim, in any litigation in which any "lender liability" cause of action was asserted against it.

                                  ARTICLE IV.
                             Additional Agreements

     4.1  Discussions with Third Parties.

          4.1.1 CSB (a) shall not, and shall instruct and cause each of its Representatives not to, solicit or encourage, directly or indirectly, inquiries or proposals with respect to any Strategic Transaction Proposal, and, (b) except as expressly permitted by Section 4.1.2, shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction with any party other than SDN. CSB shall notify SDN promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, CSB or any of its Representatives, and shall disclose to SDN the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as SDN reasonably may request; provided, however, that if CSB receives a Strategic Transaction Proposal and the foregoing disclosure of such Proposal to SDN would violate a confidentiality agreement by which CSB is bound, CSB (a) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (b) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (c) to the extent such disclosure has not been made under clause (a), shall notify SDN that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response.

          4.1.2 Notwithstanding Section 4.1.1, following receipt of a Qualifying Strategic Transaction Proposal, neither CSB nor any of its representatives shall be prohibited from (a) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to SDN, provided the third party shall have entered into a confidentiality agreement substantially similar to the confidentiality provisions of Section 4.5, or (b) terminating this Agreement pursuant to, and subject to the conditions contained in, Section 6.4.1. A "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which the CSB Board of Directors shall have determined, after consultation with CSB's counsel, that the action by CSB contemplated under either clause (a) or clause (b), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the CSB Shareholders, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by CSB to the effect that the financial terms of such Strategic Transaction Proposal are, from the CSB Shareholders' perspective, financially superior to the Reorganization.

          4.1.3 In the event that CSB receives a Qualifying Strategic Transaction Proposal, it shall, within thirty (30) calendar days of its receipt thereof, give notice to SDN either (i) reaffirming its intent to proceed under this Agreement and to consummate the Reorganization, or (ii)
terminating this Agreement pursuant to Section 6.4.1.   If CSB does not,
within the period specified above, either expressly reaffirm its intent to proceed under this Agreement or terminate this Agreement pursuant to Section 6.4.1, SDN may at any time thereafter terminate this Agreement pursuant to
Section 6.3.4 and be entitled to liquidated damages as set forth in Section
7.2.1.

     4.2  Shareholder Approval; Information and Registration Statements.

          4.2.1 Shareholder Approval. CSB shall take all reasonable steps necessary either (a) to duly call, give notice of, convene and hold a meeting of stockholders for purposes of voting upon the approval of this Agreement, or (b) to solicit written consents of the CSB Shareholders approving this Agreement. Notice of such meeting shall be given and such meeting shall be held, or such written consents shall be solicited and approval shall be sought to be obtained, as applicable, in either event as soon as practicable after the distribution of the Information Statement. SDN and CSB shall coordinate and cooperate with respect to the foregoing matters.
 CSB shall use all reasonable efforts to distribute the Information Statement to CSB Shareholders in contemplation of such meeting or such written consents as promptly as practicable after (and shall not distribute the same before)
(a) SDN and CSB have approved the definitive form thereof (with respect to such matters as to which SDN's approval is required in accordance with
Section 4.2.2), which approval shall not be unreasonably withheld or delayed, and (b) in the event the Information Statement has been incorporated into a Registration Statement, such Registration Statement shall have been declared effective under the Securities Act.

          4.2.2 Information Statement. SDN and CSB shall jointly prepare the Information Statement as soon as practicable after the date of this Agreement. Except as expressly provided in Section 4.2.6, the Information Statement shall include an unqualified recommendation by the CSB Board of Directors that the CSB Shareholders approve the Reorganization. Each of SDN and CSB shall deliver to the other, and afford the other an opportunity to comment on, drafts of the disclosure to be included in the Information Statement prior to the distribution thereof to CSB's Shareholders. The Information Statement shall not be distributed without SDN's prior approval (which shall not be unreasonably withheld) of all portions thereof which describe a member of the SDN Group, Holdco, or the terms of the Reorganization. SDN shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities Laws in connection with the issuance of Holdco Common Stock, and CSB shall furnish all information concerning CSB and the holders of CSB Common Stock as SDN may reasonably
request in connection with any such action.   CSB warrants that all
information regarding CSB or the CSB Shareholders set forth in the Information Statement or in any filing made under applicable state securities laws (a) will comply in all material respects with all applicable Laws and
(b) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, provided, however, in no event shall CSB be liable for any untrue statement of material fact or omission to state a material fact in the Information Statement made in reliance upon, and in conformity with, written information concerning any member of the SDN Group furnished by SDN specifically for use in the Information Statement. SDN warrants that all information regarding the SDN Group set forth in the Information Statement or otherwise in the Registration Statement, or in any filing made under applicable securities laws (a) will comply in all material respects with all applicable Laws and (b) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, provided, however, in no event shall SDN be liable for any untrue statement of material fact or omission to state a material fact in the Information Statement or otherwise in the Registration Statement made in reliance upon, and in conformity with, written information concerning CSB furnished by CSB specifically for use in the Information Statement or the Registration Statement.

          4.2.3     Registration Statement.  In the event that, pursuant to
Section 2.10, the Holdco Common Stock to be issued as Stock Consideration is to be issued pursuant to a Registration Statement, SDN shall use all reasonable efforts to prepare and file with the SEC the Registration Statement (which Registration Statement shall include the Information Statement) promptly following the preparation of the Information Statement, and thereafter to cause such Registration Statement to become effective. Without limiting the foregoing, if SDN has not received such a No Action Letter confirming the availability of an exemption from registration within forty-five (45) calendar days of the date of this Agreement, SDN shall use all reasonable efforts to prepare and file the Registration Statement not later than the fifty-fifth (55th) calendar day (or the next subsequent Business Day) after the date of this Agreement; provided, however, SDN may in its discretion cease preparation of the Registration Statement, or may withdraw the Registration Statement if previously filed, if SDN shall receive such a No Action Letter after such forty-fifth (45th) day but before SDN's receipt of a comment letter on the Registration Statement from the SEC, or thereafter with the consent of CSB which consent shall not be unreasonably withheld. CSB will cooperate with SDN in all reasonable respects in the preparation, filing and prosecution of the Registration Statement.

          4.2.4 Letter of CSB'S Accountants. In the event the Registration Statement is to be filed, CSB shall use all reasonable efforts to cause to be delivered to SDN a letter of Deloitte & Touche LLP, CSB's independent auditors, dated a date within two business days before the date on which the Registration Statement is filed with the SEC and addressed to Holdco, in form and substance reasonably satisfactory to Holdco, customary in scope and substance for letters delivered by independent public accountants in connection with documents similar to the Registration Statement and similar in scope to the letter described in Section 4.2.5.

          4.2.5 Letter of SDN'S Accountants. In the event the Registration Statement is to be filed, SDN shall use all reasonable efforts to cause to be delivered to CSB a letter of Price Waterhouse LLP, SDN's independent auditors, dated a date within two business days before the date on which the Registration Statement is filed with the SEC and addressed to CSB and Holdco, in form and substance reasonably satisfactory to CSB, customary in scope and substance for letters delivered by independent public accountants in connection with documents similar to the Registration Statement and similar in scope to the letter described in Section 4.2.4.

          4.2.6 Affiliates. CSB shall use its best efforts to cause each director, executive officer and other person who is, or as of the date on which the Information Statement is distributed to CSB Shareholders, will be, an "affiliate" of CSB for purposes of Rule 145 under the Securities Act (each an "Affiliate") to deliver to SDN, as soon as practicable after the date of this Agreement but not less than two business days before the date on which the Information Statement is distributed to CSB Shareholders, a written agreement in substantially the form of Exhibit 4.2.6.

          4.2.7 Effect of Qualifying Strategic Transaction Proposal. In the event that CSB has received a Strategic Transaction Proposal and the CSB Board of Directors has determined, in accordance with Section 4.1.2, that such Strategic Transaction Proposal constitutes a Qualifying Strategic Transaction Proposal, then the CSB Board of Directors may (a) omit from the Information Statement an unqualified recommendation that the CSB Shareholders approve the Reorganization, (b) retract or qualify its recommendation, if previously given, or (c) postpone or adjourn the meeting of CSB Shareholders called for the purpose of approving the Reorganization.

     4.3  Regulatory Approvals and Related Matters.

          4.3.1 Responsibility for Bank Regulatory Matters. SDN shall use all reasonable efforts to prepare and file all applications necessary to obtain the Governmental Approvals needed to consummate the Reorganization as promptly as practicable. SDN shall thereafter use all reasonable efforts to prosecute such applications and to obtain such Governmental Approvals.

          4.3.2 Cooperation by CSB. CSB shall provide such information and shall execute such applications and other documents as are reasonably necessary for SDN to obtain any Governmental Approval, provided that any application or other document to be executed by CSB shall be in form and substance reasonably acceptable to CSB and its counsel. Without the prior written consent of SDN (which consent shall not be unreasonably withheld or delayed), CSB shall take no action which reasonably could be expected to adversely affect or delay, in either case to a material extent, the ability of CSB, SDN or Holdco to obtain any Governmental Approval.

     4.4 Financial Statements. Each Party shall use its best efforts to cause its independent accountants to make its work papers relating to its Final Financial Statements available to the other Party. As soon as reasonably available, but in no event later than the last Business Day of each month, CSB will deliver to SDN, and SDN shall deliver to CSB, their respective internal financial statements for the preceding month and for the calendar year to date, in the same form as delivered (or to be delivered) to the members of the CSB's and SDN's respective Boards of Directors.

     4.5 Access. From the date hereof through the Closing Date, CSB shall make available to SDN all information regarding CSB, and SDN shall make available to CSB all information regarding the members of the SDN
Group, as SDN or CSB (as applicable) reasonably may request, and shall authorize all reasonable visits to its premises with such staff, consultants and experts as the other Party reasonably may request, provided, however, that (a) in its discretion, SDN may limit to CSB's Chairman the provision of and access to information relating to any actual or proposed acquisition or business combination by any member of the SDN Group that is unrelated to the Reorganization, and (b) the foregoing provision of and access to information shall not apply to any Strategic Transaction, the rights and duties with regard to which are governed solely by Section 4.1. Each Party agrees to coordinate closely all such activities with the other Party's President or Chief Financial Officer and to conduct any such inquiries with appropriate discretion and sensitivity to the other Party's relationships with its employees, customers and suppliers. The Parties acknowledge that certain of the information made available to the Parties may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of Representatives, that it (i) shall hold in confidence all confidential information received by it from or with regard to any other Party ("Confidential Information") subject to the terms of this Section 4.5,
(ii) shall disclose such Confidential Information only to those of its Representatives and, in the case of SDN, its current or prospective investors and other sources of capital, in each case having a need to know the same for purposes of evaluating, negotiating or financing the Reorganization, and
(iii) shall inform each Representative or investor to whom Confidential Information is disclosed that such information is confidential and direct such Representative or investor not to disclose the same. The Parties shall remain responsible for any disclosure of Confidential Information by any of its Representatives or investors. Each Party further agrees that, upon the request of the other Party given following any termination of this Agreement, it and each of its Representatives either shall return to such other Party all Confidential Information received by it and its Representatives (including all compilations, analyses or other documents prepared by it that contain Confidential Information) or shall certify that the same has been destroyed. As used herein, Confidential Information shall not include (i) information that is or becomes generally available to the public other than as a result of a breach of the Letter of Intent or of this Agreement, (ii) information that the receiving Party demonstrates was known to it on a non-confidential basis prior to receiving such information from the other Party hereto, (iii) information that the receiving Party develops independently without relying on Confidential Information, and (iv) information that becomes available to the receiving Party on a non-confidential basis from another source if the source was not known to or not reasonably believed by the receiving Party to be subject to any prohibition against disclosing such information.

     4.6 Cooperation. The Parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental
Entities (in addition to the Governmental Approvals) which are necessary or advisable to consummate the Reorganization. CSB shall take primary responsibility, in consultation with SDN, for obtaining all such consents from lessors under CSB's real property leases; provided, however, that CSB shall not agree to modify any such lease in any material respect without the express written consent of SDN which consent may be granted or withheld in SDN's sole discretion. SDN shall take sole responsibility for obtaining all such consents, if any, from lessors under SDN's real property leases. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Reorganization and each Party will keep the other apprised of the status of matters relating to completion of the Reorganization. Each Party shall, upon request, furnish the other Party with all information concerning itself as may be reasonably necessary or advisable in connection with any filing or application made by or on behalf of such Party to any Governmental Entity in connection with the Reorganization. Each Party shall promptly advise the other Party upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the Reorganization which causes such Party to believe that there is a reasonable likelihood that any required Governmental Approval will not be obtained or that the receipt of any such Governmental Approval will be materially delayed.

     4.7 Advice of Changes. Each Party shall promptly advise each other Party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each Party will promptly advise the other Party, in writing, of any matter that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in any of the Schedules to this Agreement (excepting Schedules 3.1.11, 3.1.12,
3.2.10 and 3.2.11) or that is necessary to correct any information in such Schedules which has been rendered inaccurate thereby, which writing shall in each case identify the Schedule that was inaccurate or has been rendered inaccurate. No such supplement to the information provided in such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by any Party with any other provision of this Agreement.

     4.8 Current Information. During the period from the date of this Agreement to the Closing Date, each Party will cause one or more of its designated representatives to confer on a regular and frequent basis
(not less than bi-weekly) with representatives of the other Party and to report the general status of the its operations. Each Party will promptly notify the other Party of any material change in the normal course of business or in the operation of its properties of and of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving such party, and will keep the other Party fully informed of such events. CSB will keep SDN fully informed of the status of, and the action proposed to be taken with respect to, Classified Assets (including those that become Classified
Assets after the date hereof) that, individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate carry value of $100,000 or more. CSB will advise SDN from time to time of the interest rates offered to be paid by CSB on each of its deposit products, such information to be provided by forwarding a rate sheet by facsimile to SDN's Chief Financial Officer on or before each day on which any such rate has changed. CSB will provide to SDN copies of all materials delivered to members of the CSB Board of Directors simultaneously with the delivery to such Directors and, to the extent not included in such materials, shall provide to SDN copies of the minutes of each meeting of the CSB Board of Directors (or consents in lieu of meeting) and of each committee thereof (including its loan committee) promptly after the same are prepared, but in no event later than 45 calendar days after the date of each such meeting; provided, however, that (a) such minutes may be in draft form if final minutes have not been approved by such 45th day, and (b) CSB may omit therefrom any portion of such minutes that it determines, with the concurrence of its counsel, relates to (i) the Parties' compliance or non-compliance with the terms of this Agreement, or (ii) any Strategic Transaction Proposal other than the Reorganization. SDN will provide to CSB copies of all materials delivered to members of the SDN, San Dieguito and Liberty Boards of Directors simultaneously with the delivery to such Directors and, to the extent not included in such materials, shall provide to CSB copies of the minutes of each meeting of the SDN, San Dieguito and Liberty Boards of Directors (or consents in lieu of meetings) promptly after the same are prepared, but in no event later than 45 calendar days after the date of such meeting; provided, however, that (a) such minutes may be in draft form if final minutes have not been approved by such 45th day, and
(b) SDN may (i) omit therefrom any portion of such minutes that it determines, with the concurrence of its counsel, relates to the Parties' compliance or non-compliance with the terms of this Agreement, and (ii) in its discretion, limit to CSB's Chairman any portion of such materials and minutes that relates to an acquisition or other business combination other than the Reorganization.

     4.9 Conduct of Business. CSB shall conduct its business, and SDN shall cause San Dieguito and Liberty to conduct their respective business, in the usual, regular and ordinary course of business consistent with the past practice (except as required by applicable Law or as required by this Agreement), and use all reasonable efforts to maintain and preserve intact their respective business organizations, employees and advantageous business relationships and retain the services of their respective officers and key employees.

     4.10 Negative Covenants of CSB. Without SDN's prior written consent (which consent, in the case of Sections 4.10.8 through 4.10.16 and, to the extent specified therein, Section 4.10.3, shall not be unreasonably withheld or delayed, and which consent, in the case of Sections 4.10.4 through 4.10.16, shall be deemed to have been granted if SDN does not grant or refuse its consent or reasonably request additional information regarding the proposed action within five
(5) Business Days of SDN's receipt of CSB's request for consent or such shorter period as is expressly specified in the applicable section), CSB shall not:

          4.10.1 declare or make any payment or distribution with respect to the capital stock of CSB, whether by way of dividend, redemption, payment of interest or principal or otherwise;

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                                                               DEFINITIVE

              4.10.2 (a) create, authorize, issue, sell or deliver any of its capital stock, bonds or other of its securities (whether authorized and unissued or held in treasury) or any instrument convertible into any of them;
(b) grant or otherwise issue any options, warrants or other rights with respect thereto; or (c) split up, combine or reclassify any of its outstanding stock;

              4.10.3 acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that this Section 4.10.3 shall not apply to (i) any purchase at a foreclosure sale other than a sale in which CSB is foreclosing on the majority of the stock of or a majority of the assets of a business (in this context, "business" being deemed to exclude any investment real estate project), in which latter event SDN shall not unreasonably withhold its consent provided that such foreclosure sale is being conducted by CSB in the ordinary course of business, or (ii) any repossession of leased equipment of which CSB is the lessor;

              4.10.4    enter into any new line of business;

              4.10.5 change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or RAP as concurred with by CSB's independent auditors;

              4.10.6 make any equity investment in any new real estate or new real estate devleopment project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

              4.10.7 commit any act or omission which constitutes a violation of or default under, which conflicts with, creates a right of termination, cancellation or acceleration of any obligation under, or which causes any loss of a benefit under, any Regulatory Agreement, any board resolution adopted at the request of a Bank Regulator, or any contract or license to which CSB is a party or by which it or any of its properties is bound, if such violation, default, conflict, termination or similar consequence has had or could reasonably be expected to have a Material Adverse Effect on CSB;

              4.10.8 (a) create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which CSB is a party (excluding leases under which CSB is lessor) or by which CSB or any of its properties is bound, excepting only contracts, agreements and leases under which the aggregate annual payments by either party do not exceed $15,000, (b) make any single capital expenditure exceeding $15,000 or any capital expenditures exceeding

                                    -56-

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                                                               DEFINITIVE


$50,000 in the aggregate, or (c) relocate or terminate, or file any application to relocate or terminate, the operations of any of its banking offices (including loan production offices);

              4.10.9 pay any pension or retirement allowance to any Person not required by a plan or agreement disclosed on SCHEDULE 3.1.18 or SCHEDULE 3.1.19(a), or enter into any agreement with any labor union or association representing any employee;

              4.10.10 sell, lease, assign, transfer or otherwise dispose of any property or asset, except for (a) investment portfolio transactions in the ordinary course of business and substantially consistent with past practice; (b) sales in the ordinary course of business of (i) individual residential mortgage loans, (ii) pools of such loans having a par value of less than $1,250,000, (iii) individual leases under which CSB is lessor, and
(iv) pools of such leases having a book value of less than $1,250,000; (c) sales of property acquired at foreclosure, provided that such sale will not result in a loss to CSB in excess of $25,000, individually, or $100,000, in the aggregate, in each case relative to the carry value of such property on CSB's books immediately prior to the time of sale; and (d) sales of assets (excluding those described in clause (a), (b) or (c)) having a gross book value not in excess of $25,000, individually, or $100,000, in the aggregate;

              4.10.11 except as provided in SCHEDULE 4.10.11, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, it being understood and agreed that investment portfolio transactions in the ordinary course of business and substantially consistent with past practice shall be deemed to constitute a material change in CSB's investment portfolio only if the number and/or nature of such transactions causes a material change in the makeup of the portfolio taken as a whole;

              4.10.12 (a) institute, amend or terminate any Employee Benefit Plan, or (b) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer or employee other than (i) customary annual (or less frequent) increases in the wages or salaries of non-officer employees consistent with past practice which in the aggregate do not increase personnel costs for all non-officer employees by more than 3% over the levels in effect as of December 31, 1995 and which on an annualized basis do not increase the salary or wage of any individual employee by more than 4% (other than increases in connection with promotions of employees to a level below vice president, which increases may, individually, exceed 4%), and (ii) incentive compensation payments in accordance with CSB's incentive compensation programs and schedules in effect at December 31, 1995, or (c) otherwise increase any other direct or indirect compensation or employee benefit for or to any of its officers, directors or employees;

                                    -57-

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                                                               DEFINITIVE


              4.10.13 make, amend or compromise any loan or advance (whether in cash or other property) to any officer, director, or Principal Stockholder of CSB, except advances made to employees in the usual, regular and ordinary course of business consistent with the past practice;

              4.10.14 make, amend, renew or purchase, or enter into any commitment to make, amend, renew or purchase, (a) any loan other than a loan described in clause (b) of this Section, if, as a result of the disbursement of the proceeds of such loan or the assignment of such loan to CSB, the total Borrower Group Obligations (including accrued and unpaid interest) of the borrower to CSB would exceed $300,000, or (b) any residential (excluding multi-family) mortgage loan if, as a result of the disbursement of the proceeds of such loan or the assignment of such loan to CSB, the total Borrower Group Obligations (including accrued and unpaid interest) of the borrower to CSB would exceed (i) $500,000, if the loan-to-value ratio is 80% or less, or (ii) $300,000, if the loan-to-value ratio is greater than 80%; PROVIDED, HOWEVER, that in the cases of both clause (a) and clause (b), if SDN does not grant or refuse its consent within three (3) calendar days of SDN's receipt of CSB's request for consent, then SDN shall be deemed to have granted its consent, and PROVIDED FURTHER that this Section 4.10.14 shall not apply to any loan meeting the loan underwriting criteria of a third Person which loan CSB intends and reasonably expects to sell to such Person, without recourse to CSB and consistent with past practice, promptly following the origination thereof, pursuant to an agreement with such Person entered into prior to the origination of such loan;

              4.10.15 except in the usual, regular and ordinary course of business consistent with the past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (other than short-term indebtedness incurred to refinance short-term indebtedness), it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, Federal Home Loan Bank advances, sales of certificates of deposit and entering into repurchase agreements, and it being further understood and agreed that so-called gestation repurchase agreements are not borrowings for purposes of this Section 4.10.15;

              4.10.16 take any action which would adversely affect or delay, in either case to a material extent, the ability of CSB, SDN or Holdco
(a) to obtain any necessary approvals of any Governmental Entity required for the Reorganization or (b) to perform its covenants and agreements under this Agreement;

              4.10.17 enter into any agreement or commitment to do any of the foregoing.

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                                                               DEFINITIVE


         4.11 NEGATIVE COVENANTS OF SDN. Prior to the Effective Time, SDN will not (i) adjust, split or otherwise reclassify the SDN Common Stock, or
(ii) make, declare or pay any dividend on the SDN Common Stock, or (iii) make any other distribution on, or directly or indirectly redeem, purchase or acquire any shares of, SDN Common Stock, or (iv) otherwise adopt any plan or arrangement (other than one or more equity compensation plans for its employees), or (v) take or cause to be taken any other action, if in any case such action would adversely affect the CSB Shareholders receiving Stock Consideration in a manner disproportionate to the manner in which such action affects or would affect the then current holders of SDN Common Stock.

         4.12 CONSULTATION BY SDN. SDN shall consult with the Chairman of CSB prior to any member of the SDN Group undertaking any of the following actions:

              4.12.1 (a) creating, authorizing, issuing, selling or delivering any of its capital stock, bonds or other of its securities (whether authorized and unissued or held in treasury) or any instrument convertible into any of them; (b) granting or otherwise issuing any options, warrants or other rights with respect thereto; or (c) splitting up, combining or reclassifying any of its outstanding stock;

              4.12.2 acquiring, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that this Section 4.12.2 shall not apply to any purchase at a foreclosure sale;

              4.12.3    entering into any new line of business;

              4.12.4 changing its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or RAP as concurred with by SDN's independent auditors;

              4.12.5 making any equity investment in any real estate or real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

              4.12.6 except in the usual, regular and ordinary course of business consistent with the past practice, incurring any indebtedness for borrowed money, assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other individual, corporation or other entity (other than short-term indebtedness incurred to refinance short-term indebtedness), it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of

                                    -59-

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                                                               DEFINITIVE

deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements;

              4.12.7 take any action which would adversely affect or delay, in either case to a material extent, the ability of CSB, SDN or Holdco
(a) to obtain any necessary approvals of any Governmental Entity required for the Reorganization or (b) to perform its covenants and agreements under this Agreement; or

              4.12.8 entering into any agreement or commitment to do any of the foregoing.

         4.13 RATIFICATION OF AGREEMENT BY HOLDCO. Subject to the receipt of all necessary approvals of Bank Regulators, SDN agrees to cause
Holdco to execute, ratify and join in this Agreement and to take all necessary action to complete the transactions contemplated hereby, subject to the terms and conditions hereof.

         4.14 SDN will comply, and will cause Holdco to comply, in all material respects, with all applicable federal and state securities Laws in connection with the Reorganization.

                                  ARTICLE V.
                            CONDITIONS TO CLOSING

         5.1 CONDITIONS TO OBLIGATIONS OF BOTH PARTIES. The obligations of SDN and CSB to consummate the Reorganization are subject to the satisfaction of each of the following conditions; PROVIDED, HOWEVER, that any failure of such conditions shall not limit the Parties' rights and obligations under
Article VII.

                 5.1.1 REGULATORY APPROVALS. All Governmental Approvals shall have been obtained and shall remain in full force and effect, all statutory or other required waiting periods in respect thereof shall have expired, and no Governmental Approval shall have imposed any condition or requirement which, in the reasonable opinion of SDN acting in good faith, would so materially adversely affect the economic or business benefits of the Reorganization to SDN and Holdco so as to render inadvisable the consummation thereof.

                 5.1.2 NO PENDING OR THREATENED CLAIMS. There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other Governmental Entity that presents a substantial risk of the restraint or prohibition of the Reorganization or the obtaining of material damages from CSB, SDN, Holdco or their respective officers or directors in connection therewith; and no such restraint or prohibition shall be

                                    -60-

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                                                               DEFINITIVE

effective as of the Closing, whether or not the action in which the same was entered shall remain pending.

         5.2 CONDITIONS TO THE OBLIGATIONS OF SDN AND HOLDCO. The obligations of SDN and Holdco to consummate the Reorganization and of SDN Merger Sub and SDN to consummate the SDN Merger, are subject to the satisfaction of, or SDN's written waiver of, each of the following conditions:

              5.2.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. CSB's representations and warranties contained in this Agreement were true and correct as of the dates when made. CSB shall have performed, satisfied and complied with, in all material respects, each of the agreements and covenants contained herein.

              5.2.2 BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. CSB's representations and warranties contained in this Agreement, without taking into consideration any amendments, supplements or updates to any Schedules relating to such representations and warranties, remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

              5.2.3 APPROVAL BY CSB SHAREHOLDERS; DISSENTING SHARES. The Reorganization shall have been approved by the affirmative vote of the holders of a majority of all shares of CSB Common Stock entitled to vote thereon, and the aggregate number of shares of CSB Common Stock whose holders have perfected dissenters' rights pursuant to Section 1300 et seq. of the California Corporations Code (as incorporated by Section 101 of the California Financial Code) shall not constitute more than more than 10.0% of all shares of CSB Common Stock outstanding immediately prior to the Effective Time.

              5.2.4 THIRD PARTY CONSENTS. The consent, approval or waiver of each Person whose consent, approval or waiver shall be required in order to permit the consummation of the Reorganization or the preservation of the contractual rights of CSB or with respect to its business (other than the Governmental Approvals referred to in Section 5.1.1) shall have been obtained, except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on CSB or a Material Adverse Effect with respect to the economic or business benefits to SDN and Holdco of the Reorganization as contemplated by this Agreement in the reasonable judgment of SDN.

              5.2.5 RECEIPT OF LEGAL OPINION. SDN shall have received a legal opinion from Fried, Bird & Crumpacker, counsel for CSB, dated the Closing Date and addressed to SDN, Holdco and CSB Merger Sub, in form and substance reasonably satisfactory to SDN, opining to the matters set forth on
EXHIBIT 5.2.5, subject to customary assumptions and qualifications.

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                                                               DEFINITIVE


              5.2.6 UPDATED SCHEDULE OF CLASSIFIED AND OLEM ASSETS. CSB shall have delivered to SDN and Holdco a Schedule, certified by the President or the Chief Financial Officer of CSB and dated as of a date not more than three calendar days prior to the Closing Date, identifying all assets of CSB that were (a) Classified Assets or OLEM Assets on CSB's books and records as of such date or (b) over 90 days delinquent in payment of principal or interest as of such date.

              5.2.7 CERTIFICATES AND DOCUMENTS. CSB shall have delivered to SDN and Holdco a certificate, executed by the President and Chief Financial Officer of CSB and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 (with regard to CSB only) and Section 5.2, including a certification that each representation or warranty contained in Section 3.1 is true and correct as of the Closing Date, excepting only representations and warranties which speak expressly as of an earlier specified date.

              5.2.8 DOCUMENTS AND INSTRUMENTS IN SATISFACTORY FORM. All corporate and other proceedings in connection with this Agreement and with the Reorganization and all documents and instruments incident to the Reorganization shall be reasonably satisfactory in substance and form to SDN and its counsel, and SDN and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

              5.2.9 ESCROW OF CSB REDEMPTION AMOUNT. The Exchange Agent shall have received from CSB the full amount of the CSB Redemption Amount, if any; PROVIDED, HOWEVER, that only if all requisite Governmental Approvals have been obtained shall this be a condition to SDN's and Holdco's obligations hereunder.

              5.2.10 APPOINTMENT OF COMMITTEE UNDER ESCROW AGREEMENT. If the Escrow Agreement is to be entered into pursuant to Section 2.11, CSB shall have designated the persons who will initially constitute the Committee thereunder.

         5.3 CONDITIONS TO THE OBLIGATIONS OF CSB. The obligations of CSB to consummate the Reorganization are subject to the satisfaction of, or CSB's written waiver of, each of the following conditions:

              5.3.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. SDN's and Holdco's representations and warranties contained in this Agreement were true and correct as of the dates when made. SDN and Holdco shall have performed, satisfied and complied with, in all material respects, each of the agreements and covenants contained herein.

              5.3.2 BRINGDOWN OF REPRESENTATIONS AND WARRANTIES. SDN's and Holdco's representations and warranties contained in this Agreement, without taking into account any

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                                                               DEFINITIVE

amendments, supplements or updates to any Schedules relating to such representations and warranties, remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

              5.3.3     RECEIPT OF LEGAL OPINIONS.  CSB shall have received
(i) a legal opinion from Nutter, McClennen & Fish, LLP, counsel for SDN, Holdco and CSB Merger Sub, addressed to CSB and dated the Closing Date, in form and substance reasonably satisfactory to CSB and its counsel, opining to the matters set forth on EXHIBIT 5.3.3, subject to customary assumptions and qualifications, and (ii) an opinion of Nutter, McClennen & Fish, LLP, in form and substance customary for opinions of its type and based upon reasonable assumptions and qualifications and reasonably requested representation letters, to the effect that the (x) CSB Merger will be treated as a contribution of property to Holdco pursuant to Section 351 of the Code, (y) the CSB Shareholders shall recognize no income for federal income tax purposes as a consequence of the Reorganization except to the extent they receive cash in exchange for their respective shares of CSB Common Stock in the CSB Merger, and (z) none of the Parties shall recognize gain or loss for federal income tax purposes as a consequence of the Reorganization; provided, however, that such opinion shall not purport to address the tax consequences to the CSB Shareholders of the Escrow Agreement or the distributions or other transactions contemplated thereby.

              5.3.4 UPDATED SCHEDULE OF CLASSIFIED AND OLEM ASSETS. SDN shall have delivered to CSB a Schedule, certified by the President or the Chief Financial Officer of SDN and dated as of a date not more than three calendar days prior to the Closing Date, identifying all assets of San Dieguito and Liberty that were (a) Classified Assets or OLEM Assets on San Dieguito's or Liberty's books and records (as applicable) as of such date or
(b) over 90 days delinquent in payment of principal or interest as of such date.

              5.3.5 RECEIPT OF SDN CLOSING CERTIFICATE. CSB shall have received from SDN a certificate, executed by the President and Treasurer of SDN and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 (other than with regard to CSB) and
Section 5.3, including a certification that each representation or warranty with respect to any member of the SDN Group that is contained in Section 3.2 is true and correct as of the Closing Date, excepting only (i) representations and warranties which speak expressly as of an earlier specified date and (ii) as limited by the proviso to Section 5.3.2.

              5.3.6 RECEIPT OF HOLDCO CLOSING CERTIFICATE. CSB shall have received from Holdco a certificate, executed by the President and Chief Financial Officer of Holdco (or the persons who will hold such offices as of the Effective Time) and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 (with regard to Holdco

                                                               DEFINITIVE


only) and Section 5.3, including a certification that each representation or warranty with respect to Holdco that is contained in Section 3.3 is true and correct as of the Closing Date, excepting only representations and warranties which speak expressly as of an earlier specified date.

              5.3.7 DOCUMENTS AND INSTRUMENTS IN SATISFACTORY FORM. All corporate and other proceedings in connection with this Agreement and with the Reorganization and all documents and instruments incident to the Reorganization shall be reasonably satisfactory in substance and form to CSB and its counsel, and CSB and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

              5.3.8 RECEIPT OF CAPITAL CONTRIBUTION AND FUNDING OF EXCHANGE AGENT. (a) SDN shall have received the full amount of the Capital Contribution, the full amount of which (net of SDN's Expenses) shall have been contributed to Holdco as an investment therein, (b) Holdco shall have provided to the Exchange Agent the full amount the Distributable Cash Pool other than the CSB Redemption Amount (if any), and (c) Holdco shall have delivered to the Exchange Agent the full number of shares of Holdco Common Stock constituting the Distributable Stock Pool.

              5.3.9 HOLDCO RATIFICATION. Holdco shall have executed, ratified and joined in this Agreement.

              5.3.10 EXECUTION AND FUNDING OF ESCROW AGREEMENT. If the Escrow Agreement is to be entered into pursuant to Section 2.11, Holdco and the Escrow Agent shall have executed the Escrow Agreement and Holdco shall have deposited the Cash Escrow Deposit and the Stock Escrow Deposit with the Escrow Agent.

              5.3.11 APPOINTMENT OF PAULSEN. Provided that all necessary approvals of Governmental Entities have been obtained, SDN shall have taken appropriate action prior to the Effective Time to cause Peter Paulsen (a) to become a Director of SDN not later than immediately prior to the Effective Time, and (b) to become a Director of Holdco not later than immediately following the Effective Time.

                                 ARTICLE VI.
                                  TERMINATION

         This Agreement may be terminated, and the Reorganization abandoned, prior to the Closing as follows:

                                                               DEFINITIVE


         6.1 BY MUTUAL AGREEMENT. CSB and SDN may terminate this Agreement by mutual written agreement at any time.

         6.2 REGULATORY IMPEDIMENT. Either CSB or SDN may unilaterally terminate this Agreement at any time prior to the Closing:

              6.2.1 if a Bank Regulator shall have made a final determination denying an application of CSB, SDN or any of their respective Affiliates the granting of which is essential to the consummation of the Reorganization, or

              6.2.2 if the occurrence of the Closing would violate any final order, decree or judgment of any court having competent jurisdiction.

              6.3  By SDN.  SDN may unilaterally terminate this Agreement:

              6.3.1 with or without cause, by written notice to CSB, such termination to take effect upon the later of (i) the giving of such notice to CSB and (ii) the payment of the Termination Fee to CSB by or on behalf of SDN;

              6.3.2 if CSB has breached any representation or warranty contained in this Agreement, or has failed to perform, satisfy or comply with, in any material respect, any of its agreements and covenants contained in this Agreement, if such breach or failure has not been cured within ten
(10) Business Days following notice from SDN to CSB identifying the same;

              6.3.3 if any of the conditions to the obligations of SDN and Holdco contained in Section 5.1 or Section 5.2 has not been satisfied as of the Closing Date;

             6.3.4 at any time on or after the thirtieth (30th) calendar day following CSB's receipt of a Strategic Transaction Proposal from a third party, if CSB has not reaffirmed its intent to proceed under this Agreement pursuant to Section 4.1.3;

             6.3.5 if any Bank Regulator shall have, directly or indirectly, conditioned the granting or effectiveness of a Governmental Approval essential to the consummation of the Reorganization on SDN making the Capital Contribution in an amount in excess of the Maximum Required Capital Contribution; or

             6.3.6 at any time after 12:00 noon (Pacific time) on December 31, 1996, if the Closing shall not have occurred prior to such date and time, unless such failure results primarily from SDN or Holdco breaching any representation, warranty, covenant or agreement of such Party contained in this Agreement.

                                                               DEFINITIVE

         6.4  By CSB.  CSB may unilaterally terminate this Agreement:

              6.4.1 with or without cause (including because of CSB's receipt of a Qualifying Strategic Transaction Proposal or because the CSB
Shareholders have failed to approve the Reorganization by written consent or at a meeting called for the purpose of voting on the same), by written notice to SDN, such termination to take effect upon the later of (i) the giving of such notice to SDN and (ii) the payment of the Termination Fee to SDN by or on behalf of CSB;

              6.4.2 if SDN or Holdco has breached any representation or warranty contained in this Agreement excepting those contained in Section
3.2.23 or Section 3.3.6, or has failed to perform, satisfy or comply with, in any material respect, any of its agreements and covenants contained in this Agreement excepting those contained in Section 2.2, if such breach or failure has not been cured within ten (10) Business Days following notice from CSB to SDN identifying the same;

              6.4.3 if SDN or Holdco, as applicable, has breached any representation or warranty contained in Section 3.2.23 or Section 3.3.6, or has failed to perform, satisfy or comply with, in any material respect, any of its agreements and covenants contained in Section 2.2, if such breach or failure has not been cured within ten (10) Business Days following notice from CSB to SDN identifying the same;

              6.4.4 if any of the conditions to the obligations of CSB contained in Section 5.1 or Section 5.3 has not been satisfied as of the Closing Date; or

              6.4.5 after 12:00 noon (Pacific time) on December 31, 1996, if the Closing shall not have occurred prior to such date and time, unless the failure results primarily from CSB itself breaching any representation, warranty, covenant or agreement of CSB contained in this Agreement.

         6.5 Effect of Termination. In the event this Agreement is terminated pursuant to this Article VI, all rights and obligations of the Parties hereunder shall terminate without liability of any Party to any other Party (except for any liability of any Party then in breach) other than as expressly provided in Article VII; PROVIDED, HOWEVER, that notwithstanding any such termination the provisions of this Section 6.5, the confidentiality provisions of Section 4.5, and the provisions of Article VII shall remain in full force and effect.

                              ARTICLE VII.
          TERMINATION FEE; LIQUIDATED DAMAGES; EXPENSES

                                                               DEFINITIVE


         7.1 TERMINATION FEE. As a condition to either Party's exercise of its right to terminate this Agreement under, respectively, Section 6.3.1 or
Section 6.4.1, the terminating Party agrees to pay to the non-terminating Party the sum of $1,200,000 (the "Termination Fee"). No purported termination under Section 6.3.1 or Section 6.4.1 shall be effective until the receipt by the other Party of good funds in the amount of the Termination Fee.

         7.2 LIQUIDATED DAMAGES PAYABLE BY CSB. CSB agrees to pay to SDN, as liquidated damages:

              7.2.1 the sum of $1,200,000 in the event that (a) SDN terminates this Agreement (i) pursuant to Section 6.3.2 on account of a breach of a Major Covenant, or (ii) pursuant to Section 6.3.4, or (b) all conditions to closing set forth in Section 5.1 and Section 5.3 have been satisfied as of the Closing Date, and CSB has nonetheless failed to consummate the Reorganization;

              7.2.2 the sum of $300,000 in the event that SDN terminates this Agreement pursuant to subsection 6.3.2 other than on account of a breach of a Major Covenant.

              7.2.3 If CSB pays (or causes to be paid) to SDN the amount provided in Section 7.2.1 or Section 7.2.2, as applicable, within ten (10) Business Days of CSB's receipt from SDN of a notice of demand therefor, which period shall be extended by an additional reasonable time if CSB has reasonably disputed the propriety of SDN's termination of this Agreement, SDN's receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, SDN and Holdco shall be barred from recovering damages from any Person for any breach of any term of this Agreement.

         7.3 Liquidated Damages Payable by SDN. SDN and (upon its becoming a Party to this Agreement) Holdco jointly and severally agree to pay to CSB, as liquidated damages:

               7.3.1 the sum of $1,200,000 in the event that (a) CSB terminates this Agreement pursuant to Section 6.4.3, or (b) all conditions to closing set forth in Section 5.1 and Section 5.2 have been satisfied as of the Closing Date, and SDN, Holdco and CSB Merger Sub have nonetheless failed to consummate the Reorganization;

               7.3.2 the sum of $300,000 in the event that CSB terminates this Agreement pursuant to subsection 6.4.2; and

               7.3.3 the sum of $150,000 in the event that (a) either CSB or SDN terminates this Agreement pursuant to subsection 6.2.1 or (b) SDN terminates this Agreement pursuant to subsection 6.3.5; PROVIDED that the denial or conditioning of the Governmental Approval giving

                                                               DEFINITIVE

rise to such termination shall not have been occasioned by any action (or failure to act) on the part of CSB or any of its Representatives.

               7.3.4 If SDN pays (or causes to be paid) to CSB the amount provided in Section 7.3.1, Section 7.3.2 or Section 7.3.3, as applicable, within ten (10) Business Days of SDN's receipt from CSB of a notice of demand therefor, which period shall be extended by an additional reasonable time if SDN has reasonably disputed the propriety of CSB's termination of this Agreement, CSB's receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, CSB shall be barred from recovering damages from any Person for any breach of any term of this Agreement.

         7.4  EXPENSES.

              7.4.1 GENERALLY. Each Party shall be responsible for its own Expenses, except as expressly provided in Section 7.4.2.

              7.4.2 PAYMENT OF EXPENSES UPON CERTAIN TERMINATION EVENTS. If this Agreement is terminated by SDN pursuant to Section 6.3.3 (other than (i) on account of a failure of the condition set forth in Section 5.1, or
(ii) under circumstances which also permit a termination by SDN under one or more other provisions of Section 6.3), CSB shall reimburse SDN for all of its reasonable and actual Expenses, provided that CSB's liability hereunder for Expenses of SDN shall not exceed $200,000. If this Agreement is terminated by CSB pursuant to Section 6.4.4 (other than (i) on account of a failure of the condition set forth in Section 5.1, or (ii) under circumstances which also permit a termination by CSB under one or more other provisions of
Section 6.4), SDN shall reimburse CSB for all of its reasonable and actual Expenses other than those relating to broker's, finder's, investment banker's or similar fees, commissions or expenses, provided that SDN's liability hereunder for Expenses of CSB shall not exceed $200,000. If the Party obligated to reimburse Expenses hereunder reimburses the requested amount within ten (10) Business Days after its receipt of an invoice therefor from the Party to be reimbursed, which period shall be extended by an additional reasonable time if the reimbursing Party has reasonably disputed the existence or amount of such obligation, the terminating Party's timely recovery of its Expenses pursuant to this Section 7.4.2 shall constitute an exclusive remedy, and following its receipt and acceptance of the same the terminating Party (including, in the case of SDN, Holdco and the Merger Subsidiaries) shall be barred from recovering damages for any breach of any term of this Agreement.

                            ARTICLE  VIII.
                            Miscellaneous

     8.1 Closing. The Closing Date shall be that date (or the next subsequent Tuesday, Wednesday or Thursday that is a Business Day) that is five Business Days following the receipt of the final Governmental Approval, or such other date upon which the Parties may mutually agree. Subject to the fulfillment or waiver of the conditions precedent set forth in Article VI, the Closing of the Reorganization shall take place at a location (within California) to be mutually determined by the Parties, at 10:00 a.m. (local time) on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Effective Time, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     8.2 Publicity. Promptly following the execution and delivery of this Agreement, CSB and SDN shall issue a joint press release in a form mutually to be agreed upon. CSB and SDN shall not, and shall instruct their Representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Reorganization without the consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that the foregoing shall not apply to reports and other documents filed with the SEC or with any other Governmental Entity in connection with the Reorganization.

     8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission (with written confirmation) or on the next business day after dispatch by an overnight courier of national reputation to the respective Parties as follows:

     If to SDN or Holdco, to it or them at:

     SDN Bancorp, Inc.
     135 Saxony Road
     Encinitas, CA  92023-0926
     Attention:     Robert P. Keller, President
     fax:  (619) 436-2882

                                  ANNEX 1 - 79
     with a copy to:

     Nutter, McClennen & Fish, LLP
     One International Place
     Boston, MA  02110-2699
     Attention:   Michael K. Krebs, Esquire
                  Hugh A. O'Reilly, Esquire
     fax:  (617) 973-9748


     If to CSB, to it at:

     Commerce Security Bank
     1545 River Park Drive, Suite 200
     Sacramento, CA  95815
     Attention:   L.R. Connelly, President
     fax: (916) 922-4472

     with a copy to:

     Fried, Bird & Crumpacker
     10100 Santa Monica Boulevard
     Los Angeles, CA 90067
     Attention:   David M. Schachter, Esq.
     fax: (310) 556-4487

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     8.4 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the Parties with respect to the subject matter hereof. No knowledge gained by either Party through any diligence review of the other Party or otherwise and which is not currently set forth on any Schedule hereto shall be deemed to be included on any of the Schedules to this Agreement for purposes of determining the accuracy of such Schedules.

     8.5 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements contained herein or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except (a) the confidentiality provisions of Section 4.5, and
(b) those covenants and agreements that by their express terms apply in whole or in part to periods after the Effective Time.

                                  ANNEX 1 - 80

     8.6 Benefits; Binding Effect; Assignment and Designation. This Agreement shall be for the benefit of and binding upon the Parties, their respective successors and, where applicable, assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party; provided, however, that
(a) SDN shall designate the entity that shall be Holdco, and (b) CSB shall not unreasonably withhold its consent to any assignment by SDN to any entity controlling or controlled by SDN as of the time of assignment. Notwithstanding such designation of Holdco by SDN or any other assignment or delegation of any Party's rights, interests or obligations, each Party shall nonetheless remain responsible for the performance of all of its obligations provided hereunder.

     8.7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     8.8 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     8.9 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on the assumption of their being valid under applicable Law. In the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted; provided, however, that if any provision is declared to be unenforceable because it is determined to be overbroad, then, to the extent possible, such provision shall be modified to the minimum extent necessary to render such provision enforceable.

     8.10 Counterparts. This Agreement may be executed in any number of counterparts and by the several Parties in separate counterparts, each of which shall be deemed to be one and the same instrument.

     8.11 Remedies Cumulative. Except where a remedy is expressly stated to be exclusive (including, where applicable, the Termination Fee provided under Section 7.1, the liquidated damages provided under Section 7.2 and Section 7.3, and the Expense reimbursement provided under Section 7.4, in each case to the extent paid in compliance with such Sections), no remedy made available by any of the provisions of this Agreement is intended to be exclusive

                                  ANNEX 1 - 81
of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

     8.12 Applicable Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES AND THE INTERNAL LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ALL QUESTIONS CONCERNING THE VALIDITY AND CONSTRUCTION THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF SAID STATE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY'S SUCCESSORS AND PERMITTED ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     8.13 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.



         [The rest of this page is intentionally left blank.]

                                  ANNEX 1 - 82

IN WITNESS WHEREOF, the Parties have each executed and delivered this Agreement as of the day and year first above written.


                              SDN BANCORP, INC.
ATTEST:


Illegible                     By: /s/ Robert P. Keller
- -------------------              -------------------------------
Secretary                         Robert P. Keller, President &
                                  Chief Executive Officer




                              COMMERCE SECURITY BANK



                              By: /s/ Peter H. Paulsen
                                 -------------------------------
ATTEST:                          Peter H. Paulsen, Chairman


Illegible                     By: /s/ L.R. Connelly
                                 -------------------------------
                                 L.R. Connelly, President &
                                   Chief Executive Officer

                                 ANNEX 1 - 83

                     ACCEPTANCE AND RATIFICATION
                              BY HOLDCO

     The undersigned ("Holdco") has caused this Agreement to be executed and delivered by its officers thereunto duly authorized, under seal, on ______________, 1996, and thereby ratifies, joins in and becomes a Party to this Agreement and agrees to be bound by all the provisions hereof.



                              -------------------------------
                              Name of Holdco



                              By:
                                 ----------------------------
                                 Name:
                                 Title:

                                 ANNEX 1 - 84

                            Exhibit 1.1-A


     The Exchange Ratio under the Agreement and Plan of Reorganization, of which this Exhibit 1.1-A is a part, and the amount of Holdco Common Stock into which shares CSB Common Stock will be converted under the Agreement, shall be calculated in accordance with the following methodology (capitalized terms not defined herein having the meanings ascribed those terms in Section 1.1):

 A.  CALCULATION OF AGGREGATE CSB INTEREST IN HOLDING COMPANY

     The number of shares to be issued to CSB Shareholders shall be calculated based upon the following formula, where

             A   =   CSB's Book Value per CSB's Final Financial
                     Statements (i.e., without giving any effect to the Valuation Adjustment);

             B   =   SDN/Liberty Pro-Forma Book Value as of December 31,
                     1995 determined in the manner set forth on Part C of this Exhibit 1.1-A;

             C   =   the gross amount of the Capital Contribution;

             D   =   Holdco Pro-Forma Book Value as of December 31, 1995,
                     determined in the manner set forth on Part C of this
                     Exhibit 1.1-A (i.e., being equal to
                     ([A - VA] x 40%) + B + C);

             VA  =   the Valuation Adjustment, if any; and

             X   =   equals the aggregate amount of Holdco Common Stock
                     that CSB Shareholders can receive in the Reorganization, inclusive of shares in the Stock
                     Escrow Deposit (if applicable), expressed as a percentage of the pro forma shares of Holdco Common
                     Stock outstanding upon consummation of the Reorganization.


                      (A x 40%) - (VA x 40%)         =   X
                     -----------------------
                                D


                            (A - VA) x  40%          =   X
                     ------------------------
                     ([A - VA] x 40%) + B + C

                                ANNEX I - 85

B.  CALCULATION OF EXCHANGE RATIO

    (i) The Exchange Ratio at which the agreed-upon portion of CSB Common Stock (i.e., 344,584 shares, or 40% of the shares of CSB common stock outstanding) will be converted into Stock Consideration shall be calculated based upon the following formula, where


         E   =   the "Exchange Ratio" (i.e., the number of shares of
                 Holdco Common Stock into which each share of CSB
                 Common Stock that is to be converted into Stock
                 Consideration is so converted), rounded to the nearest thousandth;

         X   =   equals the aggregate amount (determined pursuant to
                 subsection (i) above) of Holdco Common Stock that CSB Shareholders can receive in the Reorganization, inclusive of shares in the Stock Escrow Deposit (if applicable), expressed as a percentage of the pro forma shares of Holdco Common Stock outstanding upon consummation of the Reorganization;

         Y   =   equals the pro forma number of shares of SDN Common
                 Stock outstanding as of December 31, 1995, giving effect to the Liberty acquisition and the Capital
                 Contribution (assuming a one-for-one exchange of SDN
                 Common Stock for Holdco Common Stock in the SDN
                 Merger); and

         Z   =   344,584 (i.e., 40%, rounded to the nearest share, of
                 the 861,460 shares of CSB Common Stock outstanding).


                              (        Y      )
                              (---------------) - Y
                              (     100%-X%   )
                          ------------------------    = E
                                       Z


    (ii) The foregoing formula and the variables contained therein shall be computed and applied consistent with the illustrations contained in Parts C, D and E of this Exhibit 1.1-A.

                                 ANNEX I - 86

C.  PRO FORMA CONDENSED STATEMENT OF CONDITION FOR HOLDCO

    See attached Unaudited Pro Forma Consolidating Statement of Condition for New Holding Company and Subsidiaries, with schedule of assumptions.


D.  SUPPORTING SCHEDULES

    See attached Unaudited Pro Forma Statements of Condition for Liberty and CSB, each with schedule of assumptions, supporting Unaudited Pro Forma Consolidating Statement of Condition for New Holding Company and Subsidiaries.


E.  ILLUSTRATION OF CSB OWNERSHIP; PRO FORMA CAPITAL RATIOS

    See attached Examples of Calculation of CSB Ownership In Holding Company and Resultant Capital Levels (Pro Forma).

                                 ANNEX I - 86

                            NEW HOLDING COMPANY AND SUBSIDIARIES
                  Unaudited Pro Forma Consolidating Statement of Condition
                                   Part C of Exhibit 1.1-A
                                   (dollars in thousands)


                                                      Capital
                                                     Injection
                                                        and       Adjusted
                                  SDNB      SDN      Acquistion     LNB      Eliminating
                                12/31/95  12/31/95     of LNB     12/31/95    Entries
                                --------  --------   ----------   --------   -----------
ASSETS
Cash and due from banks         $ 4,431   $  278     $   723      $  6,742   $    (80)
Federal funds sold                2,300                              7,150
Securities                        7,009                             34,754
Investment in subsidiary                   3,832       8,319                  (12,151)
Loans, net                       38,977                             88,930
Less: allowance for loan loss       639                              1,841
Premises and equipment, net         597                              1,226
Goodwill/intangibles                                   4,508
Other assets                      2,944       88                     3,966
                                -------   ------     -------      --------   --------
   Total assets                 $55,619   $4,198     $13,550      $140,927   $(12,231)
                                =======   ======     =======      ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Non-interest bearing deposits $13,525                           $ 22,419   $    (80)
  Interest bearing deposits      37,986                            108,461
                                -------   ------     -------      --------   --------
     Total deposits              51,511                            130,880        (80)

Accrued interest payable
 and other liabilities              276      657                     1,728
                                -------   ------     -------      --------   --------
     Total liabilities           51,787      657                   132,608        (80)
Common stock                      1,581        9          34         2,636     (4,217)
Additional paid-in capital        5,537    7,593      13,516         3,284     (8,821)
Retained earnings(deficit)       (3,286)  (4,061)                    2,339        887
                                -------   ------     -------      --------   --------
     Total shareholders'
        equity                    3,832    3,541      13,550         8,319    (12,151)
                                -------   ------     -------      --------   --------
      Total liabilities and
        shareholders'
         equity                 $55,619   $4,198     $13,550      $140,927   $(12,231)
                                =======   ======     =======      ========   ========


                            NEW HOLDING COMPANY AND SUBSIDIARIES
                  Unaudited Pro Forma Consolidating Statement of Condition
                                   Part C of Exhibit 1.1-A
                                   (dollars in thousands)

                                                      Capital
                                                     Injection
                                                        and       Adjusted
                                  SDNB      SDN      Acquistion      LNB     Eliminting
                                12/31/95  12/31/95     of LNB     12/31/95    Entries
                                --------  --------   ----------   --------   ----------
MEMORANDUM

Average Assets                    57,155                           142,860
Risk Weighted Assets              40,831                            97,745
Tier 1 capital                     3,832   3,541       9,042         8,100    (12,151)
Tier 2 capital                       510     657                     1,219

Tier 1/RWA                           9.4%                8.3%
Tier 1&2/RWA                        10.6%                9.5%
Leverage ratio                       6.7%                5.7%


                            NEW HOLDING COMPANY AND SUBSIDIARIES
                  Unaudited Pro Forma Consolidating Statement of Condition
                                   Part C of Exhibit 1.1-A
                                   (dollars in thousands)


                                                         LNB/SDN
                                             Capital       Post
                                            Injection     Capital                                        SDN/LNB/
                                 LNB/SDN   Anticipation  Injection  Adjusted                             and CSB
                                Combined     of CSB      Combined     CSB     Acquisition   Eliminating  Combined
                                12/31/95    Acquistion   12/31/95   12/31/95    of CSB        Entries    12/31/95
                                --------   ------------  ---------  --------  -----------   -----------  --------
ASSETS
Cash and due from banks         $ 12,094     $11,138     $ 23,232   $  9,481   $(11,138)                 $ 21,575
Federal funds sold                 9,450                    9,450     24,000                               33,450
Securities                        41,763                   41,763     18,028                               59,791
Investment in subsidiary                                                       $(2,295)      (12,295)
Loans, net                       127,907                  127,907    135,168                              263,075
Less: allowance for loan loss      2,480                    2,480      2,396                                4,876
Premises and equipment, net        1,823                    1,823      2,431                                4,254
Goodwill/intangibles               4,508                    4,508                 5,384                     9,892
Other assets                       6,998                    6.998     22,697                               29,965
                                --------     -------     --------   --------   --------                  --------
Total assets                    $202,063     $11,138     $213,201   $209,679   $ (5,754)                 $417,126
                                ========     =======     ========   ========   ========                  ========

LIABILITIES AND
 SHAREHOLDERS'
  EQUITY
Deposits:
  Non-interest bearing          $ 35,864                 $ 35,864   $ 69,326                             $105,190
  Interest bearing               146,447                  146,447    122,329                              268,776
                                --------     -------     --------   --------   --------     --------
     Total deposits              182,311                  182,311    191,655                              373,966
Accrued interest payable
 and other liabilities             2,661                    2,661      5,729                                8,390
                                --------     -------     --------   --------   --------     --------     --------
     Total liabilities           184,972                  184,972    197,384                              382,356
Common stock                          43          28           71      2,623                  (2,606)          88
Additional paid-in capital        21,109      11,110       32,219        788      5,736                    38,743
Retained earnings(deficit)        (4,061)                  (4,061)     8,884                  (8,884)      (4,061)
                                --------     -------     --------   --------   --------     --------     --------
     Total shareholders'
        equity                    17,091      11,138       28,229     12,295     (5,754)                   34,770
                                --------     -------     --------   --------   --------     --------     --------
      Total liabilities and
        shareholders'
         equity                 $202,063     $11,138     $213,201   $209,679   $ (5,754)                 $417,126
                                ========     =======     ========   ========   ========     ========     ========


                            NEW HOLDING COMPANY AND SUBSIDIARIES
                  Unaudited Pro Forma Consolidating Statement of Condition
                                   Part C of Exhibit 1.1-A
                                   (dollars in thousands)


                                                           LNB/SDN
                                             Capital        Post
                                            Injection      Capital                                          SDN/LNB/
                                 LNB/SDN   Anticipation   Injection   Adjusted                              and CSB
                                Combined     of CSB       Combined      CSB      Acquisition   Eliminating  Combined
                                12/31/95   Acquisition    12/31/95    12/31/95     of CSB        Entries    12/31/95
                                --------   ------------   --------    --------   -----------   -----------  --------
MEMORANDUM

Average Assets                  200,015                    200,015     198,387                               398,402
Risk Weighted Assets            138,576                    138,576     139,299                               277,875
Tier 1 capital                   12,364    11,138           23,502      12,295     (11,138)                   24,659
Tier 2 capital                    2,386                      2,386       1,745                                 4,131

Tier 1/RWA                          8.9%                      17.0%        8.8%                                 8.9%
Tier 1&2/RWA                       10.6%                      18.7%       10.1%                                10.4%
Leverage ratio                      6.2%                      11.8%        6.2%                                 6.2%

                                    LIBERTY NATIONAL BANK
                         Unaudited Pro Forma Statement of Condition
                                   Part D of Exhibit 1.1-A
                                   (dollars in thousands)

                                                                     Adjusted
                                     LNB   Closing      Partial       LNB
                                12/31/95  Adjustments   Redemption  12/31/95
                                --------  -----------   ----------  ---------
ASSETS
Cash and due from banks         $  7,874  $ (1,132)     $     -        $6,742
Federal funds sold                 9,350                  (2,200)       7,150
Securities                        34,754                               34,754
Loans, net                        88,930                               88,930
Less: allowance for loan loss     (1,686)     (155)                    (1,841)
Premises and equipment, net        1,226                                1,226
Other assets                       3,652       314                      3,966
                                --------  --------       --------   ---------
Total assets                    $144,100     $(973)      ($2,200)    $140,927
                                ========  ========       ========    ========


LIABILITIES AND SHAREHOLDERS' EQUITY

  Non-interest bearing deposits  $22,419                              $22,419
  Interest bearing deposits      108,461                              108,461
                                --------  --------       --------    --------
     Total deposits              130,880                              130,880

Accrued interest payable
 and other liabilities             1,728                                1,728
                                --------  --------       --------    --------
     Total liabilities           132,608                              132,608
Common stock                       3,260                    (624)       2,636
Additional paid-in capital         4,062                    (778)       3,284
Retained earnings(deficit)         4,170      (973)         (798)       2,339

                                --------  --------       --------    --------
     Total shareholders'
        equity                    11,492      (973)       (2,200)       8,319
                                --------  --------       --------    --------
      Total liabilities and
        shareholders'
         equity                 $144,100    $ (973)      $(2,200)    $140,927
                                ========  ========       ========    ========

MEMORANDUM

Average Assets                   142,860                              142,860
Risk Weighted Assets              97,871                    (440)      97,745
Tier 1 capital                    11,273       314        (2,220)       8,100
Tier 2 capital                     1,229      (973)          (10)       1,219

Tier 1/RWA                         11.5%                                 8.3%
Tier 1&2/RWA                       12.8%                                 9.5%
Leverage ratio                      7.9%                                 5.7%



                                Annex  1 - 89

LIBERTY NATIONAL BANK
Unaudited Pro Forma Balance Sheet
Assumptions

1)        Closing Entries - closing expenses

          Cancellation of 121,676 options,
          assuming $14.80 closing price with
          average exercise price at $9.4857          646,618

          Management bonuses and separation pay      437,816

          Termination of and mark to market of
          office leases                              206,710

          Increase allowance for loan loss           155,100

          OREO writedowns                             50,000

          Legal and accounting fees                   48,000

          Total closing expenses                   1,544,244

          Tax benefit at 42%                        (648,582)

          Net effect to capital                      895,662

2)        Closing entries - asset writedowns

          State deferred tax asset writedown
          50% of $154,786 asset at 12/31/95           77,393


                                Annex  1 - 90

                                   COMMERCE SECURITY BANK
                         Unaudited Pro Forma Statement of Condition
                                   Part D of Exhibit 1.1-A
                                   (dollars in thousands)

                                                                   Adjusted
                                     CSB   Closing   Partial         CSB
                                12/31/95  Adjustment  Redemption   12/31/95
                                --------  ----------  ----------   ----------
ASSETS
Cash and due from banks           $9,481              $        -       $9,481
Federal funds sold                28,000                  (4,000)      24,000
Securities                        18,028                               18,028
Loans, net                       135,168                              135,168
Less: allowance for loan loss      2,396                                2,396
Premises and equipment, net        2,431                                2,431
Other assets                      22,635       332                     22,967
                                --------  --------      --------     --------
Total assets                    $213,347      $332       ($4,000)    $209,679
                                ========  ========       ========    ========


LIABILITIES AND SHAREHOLDERS' EQUITY

  Non-interest bearing deposits  $69,326                              $69,326
  Interest bearing deposits      122,329                              122,329
                                --------  --------       --------    --------
    Total deposits               191,655                              191,655

Accrued interest payable
 and other liabilities             4,939       790                      5,729
                                --------  --------       --------    --------
     Total liabilities           196,655       790                    197,384

Common stock                       3,446                    (624)       2,623
Additional paid-in capital         1,035                    (778)         788
Accumulated earnings              12,272      (458)         (798)       8,884
                                --------  --------      --------     --------

     Total shareholders'
        equity                    16,753      (458)       (4,000)      12,295
                                --------  --------       --------    --------
      Total liabilities and
        shareholders'
         equity                 $213,347      $332       $(4,000)    $209,679
                                ========  ========       ========    ========

MEMORANDUM

Average Assets                   198,387                              198,387
Risk Weighted Assets             139,767      332           (800)     139,299
Tier 1 capital                    16,753     (458)        (4,000)      12,295
Tier 2 capital                     1,755                     (10)       1,745

Tier 1/RWA                         12.0%                                 8.8%
Tier 1&2/RWA                       13.2%                                10.1%
Leverage ratio                      8.4%                                 6.2%


                                Annex  1 -91

COMMERCE SECURITY BANK
Unaudited Pro Forma Balance Sheet
Assumptions

1)        Closing Entries - closing expenses

          Investment banking fees @3% of
          deal value                              641,370

          Legal and accounting fees               150,000

          Total closing expenses                  791,370

          Tax benefit at 42%                     (332,375)

          Net effect to capital                   458,995
















                                  ANNEX 1 - 92

NEW HOLDING COMPANY AND SUBSIDIARIES
Unaudited Pro Forma Balance Sheet
Assumptions

                         Purchase of LNB
- -----------------------------------------------------------------------
1)        Purchase price of LNB

          978,160 shares at $14.80                   14,477
          Transaction costs capitalized                 250
          Investment banker fees-stock/cash             300
                                                  ---------
                                                     15,027

2)        Goodwill generated by transaction

          LNB Equity before closing adjustments      11,492
          Closing adjustments                          (973)
                                                  ---------
          LNB equity after closing                   10,519
                                                  ---------
          Goodwill                                    4,508

3)        Funding of transaction

          Partial redemption by LNB                   2,200
          Capital Contribution by DCG                13,400
          Stock issued to Carpenter & Co                150
                                                  ---------
                                                     15,750


                         Purchase of CSB
- ----------------------------------------------------------------------
1)        Purchase price of CSB
          Book value 12/31/95                        16,753

          60% Cash @ 1.5x Adj BV                     15,078
          Valuation adjustment (400x60%)               (240)
                                                 ----------
                                                     14,838

          40% Stock at Adj BV                         6,701
          Valuation adjustment(400x40%)                (160)
                                                 ----------
                                                      6,541

          Transaction costs capitalized                 300
                                                 ----------
                                                     21,679

2)        Goodwill generated by transaction

          CSB Equity before closing adjustments      16,753
          Closing adjustments                          (458)
                                                 ----------
          CSB equity after closing adjustments       16,295
                                                 ----------
          Goodwill                                    5,384

3)        Funding of transaction

          Partial redemption by CSB                   4,000
          Capital contribution by DCG                11,138
          Stock issued to CSB shareholders            6,541
                                                 ----------
                                                     21,679

NOTE: In accordance with GAAP, the LNB and CSB transactions will require "push-down" accounting of the purchase price with adjustment to goodwill for the fair value of the assets and liabilities. The pro forma statements of condition do not reflect this accounting treatment, and on a consolidated basis, will not have a material effect.

                                Annex  1 - 93

PART E OF EXHIBIT 1.1A
EXAMPLES OF CALCULATION OF CSB OWNERSHIP IN HOLDING COMPANY
AND RESULTANT CAPITAL LEVELS


                                Annex  1 - 94

                              SDN BANCORP, INC AND SUBSIDIARIES
                   Unaudited Pro Forma Consolidated Statement of Condition
                                        Exhibit 1.1-B
                                   (dollars in thousands)


                                                             Combined
                                                             12/31/95
                                                           -----------
          ASSETS
          Cash and due from banks                             $12,094
          Federal funds sold                                    9,450
          Securities                                           41,763
          Loans, net                                          127,907
          Less: allowance for loan loss                         2,480
          Premises and equipment, net                           1,823
          Goodwill/intangibles                                  4,508
          Other assets                                          6,998
                                                           -----------
                         Total assets                        $202,063
                                                              =======
          LIABILITIES AND SHAREHOLDERS' EQUITY
            Non-interest bearing deposits                     $35,864
            Interest bearing deposits                         146,447
                                                           -----------
               Total deposits                                 182,311

          Accrued interest payable
           and other liabilities                                2,661
                                                           -----------
               Total liabilities                              184,972

          Common stock                                             43
          Additional paid-in capital                           21,109
          Retained earnings(deficit)                           (4,061)
                                                           -----------
               Total shareholders' equity                      17,091
                                                           -----------
                Total liabilities and shareholders' equity   $202,063
                                                              =======

                                Annex  1 - 95

                               Exhibit 1.1-C


     As used in this Agreement and Plan or Reorganization, of which this
Exhibit 1.1-C is a part, the Valuation Adjustment shall equal an amount computed in accordance with the following provisions (capitalized terms not defined herein having the meanings ascribed to those terms in Section 1.1):

(a)  Definitions

           (i)   "Valuation Debits" shall mean each of the following:

             (w) all expenses incurred by CSB during the Valuation Period in connection with the following (each, a "Lawsuit", and collectively, the "Specified Lawsuits"):

                 (1) Martha E. Junco v. Commerce Security Bank; Tom Ruemmler
                     (Sacramento County Superior Court Case No. 541252) (the "Junco Lawsuit");

                 (2) Commerce Security Bank v. Thomas R. Ruemmler
                     (Sacramento County Superior Court
                     Case No. 538499 - T.R.O.);

                 (3) Commerce Security Bank vs. Thomas R. Ruemmler, et al.
                    (including related cross action) (San Joaquin County
                     Superior Court Case No. 273702) (collectively with
                     the Lawsuit identified in clause 2 above, the "Ruemmler Lawsuits"); and

                 (4) Priest, Russell, Garcia v. Commerce Security Bank,
                     Crothers, et al. (San Joaquin County Superior Court Case No. 285881) (the "Russell Lawsuit").

             (x) the amount of any judgment or settlement payment (including any adverse party's attorneys' fees and/or costs) ordered or agreed to be paid by CSB in either the Ruemmler Lawsuits or the Russell Lawsuit, the amount of any judgment or settlement payment (including the plaintiff's attorneys' fees and/or costs) actually paid by CSB in the Junco Lawsuit in excess of the amount accrued therefor on the books of CSB as of December 31, 1995, and the amount of any accrual made on the books of CSB on account of any Lawsuit in excess of any amount accrued on the books of CSB for that Lawsuit as of December 31, 1995;

                                  Annex  1 - 96

             (y) the amount of any loss, including, for purposes of this
                 Exhibit 1.1-C, Out-of-Pocket Costs, incurred by CSB upon any Resolution (as defined below) of the CIP Southgate property prior to the Valuation Date, in excess of specific reserves, if any, therefor on the books of CSB as of December 31, 1995, and/or the amount of any charge-off taken with regard to such property during the Valuation Period;

             (z) any payment by CSB to the VA or any holder or servicer of any
                 Enumerated VA Loan (as hereinafter defined) with regard to any Enumerated VA Loan during the Valuation Period, any reserve established or reserve adjustment made (or required to be established or made under GAAP) upon any repurchase of any Enumerated VA Loan by CSB during the Valuation Period, and any loss (including, for purposes of this Exhibit 1.1-C, Out-of-Pocket Costs) incurred by CSB following any repurchase of an Enumerated VA Loan in excess of reserves already debited pursuant to the immediately preceding clause (as used herein the "Enumerated VA Loans" shall consist of, and only of, the Ervin, Roberson, Scott, Torres and Ramey loans identified on the audit report dated on or about January 18, 1996 prepared by the Department of Veterans' Affairs (the "VA")).


          (ii) "Valuation Credits" shall mean each of the following that is realized (in accordance with GAAP) during the Valuation Period:

             (x) the amount of any reversal (made in accordance with GAAP) of
                 CSB's prior accrual for the Junco Lawsuit, as such accrual existed on the books of CSB as of December 31, 1995;

             (y) the amount of any gain (net of Out-of-Pocket Costs) on sales during the Valuation Period of (A) Other Real Estate Owned ("OREO") that was held as such by CSB as of December 31, 1995, (B) the Sierra Meadows property and (C) the CIP Southgate property (sale, for purposes of this Exhibit 1.1-C, being deemed to include sale transactions in escrow as of the Valuation Date as to which transaction there remain no significant conditions to the buyer's obligations and the buyer has placed in escrow a non-refundable deposit in an amount equal to 2.5% of the purchase price or such greater amount as SDN and CSB may mutually agree is reasonable under the circumstances); and

             (z) the amount, if any, of recoveries (net of legal and related expenses paid to third parties and directly attributable to seeking such recovery) realized during the Valuation Period with regard to loans and leases fully

                                  Annex  1 - 97
                 charged off by CSB on or before December 31, 1995, and with regard to the charged-off portions of loans and leases partially charged off by CSB on or before December 31, 1995.

         (iii) "Valuation Period" shall mean the period from January 1, 1996 through the Valuation Date, inclusive.


         (iv) "Valuation Date" shall mean the fifth Business Day prior to the Closing, with all measurements being made at the close of business on such date.


         (v)   "Resolved" shall mean:

             (w) in the case of the CIP Southgate or Sierra Meadows properties and all OREO, sold or otherwise disposed of in a manner such that, as of the Valuation Date, such real property is not recorded as an asset on CSB's balance sheet;

             (x) with regard to any Lawsuit, either entry of a judgment which has become final with no appeal perfected or the execution and delivery of a settlement agreement binding on and resolving all claims of all parties to such Lawsuit; and

             (y) with regard to any Enumerated VA Loan, either (A) repayment in full of such loan, (B) foreclosure on and sale of the collateral securing such loan, or (C) receipt by CSB of written notice from the VA that the VA no longer seeks indemnity from CSB with regard to such loan, without any repurchase of such loan by CSB or any undertaking by CSB to indemnify or reimburse in any way the current holder of such loan or any other person in connection therewith.


         (vi) "Out-of-Pocket Costs" shall mean each of the following amounts that become payable (or in the case of sales pending at the Valuation Date, that are anticipated to become payable) to third parties by CSB in connection with the referenced property or the disposition thereof (except to the extent recognized by CSB on or before December 31, 1995):
                brokers' fees and expenses; property
                taxes that were past-due as of January 1, 1996; recording fees, deed stamps or similar payments; and capital expenditures relating to repairing the property or preparing the property for sale.

                                  Annex  1 - 98

(b)  Calculations

     1.  Asset/Liability Valuation Adjustment:

           (i) The Asset/Liability Valuation Adjustment shall equal (x) $400,000 minus (y) the sum of all Valuation Credits; provided, however, that the Asset/Liability Valuation Adjustment shall not be less than zero.

          (ii) Notwithstanding the foregoing subparagraph (i), prior to the Valuation Date CSB shall have the right, in CSB's sole discretion, to request a reduction in the Asset/Liability Valuation Adjustment, based on CSB's judgement that the Asset/Liability Valuation Adjustment is overstated for the net risk then inherent in (x) the matters described in the definition of Valuation Debits, taking into account
                 Valuation Debits incurred during the Valuation Period and any additional loss or expense that reasonably can be expected to be incurred after the Valuation Date with respect to any such matter that is not Resolved as of the Valuation Date, and (y) the Sierra Meadows property (if a sale of the latter has not been consummated as of the Valuation Date on economic terms which are substantially the same as, or more favorable to, CSB than those of the sale transaction now pending). Upon such request, SDN agrees to discuss such a reduction; provided, however, that the decision as to whether or not to reduce the Asset/Liability Valuation Adjustment calculated in accordance with the terms this Exhibit 1.1-C shall be SDN's in its sole and absolute discretion.

         (iii) CSB having represented to SDN that the Sierra Meadows property (having a carry value of approximately $2.9 million) is in escrow and under a binding purchase and sale agreement to be sold for a sale price that will result in no net loss to CSB (taking into account Out-of-Pocket Costs not recognized on or before December 31, 1995), SDN and CSB have not sought to reflect any risk associated with Sierra Meadows in the Asset/Liability Valuation Adjustment. In the event that CSB is unable to complete a sale of Sierra Meadows on or before the Valuation Date on economic terms which are substantially the same as or more favorable to CSB than those of the sale transaction now pending, and no agreement for such a sale is then in effect, SDN shall have the right, in SDN's sole discretion, to request an increase in the amount of the Asset/Liability Valuation Adjustment as otherwise calculated in accordance with this Exhibit 1.1-C in order to reflect the additional risk to SDN and CSB that, as a consequence of the failure to complete such sale, CSB may not be able to realize its net carrying value for Sierra Meadows. Upon any such request under this subparagraph (iii), CSB agrees to discuss such whether or not the base Asset/Liability Valuation Adjustment should be increased; provided, however, that the decision as to whether or not to increase the

                                  Annex  1 - 99

                 Asset/Liability Valuation Adjustment shall be
                 CSB's in its sole and absolute discretion.


     2.  SAIF Recapitalization Adjustment

          (i) If SAIF Recapitalization Legislation has been enacted or adopted prior to the Closing, the SAIF Recapitalization Adjustment shall be a dollar amount, not to exceed $575,000, equal to 57.5% multiplied by the present value, as estimated by SDN in good faith using a 10% discount rate, of the cost that CSB will incur as a result of such SAIF Recapitalization Legislation, net of the tax benefit, if any, related to such expense calculated in accordance with GAAP using the effective combined Federal and state tax rate projected for Holdco for the first full fiscal quarter year following the Closing Date as estimated by SDN's independent public accountants.
         (ii) If SAIF Recapitalization Legislation has not been enacted or adopted prior to the Closing, the SAIF Recapitalization Adjustment shall equal zero.


     3.  Valuation Adjustment

         The Valuation Adjustment shall equal the sum of the Asset/Liability Valuation Adjustment plus the SAIF Recapitalization Adjustment.

                                Annex  1 - 100

                              Exhibit 2.11-A

                             ESCROW AGREEMENT

     THIS ESCROW AGREEMENT, dated as of                   , 1996 (the
"Agreement"), is by and between                        , a Delaware
corporation (the "Company"), and Liberty National Bank, a national banking association organized under the laws of the United States (the "Escrow Agent").

     WHEREAS, the Company is a party to that certain Agreement and Plan of
Reorganization, dated as of April     , 1996 (the "Reorganization
Agreement"), by and among the Company, SDN Bancorp, Inc. and Commerce Security Bank ("CSB");

     WHEREAS, pursuant to the Reorganization Agreement, the Company has agreed to acquire CSB through the merger (the "CSB Merger") of CSB Merger Sub (as defined in the Reorganization Agreement) with and into CSB, in consideration of which CSB Merger the shareholders of record (the "CSB Shareholders") of the issued and outstanding shares of CSB common stock as of the effective time of the CSB Merger (the "Effective Time") will receive either Cash Consideration or Stock Consideration or a combination of Cash Consideration and Stock Consideration (each as defined in the Reorganization Agreement);

     WHEREAS, in order to mitigate the potential adverse effect on the Company's consolidated financial condition and operating results that may result from the enactment of SAIF Recapitalization Legislation (as hereinafter defined), the Reorganization Agreement provides that $345,000 (the "Cash Escrow Deposit") of the funds that would otherwise constitute Cash
Consideration and [              ] shares of Company Common Stock (the "Stock
Escrow Deposit") shall be held in escrow by the Escrow Agent to be distributed after the Effective Time in accordance with this Agreement; and

     WHEREAS, the Escrow Agent has agreed to serve as escrow agent for such purpose;

     NOW, THEREFORE, in consideration of the mutual premises contained herein, the Company and the Escrow Agent agree as follows:

                                 ARTICLE I
                    DEFINITIONS; RULES OF CONSTRUCTION

     1.1 Definitions. Capitalized terms contained in this Agreement shall have the meanings set forth in this Section 1.1:

     "Acceleration Event" means the occurrence of either of the following events:

     (a) the enactment of any law by the United States Congress, or the adoption of any final regulation by a federal Governmental Entity, that would permit the Company to cause CSB or any other subsidiary to transfer or convert the SAIF Insured Deposits to a BIF-insured depository institution without the Company, CSB, such other depository institution or any of


                                ANNEX 1 - 101
their affiliates incurring any actual or contingent obligation to SAIF or BIF in connection therewith, whether in the form of a special assessment, such as an exit or entrance fee, the imposition of a higher premium rate for BIF insurance or otherwise; provided, however, that in the reasonable judgment of the Company (i) the effectiveness of such legislation or regulation is not in doubt as a result of pending judicial or regulatory action and (ii) the administrative, legal, accounting and other expense of effecting such a transfer or conversion would not be material to the Company; or

     (b)  there is a Change in Control of the Company.

     "After-Tax Cost" means the Company's good faith estimate of the present value, calculated as of the Determination Date using a 10.0% discount rate, of the cost that the Company will incur, solely in connection with the SAIF Insured Deposits, as a result of SAIF Recapitalization Legislation, net of the tax benefit, if any, related to such expense calculated in accordance with GAAP using the Company's effective combined Federal and state tax rate as of the end of the fiscal quarter next preceding the Determination Date.

     "Agreement" means this Escrow Agreement, as amended from time to time in accordance with Section 8.3 of this Agreement.

     "Bank Regulator" means any Federal or state Governmental Entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

     "Book Value" means, with respect to the Common Stock, the book value per share of the Common Stock as of the end of the fiscal quarter next preceding the relevant measurement date, which Book Value shall be calculated in accordance with GAAP except that the number of shares of Common Stock outstanding as of such balance sheet date shall be deemed to include the number of shares of Common Stock to be distributed to the Stock Right Holders in accordance with the terms of this Agreement.

     "BIF" means the Bank Insurance Fund established pursuant to the Federal Deposit Insurance Act (12 U.S.C. sec 1811 et seq.) and administered by the FDIC or any successor deposit insurance fund.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks in Los Angeles, California are not required by law to be closed.

     "Cash Escrow Deposit" means the $345,000 deposited by the Company with the Escrow Agent contemporaneously with the execution of this Agreement.

     "Cash Escrow Fund" means the Cash Escrow Deposit and the investment earnings thereon from the Effective Date through the Business Day next preceding the Notification Date, inclusive.

                                ANNEX 1 - 102

     "Cash Right Certificate" means the Certificate of Beneficial Interest in the Cash Escrow Fund, which Cash Right Certificate shall be in the form of
Exhibit 1.1-C to this Agreement.

     "Cash Right Holder" means a Holder registered on the books of the Escrow Agent of a Cash Right Certificate.

     "Certificates" means the Cash Right Certificates and the Stock Right Certificates.

     "Change in Control of the Company" means (a) a merger or consolidation, or any similar transaction, involving the Company, (b) a purchase, lease or other acquisition of assets of the Company and/or one or more subsidiaries of the Company, which assets represent all or a majority of the Company's assets on a consolidated basis, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) by a single
Person, or one or more affiliated Persons (other than Dartmouth Capital
Group, L.P. and its affiliates), of securities representing 50% or more of the voting power of the Company; provided, however, that in no event shall any merger, consolidation or acquisition of voting securities be deemed to constitute a change in control of the Company if (x) the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) a majority of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such transaction or (y) the directors of the Company immediately prior to the time that the Company enters into the definitive agreement providing for such transaction represent a majority of the directors of the Company or the surviving entity immediately after the consummation of such transaction.

     "Committee" means the three persons designated by CSB prior to the Effective Time and their respective successors, if any, designated by a majority of the then remaining Committee members.

     "Committee Representative" means the member of the Committee designated from time to time by Committee to receive, on behalf of the Committee, notices and other communication from the Company or the Escrow Agent, which designation shall be made pursuant to a written instrument delivered by the Committee to the Company and the Escrow Agent and shall be effective upon receipt.

     "Common Stock" means the common stock, $.01 par value per share, of the Company, or any other securities into which such shares of Common Stock may have been converted or exchanged.

     "Company" means [               ], a Delaware corporation.

     "CSB" means Commerce Security Bank, a party to the Reorganization Agreement and the CSB Merger.

                                ANNEX 1 - 103

     "CSB Merger" means the merger of CSB Merger Sub with and into CSB, as defined in the recitals to this Agreement.

     "CSB Merger Sub" means a wholly-owned subsidiary of the Company formed for the purpose of completing the CSB Merger.

     "CSB Shareholders" has the meaning set forth in the recitals to this Agreement.

     "Determination Date" means the date on which the Company sends written notice of the Company's calculations of the SAIF Allocations or the Imputed SAIF Allocations, as the case may be, to the Escrow Agent, with a copy to the Committee Representative, in accordance with Section 6.1 or Section 6.2 of this Agreement.

     "Effective Date" means the date on which the Effective Time of the CSB Merger occurs.

     "Effective Time" means the effective time of the CSB Merger.

     "Escrow Account" shall have the meaning set forth in Section 3.1 of this Agreement.

     "Escrow Agent" means Liberty National Bank, any successor thereto or any successor escrow agent appointed in accordance with the terms of this Agreement.

     "Escrow Assets" means collectively the Cash Escrow Fund and the Stock Escrow Fund.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "GAAP" means Generally Accepted Accounting Principles as in effect in the United States, consistently applied.

     "Governmental Entity" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law.

     "Holder" means a Cash Right Holder or Stock Right Holder.

     "Imputed SAIF Allocations" means collectively the Imputed SAIF Cash Component and the Imputed SAIF Stock Component.

                                ANNEX 1 - 104

     "Imputed SAIF Cash Component" means an amount calculated pursuant to the following formula, but in no event more than the value of the Cash Escrow Fund as of the Notification Date:

     C = [(.85% * D) * 60%] * 25.556%

     where

     C =  the Imputed SAIF Cash Component; and

     D = the amount of SAIF Insured Deposits as of the end of the month next preceding the Second Anniversary.

     "Imputed SAIF Stock Component" means an amount calculated pursuant to the following formula, but in no event more than the value of the Stock Escrow Fund as of the Notification Date:

     S = {[(.85% * D) * 60%] * 17.037%} divided by V

     where

     S = the Imputed SAIF Stock Component expressed as a number of shares of Common Stock, rounded to the nearest whole share;

     D = the amount of SAIF Insured Deposits as of the end of the month next preceding the Second Anniversary; and

     V = the greater of the Market Value or Book Value per share of the Common Stock as of the Second Anniversary.

     "Initial Holder" means a CSB Shareholder who receives a Certificate in connection with the CSB Merger.

     "Insured Deposits" means insured deposits within the meaning of the Federal Deposit Insurance Act (12 U.S.C. sec 1813(m)) or any successor provision and the applicable regulations promulgated thereunder.

     "Market Value" means, as it relates to the Common Stock or any other security or other non-cash asset in the Stock Escrow Fund on any given date,
(i) the mean of the high and low sales prices of such security for the twenty
(20) Business Days immediately preceding such date, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and published in the Wall Street Journal (or, if not so reported or published, as reported by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales for such period, the mean of the closing bid and asked prices for such

                                ANNEX 1 - 105
period as so reported; or (ii) if such security is listed on any domestic stock exchange, the mean of the high and low sales prices of Common Stock for the twenty (20) consecutive Business Days immediately preceding such date as reported by the Composite Tape of the New York Stock Exchange and published in the Wall Street Journal (or, if not so reported or published, as reported by the principal domestic stock exchange on which the security was traded during that period); or (iii) if neither of the foregoing clauses (i) and
(ii) applies, the Market Value of the Common Stock shall be deemed to be the Book Value of the Common Stock and the Market Value of any other security or non-cash asset shall be the fair market value thereof as determined in good faith by the Company's Board of Directors.

     "Notification Date" means the date on which the Escrow Agent sends written notice to of each Holder pursuant to Section 6.1, Section 6.2 or
Section 6.3 of this Agreement.

     "Officers' Certificate" means a certificate signed jointly by the Company's Chief Executive Officer and its Chief Financial Officer delivered to the Escrow Agent pursuant to Section 6.1 or Section 6.2 of this Agreement, which Officers' Certificate shall set forth the following information:

     (a)  the calculation of the After-Tax Cost, if applicable;

     (b) the calculation of the Market Value of the Common Stock and other non-cash assets, if any, in the Stock Escrow Fund;

     (c) the calculation of the SAIF Stock Component or the Imputed SAIF Stock Component, as the case may be; and

     (d) the calculation of the SAIF Cash Component or the Imputed SAIF Cash Component, as the case may be.

     "Person" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, Governmental Entity or political subdivision of any government.

     "Pro Rata Cash Distribution" means Cash Right Holder's share of the Cash Escrow Fund, which Pro Rata Cash Distribution shall be equal to such Holder's Pro Rata Cash Percentage multiplied by the amount of cash in the Cash Escrow Fund as of the Notification Date, after giving effect to the distribution of the SAIF Cash Allocation or Imputed SAIF Allocation, if any.

     "Pro Rata Distribution" means the Pro Rata Cash Distribution and/or the Pro Rata Stock Distribution, as the case may be.

                                ANNEX 1 - 106

     "Pro Rata Stock Distribution" means Stock Right Holder's share of the Stock Escrow Fund, which Pro Rata Stock Distribution shall be equal to such Holder's Pro Rata Stock Percentage multiplied by (a) the number of shares of Common Stock in the Stock Escrow Fund and (b) the amount of cash and non-cash assets, if any, in the Stock Escrow Fund, in each case as of the Notification Date and after giving effect to the distribution of the SAIF Stock Allocation or Imputed SAIF Allocation, if any, subject in each case to the treatment of fractional shares as provided in Section 6.6 of this Agreement.

     "Pro Rata Cash Percentage" means Cash Right Holder's share of the Cash Escrow Fund available for distribution to the Cash Right Holders, being a percentage rounded to the nearest thousandth equal to the quotient obtained by dividing (x) the amount of cash distributable directly to such Holder as Cash Consideration in connection with the CSB Merger by (y) the aggregate amount of Cash Consideration distributable to all Holders in connection with the CSB Merger.

     "Pro Rata Percentage" means the Pro Rata Cash Percentage and/or the Pro Rata Stock Percentage as the case may be.

     "Pro Rata Stock Percentage" means Stock Right Holder's share of the Stock Escrow Fund available for distribution to the Stock Right Holders, being a percentage rounded to the nearest thousandth equal to the quotient obtained by dividing (x) the number of shares of Common Stock distributable directly to such Holder as Stock Consideration in connection with the CSB Merger by
(y) the aggregate number of shares of Common Stock distributable to all Holders as Stock Consideration in connection with the CSB Merger.

     "Reorganization Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "SAIF" means the Savings Association Insurance Fund established pursuant to the Federal Deposit Insurance Act (12 U.S.C. sec 1811 et seq.) and administered by the Federal Deposit Insurance Corporation or any successor federal deposit insurance fund.

     "SAIF Allocations" means collectively the SAIF Cash Component and the SAIF Stock Component.

     "SAIF Cash Component" means 34.50% of the After-Tax Cost of the SAIF Recapitalization Legislation but in no event more than the amount of the Cash Escrow Fund as of the Notification Date.

     "SAIF Insured Deposits" means the Insured Deposits of CSB and the portion, if any, of the BIF Insured Deposits of any other depository institution controlled by the Company which are deemed to be SAIF Insured Deposits as a consequence of either the acquisition of shares of CSB by the Company or the Company's compliance with the last sentence of Section 2.11.1 of the Reorganization Agreement.

                                ANNEX 1 - 107

     "SAIF Recapitalization Legislation" means any law enacted by the United States government, or any final regulation adopted by any Federal Bank Regulator, that imposes one or more special assessments on depository institutions that have deposits insured by SAIF.

     "SAIF Stock Component" means an amount calculated pursuant to the following formula, but in no event more than the value of the Stock Escrow Fund as of the Notification Date.

     S = (A * 23.0%) divided by V

     where

     S = the SAIF Stock Component expressed as a number of shares of Common Stock, rounded to the nearest whole share;

     A =  the After-Tax Cost of the SAIF Recapitalization Legislation; and

     V = the greater of the Market Value or Book Value per share of the Common Stock as of the Determination Date.

     "Second Anniversary" means that date which is twenty-four (24) months after the Effective Date.

     "Stock Escrow Deposit" means the [            ] shares of Common Stock
deposited by the Company with the Escrow Agent contemporaneously with the execution of this Agreement.

     "Stock Escrow Fund" means the Stock Escrow Deposit and any other property later deposited with the Escrow Agent pursuant to this Escrow Agreement, including without limitation any cash or stock dividends paid on the shares of Common Stock comprising the Stock Escrow Deposit, any stock, securities or assets received with respect to or in exchange for such Common Stock including, without limitation, in connection with any reorganization, reclassification, stock split, consolidation, merger, sale, lease or other transfer.

     "Stock Right Certificate" means the Certificate of Beneficial Interest in the Stock Escrow Fund, which Stock Right Certificate shall be in the form of
Exhibit 1.1-S to this Agreement.

     "Stock Right Holder" means a Holder registered on the books of the Escrow Agent of a Stock Right Certificate.

     1.2 Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:

                                ANNEX 1 - 108

          1.2.1 Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its Subsidiaries taken as a whole.

          1.2.2. Whenever used in this Agreement, the word "including" shall be non-exclusive and shall mean "including without limitation."

          1.2.3. All references to Sections, Articles and Schedules shall, unless another agreement is expressly referenced, mean the applicable sections or articles of, or schedules to, this Agreement.

          1.2.4. The section titles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          1.2.5. The terms "herein", "hereunder", and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used.

          1.2.6. This Agreement is the joint product of the Company, CSB and the Escrow Agent and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against the Company, the Escrow Agent or the Holders.


                                ARTICLE II
                        DEPOSIT OF ESCROWED FUNDS;
                        APPOINTMENT OF ESCROW AGENT

         2.1 Deposits. Substantially contemporaneously with the execution hereof, the Company has deposited the Cash Escrow Deposit and the Stock Escrow Deposit with the Escrow Agent.

         2.2 Acceptance by Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Cash Escrow Deposit and the Stock Escrow Deposit and agrees to act as escrow agent as set forth herein, and as such escrow agent to receive, administer and distribute the Escrow Assets pursuant to the terms of this Agreement.


                                ARTICLE III
         MAINTENANCE OF AND BENEFICIAL INTEREST IN ESCROW ACCOUNT

         3.1 Establishment of Escrow Account. The Escrow Agent shall hold the Cash Escrow Fund, and the cash, if any, in the Stock Escrow Fund, in a single, interest bearing

                                ANNEX 1 - 109
account (the "Escrow Account"). From the Effective Date through the Business Day next preceding the Notification Date, inclusive, interest shall accrue daily on the Cash Escrow Fund at an annual rate equal to the posted rate then offered by the Escrow Agent on so-called jumbo certificates having a maturity of one (1) year, as such posted rate may be adjusted from time to time.

         3.2   Interest in Escrow Account Prior to Effective Time.   Until the
Effective Time, the Escrow Agent shall hold the Escrow Assets for the benefit of the Company. Upon receipt of written notice issued jointly by either the Company or SDN and CSB indicating that the CSB Merger has been abandoned or otherwise indicating that the Escrow Assets are to be returned, the Escrow Agent shall deliver the Escrow Assets to the Company.

         3.3 Interest in Escrow Account After Effective Time. Upon receipt of a written notice, substantially in the form of Exhibit 3.3 hereto, jointly issued by the Holding Company and CSB confirming that the CSB Merger has been consummated, from and after the Effective Time, the Escrow Agent shall hold the Escrow Assets for the benefit of the Holders and the Company for distribution in accordance with the provisions of Article VI hereof. After the Effective Time and prior to the Notification Date, the Committee Representative shall be entitled to vote the shares of Common Stock, and any other voting securities, in the Stock Escrow Fund.


                                ARTICLE IV
               RIGHTS, DUTIES AND IMMUNITIES OF ESCROW AGENT

     4.1 Rights and Immunities. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties hereby agree shall exclusively govern and control the rights, duties and immunities of the Escrow Agent:

           4.1.1 The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement; the Escrow Agent shall not be responsible for the performance of any duties or obligations other than the performance of such duties and obligations as are specifically set forth in this Agreement; and the Escrow Agent shall not be deemed to have any knowledge of or responsibility for the terms of any other agreement or instrument other than the Certificates;

           4.1.2 The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any other party to honor any of the provisions of this Agreement or any other agreement;

           4.1.3 The Escrow Agent shall be entitled, but not obligated, to request joint written instructions from the Company and the Committee Representative, and shall have the right to refrain from acting until it has received such written instructions. The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith

                                ANNEX 1 - 110
believes to have been signed or presented by the proper party or parties, and shall be entitled to rely upon any notice, instruction, waiver or other document requested and/or received from the Company and the Committee Representative jointly;

           4.1.4 The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its willful misconduct or gross negligence, and in no event shall the Escrow Agent be held liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action;

           4.1.5 The Escrow Agent may seek the advice of legal counsel of its own selection in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, provided, however, that such counsel may not be counsel which has represented the Company or any of its affiliates during the preceding twelve (12) months, and in the absence of willful misconduct or of gross negligence in its choice of counsel, it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in accordance with the advice of such counsel;

              4.1.6 The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it; and

            4.1.7 No provision of this Agreement shall require the Escrow Agent to risk or expend any of its own funds or otherwise to incur any financial liability in the exercise or performance of any of its powers or duties hereunder; provided that the Escrow Agent will be promptly paid or reimbursed upon request for any and all expenses, fees, costs, disbursements and/or advances which may be incurred or made by it in accordance with the provisions of Section 4.4 of this Agreement (including reasonable compensation in accordance with Exhibit 4.4 hereto, and any expenses and disbursements of Escrow Agent's counsel, and all agents not regularly in Escrow Agent's employ).

      4.2 Duties in Event of Controversy. If a controversy arises between the Company and the Committee or any Holder, or between any two or more Holders, as to whether or not or to whom the Escrow Agent shall deliver any of the Escrow Assets or as to any other matter arising out of or relating to the Escrow Assets or this Agreement, the Escrow Agent shall not be required to determine the same and shall not make any delivery of the Escrow Assets or any portion thereof but shall retain the Escrow Assets until the rights of the parties to the dispute shall have been finally determined by written agreement among the parties in the dispute or by final order of a court of competent jurisdiction after the time for appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall deliver the Escrow Assets (or the applicable portion thereof) as promptly as practicable after the Escrow Agent has received joint written notice from the Company and the Committee Representative of any such

                                ANNEX 1 - 111
agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made, and a duly executed copy of such agreement or order, as the case may be) in accordance with the instructions set forth in such agreement or order. The Escrow Agent shall be entitled to assume conclusively that no such controversy has arisen unless it receives, prior to its distribution of such Escrow Assets, a written notice that such a controversy has arisen which refers specifically to this Agreement, identifies by name and address the adverse claimants in the controversy and requests that the Escrow Agent not deliver any of the Escrow Assets. If a controversy of the type referred to in this Section 4.2 arises, the Escrow Agent may, in its sole discretion (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of the controversy.

        4.3 Indemnity. The Company agrees to indemnify, defend and hold harmless the Escrow Agent against any and all losses, expenses, claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of or in connection with the performance or non-performance by the Escrow Agent of its obligations hereunder, unless such performance or non-performance constitutes willful misconduct or gross negligence. This indemnity shall survive the resignation or termination of the Escrow Agent and the termination of this Agreement.

        4.4 Compensation. In consideration of the Escrow Agent's service hereunder, the Company shall pay compensation to the Escrow Agent and reimburse the Escrow Agent's out-of-pocket expenses, as set forth on Exhibit
4.4 hereto. All such compensation and expenses shall be borne by the Company, except as otherwise provided in Section 8.7 of this Agreement.

                                 ARTICLE V
                    CERTIFICATES OF BENEFICIAL INTEREST

         5.1. Issuance of Certificates to Initial Holders. As promptly as practicable following the Effective Date, but in no event more than thirty
(30) days after the Effective Date, the Escrow Agent will execute and deliver to the Initial Holders the Certificates. The Escrow Agent shall set forth on each Certificate the Holder's Pro Rata Cash Percentage and/or Pro Rata Stock Percentage.

         5.2   Transfer of Certificates

               5.2.1 A Cash Right Certificate may be assigned or transferred from time to time prior to the Determination Date in whole, but not in part, only upon the books of the Escrow Agent in accordance with
Section 5.2.3.

               5.2.2 A Stock Right Certificate shall not be assignable or transferable by the Holder other than a transfer in whole which occurs by will or by the laws of descent and distribution and thereafter is registered on the books of the Escrow Agent in accordance with Section 5.2.3 of this Agreement.

                                ANNEX 1 - 112

               5.2.3 In order for a Holder to assign or transfer a Certificate under circumstances permitted by this Agreement, such Holder must deliver the Certificate to the Escrow Agent for transfer, accompanied by written instructions regarding the delivery of the same and such other documents as the Escrow Agent may reasonably request to confirm the Holder's ownership of the Certificate and authority to cause such assignment or transfer. Upon receipt of such documentation, the Escrow Agent promptly shall cancel the Certificate so delivered and execute one or more new Certificates and shall deliver the same to such transferee(s) and, if applicable, the transferor, in each case as instructed in writing by the Holder requesting such assignment or transfer.

         5.3 Replacement of Certificates. Upon receipt by the Escrow Agent of evidence satisfactory to it in its sole discretion of the ownership of, and the loss, theft, destruction or mutilation of a Certificate and, in the case of loss, theft or destruction, of indemnity satisfactory to it in its sole discretion, and, in the case of mutilation, upon surrender and cancellation thereof, the Escrow Agent will execute in lieu thereof a substitute Certificate, and deliver the same to the Holder.


                                ARTICLE VI
                       DISTRIBUTION OF ESCROW ASSETS

     6.1 Notice and Distribution of SAIF Allocations. If SAIF Recapitalization Legislation is enacted prior to the Second Anniversary, the Company shall deliver to the Escrow Agent and the Committee Representative within ten (10) Business Days after such enactment the Officers' Certificate which sets forth the calculation of the SAIF Allocations. The Committee shall have ten (10) Business Days after the Determination Date within which to deliver to the Company, with a copy to the Escrow Agent, a written objection to the calculation of the SAIF Allocations set forth in the Officers' Certificate. The calculation of the SAIF Allocations set forth in the Officers' Certificate shall be deemed final if the Committee does not deliver a written objection thereto by the close of business on the tenth
(10th) Business Day after the Determination Date or if, prior to the expiration of such period, the Committee acknowledges in writing that it accepts the Company's determination of the SAIF Allocations. Within five (5) Business Days after the Escrow Agent receives notice that the SAIF Allocations calculation is final, the Escrow Agent shall (i) distribute to the Company from the Cash Escrow Fund an amount of cash equal to the SAIF Cash Component, and from the Stock Escrow Fund a number of shares of Common Stock equal to the SAIF Stock Component (and if the value of the shares of Common Stock in the Stock Escrow Fund, calculated for purposes of this Agreement using the greater of Market Value or Book Value, is less than the SAIF Stock Component, the Escrow Agent also shall distribute to the Company some or all of any additional property distributed with respect to assets in the Stock Escrow Fund such that the sum of the value of such shares of Common Stock and the Market Value of such other property is equal to the aggregate value of the SAIF Stock Component), and (ii) send written notice to each Holder with instructions for returning such Holder's Certificate(s) in exchange for the Holder's Pro Rata Percentage of the

                                ANNEX 1 - 113

Cash Escrow Fund and/or Stock Escrow Fund, if any, remaining after the distribution of the SAIF Allocations to the Company.

     6.2 Notice and Distribution of Imputed SAIF Allocations. If SAIF Recapitalization Legislation has not been enacted prior to the Second Anniversary, within five (5) Business Days after the Second Anniversary, the Company shall deliver to the Escrow Agent and the Committee Representative, the Officers' Certificate setting forth the amount of the Imputed SAIF Allocations. The Committee shall have ten (10) Business Days after the Determination Date within which to deliver to the Company, with a copy to the Escrow Agent, a written objection to the calculation of the Imputed SAIF Allocations set forth in the Officers' Certificate. The calculation of the Imputed SAIF Allocations set forth in the Officers' Certificate shall be deemed final if the Committee does not deliver a written objection thereto by the close of business on the tenth (10th) Business Day after the Determination Date or if, prior to the expiration of such period, the Committee acknowledges in writing that it accepts the Company's determination of the Imputed SAIF Allocations. Within five (5) Business Days after the Escrow Agent receives notice that the Imputed SAIF Allocations calculation is final, the Escrow Agent shall (i) distribute to the Company from the Cash Escrow Fund an amount of cash equal to the Imputed SAIF Cash Component, and from the Stock Escrow Fund a number of shares of Common Stock equal to the Imputed SAIF Stock Component (and if the value of the shares of Common Stock in the Stock Escrow Fund, calculated for purposes of this Agreement using the greater of Market Value or Book Value, is less than the Imputed SAIF Stock Component, the Escrow Agent also shall distribute to the Company some or all of any additional property distributed with respect to assets in the Stock Escrow Fund such that the sum of the value of such shares of Common Stock and the Market Value of such other property is equal to the aggregate value of the Imputed SAIF Stock Component), and (ii) send written notice to each Holder with instructions for returning such Holder's Certificate(s) in exchange for the Holder's Pro Rata Percentage of the Cash Escrow Fund and/or Stock Escrow Fund, if any, remaining after the distribution of the Imputed SAIF Allocations to the Company.

     6.3 Accelerated Disposition of Escrow Assets. If an Acceleration Event shall occur prior to the earlier of the enactment of SAIF Recapitilization Legislation or the Second Anniversary, the Company shall provide the Escrow Agent and the Committee Representative with notice thereof within five (5) Business Days after such event, and within five (5) Business Days after the receipt of such notice, the Escrow Agent shall send written notice to each Holder with instructions for returning such Holder's Certificate(s) in exchange for the Holder's Pro Rata Percentage of the Cash Escrow Fund and/or Stock Escrow Fund.

     6.4 Dispute Resolution. If the Committee objects to the Company's calculation of the SAIF Allocations or the Imputed SAIF Allocations, as the case may be, as set forth in the Officers' Certificate, the Company's Chief Executive Officer shall use his best efforts to meet with the Committee Representative as soon as practicable after receipt of such objection to negotiate in good faith to resolve the dispute. If the Company and the Committee Representative have not agreed upon the amount of the SAIF Allocations or the Imputed SAIF Allocations, as the case may be, within fifteen (15) Business Days after receipt of the Committee's objection,

                                ANNEX 1 - 114
either the Company or the Committee Representative may initiate binding arbitration in accordance with terms of Section 8.7 of this Agreement.

     6.5 Distribution to Holders. Upon return of the Holder's Certificate(s) for cancellation following the Notification Date, the Escrow Agent shall promptly deliver a check representing the Holder's Pro Rata Cash
Distribution, without interest after the Notification Date, and/or one or more stock certificates and other indicia of ownership representing the Holder's Pro Rata Stock Distribution, subject to the provisions of Section
6.6 of this Agreement. The Company agrees to cause its transfer agent to issue one or more additional stock certificates or other instruments as necessary to effect the distribution of the Escrow Stock Fund to the Stock Right Holders.

     6.6 Treatment of Fractional Shares. No fractional shares of Common Stock or of any other security shall be delivered to the Stock Right Holders. In the event that the application of the formulae contained in this Agreement would otherwise result in a fractional share of Common Stock or of another security being distributed to a Stock Right Holder, the Company may in its discretion direct the Escrow Agent either to round up the number of shares of such security to be distributed to the Stock Right Holder to the next whole number of shares without payment by the Stock Right Holder or to round down to the next whole number of shares with payment to the Stock Right Holder of the then current value of such fractional share, which value shall be the greater of Book Value or Market Value per share if the security is Common
Stock or Market Value per share if the security is not Common Stock. If the Company elects to pay cash to Holders in lieu of fractional shares in accordance with this Section 6.6, the Company shall instruct the Escrow Agent to compute the aggregate amount of such payments at the time that it computes the Holders' respective Pro Rata Stock Distribution and to provide to the Company written notice of the aggregate amount of cash to be delivered to the Stock Right Holders in lieu of fractional shares. Within two (2) Business
Days after receipt of such notice from the Escrow Agent, the Company shall deliver such sum to the Escrow Agent which in turn shall (i) distribute such cash among the applicable Stock Right Holders and (ii) deliver to the Company any portion of the Stock Escrow Fund that remains as a result of the Company's election to round down fractional shares and to pay cash to Stock Right Holders in lieu thereof. If the Company elects to round up all fractional shares to the next higher whole share in accordance with this
Section 6.6, and if as a result of such rounding the Escrow Agent determines that the number of shares of Common Stock then held in the Stock Escrow Fund is inadequate to permit the distribution of the required number of shares to each applicable Stock Right Holder, the Escrow Agent shall provide the Company with written notice of the aggregate number of additional shares of Common Stock required to be delivered to the Stock Right Holders. Within two
(2) Business Days after receipt of such notice from the Escrow Agent, the Company shall deliver the required number of additional shares to the Escrow Agent which in turn shall deliver such shares to the applicable Stock Right Holders.

     6.7 Unclaimed Escrow Assets. Any portion of the Escrow Assets that remains unclaimed by any Holder six (6) months after the Notification Date shall be returned to the Company upon demand, and any Holder who has not received his Pro Rata Distribution prior

                                ANNEX 1 - 115
to that time shall thereafter look solely to the Company for payment of such Pro Rata Distribution without interest after the Notification Date. Notwithstanding the foregoing, neither the Company nor the Escrow Agent shall be liable to any Holder for any amount paid to a public official pursuant to applicable abandoned property laws.


                                ARTICLE VII
                              TERM OF ESCROW

         7.1 Term of Escrow. The term of the escrow governed hereby shall commence on the date hereof and end upon the disbursement of all of the Escrow Assets in accordance with the terms hereof.


                               ARTICLE VIII
                               MISCELLANEOUS

      8.1 Notices. Unless otherwise indicated, all notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given on the fifth (5th) day after personal delivery (including by professional delivery service) or delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 8.1):


(a) If to the Company:   [                        ]
                         c/o Liberty National Bank
                         One Pacific Plaza
                         7777 Center Avenue
                         Huntington Beach, CA  92647
                         Attention:  Chief Executive Officer
                         facsimile:  (714) 891-8884

    with a copy to:      Nutter, McClennen & Fish, LLP
                         One International Place
                         Boston, Massachusetts  02110-2699
                         Attention:  Michael K. Krebs, Esquire
                                     Hugh A. O'Reilly, Esquire
                         facsimile: (617) 973-9748

                                ANNEX 1 - 116

(b) If to the Escrow Agent:   Liberty National Bank
                              One Pacific Plaza
                              7777 Center Avenue
                              Huntington Beach, CA 92647
                              Attention: Chief Financial Officer
                              facsimile: (714) 891-8884

(c) If to the Committee
       Representative:        [                               ]
                              [                               ]
                              [                               ]
                              facsimile: (   ) [            ]

    with a copy to:           [                               ]
                              [                               ]
                              [                               ]
                              facsimile: (   ) [            ]


        8.2 Headings. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph.

      8.3 Amendments. This Agreement may not amended, modified, supplemented, extended, terminated, discharged or changed except by an agreement in writing which makes specific reference to this Agreement and which is signed by the Company and the Escrow Agent and to which the Committee Representative consents, which consent shall not be unreasonably withheld. As soon as practicable and in any event not more than five (5) Business Days after the Escrow Agent receives notice that the Committee Representative has consented to such an amendment, modification or other instrument affecting the terms of this Agreement, the Escrow Agent shall send a copy of such instrument to each Holder.

        8.4 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns and, except as otherwise provided in this Section 8.4, shall not be enforceable by or create or evidence any right of any third party. This Agreement cannot be assigned by the Company without the express written consent of the Committee Representative, which consent shall not be unreasonably withheld. This Agreement cannot be assigned by the Escrow Agent without the consent of the Company and Committee, which consent shall not be unreasonably withheld. The Holders are intended third-party beneficiaries of this Agreement, and the Committee Representative, or any Holder acting with the consent of a majority in interest of the affected class of Certificate Holders, may initiate binding arbitration under Section 8.7 of this Agreement to resolve any dispute regarding the terms of this Agreement.

                                ANNEX 1 - 117

        8.5 Resignation and Termination of Escrow Agent. The Escrow Agent may resign at any time upon sixty (60) days' written notice thereof to the Company and the Committee Representative. With the consent of the Committee Representative, which consent shall not be unreasonably withheld, the Company may terminate the appointment of the Escrow Agent effective immediately upon written notice thereof to the Escrow Agent or upon such later date as may be stated in such notice. Upon the effective date of such resignation or termination, as applicable, all obligations of the Escrow Agent under this Agreement and under the Certificates shall terminate except the obligations to (i) hold any Escrow Assets then in the possession of the Escrow Agent until the Company and the Committee Representative provide to the Escrow
Agent joint written notice of the name and address of a successor escrow agent who has accepted such appointment and (ii) thereupon deliver all such Escrow Assets to such successor escrow agent; provided, however, that if a successor escrow agent shall fail to be appointed within sixty (60) days of a notice of resignation or the Escrow Agent's receipt of a notice of termination, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor escrow agent hereunder.

        8.6 Severability. Any provision of this Agreement which may be determined by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        8.7   Dispute Resolution.  Subject only to the terms of Section 6.4 and
Section 8.4 of this Agreement, any dispute that may arise under this Agreement between the Company and the Committee Representative or any Holder, or between two or more Holders, and that cannot be settled following negotiations between the Chief Executive of the Company and the Committee Representative shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules, as the amended and in then effect, of the American Arbitration Association (the "Rules"), subject to the following:

        (a)   The arbitration shall take place in Los Angeles, California.

        (b) There shall be three arbitrators, who shall be selected under the normal procedures prescribed in the Rules, except that one such arbitrator shall be a certified public accountant and one arbitrator (who shall chair the arbitration panel) shall be a member of the American Board of Trial Advocates or the American College of Trial Lawyers.

        (c) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

        (d) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

        (e) The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

                                ANNEX 1 - 118

        (f) No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

        (g) The Company shall bear its own expenses incurred in connection with any such arbitration and shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association. The Committee's expenses and one-half of the fees and expenses of the arbitrators and the American Arbitration Association shall be deducted from the amount of the Escrow Assets, if any, remaining after the SAIF Allocations are distributed to the Company. If the amount of the Escrow Cash Fund remaining after the distribution of the SAIF Allocations is insufficient to pay the expenses allocable to the Escrow Assets, the Escrow Agent shall sell, in consultation with the Committee Representative, some or all of the Escrow Stock Fund in order to provide proceeds sufficient to pay such expenses. Neither the Company nor the Escrow Agent shall have any liability for such expenses if the amount of the Escrow Assets remaining after the distribution of the SAIF Allocations to the Company is insufficient.

        8.8 Notwithstanding anything to the contrary in this Agreement, the Committee Representative, or any Holder acting with the consent of a majority in interest of the affected class of Certificate Holders, may seek appropriate relief in a court of competent jurisdiction for purposes of any provisional remedy, including without limitation injunctive relief. No such application shall be deemed a waiver of the Committee Representative's or such Holder's rights to seek binding arbitration as provided elsewhere herein. The parties hereto submit to the jurisdiction of the California state courts sitting in the counties of Los Angeles and Orange for the purpose of the Committee Representative's or a Holder's seeking such a provisional remedy.

        8.9 Intent of Escrow. The Company represents to the Escrow Agent, as holder of record of the Escrow Assets for the benefit of the Holders and the Company, that the Company intends the escrow created under this Agreement to have the effect of adjusting (if and to the extent resulting from the terms of this Agreement) the purchase price paid for CSB under the Reorganization Agreement.

        8.10 Applicable Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

        8.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same instrument.

        8.12 Entire Agreement. This Agreement (including the forms of the Cash Right Certificate and the Stock Right Certificate and the Compensation
Schedule attached respectively as Exhibits 1.1-C, 1.1-S and 3.3 hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations among the parties.

                         *     *     *

                                ANNEX 1 - 119

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.


                            [HOLDCO]


                            By__________________________________
                              Robert P. Keller, President




                            LIBERTY NATIONAL BANK,
                            as Escrow Agent


                            By__________________________________
                              Its President

                                ANNEX 1 - 120

                          EXHIBIT 2.11-B

               Calculation of Stock Escrow Deposit

  (Variables whose derivations are not fully set forth in this Exhibit are used as derived in Exhibit 1.1-A, the derivation of the Exchange Ratio)


Previously defined variables:

D       =  Holdco Pro-Forma Book Value as of December 31, 1995

X       =  equals the aggregate amount of Holdco Common Stock that CSB
           Shareholders can receive in the Reorganization, inclusive of the shares in the Stock Escrow Deposit, expressed as a percentage of the pro forma shares of Holdco Common Stock outstanding upon consummation of the Reorganization

Y       =  equals the pro forma number of shares of SDN Common Stock outstanding as of December 31, 1995, giving effect to the Liberty acquisition and the Capital Contribution (assuming a one-for-one exchange of SDN Common Stock for Holdco Common Stock in the SDN Merger)



Calculation of Numberof Shares          Explanation
in Stock Escrow Deposit:                -----------
- ------------------------------

        H  =   $230,000         H equals the amount of shares constituting
               --------         the Stock Escrow Deposit, expressed as a
                   D            percentage of the pro forma Holdco
                                Common Stock outstanding upon
                                consummation of the Reorganization

        S  =  100% - X          S equals the percentage of the pro forma
                                Holdco Common Stock outstanding upon
                                consummation of the Reorganization that
                                is represented by shares issued in
                                exchange for SDN Common Stock

        P  =      Y             P equals the number of shares of
                -----           Holdco Common Stock outstanding on a
                  S             pro forma basis upon the consummation of the
                                Reorganization

        N  =     H x P          N equals the number of shares of Holdco
                                Common Stock constituting the Stock
                                Escrow Deposit


                                ANNEX 1 - 121

                                 ANNEX 2

                 REPRINT OF CHAPTER 13 OF THE CALIFORNIA
           CORPORATIONS CODE - RIGHTS OF DISSENTING SHAREHOLDERS

                            CHAPTER 13
                        DISSENTERS' RIGHTS


Right to require purchase --  "Dissenting shares"
  and "dissenting shareholder" defined.  Section 1300.
Demand for purchase. Section 1301.
Endorsement of shares.  Section 1302.
Agreed price -- Time for payment. Section 1303.
Dissenter's action to enforce payment. Section 1304.
Appraisers' report -- Payment--Costs. Section 1305.
Dissenting shareholder's status as creditor. Section 1306.
Dividends paid as credit against payment. Section 1307.
Continuing rights and privileges of dissenting shareholders. Section 1308. Termination of dissenting shareholder status. Section 1309.
Suspension of proceedings for payment pending litigation. Section 1310. Exempt shares. Section 1311.
Attacking validity of reorganization or merger. Section 1312.


Section 1300. Right to Require Purchase -- "Dissenting Shares" and "Dissenting Shareholder" Defined.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The, fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve system, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger provided, however, that subparagraph
(A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.


                                   ANNEX 2 - 1

Section 1301.  Demand for Purchase.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a fight under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statements of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302.  Endorsement of Shares.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303.  Agreed Price--Time for Payment.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates "therefor, unless provided otherwise by agreement.


                                   ANNEX 2 - 2

Section 1304.  Dissenter's Action to Enforce Payment.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305.  Appraisers' Report -- Payment -- Costs.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

Section 1306.  Dissenting Shareholder's Status as Creditor.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307.  Dividends Paid as Credit Against Payment.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.


                                   ANNEX 2 - 3

Section 1308.  Continuing Rights and Privileges of Dissenting Shareholders.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309.  Termination of Dissenting Shareholder Status.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
(i) of Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310.  Suspension of Proceedings for Payment Pending Litigation.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311.  Exempt Shares.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312.  Attacking Validity of Reorganization or Merger.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof: but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.


                                   ANNEX 2 - 4

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.



                                   ANNEX 2 - 5

                                 PART II

    INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     SC Acquisition Corp. is a Delaware corporation.  Reference is made to
Section 145 of the Delaware General Corporation Law, as amended which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if be acted in good faith and in manner be reasonably believed to be in or not opposed to be the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite and adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper. SC Acquisition Corp.'s Certificate of Incorporation further provides that SC Acquisition Corp. shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

     SC Acquisition Corp.'s Certificate of Incorporation provides that SC Acquisition Corp.'s Directors shall not be liable to SC Acquisition Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     SC Acquisition Corp. maintains an indemnification insurance policy covering all directors and officers of SC Acquisition Corp.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits:

Exhibit
Number      Description
- -------     -----------

    *2.       Agreement and Plan of Reorganization (included as Annex 1 to the Information Statement/Prospectus).
    *3.1      Proposed Certificate of Incorporation, as amended.
    *3.2      By-laws.
    +4.       Specimen Stock Certificate.
    +5.       Opinion of Nutter, McClennen & Fish, LLP.
    +8.       Tax Opinion of Nutter, McClennen & Fish, LLP.
    *10.1     Subscription Agreement dated as of March 22, 1996 between SDN
              Bancorp, Inc. and Dartmouth Capital Group, L.P. for shares of
              SDN Bancorp, Inc. common stock.
    *10.2     Subscription Agreement dated as of March 22, 1996 between SDN
              Bancorp, Inc. and Dartmouth Capital Group, L.P. for shares of
              SC Acquisition Corp.. common stock.
    *10.3     Lease Agreement for 7777 Center Avenue, Huntington Beach,
              California between Alvamij Huntington Beach, Inc. as Landlord, and Liberty National Bank, as Tenant, dated August 20, 1981 and amended February 14, 1986.
    *10.4     Lease Agreement for 17011 Beach Boulevard, Huntington Beach,
              California between Liu Corp., as Landlord, and Liberty National
              Bank, as Tenant, dated December 15, 1995.
    *10.5     Employment Agreement between Liberty National Bank and Philip
              S. Inglee dated July 20, 1995.
    *10.6     Employment Agreement between Liberty National Bank and Richard
              I. Ganulin dated March 1, 1995.
    *10.7     Employment Agreement between Liberty National Bank and Curt A.
              Christianssen dated October 22, 1993 and amended August 17, 1995.
    *10.8     Employment Agreement between Liberty National Bank and
              Catherine C. Clampitt dated April 1, 1995.
    *10.9     Employment Agreement between SDN Bancorp, Inc. and Robert P.
              Keller dated as of October 1, 1995.
    *10.10    Agreement to Provide Construction Inspection Services between
              Liberty National Bank and J. Donald Hartfelder.
    +10.11    1996 Stock Option Plan.
    *11.      Statement regarding computation of per share earnings
    *21.      List of Subsidiaries.
    *23.1     Consent of Price Waterhouse LLP as to SDN Bancorp, Inc.
    *23.2     Consent of Deloitte & Touche LLP as to SDN Bancorp, Inc.

    *23.3     Consent of Arthur Andersen as to Liberty National Bank.
    *23.4     Consent of Deloitte & Touche LLP as to Commerce Security Bank.
    *23.5     Consent of Carpenter & Company.
    +23.6     Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5 and Exhibit 8, respectively).
    +23.7     Consent of Director nominee Peter H. Paulsen.
    *24.      Power of Attorney (contained on Page II-5 of the Registration
              Statement).

- -----------
* Filed herewith.
+ To be filed by amendment.

    (b)  Financial Statement Schedules:

    Schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

    (c)  Not applicable.

Item 22. Undertakings.

    (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (b) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Huntington Beach, State of California, on the       day of         1996.

                                SC ACQUISITION CORP.

                                By: /s/ Robert P. Keller
                                   ---------------------------------
                                   Robert P. Keller
                                   President and
                                   Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Curt A. Christianssen and Michael K. Krebs, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-4 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                   Title                       Date
         ---------                   -----                       ----


 /s/ Robert P. Keller
- --------------------------  Director, President, Chief
 Robert P. Keller               Executive Officer             July 1, 1996


 /s/ Curt A. Christianssen    Senior Vice President,
- --------------------------  Treasurer, Chief Financial        July 1 , 1996
 Curt A. Christianssen               Officer

         Signature                   Title                       Date
         ---------                   -----                       ----



- --------------------------           Director                       , 1996
      Edward A. Fox


- --------------------------           Director                       , 1996
      Charles E. Hugel


- --------------------------           Director                       , 1996
      K. Thomas Kemp


- --------------------------           Director                       , 1996
   Jefferson W. Kirby

                         EXHIBIT INDEX


Exhibit
Number       Description
- -------      -----------

    *2.       Agreement and Plan of Merger (included as Annex 1 to the
              Information Statement/Prospectus).
    *3.1      Proposed Certificate of Incorporation, as amended.
    *3.2      By-laws.
    +4.       Specimen Stock Certificate.
    +5.       Opinion of Nutter, McClennen & Fish, LLP.
    +8.       Tax Opinion of Nutter, McClennen & Fish, LLP.
    *10.1     Subscription Agreement dated as of March 22, 1996 between SDN
              Bancorp, Inc. and Dartmouth Capital Group, L.P. for shares of
              SDN Bancorp, Inc. common stock.
    *10.2     Subscription Agreement dated as of March 22, 1996 between SDN
              Bancorp, Inc. and Dartmouth Capital Group, L.P. for shares of
              SC Acquisition Corp.. common stock.
    *10.3     Lease Agreement for 7777 Center Avenue, Huntington Beach,
              California between Alvamij Huntington Beach, Inc. as Landlord, and Liberty National Bank, as Tenant, dated August 20, 1981 and amended February 14, 1986.
    *10.4     Lease Agreement for 17011 Beach Boulevard, Huntington Beach,
              California between Liu Corp., as Landlord, and Liberty National
              Bank, as Tenant, dated December 15, 1995.
    *10.5     Employment Agreement between Liberty National Bank and Philip
              S. Inglee dated July 20, 1995.
    *10.6     Employment Agreement between Liberty National Bank and Richard
              I. Ganulin dated March 1, 1995.
    *10.7     Employment Agreement between Liberty National Bank and Curt A.
              Christianssen dated October 22, 1993 and amended August 17,
              1995.
    *10.8     Employment Agreement between Liberty National Bank and
              Catherine C. Clampitt dated April 1, 1995.
    +10.9     Employment Agreement between SDN Bancorp, Inc. and Robert P.
              Keller dated as of October 1, 1995.
    *10.10    Agreement to Provide Construction Inspection Services between
              Liberty National Bank and J. Donald Hartfelder.
    +10.11    1996 Stock Option Plan.
    +11.      Statement regarding computation of per share earnings
    *21.      List of Subsidiaries.
    *23.1     Consent of Price Waterhouse LLP as to SDN Bancorp, Inc.
    *23.2     Consent of Deloitte & Touche LLP as to SDN Bancorp, Inc.
    *23.3     Consent of Arthur Andersen as to Liberty National Bank.
    *23.4     Consent of Deloitte & Touche LLP as to Commerce Security Bank.
    +23.5     Consent of Carpenter & Company.

    +23.6 Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5 and Exhibit 8, respectively).
     23.7     Consent of Director nominee Peter H. Paulsen.
    *24.      Power of Attorney (contained on Page II-5 of the Registration
              Statement).



- -------------
* Filed herewith.
+ To be filed by amendment.